Filed Pursuant to Rule 424(b)(3)

Registration No. 333-294316

Prospectus Supplement No. 4
(to Prospectus dated March 23, 2026)

PRESIDIO PRODUCTION COMPANY

11,887,469 SHARES OF CLASS A COMMON STOCK ISSUABLE

UPON THE EXERCISE OF WARRANTS

133,332 WARRANTS

29,757,255 SHARES OF CLASS A COMMON STOCK

This Prospectus Supplement No. 4 updates and supplements the prospectus dated March 23, 2026 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-294316). This prospectus supplement is being filed to update and supplement the information in the Prospectus, in the prospectus supplement dated May 14, 2026 (“Prospectus Supplement No. 1”), in the prospectus supplement dated May 15, 2026 (“Prospectus Supplement No. 2”) and in the prospectus supplement dated June 10, 2026 (“Prospectus Supplement No. 3”, and, together with Prospectus Supplement No. 1 and Prospectus Supplement No. 2, the “Prior Supplements,” and collectively with Prospectus Supplement No. 4, the “Prospectus Supplements”) with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2026 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement.

The Prospectus and the Prospectus Supplements relate to the issuance by Presidio Production Company (“Presidio” or the “Company”) of up to 11,887,469 shares of Class A Common Stock, par value $0.0001 (the “Presidio Class A Common Stock”) that may be issued upon the exercise of the Presidio Warrants (as defined below) and the offer and sale from time to time by the selling securityholders named in the Prospectus and the Prospectus Supplements (the “Selling Securityholders”), or their permitted transferees, of up to 29,757,255 shares of Presidio Class A Common Stock and up to 133,332 Presidio Warrants.

The 11,887,469 shares of Presidio Class A Common Stock that may be issued upon the exercise of the Presidio Warrants that the Prospectus and the Prospectus Supplements relate to include: (i) up to 11,666,637 shares of Presidio Class A Common Stock that may be issued upon the exercise of 11,666,637 warrants to purchase Presidio Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants”) and (ii) up to 220,832 shares of Presidio Class A Common Stock that may be issued upon the exercise of 220,832 warrants to purchase Presidio Class A Common Stock at an exercise price of $11.50 per share (the “Private Placement Warrants” and together with the Public Warrants, the “Presidio Warrants”).

The shares of Presidio Class A Common Stock and Presidio Warrants offered for resale under the Prospectus and the Prospectus Supplements were issued to the Selling Securityholders (as applicable to each) in accordance with the terms of, and transactions contemplated by, the Business Combination Agreement, dated as of August 5, 2025 (the “Business Combination Agreement”), by and among Presidio MidCo Inc., a Delaware corporation (formerly EQV Ventures Acquisition Corp., a Cayman Islands exempted company) (“EQV”), Presidio (f/k/a Presidio PubCo Inc.), Prometheus PubCo Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Presidio (“EQV Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of EQV (“Prometheus Holdings”), Prometheus Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Prometheus Holdings (“Presidio Merger Sub”) and Presidio Investment Holdings LLC, a Delaware limited liability company (“PIH”). The Presidio Class A Common Stock registered hereunder represents the securities issued to the Selling Securityholders pursuant to the terms of the Business Combination Agreement, as applicable to each Selling Securityholder, concurrently with the closing of the transactions contemplated by the Business Combination Agreement (the “Business Combination”).

The Business Combination is described in greater detail in the Prospectus. See “Prospectus Summary — The Business Combination.”

The 29,757,255 maximum number of shares of Presidio Class A Common Stock offered for resale under the Prospectus and the Prospectus Supplements consists of: (a) 7,686,960 shares of Presidio Class A Common Stock that were issued to EQV Ventures Sponsor LLC, a Delaware limited liability company, and its affiliates (the “Sponsor”) upon the conversion of 282,314 EQV Class A Shares and 7,404,646 EQV Class B Shares, (b) 160,000 shares of Presidio Class A Common Stock that were issued to the former independent directors of EQV, upon the conversion of 160,000 EQV Class A Shares, (c) 120,000 shares of Presidio Class A Common Stock that were issued to the former independent directors of EQV, upon the conversion of 120,000 EQV Class A Shares, (d) 9,315,217 shares of Presidio Class A Common Stock that were issued in connection with the PIPE Financing (as defined in the Prospectus), (e) 2,717,300 shares of Presidio Class A Common Stock that may be issued upon the conversion of the 27,173 shares of Series B Preferred Stock, (f) 937,500 shares of Presidio Class A Common Stock that may be issued upon the exercise of warrants to purchase Presidio Class A Common Stock at an exercise price of $0.01 per share and (g) 8,806,946 shares of Presidio Class A Common Stock issued, or that may be issued upon the conversion of Prometheus Holdings Common Units (as defined in the Prospectus), to certain of the other Selling Securityholders named herein in connection with the Business Combination as merger consideration.

There are approximately 29,616,901 outstanding shares of Presidio Class A Common Stock as of the date of this Prospectus Supplement No. 4. Given the substantial number of shares of Presidio Class A Common Stock being registered for potential resale by Selling Securityholders pursuant to the Prospectus and the Prospectus Supplements, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders intend to sell shares, could increase the volatility of the market price of Presidio Class A Common Stock or result in a significant decline in the public trading price of the Presidio Class A Common Stock. Even if the current trading price of the Presidio Class A Common Stock is close to the price at which the units were initially issued in EQV’s initial public offering, certain Selling Securityholders may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

Pursuant to the Prospectus and the Prospectus Supplements, the Selling Securityholders are permitted to offer the securities from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of the Prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The Selling Securityholders may sell shares through agents they select or through underwriters and dealers they select. The Selling Securityholders also may sell their securities directly to investors. If the Selling Securityholders use agents, underwriters or dealers to sell their securities, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to the Prospectus and the Prospectus Supplements if required.

Certain of the securities registered hereby remain subject to contractual transfer restrictions described under “Certain Relationships and Related Person Transactions” in the Prospectus and may not be sold until such restrictions lapse.

We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Securityholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.

The Selling Securityholders identified in the Prospectus and the Prospectus Supplements may offer, sell or distribute all or a portion of the Presidio Class A Common Stock included under the Prospectus and the Prospectus Supplements (as applicable to each Selling Securityholder) in the section entitled “Selling Securityholders.” We will not receive any proceeds from the sale of securities by the Selling Securityholders. However, we may receive proceeds from the exercise of the Presidio Warrants and the Series A Preferred Investor Warrants to the extent any such warrants are exercised for cash. The exercise price of the Presidio Warrants is $11.50 per share, and the exercise price of the Series A Preferred Investor Warrants is $0.01 per share. We believe the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of the Presidio Class A Common Stock. If the trading price for the Presidio Class A Common Stock ever falls below $11.50 per share, we believe holders of Presidio Warrants would be unlikely to exercise their warrants.

We may amend or supplement the Prospectus and the Prospectus Supplements from time to time by filing amendments or supplements as required.

The Presidio Class A Common Stock and the Public Warrants are listed on the New York Stock Exchange under the symbols “FTW” and “FTW WS,” respectively. On July 7, 2026, the closing price of the Presidio Class A Common Stock was $12.03 per share, and the closing price of the Public Warrants on July 7, 2026, was $1.35 per warrant.

This Prospectus Supplement No. 4 updates and supplements the information in the Prospectus and the Prior Supplements and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus and the Prior Supplements, including any subsequent amendments or supplements thereto. This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus and Prior Supplements, and if there is any inconsistency between the information in the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3 and this Prospectus Supplement No. 4, you should rely on the information in this Prospectus Supplement No. 4. The information in this Prospectus Supplement No. 4 modifies and supersedes, in part, the information in the Prospectus and the Prior Supplements. Any information in the Prospectus and the Prior Supplements that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 4. You should not assume that the information provided in the Prospectus Supplements or the Prospectus is accurate as of any date other than their respective dates. Neither the delivery of this Prospectus Supplement No. 4, the Prior Supplements or the Prospectus nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this Prospectus Supplement No. 4, or that the information contained in the Prospectus Supplements or the Prospectus is correct as of any time after the date of that information.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under applicable federal securities laws, and as such, are subject to certain reduced public company reporting requirements.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS BEFORE YOU MAKE YOUR DECISION TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 4 is July 8, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

PRESIDIO PRODUCTION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-43179	39-3528250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. 7th Street Suite 1500 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 382-3664

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered, pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FTW	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FTW WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreements

On July 1, 2026 (the “Closing Date”), Presidio Production Company (the “Company”) completed the transactions contemplated by those certain purchase and sale agreements (the “Purchase and Sale Agreements”), dated as of May 7, 2026, by and between the Company and each of Canyon Creek Energy – Arkoma, LLC (“Canyon Creek”), Alchemist Energy LeaseCo, LP (“Alchemist”), Pivotal Arkoma Basin II, LLC (“Pivotal”), East Dennis Oil Company, LLC (“East Dennis”), Harvard Petroleum Company, LLC (“Harvard”), FBF Energy, LLC (“FBF” and, collectively, the “Seller Parties”), whereby the Company acquired the properties and assets from the Seller Parties set forth in the Purchase and Sale Agreements. The Purchase and Sale Agreements with Canyon Creek, Alchemist and Pivotal (respectively, the “Canyon Creek PSA”, the “Alchemist PSA” and the “Pivotal PSA”) represented approximately 98% of the aggregate consideration value of the Purchase and Sale Agreements.

Pursuant to each Purchase and Sale Agreement, the Company purchased oil and gas leases, oil, gas, and mineral leases and subleases, carried interests, operating rights, record title interests, overriding royalty interests and other interests to the crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition in, on, under, and that may be produced from or are otherwise attributable to certain properties in Oklahoma (the “Properties”).

On the Closing Date, the Company (i) paid to the Seller Parties aggregate cash consideration of approximately $52.5 million and (ii) issued to the Seller Parties an aggregate of 1,930,156 shares (the “Stock Consideration”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”).

The foregoing descriptions of the Canyon Creek PSA, the Alchemist PSA and the Pivotal PSA are qualified in their entirety by reference to the full text of each of such Purchase and Sale Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) by and between the Company and the Seller Parties, excluding Pivotal, which received solely cash consideration in the transactions, pursuant to which, among other things, the Company granted such Seller Parties customary rights to require the Company to file and maintain the effectiveness of a shelf registration statement with respect to the resale of the Stock Consideration received by such Seller Parties, along with customary piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Loan Agreement and Limited Guarantee

On the Closing Date, (a) Presidio Acquisitions LLC, as borrower (the “Borrower”), and Presidio Intermediate Holding Company II LLC, as a guarantor (“PIHC II”), each a wholly owned indirect subsidiary of the Company, entered into a Loan and Security Agreement (the “Loan Agreement”) with Goldman Sachs Bank USA (“GS”), as administrative agent and collateral agent, Goldman Sachs Bank USA and Citizens Bank, N.A., as joint lead arrangers, the lenders party thereto from time to time and the other loan parties party thereto and (b) in connection with the Loan Agreement, the Company entered into a Non-Recourse Carve-Out Guarantee (the “Limited Guarantee”) in favor of GS, as collateral agent for the benefit of the secured parties.

1

The Loan Agreement provides for a senior secured warehouse credit facility with aggregate commitments of up to $1.0 billion, consisting of (i) an initial $55.0 million Closing Date loan commitment and (ii) $945.0 million of delayed draw loan commitments, which may be funded during a two-year delayed draw loan availability period to finance the acquisition of additional qualifying oil and gas assets. The drawing of delayed draw loans is subject to lender approval and satisfaction of specified conditions, including (i) the consent of each of the lenders if the aggregate principal amount of loans outstanding under the Loan Agreement would exceed $500.0 million and (ii) the consent of GS if the aggregate principal amount of loans owed to GS and its affiliates would exceed $300.0 million. Loans made on the Closing Date that are repaid may be reborrowed only as delayed draw loans, subject to the terms of the Loan Agreement. On the Closing Date of the Loan Agreement, the Borrower drew the full $55.0 million Closing Date loan commitment in loans.

The loans made on the Closing Date mature on the third anniversary of the Closing Date, and each delayed draw loan matures on the third anniversary of its funding date; provided that all delayed draw loans mature no later than the fifth anniversary of the Closing Date.

Borrowings under the Loan Agreement may bear interest, at the Borrower’s election, at either (i) a base rate or (ii) Term SOFR plus an applicable margin. The applicable margin initially is 3.00% for Term SOFR loans and 2.00% for base rate loans and increases to (i) 4.00% for Term SOFR loans and 3.00% for base rate loans during months 13 through 24 following the funding date of such loan to the extent such loan is still outstanding and (ii) 5.00% for Term SOFR loans and 4.00% for base rate loans for any period thereafter to the extent such loan is outstanding. The Borrower may voluntarily prepay borrowings without premium or penalty, subject to customary breakage costs for certain SOFR loans. The Loan Agreement documents also provide for certain upfront, administrative and duration fees payable by the Borrower.

The obligations under the Loan Agreement are (i) guaranteed by PIHC II and certain present and future subsidiaries of the Borrower and (ii) secured by first-priority security interests in substantially all assets of the Borrower, PIHC II and certain present and future subsidiaries of the Borrower that become loan parties under the Loan Agreement from time to time (including substantially all oil and gas properties and related assets of such parties) subject to customary excluded property and permitted lien exceptions.

Pursuant to the Limited Guarantee, the Company guarantees certain specified losses arising from customary non-recourse carve-out events, including, among other things, fraud, theft, willful misconduct, misapplication of collateral proceeds and certain unauthorized distributions. In addition, the Limited Guarantee provides for springing full recourse liability upon the occurrence of certain customary events, including specified voluntary bankruptcy or insolvency actions, substantive consolidation of the Borrower with another entity in certain circumstances, certain bad-faith challenges to the loan documents or collateral, certain prohibited changes of control and other customary recourse carve-out events, in each case as more fully described in the Limited Guarantee.

The Loan Agreement contains customary affirmative and negative covenants for facilities of this type, including restrictions on the ability of the loan parties to incur additional indebtedness, create liens, make investments, dispose of assets, engage in mergers or other fundamental transactions, make restricted payments, enter into transactions with affiliates, amend material contracts and organizational documents, and enter into certain hedging arrangements, in each case subject to customary exceptions and baskets. The Loan Agreement also requires the Borrower to maintain specified commodity and interest rate hedging arrangements and a debt service reserve account. In addition, the Loan Agreement contains customary reporting obligations and reserve reporting requirements with respect to the Borrower’s oil and gas assets.

The Loan Agreement includes financial maintenance covenants with respect to the Closing Date loans, including (i) a minimum debt service coverage ratio of not less than 1.10 to 1.00 and (ii) a maximum LTV Ratio (as defined in the Loan Agreement) of not greater than 70% (which decreases to 65% after the fifth full fiscal quarter following the Closing Date). In the case of any funding of delayed draw loans, the Borrower and the applicable Lenders will establish separate thresholds for such financial covenants at the time such Delayed Draw Loans are funded.

The Loan Agreement contains customary events of default, including payment defaults, breaches of covenants, inaccuracies of representations and warranties, cross-defaults to specified indebtedness, bankruptcy and insolvency events, invalidity of loan documents or collateral security, certain ERISA events, certain events relating to the management and operating agreements, change of control and specified judgments (each subject to thresholds and/or grace periods described in the Loan Agreement). Upon the occurrence and continuation of an event of default, the administrative agent may, and at the direction of the requisite lenders shall, terminate the lenders’ commitments and declare all outstanding obligations immediately due and payable, and exercise remedies against the collateral.

2

The foregoing descriptions of the Loan Agreement and the Limited Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Limited Guarantee, copies of which are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information regarding the Purchase and Sale Agreements set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Loan Agreement and Limited Guarantee set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the Stock Consideration set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the shares of Common Stock was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure

On July 2, 2026, the Company issued a press release announcing the completion of the transactions contemplated by the Purchase and Sale Agreements and the Loan Agreement and the Limited Guarantee. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” “outlook,” “predicts,” “potential,” “continue,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Although the Company believes the expectations reflected in the forward-looking statements are reasonable when made, the Company cannot guarantee future results, levels of activity, performance, or achievements. See the Company’s final prospectus and definitive proxy statement filed with the SEC, dated January 30, 2026 in the section entitled “Risk Factors” and the Company’s other filings with the SEC for a discussion of risks and uncertainties. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

As permitted by Item 9.01(a)(3) of Form 8-K, any financial statements required by this Item will be filed by amendment to this Report within 71 calendar days following the date on which this Report is required to be filed.

(b) Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, any pro forma financial information required by this Item will be filed by amendment to this Report within 71 calendar days following the date on which this Report is required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1*	Purchase and Sale Agreement, dated May 7, 2026, between Alchemist Energy LeaseCo, LP and Presidio Production Company.
10.2*	Purchase and Sale Agreement, dated May 7, 2026, between Canyon Creek Energy – Arkoma, LLC and Presidio Production Company.
10.3*	Purchase and Sale Agreement, dated May 7, 2026, between Pivotal Arkoma Basin II, LLC and Presidio Production Company.
10.4*	Registration Rights Agreement, dated July 1, 2026.
10.5*	Loan and Security Agreement, dated July 1, 2026, between Presidio Acquisitions LLC, Presidio Intermediate Holding Company II LLC, Goldman Sachs Bank USA, Citizens Bank, N.A., and the other loan parties and lenders party thereto.
10.6*	Non-Recourse Carve-Out Guarantee, dated July 1, 2026, between Goldman Sachs Bank USA and Presidio Production Company.
99.1	Press Release, dated July 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2026

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President and General Counsel

5

Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

Alchemist Energy LeaseCo, LP

as Seller

and

Presidio Production Company

as Purchaser

Dated May 7, 2026

i

(continued)

ii

(continued)

iii

(continued)

EXHIBITS:

Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit A-3	Fee Minerals
Exhibit A-4	Rights of Way
Exhibit B-1	Form of Assignment and Bill of Sale
Exhibit C	Form of Registration Rights Agreement

SCHEDULES:

Schedule K	Knowledge Persons
Schedule 1.3	Certain Excluded Assets
Schedule 2.2	Allocated Values
Schedule 3.2(a)	Unrecorded Written Title Instruments
Schedule 3.3	Certain Additional Permitted Encumbrances
Schedule 3.5	Certain Environmental Matters
Schedule 3.14	Drag-Along Rights
Schedule 4.2	Litigation
Schedule 4.3	Taxes and Assessments
Schedule 4.4	Compliance with Law
Schedule 4.5	Material Contracts
Schedule 4.7	Imbalances
Schedule 4.8(a)	Preferential Rights to Purchase
Schedule 4.8(b)	Consents to Assign
Schedule 4.11	Wells and Equipment
Schedule 4.12	Non-Consent Operations
Schedule 4.13	Outstanding Capital Commitments
Schedule 4.14	Hedges
Schedule 4.15	Environmental
Schedule 4.17(a)	Lease Demands
Schedule 4.17(c)	Lease Defaults
Schedule 4.17(a)	Drilling Commitments
Schedule 4.18	Credit Support
Schedule 4.22	Dedications; Minimum Volume Commitments
Schedule 6.3 – Part A	Seller Operation of Business
Schedule 6.3 – Part B	Purchaser Contact Persons
Schedule 6.9 – Part A	Purchaser Operation of Business
Schedule 6.9 – Part B	Seller Contact Persons

iv

TABLE OF DEFINED TERMS

Accounting Arbitrator	66
Action	1, 84
Additional Hedge Novations	60
Additional Hedges	59
Adjustment Period	17
Affiliate	1
Agreement	1
Allocated Value	16
Asset Taxes	1
Assets	2
Assignment and Bill of Sale	20
Assumed Obligations	73
barrel	4
Base Cash Consideration	15
Base Purchase Price	15
Base Stock Consideration	15
Business Day	4
Canyon Creek PSA	4
Cash Closing Payment	65
Cash Consideration	15
Casualty Loss	78
Claim	77
Claim Notice	77
Closing	63
Closing Adjustment Shares	65
Closing Date	63
Closing Payment	65
Code	4
Consent	42
Contracting Parties	87
Contracts	2
Credit Support	44
Cure Date	29
Cure Target Defect	29
Cure Target Environmental Defect	29
Cure Target Title Defect	29
Cut-Off Date	5
Damages	81
Debt Commitment Letters	5
Debt Financing	5
Debt Financing Documents	5, 84
Debt Financing Sources	5
Defect Claim Date	27
Defect Escrow Account	31
Defect Escrow Agreement	31
Defect Escrow Amount	31
Defensible Title	20
Deposit	5
Designated Area	5

v

TABLE OF DEFINED TERMS

Disputed Environmental Matters	35
Disputed Items	67
Disputed Matter	30
Disputed Title Matters	35
Effective Date	5
Environmental Arbitrator	35
Environmental Consultant	25
Environmental Cure Date	29
Environmental Defect	26
Environmental Defect Amount	30
Environmental Defect Asset	28
Environmental Defect Claim Notice	28
Environmental Information	26
Environmental Laws	5
Environmental Matters	6
Environmental Permits	43
Environmental Review	25
Equipment	3
Escrow Agent	31
Exchange Act	6
Excluded Assets	14
Excluded Records	4
Execution Date	1
Fee Minerals	2
Final Adjustment Date	37
Final Settlement Statement	66
Financial Statements	50
First Holdback Release Date	67
Fraud	6
G&G Data	6
GAAP	6
Governmental Authority	6
Hazardous Substance	6
Hedge	6
Hedge Gains	6
Hedge Losses	6
Holdback Legend	6
Holdback Period	67
Holdback Shares Balance	7
Hydrocarbons	7
Income Taxes	7
Indemnified Person	77
Indemnifying Person	77
Individual Defect Threshold	33
Individual Indemnity Threshold	80
Invasive Activity	25
Knowledge	7
Laws	7
Leases	2
Material Consent	7

vi

TABLE OF DEFINED TERMS

Material Contract	7
Net Revenue Interest	9
Non-Disclosure Agreement	9
Nonparty Affiliates	87
NORM	26
Novation Agreements	9
NYSE	9
Outside Date	71
Overpayment	67
Parties	1
Party	1
Per Share Value	9
Permits	44
Permitted Encumbrances	21
Permitted Issuance	15
Person	9
Phase I	25
Pre-Effective Date Tax Proceeding	70
Preliminary Settlement Statement	65
Properties	2
Property Costs	9
Purchase Price	15
Purchaser	1
Purchaser Common Stock	10
Purchaser Disclosure Schedules	53
Purchaser Fundamental Representations	10
Purchaser Group	75
Purchaser Holdback Shares	68
Purchaser Material Adverse Effect	10
Records	4
Reference Price	11
Registration Rights Agreement	11
Release	11
Representatives	11
Retained Obligations	74
Rights of Way	2
Royalties	11
SEC	11
Second Holdback Release Date	68
Securities Act	11
Seller	1
Seller Comment Deadline	66
Seller Disclosure Schedules	48
Seller Fundamental Representations	11
Seller Group	75
Seller Material Adverse Effect	12
Seller Taxes	12

vii

TABLE OF DEFINED TERMS

Share Underpayment	66
Stock Closing Payment	65
Stock Consideration	15
Straddle Period	12
Subject Courts	12, 54
Surrendered Adjustment Shares	67
Tag Parties	39
Tag-Along PSAs	39
Tag-Along Rights	39
Target Closing Date	63
Tax	12
Tax Proceeding	12
Tax Return	12
Taxes	12
Termination and Release of Joint Operating Agreement	12
Third Party	13
Title Arbitrator	35
Title Benefit	21
Title Benefit Amount	30
Title Benefit Threshold	34
Title Cure Date	29
Title Defect	21
Title Defect Amount	30
Title Defect Claim Notice	27
Title Defect Property	27
Title Matters	13
Trading Day	13
Transaction Agreements	13
Transactions	13
Transfer Agent	13
Transfer Agent Documentation	13
Transfer Taxes	13
Treasury Regulations	13
Unapproved Exception	13
Underpayment	66
Units	2
Untransferred Hedge Contract	60
Vortus	1
Wells	2
Working Interest	13

viii

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), is dated as of May 7, 2026 (the “Execution Date”), by and between Alchemist Energy LeaseCo, LP, a Delaware limited partnership (“Seller”), and Presidio Production Company, a Delaware corporation (“Purchaser”). Seller, on the one hand, and Purchaser, on the other hand, are referred to herein individually, as a “Party” and collectively, as the “Parties”.

RECITALS:

Seller desires to sell, and Purchaser desires to purchase, those certain oil and gas properties, rights, and related assets that are defined and described as “Assets” herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1
PURCHASE AND SALE

1.1 Purchase and Sale. On the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase, accept, and pay for, the Assets.

1.2  Certain Definitions. As used herein:

(a)  “Action” has the meaning set forth in Section 12.7(b).

(b)  “Affiliate” means, with respect to any Person, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. For the avoidance of doubt, other than for purposes of Section 11.3, or as may be otherwise expressly set forth in this Agreement, the term “Affiliate” expressly excludes each of (a) Vortus Investment Advisors, LLC (“Vortus”) (acting solely in its capacity as agent for and on behalf of one or more of the funds to which it provides investment management services), (b) each of the investment funds sponsored by such entity, and the various portfolio companies of each of such investment funds, (c) each of their respective Affiliates (including their various portfolio companies), other than Seller and Seller’s direct subsidiaries, and (d) each of the officers, directors, managers and direct and indirect equity holders in each of the entities identified in the immediately preceding clauses (a) through (c) who is not also an officer, director, manager or direct or indirect equity holder of Seller or Seller’s subsidiaries (in each case, solely in such Person’s capacity as an officer, director, manager or direct or indirect equity holder of Seller or its subsidiary), except, in each case, that for purposes of the definition of “Indemnified Person” (and any indemnities hereunder in favor of Seller or its Affiliates) and any disclaimers or releases/waivers hereunder in favor of (or to the benefit of) Seller or its Affiliates (and, in each case, similar phrases) hereunder, the terms “Affiliate” or “Affiliates” shall include each such Person. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direct the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(c)  “Asset Taxes” means ad valorem, property, real estate, excise, severance, production, sales, use and similar Taxes based upon the acquisition, operation or ownership of the Assets or the production of Hydrocarbons therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

1

(d)  “Assets” means all of Seller’s right, title, and interest in and to the following (but excluding in all cases any Excluded Assets):

(i)  the oil and gas leases, oil, gas, and mineral leases and subleases, carried interests, operating rights, record title interests, overriding royalty interests and other interests located within the Designated Area, including those identified or described on Exhibit A-1, and, without limiting the foregoing, all other rights (of whatever character, whether legal or equitable, vested or contingent, and whether or not the same are expired or terminated) in and to the Hydrocarbons in, on, under, and that may be produced from or are otherwise attributable to the Designated Area, including the lands covered by the leases, subleases, interests and rights described on Exhibit A-1, and any renewals, modifications, supplements, ratifications or amendments to such leases, subleases, interests and rights described on Exhibit A-1 (collectively, the “Leases”);

(ii)  all Hydrocarbon, water, CO2, or injection or disposal wells identified on Exhibit A-2 and any and all Hydrocarbon, water, CO2, or injection or disposal wells located on the Leases or on lands pooled, communitized, or unitized therewith or on the Rights of Way, including the wells shown on Exhibit A-2, in each case, whether producing, non-producing, permanently or temporarily plugged and abandoned, and whether or not fully described on any exhibit or schedule hereto (the “Wells”);

(iii) all pooled, communitized, consolidated or unitized acreage which includes all or part of any Leases, and all tenements, hereditaments, and appurtenances belonging thereto (collectively, the “Units,” and, together with the Wells, Leases, and Fee Minerals (defined below), the “Properties”);

(iv)  all currently existing contracts, agreements, and instruments pertaining to the other Assets (to the extent applicable to the other Assets) including operating agreements; unitization, pooling, and communitization agreements; declarations and orders; area of mutual interest agreements; farmin and farmout agreements; exchange agreements; compressor agreements; gathering agreements; agreements for the sale and purchase of Hydrocarbons; disposal agreements; transportation agreements; and processing agreements (the “Contracts”); provided, however, that the term “Contracts” shall not include (x) the Leases, the Rights of Way and other instruments constituting Seller’s chain of title to the applicable Leases or Rights of Way or (y) any master services agreements, drilling contracts and other similar service contracts;

(v)  all fee mineral interests in the Designated Area, including those identified or described on Exhibit A-3 (the “Fee Minerals ”);

(vi)  all currently existing Permits, to the extent related to the Assets and to the extent transferrable;

(vii) the Assumed Hedges;

(viii) to the extent transferrable, all surface and/or subsurface easements, permits, licenses, servitudes, rights-of-way, leases, rights to explore and drill for, produce, store, gather, transport, use and sell surface and subsurface water and other rights to use the surface appurtenant to, or used or held for use in connection with, the Properties, including those described on Exhibit A-4 (collectively, the “Rights of Way”); provided, however, that the term “Rights of Way” shall not include interests held pursuant to the Leases and other instruments constituting Seller’s chain of title to the applicable Leases;

2

(ix)  all surface and subsurface equipment, machinery, fixtures, and other tangible personal property and improvements that are located at, on or under any of the lands covered by or attributable to any of the Properties, or are used or held for use in connection with the ownership or operation of the Properties or any of the other Assets or the production, treatment, storage, disposal, or transportation of Hydrocarbons or other substances thereon or therefrom (including all Well and wellhead equipment, casing rods, boilers, tubing, motors, fixtures, pumps, pumping units, Hydrocarbon measurement facilities, flowlines, gathering systems, piping, pipelines, compressors, Hydrocarbons measurement facilities, metering facilities, interconnections, tanks, tank batteries, treatment facilities, injection facilities, disposal facilities, compression facilities, processing and separation facilities, platforms, SCADA equipment, frac tanks and ponds and other materials, supplies, inventory, facilities, machinery, equipment and similar personal property (both surface and subsurface)), including the items described on Schedule 1.2(d)(ix) (collectively, the “Equipment”);

(x)  all Hydrocarbons produced from, or attributable to, the Assets from and after the Effective Date; all Hydrocarbon inventories from or attributable to the Assets that are in storage or existing in stock tanks, pipelines and/or plants on the Effective Date (including inventory and line fill); to the extent related or attributable to the Assets, all production, plant, and transportation imbalances; and, in each case, all proceeds therefrom;

(xi)  except to the extent related to any of the Retained Obligations, all (A) trade credits, accounts receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the other Assets for periods of time from and after the Effective Date or related to any Assumed Obligation hereunder, (B) liens and security interests in favor of Seller or any of its Affiliates under any Law or Contract to the extent arising from, or relating to, the ownership, operation, or sale or other disposition on or after the Effective Date of any of the other Assets or to the extent arising in favor of Seller with respect to any Asset or any Assumed Obligation for which Purchaser is providing indemnification hereunder, (C) indemnity, contribution, and other such rights in favor of Seller or any of its Affiliates arising under any of the other Assets to the extent attributable to such other Assets for periods of time from and after the Effective Date or related to any Assumed Obligation hereunder, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and all rights and remedies of any kind arising under or with respect to any Contracts ((1) whether related to periods of time occurring before, on or after the Effective Date and (2) including audit and other similar rights (including, for purposes of clarity, the right to receive adjustments, refunds or other proceeds related to or payable in connection with the exercise of any such rights)) and (D) rights, remedies, claims, demands, interests or causes of action whatsoever, at Law or in equity, known or unknown, of Seller or any of its Affiliates against any third Person to the extent related to (1) the Assets or periods of time from and after the Effective Date or (2) any Assumed Obligation, and, where necessary to give effect to the assignment, conveyance and/or transfer of any of the foregoing matters described in this Section 1.2(d)(xi), Seller grants to Purchaser the right to be subrogated thereto, except, in each case, to the extent relating to any of the Retained Obligations; and

(xii) originals, to the extent available, otherwise copies (including electronic copies) of files, records, information and data in Seller’s or any of its Affiliates’ possession or control and to the extent relating or relevant to Seller’s ownership and/or operation of all or any portion of any of the Assets, including all books, records, data, files, information, drawings, maps, lease files, land files, surveys, division order files, abstracts, muniments of title, title opinions, title curative documents and other title information, contract files, well logs and other similar files, well and equipment telemetry data, wellbore schematics, shape files, the G&G Data, production data, well, operation and accounting data and records, workover, artificial lift conversion and downtime history, and engineering, exploration and other technical data and information (excluding any interpretive data or other technical analysis) that relates or is relevant to any of the Assets (including, for purposes of clarity, the ownership or operation thereof), but excluding, in each case:

(A)  all corporate, financial, Tax, and legal data and records of Seller that relate to Seller’s business generally (whether or not relating to the Assets) or to Seller’s business (including all Income Tax data and records), operations, assets, and properties to the extent not related to or part of the Assets;

3

(B)  any data, software, and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement, or by applicable Law, and for which no consent to transfer has been received and/or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;

(C)  all legal records and legal files of Seller, including all work product of, and attorney-client communications with, Seller’s legal counsel (other than Leases, title opinions, and Contracts, which shall, for purposes of clarity, be included in the Assets);

(D)  data and records relating to the sale of the Assets, including communications with the advisors or other Representatives of Seller or any member of Seller Group;

(E)  any data and records, to the extent relating to the Excluded Assets or assets and properties to the extent they do not constitute Assets under this Agreement;

(F)  all emails and electronic correspondence, unless (I) an item otherwise included in the Records is only available as an attachment to such email or electronic correspondence, (II) such email or electronic correspondence is of a type that would ordinarily be included in a Lease file or Well file, as applicable or (III) any other record that would only be contained in email and electronic correspondence; and

(G)  those original data and records retained by Seller pursuant to Section 12.5.

(Clauses (A) through (G) shall hereinafter be referred to as the “Excluded Records” and subject to such exclusions, the data, software and records described in this Section 1.2(d)(xii) are referred to herein as the “Records.”).

(e)  “Assumed Hedges” means the Existing Hedges and the Additional Hedges.

(f)  “barrel” means forty-two (42) U.S. gallons.

(g)  “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Tulsa, Oklahoma, United States of America.

(h)  “Canyon Creek PSA” means that certain Purchase and Sale Agreement, by and between Purchaser, as purchaser, and Canyon Creek Energy – Arkoma, LLC, as seller, dated as of May 7, 2026.

(i)  “Code” means the United States Internal Revenue Code of 1986, as amended.

(j)  “Contract Legend” means the following legend to be placed on the Purchaser Common Stock issued to Seller as Closing Adjustment Shares pursuant to Section 8.3(b)(ii).

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER APPLICABLE TO THE CLOSING ADJUSTMENT SHARES AS SET FORTH IN SECTION 6.14 OF THE PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 7, 2026, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN ALCHEMIST ENERGY LEASECO, LP AND PRESIDIO PRODUCTION COMPANY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

4

(k)  “Cut-Off Date” means five o’clock p.m. in Tulsa, Oklahoma on the date that is twelve (12) months following the Closing Date.

(l)  “Debt Commitment Letters” means any executed debt commitment letters or agreements (as amended, supplemented or replaced in compliance with this Agreement) pursuant to which the Debt Financing Sources party thereto have committed, on the terms and subject only to the financing conditions set forth therein, to provide to Purchaser or an Affiliate thereof the amount of debt financing described therein.

(m)  “Debt Financing” means the financing contemplated by the Debt Commitment Letters, the proceeds of which shall be used to, among other things, fund a portion of the Purchase Price.

(n)  “Debt Financing Documents” has the meaning set forth Section 12.7(b).

(o)  “Debt Financing Sources” means Persons that have committed to provide or otherwise entered into agreements in connection with any debt financing in connection with the Transactions, including the parties to any applicable joinder agreements, indentures, credit agreements similar debt agreements entered into pursuant thereto or relating thereto, together with their respective former, current or future Representatives, employees, directors, officers and Affiliates and their successors and assigns.

(p)  “Deposit” means One Million Six Hundred Ninety Three Thousand Dollars ($1,693,000) in cash.

(q)  “Designated Area” means the entirety of each land section in which there exists a Well identified on Exhibit A-2.

(r)  “Effective Date” means 7:00 a.m. in Tulsa, Oklahoma on February 1, 2026.

(s)  “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, in each case as amended to the date hereof, and all similar Laws, including common law, as of the Execution Date of any Governmental Authority having jurisdiction over the property in question addressing pollution or pollution control, protection of the environment (including natural resources), biological or cultural resources, exposure to pollution or chemicals in the environment or protection of occupational safety, including those Laws relating to the storage, handling and use of Hazardous Substances and Laws relating to the Release, threatened Release, generation, processing, treatment, storage, transportation, disposal or management thereof and all regulations implementing the foregoing.

5

(t)  “Environmental Matters” means (i) the terms of Article 3, (ii) Seller’s representations and warranties in Sections 4.2 and 4.15, (iii) Seller’s covenants and agreements pursuant to Section 6.3, (iv) the Retained Obligations described in Sections 11.2(d), 11.2(e), 11.2(f), 11.2(g) and 11.2(i) and (v) Seller’s liability and indemnification obligations with respect to (including, for purposes of clarity, Purchaser’s right to indemnification pursuant to Article 11 with respect to) any (A) breach or inaccuracy, as applicable, of any such representations and warranties, covenants or agreements or (B) the Retained Obligations described in Sections 11.2(d), 11.2(e), 11.2(f), 11.2(g) and 11.2(i) (including, for purposes of clarity, any and all Damages caused by, arising out of, resulting from or related to any of the foregoing matters described in this definition).

(u)  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(v)  “Fraud” means actual and intentional fraud under Delaware common law with respect to the making of the representations and warranties pursuant to Article 4 or Article 5 (as applicable); provided, that such actual and intentional fraud shall exclude any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory under applicable Law.

(w)  “G&G Data” means all geological or geophysical information constituting proprietary data, studies, core samples, maps, related technical data and any other geological or geophysical information (in each case excluding any interpretations of Seller made with respect to such information as well as any seismic information of Seller) covering the Properties that Seller is not prohibited by agreement from transferring to Purchaser (other than any such information licensed from non-Affiliate Persons that cannot be transferred without additional consideration to such non-Affiliate Persons and for which Purchaser has not agreed (in its sole discretion) to pay such additional consideration).

(x)  “GAAP” means United States generally accepted accounting principles, consistently applied.

(y)  “Governmental Authority” means any national, state, county or municipal government and/or government of any political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies, or other instrumentalities of any of them.

(z)  “Hazardous Substance” shall mean any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws, including NORM, petroleum and any fraction thereof, asbestos, Hydrocarbons, produced water, polychlorinated biphenyls, per- or poly-fluoroalkyl substances and any other substances referenced in Section 3.4(c).

(aa) “Hedge” means any future derivative, swap, collar, put, call, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including hydrocarbons or securities.

(bb) “Hedge Gains” means, with respect to the Additional Hedges, the amount to which any of Seller or its Affiliates is entitled to receive under the terms of any and all such Additional Hedges (without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to such Additional Hedges).

(cc) “Hedge Losses” means, with respect to the Additional Hedges, the amount any of Seller or its Affiliates is obligated to pay to the applicable counterparty (under the terms of such Additional Hedges), without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to any such Additional Hedges.

(dd) “Holdback Legend” means the following legend to be placed on the Purchaser Common Stock issued to the Seller as Holdback Shares pursuant to Section 8.3(b)(iii):

6

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER APPLICABLE TO THE HOLDBACK SHARES AS SET FORTH IN SECTION 6.14 OF THE PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 7, 2026, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN ALCHEMIST ENERGY LEASECO, LP AND PRESIDIO PRODUCTION COMPANY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(ee) “Holdback Shares” 368,043 shares of Purchaser Common Stock.

(ff)  “Holdback Shares Balance” means, as of the applicable date of determination, the balance of Holdback Shares, as such number of Holdback Shares may be reduced prior to such date by all disbursements under Section 8.5.

(gg) “Hydrocarbons” means crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition.

(hh) “Income Taxes” means any U.S. federal, state or local or foreign income Tax or Tax based on profits, net profits, margin, revenues, gross receipts or similar measure.

(ii)  “Knowledge” (or “known” or other derivatives thereof) means, whether or not capitalized, (i) with respect to Seller, without any duty of inquiry or investigation, the actual conscious knowledge, as of the Execution Date, of any of the individuals listed in Subpart 1 of Schedule K and (ii) with respect to Purchaser the actual conscious knowledge, without any duty of inquiry or investigation, as of the Execution Date, of any of the individuals listed in Subpart 2 of Schedule K.

(jj)  “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, writs, injunctions, requirements, judgments, and codes of Governmental Authorities.

(kk) “Material Consent” means a Consent by a third Person (i) that if not obtained prior to the assignment of an Asset, (A) voids or nullifies (automatically or at the election of the holder thereof) the assignment, conveyance or transfer of such Asset, (B) terminates (or gives the holder thereof the right to terminate) any material rights in the Asset subject to such consent, or (C) requires payment of a fee or liquidated damages or (ii) that has affirmatively been denied in writing (except for any such consent that is otherwise waived in writing by Purchaser); provided, however, that “Material Consent” does not include (x) any consent or approval of Governmental Authorities customarily obtained after Closing or (y) any Consent which by its express terms cannot be unreasonably withheld, unless such Consent has been affirmatively denied in writing.

(ll)  “Material Contract” means, to the extent binding on the Assets or Purchaser’s ownership thereof after Closing, any Contract which is one or more of the following types:

(i)  Contracts between Seller, on the one hand, and any Affiliate of Seller, on the other hand, which will be binding on or otherwise burden Purchaser or any of the Assets after the Closing;

(ii)  Contracts for the sale, purchase, exchange, or other disposition of Hydrocarbons produced from or allocable to the Properties which are not cancellable without penalty to, or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

7

(iii) To the extent currently pending, Contracts to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Assets at any time from and after the Effective Date, but excluding conventional rights of reassignment upon intent to abandon any Asset;

(iv)  Contracts for the gathering, treatment, processing, storage or transportation of Hydrocarbons, which are not cancellable without penalty to or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(v)  Contracts that are joint operating agreements, unit operating agreements, exploration agreements, development agreements, participation agreements, joint venture agreements, area of mutual interest agreements (or that contain area of mutual interest agreements or similar provisions), farmin agreements, farmout agreements, non-compete agreements, production sharing agreements, exchange agreements, pooling agreements or other similar agreements, including any agreement with any express drilling or development obligations to the extent the same have not been fully performed or fulfilled and would be binding on Purchaser and/or the Assets after Closing;

(vi)  Contracts requiring Seller or its Affiliates to post guarantees, bonds, letters of credit or similar financial agreements;

(vii) Contracts that provide for a call upon, option to purchase or similar right with respect to any of the Assets (including any Hydrocarbons produced therefrom or allocated thereto);

(viii) Contracts that are sale lease-back agreements, indentures, loan agreements, credit agreements, security agreements, mortgages, promissory notes or similar financial agreements that will be binding on, or result in a lien or other encumbrance on, any of the Assets after the Closing;

(ix)  Contracts for salt water or fresh water disposal, gathering, processing, transportation or other similar agreements, or any water rights or water source agreements, which are not cancellable without penalty to or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(x)  Contracts containing “tag-along” or “drag-along” rights, preferential rights or other similar rights of, or applicable to, any Person, including, without limitation, any “change of control” or other similar provision;

(xi)  Contracts that constitute a lease under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty or material payment upon sixty (60) days’ or less prior written notice and (B) involves (x) an annual base rental of more than Fifty Thousand Dollars ($50,000) or (y) the payment of more than Fifty Thousand Dollars ($50,000) in the aggregate (net to Seller’s interest);

(xii) All other Contracts that can reasonably be expected to involve aggregate payments by, or aggregate proceeds or revenues to, Seller or any of its Affiliates in excess of Fifty Thousand Dollars ($50,000) during the current year or any subsequent fiscal year;

(xiii) All Contracts constituting Hedges; and

(xiv) All Contracts with respect to G&G Data.

8

(mm)  “Net Revenue Interest” means, with respect to any Well, Seller’s interest (expressed as a percentage or a decimal) in and to the Hydrocarbons produced and saved or sold from or allocated to such Well from those formations from which such Well is currently producing, or with respect to a Well that is not currently producing, the last formation from which such Well last produced, after giving effect to all Royalties.

(nn) “Non-Disclosure Agreement” means that certain Confidentiality Agreement dated as of January 15, 2026 by and between Presidio Petroleum LLC, a Delaware limited liability company, and Canyon Creek Energy – Arkoma, LLC, as amended from time to time.

(oo) “Novation Agreements” means, collectively, each ISDA Novation Agreement by and among Seller, Purchaser (or its Affiliate) and each other counterparty to the applicable Assumed Hedge, pursuant to which Seller will novate to Purchaser (or its Affiliate), and, if applicable, the other counterparty will novate to another counterparty, such Assumed Hedges, in a form mutually agreed upon in good faith by the parties thereto.

(pp) “NYSE” means the New York Stock Exchange.

(qq) “Per Share Value” means Nine Dollars and Twenty Cents ($9.20), subject to adjustment as provided in Section 2.1(c).

(rr)  “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

(ss)  “Property Costs” means, without duplication, all ordinary course operating expenses (including costs of insurance (solely to the extent any such insurance costs are premiums that are paid with respect to the period of time between the Effective Date and the Closing Date), and overhead costs charged by any Third Party operator of any of the Assets) pursuant to an applicable joint operating agreement and capital expenditures, in each case, paid or payable to Third Parties and incurred in the ownership and operation of the Assets in the ordinary course of business, but excluding (without limitation), in each case, any and all liabilities, losses, costs, expenses, and Damages arising out of or otherwise attributable or related to:

(i)  claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death; property damage; environmental damage or contamination; other torts; private rights of action given under any Law; or violation of any Law;

(ii)  obligations to plug and/or abandon wells, dismantle, decommission or remove facilities or any other Asset;

(iii) obligations to remediate any contamination of groundwater, surface water, soil, sediments, or Equipment or that otherwise affect or relate to any of the Assets;

(iv)  (A) all title examination and curative matters (including any title examination and/or curative costs paid or incurred in connection with, or with respect to, any Title Defects asserted pursuant to this Agreement, any special warranty claims made pursuant to the Assignment and Bill of Sale or with respect to curing any breach of any of Seller’s representations or warranties, including claims that Leases have terminated), and (B) all environmental matters, claims and/or obligations, including to remediate any contamination of water or personal property, or restore the surface around such wells, facilities or personal property, including under applicable Environmental Laws (including Environmental Defect claims asserted pursuant to this Agreement);

9

(v)  obligations to pay working interests, Royalties, and other revenues or proceeds attributable to sale of Hydrocarbons to Third Parties, as well as claims of improper calculation or payment of same;

(vi)  gas balancing and other production balancing obligations;

(vii) any Casualty Loss (including any mitigation, repair, replacement or restoration costs related thereto);

(viii) Taxes (including Asset Taxes);

(ix)  obligations with respect to Hedges;

(x)  obligations to pay (A) any rentals, shut-in royalties or other similar lease maintenance payments, (B) any bonuses, broker fees and other Lease acquisition costs, costs of drilling and completing wells and costs of acquiring equipment that are not paid and/or incurred in accordance with Section 6.3 and (C) any transfer or similar fees associated with the assignment of the Assets from Seller to Purchaser pursuant to this Agreement unless Purchaser agrees in writing to be responsible for the same;

(xi)  any of the Retained Obligations (except any such Retained Obligation described in Section 11.2(b) that results in an adjustment to the Purchase Price pursuant to Section 2.3 or a turnover obligation pursuant to Section 2.4) or any other matters for which Seller has an indemnity obligation under this Agreement;

(xii) any general and administrative and/or overhead costs that are not charged by Third Parties pursuant to an applicable joint operating agreement; and

(xiii) any claims for indemnification, contribution, or reimbursement from any Third Party with respect to liabilities, losses, costs, expenses and Damages of the type described in preceding clauses (i) through (xii), whether such claims are made pursuant to contract or otherwise.

(tt)  “Purchaser Common Stock” means the Class A common stock, par value $0.0001 per share, of Purchaser.

(uu) “Purchaser Fundamental Representations” means the representations and warranties of Purchaser set forth in Sections 5.1, 5.2, 5.3, 5.4(a), 5.7, 5.16 and 5.18.

(vv) “Purchaser Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, has, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, financial condition or results of operations of the Purchaser, or (b) the ability of Purchaser to consummate the Transactions contemplated hereby; provided, however, that the term “Purchaser Material Adverse Effect” shall not include effects (except in the case of clauses (i) through (vi) and (viii) below, to the extent such effects have a disproportionate materially adverse impact on Purchaser relative to other Persons operating in the same industry and geographic area in which Purchaser operates) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Purchaser or its Affiliates); (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vii) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Transactions; (viii) any change in GAAP, or in the interpretation thereof; (ix) any epidemic, pandemic, or widespread disease outbreak (including the COVID-19 virus), or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith; (x) any occurrence, condition, change, event or effect resulting from (A) the announcement of the Transactions, or (B) actions expressly required by this Agreement or expressly at or with the written consent of Seller; (xi) any change, in and of itself, in the market price or trading volume of Purchaser Common Stock or any other securities of Purchaser or any of its subsidiaries; and (xii) any legal proceeding brought or threatened by shareholders of Purchaser (whether on behalf of Purchaser or otherwise) asserting allegations of breach of fiduciary duty arising out of or relating to (A) violations of securities Laws in SEC Documents or (B) this Agreement or the Transactions contemplated hereby.

10

(ww)  “Reference Price” means (i) with respect to the adjustments to the Base Purchase Price made at Closing, the volume-weighted average price per share of Purchaser Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive Trading Days ending on and including the second (2nd) Trading Day immediately preceding the Closing Date, and (ii) with respect to adjustments made after Closing in accordance with Section 8.4 or Section 8.5, as applicable, the volume-weighted average price per share of Purchaser Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive Trading Days ending on and including the second (2nd) Trading Day immediately preceding the date on which the Contract Legend or Holdback Legend, as applicable, is removed from the applicable Closing Adjustment Shares or Holdback Shares (as applicable) in accordance with Section 8.5.

(xx) “Registration Rights Agreement” means that certain registration rights agreement, substantially in the form attached hereto as Exhibit C.

(yy) “Release” means any releasing, disposing, discharging, discarding, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, migrating, or escaping of any Hazardous Substances into or upon the environment, including the abandonment or discarding of barrels, containers and other closed receptacles.

(zz) “Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective directors, officers, partners, investors, members, managers, employees, financing sources, agents and advisors (including attorneys, accountants, consultants, bankers, financial advisors, brokers, and any representatives of those advisors).

(aaa) “Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of Hydrocarbons from or allocated to the Properties or the proceeds thereof to third Persons.

(bbb)  “SEC” means the United States Securities and Exchange Commission.

(ccc) “Securities Act” means the United States Securities Act of 1933, as amended.

(ddd)  “Seller Fundamental Representations” means the representations and warranties of Seller set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d)(i), 4.9 and 4.10.

11

(eee) “Seller Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, has, has had or would reasonably be expected to have, a material adverse effect on (a) the ownership, operation, or financial condition of the Assets, taken as a whole, or (b) the ability of Seller to consummate the Transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not include effects (except in the case of clauses (i) through (vi) and (viii) below, to the extent such effects have a disproportionate materially adverse impact on (x) Seller relative to other Persons operating in the same industry and geographic area in which Seller operates or (y) the Assets relative to similar Assets within the same geographic area in which the Assets are located) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Seller or its Affiliates); (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vii) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Transactions; (viii) any change in GAAP, or in the interpretation thereof; (ix) any epidemic, pandemic, or widespread disease outbreak (including the COVID-19 virus), or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith and (x) any occurrence, condition, change, event or effect resulting from (A) the announcement of the Transactions, or (B) actions expressly required by this Agreement or expressly at or with the written consent of Purchaser.

(fff) “Seller Taxes” means any and all (i) Income Taxes imposed by any applicable Laws on Seller or any of its Affiliates or any affiliated, combined, consolidated, unitary or similar group with respect to Taxes of which any of the foregoing is or was a member, (ii) Asset Taxes allocable to Seller pursuant to Section 9.1 (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller (A) as a result of the adjustments to the Purchase Price pursuant to Section 2.3 or (B) in connection with the provisions of Section 11.4, as applicable), (iii) Taxes imposed on or with respect to the ownership or operation of the Excluded Assets, and (iv) Taxes (other than Taxes described in clauses (i), (ii) or (iii) of this definition) imposed on or with respect to the acquisition, ownership, or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom for any Tax period (or portion of any Straddle Period) ending before the Effective Date.

(ggg)  “Straddle Period” means any Tax period beginning before and ending on or after the Effective Date.

(hhh)  “Subject Courts” has the meaning set forth in Section 12.7(b).

(iii) “Tax” or “Taxes” means all federal, state, local and foreign income, branch profits, license, payroll, employment, social security, unemployment, disability, profits, franchise, sales, use, ad valorem, property, severance, production, conservation, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer or withholding taxes, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(jjj) “Tax Proceeding” has the meaning provided in Section 9.6.

(kkk)  “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

(lll) “Termination and Release of Joint Operating Agreement” means a termination and release of joint operating agreements, in a form reasonably acceptable to both Parties, providing for the termination of all applicable joint operating agreements and related tax partnership agreements, and the release of all liens and security interests created thereunder (including the release of any related memorandum of operating agreement of record) to the extent, and only to the extent, such joint operating agreements and related tax partnership agreements are solely among Seller and the seller under the Canyon Creek PSA or the sellers under any of the other Tag-Along PSAs.

12

(mmm)  “Third Party” means any Person other than Seller and Purchaser and their respective Affiliates.

(nnn)  “Title Matters” means (a) the terms of Article 3, (b) the special warranty of Defensible Title in the Assignment and Bill of Sale, (c) Seller’s representations and warranties in Sections 4.2, 4.7, 4.8, 4.11(a), 4.12, 4.13(b), 4.17, 4.21, and 4.22(b), (d) Seller’s covenants and agreements pursuant to Section 6.3, (e) the Retained Obligations described in Sections 11.2(g) and 11.2(j) and (f) Seller’s liability and indemnification obligations with respect to (including, for purposes of clarity, Purchaser’s right to indemnification pursuant to Article 11 with respect to) any (A) breach or inaccuracy, as applicable, of any such representations and warranties, covenants or agreements or (B) the Retained Obligations described in Sections 11.2(g) and 11.2(j) (including, for purposes of clarity, any and all Damages caused by, arising out of, resulting from or related to any of the foregoing matters described in this definition).

(ooo)  “Trading Day” means any day on which the NYSE is open for trading.

(ppp)  “Transaction Agreements” means this Agreement and each other agreement or instrument to be executed and delivered pursuant hereto at the Closing.

(qqq)  “Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

(rrr) “Transfer Agent” means Continental Stock Transfer & Trust Company.

(sss) “Transfer Agent Documentation” means a written instruction letter, a stock medallion guaranty, an incumbency certificate, a completed spreadsheet in the form required by the Transfer Agent or any other documentation required by the procedures of the Transfer Agent to effect a contemplated transaction in the Purchaser Common Stock.

(ttt) “Transfer Taxes” means any excise, sales, purchase, transfer, stamp, documentary, filing, registration, use or other similar Taxes or fees, and costs or expenses of preparing and filing any related Tax Returns, incurred as a result of or with respect to the sale of the Assets pursuant to this Agreement.

(uuu)  “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury, whether in proposed, temporary or final form.

(vvv)  “Unapproved Exception” means, with respect to any Well or other applicable Asset, as applicable, any fact(s), circumstance(s), or other matter(s) that, individually or in the aggregate, (i) operate to reduce Seller’s Net Revenue Interest for any Well to an amount below the Net Revenue Interest set forth in Exhibit A-2, for such Well, or (ii) operate to increase Seller’s Working Interest for any Well to an amount greater than the Working Interest set forth in Exhibit A-2, for such Well (in each case, except to the extent the Net Revenue Interest for such Well is greater than the Net Revenue Interest set forth Exhibit A-2, for such Well in the same or greater proportion as the cumulative increase in Seller’s Working Interest therefor).

13

(www)  “Working Interest” means, with respect to any Well (as to those formations in which such Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced), the aggregate interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations for, on or in connection with such Well (solely with respect to those formations in which such Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced), in each case, without regard to the effect of any Royalties.

1.3  Excluded Assets. Notwithstanding anything to the contrary in Section 1.2 or elsewhere in this Agreement, the “Assets” shall not include any rights with respect to the Excluded Assets. “Excluded Assets” means the following:

(a)  the Excluded Records;

(b)  any interpretations of Seller made with respect to any G&G Data, as well as copies of the Records retained by Seller pursuant to Section 12.5, including, for the avoidance of doubt, copies of all geological, geophysical and similar data and studies other than any such data and/or studies constituting or included in the G&G Data;

(c)  Assets excluded from this Agreement pursuant to Sections 3.4(a), 3.12 or 3.13;

(d)  subject to Section 11.5, all contracts of insurance and all claims, rights and interests of Seller or any Affiliate of Seller (i) under any policy or agreement of insurance or indemnity agreement, (ii) under any bond or security instrument, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of an Asset prior to the Effective Date and to the extent not related to any of the Assumed Obligations;

(e)  all of Seller’s proprietary computer software, patents, trade secrets, copyrights, logos, trademarks, trade names, and other intellectual property;

(f)  Seller’s interests in offices, office leases and buildings;

(g)  any leased equipment and other leased personal property of Seller if such equipment or property, or the Contract pursuant to which it was leased, is not freely transferrable without payment of a fee or other consideration, unless Purchaser has agreed in writing to pay such fee or consideration;

(h)  except to the extent described in sub-clause (x) of the definition of “Assets” or otherwise related to any Assumed Obligation, all indemnity and contribution rights, rights under any Contracts and all other rights and claims of Seller or any Affiliate of Seller against any third Person to the extent related or attributable to, periods on or prior to the Effective Date (including claims for adjustments or refunds with respect to amounts paid or incurred by Seller) or for which Seller is liable for payments or required to indemnify Purchaser under Article 11 (whether or not such claims are pending or threatened as of the Execution Date or the Closing Date);

(i)  except to the extent described in sub-clause (x) of the definition of “Assets” or otherwise related to any Assumed Obligation, all audit rights, and rights to reimbursement with respect to, all costs and revenues associated with joint interest audits and other audits of Property Costs covering periods prior to the Effective Date, which adjustments arising from such audits are paid or received prior to the Cut-Off Date; provided, however, that such audit rights and rights to reimbursement shall be deemed to be included within the Assets for all purposes from and after the Cut-Off Date (unless any applicable joint interest audit is initiated by a Third Party prior to the Cut-Off Date, in which case such audit rights (solely with respect to the subject matter of any such joint interest audit) shall not terminate on the Cut-Off Date and shall continue until reasonably resolved);

14

(j)  any refunds, claims for refunds or rights to receive refunds from any Governmental Authority with respect to Taxes that are Seller Taxes (solely to the extent such Seller Taxes are actually paid or economically borne by Seller or any of its Affiliates);

(k)  refunds relating to the overpayment of royalties by or on behalf of Seller to any Governmental Authority, to the extent relating to royalties paid with respect to Hydrocarbon production prior to the Effective Date, whether received before, on, or after the Effective Date; provided, however, that such refunds shall be deemed to be included within the Assets for all purposes from and after the Cut-Off Date;

(l)  all office equipment, computers, cell phones, pagers and other hardware, personal property, and equipment that relate primarily to Seller’s business generally, even if otherwise relating to the business conducted by Seller with respect to the Assets;

(m)  subject to Section 2.4 and except as otherwise related to any Assumed Obligation, all trade credits, accounts receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the Assets for periods of time prior to the Effective Date;

(n)  Seller’s vehicles; and

(o)  any other assets, contracts or rights which are specifically identified or described on Schedule 1.3.

Article 2
PURCHASE PRICE

2.1  Purchase Price.

(a)  Subject to the terms and conditions set forth in this Agreement, the total purchase price to be paid for the Assets shall consist of:

(i)  cash in the amount of Twenty-Five Million Three Hundred Ninety-Five Dollars ($25,395,000) (such amount of cash, the “Base Cash Consideration”), adjusted as provided in Section 2.3 (the Base Cash Consideration as so adjusted pursuant to Section 2.3, the “Cash Consideration”) and

(ii)  Nine Hundred Twenty Thousand One Hundred Nine (920,109) shares of Purchaser Common Stock (such number of shares of Purchaser Common Stock, as adjusted pursuant to Section 2.1(c) if applicable, the “Base Stock Consideration” and together with the Base Cash Consideration, the “Base Purchase Price”) adjusted as provided in Section 2.3 (the Base Stock Consideration as so adjusted pursuant to Section 2.3, the “Stock Consideration” and, together with the Cash Consideration, the “Purchase Price”).

(b)  Not later than one (1) Business Day following the Execution Date, Purchaser will deliver or cause to be delivered to Seller, the Deposit, to an account designated by Seller in writing.

(c)  Notwithstanding Section 2.1(a), other than with respect to any shares of Purchaser Common Stock issued by Purchaser as full or partial consideration in connection with a bona fide acquisition, purchase of the capital stock or assets of, or transaction of series of transactions with, an unaffiliated third party that is the result of arm’s length negotiations (each, a “Permitted Issuance), if, at any time on or after the Execution Date and prior to the Closing Date, Purchaser effects any merger, consolidation, combination or other transaction is consummated pursuant to which shares of Purchaser Common Stock are converted to cash or other securities, then the Stock Consideration and the Per Share Value shall be proportionately adjusted.

15

2.2  Allocated Values. Schedule 2.2 sets forth the agreed allocation of the Base Purchase Price among the Assets. The “Allocated Value” for any Well equals the portion of the Base Purchase Price that is allocated to such Well on Schedule 2.2. Seller has accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values.

2.3  Adjustments to Base Purchase Price. The Base Purchase Price shall be adjusted as follows (without duplication), but (x) in the case of Sections 2.3(c), 2.3(d) and 2.3(e), only to the extent identified on or before the Cut-Off Date; and (y) in the case of Section 2.3(f) and Section 2.3(i), only to the extent paid or received, as applicable, on or before the Cut-Off Date:

(a)  decreased in accordance with Section 3.8;

(b)  decreased as a consequence of Assets (or any portions thereof) excluded from the transactions contemplated by this Agreement as set forth in Sections 3.4(a), 3.12 or 3.13;

(c)  with respect to production, pipeline, storage, processing, or other imbalances or overlifts, (i) decreased (for amounts owed by Seller or any of its Affiliates to any third Person as of the Effective Date) or (ii) increased (for amounts owed by any third Person to Seller or any of its Affiliates as of the Effective Date), as applicable, (A) in the case of gaseous Hydrocarbons, to the extent the applicable Contract provides for cash balancing, the actual cash balance amount determined to be due to such Party, otherwise on the basis of $3.00 per MMBtu, multiplied by the amount of imbalance in MMBtu, and (B) in the case of liquid Hydrocarbons (other than NGLs), to the extent the applicable Contract provides for cash balancing, the actual cash balance amount determined to be due to such Party, otherwise on the basis of $80.00 per barrel, multiplied by the amount of the imbalance in barrels (in each case of sub-clauses (i) and (ii) hereof, net of any (x) Royalties; (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid or that would be payable in connection with sales of oil, gas, or other Hydrocarbons) or (D) by an amount agreed to in writing by the Parties;

(d)  increased by the aggregate amount of Seller’s share of any merchantable Hydrocarbon inventories produced from or credited to the Properties in storage tanks (excluding tank bottoms) included in the Assets upstream of delivery points to the relevant purchasers on the Effective Date and based on the quantities in such storage tanks as of the Effective Date (solely to the extent such Hydrocarbon inventories are not sold prior to the Closing Date), multiplied by the Contract price therefor, or, if there is no applicable Contract, (A) in the case of gaseous Hydrocarbons, multiplied by $3.00 per MMBtu, or (B) in the case of liquid Hydrocarbons (other than NGLs), multiplied by $80.00 per barrel, (in each case, net of any (x) Royalties; and (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid or that would be payable in connection with sales of oil, gas, or other Hydrocarbons);

(e)  increased by the net amount of prepaid Property Costs paid by Seller attributable to periods from and after the Effective Date set forth on Schedule 2.3(e);

16

(f)  without limiting either Party’s rights to indemnification under Article 11, adjusted for proceeds, revenues and other income attributable to the Assets, Property Costs, and certain other costs attributable to the Assets as follows:

(i)  decreased by an amount equal to the aggregate amount of the following proceeds and/or revenues received by Seller or any of its Affiliates:

(A)  amounts earned from the sale, attributable to the period after the Effective Time through but excluding the Cut-Off Date (the “Adjustment Period”), of Hydrocarbons produced from, or attributable or allocable to, the Properties (net of any (x) Royalties and (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid by or behalf of Seller in connection with sales of oil, gas, or other Hydrocarbons that are not included as Property Costs under Section 2.3(f)(i)(B); excluding the effects of any Hedges); and

(B)  other income earned with respect to the Assets during the Adjustment Period (excluding the effects of any Hedges);

(ii)  increased by an amount equal to the amount of all Property Costs which are incurred by Seller or any of its Affiliates in the ownership and operation of the Assets from and after the Effective Date and paid to Third Parties or that are otherwise economically borne by or on behalf of Seller or any of its Affiliates on or prior to the Cut-Off Date, except, in each case, any costs already deducted in the determination of proceeds in Section 2.3(f)(i);

(iii) decreased by any amount received by Seller from the applicable operator pursuant to any joint operating agreements that are attributable to the ownership and operation of the Assets during the Adjustment Period, excluding amounts that are netted in Section 2.3(f)(i);

(g)  increased by the amount of Asset Taxes allocated to Purchaser pursuant to Section 9.1 but paid or otherwise economically borne by Seller (or any of its Affiliates);

(h)  decreased by the amount of Asset Taxes allocated to Seller pursuant to Section 9.1 but paid or otherwise economically borne by Purchaser (or any of its Affiliates);

(i)  decreased by the amount of Property Costs paid by Purchaser attributable to periods before the Effective Time;

(j)  decreased, by (1) the amount of all realized Hedge Losses and any other costs or expenses attributable to the Additional Hedges that are allocated to Seller but that have been paid or economically borne by Purchaser; and (2) the amount of all realized Hedge Gains attributable to the Additional Hedges that are allocated to Purchaser and that are actually paid to or received and retained by or for the benefit of Seller or its Affiliates;

(k)  increased, by (1) the amount of all realized Hedge Losses and any other costs or expenses attributable to the Additional Hedges that are allocated to Purchaser paid or economically borne by Seller or its Affiliates; and (2) the amount of all realized Hedge Gains attributable to the Additional Hedges that are allocated to Seller and that are actually paid to or received and retained by or for the benefit of Purchaser or its Affiliates;

(l)  increased by the amount of five-hundred thirty-five thousand Dollars ($535,000) as consideration to Seller for including the Existing Hedges in the Assets; and

(m)  increased or decreased by any other amount agreed to by the Parties in writing.

17

2.4  Certain Ordinary-Course Costs and Revenues.

(a)  With respect to revenues earned or Property Costs incurred with respect to the Assets prior to the Effective Date but received or paid, as applicable, after the Effective Date:

(i)  Subject to the terms of this Section 2.4, Seller shall be entitled to all amounts earned from the sale, during the period up to but excluding the Effective Date, of Hydrocarbons produced from, or attributable or allocable to, the Properties, which amounts are received after Closing but prior to the Cut-Off Date (net of any (A) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid in connection with sales of Hydrocarbons that are not included as Property Costs under Section 2.4(a)(ii)); and (B) Property Costs that are deducted by the purchaser of production, and to all other income earned with respect to the Assets up to but excluding the Effective Date and received after Closing but on or before the Cut-Off Date.

(ii)  Seller shall be responsible for (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise), and entitled to any refunds and indemnities with respect to, all Property Costs incurred prior to the Effective Date; provided, however, that Seller’s responsibility for and entitlements to, as applicable, the foregoing shall terminate on the Cut-Off Date.

(b)  Purchaser shall be entitled to all amounts earned from the sale, during the period from and after the Effective Date of Hydrocarbons produced from, or attributable or allocable to, the Properties and after the Cut-Off Date the amounts described in Section 2.4(a)(i) and to all other income earned with respect to the Assets from and after the Effective Date, and shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred from and after the Effective Date (including after the Cut-Off Date) the amounts described in Section 2.4(a)(i).

(c)  Notwithstanding anything herein to the contrary, without duplication of any adjustments made pursuant this Article 2, (i) (A) should Purchaser or any Affiliate of Purchaser receive after Closing, but on or before the Cut-Off Date, any proceeds or other income to which Seller is entitled under Section 2.4(a), Purchaser shall fully disclose, account for, and promptly remit the same to Seller, (B) should Purchaser or any Affiliate of Purchaser pay after Closing, but on or before the Cut-Off Date, any Property Costs for which Seller is responsible under Section 2.4(a), Purchaser shall be reimbursed by Seller as promptly as reasonably practicable after receipt of an invoice therefor (regardless of whether such invoice is delivered to Seller before, on or after the Cut-Off Date), accompanied by copies of the relevant vendor or other invoice and proof of payment thereof, (C) should Seller or any Affiliate of Seller receive after Closing any amounts earned from the sale of Hydrocarbons produced from, or attributable or allocable to, the Properties or other income earned with respect to the Assets for the period of time from and after the Effective Date, Seller shall fully disclose, account for, and promptly remit the same to Purchaser, and (D) should Seller or any Affiliate of Seller receive after Closing any receipts, reimbursements, or other amounts from the operator of the Assets pursuant to any joint operating agreement, unit operating agreement, or similar agreement (including any COPAS overhead or other cost reimbursements) to the extent attributable to the ownership and operation of the Assets for the period from and after the Effective Date, Seller shall fully disclose, account for, and promptly remit the same to Purchaser, and (ii) Seller shall have no further entitlement to amounts earned from the sale of Hydrocarbons produced from, or attributable or allocable to, the Properties and other income earned with respect to the Assets, and no further responsibility for Property Costs incurred with respect to the Assets, to the extent (A) an invoice for such amounts has not been received or paid by Purchaser, Seller or any of their respective Affiliates and (B) a claim for such amounts has not been made, in each case, respectively, on or before the Cut-Off Date.

(d)  All adjustments and payments made pursuant to this Article 2 shall be without duplication of any other amounts paid or received under this Agreement.

18

2.5  Procedures.

(a)  For purposes of allocating production (and accounts receivable with respect thereto) under Section 2.3 and Section  2.4, (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline flange connecting into the tank batteries related to each Well or, if there are not storage facilities, when they pass through the LACT meter or similar meter at the entry point into the pipelines through which they are transported from such Well, and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. Seller shall use reasonable interpolative procedures to arrive at an allocation of production when exact meter readings or gauging or strapping data are not available.

(b)  Surface use or damage fees, insurance premiums (and refunds thereof), and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before, or on or after, the Effective Date, but, notwithstanding anything to the contrary in this Agreement, prepaid insurance premiums that constitute Property Costs shall only be Purchaser’s responsibility to the extent attributable to the period of time between the Effective Date and the Closing Date.

(c)  After Closing, Purchaser shall handle all joint interest audits and other audits of Property Costs covering periods for which Seller is in whole or in part responsible under Section 2.4, provided that, prior to the Cut-Off Date, Purchaser shall not agree to any adjustments to previously assessed costs for which Seller is liable, or any compromise of any audit claims to which Seller would be entitled, without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed (and which shall be deemed granted if not affirmatively withheld within five (5) Business Days following receipt of Purchaser’s request therefor). Purchaser shall provide Seller with a copy of all applicable audit reports and written audit agreements received by Purchaser and relating to periods for which Seller is partially responsible.

(d)  “Earned” and “incurred,” as used in Section 2.4 and Section 2.3, shall be interpreted in accordance with accounting recognition guidance under GAAP.

(e)  Adjustments to the Base Purchase Price pursuant to Section 2.3 shall be effected as follows:

(i)  Subject to Section 2.5(e)(iii), if the net total amount of all adjustments to the Base Purchase Price pursuant to Section 2.3 results in a decrease to the Base Purchase Price (such decrease, the “Base Purchase Price Decrease”), such adjustments shall be effected (A) first (y) by decreasing the Base Stock Consideration by an amount equal to twenty-five percent (25%) of such Base Purchase Price Decrease (with the decrease to the Base Stock Consideration being the number of shares of Purchaser Common Stock equal to the quotient of (1) twenty-five percent (25%) of the dollar amount of the Base Purchase Price Decrease divided by (2) the Reference Price, rounded up or down to the nearest whole number of shares of Purchaser Common Stock) and (z) by decreasing the Base Cash Consideration by an amount equal to seventy-five percent (75%) of the Base Purchase Price Decrease, and (B) second, to the extent the Stock Consideration has been reduced to zero by the adjustment set forth in clause (A) of this Section 2.5(e)(i), thereafter by decreasing the Base Cash Consideration;

(ii)  Subject to Section 2.5(e)(iii), if the net total amount of all adjustments to the Base Purchase Price pursuant to Section 2.3 results in an increase to the Base Purchase Price (such increase, the “Base Purchase Price Increase”), such adjustments shall be effected by (A) increasing the Base Stock Consideration by twenty-five percent (25%) of such Base Purchase Price Increase (with the increase to the Base Stock Consideration being the number of shares of Purchaser Common Stock equal to the quotient of (1) twenty-five percent (25%) of the dollar amount of the Base Purchase Price Increase divided by (2) the Reference Price, rounded up or down to the nearest whole number of shares of Purchaser Common Stock) and (B) increasing the Base Cash Consideration by an amount equal to seventy-five percent (75%) of such Base Purchase Price Increase;

19

(iii) notwithstanding the foregoing, the upward adjustment to the Base Purchase Price set forth in Section 2.3(l) shall be effected by increasing only the Base Cash Consideration only.

Article 3
TITLE AND ENVIRONMENTAL MATTERS

3.1  Purchaser’s Title Review.

(a)  From and after the Execution Date, and pursuant and subject to the terms of Sections 6.1 and 6.4, Purchaser shall have the right to conduct a review of Seller’s title to the Assets. The Title Matters and the condition to Closing set forth in Section 7.1(d) (together with any rights and remedies of Purchaser set forth in this Agreement with respect to such condition) provide Purchaser’s exclusive remedies with respect to any Title Defects or other deficiencies or defects in Seller’s title to the Properties.

(b)  Purchaser’s rights with respect to title to the Properties pursuant to this Article 3 are limited to the Properties, and, except with respect to, and without limitation of the Title Matters, Seller hereby expressly disclaims and negates any and all other warranties of title whatsoever, whether express, implied, statutory, or otherwise.

(c)  The Assignment and Bill of Sale to be executed and delivered by the Parties at Closing (the “Assignment and Bill of Sale”) shall be in the form attached hereto as Exhibit B-1, and shall contain a special warranty of Defensible Title to the Properties by, through or under Seller and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. Purchaser shall be deemed to have waived all breaches of Seller’s special warranty of Defensible Title set forth in the Assignment and Bill of Sale for which Purchaser has not furnished to Seller a valid defect claim notice that substantially satisfies the requirements set forth in Sections 3.6(a)(i) through 3.6(a)(v) on or before the date that is eighteen (18) months after Closing. Purchaser shall not be entitled to protection under Seller’s special warranty of Defensible Title in the Assignment and Bill of Sale against any Title Defect reported by Purchaser to Seller in a Title Defect Claim Notice delivered by Purchaser pursuant to Section 3.6(a) prior to the Defect Claim Date. If Purchaser provides written notice of a breach of the special warranty of Defensible Title set forth in any Assignment and Bill of Sale to Seller, Seller shall have a reasonable opportunity to cure such breach (at Seller’s sole cost and expense) for a period not to exceed one hundred twenty (120) days following Seller’s receipt of such notice. In any event, the recovery on a breach of Seller’s special warranty of Defensible Title under the Assignment and Bill of Sale (excluding any recovery attributable to such breaches that result from security interests, deeds of trust, mortgages, pledges or similar interests granted by Seller) shall not exceed the Allocated Value of the affected Asset; provided, however, that, notwithstanding anything herein to the contrary and for the avoidance of doubt, no claim asserted by Purchaser in respect of a breach of Seller’s Special Warranty of Defensible Title shall be subject to the limitations set forth in Sections 3.9(a)(vi)(A) or 3.9(a)(vi)(C).

3.2  Definition of Defensible Title.

(a)  As used in this Agreement, the term “Defensible Title” means that record title or beneficial title (solely in the case of contractual interests held pursuant to any applicable joint operating agreement, unit agreement or similar agreement) of Seller in and to the Wells (with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) shown on Exhibit A-2, which, as of the Effective Date through the Closing Date, and subject to and except for Permitted Encumbrances:

(i)  with respect to each Well set forth on Exhibit A-2, entitles Seller to not less than the aggregate Net Revenue Interest set forth in Exhibit A-2 for such Well throughout the productive life thereof, except (A) decreases in connection with those operations in which Seller may elect after the Execution Date to be a non-consenting co-owner (if, and solely to the extent, such election is otherwise permissible under and made in compliance with the terms of the Agreement), (B) decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (C) decreases resulting from the establishment or amendment, after the Execution Date, of pools or units (if, and solely to the extent, such establishment or amendment thereof is otherwise permissible under and conducted in compliance with the terms of this Agreement), (D) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (E) as otherwise expressly stated in Exhibit A-2;

20

(ii)  with respect to each Well set forth on Exhibit A-2, obligates Seller to bear a Working Interest for such Well, as applicable, that is not greater than the Working Interest set forth in Exhibit A-2 for such Well without increase throughout the productive life of such Well, except (A) increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or applicable Law, (B) increases that are accompanied by at least a proportionate increase in Seller’s (or its successor’s or assign’s) Net Revenue Interest for Well, and (C) as otherwise expressly stated in Exhibit A-2;

(iii) is free and clear of any and all other liens, charges, encumbrances, mortgages, deeds of trust, and substantially equivalent obligations, and defects of any kind, other than Permitted Encumbrances.

(b)  As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation, defect or other matter, including a discrepancy in Net Revenue Interest or Working Interest, that causes or results in Seller’s title to any Well identified or described on Exhibit A-2 to be less than Defensible Title.

(c)  As used in this Agreement, the term “Title Benefit” means any right, circumstance, or condition that operates to (i) increase the Net Revenue Interest of Seller as of the Effective Date and Closing Date, in any Well (solely with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) above that shown for such Well on Exhibit A-2, or (ii) decrease the Working Interest of Seller as of the Effective Date and Closing Date in any Well (solely with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) below that shown for such Well on Exhibit A-2 with no decrease in the Net Revenue Interest for such Well, as applicable.

3.3  Definition of Permitted Encumbrances. As used in this Agreement, the term “Permitted Encumbrances” means any or all of the following:

(a)  all Royalties to the extent that they do not, and would not be reasonably likely to, individually or in the aggregate, reduce Seller’s Net Revenue Interest in any Well below that shown in Exhibit A-2 for such Well or increase Seller’s Working Interest in any Well above that shown in Exhibit A-2 for such Well without a corresponding increase in the Net Revenue Interest thereof;

(b)  the terms of all Leases to the extent that the same do not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(c)  the terms of all Material Contracts and Rights of Way including provisions for obligations, penalties, suspensions, or forfeitures contained therein, in each case, so long as the same do not, individually or in the aggregate, result in or constitute an Unapproved Exception;

21

(d)  rights of first refusal, preferential rights to purchase, and similar rights with respect to the Assets that are (i) set forth on Schedule 4.8(a) as of the Execution Date or (ii) are not triggered by the Transactions;

(e)  all third Person consent requirements and similar restrictions (i) that are not applicable to the Transactions, (ii) that are to Seller’s Knowledge Material Consents that are set forth on Schedule 4.8(b), if such consents are obtained from the appropriate Persons prior to the Closing Date, (iii) for which the appropriate time period for asserting the right to withhold or condition such consent has expired in accordance with its terms (unless (x) a dispute is pending or threatened with respect to or related to such consent or (y) such consent has been affirmatively withheld or refused by the holder thereof), (iv) that need not be satisfied prior to or in connection with a transfer of such Asset, (v) which are not Material Consents, but which are properly and timely addressed by Seller in accordance with Sections 3.11 and 3.12; or (vi) that relate solely and exclusively to Excluded Records or any other Excluded Assets;

(f)  liens for Taxes (i) not yet due and payable or (ii) if due and payable, that are being contested in good faith by appropriate actions (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(g)  liens created under the terms of the Leases, Contracts or Rights of Way that, in each case, are for amounts (i) not yet delinquent (including any amounts being withheld as provided by Law), or (ii) if delinquent, being contested in good faith by appropriate actions by or on behalf of Seller (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(h)  materialman’s, warehouseman’s, workman’s, carrier’s, mechanic’s, vendor’s, repairman’s, employee’s, contractor’s, operator’s liens, construction liens and other similar liens arising in the ordinary course of business for amounts (i) not yet delinquent (including any amounts being withheld as provided by Law), or (ii) if delinquent, being contested in good faith by appropriate actions by or on behalf of Seller (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(i)  all rights to consent, and any required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or rights or interests therein if they are customarily obtained subsequent to the sale or conveyance of such leases, rights or interests;

(j)  to the extent not yet triggered, conventional rights of reassignment arising upon the expiration or final intention to abandon or release any of the Assets;

(k)  easements, rights-of-way, covenants, servitudes, permits, surface leases, conditions, restrictions, and other rights included in or burdening the Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment, in each case, to the extent they do not, individually or in the aggregate, result in or constitute an Unapproved Exception or as would otherwise be used, owned and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Assets and located in the same geographic area as such Asset(s);

(l)  rights of a common owner of any interest in Rights of Way held by Seller, to the extent that the same do not result in or constitute an Unapproved Exception or as would otherwise be used, owned, and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Assets and located in the same geographic area as such Asset(s);

22

(m)  any lien, charge, or other encumbrance which is expressly waived or assumed by Purchaser in writing or discharged by Seller, or otherwise released, in each case, at or prior to Closing;

(n)  defects based solely on the failure to recite marital status in a document or omissions of successors or heirship or estate proceedings, absent reasonable evidence that such failure or omission has resulted in, or would reasonably be expected to result in, a superior claim of title from a third Person attributable to such matter;

(o)  lack of a survey, unless a survey is required by Law;

(p)  any defect based on a failure to conduct operations, cessation of production or insufficient production over any period of time following the drilling and completion of a well capable of producing in paying quantities on any Lease that is identified on Exhibit A-1 being held by production (or on any lands pooled or unitized therewith), except to the extent Purchaser provides reasonable evidence that such cessation of production, insufficient production or failure to conduct operations has (i) given the applicable lessor or any other third Person the right to terminate (or partially terminate) all or a portion of the applicable Lease or (ii) resulted in the expiration or termination (or partial expiration or termination) of the applicable Lease pursuant to its terms;

(q)  all applicable Laws and rights reserved to or vested in any Governmental Authorities (i) to control or regulate any of the Assets in any manner, (ii) to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (iii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets, (iv) to use any Asset in a manner which does not materially interfere with or impair the use, ownership and/or operation of such Asset for the purposes for which it is currently used, owned and operated as of the Execution Date or as such Asset would otherwise be used, owned and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Asset and located in the same geographic area as such Asset(s), or (v) to enforce any obligations or duties affecting the Assets to any Governmental Authority, with respect to any franchise, grant, license or permit;

(r)  defects based solely on assertions that Seller’s, Seller’s Representatives’ or the applicable operator’s files lack any information (including title opinions), or defects based solely on the inability to locate an unrecorded instrument of which Purchaser has actual notice by virtue of a reference to such unrecorded instrument in any instrument provided or made available to Purchaser by Seller, if no claim has been made under such unrecorded instruments within the last ten (10) years, in each case solely to the extent Seller does not rely on such file to show Defensible Title;

(s)  defects based solely on a lack of evidence of the proper authorization, execution, delivery, acknowledgment, or approval of any instrument in Seller’s chain of title absent reasonable evidence that such matter has resulted in or would be reasonably expected to result in, a superior title from a third Person attributable to such matter;

(t)  unreleased instruments (including prior oil and gas leases and mortgages) that have expired and terminated by their own terms or the enforcement of which is barred by applicable statutes of limitation, in each case, absent reasonable evidence that such instruments (i) continue in force and effect or (ii) give rise to, or would reasonably be expected to give rise to, a third Person’s superior claim of title to the applicable Asset(s);

(u)  any depth severances with respect to any Lease that do not individually or in the aggregate, result in or constitute an Unapproved Exception;

23

(v)  defects arising solely from a change in applicable Laws after the Execution Date;

(w)  production payments that have expired and terminated by their own terms or the enforcement of which is barred by applicable statutes of limitation, in each case, absent reasonable evidence that such instruments (i) continue in force and effect or (ii) give rise to, or would reasonably be expected to give rise to, a third Person’s superior claim of title to the applicable Asset(s);

(x)  any lien, obligation, burden, or defect that affects only which Person (other than Seller of any of its Affiliates) has the right to receive payments with respect to Royalties with respect to any Property (rather than the amount of such Royalties on the applicable Property) and that does not affect the validity of the Seller’s interest in such underlying Property;

(y)  any defect arising from (i) any Lease having no pooling provision, or an inadequate horizontal pooling provision, (ii) the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any Lease or (iii) the failure of Exhibit A-1 or Exhibit A-2 to reflect any Lease where the owner thereof was treated as a non-participating co-tenant during the drilling of any Well, except, in each case, to the extent Seller or any of its Affiliates has received written notice from any Person alleging or asserting an adverse claim or demand of any kind that is based upon or related to any of the foregoing matters;

(z)  lack of (i) Contracts or rights for the transportation or processing of Hydrocarbons produced from the Assets, (ii) any rights of way for gathering or transportation pipelines or facilities that do not constitute any of the Assets, or (iii) in the case of a well or other operation that has not been commenced as of the Closing Date, any permits, easements, rights of way, unit designations, or production or drilling units not yet obtained, formed, or created, so long as the same would not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(aa) the terms and conditions of this Agreement; and

(bb) any other liens, charges, encumbrances, defects, or irregularities which do not, individually or in the aggregate, result in or constitute an Unapproved Exception.

24

3.4  Environmental Assessment; Environmental Defects.

(a)  From and after the Execution Date, and subject to the terms of Sections 6.1 and 6.4 and this Section 3.4, Purchaser shall have the right to conduct, or cause a reputable environmental consulting or engineering firm (the “Environmental Consultant”), to conduct, an inspection of the environmental condition and compliance status of the Assets, including with respect to the operations, use, maintenance and development thereof (the “Environmental Review”), which may include conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-13 or E2247-16) (“Phase I”). With respect to any Assets that are operated by a Third Party, Seller shall use commercially reasonable efforts to obtain permission from such Third Party operator of such Asset(s) for Purchaser and/or the Environmental Consultant to conduct the Environmental Review with respect to such Asset(s); provided, however, that Seller shall have no liability to Purchaser for failure to obtain such Third Party operator’s permission so long as Seller uses its commercially reasonable efforts to obtain permission from the applicable Third Party operator of such Asset(s) for Purchaser and/or the Environmental Consultant to conduct the Environmental Review with respect to such Asset(s) (and, for purposes of clarity, Seller shall not be required to make any payments or undertake any obligations for the benefit of any Third Party with respect to such access to such non-operated Assets). Purchaser shall provide Seller with a minimum of twenty-four (24) hours’ advance written notice of its proposed Environmental Review activities prior to entering the Asset(s) to be assessed. Seller shall have the right to have one or more Representatives accompany Purchaser and the Environmental Consultant at all times during the Environmental Review. The Environmental Review shall not include any sampling, boring, operation of Equipment, or other invasive activity (each, an “Invasive Activity”) without (x) with respect to any Invasive Activity proposed to be conducted on or with respect to any Assets that are operated by Seller or any of its Affiliates, the prior written consent of Seller (which consent can be withheld in Seller’s sole discretion for any reason or no reason), or (y) with respect to any Invasive Activity proposed to be conducted on or with respect to any Assets that are not operated by Seller or any of its Affiliates, the prior written consent of Seller and the applicable Third Party operator; provided, however, that the use of non-invasive equipment such as thermal imaging and drone technology, electronic ground or air scanners or samplers, FLIR cameras and non-photographic devices shall not be Invasive Activities and are expressly permitted; provided, further, that in the event that (A) Purchaser determines in good faith that any Phase I conducted by Purchaser or any Environmental Consultant identifies the existence of any actual or potential “recognized environmental condition” (or any other fact, condition or circumstance that, individually or in the aggregate, would reasonably be expected to give rise to or otherwise indicate the potential existence of an Environmental Defect) with respect to any of the Assets and concludes or recommends that conducting any Invasive Activity(ies) with respect to the affected Asset(s) is reasonably necessary in order for Purchaser or the Environmental Consultant to determine the nature, scope and/or extent of such identified actual or potential “recognized environmental condition” (or any other fact, condition or circumstance that, individually or in the aggregate, would reasonably be expected to give rise to or otherwise indicate the potential existence of an Environmental Defect) and/or the Environmental Defect Amount thereof and (B) Seller (or, if applicable, the applicable Third Party operator of the affected Asset(s)) fails to grant its consent (which consent can be withheld in either Seller’s or the applicable Third Party operator’s sole discretion for any reason or no reason) to such Invasive Activity(ies) within five (5) days of its receipt of Purchaser’s request therefor, then Purchaser shall have the right (in its sole discretion) to elect in writing to exclude the affected Asset(s) from the transactions contemplated by this Agreement and, in such event, (1) the Base Purchase Price shall be reduced by the Allocated Value, if any, of such affected Asset(s), (2) such affected Asset(s) shall be deemed to be excluded from the definition of “Assets” and from the applicable exhibits attached hereto, (3) Purchaser shall have no obligations or liabilities of any kind with respect to such excluded affected Assets and (4) such affected Assets(s) shall thereafter be deemed to constitute Excluded Assets for all purposes of this Agreement. Notwithstanding any rejection of Purchaser’s ability to conduct any Invasive Activity as described above on or with respect to the Assets, Purchaser may still deliver an Environmental Defect Notice for any Environmental Defect identified with respect to such Assets based on information available to Purchaser and the lack of such Invasive Activity shall not, in and of itself, invalidate such Environmental Defect Notice. In performing its Environmental Review, Purchaser shall (and shall cause the Environmental Consultant and Purchaser’s other Representatives to): (I) perform all work in a safe and workmanlike manner; (II) perform all work in such a way as to not unnecessarily and unreasonably interfere with the operation of any Property or the business of Seller; (III) materially comply with all applicable Laws; and (IV) at its sole cost, risk, and expense, with respect to any physical damages caused by the Environmental Review, repair any damages to the Properties caused by the Environmental Review.

25

(b)  Purchaser shall provide to Seller (free of cost) copies of any final environmental reports generated by the Environmental Consultant with respect to any Environmental Defect asserted by Purchaser hereunder, if applicable. Except (i) as may be required or permitted pursuant to the exercise of the rights and fulfilment of the obligations of a Party under this Agreement, (ii) as may be required by applicable Law, or (iii) for information which is or becomes public knowledge through no fault of the Person against whom this sentence is sought to be enforced, Purchaser and Seller and their respective Affiliates shall maintain, and shall cause its and their respective officers, directors, employees, contractors, consultants (including, with respect to Purchaser, the Environmental Consultant), and other Representatives to maintain, all information, reports (whether interim, draft, final, or otherwise), data, work product, and other matters obtained or generated from or attributable to the Environmental Review (the “Environmental Information”) strictly confidential, and shall not disclose all or any portion of the Environmental Information to any Third Party without the prior written consent of Purchaser or Seller, as applicable, which consent shall not be unreasonably withheld or delayed. If this Agreement is terminated prior to the Closing, Purchaser shall continue to be subject to the confidentiality provisions in this Section 3.4(b) and shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller. Each Party shall be responsible for the compliance of its Affiliates, and its and their respective officers, directors, employees, contractors, consultants (including, with respect to Purchaser, the Environmental Consultant), and other Representatives with the terms of this Section 3.4(b) that are applicable to such Persons. If the Closing occurs, the foregoing confidentiality obligations set forth in this Section 3.4(b) shall not apply to Purchaser and its Affiliates and its and their respective officers, directors, employees, contractors, consultants and other Representatives, but shall, for purposes of clarity, remain in full force and effect with respect to Seller and its Affiliates and its and their respective officers, directors, employees, contractors, consultants and other Representatives.

(c)  Purchaser acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on, or under the Properties or associated with the Assets. Equipment and sites included in the Assets may contain hazardous materials, including asbestos and naturally occurring radioactive material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Properties or included in the Assets may contain hazardous materials, including asbestos and NORM. Hazardous materials, including asbestos and NORM, may have come into contact with various environmental media, including water, soils, or sediment. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, SELLER DOES NOT MAKE, SELLER EXPRESSLY DISCLAIMS, AND PURCHASER WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRESENCE OR ABSENCE OF ASBESTOS OR NORM IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED. AS OF CLOSING, PROVIDED SELLER HAS COMPLIED WITH ITS ACCESS RELATED OBLIGATIONS CONTAINED IN THIS AGREEMENT PURCHASER SHALL HAVE INSPECTED AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES, AND SHALL BE DEEMED TO HAVE SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ASSETS.

3.5  Environmental Defects. As used in this Agreement, the term “Environmental Defect” means (a) any condition, matter, obligation, event or circumstance with respect to all or any portion of any of the Assets that causes such Asset(s) (or Seller, with respect to such Asset(s)) to be in violation of any Environmental Law or not to be in compliance with, or to be subject to, if known, or will be subject to, once sufficiently discovered, an investigation, reporting, monitoring, removal, restoration, remedial or corrective action obligation pursuant to, any Environmental Law or (b) the existence as of the Defect Claim Date with respect to the Assets or the operation thereof of any environmental pollution, contamination or degradation in excess of standards permitted under any Environmental Law; provided, however, that the term “Environmental Defect” shall not include (i) current obligations to plug or abandon any well, except to the extent constituting or causing a current violation of Environmental Laws, (ii) the presence of NORM or asbestos, as described in Section 3.4(c), other than with respect to the presence of NORM or asbestos in quantities that presently require reporting, monitoring, removal, restoration remediation or abatement under Environmental Law, or (iii) the matters that are disclosed on Schedule 3.5 as of the Execution Date.

26

3.6  Notice of Title and Environmental Defects and Benefits; Adjustment.

(a)  To assert a claim for a Title Defect, Purchaser must deliver a defect claim notice or notices (each, a “Title Defect Claim Notice”) to Seller on or before 5:00 p.m. local time in Tulsa, Oklahoma, on June 24, 2026 (the “Defect Claim Date”). Each such Title Defect Claim Notice shall be in writing and shall include:

(i)  a description of the alleged Title Defect(s);

(ii)  the Property(ies) affected thereby (each, a “Title Defect Property”);

(iii) the Allocated Value of the Title Defect Property(ies) subject to the alleged Title Defect(s);

(iv)  to the extent in Purchaser’s possession or control, copies of supporting documents reasonably sufficient for Seller (as well as any attorney or examiner hired by Seller) to evaluate the alleged Title Defect(s) (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery)); and

(v)  Purchaser’s good faith estimate of the Title Defect Amount attributable to such alleged Title Defect and the computations and information upon which Purchaser’s estimate is based; provided, in the case that only a portion of a Property is affected by the alleged Title Defect, Purchaser’s good faith estimate of the Title Defect Amount shall reflect only the portion of such Property so affected using the corresponding portion of the Allocated Value for such Property.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Title Defect Claim Notice to include any of the information or documentation identified or described in Section 3.6(a)(i) through Section 3.6(a)(v) above shall not render such Title Defect Claim Notice void or ineffective so long as such Title Defect Claim Notice is otherwise reasonably sufficient to provide notice to Seller of the existence, nature, and Purchaser’s good faith estimate of the applicable Title Defect(s) and Title Defect Amount(s) asserted therein.

SUBJECT TO, AND WITHOUT LIMITATION OF, THE TITLE MATTERS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE DEFECTS OR OTHER DEFICIENCIES OR DEFECTS IN SELLER’S TITLE TO THE PROPERTIES (AND ANY ADJUSTMENTS TO THE BASE PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLER HAS NOT RECEIVED, ON OR BEFORE THE DEFECT CLAIM DATE, A VALID TITLE DEFECT CLAIM NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO SELLER OF THE EXISTENCE, NATURE, and purchaser’s good faith estimate OF THE TITLE DEFECT(S) AND TITLE DEFECT AMOUNT(S) ASSERTED IN SUCH TITLE DEFECT CLAIM NOTICE.

27

(b)  Should (x) Purchaser obtain knowledge of any Title Benefit on or before the Defect Claim Date or (y) Seller first obtain knowledge of any Title Benefit after the Execution Date and on or before the Defect Claim Date, then such Party shall, on or before the Defect Claim Date, deliver to the other Party a written notice of such alleged Title Benefit including:

(i)  a description of the alleged Title Benefit;

(ii)  the Property(ies) affected thereby;

(iii) the Allocated Value of the Property subject to such alleged Title Benefit;

(iv)  to the extent in the possession or control of such notifying Party, copies of supporting documents reasonably sufficient for the other Party (as well as any attorney or examiner hired by the other Party) to evaluate the alleged Title Benefit(s); and

(v)  such notifying Party’s good faith estimate of the Title Benefit Amount attributable to such alleged Title Benefit and the computations and information upon which Purchaser’s estimate is based.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Title Benefit notice to include any of the information or documentation identified or described in Section 3.6(b)(i) through Section 3.6(b)(v) above shall not render such Title Benefit notice void or ineffective so long as such Title Benefit notice is otherwise reasonably sufficient to provide notice to the applicable other Party of the existence, nature, and the applicable notifying Party’s good faith estimate of the applicable Title Benefit(s) and Title Benefit Amount(s) asserted therein. Further notwithstanding anything to the contrary contained in this Agreement, the Seller shall not dispute that an Environmental Defect Claim Notice was properly delivered, and no Environmental Defect Claim Notice shall be deemed to have been improperly delivered, in each case, based on Purchaser’s inability to obtain sufficient information or data relating to the applicable Environmental Defect resulting from the Seller’s or, if applicable, the applicable Third Party operator’s failure to consent to any Invasive Activity.

SELLER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE BENEFITS OF WHICH NO PARTY HAS RECEIVED ON OR BEFORE THE DEFECT CLAIM DATE A VALID TITLE BENEFIT NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO THE OTHER PARTY OF THE EXISTENCE, NATURE, AND GOOD FAITH ESTIMATE OF THE TITLE BENEFIT(S) AND TITLE BENEFIT AMOUNT(S) ASSERTED IN SUCH TITLE BENEFIT NOTICE, EXCEPT TO THE EXTENT PURCHASER HAS FAILED TO GIVE A NOTICE WHICH IT WAS OBLIGATED TO GIVE UNDER THIS SECTION 3.6(b).

(c)  To assert a claim for an Environmental Defect, Purchaser must, on or before the Defect Claim Date, deliver to Seller one or more notices relating to Environmental Defects (each, an “Environmental Defect Claim Notice”), which Environmental Defect Claim Notices shall be in writing and shall include:

(i)  a description of the alleged Environmental Defect, including the applicable Environmental Law(s) alleged to be violated and/or implicated thereby and the facts that Purchaser believes substantiate the existence of such alleged Environmental Defect;

(ii)  the Asset(s) affected by such alleged Environmental Defect (each, an “Environmental Defect Asset”);

(iii) to the extent in Purchaser’s possession or control, such supporting documentation and/or Environmental Information as is reasonably sufficient for Seller (as well as any consultant hired by Seller) to evaluate the alleged Environmental Defect (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery));

28

(iv)  Purchaser’s good faith estimate of the Environmental Defect Amount attributable to such alleged Environmental Defect and the computations and information upon which Purchaser’s estimate is based.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Environmental Defect Claim Notice to include any of the information or documentation identified or described in Section 3.6(c)(i) through Section 3.6(c)(iv) above shall not render such Environmental Defect Claim Notice void or ineffective so long as such Environmental Defect Claim Notice is otherwise reasonably sufficient to provide notice to Seller of the existence, nature and Purchaser’s good faith estimate of the applicable Environmental Defect(s) and Environmental Defect Amount(s) asserted therein.

SUBJECT TO, AND WITHOUT LIMITATION OF, THE ENVIRONMENTAL MATTERS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL ENVIRONMENTAL DEFECTS AND OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF THE ASSETS (AND ANY ADJUSTMENTS TO THE BASE PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLER HAS NOT RECEIVED ON OR BEFORE THE DEFECT CLAIM DATE A VALID ENVIRONMENTAL DEFECT CLAIM NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO SELLER OF THE EXISTENCE, NATURE, AND PURCHASER’S GOOD FAITH ESTIMATE OF THE ENVIRONMENTAL DEFECT(S) AND ENVIRONMENTAL DEFECT AMOUNT(S) ASSERTED IN SUCH ENVIRONMENTAL DEFECT CLAIM NOTICE.

(d)  Purchaser agrees to use commercially reasonable efforts to provide Seller, on or before the end of each fourteen (14) day period prior to the Defect Claim Date, written notice of all alleged Title Defects and alleged Environmental Defects discovered by Purchaser during such calendar week, which notice may be preliminary in nature and may be amended, supplemented, replaced and/or withdrawn (in-whole or in-part), in Purchaser’s discretion, at any time on or prior to the Defect Claim Date and provided that, notwithstanding anything to the contrary herein, any failure of Purchaser to provide any such preliminary notice to Seller shall not be deemed or construed to waive, limit, restrict or otherwise prejudice Purchaser’s right to assert any Title Defect or Environmental Defect at any time on or prior to the Defect Claim Date.

3.7  Cure.

(a)  Seller shall have the right, but not the obligation, to attempt, at Seller’s sole cost, risk, and expense, to cure or remove to the reasonable satisfaction of Purchaser (i) on or before the date that is three (3) days prior to the Target Closing Date (such date, the “Environmental Cure Date”), any alleged Environmental Defects (each such alleged Environmental Defect, a “Cure Target Environmental Defect”) or (ii) on or before the date that is one hundred twenty (120) days after the Closing Date (such date, the “Title Cure Date” and, together with the Environmental Cure Date, each, a “Cure Date”, as applicable), any alleged Title Defects (each such alleged Title Defect, a “Cure Target Title Defect” and, together with all Cure Target Environmental Defect, collectively, the “Cure Target Defects”), in each case, of which Seller has been advised by Purchaser pursuant to Sections 3.6(a), 3.6(c) or 3.6(d), as applicable. To exercise any such cure or removal right with respect to any Cure Target Title Defects after Closing, Seller shall provide written notice to Purchaser of its intent to attempt to cure or remove any such Cure Target Title Defects on or before 5:00 p.m. local time in Tulsa, Oklahoma on the date that is at least two (2) days prior to the Target Closing Date. Seller may elect to perform any such environmental cure or removal work with respect to any Cure Target Environmental Defect at any time prior to the Environmental Cure Date by delivering prior written notice thereof to Purchaser. At Closing, (A) all Title Defect Properties that are affected by or subject to any such Cure Target Title Defects shall be included in the Assets to be assigned, conveyed and transferred to Purchaser in connection with Closing and (B) all adjustments to the Base Purchase Price with respect to such Cure Target Title Defects shall be addressed as provided in Section 3.8(e) for purposes of Closing and thereafter any adjustment required under Section 3.8(a) with respect thereto shall be made pursuant to Section 3.8(f). The election by Seller to attempt to cure or remove one or more of such Cure Target Defects shall not affect the rights and obligations of the Parties under Section 3.10 with respect to dispute resolution related to any such Cure Target Defect. Seller’s election to attempt cure or remove a Cure Target Defect shall not constitute a waiver of any of the rights of Seller pursuant to this Article 3, including Seller’s right to dispute the existence, nature, or value of such Cure Target Defect.

29

(b)  Subject to, and without limitation of, the Parties’ respective rights under Section 3.10 with respect to any Disputed Matter, including, for purposes of clarity, the determination by the Title Arbitrator or Environmental Arbitrator, as applicable, of the existence of and/or the Title Defect Amount or Environmental Defect Amount with respect to, as applicable, any Cure Target Defect that constitutes a Disputed Matter, to the extent any Cure Target Defect is not cured and/or remediated to Purchaser’s reasonable satisfaction by Seller on or before the applicable Cure Date, the adjustment with respect thereto shall be made pursuant to Section 8.4(a) or Section 8.4(b), as applicable.

(c)  Any dispute between Seller and Purchaser relating to whether, and to what extent, a Cure Target Defect has been cured or remediated shall be deemed to constitute a Disputed Matter and shall be resolved as set forth in Section 3.10, except that any such matter shall be submitted to the Title Arbitrator or Environmental Arbitrator, as applicable, on or before the date that is ten (10) Business Days after the applicable Cure Date; provided, however, that any prior or concurrent determination by the Title Arbitrator or Environmental Arbitrator, as applicable, with respect to Cure Target Defects (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute) which Seller has elected to attempt to cure or remediate pursuant to Section 3.7(a) shall be binding on the Parties with respect to such Cure Target Defect (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute).

3.8  Adjustment for Title Defects and Benefits and Environmental Defects.

(a)  With respect to each Asset for which any Title Defect or Environmental Defect has been alleged under Section 3.6(a) or 3.6(c), such Asset shall be assigned at Closing subject to all uncured Title Defects and Environmental Defects, and the Purchase Price shall be reduced at Closing by (i) in the case of Title Defects, an amount determined pursuant to Section 3.9(a) (the “Title Defect Amount”), and (ii) in the case of Environmental Defects, an amount determined pursuant to Section 3.9(c) (the “Environmental Defect Amount”), in each case, as provided in Sections 3.8(d), 3.8(e) and 3.8(f), as applicable; provided, however, that, notwithstanding the foregoing, without limitation of Section 3.8(e), no other reduction shall be made in the Base Purchase Price at Closing with respect to any Title Defect or Environmental Defect which (A) Seller elects to cure following Closing pursuant to Section 3.7(a) (solely with respect to Title Defects) or (B) are Disputed Matters.

(b)  With respect to each Property affected by Title Benefits reported under Section 3.6(b), there shall be an offset to Title Defects and Environmental Defects by an amount as determined pursuant to Section 3.9(b) (the “Title Benefit Amount”); provided, however, that, notwithstanding anything in this Agreement to the contrary, in no event shall any Title Benefit Amount(s) result in any increase to the Base Purchase Price.

(c)  Seller and Purchaser shall use their respective commercially reasonable efforts and cooperate in good faith to attempt to agree upon the existence of any Title Defects, Title Benefits or Environmental Defects reported pursuant to Sections 3.6(a), 3.6(b) and 3.6(c), as applicable, and any corresponding Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts, in each case, on or before the Closing Date. If Seller and Purchaser are unable to agree by the Closing Date, then, subject to Section 3.7, the Title Defects, Title Benefits, Environmental Defects, reported pursuant to Sections 3.6(a), 3.6(b) and 3.6(c), as applicable, and any corresponding Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts which are then in dispute (each a “Disputed Matter”) shall be exclusively and finally resolved by arbitration pursuant to Section 3.10.

30

(d)  At Closing, the Base Purchase Price shall be adjusted (i) in accordance with Section 3.8(a) with respect to any Title Defects which (A) Seller has not elected to attempt to cure pursuant to Section 3.7(a) and (B) are not Disputed Matters, (ii) in accordance with Section 3.8(b) with respect to any Environmental Defects which (A) Seller has not cured to Purchaser’s reasonable satisfaction as of the Closing Date and (B) are not Disputed Matters and (iii) in accordance with Section 3.8(b) with respect to any Title Benefits which are not Disputed Matters.

(e)  At Closing, an amount equal to the sum of all Title Defect Amounts and Environmental Defect Amounts (as asserted in good faith by Purchaser in the applicable Title Defect Claim Notices and Environmental Defect Claim Notices provided in accordance with Sections 3.6(a) and/or 3.6(c), as applicable) related to (i) any Cure Target Title Defects which Seller elects to attempt to cure prior to the Title Cure Date in accordance with Section 3.7(a) or (ii) which are Disputed Matters (such aggregate amount, the “Defect Escrow Amount”), shall be deducted in the calculation of the Closing Payment, as provided in Section 8.4(a). As contemplated by Section 8.4(b), such deduction shall be made by reducing the Base Purchase Price (with (y) the Base Stock Consideration being the number of shares of Purchaser Common Stock equal to the quotient of (1) twenty five (25%) of the dollar amount of the decrease to Base Purchase Price divided by (2) the Reference Price, rounded up or down to the nearest whole number of shares of Purchaser Common Stock) and (z) by decreasing the Base Cash Consideration by an amount equal to seventy five percent (75%) of the decrease to the Base Purchase Price) payable at Closing by an amount equal to the Defect Escrow Amount and, at the Closing, Purchaser shall deposit the Defect Escrow Amount into a separate escrow account established with a mutually agreeable escrow agent (the “Escrow Agent”) (the “Defect Escrow Account”), to be governed by an escrow agreement to be executed at Closing among Seller, Purchaser and the Escrow Agent in the form to be agreed between the Parties (the “Defect Escrow Agreement”). The Defect Escrow Amount shall be held, invested and disbursed in accordance with the terms of this Article 3 and the Defect Escrow Agreement pending the curing and/or resolution, as applicable, of the applicable Cure Target Title Defects and/or the applicable Disputed Matters in accordance with the applicable terms of this Article 3.

(f)  After Closing, the Purchase Price shall be adjusted for (i) any Cure Target Title Defects which (A) Seller elects to attempt to cure prior to the Title Cure Date pursuant to Section 3.7(a) or (B) are Disputed Matters and (ii) any Environmental Defects or Title Benefits which are Disputed Matters, in each case, to the extent the Title Defect Amounts, Title Benefit Amounts and Environmental Defect Amounts for such Title Defects, Title Benefits and Environmental Defects are included in the Defect Escrow Amount, as provided in this Section 3.8(f). Within ten (10) Business Days after the later to occur of (x) the Title Cure Date and (y) the final date of determination of all Disputed Matters submitted to a Title Arbitrator or Environmental Arbitrator pursuant to Section 3.10, as applicable, and after consideration of all other adjustments previously made to the Base Purchase Price and after giving effect to all applicable limitations set forth in Section 3.9, the Parties shall execute joint written instructions to the Escrow Agent instructing it to deliver to Seller or Purchaser, as applicable, the portion of the Defect Escrow Amount equal to the net amount which such Party is entitled to receive in order to make the adjustments to the Base Purchase Price called for pursuant to this Section 3.8(f), with respect to (a) any Disputed Matters, as determined by the applicable Title Arbitrator or Environmental Arbitrator under Section 3.10(a) and/or Section 3.10(b), as applicable, and (b) any Cure Target Title Defects which Seller elected to attempt to cure prior to the Title Cure Date pursuant to Section 3.7(a) and which are not Disputed Matters after considering the extent such Title Defects have been cured pursuant to Section 3.6(c) to Purchaser’s reasonable satisfaction. Any payment made pursuant to this Section 3.8(f) shall be made by wire transfer of immediately available funds to a bank account or accounts to be designated in writing by the Party receiving such payment (which bank account or account(s) shall, for purposes of clarity, be designated by such Party in the applicable executed joint written instructions delivered to the Escrow Agent instructing it to deliver such payment to such Party).

31

(g)  The Parties shall treat for Tax purposes, any amount paid pursuant to this Section 3.8 as an adjustment to the Purchase Price.

(h)  SUBJECT TO, AND WITHOUT LIMITATION OF, THE ENVIRONMENTAL MATTERS, THE TITLE MATTERS, THE TERMS AND PROVISIONS OF THE OTHER TRANSACTION AGREEMENTS, THE CONDITION TO CLOSING IN SECTION 7.2(d), AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED IN THIS AGREEMENT), (X) THIS Article 3 SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, OTHERWISE BE THE EXCLUSIVE RIGHT AND REMEDY OF PURCHASER WITH RESPECT TO TITLE DEFECTS AND OTHER DEFICIENCIES IN TITLE TO THE ASSETS AND ANY ENVIRONMENTAL DEFECTS AND OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF THE ASSETS AND (Y) EXCEPT AS PROVIDED IN SECTION  3.6(a) AND SECTIOn 3.6(c), BUT SUBJECT TO THE FOREGOING TERMS OF THIS SECTION  3.8(h), PURCHASER OTHERWISE RELEASES, REMISES, AND FOREVER DISCHARGES SELLER, ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, INTEREST OWNERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO, OR ARISING OUT OF, ANY TITLE DEFECT, ENVIRONMENTAL DEFECT, OR OTHER DEFICIENCY IN TITLE TO, OR OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF, ANY ASSET.

3.9  Calculation of Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts.

(a)  The Title Defect Amount resulting from a Title Defect shall be determined as follows:

(i)  if Purchaser and Seller agree in writing upon the Title Defect Amount, that amount shall be the Title Defect Amount;

(ii)  if the Title Defect is a lien, encumbrance, or other charge which is liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from Seller’s interest in the affected Property;

(iii) if (x) the Title Defect represents a discrepancy between (A) Seller’s aggregate Net Revenue Interest for any Well and (B) the aggregate Net Revenue Interest stated in Exhibit A-2 for such Well, and (y) there is a proportionate decrease in Seller’s Working Interest ownership, as applicable, for such applicable Well from that set forth in Exhibit A-2, for such Well, then the Title Defect Amount shall be the product of the Allocated Value of such Well, multiplied by a fraction, the numerator of which is the decrease in Seller’s aggregate Net Revenue Interest in such Well and the denominator of which is Seller’s aggregate Net Revenue Interest stated in Exhibit A-2, as applicable, for such Well; provided, however, that if the Title Defect does not affect such Well throughout its entire productive life, the Title Defect Amount determined under this Section 3.9(a)(iii) shall be reduced to take into account the applicable time period only;

32

(iv)  if the Title Defect represents an obligation, encumbrance, burden, or charge upon, or other defect in title to, the affected Property of a type not described in subsections (i), (ii), (iii), or (iii) of this Section 3.9, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Property so affected, the portion of Seller’s interest in the Property affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the productive life of the affected Property, the values placed upon the Title Defect by Purchaser and Seller, the age of the factual matters causing or constituting the alleged Title Defect, the probability that title failure will occur with respect to any Title Defect that represents only a possibility of title failure, and such other factors as are necessary to make a proper evaluation;

(v)  the Title Defect Amount with respect to a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder or for which Purchaser otherwise receives credit in the calculation of the Purchase Price; and

(vi)  notwithstanding anything to the contrary in this Article 3:

(A)  an individual claim for a Title Defect for which a valid Title Defect Claim Notice is given prior to the Defect Claim Date shall only generate an adjustment to the Base Purchase Price under this Article 3 if the Title Defect Amount with respect thereto exceeds Forty-Two Thousand Three Hundred Twenty-Five Dollars ($42,325) (the “Individual Defect Threshold”); provided, however, that if a specific Title Defect affects more than one Title Defect Property, then the Title Defect Amounts associated with such specific Title Defect may be aggregated by Purchaser for determining whether the Individual Defect Threshold is met with respect to all such Properties affected by such specific Title Defect;

(B)  except with respect to Title Defects described in Section 3.9(a)(ii), the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any given Property shall not exceed the Allocated Value of such Property; and

(C)  there shall be no adjustment to the Purchase Price for Title Defects or Environmental Defects unless and until either (x) the aggregate of all Title Defect Amounts that exceed (or are deemed to exceed) the Individual Defect Threshold less the aggregate of all Title Benefit Amounts that exceed the Title Benefit Threshold, exceeds an amount equal to one and one-half percent (1.5%) of the Base Purchase Price, and then only to the extent that such aggregate amount exceeds one and one-half percent (1.5%) of the Base Purchase Price, or (y) the aggregate of all Environmental Defect Amounts that exceed (or are deemed to exceed) the Individual Defect Threshold exceeds an amount equal to one and one-half percent (1.5%) of the Base Purchase Price, and then only to the extent that such aggregate amount exceeds one and one-half percent (1.5%) of the Base Purchase Price. For purposes of this Section 3.9(a)(vi)(C), the Base Purchase Price shall be reduced by the Allocated Value of any Assets excluded pursuant to Section 3.4(a) or Section 3.12 and references to the Base Purchase Price in this Section 3.9(a)(vi)(C) shall be deemed and construed to reference the Base Purchase Price as reduced by any such reductions described herein.

(b)  The Title Benefit Amount resulting from a Title Benefit shall be determined as follows:

(i)  if Purchaser and Seller agree in writing upon the Title Benefit Amount, that amount shall be the Title Benefit Amount;

33

(ii)  if (x) the Title Benefit represents a discrepancy between (A) the Net Revenue Interest for a Well and (B) the Net Revenue Interest stated with respect to such Well in Exhibit A2, and (y) there is a proportionate increase in Seller’s Working Interest, for such applicable Well from that set forth in Exhibit A-2 for such Well, then the Title Benefit Amount shall be the product of the Allocated Value of the affected Well, multiplied by a fraction, the numerator of which is the increase in Seller’s aggregate Net Revenue Interest in such Well and the denominator of which is the Net Revenue Interest stated Exhibit A2 with respect to such Well; provided, however, that if the Title Benefit does not affect a Well throughout the entire productive life thereof, the Title Benefit Amount determined under this Section 3.9(b)(ii) shall be reduced to take into account the applicable time period only;

(iii) if a Title Benefit represents a right, circumstance, or condition of a type not described in subsections (i) or (ii) of this Section 3.9(b), the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Property so affected, the portion of Seller’s interest in the Property so affected, the legal effect of the Title Benefit, the potential discounted economic effect of the Title Benefit over the productive life of any affected Property, the values placed upon the Title Benefit by Purchaser and Seller, and such other factors as are necessary to make a proper evaluation; and

(iv)  notwithstanding anything to the contrary in this Article 3, an individual claim for a Title Benefit shall only serve to offset any applicable Title Defect Amounts if the Title Benefit Amount with respect thereto exceeds Forty-Two Thousand Three Hundred Twenty-Five Dollars ($42,325) (the “Title Benefit Threshold”).

(c)  The Environmental Defect Amount resulting from an Environmental Defect shall be determined as follows:

(i)  if Purchaser and Seller agree on the Environmental Defect Amount, that amount shall be the Environmental Defect Amount;

(ii)  the Environmental Defect Amount shall include, but shall not exceed, the reasonable cost of the response required or allowed under Environmental Laws in effect on the Execution Date that addresses and resolves (for current and future use in the same manner as currently used) the applicable Environmental Defect with the most cost-effective remediation of such Environmental Defect (considered as a whole, taking into consideration any material impacts such response may have on the continued, safe, and prudent operation of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a direct result of such response);

(iii) the Environmental Defect Amount with respect to an Environmental Defect shall be determined without duplication of any costs or losses included in another Environmental Defect Amount or adjustment to the Purchase Price hereunder;

(iv)  notwithstanding anything to the contrary in this Article 3, an individual claim for an Environmental Defect for which a valid Environmental Defect Claim Notice is given prior to the Defect Claim Date shall only generate an adjustment to the Base Purchase Price if the Environmental Defect Amount with respect thereto exceeds the Individual Defect Threshold; provided, however, that if a specific Environmental Defect affects more than one Environmental Defect Asset, then the Environmental Defect Amounts associated with such specific Environmental Defect may be aggregated by Purchaser for determining whether the Individual Defect Threshold is met with respect to all such Assets affected by such specific Environmental Defect; and

(v)  for the purposes of determining whether an Environmental Defect exceeds the Individual Defect Threshold, (i) if an Environmental Defect that is not based on a physical condition and represents regulatory non-compliance with Environmental Law (such as missing or incorrect permits or the failure to prepare and submit required plans, reports, or other regulatory filings) that is present at multiple Assets, then the Environmental Defect Amount for such Environmental Defects may be aggregated for purposes of meeting the Individual Defect Threshold, and (ii) a single Environmental Defect based on a single underlying physical condition of an Asset that spreads and affects multiple Assets can be aggregated for the purpose of meeting the Individual Defect Threshold.

34

3.10 Dispute Resolution.

(a)  Except as otherwise provided in Section 3.7(c), with respect to any Disputed Matter concerning Title Defects, Title Benefits, Title Defect Amounts and/or Title Benefit Amounts (collectively, “Disputed Title Matters”), on or after the date that is ten (10) Business Days following the Closing Date, either Party may notify the other Party of its election to submit all remaining Disputed Title Matters to a title attorney with at least ten (10) years’ experience in oil and gas titles in the State of Oklahoma, as selected by mutual agreement of Purchaser and Seller (the “Title Arbitrator”) and thereafter the Parties shall promptly submit such remaining Disputed Title Matters to the Title Arbitrator. If Purchaser and Seller have not agreed upon a Person to serve as Title Arbitrator within ten (10) Business Days of a Party’s election to submit such Disputed Title Matters to the Title Arbitrator, the Parties shall, within five (5) Business Days after the end of such ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association (or in the event that there is no such office in Houston, Texas at such time, to any other office of the American Arbitration Association) to choose the Title Arbitrator and submit such Disputed Title Matters along with such application. The Title Arbitrator shall not have worked as an employee or outside counsel for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Title Arbitrator’s fees and expenses incurred as Title Arbitrator.

(b)  Except as provided in Section 3.7(c), with respect to any Disputed Matter concerning Environmental Defects and Environmental Defect Amounts (collectively, “Disputed Environmental Matters”), on or after a date that is ten (10) Business Days following the Closing Date, either Party may notify the other Party of its election to submit all remaining Disputed Environmental Matters to a reputable environmental consultant with at least ten (10) years’ experience in corrective environmental action regarding oil and gas properties in the State of Oklahoma, as selected by mutual agreement of Purchaser and Seller (the “Environmental Arbitrator”) and thereafter the Parties shall promptly submit such remaining Disputed Environmental Matters to the Environmental Arbitrator. If Purchaser and Seller have not agreed upon a Person to serve as Environmental Arbitrator within ten (10) Business Days of a Party’s election to submit such Disputed Environmental Matters to the Environmental Arbitrator, the Parties shall, within five (5) Business Days after the end of such ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Environmental Arbitrator and submit such Disputed Environmental Matters along with such application. The Environmental Arbitrator shall not have worked as an employee or outside consultant for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Environmental Arbitrator’s fees and expenses incurred as Environmental Arbitrator.

(c)  In each case above, the arbitration proceeding shall be held in Tulsa, Oklahoma and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 3.10. The Title Arbitrator’s or Environmental Arbitrator’s determination, as applicable, shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making their respective determinations, the Title Arbitrator and the Environmental Arbitrator shall be bound by the provisions of this Article 3 and may consider such other matters as, in the opinion of the Title Arbitrator or Environmental Arbitrator (as applicable), are necessary or helpful to make a proper determination. The Title Arbitrator and Environmental Arbitrator may consult with and engage disinterested Third Parties to advise the arbitrator, including petroleum engineers. The Title Arbitrator and Environmental Arbitrator shall act as experts for the limited purpose of determining the specific disputed Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts submitted by any Party and may not award damages, interest, or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear their own legal fees and other costs of presenting their respective cases. The costs of the Title Arbitrator and Environmental Arbitrator, as applicable (and the American Arbitration Association, if applicable) in connection with the applicable dispute resolution shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Title Arbitrator or Environmental Arbitrator, as applicable, has not selected such Party’s position on an aggregate Dollar basis with respect to all amounts submitted for resolution by the Title Arbitrator or Environmental Arbitrator, as applicable (e.g., if Purchaser is awarded seventy percent (70%) of the value in dispute, then Purchaser shall be responsible for paying thirty percent (30%) of the fees and expenses of the Title Arbitrator or Environmental Arbitrator, as applicable, and Seller shall be responsible for paying seventy percent (70%) of the fees and expenses of the Title Arbitrator or Environmental Arbitrator, as applicable). The Title Arbitrator may not award Purchaser a greater Title Defect Amount than the Title Defect Amount claimed by Purchaser in its applicable Title Defect Claim Notice or a greater Title Benefit Amount than that claimed by Seller in its position statement delivered to the Title Arbitrator. The Environmental Arbitrator may not award Purchaser a greater Environmental Defect Amount than the Environmental Defect Amount claimed by Purchaser in its applicable Environmental Defect Claim Notice.

35

(d)  Notwithstanding the foregoing provisions of this Section 3.10, if either Party disputes whether the conditions set forth in Section 7.1(d) or Section 7.2(d) have been satisfied (a “Threshold Dispute”), such Threshold Dispute shall be resolved on an expedited basis in accordance with this Section 3.10(d). Within five (5) Business Days following written notice from either Party to the other Party that a Threshold Dispute exists, the Parties shall submit to the Title Arbitrator a written statement setting forth each Party’s position on whether the twenty percent (20%) threshold has been met, together with reasonable supporting documentation. The Title Arbitrator shall render a written decision within five (5) Business Days following receipt of the Parties' submissions. The Title Arbitrator's determination shall be final and binding on the Parties, absent manifest error. The fees and expenses of the Title Arbitrator shall be borne equally by the Parties, and each Party shall bear its own costs and expenses incurred in connection with such proceeding.

3.11 Notice to Holders of Consent and Preferential Purchase Rights. Promptly after the Execution Date (but in any event no later than five (5) Business Days following the Execution Date), Seller shall (a) prepare and send (i) notices to the holders of any Consents (including, for purposes of clarity, the Material Consents and all other consents and similar rights that are set forth on Schedule  4.8(b)) requesting the consent of each such Person to the Transactions (or a waiver of such Consent right) and (ii) notices to the holders of any applicable preferential rights to purchase or similar rights that are applicable to or triggered by any of the Transactions (including, for purposes of clarity, those set forth on Schedule 4.8(a)) in compliance with the terms of such rights and requesting waivers of such rights, in each case, using forms of such notices that are reasonably acceptable to Purchaser and (b) provide Purchaser with a true and complete copy of each such notice promptly after Seller’s delivery thereof in accordance with this Section 3.11. Seller shall use commercially reasonable efforts to obtain all such Consents and similar approvals (or waivers thereof) and waivers of all preferential rights and other similar rights prior to the Target Closing Date; provided, however, that Seller shall not be required to make any payments or undertake any obligations for the benefit of the holders of such rights in order to obtain the required Consents and waivers. Upon receipt of Seller’s written request, Purchaser shall use commercially reasonable efforts to cooperate in good faith with Seller in seeking to obtain such any and all such Consents and waivers; provided, however, that Purchaser shall not be obligated to spend any monies or undertake any obligations (other than requesting such Consents and waivers) in connection therewith. Seller covenants and agrees that it shall promptly provide written notice to Purchaser after becoming aware of any actual or threatened dispute, disagreement or proceeding affecting or with respect to any Consent, preferential rights and other similar rights affecting or relating to the Transactions. Purchaser acknowledges that certain notices required to be sent by Seller under this Section 3.11 are also required to be sent pursuant to the Canyon Creek PSA. With respect to any such notices, Purchaser agrees that a combined notice may be sent pursuant to the Canyon Creek PSA that references Seller’s interest in the Assets. Any such combined notice shall satisfy Seller’s obligations under this Section 3.11 with respect thereto.

36

3.12 Consent Requirements.

(a)  Subject to, and without limitation of, Section 3.12(c), unless the Parties otherwise agree in writing, in no event shall there be transferred at Closing any Asset for which a Material Consent has not been obtained prior to Closing. Seller shall deliver a written notice to Purchaser on or before five (5) Business Days prior to the Target Closing Date setting forth each Material Consent which, as of such date, has not been satisfied or waived (or that is otherwise subject to an actual or threatened dispute) and Purchaser shall thereafter have the continuing right until the date that is one (1) Business Day prior to the Target Closing Date to elect to waive the receipt (or waiver) of any such Material Consent, in which case, such Material Consent shall be deemed to have been obtained prior to Closing with respect to the affected Asset(s) for all purposes of this Agreement.

(b)  In cases in which the Asset subject to such an un-obtained Material Consent is an Asset other than a Property, and Purchaser is assigned the Property or Properties to which such Asset relates, but such Asset is not transferred to Purchaser due to the un-waived Material Consent requirement, the Parties shall continue after Closing and until the date of the final adjustment to the Base Purchase Price under Sections 8.4(b) and/or 8.4(c), as applicable (the “Final Adjustment Date”), to use commercially reasonable efforts to obtain the Material Consent so that such Asset can be transferred to Purchaser upon receipt of the Material Consent (or waiver thereof), and, if permitted pursuant to applicable Law and agreement, such Asset shall be held by Seller for the benefit of Purchaser, Purchaser shall pay all amounts due thereunder or with respect thereto, and Purchaser shall be responsible for the performance of any obligations under or with respect to such Asset to the extent that Purchaser has been transferred the Assets necessary to such performance until the applicable Material Consent is obtained. Notwithstanding the foregoing, neither Party shall be required to make any payments or undertake any obligations for the benefit of the holders of any un-obtained Material Consents subject to this Section 3.12(b) in connection with obtaining (or attempting to obtain) any such Material Consent (or a waiver thereof).

(c)  In cases in which the Asset subject to such a Material Consent requirement is a Property and the Material Consent to the transfer of such Property (or a waiver thereof) is not obtained by Closing, Purchaser shall have the right to elect to exclude the Property subject to such Material Consent and, subject to the remainder of this Section 3.12(c), (i) the affected Property shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced at Closing by the Allocated Value of such Property, (iii) such Property shall be deemed to be deleted from Exhibit A-1 and/or Exhibit A-2 attached hereto, as applicable, and added to Schedule 1.3 attached hereto and (iv) such Property shall constitute an Excluded Asset for all purposes hereunder. The Parties shall continue to use commercially reasonable efforts to obtain the Material Consent so that such Asset can be transferred to Purchaser upon receipt of the Material Consent, and if any such Material Consent requirement with respect to which an adjustment to the Base Purchase Price is made under Section 2.3(b) is subsequently satisfied (or waived) prior to the date of the final adjustment to the Base Purchase Price under Section 8.4(b) or Section 8.4(c), as applicable, (A) Seller shall, promptly after such Material Consent requirement is satisfied (or waived), convey the applicable Property to Purchaser, (B) the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to such Property (or portion thereof) at such delayed Closing; (C) Purchaser shall, simultaneously with the conveyance of the applicable Property (or portion thereof), pay the amount of any previous deduction from the Base Purchase Price (subject to all other applicable adjustments with respect to such Property (or portion thereof) under this Agreement) to Seller, and (D) such Property shall no longer be deemed to be (x) deleted from Exhibit A-1 and/or Exhibit A-2 attached hereto, (y) added to Schedule 1.3 attached hereto or (z) an Excluded Asset for any purposes hereunder. Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(a) with respect to the affected Property (or portion thereof), if any, shall be calculated from the period from and after the Effective Date to the date of the conveyance, and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller, and, if negative, by Seller to Purchaser.

37

3.13 Preferential Purchase Rights.

(a)  Any preferential purchase right must be exercised subject to all terms and conditions set forth in this Agreement, including the successful Closing of this Agreement pursuant to Section 8.1 on the dates set forth herein. The consideration payable under this Agreement for any particular Asset for purposes of preferential purchase right notices shall be the Allocated Value for such Asset, adjusted as set forth herein.

(b)  If any preferential right to purchase any Asset is validly exercised prior to Closing, (i) the affected Asset (or portion(s) thereof) shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced by the Allocated Value of such Asset (or portion(s) thereof), (iii) such Asset (or portion(s) thereof) shall be deemed to be deleted from the applicable Exhibits attached hereto and added to Schedule 1.3 attached hereto, (iv) such Asset shall constitute an Excluded Asset for all purposes hereunder, and (v) Seller shall convey the affected Asset (or portion(s) thereof) to the preferential right holder on the terms and provisions set out in the applicable preferential right provision and shall be entitled to the consideration paid by such holder.

(c)  Should a third Person fail to validly exercise or waive its preferential right to purchase as to any portion of the Assets prior to Closing, and the time for exercise or waiver has not yet expired by Closing, then (i) such Assets (or portions thereof) shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced by the Allocated Value of each such Asset (or portion thereof subject to such preferential purchase right); (iii) each such affected Asset (or portion thereof) shall be subject to the remainder of this Section 3.13(c) and Section 3.13(d), and (iv) Seller shall continue to use commercially reasonable efforts (without the obligation to make any payments or undertake any obligations for the benefit of the holders of such preferential rights to purchase) to obtain the waiver of the preferential purchase right and shall continue to be responsible for the compliance therewith. Should the holder of the preferential purchase right validly exercise the same after Closing, (A) such affected Asset shall be deemed to be deleted from the applicable Exhibits attached hereto and added to Schedule 1.3 attached hereto, (B) such Asset (or portion thereof) shall constitute an Excluded Asset for all purposes hereunder, and (C) Seller shall convey the affected Asset (or portion thereof) to the preferential right holder on the terms and provisions set out in the applicable preferential right provision and Seller shall be entitled to the consideration paid by such holder.

(d)  In the event that, after Closing, a preferential purchase right with respect to an Asset (or portion thereof) not conveyed to Purchaser at Closing pursuant to Section 3.13(c) is waived in writing or the time for exercise of such right has expired pursuant to its terms without exercise by the holder thereof, (i) Purchaser shall purchase the affected Asset (or portion thereof) on the terms set forth in this Agreement at a delayed closing which shall occur within ten (10) Business Days following the date on which Seller obtains such waiver, or the time period for exercising the applicable preferential right has expired (which date shall, with respect to such Asset, or portion thereof, be considered to be the Closing Date with respect to such Asset (or applicable portion thereof)), (ii) the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to such Asset (or portion thereof) at such delayed Closing; and (iii) Purchaser shall, simultaneously with the conveyance of the applicable Asset (or portion thereof), pay the amount of any previous deduction from the Base Purchase Price (subject to all other applicable adjustments with respect to such Asset (or portion thereof) under this Agreement) to Seller, and (iv) such Asset shall no longer be (A) deemed to be deleted from the Exhibits attached hereto, (B) added to Schedule 1.3 attached hereto or (C) an Excluded Asset for any purposes hereunder. Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(a) with respect to the affected Asset (or portion thereof), if any, shall be calculated from the period from and after the Effective Date to the date of the conveyance, and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller, and, if negative, by Seller to Purchaser.

38

3.14 Tag-Along Rights. The Parties acknowledges that certain of the Assets are subject to the tag-along rights set forth on Schedule 3.14 (the “Tag-Along Rights”). The holders of such Tag-Along Rights (the “Tag Parties”) are party to separate purchase and sale agreements with Purchaser, to be executed simultaneously with this Agreement (the “Tag-Along PSAs”), pursuant to which such Tag Parties are selling their respective interests in the assets identified on Schedule 3.14.

3.15 Limitations on Applicability. Purchaser’s right to allege Title Defects and Environmental Defects pursuant to this Article 3 shall terminate as of the Defect Claim Date and shall have no further force and effect thereafter, provided there shall be no termination of Purchaser’s rights with respect to any Environmental Defect, Title Defect or Title Benefit claim properly reported on or before the Defect Claim Date; provided, further that this Section 3.15 shall be not act as a waiver of the special warranty of title, or any claims with respect thereto, pursuant to the Assignment and Bill of Sale.

Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the provisions of this Article 4, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the following as of the Execution Date, and effective upon the Closing, as of the Closing Date:

Notwithstanding anything to the contrary herein, each of the representations and warranties of Seller set forth in this Article 4 (other than Section 4.1 and Section 4.25) is made solely to the Knowledge of Seller to the extent such representation or warranty is not already so qualified Section 4.2 through Section 4.24.

4.1  Seller.

(a)  Seller is a limited partnership duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located, with full legal power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

(b)  Seller has the power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

(c)  The execution, delivery and performance of this Agreement (and each other Transaction Agreement to which Seller is a party), and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and at Closing each other Transaction Agreement to which Seller is a party will have been duly executed and delivered by Seller), and this Agreement constitutes the valid and binding obligations of Seller, and at the Closing each other Transaction Agreement to which Seller is a party will be the valid and binding obligation of Seller, in each case enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

39

(d)  (d) The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement do not (i) violate any provision of the certificate of formation or the limited partnership agreement of Seller, (ii) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any note, bond, mortgage, indenture, or other financing instrument to which Seller or any of its Affiliates is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to Seller or any of its Affiliates as a party in interest, or (iv) violate any Laws applicable to Seller or any of its Affiliates, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Seller Material Adverse Effect.

4.2  Litigation. Except as set forth on Schedule 4.2: (a) there are no actions, suits, or proceedings pending, or, to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator with respect to the Assets or Seller’s ownership, use or operation of the Assets; (b) there are no actions, charges, suits, or proceedings pending, or, to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator against Seller or its Affiliates, which are reasonably likely to impair or delay materially Seller’s ability to perform its obligations under this Agreement; and (c) none of Seller, its Affiliates or the Assets are subject to any material outstanding judgments, writs, orders, injunctions or decrees issued, made, entered or rendered by any Governmental Authority; provided that Seller makes no representation or warranty in this clause (c) as to any judgments, orders, writs, rules, injunctions or decrees which are, or contain issues, of broad applicability to, or which broadly affect, the Hydrocarbon exploration and production industry.

4.3  Taxes and Assessments. Except as disclosed on Schedule 4.3:

(a)  all material Asset Taxes that have become due and payable by Seller (whether or not shown on a Tax Return) or any of its Affiliates have been duly paid, and all material Tax Returns required to be filed by Seller or any of its Affiliates with respect to such Asset Taxes have been duly and timely filed and each such Tax Return is true, correct and complete in all respects;

(b)  all withholding Tax requirements imposed on or with respect to the Assets have been satisfied in all material respects;

(c)  there are no liens (other than liens for current period Taxes not yet due and payable) on any of the Assets attributable to unpaid Taxes;

(d)  there is not currently in effect any extension or waiver of any statute of limitations in any jurisdiction regarding the assessment or collection of any Asset Tax;

(e)  no extension of time within which to file any Tax Return with respect to Asset Taxes is currently in effect;

(f)  no audit, litigation or other proceeding with respect to Asset Taxes has been commenced by any Governmental Authority or is presently pending, and Seller has not received written notice of any pending claim against it from any applicable Governmental Authority for assessment of Asset Taxes and no such claim has been threatened; and

40

(g)  none of the Assets is subject to any Tax partnership agreement or are otherwise treated as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute, and in the case of any Asset disclosed on Schedule 4.3, the tax partnership has an election in effect under Section 754 of the Code.

(h)  The representations and warranties in this Section 4.3 are the sole and exclusive representations and warranties of Seller or any of its Affiliates with respect to Tax Laws.

4.4  Compliance with Laws. Except with respect to (i) Tax Laws (for which Seller’s sole representations and warranties are set forth in Section 4.3), (ii) Environmental Laws (for which Seller’s sole representations and warranties are set forth in Section 4.15), and (ii) except as disclosed on Schedule 4.4, Seller’s and its Affiliates’ ownership and the operation of the Assets (and, to Seller’s knowledge, the operation of the Assets by any applicable Third Parties during Seller’s period of ownership) is and has been in compliance with all applicable Laws in all material respects.

4.5  Material Contracts. Schedule 4.5 sets forth a true, complete and accurate list of all Material Contracts as of the Execution Date (including any and all amendments, supplements thereto (and all currently applicable written waivers of any of the terms thereof)). None of Seller or any of its Affiliates or, to Seller’s knowledge, any other Person, is in material breach of or material default under any Material Contract except as disclosed on Schedule 4.5. To Seller’s knowledge, all Material Contracts are in full force and effect and constitute legal and binding obligations of Seller and/or its applicable Affiliate(s). Except as disclosed on Schedule 4.5, no written notice of default or breach has been received or delivered by Seller or any of its Affiliates under any Material Contract, the resolution of which is outstanding as of the Execution Date, and there are no current notices that have been received by Seller or any of its Affiliates of the exercise of any premature termination, price redetermination, market-out, or curtailment of any Material Contract. Seller has provided or made available to Purchaser complete and accurate copies of all Material Contracts (including any and all amendments, supplements thereto (and all currently applicable written waivers of any of the terms thereof)) prior to the Execution Date.

4.6  Payments for Production. Neither Seller nor any of its Affiliates is obligated by virtue of a take-or-pay payment, advance payment, or other similar payment (other than Royalties established in the Leases or reflected on Exhibit A-1 or Exhibit A-2, minimum throughput commitments covered by Section 4.22, imbalances covered by Section 4.7, and gas balancing agreements or other agreements relating to any of the foregoing), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Seller’s or any of its Affiliates’ interest in the Properties at some future time without receiving payment therefor at or after the time of delivery.

4.7  Imbalances. Except as set forth on Schedule 4.7 and to Seller’s knowledge, as of the date set forth on Schedule 4.7, none of Seller or any of its Affiliates has, and its and their interests in the Assets are not subject to, any production, transportation, plant, or other imbalances with respect to production from or allocated the Properties.

4.8  Consents and Preferential Purchase Rights.

(a)  Except as set forth on Schedule 4.8(a), there are no preferential rights to purchase, rights of first offer, rights of first refusal, tag-along rights, drag-along rights or similar rights which, in each case, may be applicable to the sale or transfer of any right, title or interest in or to any of the Assets (including, for purposes of clarity, the operation thereof) by Seller or any of its Affiliates as contemplated by this Agreement.

41

(b)  Except as set forth on Schedule 4.8(b) and except for consents and approvals of Governmental Authorities that are customarily obtained after Closing, there are no approvals, consents, ratifications, waivers or other authorizations (including from any Governmental Authority) from, or permits of, or filings with, or notifications to any Person that is required to be obtained, made or complied with for or in connection with the execution or delivery of this Agreement or the consummation of the Transactions. (each, a “Consent”).

4.9  Liability for Brokers’ Fees. None of Purchaser or any of its Affiliates shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Seller or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

4.10 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to Seller’s knowledge, threatened against Seller or any of its Affiliates (whether by Seller, any of its Affiliates or a third Person). Neither Seller nor any of its Affiliates is insolvent and no such Person shall be rendered insolvent by the consummation of any of the transactions contemplated by this Agreement.

4.11 Wells and Equipment. Except as set forth on Schedule 4.11:

(a)  all Wells drilled and completed by Seller have been drilled and completed within the limits permitted by all applicable Leases and Contracts and no Well is subject to penalties on allowables with regard to time periods after the Effective Date because of any overproduction or any other violation of Laws; and

(b)  to Seller’s knowledge, all currently producing Wells (and related Equipment) are in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

(c)  [Reserved]

(d)  [Reserved]

provided, however, that, with respect to Assets that are operated by any Person other than Seller or any of its Affiliates, the representations and warranties set forth in this Section 4.11, are limited to the knowledge of Seller.

4.12 Non-Consent Operations. Except as set forth on Schedule 4.12 or Exhibit A-2, none of Seller or any of its Affiliates has elected not to participate in any operation or activity proposed with respect to the Properties which could result in any of Seller’s or its Affiliates’ interests in such Properties becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

4.13 Outstanding Capital Commitments; Payout Balances.

(a)  Except as set forth on Schedule 4.13, as of the Execution Date, there are no outstanding authorities for expenditure which are binding on the Properties and which Seller reasonably anticipates will individually require expenditures by the owner of the Properties after the Closing Date in excess of Seventy-Five Thousand Dollars ($75,000), net to the interest of Seller.

(b)  To Seller’s knowledge, as of the Execution Date, the payout balance for each Well that has not reached payout status is reflected in all material respects in Schedule 4.13 as of the respective dates shown thereon.

42

4.14 Hedges. Other than the Additional Hedges and the Hedges set forth on Schedule 4.14 (the “Existing Hedges”), there are no futures, options, swaps, or other derivatives with respect to the sale of Hydrocarbons from the Assets that will be binding on the Assets after Closing.

4.15 Environmental. Except as set forth in Schedule 4.15:

(a)  To Seller’s knowledge, the Assets that are operated by Seller or its Affiliates and the Assets operated by third-party operators are in and have been in compliance with Environmental Laws in all material respects (other than any non-compliance that has been previously cured or otherwise resolved in accordance with Environmental Laws);

(b)  To Seller’s knowledge, there has been no Release of Hazardous Substances on or from the Assets operated by Seller or its Affiliates, or to Seller’s knowledge from any Asset not operated by Seller or its Affiliates, for which there are material investigative or remediation obligations under Environmental Laws that have not been previously cured or otherwise resolved in accordance with Environmental Laws;

(c)  To Seller’s knowledge, Seller and each third-party operator of the Assets has obtained and is maintaining in full force and effect (and, to the extent applicable, has timely filed applications to renew) all permits, certificates, licenses, approvals, and authorizations under Environmental Laws required or necessary for its ownership or operation of the Assets as currently owned and operated by Seller, the applicable third-party operator and their respective Affiliates (the “Environmental Permits”), and no written notice of violation of the terms of such permits, certificate, licenses, approvals, and authorizations has been received by Seller or its Affiliates or, to Seller’s knowledge any third-party operator, the resolution of which is outstanding as of the Execution Date;

(d)  Neither Seller nor any of its Affiliates has entered into and the Assets operated by Seller or its Affiliates are not subject to, and to Seller’s knowledge, no third-party operator has entered into, and the Assets operated by any third party are not subject to, any agreements, consents, orders, decrees or judgments of any Governmental Authority, that are in existence as of the Execution Date, that are based on any Environmental Laws;

(e)  Neither Seller nor any of its Affiliates, and to Seller’s knowledge, no third-party operator, has received written notice from any Person of (i) any material violation of, alleged material violation of or material non-compliance with any Environmental Laws relating to the Assets or (ii) any release or disposal of any Hazardous Substance concerning any land, facility, asset or property included in the Assets, in each case, that has not been previously cured or otherwise resolved to the satisfaction of the relevant Governmental Authority and for which Seller or its Affiliates, and to Seller’s knowledge any third-party operator, has no further material obligations outstanding;

(f)  Copies of all final written reports of environmental site assessments and/or compliance audits by a Third Party on behalf of Seller or any of its Affiliates or that are otherwise in Seller’s or any of its Affiliates’ possession or control, in each case, that have been prepared in the three (3) years prior to the Execution Date have been, in each case, provided or made available to Purchaser prior to the Execution Date; and

(g)  The representations and warranties in Section 4.2 and this Section 4.15 are the sole and exclusive representations and warranties of Seller and any of its Affiliates with respect to Environmental Laws, Environmental Permits and/or Hazardous Materials.

43

4.16 Permits. Seller and, to Seller’s knowledge, each third-party operator of the Assets has obtained and is maintaining in full force and effect (and, to the extent applicable, has timely filed applications to renew) all material permits, certificates, licenses, approvals, and authorizations under applicable Laws required or necessary for such Person’s and its applicable Affiliates’ ownership and/or operation of the Assets as currently owned and operated (together with the Environmental Permits, collectively, the “Permits”) and no written notice of violation of the terms of such Permits (other than the Environmental Permits) has been received by Seller or any of its Affiliates or, to Seller’s knowledge, any third-party operator of the Assets, the resolution of which is outstanding as of the Execution Date.

4.17 Leases.

(a)  Schedule 4.17(a) sets forth the expiration dates of the primary terms for each Lease with a primary term that will expire prior to the Target Closing Date or in the six (6) month period immediately following the Target Closing Date;

(b)  Except as set forth on Schedule 4.17(b), there are currently pending no written requests or written notices or demands that have been received by Seller or any of its Affiliates or, to Seller’s knowledge, any third-party operator of the Assets, alleging (i) that any payment required under the Leases has not been paid or Seller, any of its Affiliates, or any third-party operator of the Assets has failed to perform any of its material obligations under any of the Leases and (ii) as a result thereof, the applicable Lease has terminated or is terminable.

(c)  Except as set forth on Schedule 4.17(c), neither Seller nor any Affiliate of Seller has received and, to Seller’s knowledge, no third party operator of the Assets has received, from any other party to any Lease, any unresolved written notice stating (i) a reasonable basis to terminate, forfeit or unilaterally modify such Lease or (ii) that an event has occurred which constitutes (or with notice or lapse of time, or both, would constitute) a material breach under any Lease.

(d)  Except as set forth on Schedule 4.17(b), none of the Leases operated by Seller or its Affiliates, and, to Seller’s knowledge, none of the Leases operated by any third party or its Affiliates, in each case, is subject to (i) any unfulfilled obligations to drill any commitment wells within the six (6) month period immediately following Closing or (ii) any requirement to drill additional wells, maintain continuous drilling operations or otherwise conduct material development operations within the six (6) month period immediately following Closing in order to continue such Lease in force and effect after the primary term thereof or to otherwise hold the net acres or the vertical depths and/or formations of any such Lease.

(e)  Schedule 4.17(e) sets forth sets forth those Leases that are currently being maintained by the payment of shut-in royalties or other similar lease maintenance payments in lieu of operations or production.

(f)  All Royalties, rentals, lease payments and other payments due and payable by Seller or any of its Affiliates and, to Seller’s knowledge, payable by any third party operators of the Assets, to royalty holders, overriding royalty holders and other interest owners under or with respect to any of the Assets and any Hydrocarbons produced therefrom, measured thereby or attributable thereto (including working interest amounts), in all material respects have been properly and timely paid.

4.18 Credit Support. Schedule  4.18 sets forth a complete and accurate list of all cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by Seller or any of its Affiliates in support of the obligations of Seller and its Affiliates to any Governmental Authority, contract counterparty or other Person related to the ownership or operation of the Assets (collectively, the “Credit Support”).

44

4.19 Reserved.

4.20 Reserved.

4.21 Reserved.

4.22 Dedications; Minimum Volume Commitments.

(a)  None of Seller or any of its Affiliates is a party to any Contract binding on or applicable to the Assets (i) that contains a commitment for Seller or any such Affiliate to provide a minimum volume of Hydrocarbons to another Person (except for and excluding any minimum volume of Hydrocarbons committed under a customary base contract for the sale and purchase of natural gas, as amended or supplemented) or (ii) that requires Seller or any such Affiliate to pay a deficiency payment or similar obligation (or become subject to any penalty or similar Damages) in the event Seller or any such Affiliate fails to provide the applicable minimum volume of Hydrocarbons in such relevant time period.

(b)  Except as set forth on Schedule 4.22, none of Seller or any of its Affiliates is a party to any Contract binding on or applicable to the Assets pursuant to which any portion of the Assets is dedicated or Hydrocarbons produced therefrom are otherwise required to be delivered to a certain Person.

4.23 Condemnation. As of the Execution Date, there is no pending or, to Seller’s knowledge, threatened in writing taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation or eminent domain.

4.24 No Transfers. Except as set forth on Schedule 4.24, since January 1, 2026, Seller has not intentionally transferred or sold any material portion of the Assets located outside of the Target Depths within such periods prior to the Execution Date.

4.25 Investment Representations.

(a)  Seller (i) is an experienced and knowledgeable investor, (ii) is able to bear the economic risks of the acquisition and ownership of the Purchaser Common Stock constituting the Stock Consideration and is able, at the present time and in the foreseeable future, without impairing its financial condition, to hold the shares of Purchaser Common Stock and to suffer a complete loss of the value of the shares of Purchaser Common Stock acquired in connection with the transactions contemplated by this Agreement, (iii) is capable of evaluating (and has evaluated) the merits and risks of investing in the Purchaser Common Stock and its acquisition and ownership thereof and understands and acknowledges that ownership of shares of Purchaser Common Stock is highly speculative and involves substantial risks, (iv) has considered the suitability of shares of Purchaser Common Stock as an investment in light of its own circumstances and financial condition and has determined that it is a suitable investment for such Person, (v) is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and any information that has been furnished or that will be furnished by such Person to evidence its status as an accredited investor is, and will be as of the Closing, accurate and complete, and does not, and will not as of the Closing, contain any misrepresentation or material omission, (vi) is acquiring the shares of Purchaser Common Stock constituting the Stock Consideration for its own account and not with a view to a sale, distribution or other disposition thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable blue sky Laws, or any applicable other securities Laws, and (vii) acknowledges and understands that (A) the shares of Purchaser Common Stock constituting the Stock Consideration have not been registered under the Securities Act in reliance on an exemption therefrom and (B) the shares of Purchaser Common Stock constituting the Stock Consideration will, upon acquisition thereof by Seller, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or in a private transaction exempt from, or otherwise not subject to, the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws. Seller understands that the Stock Consideration is being issued in reliance on specific exemptions from the registration requirements of the Securities Act and that Purchaser is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, acknowledgments and understandings set forth in this Section 4.25 in order to determine the availability of such exemptions.

45

(b)  Subject to the terms and conditions of the Registration Rights Agreement, any distribution by Seller of shares of Purchaser Common Stock constituting the Stock Consideration will not be made in any manner or to any Person that will result in the offer and sale of Purchaser Common Stock pursuant to this Agreement being subject to the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated under the Securities Act. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not require the consent or vote of (nor shall any such consent or vote be sought) from any Person that is not an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c)  Seller is aware, and its Representatives have been advised, that the United States securities laws prohibit any Person who has material nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase or sell such securities.

(d)  Seller is not relying on (and will not at any time rely on) any communication (written or oral) of Purchaser or its Representatives as investment advice or as a recommendation to acquire Purchaser Common Stock, it being understood that information and explanations related to the terms and conditions of this Agreement and any other Transaction Agreement to which Seller is a party shall not be considered investment advice or a recommendation to acquire Purchaser Common Stock. Seller confirms that none of Purchaser nor any of its Representatives has (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the shares of Purchaser Common Stock issuable hereunder or (B) made any representation to Seller regarding the legality of an investment in the shares of Purchaser Common Stock issuable under this Agreement under applicable legal investment or similar Laws or regulations.

(e)  Seller understands and acknowledges that the Purchaser Common Stock comprising the Stock Consideration will bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL, IN SUCH FORM AND BY SUCH COUNSEL SATISFACTORY TO PRESIDIO PRODUCTION COMPANY AND ITS COUNSEL, THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE SECURITIES LAWS.

46

4.26 Limitations.

(a)  Subject to, and without limitation of, Purchaser’s right to indemnification pursuant to Article 11, and except for instances of Fraud, the representations and warranties of Seller set forth in this Article 4, the corresponding certification in the certificate to be delivered at Closing pursuant to Section  8.2(a)(vi) as to the accuracy as of the Closing Date of the representations and warranties of Seller set forth in this Article 4, the Assignment and Bill of Sale, and the terms and provisions of the other Transaction Agreements, (i) Seller makes no other representations or warranties, express or implied, and (ii) Seller expressly disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to Purchaser or any of its Affiliates, employees, agents, consultants, or other Representatives (including any opinion, information, projection, or advice that may have been provided to Purchaser by any officer, director, employee, agent, consultant, advisor or other Representative of Seller or any member of Seller Group).

(b)  SUBJECT TO, AND WITHOUT LIMITATION OF PURCHASER’S RIGHT TO INDEMNIFICATION PURSUANT TO ARTICLE  11, AND THE TERMS AND PROVISIONS OF THE OTHER TRANSACTION AGREEMENTS, AND EXCEPT FOR INSTANCES OF FRAUD, THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE  4, THE CORRESPONDING CERTIFICATION IN THE CERTIFICATE TO BE DELIVERED AT CLOSING PURSUANT TO SECTION  8.2(a)(vi) AS TO THE ACCURACY AS OF THE CLOSING DATE OF THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE  4, THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND BILL OF SALE, SELLER MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OF SELLER, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, OR STEP-OUT DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW OR THE ENVIRONMENTAL CONDITION OF ANY OF THE ASSETS, AND FURTHER DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE TO ENTER INTO THIS AGREEMENT ON THE EXECUTION DATE. SELLER AND PURCHASER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

47

(c)  Inclusion of a matter on any of the Schedules which are referenced in this Article 4 (such Schedules, as amended in accordance with and subject to the terms of Section 6.7(a), the “Seller Disclosure Schedules”) with respect to a representation or warranty that addresses matters having a Seller Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Seller Material Adverse Effect.

Article 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Subject to the provisions of this Article 5, and the other terms and conditions of this Agreement, Purchaser represents and warrants to Seller the following as of the Execution Date and, effective upon the Closing, as of the Closing Date:

5.1  Existence and Qualification. Purchaser is a corporation organized, validly existing, and in good standing under the Laws of the state of Delaware.

5.2  Power. Purchaser has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

5.3  Authorization and Enforceability. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Agreement to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and at Closing each other Transaction Agreement to which a Purchaser is a party will have been duly executed and delivered by Purchaser), and this Agreement constitutes the valid and binding obligations of Purchaser, and at Closing each other Transaction Agreement to which Purchaser is a party will be the valid and binding obligation of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4  No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Purchaser, and the consummation of the Transactions, will not (a) violate any provision of the certificate of incorporation, bylaws or other governing instruments of Purchaser, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or by which it is bound, (c) breach any Contract to which the Purchaser is a party or by which any of its assets may be bound or result in the termination of any such Contract, (d) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (e) violate any Law applicable to Purchaser, except any matters described in clauses (b), (c), (d) or (e) above which would not have (i) a Purchaser Material Adverse Effect or (ii) prevent or materially impair or delay, or would reasonably be expected to prevent or materially impair or delay, the consummation of the transactions contemplated hereby or the performance of Purchaser’s obligations and covenants hereunder that are to be performed at Closing.

5.5  Consents, Approvals or Waivers. Except (a) as required in connection with the listing of the shares of Purchaser Common Stock constituting the Stock Consideration on the NYSE and (b) for any consent or approval of Governmental Authorities customarily obtained after Closing and assuming that Seller obtains all relevant consents to assignment or approvals it is required to obtain in connection with the Transactions contemplated hereby, the execution, delivery, and performance of this Agreement by Purchaser will not be subject to any consent, approval, or waiver from any Governmental Authority or other third Person.

48

5.6  No Stockholder Approval. The Transactions contemplated by this Agreement do not require any vote of Purchaser’s stockholders under applicable Law, the rules and regulations of the NYSE (or any other national securities exchange on which the Purchaser Common Stock is then listed) or any provision of the certificate of incorporation, bylaws or other governing instruments of Purchaser.

5.7  Capitalization.

(a)  As of the close of business on May 5, 2026, the authorized capital stock of Purchaser consists solely of (i) 1,500,000,000 shares of Purchaser Common Stock, of which 27,652,068 shares are issued and outstanding, (ii) 100,000,000 shares of Class B common stock, par value $0.0001, of Purchaser, of which 1,676,830 shares are issued and outstanding, and (iii) 50,000,000 shares of preferred stock, par value $0.0001, of Purchaser, 125,000 of which have been issued and designated as “Series A Perpetual Preferred Stock” and 27,173 of which have been issued and designated “Series B Perpetual Participating Convertible Preferred Stock”. Purchaser has, and at the Closing will have, sufficient authorized shares of Purchaser Common Stock to enable it to issue the Stock Consideration.

(b)  The shares of Purchaser Common Stock constituting the Stock Consideration, when issued, will be validly issued, fully paid and non-assessable, and such Purchaser Common Stock will not be (a) subject to or issued in violation of any preemptive rights or (b) subject to any liens, claims, encumbrances or restrictions other than (i) restrictions on transfer under applicable securities Laws and (ii) any such liens, claims, encumbrances or restrictions arising exclusively by, through or under Seller or its Affiliates.

(c)  As of the Execution Date, except as set forth in this Section 5.7 and the SEC Documents filed prior to the Execution Date and except for any Permitted Issuances or any agreement obligating Purchaser to make one or more Permitted Issuances, or shares to be issued in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, there are no (i) preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate Purchaser to issue or sell any equity interests of Purchaser or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquired, any equity interest in Purchaser, and no securities or obligations evidencing such rights authorized, issued or outstanding, (ii) there are no equity holder agreements, voting agreements, proxies, or other similar agreements or understandings with respect to the voting of any of the equity interests in Purchaser and (iii) no equity interests of Purchaser are reserved for issuance.

(d)  As of the Execution Date, except as disclosed in the SEC Documents, as contemplated by the Registration Rights Agreement and with respect to any registration rights agreement relating to any Permitted Issuance, Purchaser is not party to any Contract that obligates it to (and does not otherwise have any obligation to) register for resale any equity interests of Purchaser.

(e)  Purchaser does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the rights to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in Purchaser on any matter pursuant to such outstanding bonds, debentures, notes or other obligations.

49

(f)  Purchaser is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any of the certificate of incorporation, bylaws or other governing instruments of Purchaser in any material respect.

5.8  SEC Documents; Financial Statements.

(a)  Purchaser (i) filed with the SEC its Current Report on Form 8-K on March 9, 2026, as amended on March 12, 2026 (the “Purchaser Super 8-K”), and (ii) since the filing of the Purchaser Super 8-K, has filed or furnished with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since the filing of the Purchaser Super 8-K under the Securities Act or the Exchange Act (all such documents set forth in clauses (i) and (ii), together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “SEC Documents”).

(b)  The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed or furnished (except to the extent corrected or amended by a subsequently filed or furnished SEC Document filed or furnished prior to the Execution Date), (i) in the case of any registration statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in the case of SEC Documents other than registration statements, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in light of the circumstances under which they were made) not misleading and (iii) in the case of the Financial Statements, (A) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by the SEC) and subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments, and (C) fairly presented in all material respects the consolidated financial condition, results of operations, and cash flows of Purchaser and its consolidated subsidiaries as of the dates and for the periods indicated therein (subject, in the case of unaudited financial statements, to normal and recurring year-end audit adjustments as permitted by the applicable rules and regulations of the SEC).

(c)  The unaudited pro forma financial information and the related notes thereto contained in the Purchaser Super 8-K (“Purchaser Pro Forma Financial Statements”) has been prepared in accordance with the SEC’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable.

(d)  Since the filing of the Purchaser Super 8-K, neither Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in historical or pro forma financial statements, as applicable, prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in the December 31, 2025 pro forma balance sheet included in the Purchaser Pro Forma Financial Statements (or readily apparent in the notes thereto), (b) liabilities that have been incurred by Purchaser or any of its subsidiaries since December 31, 2025 in the ordinary course of business of Purchaser or any of its subsidiaries consistent with past practice, (c) liabilities incurred in connection with the transactions contemplated by this Agreement, the other Transaction Agreements and the Tag-Along PSAs, and (d) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Neither Purchaser nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among Purchaser and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Purchaser or any of its subsidiaries, in the SEC Documents, including the Financial Statements.

50

(e)  As of the Execution Date, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the SEC Documents. To Purchaser’s knowledge, none of the SEC Documents are subject to ongoing SEC review or outstanding SEC comment or investigation.

5.9  Internal Controls; NYSE Listing Matters.

(a)  Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by Purchaser in the reports it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such material information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure.

(b)  Purchaser has established and maintains a system of internal control over financial reporting (as defined in Rules 13a 15(f) and 15d 15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. Purchaser has disclosed, based on its most recent evaluation of Purchaser’s internal control over financial reporting prior to the date hereof, to Purchaser’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Purchaser’s internal control over financial reporting which would reasonably be expected to adversely affect Purchaser’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting.

(c)  Since March 9, 2026, (i) Purchaser has not been advised by its independent auditors of any significant deficiency or material weakness in the design or operation of Purchaser’s internal control over financial reporting that would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting, (ii) Purchaser has no knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting that would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting, and (iii) there have been no changes in Purchaser’s internal control over financial reporting that would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting, including any corrective actions with regard to any significant deficiency or material weakness.

(d)  As of the Execution Date, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Documents.

(e)  Purchaser is in compliance in all material respects with the rules and regulations of the NYSE that are applicable to Purchaser.

(f)  The Purchaser Common Stock is registered under Section 12(b) of the Exchange Act and listed on the NYSE, and Purchaser has not received any notice of deregistration or delisting from the SEC or the NYSE and no judgment, order, ruling, decree, injunction or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any securities of Purchaser has been issued and no proceedings for such purpose are, to Purchaser’s knowledge, pending, contemplated or threatened. Purchaser has taken no action that is designed to terminate the registration of the Purchaser Common Stock under the Exchange Act or the listing of the Purchaser Common Stock on the NYSE.

51

5.10 Absence of Certain Changes. Since the filing of the Purchaser Super 8-K, there has not occurred any Purchaser Material Adverse Effect or any event, occurrence, change, discovery or development of a state of circumstance or facts that would, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

5.11 Compliance with Law. Except as to specific matters disclosed in the SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, (a) Purchaser is, and since the filing of the Purchaser Super 8-K, has been, in compliance with all applicable Laws, (b) Purchaser has not received written notice of any violation in any respect of any applicable Law, and (c) Purchaser has not received written notice that it is under investigation by any Governmental Authority for potential non-compliance with any Law.

5.12 Litigation.

(a)  Except as to specific matters disclosed in the SEC Documents, there are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any of its subsidiaries that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect under clause (a) of the definition of Purchaser Material Adverse Effect.

(b)  There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any of its subsidiaries that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect under clause (b) of the definition of Purchaser Material Adverse Effect.

5.13 Investment Company. Purchaser is not, and immediately after the consummation of the transactions contemplated hereby, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.14 Financing. As of the Closing, Purchaser will have sufficient cash, available lines of credit, or other sources of immediately available funds to enable it to pay the Cash Closing Payment to Seller at the Closing and to fulfill its obligations under this Agreement.

5.15 Independent Investigation. Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms that (a) as of the Execution Date, it has completed such independent investigation, verification, analysis, and evaluation of the Assets and has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate to enter into this Agreement, and (b) prior to or as of Closing, it will have completed its independent investigation, verification, analysis, and evaluation of the Assets and made all such reviews and inspections of the Assets as it deems necessary or appropriate to consummate the transactions contemplated hereby. Except for the representations and warranties expressly made by Seller in Article 4 of this Agreement, the Assignment and Bill of Sale, or any other Transaction Agreement, and without limitation of Purchaser’s remedies for Fraud, Purchaser acknowledges that there are no other representations or warranties, express or implied, as to the financial condition, liabilities, operations, business, or prospects of the Assets and that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to the foregoing, Purchaser has otherwise relied solely upon its own independent investigation, verification, analysis, and evaluation and the terms of this Agreement and the other Transaction Agreements. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state, or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Purchaser, and, except as set forth in Article 10, Purchaser is not entitled to cancel, terminate, or revoke this Agreement.

52

5.16 Liability for Brokers’ Fees. None of Seller or any of its Affiliates shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Purchaser or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution, or delivery of this Agreement or any agreement or transaction contemplated hereby.

5.17 Qualification; Bonding. Without limiting Section 12.4, Purchaser is, or as of the Closing will be, qualified under applicable Laws to hold Leases, Rights of Way, and other rights included in the Assets which are issued by any applicable Governmental Authority. Subject to the accuracy of Seller’s representations and warranties in Section 4.18, and without limitation of Section 12.4, Purchaser has, or as of the Closing will have, posted such Credit Support, and provided such evidence of such Credit Support, in accordance with Section 6.5(b).

5.18 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to the knowledge of Purchaser, threatened against Purchaser or any Affiliate of Purchaser (whether by Purchaser or a third Person). Neither Purchaser nor any of its Affiliates is insolvent and no such Person shall be rendered insolvent by the consummation of any of the transactions contemplated by this Agreement.

5.19 Limitations.

(a)  Subject to, and without limitation of, Seller’s right to indemnification pursuant to Article 11, and except for instances of Fraud, the representations and warranties of Purchaser set forth in this Article 5, the corresponding certification in the certificate to be delivered at Closing pursuant to Section 8.3(a)(v) as to the accuracy as of the Closing Date of the representations and warranties of Purchaser set forth in this Article 5, the Assignment and Bill of Sale and the terms and provisions of the other Transaction Agreements, (i) Purchaser makes no other representations or warranties, express or implied, and (ii) Purchaser expressly disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to Seller or any of its Affiliates, employees, agents, consultants, or other Representatives (including any opinion, information, projection, or advice that may have been provided to Seller by any officer, director, employee, agent, consultant, advisor or other Representative of Purchaser or any member of Purchaser Group).

(b)  Inclusion of a matter on any of the Schedules which are referenced in this Article 5 (such Schedules, as amended in accordance with and subject to the terms of Section 6.7(b), the “Purchaser Disclosure Schedules”) with respect to a representation or warranty that addresses matters having a Purchaser Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Purchaser Material Adverse Effect. The Purchaser Disclosure Schedules may include matters not required by the terms of the Agreement to be listed on the schedules, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included. A matter scheduled on any of the Purchaser Disclosure Schedules as an exception for any representation and/or warranty shall be deemed to be an exception to all representations and/or warranties for which it is relevant, but only to the extent such relevance is reasonably apparent based on the face of the disclosure in which such matter is disclosed in the Purchaser Disclosure Schedules.

53

Article 6
COVENANTS OF THE PARTIES

6.1  Access. Upon execution of this Agreement until the Closing Date, subject to the limitations expressly set forth in this Agreement, Seller shall provide Purchaser and its Representatives reasonable access to the Assets operated by Seller or any of its Affiliates, access to personnel with knowledge of the Assets and access to and the right to copy, at Purchaser’s sole expense, the Records in Seller’s or any of its Affiliates’ possession or control for the purpose of conducting a confirmatory review of the Assets, but only to the extent that Seller may do so without (a) violating applicable Laws, (b) violating any obligations to any Third Party, (c) waiving any legal privilege of Seller, any of its Affiliates or its counselors, attorneys, accountants or consultants, and (d) to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be limited to Seller’s normal business hours, and Purchaser’s investigation shall be conducted in a manner that reasonably minimizes interference with the operation of the business of Seller and any applicable Third Party operator. Subject to the terms of this Agreement, all investigations and due diligence conducted by Purchaser or any of Purchaser’s Representatives shall be conducted at Purchaser’s sole cost, risk and expense and any conclusions made from any examination done by Purchaser or any of Purchaser’s Representatives shall result from Purchaser’s own independent review and judgment. Seller shall use commercially reasonable efforts (but without the obligation to incur any out-of-pocket costs, expenses, or the obligation to undertake any liability or other obligations to or by Seller) to (i) obtain permission for Purchaser to gain access from any Third Party to whom Seller owes obligations including to gain access to Third Party operated Assets to inspect the condition of the same; provided, however, that Seller shall have no liability to Purchaser (or otherwise be in breach of this agreement) for failure to obtain such operator’s permission, (ii) obtain a waiver of confidentiality obligations owed to any Third Parties or establish any necessary confidential relationships with Third Parties reasonably required to allow Purchaser to view and access the Records, and (iii) grant any access to which Seller has the authority to grant without breaching any restriction binding on Seller. Seller or its designee shall have the right to accompany Purchaser and its Representatives whenever they are on site on the Assets. No later than one (1) day after the Execution Date, Seller shall provide to Purchaser access (via a virtual data room) to title and environmental records in Seller’s or its Affiliates’ possession related to the Assets as are reasonably necessary for Purchaser to conduct its title and Environmental Review.

6.2  Press Releases. Until the Closing, neither Seller nor Purchaser, nor any Affiliate thereof, shall make any press release or public disclosure or statement regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby without the prior written consent of Purchaser (in the case of announcements by Seller or its Affiliates) or Seller (in the case of announcements by Purchaser or its Affiliates), which consent shall not be unreasonably withheld or delayed; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller (i) with respect to a press release or disclosure by Purchaser, after Purchaser has, if and to the extent reasonably practicable, provided Seller with the opportunity to review and provide comments to any such proposed press release or disclosure (which comments shall, if and to the extent reasonably practicable, be considered in good faith by Purchaser), (ii) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (iii) to Governmental Authorities and Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents, or (iv) to such Party’s investors and members, and current or prospective Debt Financing Sources or other financing sources, including Seller’s Affiliates’ investors and limited partners. Seller and Purchaser shall each be liable for the compliance of its respective Affiliates with the terms of this Section 6.2. The Parties agree that neither Purchaser nor Seller may have an adequate remedy at law if any of the foregoing Persons violate (or threaten to violate) any of the terms of this Section 6.2. In such event, Purchaser or Seller, as applicable, shall have the right, in addition to any other it may have, to seek injunctive relief to restrain any breach or threatened breach of the terms of this Section 6.2.

54

6.3  Operation of Business. Except (v) as set forth on Schedule 6.3-Part A, (w) for the operations covered by the authorities for expenditures and other capital commitments described on Schedule 4.13, (x) for actions taken in connection with emergency situations or as may be required by Law, (y) as expressly required by this Agreement or (z) as expressly consented to in writing by Purchaser (which consent shall not be unreasonably delayed, withheld or conditioned, except in the case of clauses (c), (d), (f), (h) or (i)), until Closing Seller shall:

(a)  not transfer, sell, hypothecate, encumber, or otherwise transfer or dispose of any of the Assets, except for (i) sales and dispositions of Hydrocarbons made in the ordinary course of business and (ii) other sales and dispositions made in the ordinary course of business and not exceeding, individually, Seventy-Five Thousand Dollars ($75,000), or, in the aggregate, Two Hundred Thousand Dollars ($200,000), in each case, for which the Purchase Price is reduced based on the consideration received (except there shall be no such reduction to the Purchase Price in the case of Equipment that is replaced, at no cost or expense to Purchaser (whether through an adjustment to the Purchase Price or otherwise) with equipment or materials of comparable or better value and utility in connection with the maintenance, repair, and operation of the Assets);

(b)  not (i) terminate, (ii) amend or modify (other than in a de minimis respect), or (iii) waive, release, grant, transfer or fail to enforce any significant rights under, (iv) execute, or (v) extend any Contract that, in each case, is (or upon execution would be) a Material Contract;

(c)  not amend or modify any Lease or Right of Way (other than in a de minimis respect);

(d)  not vote to approve, or consent to, the plugging or abandonment of any well except as required by Law or Contract;

(e)  (i) submit to Purchaser for prior written approval, all written requests received by Seller or its Affiliates for operating or capital expenditures relating to the Assets that involve individual commitments of more Seventy-Five Thousand Dollars ($75,000), net to Seller’s interest, and (ii) not propose, approve or consent to (or non-consent to) any operation or activity (or series of related operations or activities) on the Assets or otherwise commit to make any capital expenditure or operating expense, in each case, reasonably anticipated to cost the owner of the Assets more than Seventy-Five Thousand Dollars ($75,000), net to Seller’s interest; provided, however, that, notwithstanding the foregoing, the Seller have the right to conduct any operation or activity (or propose or make a commitment to make any capital expenditure or operating expense) with respect to any of the Assets that is, in each case, primarily related to operations or activities with respect to the maintenance or replacement of any failed or malfunctioning electric submersible pump (ESP) located on the Assets if, and to the extent, the costs and expenses paid and/or incurred (or contemplated to be paid and/or incurred) in connection therewith would not, and would not reasonably be expected to, cost the owner of the affected Assets more Two Hundred Thousand Dollars ($200,000), net to Seller’s interest;

(f)  not elect to go non-consent pursuant to a joint operating agreement as to any proposed operation on any of the Leases or Wells;

55

(g)  not waive, compromise or settle any right or claim with respect to any of the Assets, except to the extent (i) such right is an Excluded Asset or would not reasonably be expected to adversely affect (other than in a de minimis respect) the ownership, operation or value of the Assets after Closing or (ii) such claim is a Retained Obligation and would not adversely affect, or be reasonably expected to adversely affect, Purchaser or the ownership or operation of the Assets after Closing;

(h)  not (i) make, change or revoke any Tax election, (ii) change an annual accounting period, (iii) adopt or change any accounting method with respect to Taxes, (iv) file any amended Tax Return, (v) enter into any closing agreement, (vi) settle or compromise any Tax claim or assessment, or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes;

(i)  timely pay all Asset Taxes that become due and payable prior to the Closing (other than those being contested in good faith in appropriate proceedings);

(j)  exercise voting and consent rights under applicable joint operating agreements consistent with this Section 6.3; and

(k)  not enter into any agreement or commitment to do or not do, as applicable, any of the foregoing.

Requests for approval of any action restricted by this Section 6.3 shall be delivered to either of the individuals listed on Schedule 6.3-Part B, which requests may be delivered electronically to such individual’s email address set forth on Schedule 6.3-Part B (provided that receipt of such email is requested and received, including automatic receipts), each of whom shall have full authority to grant or deny such requests for approval on behalf of Purchaser.

Purchaser’s approval of any action restricted by this Section 6.3 shall be considered granted in full within five (5) Business Days (unless a shorter time, not to be less than 48 hours, is reasonably required by the circumstances and such shorter time is specified in Seller’s notice) of delivery of Seller’s notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary during that period. Notwithstanding the foregoing provisions of this Section 6.3, in the event of an emergency, Seller may take such action as reasonably necessary and shall notify Purchaser of such action promptly thereafter. Purchaser acknowledges that Seller owns undivided interests in the Assets and may not be the operator of all of the Assets, and Purchaser agrees that the acts or omissions of Third Parties (including the applicable operators of the Assets) who are not Affiliates of Seller shall not constitute a violation of the provisions of this Section 6.3, nor shall any action required by a vote of Working Interest owners constitute such a violation so long as Seller and its controlled Affiliates have voted their respective interests or exercised any applicable rights under any applicable Contracts in a manner consistent with the provisions of this Section 6.3. If any specific action or inaction that is expressly approved (and not, for the avoidance of doubt, considered granted due to the expiration of the five (5) Business Day period described above) by Purchaser pursuant to this Section 6.3 would, in and of itself, constitute a breach of one or more of Seller’s representations and warranties in Article 4 or Seller’s covenants or agreements contained in this Agreement, the taking of such action or any such inaction by Seller to which Purchaser expressly consented shall not, in and of itself, constitute a breach of such representations, warranties, covenants or agreements.

56

6.4  Indemnity Regarding Access. Purchaser’s access to the Assets and its (and its Affiliates and Representatives) examinations and inspections, whether under Sections 6.1, 3.4, or otherwise, shall be at Purchaser’s sole risk, cost, and expense, and Purchaser waives and releases all claims against Seller, ITS Affiliates, and each member of the Seller group, arising in any way therefrom, or in any way connected therewith, eXCEPT TO THE EXTENT CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS. Purchaser agrees to indemnify, defend, and hold harmless Seller and each member of the Seller Group, the other owners of interests in the Properties, and all such Persons’ directors, officers, employees, agents, and other Representatives from and against any and all Damages, including Damages attributable to personal injury, death, or property damage, to the extent arising out of, or relating to, access to the Assets prior to the Closing by Purchaser, its Affiliates, or its or their respective directors, officers, employees, agents, or other Representatives, even if caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any indemnified Person, eXCEPT (a) TO THE EXTENT CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS (b) TO the EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO the DISCOVERY OF CONDITIONS EXISTING ON the ASSETS PRIOR TO THE EXECUTION DATE OR (c) ANY PRE-EXISTING ENVIRONMENTAL CONDITIONS DISCOVERED OR UNCOVERED AS A RESULT OF SUCH ACCESS, EXAMINATION OR INSPECTION TO THE EXTENT ANY SUCH ENVIRONMENTAL CONDITIONS WERE NOT EXACERBATED BY SUCH ACCESS, EXAMINATION OR INSPECTION. SUBJECT TO, AND WITHOUT LIMITATION OF PURCHASER’S RIGHT TO INDEMNIFICATION PURSUANT TO ARTICLE  11 FOR BREACHES OF, OR INACCURACIES IN, SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE  4 OR SET FORTH IN THE CORRESPONDING CERTIFICATION IN THE CERTIFICATE TO BE DELIVERED AT CLOSING PURSUANT TO SECTION  8.2(a)(vi) AS TO THE ACCURACY AS OF THE CLOSING DATE OF THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE  4, AND THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE OTHER TRANSACTION AGREEMENTS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER RECOGNIZES AND AGREES THAT ALL MATERIALS, DOCUMENTS, SAMPLES, REPORTS, AND OTHER INFORMATION OF ANY TYPE AND NATURE MADE AVAILABLE TO IT, ITS AFFILIATES OR REPRESENTATIVES, IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, WHETHER MADE AVAILABLE PURSUANT TO Article 6 OR OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS, DOCUMENTS, SAMPLES, REPORTS, AND OTHER INFORMATION, AND NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO SUCH INFORMATION SUPPLIED TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES AND PURCHASER EXPRESSLY AGREES THAT, SUBJECT TO THE FOREGOING LIMITATIONS, ANY RELIANCE UPON such information, OR CONCLUSIONS DRAWN THEREFROM, SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

6.5  Governmental Reviews.

(a)  Seller and Purchaser shall each in a timely manner make (or cause their applicable Affiliates to make) (i) all required filings, and prepare applications to, and conduct negotiations with, each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (ii) provide such information as the other may reasonably request in order to make such filings, prepare such applications and conduct such negotiations. Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations at the sole cost and expense of such other Party. Purchaser shall bear the cost of all filing or application fees payable to any Governmental Authority with respect to the transactions contemplated by this Agreement, regardless of whether Purchaser, Seller, or any Affiliate of any of them is required to make the payment.

57

(b)  Without limitation of Section 12.4, on or before the Closing Date, Purchaser shall post or obtain such Credit Support that is set forth on Schedule 4.18 as is required by the applicable Governmental Authority or Contract counterparty for Purchaser’s ownership and/or of the Assets, and shall provide Seller with evidence of the same.

(c)  Promptly after Closing, Purchaser (with the assistance of Seller, subject to Section 12.3) shall make all filings with any applicable Governmental Authority (including in each applicable county), as may be required to properly assign and transfer the Assets from Seller to Purchaser.

6.6  Further Assurances. After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

6.7  Supplemental Disclosures.

(a)  Purchaser agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until three (3) Business Days before the Target Closing Date to, in good faith, add to, supplement or amend or create any Seller Disclosure Schedules to its representations and warranties in Article 4 to the extent necessary to identify any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Seller Disclosure Schedules and Seller shall provide any additional information regarding such matter that is within its possession or control to the extent reasonably requested by Purchaser. For all purposes of this Agreement, including for purposes of determining whether the conditions to Closing of Purchaser set forth in Article 7 have been fulfilled or satisfied, the Seller Disclosure Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if as a result of the matter that is the subject of such addition, supplement or amendment the conditions to Closing of Purchaser set forth in Article 7 are not satisfied or fulfilled as of the Closing Date, and nonetheless Purchaser elects to waive such conditions and proceed with the Closing, and the Closing shall occur, then, for purposes of Article 11, then all matters giving rise to Purchaser’s termination right shall be deemed waived and Purchaser shall not be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters; provided, that Purchaser shall not waive its rights under Article 11 with respect to any matters arising under this Section 6.7(a) that did not cause the conditions of Closing of Purchaser to fail to be satisfied.

(b)  Seller agrees that, with respect to the representations and warranties of Purchaser contained in this Agreement, Purchaser shall have the continuing right until three (3) Business Days before the Closing Date to, in good faith, add to, supplement, amend or create any Purchaser Disclosure Schedules to its representations and warranties in Article 5 to the extent necessary to identify any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Purchaser Disclosure Schedules and Purchaser shall provide any additional information regarding such matter that is within its possession or control to the extent reasonably requested by Seller. For all purposes of this Agreement, including for purposes of determining whether the conditions to Closing of Seller set forth in Article 7 have been fulfilled or satisfied, the Purchaser Disclosure Schedules to Purchaser’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if as a result of the matter that is the subject of such addition, supplement or amendment the conditions to Closing of Seller set forth in Article 7 are not satisfied or fulfilled as of the Closing Date, and nonetheless Seller elects to waive such conditions and proceed with the Closing, and the Closing shall occur, then, for purposes of Article 11, then all matters giving rise to Seller’s termination right shall be deemed waived and Seller shall not be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters; provided, that Seller shall not waive its rights under Article 11 with respect to any matters arising under this Section 6.7(b) that did not cause the conditions of Closing of Seller to fail to be satisfied.

58

6.8  NYSE Listing. Purchaser shall use its reasonable best efforts to cause the Stock Closing Payment to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

6.9  Conduct of Purchaser. Except (x) as set forth on Schedule  6.9-Part A, (y) for actions taken in as may be required by Law or (z) with the prior written consent of Seller (which consent shall not be unreasonably delayed, withheld or conditioned), from the Execution Date until the Closing, Purchaser shall and shall cause its subsidiaries to (a) (i) not amend the certificate of incorporation of Purchaser and (ii) not amend the bylaws of Purchaser in a manner that would adversely affect in any material respect the shares of Purchaser Common Stock to be issued to Seller hereunder or Seller’s rights with respect thereto; (b) not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; and (c) not enter into an agreement or commitment that would cause Seller to violate any of the foregoing covenants. Requests for approval of any action restricted by this Section 6.9 shall be delivered to either of the individuals set forth on Schedule 6.9-Part B, which requests may be delivered electronically to such individual’s email address set forth on Schedule 6.9-Part B (provided that receipt of such email is requested and received, including automatic receipts), each of whom shall have full authority to grant or deny such requests for approval on behalf of Seller. Seller’s approval of any action restricted by this Section 6.9 shall not be unreasonably withheld or delayed and shall be considered granted in full within five (5) Business Days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Purchaser’s notice) of delivery of Purchaser’s notice to Seller requesting such consent unless Seller notifies Purchaser to the contrary during that period. If any specific action or inaction that is expressly approved (and not, for the avoidance of doubt, considered granted due to the expiration of the five (5) Business Day period described above) by Seller pursuant to this Section 6.9 would, in and of itself, constitute a breach of one or more of Purchaser’s representations and warranties in Article 5 or Purchaser’s covenants or agreements contained in this Agreement, the taking of such action or any such inaction by Purchaser to which Seller expressly consented shall not, in and of itself, constitute a breach of such representations, warranties, covenants or agreements.

6.10 Reserved.

6.11 Hedging Matters.

(a)  Between the Execution Date and the Closing Date, upon Purchaser's written notice to Seller, Seller shall execute Hedges in accordance with Schedule 6.11 (the “Additional Hedges”), including in the types, terms, duration and amounts set forth on such Schedule 6.11; provided, however, that the hedge counterparty for any Additional Hedge shall be an existing hedge counterparty for the Seller or as otherwise approved by Purchaser in its sole discretion. Seller shall reasonably cooperate with Purchaser to allow a representative of Purchaser to be present during the execution of the Additional Hedges. Promptly following the execution of the Additional Hedges, Seller will deliver to Purchaser a true, correct, and complete copy of all confirmations or other agreements evidencing the Additional Hedges.

(b)  At Closing, Purchaser shall execute and deliver, or cause its applicable Affiliates to execute and deliver, to each Assumed Hedge counterparty a Novation Agreement (and any other agreements, security instruments or pledges required in connection therewith) for purposes of novating the Assumed Hedges from Seller to Purchaser or an Affiliate of Purchaser and, if applicable, from the other counterparty to such Assumed Hedge to another counterparty (each such novation, an “Assumed Hedge Novation”). Purchaser shall bear one hundred percent (100%) of all novation fees or other out of pocket costs, fees and expenses payable to any Assumed Hedge counterparty in connection with any of the Assumed Hedge Novations. Any and all Assumed Hedges that are executed by Seller and novated to Purchaser or its designated Affiliate in accordance with this Section 6.11(b) together with any hedging transactions pursuant to the Assumed Hedges that are settled between the Execution Date and the Closing Date in the ordinary course of business shall be deemed Assets for all purposes under this Agreement.

59

(c)  Seller agrees to cooperate in a timely and reasonable manner with the execution, delivery and performance of any such Novation Agreement and other related agreements or documentation described in Section 6.11(b) at the sole cost and expense of Purchaser; such actions shall include, upon Seller’s receipt of Purchaser’s prior written request and consent, (i) executing and delivering an amendment to any Assumed Hedge (which shall be effective and conditioned on the occurrence of Closing); and (ii) making introductions of Purchaser to Seller’s Assumed Hedge counterparties and existing lenders and facilitating relevant coordination between Purchaser and such lenders.

(d)  If on the Closing Date, (i) Purchaser has not executed and/or delivered a Novation Agreement or the other related agreements or documentation described in this Section 6.11; and/or (ii) any proposed counterparty thereto (other than Seller) has not indicated it has finalized and is prepared to execute and deliver a Novation Agreement or such other agreements and documents by the Closing Date (any such Assumed Hedge, an “Untransferred Hedge Contract”), then (A) Seller shall use commercially reasonably efforts to terminate and liquidate any such Untransferred Hedge Contract at Closing and (B) at the Closing, Purchaser shall fund and pay each applicable counterparty to each such Untransferred Hedge Contract any and all Hedge Losses in accordance with such Assumed Hedge owed to each such counterparty in connection with the termination and liquidation of any such Untransferred Hedge Contracts and shall be entitled to any Hedge Gains payable to Seller in connection with the termination and liquidation of each such Untransferred Hedge Contract.

6.12 Reserved.

6.13 Reserved.

6.14 Lock-Up of Closing Adjustment Shares and Indemnity Shares.

(a)  Seller hereby irrevocably agrees, without the prior written consent of Purchaser, except to the extent expressly permitted pursuant to the terms of the Registration Rights Agreement, not to, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) any Closing Adjustment Shares or Holdback Shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any such Closing Adjustment Shares or Holdback Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any such Closing Adjustment Shares or Holdback Shares, as applicable, or other equity interests, other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.

(b)  The restrictions set forth in Section 6.14(a) shall terminate with respect to a Closing Adjustment Share upon the removal of the Contract Legend for such Closing Adjustment Share by the Transfer Agent pursuant to Section 8.4.

(c)  The restrictions set forth in Section 6.14(a) shall terminate with respect to a Holdback Share upon the removal of the Holdback Legend for such Indemnity Share by the Transfer Agent pursuant to Section 8.5.

60

6.15 Financing; Financing Information.

(a)  [Reserved].

(b)  At no expense to Seller, Seller shall, and shall cause each of its Affiliates and its and their accountants, auditors and other Representatives to make available to Purchaser and its Affiliates and their Representatives any and all Records to the extent in Seller’s or its Affiliates’ possession or control and to which Seller and its Affiliates’ personnel have access, in each case, as reasonably requested by Purchaser, its Affiliates and their Representatives in order to prepare financial statements in connection with Purchaser’s or its Affiliates’ filings, if any, that are required by the SEC, under securities Laws applicable to Purchaser and its Affiliates, or financial statements meeting the requirements of Regulation S-X under the Securities Act.

(c)  Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably and materially disrupt the business or operations of Seller, (ii) nothing in this Section 6.15 shall require cooperation to the extent that it would cause any breach of any Law binding on Seller, (iii) Seller shall not be required to pay any commitment or other similar fee, or any other fees or expenses, bear any cost or expense or make any other payment in connection with the any debt financing and (iv) none of Seller or its directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to any debt financing the effectiveness of which is not contingent upon the Closing or which would be effective prior to the Closing and the directors and managers of Seller shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which such debt financing is obtained, in each case which are effective prior to the Closing.

(d)  [Reserved].

Article 7
CONDITIONS TO CLOSING

7.1  Conditions of Seller to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of Seller, waiver in writing, on or prior to Closing of each of the following conditions:

(a)  (i) The Purchaser Fundamental Representations shall be true and correct in all respects as of the Execution Date and as the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Purchaser set forth in Article 5 shall be true and correct as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except, in the case of this clause (ii), for such failures of representations and warranties of Purchaser to be so true and correct as, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect; provided, however, that any representation or warranty qualified by materiality or Purchaser Material Adverse Effect shall be deemed not to be so qualified for the purposes of this Section 7.1(a);

(b)  Purchaser shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by substantiality, materiality, Purchaser Material Adverse Effect), all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

61

(c)  On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial Damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Seller or its Affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from Seller or any Affiliate of Seller resulting therefrom;

(d)  The net sum of all downward adjustments to the Purchase Price to be made pursuant to Sections 2.3(a) and 2.3(b) shall be less than or equal to twenty percent (20%) of the Base Purchase Price;

(e)  The Stock Closing Payment shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

(f)  Purchaser shall have delivered or be prepared to deliver all of the deliverables Purchaser is required to deliver pursuant to Section 8.3.

7.2  Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of Purchaser, waiver, on or prior to Closing of each of the following conditions:

(a)  (i) The Seller Fundamental Representations shall be true and correct in all respects as of the Execution Date and as the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Seller set forth in Article 4 shall be true and correct as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except, in the case of this clause (ii), for such failures of representations and warranties of Seller to be so true and correct as, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect; provided, however, that any representation or warranty qualified by materiality or Seller Material Adverse Effect shall be deemed not to be so qualified for the purposes of this Section 7.2(a);

(b)  Seller shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by substantiality, materiality, Seller Material Adverse Effect), all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c)  On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial Damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Purchaser or any of its Affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from Purchaser or any Affiliate of Purchaser resulting therefrom;

(d)  The net sum of all downward adjustments to the Purchase Price to be made pursuant to Sections 2.3(a) and 2.3(b) shall be less than or equal to twenty percent (20%) of the Base Purchase Price;

(e)  The conditions to closing under the Canyon Creek PSA shall have been satisfied (or waived) as of the Closing Date and the parties to the Canyon Creek PSA shall be ready to proceed with the “Closing” (as defined in the Canyon Creek PSA) simultaneously with the Closing hereunder; and

62

(f)  Seller shall have delivered or be prepared to deliver all of the deliverables Seller is required to deliver pursuant to Section 8.2.

Article 8
CLOSING

8.1  Time and Place of Closing. The consummation of the purchase and sale of the Assets contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Seller, take place remotely, at 8:00 AM local time, on July 1, 2026 (the “Target Closing Date”), or if all conditions in Article 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 10. The date on which the Closing occurs with respect to any Asset is referred to herein as the “Closing Date” for such Asset.

8.2  Obligations of Seller at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3:

(a)  Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

(i)  Counterparts of the Assignment and Bill of Sale, duly executed and acknowledged by Seller, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(ii)  [Reserved];

(iii) Assignments in form required by any Governmental Authority for the assignment of any Assets controlled by such Governmental Authority, duly executed and acknowledged (to the extent so required) by Seller, in sufficient duplicate originals to allow recording and filing in all appropriate offices;

(iv)  A certificate of non-foreign status of Seller meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2);

(v)  [Reserved];

(vi)  A certificate from Seller duly executed by an authorized officer of Seller, dated as of the Closing, certifying on behalf of Seller, that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled;

(vii) A validly executed IRS Form W-9 of Seller;

(viii) Where notices of approval, consent, or waiver are received by Seller pursuant to a filing or application under Section 6.5, copies of such notices;

(ix)  Any other forms or instruments required by any Governmental Authority relating to the assignments or transfer of any interest in or to any of the Assets;

(x)  Releases and terminations of any mortgages, deeds of trust, assignments of production, financing statements, and fixture filings burdening the Assets (including, for purposes of clarity, UCC-3s), which releases and terminations shall be in form and substance reasonably satisfactory to Purchaser;

63

(xi)  [Reserved];

(xii) The Preliminary Settlement Statement, duly executed by Seller;

(xiii) [Reserved];

(xiv) A counterpart of the Registration Rights Agreement, duly executed by Seller;

(xv) A Termination and Release of Joint Operating Agreement, duly executed and acknowledged by Seller; and

(xvi) All other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Purchaser.

8.3  Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 8.2:

(a)  Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(i)  A wire transfer of the Cash Closing Payment in same-day funds to an account specified by Seller;

(A)  A wire transfer of the Defect Escrow Amount in same day funds to the Defect Escrow Account as provided in Section 3.8(e), if applicable.

(ii)  Counterparts of the Assignment and Bill of Sale, duly executed and acknowledged by Purchaser, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(iii) [Reserved];

(iv)  Assignments in form required by any Governmental Authority for the assignment of any Assets controlled by such Governmental Authority, duly executed and acknowledged (to the extent so required) by Purchaser, in sufficient duplicate originals to allow recording and filing in all appropriate offices;

(v)  A certificate duly executed by an authorized officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled

(vi)  A counterpart of the Registration Rights Agreement, duly executed by Purchaser;

(vii) Where notices of approval, consent, or waiver are received by Purchaser pursuant to a filing or application under Section 6.5, copies of such notices;

(viii) Evidence of replacement of all Credit Support to the extent required pursuant to Section 6.5(b);

64

(ix)  Any other forms or instruments required by any Governmental Authority relating to the assignments or transfer of any interest in or to any of the Assets;

(x)  The Preliminary Settlement Statement, duly executed by Purchaser;

(xi)  Evidence reasonably satisfactory to Seller of the satisfaction of the condition set forth in Section 7.1(e);

(xii) [Reserved]; and

(xiii) All other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Seller; and

(b)  Purchaser shall cause to be issued to Seller in book entry form, and shall provide evidence reasonably satisfactory to Seller of, the following:

(i)  The Stock Closing Payment (which, for the avoidance of doubt, shall exclude (i) the Closing Adjustment Shares and (ii) the Holdback Shares), which shall contain or be subject to the restrictive legend on the books and records of the Transfer Agent;

(ii)  The Closing Adjustment Shares, which shall contain (A) the restrictive legend and (B) the Contract Legend identifying such shares as “Closing Adjustment Shares,” in each case, on the books and records of the Transfer Agent; and

(iii) The Holdback Shares, which shall contain (A) the restrictive legend and (B) the Holdback Legend, in each case, on the books and records of the Transfer Agent.

8.4  Closing Payment and Post-Closing Purchase Price Adjustments.

(a)  Not later than June 26, 2026, Seller shall in good faith prepare and deliver to Purchaser, using and based upon the best information available to Seller, a draft preliminary settlement statement (the “Preliminary Settlement Statement”) setting forth Seller’s good faith estimate of the (i) adjusted Purchase Price for the Assets as of the Closing Date, in each case, after giving effect to all adjustments set forth in Section 2.3, and (ii) the amount of (A) the Cash Consideration less (B) the Deposit and less (C) the Defect Escrow Amount (if applicable), which shall constitute the dollar amount to be payable by Purchaser to Seller in cash at Closing (the “Cash Closing Payment”) and (iii) the number of shares of Purchaser Common Stock constituting the Stock Consideration less (A) the Holdback Shares and less (B) the numbers of shares included in the Defect Escrow Amount (if applicable) (such shares, the “Closing Adjustment Shares”), which shall constitute the share consideration to be issued to Seller at Closing (the “Stock Closing Payment” and, together with the Cash Closing Payment, the “Closing Payment”). Seller shall supply to Purchaser reasonable documentation in the possession or control of Seller and its Affiliates to support the items for which adjustments are proposed or made in the Preliminary Settlement Statement delivered by Seller and a reasonably detailed explanation of any such adjustments and the reasons therefor; provided, that notwithstanding anything to the contrary set forth in the Canyon Creek PSA or the Tag-Along PSA, the supporting documentation delivered by Canyon Creek Energy – Arkoma, LLC as seller under the Canyon Creek PSA and any other information provided by Purchaser (as defined in the Canyon Creek PSA) for preparation of the preliminary settlement statement thereunder shall be the sole documentation and information that the Parties will consider for purposes of the preparation of the Preliminary Settlement Statement under this Agreement (and in the event of any conflict between documentation and support delivered under the Canyon Creek PSA and documentation and support delivered under this Agreement or the Tag-Along PSA, the documentation and support delivered under the Canyon Creek PSA shall be the sole documentation and information considered hereunder). No later than June 30, 2026, Purchaser may deliver to Seller a written report containing all changes that Purchaser proposes to be made to the Preliminary Settlement Statement, if any, together with a brief explanation of any such changes. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Base Purchase Price at Closing; provided that if the Parties cannot agree on all adjustments set forth in the Preliminary Settlement Statement prior to the Closing, then any adjustments as set forth in the Preliminary Settlement Statement as presented by Seller (with any amendments or modifications thereto that were so agreed between the Parties) will be used to adjust the Base Purchase Price at Closing. For purposes of clarity, Purchaser’s failure to propose any changes to the Preliminary Settlement Statement and/or Purchaser’s agreement to all or any portion of the Preliminary Settlement Statement proposed by Seller shall not, and shall not be deemed or construed to, prejudice any of Purchaser’s rights hereunder (including, for purposes of clarity, Purchaser’s right to dispute any adjustment or amount set forth in the Preliminary Settlement Statement in connection with the final calculation and determination of the Purchase Price pursuant to Section 8.4(b) and/or 8.4(c), as applicable).

65

(b)  As soon as reasonably practicable after the Closing but not later than the ninetieth (90th) day following the Closing Date, Seller shall prepare and deliver to Purchaser a draft statement setting forth the final calculation of the Purchase Price (the “Final Settlement Statement”) and showing the calculation of each adjustment under Section 2.3, based on the most recent actual figures available for each adjustment. Seller shall make such reasonable documentation as is in Seller’s or any of its Affiliates possession or control available to support the final figures set forth in the Final Settlement Statement; provided, that notwithstanding anything to the contrary set forth in the Canyon Creek PSA or the Tag-Along PSA, the supporting documentation delivered by Canyon Creek Energy – Arkoma, LLC as seller under the Canyon Creek PSA and any other information provided by Purchaser (as defined in the Canyon Creek PSA) for preparation of the final settlement statement thereunder shall be the sole documentation and information that the Parties will consider for purposes of the preparation of the Final Settlement Statement under this Agreement (and in the event of any conflict between documentation and support delivered under the Canyon Creek PSA and documentation and support delivered under this Agreement or the Tag-Along PSA, the documentation and support delivered under the Canyon Creek PSA shall be the sole documentation and information considered hereunder). As soon as reasonably practicable, but not later than the thirtieth (30th) day following receipt of such Final Settlement Statement from Seller (as such time period may be extended as described below, the “Purchaser Comment Deadline”), Purchaser may deliver to Seller a written report containing any changes that Purchaser proposes be made to such Final Settlement Statement. Seller may deliver a written report to Purchaser on or prior to the Purchaser Comment Deadline reflecting any changes that Seller proposes to be made to the Final Settlement Statement as a result of additional information received after the Final Settlement Statement was first prepared and delivered to Purchaser hereunder (and if any such written report is delivered by Seller to Purchaser on or after the date that is five (5) Business Days before the Purchaser Comment Deadline, then the Purchaser Comment Deadline will be automatically extended for five (5) Business Days). If Purchaser does not deliver such report to Seller on or before the Purchaser Comment Deadline, Purchaser shall be deemed to have agreed with Seller’s Final Settlement Statement, and such Final Settlement Statement shall become final and binding upon the Parties.

(c)  The Parties shall undertake to agree on the Final Settlement Statement of the Purchase Price no later than ninety (90) days after the delivery to Purchaser of Seller’s initial Final Settlement Statement. In the event that the Parties cannot reach agreement on the final Purchase Price within such period of time, the items of adjustment which are in dispute shall be referred to, and resolved together with and in the same proceeding as, any disputes arising under Section 8.4(c) of the Canyon Creek PSA by the accounting arbitrator appointed thereunder (the “Accounting Arbitrator”), for review and final determination by arbitration in accordance with Canyon Creek PSA. The appointment of the Accounting Arbitrator and the conduct of arbitration proceedings shall be governed by, and conducted in accordance with, Section 8.4(c) of the Canyon Creek PSA. The Accounting Arbitrator’s determination shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal, and any determination made by the Accounting Arbitrator under the Canyon Creek PSA in respect of matters that overlap with or are dependent upon items in dispute under this Agreement shall be binding upon the Parties for purposes of determining corresponding or related adjustments under this Agreement; provided, that the Accounting Arbitrator shall only consider the documentation and information provided under the Canyon Creek PSA and shall not consider any documentation or information provided under this Agreement or the Tag-Along PSA. In determining the proper amount of any adjustment to the Purchase Price, the Accounting Arbitrator shall be bound by the terms of Article 2 and may not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific disputed aspects of Purchase Price adjustments submitted by any Party and may not award damages, interest (except as expressly provided for in this Section 8.4(c)) or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear one-half of the costs and expenses of the Accounting Arbitrator allocated to this Agreement and their own legal and accounting fees and other costs of presenting its case to the Accounting Arbitrator. Within ten (10) days after the earlier of (i) the Purchaser Comment Deadline without delivery by Purchaser to Seller of any written report with respect to the Final Settlement Statement under Section 8.4(b) or (ii) the date on which the Parties or the Accounting Arbitrator, as applicable, finally determine the Purchase Price:

(A)  if the Purchase Price exceeds the sum of (i) the Closing Payment, plus (ii) the Deposit, plus (iii) the Defect Escrow Amount (if applicable) (such excess, the “Underpayment”): (y) Purchaser shall pay to Seller an amount in cash equal to seventy-five percent (75%) of such Underpayment and (z) (a) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Contract Legend from a number of Closing Adjustment Shares equal to twenty-five percent (25%) of such Underpayment divided by the Reference Price (rounded up or down to the nearest whole number of shares of the Closing Adjustment Shares), (b) Seller shall surrender to Purchaser the remaining Closing Adjustment Shares (if any) and Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire such remaining Closing Adjustment Shares and (c) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing; provided, however, if the number of Closing Adjustment Shares exceeds an amount equal to twenty five percent (25%) of such Underpayment divided by the Reference Price (such excess, the “Share Underpayment”), Purchaser shall pay to Seller an aggregate amount in cash equal to the value of such Share Underpayment, determined based on the Reference Price;

66

(B)  if the Purchase Price is less than the sum of (i) the Closing Payment, plus (ii) the Deposit, plus (iii) the Defect Escrow Amount (if applicable) (such shortall, the “Overpayment”): (y) Seller shall pay to Purchaser an amount in cash equal to seventy-five percent (75%) of such Overpayment and (z) (a) Seller shall surrender to Purchaser a number of Closing Adjustment Shares equal to twenty-five percent (25%) of such Overpayment divided by the Reference Price, rounded up or down to the nearest whole number of shares of the Closing Adjustment Shares) (the “Surrendered Adjustment Shares”), (b) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to (i) cancel and retire the Surrendered Adjustment Shares and (ii) remove the Contract Legend from the remaining Closing Adjustment Shares held by Seller following the surrender, cancellation and retirement of the Surrendered Adjustment Shares, and (c) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing; provided, however, that if the number of Surrendered Adjustment Shares equals or exceeds the number of Closing Adjustment Shares, (i) Seller shall surrender all of the Closing Adjustment Shares to Purchaser, (ii) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire all of the Closing Adjustment Shares; and (iii) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing; and

(C)  if the Purchase Price, and the Defect Escrow Amount (if applicable), are equal the Closing Payment, (x) Seller shall surrender all of the Closing Adjustment Shares to Purchaser, (y) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire all of the Closing Adjustment Shares; and (z) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing.

(d)  Purchaser shall use commercially reasonable efforts to assist Seller in preparation of the Final Settlement Statement under Section 8.4(b) by furnishing invoices, receipts, reasonable access to personnel, and such other assistance as may be reasonably requested by Seller to facilitate such process post-Closing (but in no event shall Purchaser be obligated to pay or incur any funds in connection with providing such assistance).

(e)  All cash payments made or to be made under this Agreement to Seller shall be made by electronic transfer of immediately available funds to a bank account as may be specified by Seller in writing. All cash payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing.

8.5  Indemnity Holdback.

(a)  With respect to each claim for indemnification asserted by Purchaser against Seller pursuant to Article 11 during the period from and after the Closing Date up to the date that is twelve (12) months following the Closing Date (the “Holdback Period”), upon final resolution or determination of such an indemnity claim by the Parties or in accordance with Section 12.7, such indemnity claim shall be paid, if and to the extent any Holdback Shares Balance remains, by deducting from the Holdback Shares Balance a number of Holdback Shares, rounded up to the nearest whole share, equal to the aggregate amount of such Damages, divided by the Reference Price. Purchaser shall promptly (and in any event within two (2) Business Days after such resolution or determination) cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire the surrendered Holdback Shares. Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the surrender of any Holdback Shares. For the avoidance of doubt, the Holdback Shares shall not be the sole and exclusive recourse of Purchaser for any breach of any representation, warranty or covenant of Seller pursuant to this Agreement or any other post-Closing liability of Seller pursuant to this Agreement (including any indemnity obligation), and, if the value of Holdback Shares is insufficient to fully satisfy any amounts to which any member of the Purchaser Group may be entitled hereunder, such insufficiency shall not be deemed to prohibit, restrict or otherwise limit such member of the Purchaser Group from seeking recovery hereunder.

(b)  On January 1, 2027 (the “First Holdback Release Date”), Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Holdback Legend from a number of Holdback Shares equal to (i) fifty percent (50%) of the Holdback Shares Balance on the First Holdback Release Date minus (ii) the number of Holdback Shares, rounded to the nearest whole share, equal to (A) a reasonable reserve for any then-unresolved good faith claims for indemnification made pursuant to the terms of Article 11 (the “Disputed Items”) divided by (B) the Reference Price (calculated as of the First Holdback Release Date); provided, that if the number of remaining Holdback Shares in the Holdback Shares Balance is an amount that is equal to or less than fifty percent (50%) of the Holdback Shares, then all Holdback Shares shall remain subject to the Holdback Legend.

67

(c)  On July 1, 2027 (the “Second Holdback Release Date”), Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Holdback Legend from a number of Holdback Shares equal to (i) the Holdback Shares Balance on the Second Holdback Release Date minus (ii) the number of Holdback Shares, rounded to the nearest whole share, equal to (A) a reasonable reserve for any Disputed Claims divided by (B) the Reference Price.

(d)  Upon final resolution or determination of all Disputed Claims by the Parties or in accordance with Section 12.7, as applicable, (i) Seller shall surrender to Purchaser a number of Holdback Shares so finally determined to be owed to Purchaser (if any) (the “Purchaser Holdback Shares”), (ii) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to (A) cancel and retire the Purchaser Holdback Shares and (B) remove the Contract Legend from the Holdback Shares held by Seller following the surrender, cancellation and retirement of the Purchaser Holdback Shares, and (iii) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing.

(e)  Notwithstanding anything contained herein to the contrary, in connection with determining the value of the Holdback Shares under this Section 8.5, the Parties shall use the Reference Price.

Article 9
TAX MATTERS

9.1  Allocation of Asset Taxes.

(a)  Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Date and (ii) the portion of any Straddle Period ending immediately prior to the Effective Date, provided, however, with respect to both (i) and (ii), that Purchaser shall be allocated and bear Asset Taxes associated with the Hydrocarbons produced from, or attributable to, the Properties and sold during the period up to but excluding the Effective Date, if the amount earned from the sale is not received by Seller prior to the Cut-Off Date. Purchaser shall be allocated and bear all Asset Taxes attributable to (A) any Tax period beginning on or after the Effective Date and (B) the portion of any Straddle Period beginning on the Effective Date; provided, however, that Seller (not Purchaser) shall be allocated and bear the portion, if any, of any such Asset Taxes that consist of penalties, interest or additions to Tax to the extent attributable to a breach by Seller of the representations set forth in Section 4.3.

(b)  For purposes of determining the allocations described in Section 9.1(a), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii) below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Date and the portion of such Straddle Period beginning on the Effective Date by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the Effective Date, on the one hand, and the number of days in such Straddle Period that occur on or after the Effective Date, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

68

(c)  To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Asset Tax pursuant to Section 2.3 or Section 8.4, Seller and Purchaser shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount that was taken into account in the final Purchase Price, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 9.1.

9.2  Tax Returns. Without limiting Purchaser’s indemnification rights pursuant to Section 11.2(b), after the Closing Date, Purchaser shall (i) file (or cause to be filed) all Tax Returns with respect to Asset Taxes that are required to be filed after the Closing Date that relate to any Tax period ending before the Effective Date or any Straddle Period on a basis consistent with past practice except to the extent otherwise required by Law; provided that Purchaser shall use its reasonable best efforts, taking into account that the due date for a Tax Return may be contemporaneous with the closing of a Tax period, to submit each such Tax Return to Seller for its review and comment reasonably in advance of the due date therefor, and Purchaser shall incorporate any reasonable comments received from Seller up to five (5) days prior to the due date therefor and timely file any such Tax Return, and (ii) pay (or cause to be paid) prior to delinquency, all Asset Taxes relating to any Tax period that ends before or includes the Effective Date that become due after the Closing Date. In the case of any Tax Return described in clause (i) that includes Asset Taxes that are allocable to Seller pursuant to Section 9.1(a) and not taken into account pursuant to Section 2.3 or Section 8.4, Purchaser shall send to Seller a statement that apportions the Asset Taxes shown on such Tax Return between Purchaser and Seller in accordance with Section 9.1(a) taking into account any adjustments pursuant to Section 2.3 and Section 8.4. Such statement shall be accompanied by proof of Purchaser’s actual payment of such Asset Taxes. Within ten (10) Business Days of receipt of each such statement and proof of payment, Seller shall reimburse Purchaser for the portion of such Asset Taxes allocated to Seller as provided in such statement. Unless required by applicable Law or with Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), neither Purchaser or any of its Affiliates shall file, or cause to be filed, any amended Tax Return with respect to the Assets for any Tax period ending prior to the Effective Date or for any Straddle Period. The Parties agree that (A) this Section 9.2 is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable taxing authority and (B) nothing within this Section 9.2 shall be interpreted as altering the manner in which Asset Taxes are allocated and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by Purchaser of its obligation under this Section 9.2, which shall be borne by Purchaser).

9.3  Transfer Taxes. To the extent that any Transfer Taxes are payable, Purchaser will be responsible for paying one hundred percent (100%) of all Transfer Taxes and Seller shall prepare and file, or cause to be prepared and filed, all related Tax Returns. Purchaser and Seller shall agree, upon request, to cooperate in good faith to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed in connection with the transactions contemplated herein.

9.4  Cooperation on Tax Matters. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Seller and Purchaser agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority.

69

9.5  Refunds. Seller shall be entitled to any and all refunds and credits of Seller Taxes. If Purchaser or its Affiliates receives a refund or credits of Taxes to which Seller is entitled pursuant to this Section 9.5, Purchaser shall forward, and shall cause its Affiliates to forward, to Seller the amount of any such refund within ten (10) days after such credit or refund is received. Purchaser shall be entitled to any and all refund of, or credits with respect to, Asset Taxes allocated to Purchaser pursuant to Section 9.1(a) and Section 9.1(b); provided, however, that neither Seller nor Purchaser shall be entitled to any refund of Asset Taxes allocated to it pursuant to Section 9.1(a) and Section 9.1(b) (even if, in the case of Seller, such refund is an Excluded Asset) if Seller or Purchaser, as the case may be, did not economically bear such Asset Taxes. If a Party or its Affiliate receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 9.5, such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any costs or expenses incurred by such recipient Party in procuring such refund.

9.6  Tax Proceedings. Purchaser shall, within five (5) days of receipt, provide Seller with written notice of any inquiries, audits, examinations or proposed adjustments by any Governmental Authority, which relates to any Asset Taxes for any Tax period ending prior to the Effective Date or any Straddle Period (each, a “Pre-Effective Date Tax Proceeding”). Seller shall have the option to control, at its sole expense, the conduct and resolution of any Pre-Effective Date Tax Proceeding that relates solely to a Tax period ending prior to the Effective Date. Seller may exercise such option by providing written notice to Purchaser within fifteen (15) days of receiving written notice of any such Pre-Effective Date Tax Proceeding from Purchaser. If Seller elects to control a Pre-Effective Date Tax Proceeding, Seller shall (i) keep Purchaser informed of the progress of any such Pre-Effective Date Tax Proceeding, (ii) provide Purchaser with copies of material correspondence with respect to any such Tax Proceeding, (iii) permit Purchaser (or Purchaser’s counsel) to participate in meetings (including conference calls) with the applicable Governmental Authority with respect to any such Pre-Effective Date Tax Proceeding (at Purchaser’s cost), and (iv) not effect any settlement or compromise of any such Pre-Effective Date Tax Proceeding without the written consent of Purchaser, not to be unreasonably conditioned, delayed or withheld. Purchaser shall control any Pre-Effective Date Tax Proceeding that relates solely to a Tax period ending before the Effective Date that Seller does not elect to control or any Pre-Effective Date Tax Proceeding that relates to any Straddle Period; provided, that, Purchaser shall (I) keep Seller informed of the progress of any such Pre-Effective Date Tax Proceeding, (II) provide Seller with copies of material correspondence with respect to any such Tax Proceeding, (III) permit Seller (or Seller’s counsel) to participate in meetings (including conference calls) with the applicable Governmental Authority with respect to any such Pre-Effective Date Tax Proceeding (at Seller’s cost), and (IV) not effect any settlement or compromise of any such Pre-Effective Date Tax Proceeding without the written consent of Seller, not to be unreasonably conditioned, delayed or withheld. In the event of a conflict between the provisions in this Section 9.6 and those in Section  11.4, this Section 9.6 shall control.

9.7  Allocation of Purchase Price. After the Closing, the Parties shall cooperate in good faith to allocate the final Purchase Price, Assumed Obligations, and all other items constituting consideration (the “Considerations”) for applicable Income Tax purposes (to the extent known) among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and in a manner consistent with Schedule 2.2 (the “Allocation”). Seller shall deliver to Purchaser for its review and approval the Allocation among the Assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) (the “Allocation Statement”). Purchaser shall provide Seller with any reasonable comments to the Allocation Statement in writing within 30 days after the date of receipt of the Allocation Statement by Purchaser. If Purchaser does not deliver any written notice of objection to the Allocation Statement within such 30-day period, the Allocation Statement shall be final, conclusive and binding on the Parties. If a written notice of objection is timely delivered to Seller, Seller and Purchaser shall negotiate in good faith for a period of 20 days to resolve such dispute. If Seller and Purchaser reach an agreement in writing with respect to such dispute, such resolution shall be final, conclusive and binding on the Parties. In such case, Seller and Purchaser shall report, and cause their respective Affiliates to report, the transactions contemplated by this Agreement consistently with such agreed-upon Allocation Statement on any Tax Return, including Internal Revenue Service Form 8594, as applicable, and will not assert, and will cause their respective Affiliates not to assert, in connection with any Tax audit or other proceeding with respect to Taxes, any asset values or other items inconsistently with such agreed-upon Allocation Statement except with the agreement of the other Party or as required by applicable Law; provided, however, that nothing in this Agreement shall prevent Purchaser or Seller from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Statement and neither Purchaser or Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging the Allocation Statement. The Parties agree to promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to the Allocation Statement. For the avoidance of doubt, if Seller and Purchaser are unable to agree on the Allocation Statement, the Parties may allocate the Considerations among the Assets for federal, state, and local income and other Tax purposes in their sole discretion.

70

Article 10
TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a)  by the mutual prior written consent of Seller and Purchaser;

(b)  by either Seller or Purchaser if the Closing has not occurred on or before September 4, 2026 (the “Outside Date”);

(c)  by Seller, at Seller’s option, if any of the conditions set forth in Section 7.1 (other than Sections 7.1(c) or 7.1(d)) have not been satisfied by the Target Closing Date (except for those conditions that by their nature are to be satisfied at or in connection with the Closing and that would have been capable of being satisfied at or in connection with the Closing) and, following written notice thereof from Seller to Purchaser specifying the reason any such condition is unsatisfied (including any material breach by Purchaser of this Agreement), such condition remains unsatisfied for a period of twenty (20) days after Purchaser’s receipt of written notice thereof from Seller;

(d)  by Purchaser, at Purchaser’s option, if any of the conditions set forth in Section 7.2 (other than Sections 7.2(c) or 7.2(d)) have not been satisfied by the Target Closing Date (except for those conditions that by their nature are to be satisfied at or in connection with the Closing and that would have been capable of being satisfied at or in connection with the Closing) and, following written notice thereof from Purchaser to Seller specifying the reason any such condition is unsatisfied (including any material breach by Seller of this Agreement), such condition remains unsatisfied for a period of twenty (20) days after Seller’s receipt of written notice thereof from Purchaser; or

(e)  by either Seller or Purchaser if consummation of the transactions contemplated hereby is enjoined, restrained or otherwise prohibited or otherwise made illegal by the terms of a final, non-appealable order;

provided, however, that, no Party shall be entitled to terminate this Agreement under Section 10.1(b), 10.1(c) or 10.1(d), as applicable, if, at the time such Party would otherwise be entitled to exercise such right to terminate this Agreement, such Party: (A) is in breach of any of its representations or warranties set forth in this Agreement or (B) such Party has failed to perform or observe such Party’s covenants and agreements in this Agreement, in each case of (A) or (B), in a manner that causes any condition with respect to the other Party’s obligation to consummate the transactions contemplated by this Agreement set forth in Sections 7.1(a), 7.1(b), 7.1(e), 7.1(f), 7.2(a), 7.2(b), or 7.2(f) as applicable, not to be satisfied, or (C) such Party fails to proceed with the consummation of the transactions contemplated by this Agreement once the applicable conditions in Section 7.1 (in the case of a failure by Seller) or Section 7.2 (in the case of a failure by Purchaser) have been satisfied or waived.

71

10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, (a) this Agreement shall become void and of no further force or effect (except for the provisions of Article 1, this Article 10, Sections  4.9, 4.26, 5.15, 5.16, 6.2, 6.4, 11.4 (as it relates to claims under Section 6.4), 12.2, 12.3, 12.6, 12.7, 12.8, 12.9, 12.11, 12.13, 12.14, 12.16, 12.17, and 12.18, all of which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of all or any portion of the Assets to any Person without any restriction under this Agreement and (b) there shall be no liability under this Agreement on the part of Purchaser or Seller or any of their respective Affiliates, partners, officers, owners, shareholders, members, officers, directors, managers, employees, agents or other Representatives except as expressly set forth in this Section 10.2, Section  10.3 and the Non-Disclosure Agreement, which Non-Disclosure Agreement shall survive any termination of this Agreement in accordance with its terms.

10.3 Remedies Upon Termination; Specific Performance.

(a)  In the event that (i) all conditions precedent to the obligations of Seller set forth in Section 7.1 have been fulfilled, satisfied or waived in writing by Seller (except for those conditions that by their nature are to be satisfied by or on behalf of Purchaser at or in connection with Closing, all of which Purchaser stands ready, willing and able to satisfy, and other than the failure of any such conditions to Closing of Seller resulting from the breach or failure of any of Seller’s representations, warranties or covenants hereunder) and (ii) Purchaser is entitled to terminate this Agreement under Section 10.1(b) or 10.1(d) because the conditions precedent to the obligations of Purchaser set forth in Section 7.2 are not satisfied as of such time solely as a result of the breach or failure of Seller’s representations, warranties, or covenants hereunder, including, if and when required, Seller’s obligations to consummate the transactions contemplated hereunder at Closing, then Purchaser shall be entitled, as its sole and exclusive remedy, to elect in writing, in its sole discretion, to either: (A) seek specific performance of this Agreement (without the necessity of posting bond or furnishing other security); provided that Purchaser’s ability to terminate this Agreement and seek recovery pursuant to clause (B) below shall not be limited if Purchaser causes any such action for specific performance to be dismissed prior to reaching a final, non-appealable decision; or (B) terminate this Agreement pursuant to Section 10.1(b) or 10.1(d), as applicable, in which case, Purchaser shall be entitled to pursue all damages and remedies at law or in equity in amount not to exceed five percent (5%) of the Base Purchase Price. In the case of clause (B) above, (x) Seller shall return the Deposit, for the sole account and use of Purchaser to an account designated by Purchaser as soon as reasonably practicable, but in any case within three (3) Business Days of the termination hereof and (y) Seller shall be responsible for and bear one hundred percent (100%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of any Hedges.

(b)  In the event that (i) all conditions precedent to the obligations of Purchaser set forth in Section 7.2 have been fulfilled, satisfied or waived in writing by Purchaser (except for those conditions that by their nature are to be satisfied by or on behalf of Seller at or in connection with Closing, all of which Seller stands ready, willing and able to satisfy) and (ii) Seller is entitled to terminate this Agreement under Section 10.1(b) or 10.1(c) because the conditions precedent to the obligations of Seller set forth in Section 7.1 are not satisfied as of such time solely as a result of the breach or failure of Purchaser’s representations, warranties, or covenants hereunder, including, if and when required, Purchaser’s obligations to consummate the transactions contemplated hereunder at Closing, then Seller shall be entitled, as its sole and exclusive remedy, to elect in writing to terminate this Agreement pursuant to Section 10.1(b) or 10.1(c), as applicable, in which case Seller shall be entitled to retain the Deposit for the sole account and use of Seller as liquidated damages hereunder. Seller and Purchaser acknowledge and agree that (x) Seller’s actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Deposit is a fair and reasonable estimate of such aggregate actual damages of Seller and (z) such liquidated damages do not constitute a penalty. In the event Seller terminates this Agreement in accordance with this Section 10.3(b), in addition to retaining the Deposit, Purchaser shall be responsible for and bear one hundred percent (100%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of any Additional Hedges, and Purchaser shall pay such amount to an account designated by Seller as soon as reasonably practicable, but in any case within three (3) Business Days of the termination hereof.

72

(c)  If this Agreement is terminated for any reason other than the reasons set forth in Sections 10.3(a) or Section 10.3(b), (A) the Parties shall each be responsible for fifty percent (50%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of the Additional Hedges and (B) the Seller shall return the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto as soon as reasonably practicable, but in any event within three (3) Business Days of the termination of such Additional Hedges.

(d)  Notwithstanding anything to the contrary herein but subject to the other terms and provisions of this Section 10.3, if a Party has failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at, prior to or, if Closing has occurred, after the Closing (including, if applicable pursuant to Section 10.3(a) above, the obligation of Seller to consummate the Closing, but specifically excluding the obligation of Purchaser to consummate the Closing), the other Party may seek specific performance of such covenant or agreement at any time prior to the valid termination of this Agreement without the necessity of posting bond or furnishing other security. Each Party understands and agrees that the other Party may suffer irreparable damage as a result of it failing to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at, prior to or, if Closing has occurred, after the Closing. Accordingly, each Party waives any right it may have to challenge the enforceability of this Agreement by a decree of specific performance and agrees it will not argue in any proceeding that the requirements for specific performance have not been met, that monetary damages constitute a sufficient remedy or make any other argument in opposition to the specific performance of this Agreement.

Article 11
INDEMNIFICATION; LIMITATIONS

11.1 Assumed Obligations. Subject to, and without limitation of, Purchaser’s rights to indemnity under this Article 11, the terms of Article 3 (including Purchaser’s rights and remedies arising thereunder), the special warranty of Defensible Title in the Assignment and Bill of Sale, or any adjustments to the Base Purchase Price set forth in Section  2.3, on the Closing Date, Purchaser shall assume and hereby agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, or discharged) all of the obligations and liabilities of Seller and its Affiliates, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on, or after the Effective Date, including the following (collectively, and, for purposes of clarity, excluding the Retained Obligations, the “Assumed Obligations”):

(a)  all obligations and liabilities arising from or in connection with any production, pipeline, storage, processing, or other imbalance attributable to Hydrocarbons produced from the Properties, whether before, on, or after the Effective Date, including obligations to furnish makeup gas in accordance with the terms of applicable gas sales, gathering, or transportation Contracts;

73

(b)  obligations to pay working interests and Royalties;

(c)  obligations for plugging and abandonment of all of the Wells and dismantlement, decommissioning, or abandonment of all structures and Equipment included in the Assets or located on the lands covered by, or described in, the Leases (whether such Leases have terminated or expired) and restoration of the surface covered by the Assets in accordance with applicable Laws (whether or not required to be plugged, abandoned, dismantled, or restored as of the Effective Date, and whether or not the applicable Lease has terminated or expired), including any obligations to assess, remediate, remove, and dispose of NORM, asbestos, mercury, drilling fluids, chemicals, and produced waters and Hydrocarbons;

(d)  subject to the terms of Article 3, the special warranty of Defensible Title in the Assignment and Bill of Sale, all Damages and obligations arising from, or relating to, Title Defects, deficiencies, or other title matters with respect to the Assets, whether arising or relating to periods of time before, on, or after the Effective Date;

(e)  subject to the terms of Article 3, all Damages and obligations arising from, or relating to, Environmental Defects, or other environmental matters, with respect to the Assets, whether arising or relating to periods of time before, on, or after the Effective Date; and

(f)  following the expiration of the applicable survival periods described in Section 11.6(b)(i) and 11.6(b)(iii) with respect thereto, the Retained Obligations described in Sections 11.2(b), 11.2(d), 11.2(e), 11.2(f), 11.2(i)and 11.2(j).

11.2 Retained Obligations. Notwithstanding the terms of Section 11.1, the Assumed Obligations shall not include, and Seller shall retain and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged), any and all liabilities, Damages, duties, or obligations, known or unknown, to the extent they are attributable to, arise out of or in connection with, or are based upon (collectively, the “Retained Obligations”):

(a)  the Excluded Assets (including the ownership or operation thereof);

(b)  matters required to be borne, paid or retained by Seller under Sections  2.3 and 2.4;

(c)  Seller Taxes;

(d)  any property damage, personal injury or death attributable to, or arising out of, Seller’s or any of its Affiliates’ ownership or operation of the Assets prior to the Closing Date;

(e)  the off-site disposal of any Hazardous Substances, mercury, drilling fluids, chemicals, produced waters, Hydrocarbons or other materials of any nature generated by or on behalf of Seller or any of its Affiliates or otherwise produced from or attributable to any of the Assets and taken from a location that is on or within any of the Assets to a location that is not on or within any of the Assets, to the extent that such disposal occurred prior to the Closing Date;

(f)  any fines or penalties of Governmental Authorities levied at any time against Seller or any of its Affiliates, or imposed or assessed at any time related to or arising out of Seller’s or its Affiliates’ ownership or operation of the Assets prior to the Closing Date;

(g)  the actions, suits, proceedings and other matters set forth on Schedule 4.2 (or that should have been set forth on Schedule 4.2 in order for Seller’s representation in Section 4.2 to have been true and correct at and as of the Execution Date and the Closing);

74

(h)  any employment-related claims by employees or independent contractors of Seller or any of its Affiliates prior to the Closing Date;

(i)  the Fraud, gross negligence or willful misconduct of Seller or any of its Affiliates in connection with the ownership or operation of the Assets prior to the Closing Date; or

(j)  any claims by Royalty, overriding royalty, or other Working Interest owners for underpayments, mispayments, or miscalculations attributable to periods prior to the Effective Date (excluding, however, suspense funds that are held in suspense by the operator of any Assets), to the extent Purchaser or the Assets are charged or required to pay in respect thereof after Closing; provided, however, that, in each case, the Retained Obligations shall not include, and Seller shall not be responsible for, any interest, penalties or other similar charges accruing on or with respect to any such claims, underpayments, mispayments or miscalculations.

11.3 Indemnification.

(a)  From and after Closing, but subject to the applicable limitations set forth in this Article 11, Purchaser shall indemnify, defend, and hold harmless Seller and its and their Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives (collectively, the “Seller Group”) from and against all Damages incurred or suffered by Seller Group:

(i)  caused by, arising out of, or resulting from, the Assumed Obligations;

(ii)  caused by, arising out of, or resulting from, Purchaser’s breach or nonfulfillment of, or failure to perform, any of Purchaser’s covenants or agreements contained in this Agreement; or

(iii) caused by, arising out of, or resulting from, any breach or inaccuracy of any representation or warranty made by Purchaser contained in Article 5 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.3(a)(v),

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON, and further excepting in each case Damages against which Seller would be required to indemnify Purchaser Group under Section 11.3(b).

(b)  From and after Closing, but subject to the applicable limitations set forth in this Article 11, Seller shall indemnify, defend, and hold harmless Purchaser and its Affiliates and its and their respective former, current and future members, shareholders, owners, officers, directors, managers, employees, agents and Representatives (“Purchaser Group”) from and against all Damages incurred or suffered by Purchaser Group:

(i)  caused by or arising out of, or resulting from, the Retained Obligations;

(ii)  caused by, arising out of, or resulting from, Seller’s breach or nonfulfillment of, or failure to perform, any of Seller’s covenants or agreements contained in this Agreement; or

75

(iii) caused by, arising out of, or resulting from any breach or inaccuracy of any representation or warranty made by Seller contained in Article 4 of this Agreement, or in the certificate delivered at Closing pursuant to Section  8.2(a)(vi),

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

(c)  Notwithstanding anything to the contrary contained in this Agreement, except in the case of Fraud, and without limitation of the special warranty of Defensible Title in the Assignment and Bill of Sale from and after Closing, Seller’s and Purchaser’s sole and exclusive remedy against each other with respect to breaches of the representations, warranties, covenants, and agreements of the Parties contained in this Agreement (excluding Sections 6.4 and 6.6, which shall also be separately enforceable by Seller and Purchaser, as applicable, pursuant to whatever rights and remedies are available to it outside of this Article 11, and Section 4.7, the sole and exclusive remedy for which shall be pursuant to Section  2.3), and the affirmations of such representations, warranties, covenants, and agreements contained in the certificates respectively delivered by each Party at Closing pursuant to Sections 8.2(a)(vi) and 8.3(a)(v), as applicable, is set forth in this Article 11 (and, with respect to the representation and warranty in Section 4.7, in Section  2.3) and if no such right of indemnification (or, with respect to the representations and warranty in Section 4.7, right under Section  2.3) is expressly provided, then such claims are hereby waived to the fullest extent permitted by Law. Except for the remedies contained in this Article 11 (and, with respect to the representation and warranty in Section 4.7, Section  2.3) and in the case of Fraud, and without limitation of the special warranty of Defensible Title in the Assignment and Bill of Sale, upon Closing, each Party releases, remises, and forever discharges the other Party and its Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and other Representatives from any and all suits, legal or administrative proceedings, claims, demands, Damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such Party might now or subsequently may have, based on, relating to, or arising out of this Agreement or Seller’s ownership, use, or operation of the Assets, or the condition, quality, status, or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the oil pollution act of 1990, as amended, breaches of statutory and implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution, any rights under insurance policies issued or underwritten by the other Party or any of its Affiliates, even if caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any released Person, invitee, or third party, and whether or not caused by a pre-existing condition.

(d)  The Parties shall treat, for Tax purposes, any amounts paid pursuant to this Article 11 as an adjustment to the Purchase Price.

76

11.4 Indemnification Actions. All claims for indemnification under Section 6.4, Section 9.4 or Section 11.3 shall be asserted and resolved as follows:

(a)  For purposes of this Article 11, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article 11, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Article 11, Section 6.4 or Section 9.4 (including, for the avoidance of doubt, those Persons identified in Section 11.4(g)).

(b)  To make a claim for indemnification under Section 6.4, Section 9.4 or Article 11, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a complete copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 11.4 shall not relieve the Indemnifying Person of its obligations under Section 6.4, Section 9.4 or Article 11, except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was inaccurate or breached and the basis of such inaccuracy or breach.

(c)  In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend and indemnify the Indemnified Person against such Claim under Section 6.4, Section 9.4 or this Article 11, as applicable. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, it shall be conclusively deemed obligated to provide such indemnification hereunder. The Indemnified Person is authorized, prior to and during such thirty (30) day period but prior to the Indemnifying Person admitting (or being deemed to have admitted such obligation pursuant to this Section 11.4(c)) its obligation to provide indemnification with respect to the matter in question, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d)  If the Indemnifying Person admits its obligation (or is deemed to have admitted its obligation), it shall have the right and obligation to diligently defend and indemnify, at its sole cost and expense, the Claim. The Indemnifying Person shall have full control of such defense and proceedings, including, subject to the remainder of this Section 11.4(d), any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may, at its own expense, participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 11.4(d). An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final, non-appealable, resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

77

(e)  If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend, indemnify against, or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation to indemnify the Indemnified Person and assume the defense of the Claim at any time prior to settlement or final, non-appealable determination thereof. If the Indemnifying Person has not yet admitted its obligation to defend and indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Claim and (ii) if its obligation is so admitted, assume the defense of the Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation for indemnification in writing (or is deemed to be obligated to indemnify such Indemnified Person pursuant to Section 11.4(c) or this Section 11.4(e)), the Indemnified Person shall be deemed to have waived any right to indemnity therefor.

(f)  In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages, or (iii) dispute the claim for such Damages. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Person shall be conclusively deemed to be obligated to provide indemnification hereunder, subject to the other provisions of this Article 11.

(g)  Any claim for indemnity under Section 6.4, Section 9.4 or this Article 11 by any Affiliate, member, shareholder, owner, officer, director, manager, employee, agent or Representative must be brought and administered by the applicable Party to this Agreement that is related to such Person. No Indemnified Person other than Seller and Purchaser shall have any rights against Seller or Purchaser under the terms of Section 6.4, Section 9.4 or this Article 11 except as may be exercised on its behalf by Purchaser or Seller, as applicable, pursuant to this Section 11.4(g). Seller and Purchaser may elect to exercise or not exercise indemnification rights under this Section 11.4 on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section 11.4.

11.5 Casualty and Condemnation.

(a)  Subject to, and without limitation of, the Seller’s representations, warranties, covenants and agreements made pursuant to this Agreement, if Closing occurs, then, from and after the Effective Date, Purchaser shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Well, collapsed casing or sand infiltration of any Well) and the depreciation of any Equipment due to ordinary wear and tear, in each case, with respect to the Assets.

(b)  If, after the Execution Date but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), then:

(i)  Seller shall promptly notify Purchaser in writing following the occurrence of such Casualty Loss, which notice shall include reasonable detail of the nature of such Casualty Loss and Seller’s good faith estimate of the costs to repair or replace the relevant Asset(s);

(ii)  Seller shall use commercially reasonable efforts to mitigate (or attempt to mitigate) any Damages resulting from, or relating to, such Casualty Loss;

78

(iii) Purchaser shall, subject to the other terms and conditions of this Agreement, nevertheless be required to proceed with Closing;

(iv)  Seller, at the Closing, shall pay to Purchaser all sums paid or credited to Seller or any of its Affiliates by Persons by reason of such Casualty Loss insofar as with respect to the relevant Assets and shall assign, transfer and set over to Purchaser or subrogate Purchaser to all of Seller’s (and, if applicable, its Affiliates’) right, title and interest (if any) in and to any and all insurance claims, unpaid awards and other rights against any third Persons arising out of or in connection with such Casualty Loss insofar as with respect to the Assets; and

(v)  only if the Damages to the Assets affected by such Casualty Loss exceed 0.3125% of the Base Purchase Price, reduce the Base Purchase Price by an amount equal to the reasonable cost for repair or replacement of the affected Assets; provided, however, to the extent that this Section 11.5(b)(v) applies and the Purchase Price is reduced pursuant to this Section 11.5(b)(v), then the foregoing Section 11.5(b)(iv) shall not be applicable, and Seller shall reserve and retain all right, title and interest (if any) in insurance claims, paid or unpaid awards, or other rights, causes of actions and remedies against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claim.

(c)  Notwithstanding anything herein to the contrary, neither Seller nor any of its Affiliates shall compromise, settle or adjust any amounts payable by reason of, or in connection with, any Casualty Loss without the prior written consent of Purchaser.

11.6 Limitation on Actions.

(a)  The representations and warranties of Seller in Article 4 (excluding, for purposes of clarity, the Seller Fundamental Representations and Seller’s representations and warranties in Sections 4.3 and 4.7), the corresponding representations, warranties, and affirmations given in the certificate delivered by Seller at Closing pursuant to Section 8.2(a)(vi), and the covenants and agreements of the Parties to be performed at or prior to Closing shall, in each case, survive the Closing for a period of twelve (12) months. The Seller Fundamental Representations shall survive the Closing for a period of three (3) years. The representations and warranties of Seller set forth in Section 4.3 shall survive the Closing for the applicable statute of limitations period plus sixty (60) days and the representations and warranties of Seller set forth in Section 4.7 shall survive the Closing until the Cut-Off Date. The representations and warranties of Purchaser in Article 5 (excluding the Purchaser Fundamental Representations), and the corresponding representations, warranties, and affirmations given in the certificate delivered by Purchaser at Closing pursuant to Section 8.3(a)(v), shall, in each case, survive the Closing for a period of twelve (12) months. The Purchaser Fundamental Representations shall survive the Closing for a period of six (6) years. The covenants and agreements of the Parties to be performed at any time from and after Closing shall survive Closing until fully performed, subject to the applicable limitations set forth in this Section 11.6. The remainder of this Agreement shall survive the Closing and delivery of the Assignment and Bill of Sale without time limit except as may otherwise be expressly provided herein. Representations, warranties, covenants, and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date (and, for purposes of clarity, there shall be no termination of any indemnification obligations underlying any such claim in such circumstance).

(b)  The indemnities in Sections 11.3(a)(ii), 11.3(a)(iii), 11.3(b)(ii), and 11.3(b)(iii) shall terminate as of the termination date of each respective representation, warranty, covenant, or agreement that is subject to indemnification thereunder, except in each case as to matters for which a bona fide specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date (and, for purposes of clarity, there shall be no termination of any indemnification obligations underlying any such claim in such circumstance). The indemnity in Section 11.3(b)(i) shall survive the Closing (i) as set forth in Sections  2.3 and 2.4 with respect to Section 11.2(b), (ii) for the applicable statute of limitations period plus sixty (60) days with respect to Section 11.2(c) and Section 11.2(e), (iii) three (3) years with respect to Sections 11.2(d), 11.2(f), 11.2(i), and 11.2(j), and (iii) without time limit with respect to the remaining subparagraphs of Section 11.2. The indemnities in Section 11.3(a)(i) shall continue without time limit.

79

(c)  Seller shall not have any liability for any indemnification under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), for an individual matter until and unless the amount of the liability for Damages with respect to which Seller an obligation to indemnify the Purchaser Group pursuant to the terms of Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3) exceeds Forty-Two Thousand Three Hundred Twenty-Five Dollars ($42,325) (the “Individual Indemnity Threshold”). Without limiting the foregoing, Seller shall not have any liability for any indemnification under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3) until and unless the aggregate amount of the liability for all Damages (i) for which Claim Notices are delivered by Purchaser under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), (ii) with respect to which Seller has an obligation to indemnify Purchaser pursuant to the terms of Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), and (iii) which exceed the Individual Indemnity Threshold exceeds an amount equal to two and one-half percent (2.5%) of the Base Purchase Price, and then only to the extent such Damages exceed an amount equal to two and one-half percent (2.5%) of the Base Purchase Price.

(d)  Purchaser shall not have any liability for any indemnification under Section 11.3(a)(iii) (except for breaches or inaccuracies of any of the Purchaser Fundamental Representations, for which the following limitations shall not apply), for an individual matter until and unless the amount of the liability for Damages with respect to which Purchaser has an obligation to indemnify the Seller Group pursuant to the terms of Section 11.3(a)(iii) (except for breaches or inaccuracies of any of the Purchaser Fundamental Representations) exceeds the Individual Indemnity Threshold.

(e)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall not be required to indemnify Purchaser (i) under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties in Section 4.3), for aggregate Damages in excess of fifteen percent (15%) of the Base Purchase Price, and (ii) under this Article 11 for aggregate Damages in excess of one hundred percent (100%) of the Base Purchase Price.

(f)  The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 11 shall be reduced by the amount of insurance proceeds realized by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates); provided, however, that no Party shall be required to seek recovery under any policy of insurance as a condition to indemnification hereunder.

80

(g)  Seller shall be subrogated to the rights of any Indemnified Person that is a member of the Purchaser Group and Purchaser shall be subrogated to the rights of any Indemnified Person that is a member of the Seller Group, in each case, against any insurer, indemnitor, guarantor or other Person with respect to the subject matter of any Damages subject to indemnification by such Party pursuant to Article 11 to the extent that a Party pays any such Indemnified Person with respect to such Damages. Any member of the Purchaser Group or Seller Group, as applicable, who is indemnified pursuant to Article 11 shall assign or otherwise cooperate with Seller or Purchaser, as applicable, in the pursuit of any claims against, and any efforts to recover amounts from, such other Person for any such Damages for which any member of the Seller Group or Purchaser Group, as applicable, has been paid. Any such Purchaser Group Indemnified Person shall remit to Seller or Seller Group Indemnified Person shall remit to Purchaser, as applicable, within five (5) Business Days after receipt, any insurance proceeds or other payment that is received by any member of the Purchaser Group or Seller Group, as applicable, from a third Person and which relates to Damages for which (but only to the extent) such member of the Seller Group or Purchaser Group, as applicable, has been previously compensated hereunder (minus the reasonable out-of-pocket costs incurred in obtaining such recovery).

(h)  Neither Seller nor Purchaser shall have any obligation or liability under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement for any breach, misrepresentation, or noncompliance with respect to any representation, warranty, covenant, indemnity, or obligation if such breach, misrepresentation, or noncompliance shall have been affirmatively and expressly waived in writing by the other Party.

(i)  As used in this Agreement, the term “Damages” means the amount of any actual liability, loss, cost, expense, Tax, claim, award, or judgment incurred or suffered by any Person, whether attributable to personal injury or death, property damage, contract claims, torts, or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to the matters in question, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity provided hereunder. Notwithstanding the foregoing, neither Purchaser nor Seller shall be entitled to indemnification under Section 6.4, Section 9.4 or this Article 11 for, and “Damages” shall not include, (i) loss of profits, to the extent consequential, or other consequential damages suffered by the Party claiming indemnification, or any special or punitive damages (other than loss of profits, consequential damages, or punitive damages suffered by third Persons for which responsibility is allocated among the Parties or to the extent such damages constitute direct damages under Texas law), and (ii) any increase in liability, loss, cost, expense, claim, award or judgment to the extent such increase is caused by the actions or omissions of any Indemnified Person after the Closing Date.

(j)  Notwithstanding anything herein to the contrary, for purposes of determining the indemnity obligations set forth in this Article 11, (i) when determining whether a breach or inaccuracy of Seller’s representations or warranties contained in this Agreement has occurred, and (ii) when calculating the amount of Damages incurred, arising out of or relating to any such breach or inaccuracy of any such representation or warranty by Seller, in each case, all references to materiality and all material respects contained in such representation or warranty shall be disregarded, but Seller Material Adverse Effect shall not be disregarded.

Article 12
MISCELLANEOUS

12.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

81

12.2 Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and by personal delivery (if signed for receipt), by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or transmitted via electronic mail (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt) and shall be deemed to have been made and the receiving Party charged with notice, when received except that if received after 5:00 p.m. (in the recipient’s time zone) on a Business Day or if received on a day that is not a Business Day, such notice, request or communication will not be effective until the next succeeding Business Day. All notices shall be addressed as follows:

If to Seller:	Alchemist Energy LeaseCo, LP 545 E. John Carpenter Fwy., Suite 1550 Irving, Texas 75062 Attention: Billy Hannes Telephone: (716) 397-0505 Email: billy@alchemist.energy

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
201 Main Street, Suite 1600
Fort Worth, Texas 76102
Attn: Cole Bredthauer
Email: cbredthauer@akingump.com

If to Purchaser:

Presidio Production Company 500 West 7th Street Fort Worth, Texas 76102 Attention: Brett Barnes Email: brett@bypresidio.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Chris Heasley; John Stavinoha
Telephone: (713) 546-7532; (713) 646-7937
Email: chris.heasley@lw.com; john.stavinoha@lw.com

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

12.3 Expenses. Except as provided in Sections 3.10(c), 6.5, 8.4(c), 10.2 and in Section 11.4, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, and the exhibits and schedules hereto and thereto, and all other matters related to the Closing and the transactions related thereto, including all fees and expenses of counsel, accountants, and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

12.4 Replacement of Credit Support. The Parties understand that none of the Credit Support, if any, posted by Seller or any Affiliate thereof with or for the benefit of any Governmental Authority or third Person and relating to the Assets will be transferred to Purchaser. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, replacements for such Credit Support as is necessary for Purchaser to own and, if applicable, operate the Assets, and shall cooperate in good faith with Seller to assist Seller in causing, effective as of the Closing, the cancellation or return to Seller of the Credit Support posted by Seller or its Affiliates; provided, however, that if, as of the Closing Date, Purchaser is unable to (a) obtain replacements of any such Credit Support and/or (b) the cancellation of or return to Seller of any such Credit Support, then, Purchaser shall indemnify and reimburse Seller for any costs, expenses or other Damages paid or incurred by Seller under or pursuant to such Credit Support resulting from the ownership or operation of the any of the applicable Assets from and after the Closing Date until such time as Purchaser is able to obtain such replacements of such Credit Support and/or the cancellation of or return to Seller of any such Credit Support, as applicable, following the Closing Date.

82

12.5 Records.

(a)  As soon as practicable, but in no event later than five (5) days after the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the original Records (or digital copies of Records to the extent Seller does not have originals of such Records) that are in the possession of Seller or its Affiliates, subject to Section 12.5(b). Notwithstanding anything to the contrary herein, Seller shall cooperate in good faith with Purchaser (at no additional cost or expense to Seller) to cause the Records to be delivered to Purchaser in the format or formats that are reasonably requested by Purchaser.

(b)  Seller may retain a copy of all data room materials for the transactions contemplated by this Agreement along with the originals of those Records (i) relating to Tax and accounting matters, (ii) relating to Properties in which Seller retains any interest, or (iii) which are subject to a legal hold by Seller (until such hold is released) and provide Purchaser, at its request, with copies of such Records other than Records that pertain solely to Income Tax matters related to the Assets. Seller may retain copies of any other Records, including geological, geophysical, and similar data and studies.

(c)  Purchaser, for a period of seven (7) years after the Closing shall: (i) retain the Records and (ii) provide Seller, and the members of the Seller Group with access to the Records during normal business hours for review and copying at Seller’s sole expense.

12.6 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction; provided, however, (a) in connection with the determination of the existence of any Title Defect or with respect to conveyancing matters as to any Asset, the laws of the state where such Asset is located shall govern and control such determination and (b) in connection with the determination of the existence of any Environmental Defect, the federal laws of the United States and the Laws of the state where the applicable affected Asset is located shall govern and control such determination.

12.7 Venue; Waiver of Jury Trial.

(a)  Each Party consents to personal jurisdiction in any action brought in the Texas Business Court located in the Eleventh Business Court Division of the State of Texas (or, if the Texas Business Courts are unavailable or lack jurisdiction, then the United States District Court located closest to Tarrant County, Texas, and if such federal court is unavailable or lack jurisdiction, then any state court in Tarrant County, Texas) with respect to any dispute, claim, or controversy arising out of, in relation to, or in connection with, this Agreement, and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy, or claim (except to the extent a dispute, controversy, or claim arising out of, in relation to, or in connection with, title or environmental matters pursuant to Section 3.10 or the determination of Purchase Price adjustments pursuant to Section 8.4(b) is referred to an expert pursuant to those Sections) will be instituted exclusively in such courts. Each Party (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it, and (d) agrees that service of process upon it may be effected by mailing a copy thereof by registered mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 12.2. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Texas for any purpose except as provided herein and shall not be deemed to confer any rights on any Person other than the Parties to this Agreement. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF, IN RELATION TO, OR IN CONNECTION WITH, THIS AGREEMENT.

83

(b)  Notwithstanding anything in this Agreement to the contrary, and if, despite the foregoing waivers, any Action (as defined below) is brought against the Debt Financing Sources, each of the parties to this Agreement on behalf of itself and each of its Affiliates hereby: (i) agrees that any action, cause of action, claim, demand, litigation, suit, citation, summons, subpoena, hearing, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise (an “Action”), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the definitive agreements entered into in connection with the Debt Financing (including the Debt Commitment Letters, collectively, the “Debt Financing Documents”) or any of the transactions contemplated hereby or thereby, in each case involving the Debt Financing Sources, or the performance of any services under the Debt Financing Documents, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such dispute to the exclusive jurisdiction of such court and agrees that any such Action shall be governed by, and construed in accordance with, New York law (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (ii)(1) agree that none of the Debt Financing Sources shall have any liability to Seller or its Affiliates (whether at law or equity, in contract, in tort or otherwise) relating to or arising out of this Agreement, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and (2) agrees that it will not bring or support or permit any of its Affiliates to bring or support any Action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description) against the Debt Financing Sources in any way relating to this Agreement, the Debt Financing, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performances of any services thereunder in any forum other than any Subject Court, (iii) irrevocably waives to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such claim in any such court, (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (v) waives, and agrees not to assert, by way of motion or as a defence, counterclaim or otherwise, in any Action involving any Debt Financing Source involving the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, (vi) agree that in no event shall Seller have the right to specifically enforce the Debt Commitment Letters and (vii) agrees (x) that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Section 12.7(b) (or the definitions of any terms used in this Section 12.7(b)) and (y) to the extent any amendments to (or waiver of) any provision of this Section 12.7(b) (or, solely as they relate to such Section, the definitions of any terms used in this Section 12.7(b)) or any other provision of this Agreement the amendment or waiver of which has the effect of directly modifying this Section 12.7(b) are adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources as provided pursuant to Section 12.12. The provisions of this Section 12.7 shall be enforceable by each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, and notwithstanding anything contained herein to the contrary, nothing in this Section 12.7(b) shall in any way affect any Party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Financing Documents. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING AGAINST ANY DEBT FINANCING SOURCES DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.

84

12.8 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

12.9 Waivers. Any failure by any Party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of Seller or Purchaser, or their respective Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives or any failure by Seller or Purchaser to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.10  Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement to any third Person, nor shall any Party delegate any of its rights or duties hereunder to any third Person, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void ab initio; provided that Purchaser may, without consent of Seller but with prior written notice to Seller and subject to the immediately succeeding sentence, assign to one or more of its wholly-owned subsidiaries its rights hereunder to receive assignment and transfer of the Assets, but Purchaser shall remain liable for its obligations hereunder; provided, further, that the Purchaser shall have the right to assign its rights hereunder (in whole or in part) to the Debt Financing Sources for collateral purposes. Any assignment of this Agreement permitted by this Section 12.10 shall be made subject to the obligations contained in this Agreement and such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

12.11  Entire Agreement. This Agreement, the Non-Disclosure Agreement, the Registration Rights Agreement, and the documents to be executed hereunder and the exhibits and schedules attached hereto and thereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. In entering into this Agreement, neither Party has relied on any statement, representation, warranty, covenant, nor agreement of the other Party or its Representatives other than those expressly contained in this Agreement. For the avoidance of doubt, this Agreement constitutes a “definitive written agreement” as contemplated by the Non-Disclosure Agreement and, as such, upon Closing the Non-Disclosure Agreement shall automatically terminate, effective as of the Closing Date, or if Closing does not occur, the Non-Disclosure Agreement shall survive in accordance with its terms.

85

12.12  Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Purchaser and expressly identified as an amendment or modification. Notwithstanding anything to the contrary contained herein, the definitions of “Action”, “Debt Commitment Letters”, “Debt Financing”, “Debt Financing Documents”, “Debt Financing Sources” and “Subject Courts”, Sections 6.15 (solely with respect to the Debt Financing Sources), 12.7, 12.10, 12.13, 12.18, 12.19, this Section 12.12 and, in each case, any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing, may not be amended in a manner that is adverse to a Debt Financing Sources without the prior written consent of the Debt Financing Sources.

12.13  No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Sections 6.4, Section 9.4, Section 12.19 and Article 11, which rights shall be exercised through the applicable Party; provided, that provided, that the Debt Financing Sources shall be third party beneficiaries of Sections 6.15 (solely with respect to the Debt Financing Sources), 12.7, 12.10, 12.12, 12.18 12.19, and this Section 12.13. Accordingly, references to the indemnification rights of Purchaser or Seller under this Agreement shall be deemed to include the indemnification rights of the Purchaser Group or the Seller Group, as applicable.

12.14  Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality, and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.

12.15  Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

12.16  References. In this Agreement, unless the context requires otherwise: (a) references to any gender includes a reference to all other genders; (b) references to the singular includes the plural, and vice versa; (c) reference to any Article or Section means an Article or Section of this Agreement; (d) reference to any exhibit or schedule means an exhibit or schedule to this Agreement, all of which are incorporated into, and made a part of, this Agreement for all purposes; (e) unless expressly provided to the contrary, “hereunder”, “hereof”, “herein”, and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; (f) references to “$” or “Dollars” means United States Dollars; (g) “include” and “including” mean include or including without limiting the generality of the description preceding such term and (h) the term “Seller” shall be deemed and construed to refer to the various individual Persons that collectively constitute Seller. If the date of performance falls on a day that is not a Business Day, then the actual date of performance will be the next succeeding day that is a Business Day.

12.17  Construction. Purchaser is capable of making such investigation, inspection, review and evaluation of the Assets as a prudent purchaser would deem appropriate under the circumstances, including with respect to all matters relating to the Assets, their value, operation, and suitability. Seller and Purchaser have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof.

86

12.18  Limitation on Damages. Notwithstanding anything to the contrary contained herein but without limitation of Section 10.2, neither Purchaser nor Seller, nor any of their respective Affiliates shall be entitled to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties) and Purchaser and Seller, for themselves and on behalf of their respective Affiliates, hereby expressly waive any right to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties). Notwithstanding anything herein to the contrary in this Section 12.18 or any other provision of this Agreement to the contrary, nothing in this Section 12.18 shall be construed as limiting any Person’s ability to recover any direct damages (including lost profits that are direct damages) as provided under Texas Law. In furtherance and not in limitation of the foregoing, in no event shall Seller be entitled to an injunction, specific performance or any other equitable remedy to enforce or seek to enforce Purchaser’s or any of its Affiliate’s obligation to enforce specifically their respective rights against any Debt Financing Source. Notwithstanding anything to the contrary in this Agreement, if the circumstances described in Section 10.3 are applicable, Seller’s right to retain the Deposit and demand the losses, breakage costs or other amounts payable expressly provided in Section 10.3 shall be the sole and exclusive remedy of Seller, whether or not the Seller shall have terminated this Agreement in accordance with Section 10.3(b), and all other remedies (including equitable remedies) shall be deemed waived against Purchaser for any and all losses, damages and expenses suffered or incurred by the Seller or any other Person in connection with this Agreement and upon payment of such amounts, Purchaser shall have no further liability or obligation relating to or arising out of this Agreement or the Transactions

12.19  Non-Recourse Parties. Subject to the remainder of this Section 12.19, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, are in respect of, arise under, arise out or by reason of, are connected with, or relate in any manner to this Agreement, the negotiation, execution, or the performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) or the transaction contemplated hereby and thereby, may be made only against (and are expressly limited to) the entities that are expressly identified as “Parties” in the preamble to this Agreement or any successor or permitted assign of any such Parties (“Contracting Parties”). No Person who is not a Contracting Party, including without limitation, any Debt Financing Source, trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any Contracting Party, or any trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) to any Contracting Party with which it is not engaged or does not have a contractual relationship with (outside of this Agreement) or any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, the performance of this Agreement, or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of the other Contracting Party on any of its Nonparty Affiliates, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any of the other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding anything in this Section 12.19 to the contrary, this Section 12.19 does not provide (and shall in no event be interpreted to provide) for any waiver, release or relinquishment by any Contracting Party of any claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) of any sort which such Contracting Party may have against any of Nonparty Affiliates (being those that such Contracting Party has engaged or has a contractual relationship with outside of this Agreement).

12.20  Reliance. Notwithstanding anything to the contrary in this Agreement, each Party has relied upon and will be deemed to have relied upon for all purposes of this Agreement all of the other Party’s express indemnification obligations set forth in this Agreement or any other documents contemplated as a part of this transaction and all of the other Party’s express representations, warranties, covenants and agreements set forth in this Agreement and in each other document contemplated as a part of this transaction (including, for purposes of clarity, the special warranty of Defensible Title set forth in the Assignment and Bill of Sale).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

87

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

SELLER:

Alchemist Energy LeaseCo, LP

By:	/s/ Billy Hannes
Name:	Billy Hannes
Title:	SVP & General Counsel

Signature Page to Purchase and Sale Agreement

PURCHASER:

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President & General Counsel

Signature Page to Purchase and Sale Agreement

Exhibit 10.2

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

Canyon Creek energy – arkoma, llc

as Seller

and

Presidio Production Company

as Purchaser

Dated May 7, 2026

i

(continued)

ii

(continued)

iii

(continued)

EXHIBITS:

Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit A-3	Fee Minerals
Exhibit A-4	Rights of Way
Exhibit B-1	Form of Assignment and Bill of Sale
Exhibit B-2	Form of Mineral Deed
Exhibit C	Form of Transition Services Agreement
Exhibit D	Form of Registration Rights Agreement

SCHEDULES:

Schedule K	Knowledge Persons
Schedule 1.2(e)(ix)	Equipment
Schedule 1.3	Certain Excluded Assets
Schedule 2.2	Allocated Values
Schedule 2.3(e)	Prepaid Property Costs
Schedule 3.3	Certain Additional Permitted Encumbrances
Schedule 3.5	Certain Environmental Matters
Schedule 3.14	Tag-Along Rights
Schedule 4.2	Litigation
Schedule 4.3	Taxes and Assessments
Schedule 4.4	Compliance with Law
Schedule 4.5	Material Contracts
Schedule 4.7	Imbalances
Schedule 4.8(a)	Preferential Rights to Purchase
Schedule 4.8(b)	Consents to Assign
Schedule 4.11	Wells and Equipment
Schedule 4.12	Non-Consent Operations
Schedule 4.13	Outstanding Capital Commitments
Schedule 4.14	Hedges
Schedule 4.15	Environmental
Schedule 4.17(a)	Lease Terms
Schedule 4.17(b)	Lease Demands
Schedule 4.17(c)	Lease Defaults
Schedule 4.17(d)	Drilling Commitments
Schedule 4.17(e)	Lease Maintenance Payments
Schedule 4.18	Credit Support
Schedule 4.19(a)	Insurance Policies
Schedule 4.19(b)	Pending Insurance Claims
Schedule 4.20	Suspense Funds
Schedule 4.21	Right of Way
Schedule 4.22	Dedications; Minimum Volume Commitments
Schedule 4.24	No Transfers
Schedule 6.3 – Part A	Seller Operation of Business
Schedule 6.3 – Part B	Purchaser Contact Persons
Schedule 6.9 – Part A	Purchaser Operation of Business
Schedule 6.9 – Part B	Seller Contact Persons
Schedule 6.11	Additional Hedges

iv

TABLE OF DEFINED TERMS

2026 Interim Financial Statements	62
Accounting Arbitrator	71
Action	1, 89
Additional Hedge Novations	61
Additional Hedges	61
Adjustment Period	17
Affiliate	1
Agreement	1
Alchemist PSA	1
Allocated Value	16
Asset Taxes	1
Assets	2
Assignment and Bill of Sale	20
Assumed Hedges	4
Assumed Obligations	79
Audit Firm	62
Audited 2025 Financial Statements	62
Audited 2025 Reserve Report	62
Available Employee List	63
Available Employees	63
barrel	4
Base Cash Consideration	15
Base Purchase Price	15
Base Stock Consideration	15
Business Day	4
Cash Closing Payment	69
Cash Consideration	15
Casualty Loss	83
Claim	82
Claim Notice	82
Closing	67
Closing Adjustment Shares	69
Closing Date	67
Closing Payment	69
Code	4
Consent	42
Contracting Parties	92
Contracts	2
Credit Support	45
Cure Date	30
Cure Target Defect	30
Cure Target Environmental Defect	30
Cure Target Title Defect	30
Cut-Off Date	5
Damages	86
Debt Commitment Letters	5
Debt Financing	5
Debt Financing Documents	5, 89
Debt Financing Sources	5
Defect Claim Date	27
Defect Escrow Account	31

v

TABLE OF DEFINED TERMS

Defect Escrow Agreement	31
Defect Escrow Amount	31
Defensible Title	21
Deposit	5
Designated Area	5
Disputed Environmental Matters	35
Disputed Items	73
Disputed Matter	31
Disputed Title Matters	35
Effective Date	5
Environmental Arbitrator	35
Environmental Consultant	25
Environmental Cure Date	30
Environmental Defect	27
Environmental Defect Amount	30
Environmental Defect Asset	29
Environmental Defect Claim Notice	29
Environmental Information	26
Environmental Laws	5
Environmental Matters	5
Environmental Permits	43
Environmental Review	25
Equipment	3
Escrow Agent	31
Exchange Act	6
Excluded Assets	14
Excluded Records	4
Execution Date	1
Existing Hedges	43
Fee Minerals	2
Final Adjustment Date	37
Final Settlement Statement	70
Financial Statements	51
First Holdback Release Date	73
Fraud	6
G&G Data	6
GAAP	6
Governmental Authority	6
Hazardous Substance	6
Hedge	6
Hedge Gains	6
Hedge Losses	6
Holdback Legend	6
Holdback Period	72
Holdback Shares Balance	7
Hydrocarbons	7
Income Taxes	7
Indemnified Person	82
Indemnifying Person	82
Individual Defect Threshold	33
Individual Indemnity Threshold	85

vi

TABLE OF DEFINED TERMS

Invasive Activity	25
Knowledge	7
Laws	7
Leases	2
Material Consent	7
Material Contract	7
Mineral Deed	20
Net Revenue Interest	9
Non-Disclosure Agreement	9
Nonparty Affiliates	92
NORM	26
Novation Agreements	9
NYSE	9
Outside Date	76
Overpayment	71
Parties	1
Party	1
Per Share Value	9
Permits	44
Permitted Encumbrances	22
Permitted Issuance	16
Person	9
Phase I	25
Pre-Effective Date Tax Proceeding	75
Preliminary Settlement Statement	69
Properties	2
Property Costs	9
Purchase Price	15
Purchaser	1
Purchaser Common Stock	10
Purchaser Disclosure Schedules	54
Purchaser Financial Statements	62
Purchaser Fundamental Representations	10
Purchaser Group	80
Purchaser Holdback Shares	73
Purchaser Material Adverse Effect	10
Records	4
Reference Price	11
Registration Rights Agreement	11
Regulation S-X	62
Release	11
Representatives	11
Reserve Engineer	62
Retained Obligations	79
Rights of Way	2
Royalties	11
SEC	11
Second Holdback Release Date	73
Securities Act	11
Seller	1
Seller Comment Deadline	70

vii

TABLE OF DEFINED TERMS

Seller Disclosure Schedules	48
Seller Fundamental Representations	11
Seller Group	80
Seller Material Adverse Effect	11
Seller Taxes	12
Share Underpayment	71
Stock Closing Payment	69
Stock Consideration	15
Straddle Period	12
Subject Courts	12, 89
Surrendered Adjustment Shares	71
Suspense Fund Information	65
Suspense Fund Interest	65
Suspense Funds	12
Tag Parties	39
Tag-Along PSAs	39
Tag-Along Rights	39
Target Closing Date	67
Tax	12
Tax Proceeding	12
Tax Return	12
Taxes	12
Termination and Release of Joint Operating Agreement	12
Third Party	13
Title Arbitrator	35
Title Benefit	21
Title Benefit Amount	31
Title Benefit Threshold	34
Title Cure Date	30
Title Defect	21
Title Defect Amount	30
Title Defect Claim Notice	27
Title Defect Property	27
Title Matters	13
Trading Day	13
Transaction Agreements	13
Transactions	13
Transfer Agent	13
Transfer Agent Documentation	13
Transfer Taxes	13
Transition Services Agreement	13
Treasury Regulations	13
Unapproved Exception	13
Underpayment	71
Units	2
Untransferred Hedge Contract	61
Vortus	1
Wells	2
Working Interest	14

viii

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), is dated as of May 7, 2026 (the “Execution Date”), by and between Canyon Creek Energy – Arkoma, LLC, a Delaware limited liability company (“Seller”), and Presidio Production Company, a Delaware corporation (“Purchaser”). Seller, on the one hand, and Purchaser, on the other hand, are referred to herein individually, as a “Party” and collectively, as the “Parties”.

RECITALS:

Seller desires to sell, and Purchaser desires to purchase, those certain oil and gas properties, rights, and related assets that are defined and described as “Assets” herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1
PURCHASE AND SALE

1.1 Purchase and Sale. On the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase, accept, and pay for, the Assets.

1.2 Certain Definitions. As used herein:

(a) “Action” has the meaning set forth in Section 12.7(b).

(b) “Affiliate” means, with respect to any Person, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. For the avoidance of doubt, other than for purposes of Section 11.3, or as may be otherwise expressly set forth in this Agreement, the term “Affiliate” expressly excludes each of (a) Vortus Investment Advisors, LLC (“Vortus”) (acting solely in its capacity as agent for and on behalf of one or more of the funds to which it provides investment management services), (b) each of the investment funds sponsored by such entity, and the various portfolio companies of each of such investment funds, (c) each of their respective Affiliates (including their various portfolio companies), other than Seller and Seller’s direct subsidiaries, and (d) each of the officers, directors, managers and direct and indirect equity holders in each of the entities identified in the immediately preceding clauses (a) through (c) who is not also an officer, director, manager or direct or indirect equity holder of Seller or Seller’s subsidiaries (in each case, solely in such Person’s capacity as an officer, director, manager or direct or indirect equity holder of Seller or its subsidiary), except, in each case, that for purposes of the definition of “Indemnified Person” (and any indemnities hereunder in favor of Seller or its Affiliates) and any disclaimers or releases/waivers hereunder in favor of (or to the benefit of) Seller or its Affiliates (and, in each case, similar phrases) hereunder, the terms “Affiliate” or “Affiliates” shall include each such Person. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(c) “Alchemist PSA” means that certain Purchase and Sale Agreement dated as of the Execution Date by and between Purchaser and Alchemist Energy LeaseCo, LP.

(d) “Asset Taxes” means ad valorem, property, real estate, excise, severance, production, sales, use and similar Taxes based upon the acquisition, operation or ownership of the Assets or the production of Hydrocarbons therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

1

(e) “Assets” means all of Seller’s right, title, and interest in and to the following (but excluding in all cases any Excluded Assets):

(i) the oil and gas leases, oil, gas, and mineral leases and subleases, carried interests, operating rights, record title interests, overriding royalty interests and other interests located within the Designated Area, including those identified or described on Exhibit A-1, and, without limiting the foregoing, all other rights (of whatever character, whether legal or equitable, vested or contingent, and whether or not the same are expired or terminated) in and to the Hydrocarbons in, on, under, and that may be produced from or are otherwise attributable to the Designated Area, including the lands covered by the leases, subleases, interests and rights described on Exhibit A-1, and any renewals, modifications, supplements, ratifications or amendments to such leases, subleases, interests and rights described on Exhibit A-1 (collectively, the “Leases”);

(ii) all Hydrocarbon, water, CO2, or injection or disposal wells identified on Exhibit A-2 and any and all Hydrocarbon, water, CO2, or injection or disposal wells located on the Leases or on lands pooled, communitized, or unitized therewith or on the Rights of Way, including the wells shown on Exhibit A-2, in each case, whether producing, non-producing, permanently or temporarily plugged and abandoned, and whether or not fully described on any exhibit or schedule hereto (the “Wells”);

(iii) all pooled, communitized, consolidated or unitized acreage which includes all or part of any Leases, and all tenements, hereditaments, and appurtenances belonging thereto (collectively, the “Units,” and, together with the Wells, Leases, and Fee Minerals (defined below), the “Properties”);

(iv) all currently existing contracts, agreements, and instruments pertaining to the other Assets (to the extent applicable to the other Assets) including operating agreements; unitization, pooling, and communitization agreements; declarations and orders; area of mutual interest agreements; farmin and farmout agreements; exchange agreements; compressor agreements; gathering agreements; agreements for the sale and purchase of Hydrocarbons; disposal agreements; transportation agreements; and processing agreements (the “Contracts”); provided, however, that the term “Contracts” shall not include (x) the Leases, the Rights of Way and other instruments constituting Seller’s chain of title to the applicable Leases or Rights of Way or (y) any master services agreements, drilling contracts and other similar service contracts;

(v) all fee mineral interests in the Designated Area, including those identified or described on Exhibit A-3 (the “Fee Minerals ”);

(vi) all currently existing Permits, to the extent related to the Assets and to the extent transferrable;

(vii) the Assumed Hedges;

(viii) to the extent transferrable, all surface and/or subsurface easements, permits, licenses, servitudes, rights-of-way, leases, rights to explore and drill for, produce, store, gather, transport, use and sell surface and subsurface water and other rights to use the surface appurtenant to, or used or held for use in connection with, the Properties, including those described on Exhibit A-4 (collectively, the “Rights of Way”); provided, however, that the term “Rights of Way” shall not include interests held pursuant to the Leases and other instruments constituting Seller’s chain of title to the applicable Leases;

2

(ix) all surface and subsurface equipment, machinery, fixtures, and other tangible personal property and improvements that are located at, on or under any of the lands covered by or attributable to any of the Properties, or are used or held for use in connection with the ownership or operation of the Properties or any of the other Assets or the production, treatment, storage, disposal, or transportation of Hydrocarbons or other substances thereon or therefrom (including all Well and wellhead equipment, casing rods, boilers, tubing, motors, fixtures, pumps, pumping units, Hydrocarbon measurement facilities, flowlines, gathering systems, piping, pipelines, compressors, Hydrocarbons measurement facilities, metering facilities, interconnections, tanks, tank batteries, treatment facilities, injection facilities, disposal facilities, compression facilities, processing and separation facilities, platforms, SCADA equipment, frac tanks and ponds and other materials, supplies, inventory, facilities, machinery, equipment and similar personal property (both surface and subsurface)), including the items described on Schedule 1.2(e)(ix) (collectively, the “Equipment”);

(x) all Hydrocarbons produced from, or attributable to, the Assets from and after the Effective Date; all Hydrocarbon inventories from or attributable to the Assets that are in storage or existing in stock tanks, pipelines and/or plants on the Effective Date (including inventory and line fill); to the extent related or attributable to the Assets, all production, plant, and transportation imbalances; and, in each case, all proceeds therefrom;

(xi) except to the extent related to any of the Retained Obligations, all (A) trade credits, accounts receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the other Assets for periods of time from and after the Effective Date or related to any Assumed Obligation hereunder, (B) liens and security interests in favor of Seller or any of its Affiliates under any Law or Contract to the extent arising from, or relating to, the ownership, operation, or sale or other disposition on or after the Effective Date of any of the other Assets or to the extent arising in favor of Seller with respect to any Asset or any Assumed Obligation for which Purchaser is providing indemnification hereunder, (C) indemnity, contribution, and other such rights in favor of Seller or any of its Affiliates arising under any of the other Assets to the extent attributable to such other Assets for periods of time from and after the Effective Date or related to any Assumed Obligation hereunder, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and all rights and remedies of any kind arising under or with respect to any Contracts ((1) whether related to periods of time occurring before, on or after the Effective Date and (2) including audit and other similar rights (including, for purposes of clarity, the right to receive adjustments, refunds or other proceeds related to or payable in connection with the exercise of any such rights)) and (D) rights, remedies, claims, demands, interests or causes of action whatsoever, at Law or in equity, known or unknown, of Seller or any of its Affiliates against any third Person to the extent related to (1) the Assets or periods of time from and after the Effective Date or (2) any Assumed Obligation, and, where necessary to give effect to the assignment, conveyance and/or transfer of any of the foregoing matters described in this Section 1.2(e)(xi), Seller grants to Purchaser the right to be subrogated thereto, except, in each case, to the extent relating to any of the Retained Obligations; and

(xii) originals, to the extent available, otherwise copies (including electronic copies) of files, records, information and data in Seller’s or any of its Affiliates’ possession or control and to the extent relating or relevant to Seller’s ownership and/or operation of all or any portion of any of the Assets, including all books, records, data, files, information, drawings, maps, lease files, land files, surveys, division order files, abstracts, muniments of title, title opinions, title curative documents and other title information, contract files, well logs and other similar files, well and equipment telemetry data, wellbore schematics, shape files, the G&G Data, production data, well, operation and accounting data and records, workover, artificial lift conversion and downtime history, and engineering, exploration and other technical data and information (excluding any interpretive data or other technical analysis) that relates or is relevant to any of the Assets (including, for purposes of clarity, the ownership or operation thereof), but excluding, in each case:

3

(A) all corporate, financial, Tax, and legal data and records of Seller that relate to Seller’s business generally (whether or not relating to the Assets) or to Seller’s business (including all Income Tax data and records), operations, assets, and properties to the extent not related to or part of the Assets;

(B) any data, software, and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement, or by applicable Law, and for which no consent to transfer has been received and/or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;

(C) all legal records and legal files of Seller, including all work product of, and attorney-client communications with, Seller’s legal counsel (other than Leases, title opinions, and Contracts, which shall, for purposes of clarity, be included in the Assets);

(D) data and records relating to the sale of the Assets, including communications with the advisors or other Representatives of Seller or any member of Seller Group;

(E) any data and records, to the extent relating to the Excluded Assets or assets and properties to the extent they do not constitute Assets under this Agreement;

(F) all emails and electronic correspondence, unless (I) an item otherwise included in the Records is only available as an attachment to such email or electronic correspondence, (II) such email or electronic correspondence is of a type that would ordinarily be included in a Lease file or Well file, as applicable or (III) any other record that would only be contained in email and electronic correspondence; and

(G) those original data and records retained by Seller pursuant to Section 12.5.

(Clauses (A) through (G) shall hereinafter be referred to as the “Excluded Records” and subject to such exclusions, the data, software and records described in this Section 1.2(e)(xii) are referred to herein as the “Records.”).

(f) “Assumed Hedges” means the Existing Hedges and the Additional Hedges.

(g) “barrel” means forty-two (42) U.S. gallons.

(h) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Tulsa, Oklahoma, United States of America.

(i) “Code” means the United States Internal Revenue Code of 1986, as amended.

(j) “Contract Legend” means the following legend to be placed on the Purchaser Common Stock issued to Seller as Closing Adjustment Shares pursuant to Section 8.3(b)(ii).

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER APPLICABLE TO THE CLOSING ADJUSTMENT SHARES AS SET FORTH IN SECTION 6.14 OF THE PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 7, 2026, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN Canyon Creek Energy – Arkoma, LLC and Presidio Production Company, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

4

(k) “Cut-Off Date” means five o’clock p.m. in Tulsa, Oklahoma on the date that is twelve (12) months following the Closing Date.

(l) “Debt Commitment Letters” means any debt commitment letters or agreements (together with any amendments thereto) pursuant to which the Debt Financing Sources party thereto have committed, on the terms and subject to the conditions set forth therein, to provide to Purchaser or an Affiliate thereof the amount of debt financing described therein.

(m) “Debt Financing” means the financing contemplated by the Debt Commitment Letters, the proceeds of which shall be used to, among other things, fund a portion of the Purchase Price.

(n) “Debt Financing Documents” has the meaning set forth Section 12.7(b).

(o) “Debt Financing Sources” means Persons that have committed to provide or otherwise entered into agreements in connection with any debt financing in connection with the Transactions, including the parties to any applicable joinder agreements, indentures, credit agreements similar debt agreements entered into pursuant thereto or relating thereto, together with their respective former, current or future Representatives, employees, directors, officers and Affiliates and their successors and assigns.

(p) “Deposit” means One Million Five Hundred Thirty Six Thousand Dollars ($1,536,000) in cash.

(q) “Designated Area” means the entirety of each land section in which there exists a Well identified on Exhibit A-2.

(r) “Effective Date” means 7:00 a.m. in Tulsa, Oklahoma on February 1, 2026.

(s) “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, in each case as amended to the date hereof, and all similar Laws, including common law, as of the Execution Date of any Governmental Authority having jurisdiction over the property in question addressing pollution or pollution control, protection of the environment (including natural resources), biological or cultural resources, exposure to pollution or chemicals in the environment or protection of occupational safety, including those Laws relating to the storage, handling and use of Hazardous Substances and Laws relating to the Release, threatened Release, generation, processing, treatment, storage, transportation, disposal or management thereof and all regulations implementing the foregoing.

(t) “Environmental Matters” means (i) the terms of Article 3, (ii) Seller’s representations and warranties in Sections 4.2 and 4.15, (iii) Seller’s covenants and agreements pursuant to Section 6.3, (iv) the Retained Obligations described in Sections 11.2(d), 11.2(e), 11.2(f), 11.2(g) and 11.2(i) and (v) Seller’s liability and indemnification obligations with respect to (including, for purposes of clarity, Purchaser’s right to indemnification pursuant to Article 11 with respect to) any (A) breach or inaccuracy, as applicable, of any such representations and warranties, covenants or agreements or (B) the Retained Obligations described in Sections 11.2(d), 11.2(e), 11.2(f), 11.2(g) and 11.2(i) (including, for purposes of clarity, any and all Damages caused by, arising out of, resulting from or related to any of the foregoing matters described in this definition).

5

(u) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(v) “Fraud” means actual and intentional fraud under Delaware common law with respect to the making of the representations and warranties pursuant to Article 4 or Article 5 (as applicable); provided, that such actual and intentional fraud shall exclude any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory under applicable Law.

(w) “G&G Data” means all geological or geophysical information constituting proprietary data, studies, core samples, maps, related technical data and any other geological or geophysical information (in each case excluding any interpretations of Seller made with respect to such information as well as any seismic information of Seller) covering the Properties that Seller is not prohibited by agreement from transferring to Purchaser (other than any such information licensed from non-Affiliate Persons that cannot be transferred without additional consideration to such non-Affiliate Persons and for which Purchaser has not agreed (in its sole discretion) to pay such additional consideration).

(x) “GAAP” means United States generally accepted accounting principles, consistently applied.

(y) “Governmental Authority” means any national, state, county or municipal government and/or government of any political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies, or other instrumentalities of any of them.

(z) “Hazardous Substance” shall mean any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws, including NORM, petroleum and any fraction thereof, asbestos, Hydrocarbons, produced water, polychlorinated biphenyls, per- or poly-fluoroalkyl substances and any other substances referenced in Section 3.4(c).

(aa) “Hedge” means any future derivative, swap, collar, put, call, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including hydrocarbons or securities.

(bb) “Hedge Gains” means, with respect to the Additional Hedges, the amount to which any of Seller or its Affiliates is entitled to receive under the terms of any and all such Additional Hedges (without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to such Additional Hedges).

(cc) “Hedge Losses” means, with respect to the Additional Hedges, the amount any of Seller or its Affiliates is obligated to pay to the applicable counterparty (under the terms of such Additional Hedges), without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to any such Additional Hedges.

(dd) “Holdback Legend” means the following legend to be placed on the Purchaser Common Stock issued to the Seller as Holdback Shares pursuant to Section 8.3(b)(iii):

6

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER APPLICABLE TO THE HOLDBACK SHARES AS SET FORTH IN SECTION 6.14 OF THE PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 7, 2026, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN Canyon Creek Energy – Arkoma, LLC and Presidio Production Company, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(ee) “Holdback Shares” Three Hundred Thirty Three Thousand Nine Hundred Seven (333,907) shares of Purchaser Common Stock.

(ff) “Holdback Shares Balance” means, as of the applicable date of determination, the balance of Holdback Shares, as such number of Holdback Shares may be reduced prior to such date by all disbursements under Section 8.5.

(gg) “Hydrocarbons” means crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition.

(hh) “Income Taxes” means any U.S. federal, state or local or foreign income Tax or Tax based on profits, net profits, margin, revenues, gross receipts or similar measure.

(ii) “Knowledge” (or “known” or other derivatives thereof) means, whether or not capitalized, (i) with respect to Seller, without any duty of inquiry or investigation, the actual conscious knowledge, as of the Execution Date, of any of the individuals listed in Subpart 1 of Schedule K and (ii) with respect to Purchaser the actual conscious knowledge, without any duty of inquiry or investigation, as of the Execution Date, of any of the individuals listed in Subpart 2 of Schedule K.

(jj) “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, writs, injunctions, requirements, judgments, and codes of Governmental Authorities.

(kk) “Material Consent” means a Consent by a third Person (i) that if not obtained prior to the assignment of an Asset, (A) voids or nullifies (automatically or at the election of the holder thereof) the assignment, conveyance or transfer of such Asset, (B) terminates (or gives the holder thereof the right to terminate) any material rights in the Asset subject to such consent, or (C) requires payment of a fee or liquidated damages or (ii) that has affirmatively been denied in writing (except for any such consent that is otherwise waived in writing by Purchaser); provided, however, that “Material Consent” does not include (x) any consent or approval of Governmental Authorities customarily obtained after Closing or (y) any Consent which by its express terms cannot be unreasonably withheld, unless such Consent has been affirmatively denied in writing.

(ll) “Material Contract” means, to the extent binding on the Assets or Purchaser’s ownership thereof after Closing, any Contract which is one or more of the following types:

(i) Contracts between Seller, on the one hand, and any Affiliate of Seller, on the other hand, which will be binding on or otherwise burden Purchaser or any of the Assets after the Closing;

(ii) Contracts for the sale, purchase, exchange, or other disposition of Hydrocarbons produced from or allocable to the Properties which are not cancellable without penalty to, or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(iii) To the extent currently pending, Contracts to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Assets at any time from and after the Effective Date, but excluding conventional rights of reassignment upon intent to abandon any Asset;

7

(iv) Contracts for the gathering, treatment, processing, storage or transportation of Hydrocarbons, which are not cancellable without penalty to or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(v) Contracts that are joint operating agreements, unit operating agreements, exploration agreements, development agreements, participation agreements, joint venture agreements, area of mutual interest agreements (or that contain area of mutual interest agreements or similar provisions), farmin agreements, farmout agreements, non-compete agreements, production sharing agreements, exchange agreements, pooling agreements or other similar agreements, including any agreement with any express drilling or development obligations to the extent the same have not been fully performed or fulfilled and would be binding on Purchaser and/or the Assets after Closing;

(vi) Contracts requiring Seller or its Affiliates to post guarantees, bonds, letters of credit or similar financial agreements;

(vii) Contracts that provide for a call upon, option to purchase or similar right with respect to any of the Assets (including any Hydrocarbons produced therefrom or allocated thereto);

(viii) Contracts that are sale lease-back agreements, indentures, loan agreements, credit agreements, security agreements, mortgages, promissory notes or similar financial agreements that will be binding on, or result in a lien or other encumbrance on, any of the Assets after the Closing;

(ix) Contracts for salt water or fresh water disposal, gathering, processing, transportation or other similar agreements, or any water rights or water source agreements, which are not cancellable without penalty to or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(x) Contracts containing “tag-along” or “drag-along” rights, preferential rights or other similar rights of, or applicable to, any Person, including, without limitation, any “change of control” or other similar provision;

(xi) Contracts that constitute a lease under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty or material payment upon sixty (60) days’ or less prior written notice and (B) involves (x) an annual base rental of more than Fifty Thousand Dollars ($50,000) or (y) the payment of more than Fifty Thousand Dollars ($50,000) in the aggregate (net to Seller’s interest);

(xii) All other Contracts that can reasonably be expected to involve aggregate payments by, or aggregate proceeds or revenues to, Seller or any of its Affiliates in excess of Fifty Thousand Dollars ($50,000) during the current year or any subsequent fiscal year;

(xiii) All Contracts constituting Hedges; and

(xiv) All Contracts with respect to G&G Data.

8

(mm) “Net Revenue Interest” means, with respect to any Well, Seller’s interest (expressed as a percentage or a decimal) in and to the Hydrocarbons produced and saved or sold from or allocated to such Well from those formations from which such Well is currently producing, or with respect to a Well that is not currently producing, the last formation from which such Well last produced, after giving effect to all Royalties.

(nn) “Non-Disclosure Agreement” means that certain Confidentiality Agreement dated as of January 15, 2026 by and between Presidio Petroleum LLC, a Delaware limited liability company, and Seller, as amended from time to time.

(oo) “Novation Agreements” means, collectively, each ISDA Novation Agreement by and among a counterparty to any Assumed Hedge, Seller and Purchaser (or its Affiliate), pursuant to which Seller will novate such Assumed Hedges to Purchaser (or its Affiliate), in a form mutually agreed upon in good faith by the parties thereto.

(pp) “NYSE” means the New York Stock Exchange.

(qq) “Per Share Value” means Nine and 20/100 Dollars ($9.20), subject to adjustment as provided in Section 2.1(c).

(rr) “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

(ss)   “Property Costs” means, without duplication, all ordinary course operating expenses (including costs of insurance (solely to the extent any such insurance costs are premiums that are paid with respect to the period of time between the Effective Date and the Closing Date), and overhead costs charged by any Third Party operator of any of the Assets) pursuant to an applicable joint operating agreement and capital expenditures, in each case, paid or payable to Third Parties and incurred in the ownership and operation of the Assets in the ordinary course of business, but excluding (without limitation), in each case, any and all liabilities, losses, costs, expenses, and Damages arising out of or otherwise attributable or related to:

(i) claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death; property damage; environmental damage or contamination; other torts; private rights of action given under any Law; or violation of any Law;

(ii) obligations to plug and/or abandon wells, dismantle, decommission or remove facilities or any other Asset;

(iii) obligations to remediate any contamination of groundwater, surface water, soil, sediments, or Equipment or that otherwise affect or relate to any of the Assets;

(iv) (A) all title examination and curative matters (including any title examination and/or curative costs paid or incurred in connection with, or with respect to, any Title Defects asserted pursuant to this Agreement, any special warranty claims made pursuant to the Assignment and Bill of Sale or Mineral Deed or with respect to curing any breach of any of Seller’s representations or warranties, including claims that Leases have terminated), and (B) all environmental matters, claims and/or obligations, including to remediate any contamination of water or personal property, or restore the surface around such wells, facilities or personal property, including under applicable Environmental Laws (including Environmental Defect claims asserted pursuant to this Agreement);

(v) obligations to pay working interests, Royalties, and other revenues or proceeds attributable to sale of Hydrocarbons to Third Parties (including any applicable Suspense Funds and escheat related thereto), as well as claims of improper calculation or payment of same;

9

(vi) gas balancing and other production balancing obligations;

(vii) any Casualty Loss (including any mitigation, repair, replacement or restoration costs related thereto);

(viii) Taxes (including Asset Taxes);

(ix) obligations with respect to Hedges;

(x) obligations to pay (A)  any rentals, shut-in royalties or other similar lease maintenance payments, (B) any bonuses, broker fees and other Lease acquisition costs, costs of drilling and completing wells and costs of acquiring equipment that are not paid and/or incurred in accordance with Section 6.3 and (C) any transfer or similar fees associated with the assignment of the Assets from Seller to Purchaser pursuant to this Agreement unless Purchaser agrees in writing to be responsible for the same;

(xi) any of the Retained Obligations (except any such Retained Obligation described in Section 11.2(b) that results in an adjustment to the Purchase Price pursuant to Section 2.3 or a turnover obligation pursuant to Section 2.4) or any other matters for which Seller has an indemnity obligation under this Agreement;

(xii) any general and administrative and/or overhead costs that are not charged by Third Parties pursuant to an applicable joint operating agreement; and

(xiii) any claims for indemnification, contribution, or reimbursement from any Third Party with respect to liabilities, losses, costs, expenses and Damages of the type described in preceding clauses (i) through (xii), whether such claims are made pursuant to contract or otherwise.

(tt) “Purchaser Common Stock” means the Class A common stock, par value $0.0001 per share, of Purchaser.

(uu) “Purchaser Fundamental Representations” means the representations and warranties of Purchaser set forth in Sections 5.1, 5.2, 5.3, 5.4(a), 5.7, 5.16 and 5.18.

(vv) “Purchaser Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, has, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, financial condition or results of operations of the Purchaser, or (b) the ability of Purchaser to consummate the Transactions contemplated hereby; provided, however, that the term “Purchaser Material Adverse Effect” shall not include effects (except in the case of clauses (i) through (vi) and (viii) below, to the extent such effects have a disproportionate materially adverse impact on Purchaser relative to other Persons operating in the same industry and geographic area in which Purchaser operates) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Purchaser or its Affiliates); (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vii) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Transactions; (viii) any change in GAAP, or in the interpretation thereof; (ix) any epidemic, pandemic, or widespread disease outbreak (including the COVID-19 virus), or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith; (x) any occurrence, condition, change, event or effect resulting from (A) the announcement of the Transactions, or (B) actions expressly required by this Agreement or expressly at or with the written consent of Seller; (xi) any change, in and of itself, in the market price or trading volume of Purchaser Common Stock or any other securities of Purchaser or any of its subsidiaries; and (xii) any legal proceeding brought or threatened by shareholders of Purchaser (whether on behalf of Purchaser or otherwise) asserting allegations of breach of fiduciary duty arising out of or relating to (A) violations of securities Laws in SEC Documents or (B) this Agreement or the Transactions contemplated hereby.

10

(ww) “Reference Price” means (i) with respect to the adjustments to the Base Purchase Price made at Closing, the volume-weighted average price per share of Purchaser Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive Trading Days ending on and including the second (2nd) Trading Day immediately preceding the Closing Date, and (ii) with respect to adjustments made after Closing in accordance with Section 8.4 or Section 8.5, as applicable, the volume-weighted average price per share of Purchaser Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive Trading Days ending on and including the second (2nd) Trading Day immediately preceding the date on which the Contract Legend or Holdback Legend, as applicable, is removed from the applicable Closing Adjustment Shares or Holdback Shares (as applicable) in accordance with Section 8.5.

(xx) “Registration Rights Agreement” means that certain registration rights agreement, substantially in the form attached hereto as Exhibit D.

(yy) “Release” means any releasing, disposing, discharging, discarding, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, migrating, or escaping of any Hazardous Substances into or upon the environment, including the abandonment or discarding of barrels, containers and other closed receptacles.

(zz) “Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective directors, officers, partners, investors, members, managers, employees, financing sources, agents and advisors (including attorneys, accountants, consultants, bankers, financial advisors, brokers, and any representatives of those advisors).

(aaa) “Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of Hydrocarbons from or allocated to the Properties or the proceeds thereof to third Persons.

(bbb) “SEC” means the United States Securities and Exchange Commission.

(ccc) “Securities Act” means the United States Securities Act of 1933, as amended.

(ddd) “Seller Fundamental Representations” means the representations and warranties of Seller set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d)(i), 4.9 and 4.10.

(eee) “Seller Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, has, has had or would reasonably be expected to have, a material adverse effect on (a) the ownership, operation, or financial condition of the Assets, taken as a whole, or (b) the ability of Seller to consummate the Transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not include effects (except in the case of clauses (i) through (vi) and (viii) below, to the extent such effects have a disproportionate materially adverse impact on (x) Seller relative to other Persons operating in the same industry and geographic area in which Seller operates or (y) the Assets relative to similar Assets within the same geographic area in which the Assets are located) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Seller or its Affiliates); (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vii) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Transactions; (viii) any change in GAAP, or in the interpretation thereof; (ix) any epidemic, pandemic, or widespread disease outbreak (including the COVID-19 virus), or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith and (x) any occurrence, condition, change, event or effect resulting from (A) the announcement of the Transactions, or (B) actions expressly required by this Agreement or expressly at or with the written consent of Purchaser.

11

(fff) “Seller Taxes” means any and all (i) Income Taxes imposed by any applicable Laws on Seller or any of its Affiliates or any affiliated, combined, consolidated, unitary or similar group with respect to Taxes of which any of the foregoing is or was a member, (ii) Asset Taxes allocable to Seller pursuant to Section 9.1 (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller (A) as a result of the adjustments to the Purchase Price pursuant to Section 2.3 or (B) in connection with the provisions of Section 11.4, as applicable), and (iii) Taxes imposed on or with respect to the ownership or operation of the Excluded Assets, and (iv) Taxes (other than Taxes described in clauses (i), (ii) or (iii) of this definition) imposed on or with respect to the acquisition, ownership, or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom for any Tax period (or portion of any Straddle Period) ending before the Effective Date.

(ggg) “Straddle Period” means any Tax period beginning before and ending on or after the Effective Date.

(hhh) “Subject Courts” has the meaning set forth in Section 12.7(b).

(iii) “Suspense Funds” means all positive funds held in suspense (including positive funds held in suspense for unleased interests) by Seller or its Affiliates that are attributable to the Assets (including any and all interest owed on any amounts held in suspense).

(jjj) “Tax” or “Taxes” means all federal, state, local and foreign income, branch profits, license, payroll, employment, social security, unemployment, disability, profits, franchise, sales, use, ad valorem, property, severance, production, conservation, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer or withholding taxes, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(kkk) “Tax Proceeding” has the meaning provided in Section 9.6.

(lll) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

(mmm)  “Termination and Release of Joint Operating Agreement” means a termination and release of joint operating agreements, in a form reasonably acceptable to both Parties, providing for the termination of all applicable joint operating agreements and related tax partnership agreements, and the release of all liens and security interests created thereunder (including the release of any related memorandum of operating agreement of record) to the extent, and only to the extent, such joint operating agreements and related tax partnership agreements are solely among Seller and the seller under the Alchemist PSA, or the sellers under any of the other Tag-Along PSAs.

12

(nnn) “Third Party” means any Person other than Seller and Purchaser and their respective Affiliates.

(ooo) “Title Matters” means (a) the terms of Article 3, (b) the special warranty of Defensible Title in the Assignment and Bill of Sale and the special warranty of title in the Mineral Deed, (c) Seller’s representations and warranties in Sections 4.2, 4.7, 4.8, 4.11(a), 4.12, 4.13(b), 4.17, 4.21, and 4.22(b), (d) Seller’s covenants and agreements pursuant to Section 6.3, (e) the Retained Obligations described in Sections 11.2(g) and 11.2(j) and (f) Seller’s liability and indemnification obligations with respect to (including, for purposes of clarity, Purchaser’s right to indemnification pursuant to Article 11 with respect to) any (A) breach or inaccuracy, as applicable, of any such representations and warranties, covenants or agreements or (B) the Retained Obligations described in Sections 11.2(g) and 11.2(j) (including, for purposes of clarity, any and all Damages caused by, arising out of, resulting from or related to any of the foregoing matters described in this definition).

(ppp) “Trading Day” means any day on which the NYSE is open for trading.

(qqq) “Transaction Agreements” means this Agreement and each other agreement or instrument to be executed and delivered pursuant hereto at the Closing.

(rrr) “Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

(sss) “Transfer Agent” means Continental Stock Transfer & Trust Company.

(ttt) “Transfer Agent Documentation” means a written instruction letter, a stock medallion guaranty, an incumbency certificate, a completed spreadsheet in the form required by the Transfer Agent or any other documentation required by the procedures of the Transfer Agent to effect a contemplated transaction in the Purchaser Common Stock.

(uuu) “Transfer Taxes” means any excise, sales, purchase, transfer, stamp, documentary, filing, registration, use or other similar Taxes or fees, and costs or expenses of preparing and filing any related Tax Returns, incurred as a result of or with respect to the sale of the Assets pursuant to this Agreement.

(vvv) “Transition Services Agreement” means the Transition Services Agreement, substantially in the form attached hereto as Exhibit C, to be executed and delivered by Purchaser and Seller at Closing.

(www) “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury, whether in proposed, temporary or final form.

(xxx) “Unapproved Exception” means, with respect to any Well or other applicable Asset, as applicable, any fact(s), circumstance(s), or other matter(s) that, individually or in the aggregate, (i) operate to reduce Seller’s Net Revenue Interest for any Well to an amount below the Net Revenue Interest set forth in Exhibit A-2, for such Well, or (ii) operate to increase Seller’s Working Interest for any Well to an amount greater than the Working Interest set forth in Exhibit A-2, for such Well (in each case, except to the extent the Net Revenue Interest for such Well is greater than the Net Revenue Interest set forth Exhibit A-2, for such Well in the same or greater proportion as the cumulative increase in Seller’s Working Interest therefor).

13

(yyy) “Working Interest” means, with respect to any Well (as to those formations in which such Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced), the aggregate interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations for, on or in connection with such Well (solely with respect to those formations in which such Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced), in each case, without regard to the effect of any Royalties.

1.3 Excluded Assets. Notwithstanding anything to the contrary in Section 1.2 or elsewhere in this Agreement, the “Assets” shall not include any rights with respect to the Excluded Assets. “Excluded Assets” means the following:

(a) the Excluded Records;

(b) any interpretations of Seller made with respect to any G&G Data, as well as copies of the Records retained by Seller pursuant to Section 12.5, including, for the avoidance of doubt, copies of all geological, geophysical and similar data and studies other than any such data and/or studies constituting or included in the G&G Data;

(c) Assets excluded from this Agreement pursuant to Sections 3.4(a), 3.12 or 3.13;

(d) subject to Section 11.5, all contracts of insurance and all claims, rights and interests of Seller or any Affiliate of Seller (i) under any policy or agreement of insurance or indemnity agreement, (ii) under any bond or security instrument, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of an Asset prior to the Effective Date and to the extent not related to any of the Assumed Obligations;

(e) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, logos, trademarks, trade names, and other intellectual property;

(f) Seller’s interests in offices, office leases and buildings;

(g) any leased equipment and other leased personal property of Seller if such equipment or property, or the Contract pursuant to which it was leased, is not freely transferrable without payment of a fee or other consideration, unless Purchaser has agreed in writing to pay such fee or consideration;

(h) except to the extent described in sub-clause (x) of the definition of “Assets” or otherwise related to any Assumed Obligation, all indemnity and contribution rights, rights under any Contracts and all other rights and claims of Seller or any Affiliate of Seller against any third Person to the extent related or attributable to, periods on or prior to the Effective Date (including claims for adjustments or refunds with respect to amounts paid or incurred by Seller) or for which Seller is liable for payments or required to indemnify Purchaser under Article 11 (whether or not such claims are pending or threatened as of the Execution Date or the Closing Date);

(i) except to the extent described in sub-clause (x) of the definition of “Assets” or otherwise related to any Assumed Obligation, all audit rights, and rights to reimbursement with respect to, all costs and revenues associated with joint interest audits and other audits of Property Costs covering periods prior to the Effective Date, which adjustments arising from such audits are paid or received prior to the Cut-Off Date; provided, however, that such audit rights and rights to reimbursement shall be deemed to be included within the Assets for all purposes from and after the Cut-Off Date (unless any applicable joint interest audit is initiated by a Third Party prior to the Cut-Off Date, in which case such audit rights (solely with respect to the subject matter of any such joint interest audit) shall not terminate on the Cut-Off Date and shall continue until reasonably resolved);

14

(j) any refunds, claims for refunds or rights to receive refunds from any Governmental Authority with respect to Taxes that are Seller Taxes (solely to the extent such Seller Taxes are actually paid or economically borne by Seller or any of its Affiliates);

(k) refunds relating to the overpayment of royalties by or on behalf of Seller to any Governmental Authority, to the extent relating to royalties paid with respect to Hydrocarbon production prior to the Effective Date, whether received before, on, or after the Effective Date; provided, however, that such refunds shall be deemed to be included within the Assets for all purposes from and after the Cut-Off Date;

(l) all office equipment, computers, cell phones, pagers and other hardware, personal property, and equipment that relate primarily to Seller’s business generally, even if otherwise relating to the business conducted by Seller with respect to the Assets;

(m) subject to Section 2.4 and except as otherwise related to any Assumed Obligation, all trade credits, accounts receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the Assets for periods of time prior to the Effective Date;

(n) Seller’s vehicles; and

(o) any other assets, contracts or rights which are specifically identified or described on Schedule 1.3.

Article 2
PURCHASE PRICE

2.1 Purchase Price.

(a) Subject to the terms and conditions set forth in this Agreement, the total purchase price to be paid for the Assets shall consist of:

(i) cash in the amount of Nineteen Million Nine Hundred Eighty Six Thousand Four Hundred Eighty Nine Dollars ($19,986,489) (such amount of cash, the “Base Cash Consideration”), adjusted as provided in Section 2.3 (the Base Cash Consideration as so adjusted pursuant to Section 2.3, the “Cash Consideration”) and

(ii) One Million One Hundred Sixty Six Thousand Six Hundred Twenty Seven (1,166,627) shares of Purchaser Common Stock (such number of shares of Purchaser Common Stock, as adjusted pursuant to Section 2.1(c) if applicable, the “Base Stock Consideration” and together with the Base Cash Consideration, the “Base Purchase Price”) adjusted as provided in Section 2.3 (the Base Stock Consideration as so adjusted pursuant to Section 2.3, the “Stock Consideration” and, together with the Cash Consideration, the “Purchase Price”).

(b) Not later than one (1) Business Day following the Execution Date, Purchaser will deliver or cause to be delivered to Seller, the Deposit, to an account designated by Seller in writing.

15

(c) Notwithstanding Section 2.1(a), other than with respect to any shares of Purchaser Common Stock issued by Purchaser as full or partial consideration in connection with a bona fide acquisition, purchase of the capital stock or assets of, or transaction of series of transactions with, an unaffiliated third party that is the result of arm’s length negotiations (each, a “Permitted Issuance”), if, at any time on or after the Execution Date and prior to the Closing Date, Purchaser effects any merger, consolidation, combination or other transaction is consummated pursuant to which shares of Purchaser Common Stock are converted to cash or other securities, then the Stock Consideration and the Per Share Value shall be proportionately adjusted.

2.2 Allocated Values. Schedule 2.2 sets forth the agreed allocation of the Base Purchase Price among the Assets. The “Allocated Value” for any Well equals the portion of the Base Purchase Price that is allocated to such Well on Schedule 2.2. Seller has accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values.

2.3 Adjustments to Base Purchase Price. The Base Purchase Price shall be adjusted as follows (without duplication), but (x) in the case of Sections 2.3(c), 2.3(d) and 2.3(e), only to the extent identified on or before the Cut-Off Date; and (y) in the case of Section 2.3(f) and Section 2.3(j), only to the extent paid or received, as applicable, on or before the Cut-Off Date:

(a) decreased in accordance with Section 3.8;

(b) decreased as a consequence of Assets (or any portions thereof) excluded from the transactions contemplated by this Agreement as set forth in Sections 3.4(a), 3.12 or 3.13;

(c) with respect to production, pipeline, storage, processing, or other imbalances or overlifts, (i) decreased (for amounts owed by Seller or any of its Affiliates to any third Person as of the Effective Date) or (ii) increased (for amounts owed by any third Person to Seller or any of its Affiliates as of the Effective Date), as applicable, (A) in the case of gaseous Hydrocarbons, to the extent the applicable Contract provides for cash balancing, the actual cash balance amount determined to be due to such Party, otherwise on the basis of $3.00 per MMBtu, multiplied by the amount of imbalance in MMBtu, and (B) in the case of liquid Hydrocarbons (other than NGLs), to the extent the applicable Contract provides for cash balancing, the actual cash balance amount determined to be due to such Party, otherwise on the basis of $80.00 per barrel, multiplied by the amount of the imbalance in barrels (in each case of sub-clauses (i) and (ii) hereof, net of any (x) Royalties; (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid or that would be payable in connection with sales of oil, gas, or other Hydrocarbons) or (C) by an amount agreed to in writing by the Parties;

(d) increased by the aggregate amount of Seller’s share of any merchantable Hydrocarbon inventories produced from or credited to the Properties in storage tanks (excluding tank bottoms) included in the Assets upstream of delivery points to the relevant purchasers on the Effective Date and based on the quantities in such storage tanks as of the Effective Date (solely to the extent such Hydrocarbon inventories are not sold prior to the Closing Date), multiplied by the Contract price therefor, or, if there is no applicable Contract, (A) in the case of gaseous Hydrocarbons, multiplied by $3.00 per MMBtu, or (B) in the case of liquid Hydrocarbons (other than NGLs), multiplied by $80.00 per barrel, (in each case, net of any (x) Royalties; and (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid or that would be payable in connection with sales of oil, gas, or other Hydrocarbons);

(e) increased by the net amount of prepaid Property Costs paid by Seller attributable to periods from and after the Effective Date set forth on Schedule 2.3(e);

16

(f) without limiting either Party’s rights to indemnification under Article 11, adjusted for proceeds, revenues and other income attributable to the Assets, Property Costs, and certain other costs attributable to the Assets as follows:

(i) decreased by an amount equal to the aggregate amount of the following proceeds and/or revenues received by Seller or any of its Affiliates:

(A) amounts earned from the sale, attributable to the period after the Effective Time through but excluding the Cut-Off Date (the “Adjustment Period”), of Hydrocarbons produced from, or attributable or allocable to, the Properties (net of any (x) Royalties and (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid by or behalf of Seller in connection with sales of oil, gas, or other Hydrocarbons that are not included as Property Costs under Section 2.3(f)(i)(B); excluding the effects of any Hedges); and

(B) other income earned with respect to the Assets during the Adjustment Period (excluding the effects of any Hedges);

(ii) increased by an amount equal to the amount of all Property Costs which are incurred by Seller or any of its Affiliates in the ownership and operation of the Assets from and after the Effective Date and paid to Third Parties or that are otherwise economically borne by or on behalf of Seller or any of its Affiliates on or prior to the Cut-Off Date, except, in each case, any costs already deducted in the determination of proceeds in Section 2.3(f)(i);

(iii) decreased by an amount equal to all receipts, reimbursements, and other amounts received by Seller or any of its Affiliates from third party non-operators of the Assets on or prior to the Cut-Off Date pursuant to any joint operating agreement, unit operating agreement, or similar agreement (including any COPAS overhead or other cost reimbursements) to the extent attributable to the ownership and operation of the Assets for the period beginning on the Effective Date and ending on the Cut-Off Date;

(g) decreased by the amount of (i) Suspense Funds maintained by the Seller as of the Closing Date, and (ii) the Suspense Fund Interest;

(h) increased by the amount of Asset Taxes allocated to Purchaser pursuant to Section 9.1 but paid or otherwise economically borne by Seller (or any of its Affiliates);

(i) decreased by the amount of Asset Taxes allocated to Seller pursuant to Section 9.1 but paid or otherwise economically borne by Purchaser (or any of its Affiliates);

(j) decreased by the amount of Property Costs paid by Purchaser attributable to periods before the Effective Time;

(k) decreased, by (1) the amount of all realized Hedge Losses and any other costs or expenses attributable to the Additional Hedges that are allocated to Seller but that have been paid or economically borne by Purchaser; and (2) the amount of all realized Hedge Gains attributable to the Additional Hedges that are allocated to Purchaser and that are actually paid to or received and retained by or for the benefit of Seller or its Affiliates;

(l) increased, by (1) the amount of all realized Hedge Losses and any other costs or expenses attributable to the Additional Hedges that are allocated to Purchaser paid or economically borne by Seller or its Affiliates; and (2) the amount of all realized Hedge Gains attributable to the Additional Hedges that are allocated to Seller and that are actually paid to or received and retained by or for the benefit of Purchaser or its Affiliates;

17

(m) increased by the amount of Eight Hundred Seventy-Five Thousand Dollars ($875,000) as consideration to Seller for including the Existing Hedges in the Assets;

(n) increased by the amount of One Hundred Fifty Thousand Dollars ($150,000) per month for the period beginning on the Effective Date and ending on the Closing Date (prorated for any partial month) to reimburse Seller for its general administrative and overhead costs; and

(o) increased or decreased by any other amount agreed to by the Parties in writing.

2.4 Certain Ordinary-Course Costs and Revenues.

(a) With respect to revenues earned or Property Costs incurred with respect to the Assets prior to the Effective Date but received or paid, as applicable, after the Effective Date:

(i) Subject to the terms of this Section 2.4, Seller shall be entitled to all amounts earned from the sale, during the period up to but excluding the Effective Date, of Hydrocarbons produced from, or attributable or allocable to, the Properties, which amounts are received after Closing but prior to the Cut-Off Date (net of any (A) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid in connection with sales of Hydrocarbons that are not included as Property Costs under Section 2.4(a)(ii)); and (B) Property Costs that are deducted by the purchaser of production, and to all other income earned with respect to the Assets up to but excluding the Effective Date and received after Closing but on or before the Cut-Off Date.

(ii) Seller shall be responsible for (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise), and entitled to any refunds and indemnities with respect to, all Property Costs incurred prior to the Effective Date; provided, however, that Seller’s responsibility for and entitlements to, as applicable, the foregoing shall terminate on the Cut-Off Date.

(b) Purchaser shall be entitled to all amounts earned from the sale, during the period from and after the Effective Date of Hydrocarbons produced from, or attributable or allocable to, the Properties and after the Cut-Off Date the amounts described in Section 2.4(a)(i) and to all other income earned with respect to the Assets from and after the Effective Date, and shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred from and after the Effective Date (including after the Cut-Off Date) the amounts described in Section 2.4(a)(i).

(c) Notwithstanding anything herein to the contrary, without duplication of any adjustments made pursuant this Article 2, (i) (A) should Purchaser or any Affiliate of Purchaser receive after Closing, but on or before the Cut-Off Date, any proceeds or other income to which Seller is entitled under Section 2.4(a), Purchaser shall fully disclose, account for, and promptly remit the same to Seller, (B) should Purchaser or any Affiliate of Purchaser pay after Closing, but on or before the Cut-Off Date, any Property Costs for which Seller is responsible under Section 2.4(a), Purchaser shall be reimbursed by Seller as promptly as reasonably practicable after receipt of an invoice therefor (regardless of whether such invoice is delivered to Seller before, on or after the Cut-Off Date), accompanied by copies of the relevant vendor or other invoice and proof of payment thereof, (C) should Seller or any Affiliate of Seller receive after Closing any amounts earned from the sale of Hydrocarbons produced from, or attributable or allocable to, the Properties or other income earned with respect to the Assets for the period of time from and after the Effective Date, Seller shall fully disclose, account for, and promptly remit the same to Purchaser, and (D) should Seller or any Affiliate of Seller receive after Closing any receipts, reimbursements, or other amounts from third party non-operators of the Assets pursuant to any joint operating agreement, unit operating agreement, or similar agreement (including any COPAS overhead or other cost reimbursements) to the extent attributable to the ownership and operation of the Assets for the period from and after the Effective Date, Seller shall fully disclose, account for, and promptly remit the same to Purchaser, and (ii) Seller shall have no further entitlement to amounts earned from the sale of Hydrocarbons produced from, or attributable or allocable to, the Properties and other income earned with respect to the Assets, and no further responsibility for Property Costs incurred with respect to the Assets, to the extent (A) an invoice for such amounts has not been received or paid by Purchaser, Seller or any of their respective Affiliates and (B) a claim for such amounts has not been made, in each case, respectively, on or before the Cut-Off Date.

18

(d) All adjustments and payments made pursuant to this Article 2 shall be without duplication of any other amounts paid or received under this Agreement.

2.5 Procedures.

(a) For purposes of allocating production (and accounts receivable with respect thereto) under Section 2.3 and Section  2.4, (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline flange connecting into the tank batteries related to each Well or, if there are not storage facilities, when they pass through the LACT meter or similar meter at the entry point into the pipelines through which they are transported from such Well, and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. Seller shall use reasonable interpolative procedures to arrive at an allocation of production when exact meter readings or gauging or strapping data are not available.

(b) Surface use or damage fees, insurance premiums (and refunds thereof), and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before, or on or after, the Effective Date, but, notwithstanding anything to the contrary in this Agreement, prepaid insurance premiums that constitute Property Costs shall only be Purchaser’s responsibility to the extent attributable to the period of time between the Effective Date and the Closing Date.

(c) After Closing, Purchaser shall handle all joint interest audits and other audits of Property Costs covering periods for which Seller is in whole or in part responsible under Section 2.4, provided that, prior to the Cut-Off Date, Purchaser shall not agree to any adjustments to previously assessed costs for which Seller is liable, or any compromise of any audit claims to which Seller would be entitled, without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed (and which shall be deemed granted if not affirmatively withheld within five (5) Business Days following receipt of Purchaser’s request therefor). Purchaser shall provide Seller with a copy of all applicable audit reports and written audit agreements received by Purchaser and relating to periods for which Seller is partially responsible.

(d) “Earned” and “incurred,” as used in Section 2.4 and Section 2.3, shall be interpreted in accordance with accounting recognition guidance under GAAP.

(e) Adjustments to the Base Purchase Price pursuant to Section 2.3 shall be effected as follows:

(i) subject to Section 2.5(e)(iii), if the net total amount of all adjustments to the Base Purchase Price pursuant to Section 2.3 results in a decrease to the Base Purchase Price (such decrease, the “Base Purchase Price Decrease”), such adjustments shall be effected (A) first (y) by decreasing the Base Stock Consideration by an amount equal to twenty five (25%) of such Base Purchase Price Decrease (with the decrease to the Base Stock Consideration being the number of shares of Purchaser Common Stock equal to the quotient of (1) twenty five (25%) of the dollar amount of the Base Purchase Price Decrease divided by (2) the Reference Price, rounded up or down to the nearest whole number of shares of Purchaser Common Stock) and (z) by decreasing the Base Cash Consideration by an amount equal to seventy five percent (75%) of the Base Purchase Price Decrease, and (B) second, to the extent the Stock Consideration has been reduced to zero by the adjustment set forth in clause (A) of this Section 2.5(e)(i), thereafter by decreasing the Base Cash Consideration;

19

(ii) subject to Section 2.5(e)(iii), if the net total amount of all adjustments to the Base Purchase Price pursuant to Section 2.3 results in an increase to the Base Purchase Price (such increase, the “Base Purchase Price Increase”), such adjustments shall be effected by (A) increasing the Base Stock Consideration by twenty five (25%) of such Base Purchase Price Increase (with the increase to the Base Stock Consideration being the number of shares of Purchaser Common Stock equal to the quotient of (1) twenty five (25%) of the dollar amount of the Base Purchase Price Increase divided by (2) the Reference Price, rounded up or down to the nearest whole number of shares of Purchaser Common Stock) and (B) increasing the Base Cash Consideration by an amount equal to seventy five percent (75%) of such Base Purchase Price Increase.

(iii) notwithstanding the foregoing, the upward adjustment to the Base Purchase Price set forth in Section 2.3(l) shall be effected by increasing only the Base Cash Consideration only.

Article 3

TITLE AND ENVIRONMENTAL MATTERS

3.1 Purchaser’s Title Review.

(a) From and after the Execution Date, and pursuant and subject to the terms of Sections 6.1 and 6.4, Purchaser shall have the right to conduct a review of Seller’s title to the Assets. The Title Matters and the condition to Closing set forth in Section 7.1(d) (together with any rights and remedies of Purchaser set forth in this Agreement with respect to such condition) provide Purchaser’s exclusive remedies with respect to any Title Defects or other deficiencies or defects in Seller’s title to the Properties.

(b) Purchaser’s rights with respect to title to the Properties pursuant to this Article 3 are limited to the Properties, and, except with respect to, and without limitation of the Title Matters, Seller hereby expressly disclaims and negates any and all other warranties of title whatsoever, whether express, implied, statutory, or otherwise.

(c) The Assignment and Bill of Sale to be executed and delivered by the Parties at Closing (the “Assignment and Bill of Sale”) shall be in the form attached hereto as Exhibit B-1, and shall contain a special warranty of Defensible Title to the Properties by, through or under Seller and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. The Mineral Deed to be executed and delivered by the Parties at Closing (the “Mineral Deed”) shall be in the form attached hereto as Exhibit B-2, and shall contain a special warranty of title to the applicable Assets by, through or under Seller and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. Purchaser shall be deemed to have waived all breaches of Seller’s special warranty of Defensible Title set forth in the Assignment and Bill of Sale for which Purchaser has not furnished to Seller a valid defect claim notice that substantially satisfies the requirements set forth in Sections 3.6(a)(i) through 3.6(a)(v) on or before the date that is eighteen (18) months after Closing. Purchaser shall not be entitled to protection under Seller’s special warranty of Defensible Title in the Assignment and Bill of Sale against any Title Defect reported by Purchaser to Seller in a Title Defect Claim Notice delivered by Purchaser pursuant to Section 3.6(a) prior to the Defect Claim Date. If Purchaser provides written notice of a breach of the special warranty of Defensible Title set forth in any Assignment and Bill of Sale or Mineral Deed to Seller, Seller shall have a reasonable opportunity to cure such breach (at Seller’s sole cost and expense) for a period not to exceed one hundred twenty (120) days following Seller’s receipt of such notice. In any event, the recovery on a breach of Seller’s special warranty of Defensible Title under the Assignment and Bill of Sale or Mineral Deed (excluding any recovery attributable to such breaches that result from security interests, deeds of trust, mortgages, pledges or similar interests granted by Seller) shall not exceed the Allocated Value of the affected Asset; provided, however, that, notwithstanding anything herein to the contrary and for the avoidance of doubt, no claim asserted by Purchaser in respect of a breach of Seller’s Special Warranty of Defensible Title shall be subject to the limitations set forth in Sections 3.9(a)(vi)(A) or 3.9(a)(vi)(C).

20

3.2 Definition of Defensible Title.

(a) As used in this Agreement, the term “Defensible Title” means that record title or beneficial title (solely in the case of contractual interests held pursuant to any applicable joint operating agreement, unit agreement or similar agreement) of Seller in and to the Wells (with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) shown on Exhibit A-2, which, as of the Effective Date through the Closing Date, and subject to and except for Permitted Encumbrances:

(i) with respect to each Well set forth on Exhibit A-2, entitles Seller to not less than the aggregate Net Revenue Interest set forth in Exhibit A-2 for such Well throughout the productive life thereof, except (A) decreases in connection with those operations in which Seller may elect after the Execution Date to be a non-consenting co-owner (if, and solely to the extent, such election is otherwise permissible under and made in compliance with the terms of the Agreement), (B) decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (C) decreases resulting from the establishment or amendment, after the Execution Date, of pools or units (if, and solely to the extent, such establishment or amendment thereof is otherwise permissible under and conducted in compliance with the terms of this Agreement), (D) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (E) as otherwise expressly stated in Exhibit A-2;

(ii) with respect to each Well set forth on Exhibit A-2, obligates Seller to bear a Working Interest for such Well, as applicable, that is not greater than the Working Interest set forth in Exhibit A-2 for such Well without increase throughout the productive life of such Well, except (A) increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or applicable Law, (B) increases that are accompanied by at least a proportionate increase in Seller’s (or its successor’s or assign’s) Net Revenue Interest for Well, and (C) as otherwise expressly stated in Exhibit A-2;

(iii) is free and clear of any and all other liens, charges, encumbrances, mortgages, deeds of trust, and substantially equivalent obligations, and defects of any kind, other than Permitted Encumbrances.

(b) As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation, defect or other matter, including a discrepancy in Net Revenue Interest or Working Interest, that causes or results in Seller’s title to any Well identified or described on Exhibit A-2 to be less than Defensible Title.

(c) As used in this Agreement, the term “Title Benefit” means any right, circumstance, or condition that operates to (i) increase the Net Revenue Interest of Seller as of the Effective Date and Closing Date, in any Well (solely with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) above that shown for such Well on Exhibit A-2, or (ii) decrease the Working Interest of Seller as of the Effective Date and Closing Date in any Well (solely with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) below that shown for such Well on Exhibit A-2 with no decrease in the Net Revenue Interest for such Well, as applicable.

21

3.3 Definition of Permitted Encumbrances. As used in this Agreement, the term “Permitted Encumbrances” means any or all of the following:

(a) all Royalties to the extent that they do not, and would not be reasonably likely to, individually or in the aggregate, reduce Seller’s Net Revenue Interest in any Well below that shown in Exhibit A-2 for such Well or increase Seller’s Working Interest in any Well above that shown in Exhibit A-2 for such Well without a corresponding increase in the Net Revenue Interest thereof;

(b) the terms of all Leases to the extent that the same do not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(c) the terms of all Material Contracts and Rights of Way including provisions for obligations, penalties, suspensions, or forfeitures contained therein, in each case, so long as the same do not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(d) rights of first refusal, preferential rights to purchase, and similar rights with respect to the Assets that are (i) set forth on Schedule 4.8(a) as of the Execution Date or (ii) are not triggered by the Transactions;

(e) all third Person consent requirements and similar restrictions (i) that are not applicable to the Transactions, (ii) that are Material Consents that are set forth on Schedule 4.8(b), if such consents are obtained from the appropriate Persons prior to the Closing Date, (iii) for which the appropriate time period for asserting the right to withhold or condition such consent has expired in accordance with its terms (unless (x) a dispute is pending or threatened with respect to or related to such consent or (y) such consent has been affirmatively withheld or refused by the holder thereof), (iv) that need not be satisfied prior to or in connection with a transfer of such Asset, (v) which are not Material Consents, but which are properly and timely addressed by Seller in accordance with Sections 3.11 and 3.12; or (vi) that relate solely and exclusively to Excluded Records or any other Excluded Assets;

(f) liens for Taxes (i) not yet due and payable or (ii) if due and payable, that are being contested in good faith by appropriate actions (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(g) liens created under the terms of the Leases, Contracts or Rights of Way that, in each case, are for amounts (i) not yet delinquent (including any amounts being withheld as provided by Law), or (ii) if delinquent, being contested in good faith by appropriate actions by or on behalf of Seller (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(h) materialman’s, warehouseman’s, workman’s, carrier’s, mechanic’s, vendor’s, repairman’s, employee’s, contractor’s, operator’s liens, construction liens and other similar liens arising in the ordinary course of business for amounts (i) not yet delinquent (including any amounts being withheld as provided by Law), or (ii) if delinquent, being contested in good faith by appropriate actions by or on behalf of Seller (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(i) all rights to consent, and any required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or rights or interests therein if they are customarily obtained subsequent to the sale or conveyance of such leases, rights or interests;

22

(j) to the extent not yet triggered, conventional rights of reassignment arising upon the expiration or final intention to abandon or release any of the Assets;

(k) easements, rights-of-way, covenants, servitudes, permits, surface leases, conditions, restrictions, and other rights included in or burdening the Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment, in each case, to the extent they do not, individually or in the aggregate, result in or constitute an Unapproved Exception or as would otherwise be used, owned and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Assets and located in the same geographic area as such Asset(s);

(l) rights of a common owner of any interest in Rights of Way held by Seller, to the extent that the same do not result in or constitute an Unapproved Exception or as would otherwise be used, owned, and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Assets and located in the same geographic area as such Asset(s);

(m) any lien, charge, or other encumbrance which is expressly waived or assumed by Purchaser in writing or discharged by Seller, or otherwise released, in each case, at or prior to Closing;

(n) defects based solely on the failure to recite marital status in a document or omissions of successors or heirship or estate proceedings, absent reasonable evidence that such failure or omission has resulted in, or would reasonably be expected to result in, a superior claim of title from a third Person attributable to such matter;

(o) lack of a survey, unless a survey is required by Law;

(p) any defect based on a failure to conduct operations, cessation of production or insufficient production over any period of time following the drilling and completion of a well capable of producing in paying quantities on any Lease that is identified on Exhibit A-1 being held by production (or on any lands pooled or unitized therewith), except to the extent Purchaser provides reasonable evidence that such cessation of production, insufficient production or failure to conduct operations has (i) given the applicable lessor or any other third Person the right to terminate (or partially terminate) all or a portion of the applicable Lease or (ii) resulted in the expiration or termination (or partial expiration or termination) of the applicable Lease pursuant to its terms;

(q) all applicable Laws and rights reserved to or vested in any Governmental Authorities (i) to control or regulate any of the Assets in any manner, (ii) to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (iii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets, (iv) to use any Asset in a manner which does not materially interfere with or impair the use, ownership and/or operation of such Asset for the purposes for which it is currently used, owned and operated as of the Execution Date or as such Asset would otherwise be used, owned and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Asset and located in the same geographic area as such Asset(s), or (v) to enforce any obligations or duties affecting the Assets to any Governmental Authority, with respect to any franchise, grant, license or permit;

23

(r) defects based solely on assertions that Seller’s, Seller’s Representatives’ or the applicable operator’s files lack any information (including title opinions), or defects based solely on the inability to locate an unrecorded instrument of which Purchaser has actual notice by virtue of a reference to such unrecorded instrument in any instrument provided or made available to Purchaser by Seller, if no claim has been made under such unrecorded instruments within the last ten (10) years, in each case solely to the extent Seller does not rely on such file to show Defensible Title;

(s) defects based solely on a lack of evidence of the proper authorization, execution, delivery, acknowledgment, or approval of any instrument in Seller’s chain of title absent reasonable evidence that such matter has resulted in or would be reasonably expected to result in, a superior title from a third Person attributable to such matter;

(t) unreleased instruments (including prior oil and gas leases and mortgages) that have expired and terminated by their own terms or the enforcement of which is barred by applicable statutes of limitation, in each case, absent reasonable evidence that such instruments (i) continue in force and effect or (ii) give rise to, or would reasonably be expected to give rise to, a third Person’s superior claim of title to the applicable Asset(s);

(u) any depth severances with respect to any Lease that do not individually or in the aggregate, result in or constitute an Unapproved Exception;

(v) defects arising solely from a change in applicable Laws after the Execution Date;

(w) production payments that have expired and terminated by their own terms or the enforcement of which is barred by applicable statutes of limitation, in each case, absent reasonable evidence that such instruments (i) continue in force and effect or (ii) give rise to, or would reasonably be expected to give rise to, a third Person’s superior claim of title to the applicable Asset(s);

(x) any lien, obligation, burden, or defect that affects only which Person (other than Seller of any of its Affiliates) has the right to receive payments with respect to Royalties with respect to any Property (rather than the amount of such Royalties on the applicable Property) and that does not affect the validity of the Seller’s interest in such underlying Property;

(y) any defect arising from (i) any Lease having no pooling provision, or an inadequate horizontal pooling provision, (ii) the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any Lease or (iii) the failure of Exhibit A-1 or Exhibit A-2 to reflect any Lease where the owner thereof was treated as a non-participating co-tenant during the drilling of any Well, except, in each case, to the extent Seller or any of its Affiliates has received written notice from any Person alleging or asserting an adverse claim or demand of any kind that is based upon or related to any of the foregoing matters;

(z) lack of (i) Contracts or rights for the transportation or processing of Hydrocarbons produced from the Assets, (ii) any rights of way for gathering or transportation pipelines or facilities that do not constitute any of the Assets, or (iii) in the case of a well or other operation that has not been commenced as of the Closing Date, any permits, easements, rights of way, unit designations, or production or drilling units not yet obtained, formed, or created, so long as the same would not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(aa) the terms and conditions of this Agreement; and

(bb) any other liens, charges, encumbrances, defects, or irregularities which do not, individually or in the aggregate, result in or constitute an Unapproved Exception.

24

3.4 Environmental Assessment; Environmental Defects.

(a) From and after the Execution Date, and subject to the terms of Sections 6.1 and 6.4 and this Section 3.4, Purchaser shall have the right to conduct, or cause a reputable environmental consulting or engineering firm (the “Environmental Consultant”), to conduct, an inspection of the environmental condition and compliance status of the Assets, including with respect to the operations, use, maintenance and development thereof (the “Environmental Review”), which may include conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-13 or E2247-16) (“Phase I”). With respect to any Assets that are operated by a Third Party, Seller shall use commercially reasonable efforts to obtain permission from such Third Party operator of such Asset(s) for Purchaser and/or the Environmental Consultant to conduct the Environmental Review with respect to such Asset(s); provided, however, that Seller shall have no liability to Purchaser for failure to obtain such Third Party operator’s permission so long as Seller uses its commercially reasonable efforts to obtain permission from the applicable Third Party operator of such Asset(s) for Purchaser and/or the Environmental Consultant to conduct the Environmental Review with respect to such Asset(s) (and, for purposes of clarity, Seller shall not be required to make any payments or undertake any obligations for the benefit of any Third Party with respect to such access to such non-operated Assets). Purchaser shall provide Seller with a minimum of twenty-four (24) hours’ advance written notice of its proposed Environmental Review activities prior to entering the Asset(s) to be assessed. Seller shall have the right to have one or more Representatives accompany Purchaser and the Environmental Consultant at all times during the Environmental Review. The Environmental Review shall not include any sampling, boring, operation of Equipment, or other invasive activity (each, an “Invasive Activity”) without (x) with respect to any Invasive Activity proposed to be conducted on or with respect to any Assets that are operated by Seller or any of its Affiliates, the prior written consent of Seller (which consent can be withheld in Seller’s sole discretion for any reason or no reason), or (y) with respect to any Invasive Activity proposed to be conducted on or with respect to any Assets that are not operated by Seller or any of its Affiliates, the prior written consent of Seller and the applicable Third Party operator; provided, however, that the use of non-invasive equipment such as thermal imaging and drone technology, electronic ground or air scanners or samplers, FLIR cameras and non-photographic devices shall not be Invasive Activities and are expressly permitted; provided, further, that in the event that (A) Purchaser determines in good faith that any Phase I conducted by Purchaser or any Environmental Consultant identifies the existence of any actual or potential “recognized environmental condition” (or any other fact, condition or circumstance that, individually or in the aggregate, would reasonably be expected to give rise to or otherwise indicate the potential existence of an Environmental Defect) with respect to any of the Assets and concludes or recommends that conducting any Invasive Activity(ies) with respect to the affected Asset(s) is reasonably necessary in order for Purchaser or the Environmental Consultant to determine the nature, scope and/or extent of such identified actual or potential “recognized environmental condition” (or any other fact, condition or circumstance that, individually or in the aggregate, would reasonably be expected to give rise to or otherwise indicate the potential existence of an Environmental Defect) and/or the Environmental Defect Amount thereof and (B) Seller (or, if applicable, the applicable Third Party operator of the affected Asset(s)) fails to grant its consent (which consent can be withheld in either Seller’s or the applicable Third Party operator’s sole discretion for any reason or no reason) to such Invasive Activity(ies) within five (5) days of its receipt of Purchaser’s request therefor, then Purchaser shall have the right (in its sole discretion) to elect in writing to exclude the affected Asset(s) from the transactions contemplated by this Agreement and, in such event, (1) the Base Purchase Price shall be reduced by the Allocated Value, if any, of such affected Asset(s), (2) such affected Asset(s) shall be deemed to be excluded from the definition of “Assets” and from the applicable exhibits attached hereto, (3) Purchaser shall have no obligations or liabilities of any kind with respect to such excluded affected Assets and (4) such affected Assets(s) shall thereafter be deemed to constitute Excluded Assets for all purposes of this Agreement. Notwithstanding any rejection of Purchaser’s ability to conduct any Invasive Activity as described above on or with respect to the Assets, Purchaser may still deliver an Environmental Defect Notice for any Environmental Defect identified with respect to such Assets based on information available to Purchaser and the lack of such Invasive Activity shall not, in and of itself, invalidate such Environmental Defect Notice. In performing its Environmental Review, Purchaser shall (and shall cause the Environmental Consultant and Purchaser’s other Representatives to): (I) perform all work in a safe and workmanlike manner; (II) perform all work in such a way as to not unnecessarily and unreasonably interfere with the operation of any Property or the business of Seller; (III) materially comply with all applicable Laws; and (IV) at its sole cost, risk, and expense, with respect to any physical damages caused by the Environmental Review, repair any damages to the Properties caused by the Environmental Review.

25

(b) Purchaser shall provide to Seller (free of cost) copies of any final environmental reports generated by the Environmental Consultant with respect to any Environmental Defect asserted by Purchaser hereunder, if applicable. Except (i) as may be required or permitted pursuant to the exercise of the rights and fulfilment of the obligations of a Party under this Agreement, (ii) as may be required by applicable Law, or (iii) for information which is or becomes public knowledge through no fault of the Person against whom this sentence is sought to be enforced, Purchaser and Seller and their respective Affiliates shall maintain, and shall cause its and their respective officers, directors, employees, contractors, consultants (including, with respect to Purchaser, the Environmental Consultant), and other Representatives to maintain, all information, reports (whether interim, draft, final, or otherwise), data, work product, and other matters obtained or generated from or attributable to the Environmental Review (the “Environmental Information”) strictly confidential, and shall not disclose all or any portion of the Environmental Information to any Third Party without the prior written consent of Purchaser or Seller, as applicable, which consent shall not be unreasonably withheld or delayed. If this Agreement is terminated prior to the Closing, Purchaser shall continue to be subject to the confidentiality provisions in this Section 3.4(b) and shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller. Each Party shall be responsible for the compliance of its Affiliates, and its and their respective officers, directors, employees, contractors, consultants (including, with respect to Purchaser, the Environmental Consultant), and other Representatives with the terms of this Section 3.4(b) that are applicable to such Persons. If the Closing occurs, the foregoing confidentiality obligations set forth in this Section 3.4(b) shall not apply to Purchaser and its Affiliates and its and their respective officers, directors, employees, contractors, consultants and other Representatives, but shall, for purposes of clarity, remain in full force and effect with respect to Seller and its Affiliates and its and their respective officers, directors, employees, contractors, consultants and other Representatives.

(c) Purchaser acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on, or under the Properties or associated with the Assets. Equipment and sites included in the Assets may contain hazardous materials, including asbestos and naturally occurring radioactive material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Properties or included in the Assets may contain hazardous materials, including asbestos and NORM. Hazardous materials, including asbestos and NORM, may have come into contact with various environmental media, including water, soils, or sediment. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, SELLER DOES NOT MAKE, SELLER EXPRESSLY DISCLAIMS, AND PURCHASER WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRESENCE OR ABSENCE OF ASBESTOS OR NORM IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED. AS OF CLOSING, PROVIDED SELLER HAS COMPLIED WITH ITS ACCESS RELATED OBLIGATIONS CONTAINED IN THIS AGREEMENT PURCHASER SHALL HAVE INSPECTED AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES, AND SHALL BE DEEMED TO HAVE SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ASSETS.

26

3.5 Environmental Defects. As used in this Agreement, the term “Environmental Defect” means (a) any condition, matter, obligation, event or circumstance with respect to all or any portion of any of the Assets that causes such Asset(s) (or Seller, with respect to such Asset(s)) to be in violation of any Environmental Law or not to be in compliance with, or to be subject to, if known, or will be subject to, once sufficiently discovered, an investigation, reporting, monitoring, removal, restoration, remedial or corrective action obligation pursuant to, any Environmental Law or (b) the existence as of the Defect Claim Date with respect to the Assets or the operation thereof of any environmental pollution, contamination or degradation in excess of standards permitted under any Environmental Law; provided, however, that the term “Environmental Defect” shall not include (i) current obligations to plug or abandon any well, except to the extent constituting or causing a current violation of Environmental Laws, (ii) the presence of NORM or asbestos, as described in Section 3.4(c), other than with respect to the presence of NORM or asbestos in quantities that presently require reporting, monitoring, removal, restoration remediation or abatement under Environmental Law, or (iii) the matters that are disclosed on Schedule 3.5 as of the Execution Date.

3.6 Notice of Title and Environmental Defects and Benefits; Adjustment.

(a) To assert a claim for a Title Defect, Purchaser must deliver a defect claim notice or notices (each, a “Title Defect Claim Notice”) to Seller on or before 5:00 p.m. local time in Tulsa, Oklahoma, on June 24, 2026 (the “Defect Claim Date”). Each such Title Defect Claim Notice shall be in writing and shall include:

(i)   a description of the alleged Title Defect(s);

(ii) the Property(ies) affected thereby (each, a “Title Defect Property”);

(iii) the Allocated Value of the Title Defect Property(ies) subject to the alleged Title Defect(s);

(iv)   to the extent in Purchaser’s possession or control, copies of supporting documents reasonably sufficient for Seller (as well as any attorney or examiner hired by Seller) to evaluate the alleged Title Defect(s) (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery)); and

(v)   Purchaser’s good faith estimate of the Title Defect Amount attributable to such alleged Title Defect and the computations and information upon which Purchaser’s estimate is based; provided, in the case that only a portion of a Property is affected by the alleged Title Defect, Purchaser’s good faith estimate of the Title Defect Amount shall reflect only the portion of such Property so affected using the corresponding portion of the Allocated Value for such Property.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Title Defect Claim Notice to include any of the information or documentation identified or described in Section 3.6(a)(i) through Section 3.6(a)(v) above shall not render such Title Defect Claim Notice void or ineffective so long as such Title Defect Claim Notice is otherwise reasonably sufficient to provide notice to Seller of the existence, nature, and Purchaser’s good faith estimate of the applicable Title Defect(s) and Title Defect Amount(s) asserted therein.

27

SUBJECT TO, AND WITHOUT LIMITATION OF, THE TITLE MATTERS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE DEFECTS OR OTHER DEFICIENCIES OR DEFECTS IN SELLER’S TITLE TO THE PROPERTIES (AND ANY ADJUSTMENTS TO THE BASE PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLER HAS NOT RECEIVED, ON OR BEFORE THE DEFECT CLAIM DATE, A VALID TITLE DEFECT CLAIM NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO SELLER OF THE EXISTENCE, NATURE, and purchaser’s good faith estimate OF THE TITLE DEFECT(S) AND TITLE DEFECT AMOUNT(S) ASSERTED IN SUCH TITLE DEFECT CLAIM NOTICE.

(b)   Should (x) Purchaser obtain knowledge of any Title Benefit on or before the Defect Claim Date or (y) Seller first obtain knowledge of any Title Benefit after the Execution Date and on or before the Defect Claim Date, then such Party shall, on or before the Defect Claim Date, deliver to the other Party a written notice of such alleged Title Benefit including:

(i) a description of the alleged Title Benefit;

(ii) the Property(ies) affected thereby;

(iii) the Allocated Value of the Property subject to such alleged Title Benefit;

(iv) to the extent in the possession or control of such notifying Party, copies of supporting documents reasonably sufficient for the other Party (as well as any attorney or examiner hired by the other Party) to evaluate the alleged Title Benefit(s); and

(v) such notifying Party’s good faith estimate of the Title Benefit Amount attributable to such alleged Title Benefit and the computations and information upon which Purchaser’s estimate is based.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Title Benefit notice to include any of the information or documentation identified or described in Section 3.6(b)(i) through Section 3.6(b)(v) above shall not render such Title Benefit notice void or ineffective so long as such Title Benefit notice is otherwise reasonably sufficient to provide notice to the applicable other Party of the existence, nature, and the applicable notifying Party’s good faith estimate of the applicable Title Benefit(s) and Title Benefit Amount(s) asserted therein. Further notwithstanding anything to the contrary contained in this Agreement, the Seller shall not dispute that an Environmental Defect Claim Notice was properly delivered, and no Environmental Defect Claim Notice shall be deemed to have been improperly delivered, in each case, based on Purchaser’s inability to obtain sufficient information or data relating to the applicable Environmental Defect resulting from the Seller’s or, if applicable, the applicable Third Party operator’s failure to consent to any Invasive Activity.

SELLER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE BENEFITS OF WHICH NO PARTY HAS RECEIVED ON OR BEFORE THE DEFECT CLAIM DATE A VALID TITLE BENEFIT NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO THE OTHER PARTY OF THE EXISTENCE, NATURE, AND GOOD FAITH ESTIMATE OF THE TITLE BENEFIT(S) AND TITLE BENEFIT AMOUNT(S) ASSERTED IN SUCH TITLE BENEFIT NOTICE, EXCEPT TO THE EXTENT PURCHASER HAS FAILED TO GIVE A NOTICE WHICH IT WAS OBLIGATED TO GIVE UNDER THIS SECTION 3.6(b).

28

(c)   To assert a claim for an Environmental Defect, Purchaser must, on or before the Defect Claim Date, deliver to Seller one or more notices relating to Environmental Defects (each, an “Environmental Defect Claim Notice”), which Environmental Defect Claim Notices shall be in writing and shall include:

(i)    a description of the alleged Environmental Defect, including the applicable Environmental Law(s) alleged to be violated and/or implicated thereby and the facts that Purchaser believes substantiate the existence of such alleged Environmental Defect;

(ii) the Asset(s) affected by such alleged Environmental Defect (each, an “Environmental Defect Asset”);

(iii) to the extent in Purchaser’s possession or control, such supporting documentation and/or Environmental Information as is reasonably sufficient for Seller (as well as any consultant hired by Seller) to evaluate the alleged Environmental Defect (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery));

(iv)   Purchaser’s good faith estimate of the Environmental Defect Amount attributable to such alleged Environmental Defect and the computations and information upon which Purchaser’s estimate is based.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Environmental Defect Claim Notice to include any of the information or documentation identified or described in Section 3.6(c)(i) through Section 3.6(c)(iv) above shall not render such Environmental Defect Claim Notice void or ineffective so long as such Environmental Defect Claim Notice is otherwise reasonably sufficient to provide notice to Seller of the existence, nature and Purchaser’s good faith estimate of the applicable Environmental Defect(s) and Environmental Defect Amount(s) asserted therein.

SUBJECT TO, AND WITHOUT LIMITATION OF, THE ENVIRONMENTAL MATTERS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL ENVIRONMENTAL DEFECTS AND OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF THE ASSETS (AND ANY ADJUSTMENTS TO THE BASE PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLER HAS NOT RECEIVED ON OR BEFORE THE DEFECT CLAIM DATE A VALID ENVIRONMENTAL DEFECT CLAIM NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO SELLER OF THE EXISTENCE, NATURE, AND PURCHASER’S GOOD FAITH ESTIMATE OF THE ENVIRONMENTAL DEFECT(S) AND ENVIRONMENTAL DEFECT AMOUNT(S) ASSERTED IN SUCH ENVIRONMENTAL DEFECT CLAIM NOTICE.

(d)   Purchaser agrees to use commercially reasonable efforts to provide Seller, on or before the end of each fourteen (14) day period prior to the Defect Claim Date, written notice of all alleged Title Defects and alleged Environmental Defects discovered by Purchaser during such calendar week, which notice may be preliminary in nature and may be amended, supplemented, replaced and/or withdrawn (in-whole or in-part), in Purchaser’s discretion, at any time on or prior to the Defect Claim Date and provided that, notwithstanding anything to the contrary herein, any failure of Purchaser to provide any such preliminary notice to Seller shall not be deemed or construed to waive, limit, restrict or otherwise prejudice Purchaser’s right to assert any Title Defect or Environmental Defect at any time on or prior to the Defect Claim Date.

29

3.7 Cure.

(a)   Seller shall have the right, but not the obligation, to attempt, at Seller’s sole cost, risk, and expense, to cure or remove to the reasonable satisfaction of Purchaser (i) on or before the date that is three (3) days prior to the Target Closing Date (such date, the “Environmental Cure Date”), any alleged Environmental Defects (each such alleged Environmental Defect, a “Cure Target Environmental Defect”) or (ii) on or before the date that is one hundred twenty (120) days after the Closing Date (such date, the “Title Cure Date” and, together with the Environmental Cure Date, each, a “Cure Date”, as applicable), any alleged Title Defects (each such alleged Title Defect, a “Cure Target Title Defect” and, together with all Cure Target Environmental Defect, collectively, the “Cure Target Defects”), in each case, of which Seller has been advised by Purchaser pursuant to Sections 3.6(a), 3.6(c) or 3.6(d), as applicable. To exercise any such cure or removal right with respect to any Cure Target Title Defects after Closing, Seller shall provide written notice to Purchaser of its intent to attempt to cure or remove any such Cure Target Title Defects on or before 5:00 p.m. local time in Tulsa, Oklahoma on the date that is at least two (2) days prior to the Target Closing Date. Seller may elect to perform any such environmental cure or removal work with respect to any Cure Target Environmental Defect at any time prior to the Environmental Cure Date by delivering prior written notice thereof to Purchaser. At Closing, (A) all Title Defect Properties that are affected by or subject to any such Cure Target Title Defects shall be included in the Assets to be assigned, conveyed and transferred to Purchaser in connection with Closing and (B) all adjustments to the Base Purchase Price with respect to such Cure Target Title Defects shall be addressed as provided in Section 3.8(e) for purposes of Closing and thereafter any adjustment required under Section 3.8(a) with respect thereto shall be made pursuant to Section 3.8(f). The election by Seller to attempt to cure or remove one or more of such Cure Target Defects shall not affect the rights and obligations of the Parties under Section 3.10 with respect to dispute resolution related to any such Cure Target Defect. Seller’s election to attempt cure or remove a Cure Target Defect shall not constitute a waiver of any of the rights of Seller pursuant to this Article 3, including Seller’s right to dispute the existence, nature, or value of such Cure Target Defect.

(b)   Subject to, and without limitation of, the Parties’ respective rights under Section 3.10 with respect to any Disputed Matter, including, for purposes of clarity, the determination by the Title Arbitrator or Environmental Arbitrator, as applicable, of the existence of and/or the Title Defect Amount or Environmental Defect Amount with respect to, as applicable, any Cure Target Defect that constitutes a Disputed Matter, to the extent any Cure Target Defect is not cured and/or remediated to Purchaser’s reasonable satisfaction by Seller on or before the applicable Cure Date, the adjustment with respect thereto shall be made pursuant to Section 8.4(a) or Section 8.4(b), as applicable.

(c)   Any dispute between Seller and Purchaser relating to whether, and to what extent, a Cure Target Defect has been cured or remediated shall be deemed to constitute a Disputed Matter and shall be resolved as set forth in Section 3.10, except that any such matter shall be submitted to the Title Arbitrator or Environmental Arbitrator, as applicable, on or before the date that is ten (10) Business Days after the applicable Cure Date; provided, however, that any prior or concurrent determination by the Title Arbitrator or Environmental Arbitrator, as applicable, with respect to Cure Target Defects (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute) which Seller has elected to attempt to cure or remediate pursuant to Section 3.7(a) shall be binding on the Parties with respect to such Cure Target Defect (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute).

3.8 Adjustment for Title Defects and Benefits and Environmental Defects.

(a)   With respect to each Asset for which any Title Defect or Environmental Defect has been alleged under Section 3.6(a) or 3.6(c), such Asset shall be assigned at Closing subject to all uncured Title Defects and Environmental Defects, and the Purchase Price shall be reduced at Closing by (i) in the case of Title Defects, an amount determined pursuant to Section 3.9(a) (the “Title Defect Amount”), and (ii) in the case of Environmental Defects, an amount determined pursuant to Section 3.9(c) (the “Environmental Defect Amount”), in each case, as provided in Sections 3.8(d), 3.8(e) and 3.8(f), as applicable; provided, however, that, notwithstanding the foregoing, without limitation of Section 3.8(e), no other reduction shall be made in the Base Purchase Price at Closing with respect to any Title Defect or Environmental Defect which (A) Seller elects to cure following Closing pursuant to Section 3.7(a) (solely with respect to Title Defects) or (B) are Disputed Matters.

30

(b)   With respect to each Property affected by Title Benefits reported under Section 3.6(b), there shall be an offset to Title Defects and Environmental Defects by an amount as determined pursuant to Section 3.9(b) (the “Title Benefit Amount”); provided, however, that, notwithstanding anything in this Agreement to the contrary, in no event shall any Title Benefit Amount(s) result in any increase to the Base Purchase Price.

(c)   Seller and Purchaser shall use their respective commercially reasonable efforts and cooperate in good faith to attempt to agree upon the existence of any Title Defects, Title Benefits or Environmental Defects reported pursuant to Sections 3.6(a), 3.6(b) and 3.6(c), as applicable, and any corresponding Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts, in each case, on or before the Closing Date. If Seller and Purchaser are unable to agree by the Closing Date, then, subject to Section 3.7, the Title Defects, Title Benefits, Environmental Defects, reported pursuant to Sections 3.6(a), 3.6(b) and 3.6(c), as applicable, and any corresponding Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts which are then in dispute (each a “Disputed Matter”) shall be exclusively and finally resolved by arbitration pursuant to Section 3.10.

(d)   At Closing, the Base Purchase Price shall be adjusted (i) in accordance with Section 3.8(a) with respect to any Title Defects which (A) Seller has not elected to attempt to cure pursuant to Section 3.7(a) and (B) are not Disputed Matters, (ii) in accordance with Section 3.8(b) with respect to any Environmental Defects which (A) Seller has not cured to Purchaser’s reasonable satisfaction as of the Closing Date and (B) are not Disputed Matters and (iii) in accordance with Section 3.8(b) with respect to any Title Benefits which are not Disputed Matters.

(e)   At Closing, an amount equal to the sum of all Title Defect Amounts and Environmental Defect Amounts (as asserted in good faith by Purchaser in the applicable Title Defect Claim Notices and Environmental Defect Claim Notices provided in accordance with Sections 3.6(a) and/or 3.6(c), as applicable) related to (i) any Cure Target Title Defects which Seller elects to attempt to cure prior to the Title Cure Date in accordance with Section 3.7(a) or (ii) which are Disputed Matters (such aggregate amount, the “Defect Escrow Amount”), shall be deducted in the calculation of the Closing Payment, as provided in Section 8.4(a). As contemplated by Section 8.4(b), such deduction shall be made by reducing the Base Purchase Price (with (y) the Base Stock Consideration being the number of shares of Purchaser Common Stock equal to the quotient of (1) twenty five (25%) of the dollar amount of the decrease to Base Purchase Price divided by (2) the Reference Price, rounded up or down to the nearest whole number of shares of Purchaser Common Stock) and (z) by decreasing the Base Cash Consideration by an amount equal to seventy five percent (75%) of the decrease to the Base Purchase Price) payable at Closing by an amount equal to the Defect Escrow Amount and, at the Closing, Purchaser shall deposit the Defect Escrow Amount into a separate escrow account established with a mutually agreeable escrow agent (the “Escrow Agent”) (the “Defect Escrow Account”), to be governed by an escrow agreement to be executed at Closing among Seller, Purchaser and the Escrow Agent in the form to be agreed between the Parties (the “Defect Escrow Agreement”). The Defect Escrow Amount shall be held, invested and disbursed in accordance with the terms of this Article 3 and the Defect Escrow Agreement pending the curing and/or resolution, as applicable, of the applicable Cure Target Title Defects and/or the applicable Disputed Matters in accordance with the applicable terms of this Article 3.

31

(f) After Closing, the Purchase Price shall be adjusted for (i) any Cure Target Title Defects which (A) Seller elects to attempt to cure prior to the Title Cure Date pursuant to Section 3.7(a) or (B) are Disputed Matters and (ii) any Environmental Defects or Title Benefits which are Disputed Matters, in each case, to the extent the Title Defect Amounts, Title Benefit Amounts and Environmental Defect Amounts for such Title Defects, Title Benefits and Environmental Defects are included in the Defect Escrow Amount, as provided in this Section 3.8(f). Within ten (10) Business Days after the later to occur of (x) the Title Cure Date and (y) the final date of determination of all Disputed Matters submitted to a Title Arbitrator or Environmental Arbitrator pursuant to Section 3.10, as applicable, and after consideration of all other adjustments previously made to the Base Purchase Price and after giving effect to all applicable limitations set forth in Section 3.9, the Parties shall execute joint written instructions to the Escrow Agent instructing it to deliver to Seller or Purchaser, as applicable, the portion of the Defect Escrow Amount equal to the net amount which such Party is entitled to receive in order to make the adjustments to the Base Purchase Price called for pursuant to this Section 3.8(f), with respect to (a) any Disputed Matters, as determined by the applicable Title Arbitrator or Environmental Arbitrator under Section 3.10(a) and/or Section 3.10(b), as applicable, and (b) any Cure Target Title Defects which Seller elected to attempt to cure prior to the Title Cure Date pursuant to Section 3.7(a) and which are not Disputed Matters after considering the extent such Title Defects have been cured pursuant to Section 3.6(c) to Purchaser’s reasonable satisfaction. Any payment made pursuant to this Section 3.8(f) shall be made by wire transfer of immediately available funds to a bank account or accounts to be designated in writing by the Party receiving such payment (which bank account or account(s) shall, for purposes of clarity, be designated by such Party in the applicable executed joint written instructions delivered to the Escrow Agent instructing it to deliver such payment to such Party).

(g)   The Parties shall treat for Tax purposes, any amount paid pursuant to this Section 3.8 as an adjustment to the Purchase Price.

(h)   SUBJECT TO, AND WITHOUT LIMITATION OF, THE ENVIRONMENTAL MATTERS, THE TITLE MATTERS, THE TERMS AND PROVISIONS OF THE OTHER TRANSACTION AGREEMENTS, THE CONDITION TO CLOSING IN SECTION 7.2(d), AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED IN THIS AGREEMENT), (X) THIS Article 3 SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, OTHERWISE BE THE EXCLUSIVE RIGHT AND REMEDY OF PURCHASER WITH RESPECT TO TITLE DEFECTS AND OTHER DEFICIENCIES IN TITLE TO THE ASSETS AND ANY ENVIRONMENTAL DEFECTS AND OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF THE ASSETS AND (Y) EXCEPT AS PROVIDED IN SECTION  3.6(a) AND SECTIOn 3.6(c), BUT SUBJECT TO THE FOREGOING TERMS OF THIS SECTION  3.8(h), PURCHASER OTHERWISE RELEASES, REMISES, AND FOREVER DISCHARGES SELLER, ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, INTEREST OWNERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO, OR ARISING OUT OF, ANY TITLE DEFECT, ENVIRONMENTAL DEFECT, OR OTHER DEFICIENCY IN TITLE TO, OR OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF, ANY ASSET.

32

3.9 Calculation of Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts.

(a)   The Title Defect Amount resulting from a Title Defect shall be determined as follows:

(i)    if Purchaser and Seller agree in writing upon the Title Defect Amount, that amount shall be the Title Defect Amount;

(ii) if the Title Defect is a lien, encumbrance, or other charge which is liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from Seller’s interest in the affected Property;

(iii) if (x) the Title Defect represents a discrepancy between (A) Seller’s aggregate Net Revenue Interest for any Well and (B) the aggregate Net Revenue Interest stated in Exhibit A-2 for such Well, and (y) there is a proportionate decrease in Seller’s Working Interest ownership, as applicable, for such applicable Well from that set forth in Exhibit A-2, for such Well, then the Title Defect Amount shall be the product of the Allocated Value of such Well, multiplied by a fraction, the numerator of which is the decrease in Seller’s aggregate Net Revenue Interest in such Well and the denominator of which is Seller’s aggregate Net Revenue Interest stated in Exhibit A-2, as applicable, for such Well; provided, however, that if the Title Defect does not affect such Well throughout its entire productive life, the Title Defect Amount determined under this Section 3.9(a)(iii) shall be reduced to take into account the applicable time period only;

(iv)   if the Title Defect represents an obligation, encumbrance, burden, or charge upon, or other defect in title to, the affected Property of a type not described in subsections (i), (ii), (iii), or (iii) of this Section 3.9, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Property so affected, the portion of Seller’s interest in the Property affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the productive life of the affected Property, the values placed upon the Title Defect by Purchaser and Seller, the age of the factual matters causing or constituting the alleged Title Defect, the probability that title failure will occur with respect to any Title Defect that represents only a possibility of title failure, and such other factors as are necessary to make a proper evaluation;

(v)   the Title Defect Amount with respect to a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder or for which Purchaser otherwise receives credit in the calculation of the Purchase Price; and

(vi)   notwithstanding anything to the contrary in this Article 3:

(A)   an individual claim for a Title Defect for which a valid Title Defect Claim Notice is given prior to the Defect Claim Date shall only generate an adjustment to the Base Purchase Price under this Article 3 if the Title Defect Amount with respect thereto exceeds Thirty Eight Thousand Four Hundred Dollars ($38,400) (the “Individual Defect Threshold”); provided, however, that if a specific Title Defect affects more than one Title Defect Property, then the Title Defect Amounts associated with such specific Title Defect may be aggregated by Purchaser for determining whether the Individual Defect Threshold is met with respect to all such Properties affected by such specific Title Defect;

(B)   except with respect to Title Defects described in Section 3.9(a)(ii), the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any given Property shall not exceed the Allocated Value of such Property; and

33

(C)   there shall be no adjustment to the Purchase Price for Title Defects or Environmental Defects unless and until either (x) the aggregate of all Title Defect Amounts that exceed (or are deemed to exceed) the Individual Defect Threshold less the aggregate of all Title Benefit Amounts that exceed the Title Benefit Threshold, exceeds an amount equal to one and one-half percent (1.5%) of the Base Purchase Price, and then only to the extent that such aggregate amount exceeds one and one-half percent (1.5%) of the Base Purchase Price, or (y) the aggregate of all Environmental Defect Amounts that exceed (or are deemed to exceed) the Individual Defect Threshold exceeds an amount equal to one and one-half percent (1.5%) of the Base Purchase Price, and then only to the extent that such aggregate amount exceeds one and one-half percent (1.5%) of the Base Purchase Price. For purposes of this Section 3.9(a)(vi)(C), the Base Purchase Price shall be reduced by the Allocated Value of any Assets excluded pursuant to Section 3.4(a) or Section 3.12 and references to the Base Purchase Price in this Section 3.9(a)(vi)(C) shall be deemed and construed to reference the Base Purchase Price as reduced by any such reductions described herein.

(b)   The Title Benefit Amount resulting from a Title Benefit shall be determined as follows:

(i)    if Purchaser and Seller agree in writing upon the Title Benefit Amount, that amount shall be the Title Benefit Amount;

(ii) if (x) the Title Benefit represents a discrepancy between (A) the Net Revenue Interest for a Well and (B) the Net Revenue Interest stated with respect to such Well in Exhibit A2, and (y) there is a proportionate increase in Seller’s Working Interest, for such applicable Well from that set forth in Exhibit A-2 for such Well, then the Title Benefit Amount shall be the product of the Allocated Value of the affected Well, multiplied by a fraction, the numerator of which is the increase in Seller’s aggregate Net Revenue Interest in such Well and the denominator of which is the Net Revenue Interest stated Exhibit A2 with respect to such Well; provided, however, that if the Title Benefit does not affect a Well throughout the entire productive life thereof, the Title Benefit Amount determined under this Section 3.9(b)(ii) shall be reduced to take into account the applicable time period only;

(iii) if a Title Benefit represents a right, circumstance, or condition of a type not described in subsections (i) or (ii) of this Section 3.9(b), the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Property so affected, the portion of Seller’s interest in the Property so affected, the legal effect of the Title Benefit, the potential discounted economic effect of the Title Benefit over the productive life of any affected Property, the values placed upon the Title Benefit by Purchaser and Seller, and such other factors as are necessary to make a proper evaluation; and

(iv)   notwithstanding anything to the contrary in this Article 3, an individual claim for a Title Benefit shall only serve to offset any applicable Title Defect Amounts if the Title Benefit Amount with respect thereto exceeds Thirty Eight Thousand Four Hundred Dollars ($38,400) (the “Title Benefit Threshold”).

(c)   The Environmental Defect Amount resulting from an Environmental Defect shall be determined as follows:

(i)    if Purchaser and Seller agree on the Environmental Defect Amount, that amount shall be the Environmental Defect Amount;

(ii) the Environmental Defect Amount shall include, but shall not exceed, the reasonable cost of the response required or allowed under Environmental Laws in effect on the Execution Date that addresses and resolves (for current and future use in the same manner as currently used) the applicable Environmental Defect with the most cost-effective remediation of such Environmental Defect (considered as a whole, taking into consideration any material impacts such response may have on the continued, safe, and prudent operation of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a direct result of such response);

34

(iii) the Environmental Defect Amount with respect to an Environmental Defect shall be determined without duplication of any costs or losses included in another Environmental Defect Amount or adjustment to the Purchase Price hereunder;

(iv)   notwithstanding anything to the contrary in this Article 3, an individual claim for an Environmental Defect for which a valid Environmental Defect Claim Notice is given prior to the Defect Claim Date shall only generate an adjustment to the Base Purchase Price if the Environmental Defect Amount with respect thereto exceeds the Individual Defect Threshold; provided, however, that if a specific Environmental Defect affects more than one Environmental Defect Asset, then the Environmental Defect Amounts associated with such specific Environmental Defect may be aggregated by Purchaser for determining whether the Individual Defect Threshold is met with respect to all such Assets affected by such specific Environmental Defect; and

(v)   for the purposes of determining whether an Environmental Defect exceeds the Individual Defect Threshold, (i) if an Environmental Defect that is not based on a physical condition and represents regulatory non-compliance with Environmental Law (such as missing or incorrect permits or the failure to prepare and submit required plans, reports, or other regulatory filings) that is present at multiple Assets, then the Environmental Defect Amount for such Environmental Defects may be aggregated for purposes of meeting the Individual Defect Threshold, and (ii) a single Environmental Defect based on a single underlying physical condition of an Asset that spreads and affects multiple Assets can be aggregated for the purpose of meeting the Individual Defect Threshold.

3.10   Dispute Resolution.

(a)   Except as otherwise provided in Section 3.7(c), with respect to any Disputed Matter concerning Title Defects, Title Benefits, Title Defect Amounts and/or Title Benefit Amounts (collectively, “Disputed Title Matters”), on or after the date that is ten (10) Business Days following the Closing Date, either Party may notify the other Party of its election to submit all remaining Disputed Title Matters to a title attorney with at least ten (10) years’ experience in oil and gas titles in the State of Oklahoma, as selected by mutual agreement of Purchaser and Seller (the “Title Arbitrator”) and thereafter the Parties shall promptly submit such remaining Disputed Title Matters to the Title Arbitrator. If Purchaser and Seller have not agreed upon a Person to serve as Title Arbitrator within ten (10) Business Days of a Party’s election to submit such Disputed Title Matters to the Title Arbitrator, the Parties shall, within five (5) Business Days after the end of such ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association (or in the event that there is no such office in Houston, Texas at such time, to any other office of the American Arbitration Association) to choose the Title Arbitrator and submit such Disputed Title Matters along with such application. The Title Arbitrator shall not have worked as an employee or outside counsel for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Title Arbitrator’s fees and expenses incurred as Title Arbitrator.

(b)   Except as provided in Section 3.7(c), with respect to any Disputed Matter concerning Environmental Defects and Environmental Defect Amounts (collectively, “Disputed Environmental Matters”), on or after a date that is ten (10) Business Days following the Closing Date, either Party may notify the other Party of its election to submit all remaining Disputed Environmental Matters to a reputable environmental consultant with at least ten (10) years’ experience in corrective environmental action regarding oil and gas properties in the State of Oklahoma, as selected by mutual agreement of Purchaser and Seller (the “Environmental Arbitrator”) and thereafter the Parties shall promptly submit such remaining Disputed Environmental Matters to the Environmental Arbitrator. If Purchaser and Seller have not agreed upon a Person to serve as Environmental Arbitrator within ten (10) Business Days of a Party’s election to submit such Disputed Environmental Matters to the Environmental Arbitrator, the Parties shall, within five (5) Business Days after the end of such ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Environmental Arbitrator and submit such Disputed Environmental Matters along with such application. The Environmental Arbitrator shall not have worked as an employee or outside consultant for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Environmental Arbitrator’s fees and expenses incurred as Environmental Arbitrator.

35

(c)   In each case above, the arbitration proceeding shall be held in Tulsa, Oklahoma and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 3.10. The Title Arbitrator’s or Environmental Arbitrator’s determination, as applicable, shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making their respective determinations, the Title Arbitrator and the Environmental Arbitrator shall be bound by the provisions of this Article 3 and may consider such other matters as, in the opinion of the Title Arbitrator or Environmental Arbitrator (as applicable), are necessary or helpful to make a proper determination. The Title Arbitrator and Environmental Arbitrator may consult with and engage disinterested Third Parties to advise the arbitrator, including petroleum engineers. The Title Arbitrator and Environmental Arbitrator shall act as experts for the limited purpose of determining the specific disputed Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts submitted by any Party and may not award damages, interest, or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear their own legal fees and other costs of presenting their respective cases. The costs of the Title Arbitrator and Environmental Arbitrator, as applicable (and the American Arbitration Association, if applicable) in connection with the applicable dispute resolution shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Title Arbitrator or Environmental Arbitrator, as applicable, has not selected such Party’s position on an aggregate Dollar basis with respect to all amounts submitted for resolution by the Title Arbitrator or Environmental Arbitrator, as applicable (e.g., if Purchaser is awarded seventy percent (70%) of the value in dispute, then Purchaser shall be responsible for paying thirty percent (30%) of the fees and expenses of the Title Arbitrator or Environmental Arbitrator, as applicable, and Seller shall be responsible for paying seventy percent (70%) of the fees and expenses of the Title Arbitrator or Environmental Arbitrator, as applicable). The Title Arbitrator may not award Purchaser a greater Title Defect Amount than the Title Defect Amount claimed by Purchaser in its applicable Title Defect Claim Notice or a greater Title Benefit Amount than that claimed by Seller in its position statement delivered to the Title Arbitrator. The Environmental Arbitrator may not award Purchaser a greater Environmental Defect Amount than the Environmental Defect Amount claimed by Purchaser in its applicable Environmental Defect Claim Notice.

(d) Notwithstanding the foregoing provisions of this Section 3.10, if either Party disputes whether the conditions set forth in Section 7.1(d) or Section 7.2(d) have been satisfied (a “Threshold Dispute”), such Threshold Dispute shall be resolved on an expedited basis in accordance with this Section 3.10(d). Within five (5) Business Days following written notice from either Party to the other Party that a Threshold Dispute exists, the Parties shall submit to the Title Arbitrator a written statement setting forth each Party’s position on whether the twenty percent (20%) threshold has been met, together with reasonable supporting documentation. The Title Arbitrator shall render a written decision within five (5) Business Days following receipt of the Parties’ submissions. The Title Arbitrator’s determination shall be final and binding on the Parties, absent manifest error. The fees and expenses of the Title Arbitrator shall be borne equally by the Parties, and each Party shall bear its own costs and expenses incurred in connection with such proceeding.

36

3.11   Notice to Holders of Consent and Preferential Purchase Rights. Promptly after the Execution Date (but in any event no later than five (5) Business Days following the Execution Date), Seller shall (a) prepare and send (i) notices to the holders of any Consents (including, for purposes of clarity, the Material Consents and all other consents and similar rights that are set forth on Schedule  4.8(b)) requesting the consent of each such Person to the Transactions (or a waiver of such Consent right) and (ii) notices to the holders of any applicable preferential rights to purchase or similar rights that are applicable to or triggered by any of the Transactions (including, for purposes of clarity, those set forth on Schedule 4.8(a)) in compliance with the terms of such rights and requesting waivers of such rights, in each case, using forms of such notices that are reasonably acceptable to Purchaser and (b) provide Purchaser with a true and complete copy of each such notice promptly after Seller’s delivery thereof in accordance with this Section 3.11. Seller shall use commercially reasonable efforts to obtain all such Consents and similar approvals (or waivers thereof) and waivers of all preferential rights and other similar rights prior to the Target Closing Date; provided, however, that Seller shall not be required to make any payments or undertake any obligations for the benefit of the holders of such rights in order to obtain the required Consents and waivers. Upon receipt of Seller’s written request, Purchaser shall use commercially reasonable efforts to cooperate in good faith with Seller in seeking to obtain such any and all such Consents and waivers; provided, however, that Purchaser shall not be obligated to spend any monies or undertake any obligations (other than requesting such Consents and waivers) in connection therewith. Seller covenants and agrees that it shall promptly provide written notice to Purchaser after becoming aware of any actual or threatened dispute, disagreement or proceeding affecting or with respect to any Consent, preferential rights and other similar rights affecting or relating to the Transactions.

3.12   Consent Requirements.

(a)   Subject to, and without limitation of, Section 3.12(c), unless the Parties otherwise agree in writing, in no event shall there be transferred at Closing any Asset for which a Material Consent has not been obtained prior to Closing. Seller shall deliver a written notice to Purchaser on or before five (5) Business Days prior to the Target Closing Date setting forth each Material Consent which, as of such date, has not been satisfied or waived (or that is otherwise subject to an actual or threatened dispute) and Purchaser shall thereafter have the continuing right until the date that is one (1) Business Day prior to the Target Closing Date to elect to waive the receipt (or waiver) of any such Material Consent, in which case, such Material Consent shall be deemed to have been obtained prior to Closing with respect to the affected Asset(s) for all purposes of this Agreement.

(b)   In cases in which the Asset subject to such an un-obtained Material Consent is an Asset other than a Property, and Purchaser is assigned the Property or Properties to which such Asset relates, but such Asset is not transferred to Purchaser due to the un-waived Material Consent requirement, the Parties shall continue after Closing and until the date of the final adjustment to the Base Purchase Price under Sections 8.4(b) and/or 8.4(c), as applicable (the “Final Adjustment Date”), to use commercially reasonable efforts to obtain the Material Consent so that such Asset can be transferred to Purchaser upon receipt of the Material Consent (or waiver thereof), and, if permitted pursuant to applicable Law and agreement, such Asset shall be held by Seller for the benefit of Purchaser, Purchaser shall pay all amounts due thereunder or with respect thereto, and Purchaser shall be responsible for the performance of any obligations under or with respect to such Asset to the extent that Purchaser has been transferred the Assets necessary to such performance until the applicable Material Consent is obtained. Notwithstanding the foregoing, neither Party shall be required to make any payments or undertake any obligations for the benefit of the holders of any un-obtained Material Consents subject to this Section 3.12(b) in connection with obtaining (or attempting to obtain) any such Material Consent (or a waiver thereof).

37

(c)   In cases in which the Asset subject to such a Material Consent requirement is a Property and the Material Consent to the transfer of such Property (or a waiver thereof) is not obtained by Closing, Purchaser shall have the right to elect to exclude the Property subject to such Material Consent and, subject to the remainder of this Section 3.12(c), (i) the affected Property shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced at Closing by the Allocated Value of such Property, (iii) such Property shall be deemed to be deleted from Exhibit A-1 and/or Exhibit A-2 attached hereto, as applicable, and added to Schedule 1.3 attached hereto and (iv) such Property shall constitute an Excluded Asset for all purposes hereunder. The Parties shall continue to use commercially reasonable efforts to obtain the Material Consent so that such Asset can be transferred to Purchaser upon receipt of the Material Consent, and if any such Material Consent requirement with respect to which an adjustment to the Base Purchase Price is made under Section 2.3(b) is subsequently satisfied (or waived) prior to the date of the final adjustment to the Base Purchase Price under Section 8.4(b) or Section  8.4(c), as applicable, (A) Seller shall, promptly after such Material Consent requirement is satisfied (or waived), convey the applicable Property to Purchaser, (B) the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to such Property (or portion thereof) at such delayed Closing; (C) Purchaser shall, simultaneously with the conveyance of the applicable Property (or portion thereof), pay the amount of any previous deduction from the Base Purchase Price (subject to all other applicable adjustments with respect to such Property (or portion thereof) under this Agreement) to Seller, and (D) such Property shall no longer be deemed to be (x) deleted from Exhibit A-1 and/or Exhibit A-2 attached hereto, (y) added to Schedule 1.3 attached hereto or (z) an Excluded Asset for any purposes hereunder. Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(a) with respect to the affected Property (or portion thereof), if any, shall be calculated from the period from and after the Effective Date to the date of the conveyance, and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller, and, if negative, by Seller to Purchaser.

3.13   Preferential Purchase Rights.

(a)   Any preferential purchase right must be exercised subject to all terms and conditions set forth in this Agreement, including the successful Closing of this Agreement pursuant to Section 8.1 on the dates set forth herein. The consideration payable under this Agreement for any particular Asset for purposes of preferential purchase right notices shall be the Allocated Value for such Asset, adjusted as set forth herein.

(b)   If any preferential right to purchase any Asset is validly exercised prior to Closing, (i) the affected Asset (or portion(s) thereof) shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced by the Allocated Value of such Asset (or portion(s) thereof), (iii) such Asset (or portion(s) thereof) shall be deemed to be deleted from the applicable Exhibits attached hereto and added to Schedule 1.3 attached hereto, (iv) such Asset shall constitute an Excluded Asset for all purposes hereunder, and (v) Seller shall convey the affected Asset (or portion(s) thereof) to the preferential right holder on the terms and provisions set out in the applicable preferential right provision and shall be entitled to the consideration paid by such holder.

(c)   Should a third Person fail to validly exercise or waive its preferential right to purchase as to any portion of the Assets prior to Closing, and the time for exercise or waiver has not yet expired by Closing, then (i) such Assets (or portions thereof) shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced by the Allocated Value of each such Asset (or portion thereof subject to such preferential purchase right); (iii) each such affected Asset (or portion thereof) shall be subject to the remainder of this Section 3.13(c) and Section 3.13(d), and (iv) Seller shall continue to use commercially reasonable efforts (without the obligation to make any payments or undertake any obligations for the benefit of the holders of such preferential rights to purchase) to obtain the waiver of the preferential purchase right and shall continue to be responsible for the compliance therewith. Should the holder of the preferential purchase right validly exercise the same after Closing, (A) such affected Asset shall be deemed to be deleted from the applicable Exhibits attached hereto and added to Schedule 1.3 attached hereto, (B) such Asset (or portion thereof) shall constitute an Excluded Asset for all purposes hereunder, and (C) Seller shall convey the affected Asset (or portion thereof) to the preferential right holder on the terms and provisions set out in the applicable preferential right provision and Seller shall be entitled to the consideration paid by such holder.

38

(d)   In the event that, after Closing, a preferential purchase right with respect to an Asset (or portion thereof) not conveyed to Purchaser at Closing pursuant to Section 3.13(c) is waived in writing or the time for exercise of such right has expired pursuant to its terms without exercise by the holder thereof, (i) Purchaser shall purchase the affected Asset (or portion thereof) on the terms set forth in this Agreement at a delayed closing which shall occur within ten (10) Business Days following the date on which Seller obtains such waiver, or the time period for exercising the applicable preferential right has expired (which date shall, with respect to such Asset, or portion thereof, be considered to be the Closing Date with respect to such Asset (or applicable portion thereof)), (ii) the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to such Asset (or portion thereof) at such delayed Closing; and (iii) Purchaser shall, simultaneously with the conveyance of the applicable Asset (or portion thereof), pay the amount of any previous deduction from the Base Purchase Price (subject to all other applicable adjustments with respect to such Asset (or portion thereof) under this Agreement) to Seller, and (iv) such Asset shall no longer be (A) deemed to be deleted from the Exhibits attached hereto, (B) added to Schedule 1.3 attached hereto or (C) an Excluded Asset for any purposes hereunder. Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(a) with respect to the affected Asset (or portion thereof), if any, shall be calculated from the period from and after the Effective Date to the date of the conveyance, and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller, and, if negative, by Seller to Purchaser.

3.14   Tag-Along Rights. The Parties acknowledge that certain of the Assets are subject to the tag-along rights set forth on Schedule 3.14 (the “Tag-Along Rights”). The holders of such Tag-Along Rights (the “Tag Parties”) are party to separate purchase and sale agreements with Purchaser, to be executed simultaneously with this Agreement (the “Tag-Along PSAs”), pursuant to which such Tag Parties are selling their respective interests in the assets identified on Schedule 3.14.

3.15   Limitations on Applicability. Purchaser’s right to allege Title Defects and Environmental Defects pursuant to this Article 3 shall terminate as of the Defect Claim Date and shall have no further force and effect thereafter, provided there shall be no termination of Purchaser’s rights with respect to any Environmental Defect, Title Defect or Title Benefit claim properly reported on or before the Defect Claim Date; provided, further that this Section 3.15 shall not act as a waiver of the special warranty of title, or any claims with respect thereto, pursuant to the Assignment and Bill of Sale or Mineral Deed.

Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the provisions of this Article 4, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the following as of the Execution Date, and effective upon the Closing, as of the Closing Date:

4.1 Seller.

(a)   Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located, with full legal power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

39

(b)   Seller has the power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

(c)   The execution, delivery and performance of this Agreement (and each other Transaction Agreement to which Seller is a party), and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and at Closing each other Transaction Agreement to which Seller is a party will have been duly executed and delivered by Seller), and this Agreement constitutes the valid and binding obligations of Seller, and at the Closing each other Transaction Agreement to which Seller is a party will be the valid and binding obligation of Seller, in each case enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)   The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement do not (i) violate any provision of the certificate of formation or the limited liability company agreement of Seller, (ii) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any note, bond, mortgage, indenture, or other financing instrument to which Seller or any of its Affiliates is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to Seller or any of its Affiliates as a party in interest, or (iv) violate any Laws applicable to Seller or any of its Affiliates, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Seller Material Adverse Effect.

4.2 Litigation. Except as set forth on Schedule 4.2: (a) there are no actions, suits, or proceedings pending, or, to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator with respect to the Assets or Seller’s ownership, use or operation of the Assets; (b) there are no actions, charges, suits, or proceedings pending, or, to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator against Seller or its Affiliates, which are reasonably likely to impair or delay materially Seller’s ability to perform its obligations under this Agreement; and (c) none of Seller, its Affiliates or the Assets are subject to any material outstanding judgments, writs, orders, injunctions or decrees issued, made, entered or rendered by any Governmental Authority; provided that Seller makes no representation or warranty in this clause (c) as to any judgments, orders, writs, rules, injunctions or decrees which are, or contain issues, of broad applicability to, or which broadly affect, the Hydrocarbon exploration and production industry.

4.3 Taxes and Assessments. Except as disclosed on Schedule 4.3:

(a)   all material Asset Taxes that have become due and payable by Seller (whether or not shown on a Tax Return) or any of its Affiliates have been duly paid, and all material Tax Returns required to be filed by Seller or any of its Affiliates with respect to such Asset Taxes have been duly and timely filed and each such Tax Return is true, correct and complete in all respects;

(b)   all withholding Tax requirements imposed on or with respect to the Assets have been satisfied in all material respects;

(c)   there are no liens (other than liens for current period Taxes not yet due and payable) on any of the Assets attributable to unpaid Taxes;

(d)   there is not currently in effect any extension or waiver of any statute of limitations in any jurisdiction regarding the assessment or collection of any Asset Tax;

40

(e)   no extension of time within which to file any Tax Return with respect to Asset Taxes is currently in effect;

(f)    no audit, litigation or other proceeding with respect to Asset Taxes has been commenced by any Governmental Authority or is presently pending, and Seller has not received written notice of any pending claim against it from any applicable Governmental Authority for assessment of Asset Taxes and no such claim has been threatened; and

(g)   none of the Assets is subject to any Tax partnership agreement or are otherwise treated as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute, and in the case of any Asset disclosed on Schedule 4.3, the tax partnership has an election in effect under Section 754 of the Code.

(h)   The representations and warranties in this Section 4.3 are the sole and exclusive representations and warranties of Seller or any of its Affiliates with respect to Tax Laws.

4.4 Compliance with Laws. Except with respect to (i) Tax Laws (for which Seller’s sole representations and warranties are set forth in Section 4.3), (ii) Environmental Laws (for which Seller’s sole representations and warranties are set forth in Section 4.15), and (iii) except as disclosed on Schedule 4.4, Seller’s and its Affiliates’ ownership and the operation of the Assets (and, to Seller’s knowledge, the operation of the Assets by any applicable Third Parties during Seller’s period of ownership) is and has been in compliance with all applicable Laws in all material respects.

4.5 Material Contracts. Schedule 4.5 sets forth a true, complete and accurate list of all Material Contracts as of the Execution Date (including any and all amendments, supplements thereto (and all currently applicable written waivers of any of the terms thereof)). None of Seller or any of its Affiliates or, to Seller’s knowledge, any other Person, is in material breach of or material default under any Material Contract except as disclosed on Schedule 4.5. To Seller’s knowledge, all Material Contracts are in full force and effect and constitute legal and binding obligations of Seller and/or its applicable Affiliate(s). Except as disclosed on Schedule 4.5, no written notice of default or breach has been received or delivered by Seller or any of its Affiliates under any Material Contract, the resolution of which is outstanding as of the Execution Date, and there are no current notices that have been received by Seller or any of its Affiliates of the exercise of any premature termination, price redetermination, market-out, or curtailment of any Material Contract. Seller has provided or made available to Purchaser complete and accurate copies of all Material Contracts (including any and all amendments, supplements thereto (and all currently applicable written waivers of any of the terms thereof)) prior to the Execution Date.

4.6 Payments for Production. Neither Seller nor any of its Affiliates is obligated by virtue of a take-or-pay payment, advance payment, or other similar payment (other than Royalties established in the Leases or reflected on Exhibit A-1 or Exhibit A-2, minimum throughput commitments covered by Section 4.22, imbalances covered by Section 4.7, and gas balancing agreements or other agreements relating to any of the foregoing), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Seller’s or any of its Affiliates’ interest in the Properties at some future time without receiving payment therefor at or after the time of delivery.

4.7 Imbalances. Except as set forth on Schedule 4.7 and to Seller’s knowledge, as of the date set forth on Schedule 4.7, none of Seller or any of its Affiliates has, and its and their interests in the Assets are not subject to, any production, transportation, plant, or other imbalances with respect to production from or allocated the Properties.

41

4.8 Consents and Preferential Purchase Rights.

(a)   Except as set forth on Schedule 4.8(a), there are no preferential rights to purchase, rights of first offer, rights of first refusal, tag-along rights, drag-along rights or similar rights which, in each case, may be applicable to the sale or transfer of any right, title or interest in or to any of the Assets (including, for purposes of clarity, the operation thereof) by Seller or any of its Affiliates as contemplated by this Agreement.

(b)   Except as set forth on Schedule 4.8(b) and except for consents and approvals of Governmental Authorities that are customarily obtained after Closing, there are no approvals, consents, ratifications, waivers or other authorizations (including from any Governmental Authority) from, or permits of, or filings with, or notifications to any Person that is required to be obtained, made or complied with for or in connection with the execution or delivery of this Agreement or the consummation of the Transactions. (each, a “Consent”).

4.9 Liability for Brokers’ Fees. None of Purchaser or any of its Affiliates shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Seller or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

4.10   Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to Seller’s knowledge, threatened against Seller or any of its Affiliates (whether by Seller, any of its Affiliates or a third Person). Neither Seller nor any of its Affiliates is insolvent and no such Person shall be rendered insolvent by the consummation of any of the transactions contemplated by this Agreement.

4.11   Wells and Equipment. Except as set forth on Schedule 4.11:

(a)   all Wells drilled and completed by Seller have been drilled and completed within the limits permitted by all applicable Leases and Contracts and no Well is subject to penalties on allowables with regard to time periods after the Effective Date because of any overproduction or any other violation of Laws;

(b)   to Seller’s knowledge, all currently producing Wells (and related Equipment) are in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted; and

(c)   the Properties do not contain any Equipment, dry holes, or shut in or otherwise inactive wells that Seller, its Affiliates (or in the case of Properties operated by a Third Party operator, such Third Party operator) is currently obligated by applicable Law to plug, dismantle or abandon, other than wells that have been plugged and abandoned in accordance with all applicable Laws; and

(d)   Seller has defensible title to, or a valid leasehold interest in, all Equipment and other personal property included in the Assets, free and clear of any liens, encumbrances, obligations, or defects except for Permitted Encumbrances.

provided, however, that, with respect to Assets that are operated by any Person other than Seller or any of its Affiliates, the representations and warranties set forth in this Section 4.11 (other than Section 4.11(d)), are limited to the knowledge of Seller.

42

4.12   Non-Consent Operations. Except as set forth on Schedule 4.12 or Exhibit A-2, none of Seller or any of its Affiliates has elected not to participate in any operation or activity proposed with respect to the Properties which could result in any of Seller’s or its Affiliates’ interests in such Properties becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

4.13   Outstanding Capital Commitments; Payout Balances.

(a)   Except as set forth on Schedule 4.13, as of the Execution Date, there are no outstanding authorities for expenditure which are binding on the Properties and which Seller reasonably anticipates will individually require expenditures by the owner of the Properties after the Closing Date in excess of Seventy Five Thousand Dollars ($75,000), net to the interest of Seller.

(b)   To Seller’s knowledge, as of the Execution Date, the payout balance for each Well that has not reached payout status is reflected in all material respects in Schedule 4.13 as of the respective dates shown thereon.

4.14   Hedges. Other than the Additional Hedges and the Hedges set forth on Schedule 4.14 (the “Existing Hedges”), there are no futures, options, swaps, or other derivatives with respect to the sale of Hydrocarbons from the Assets that will be binding on the Assets after Closing.

4.15   Environmental. Except as set forth in Schedule 4.15:

(a)   To Seller’s knowledge, the Assets that are operated by Seller or its Affiliates and the Assets operated by third-party operators are in and have been in compliance with Environmental Laws in all material respects (other than any non-compliance that has been previously cured or otherwise resolved in accordance with Environmental Laws);

(b)   To Seller’s knowledge, there has been no Release of Hazardous Substances on or from the Assets operated by Seller or its Affiliates, or to Seller’s knowledge from any Asset not operated by Seller or its Affiliates, for which there are material investigative or remediation obligations under Environmental Laws that have not been previously cured or otherwise resolved in accordance with Environmental Laws;

(c)   To Seller’s knowledge, Seller and each third-party operator of the Assets has obtained and is maintaining in full force and effect (and, to the extent applicable, has timely filed applications to renew) all permits, certificates, licenses, approvals, and authorizations under Environmental Laws required or necessary for its ownership or operation of the Assets as currently owned and operated by Seller, the applicable third-party operator and their respective Affiliates (the “Environmental Permits”), and no written notice of violation of the terms of such permits, certificate, licenses, approvals, and authorizations has been received by Seller or its Affiliates or, to Seller’s knowledge any third-party operator, the resolution of which is outstanding as of the Execution Date;

(d)   Neither Seller nor any of its Affiliates has entered into and the Assets operated by Seller or its Affiliates are not subject to, and to Seller’s knowledge, no third-party operator has entered into, and the Assets operated by any third party are not subject to, any agreements, consents, orders, decrees or judgments of any Governmental Authority, that are in existence as of the Execution Date, that are based on any Environmental Laws;

(e) Neither Seller nor any of its Affiliates, and to Seller’s knowledge, no third-party operator, has received written notice from any Person of (i) any material violation of, alleged material violation of or material non-compliance with any Environmental Laws relating to the Assets or (ii) any release or disposal of any Hazardous Substance concerning any land, facility, asset or property included in the Assets, in each case, that has not been previously cured or otherwise resolved to the satisfaction of the relevant Governmental Authority and for which Seller or its Affiliates, and to Seller’s knowledge any third-party operator, has no further material obligations outstanding;

43

(f) Copies of all final written reports of environmental site assessments and/or compliance audits by a Third Party on behalf of Seller or any of its Affiliates or that are otherwise in Seller’s or any of its Affiliates’ possession or control, in each case, that have been prepared in the three (3) years prior to the Execution Date have been, in each case, provided or made available to Purchaser prior to the Execution Date; and

(g)   The representations and warranties in Section 4.2 and this Section 4.15 are the sole and exclusive representations and warranties of Seller and any of its Affiliates with respect to Environmental Laws, Environmental Permits and/or Hazardous Materials.

4.16   Permits. Seller and, to Seller’s knowledge, each third-party operator of the Assets has obtained and is maintaining in full force and effect (and, to the extent applicable, has timely filed applications to renew) all material permits, certificates, licenses, approvals, and authorizations under applicable Laws required or necessary for such Person’s and its applicable Affiliates’ ownership and/or operation of the Assets as currently owned and operated (together with the Environmental Permits, collectively, the “Permits”) and no written notice of violation of the terms of such Permits (other than the Environmental Permits) has been received by Seller or any of its Affiliates or, to Seller’s knowledge, any third-party operator of the Assets, the resolution of which is outstanding as of the Execution Date.

4.17   Leases.

(a)   Schedule 4.17(a) sets forth the expiration dates of the primary terms for each Lease with a primary term that will expire prior to the Target Closing Date or in the six (6) month period immediately following the Target Closing Date;

(b)   Except as set forth on Schedule 4.17(b), there are currently pending no written requests or written notices or demands that have been received by Seller or any of its Affiliates or, to Seller’s knowledge, any third-party operator of the Assets, alleging (i) that any payment required under the Leases has not been paid or Seller, any of its Affiliates, or any third-party operator of the Assets has failed to perform any of its material obligations under any of the Leases and (ii) as a result thereof, the applicable Lease has terminated or is terminable.

(c)   Except as set forth on Schedule 4.17(c), neither Seller nor any Affiliate of Seller has received and, to Seller’s knowledge, no third party operator of the Assets has received, from any other party to any Lease, any unresolved written notice stating (i) a reasonable basis to terminate, forfeit or unilaterally modify such Lease or (ii) that an event has occurred which constitutes (or with notice or lapse of time, or both, would constitute) a material breach under any Lease.

(d)   Except as set forth on Schedule 4.17(d), none of the Leases operated by Seller or its Affiliates, and, to Seller’s knowledge, none of the Leases operated by any third party or its Affiliates, in each case, is subject to (i) any unfulfilled obligations to drill any commitment wells within the six (6) month period immediately following Closing or (ii) any requirement to drill additional wells, maintain continuous drilling operations or otherwise conduct material development operations within the six (6) month period immediately following Closing in order to continue such Lease in force and effect after the primary term thereof or to otherwise hold the net acres or the vertical depths and/or formations of any such Lease.

44

(e)   Schedule 4.17(e) sets forth those Leases that are currently being maintained by the payment of shut-in royalties or other similar lease maintenance payments in lieu of operations or production.

(f)    All Royalties, rentals, lease payments and other payments due and payable by Seller or any of its Affiliates and, to Seller’s knowledge, payable by any third party operators of the Assets, to royalty holders, overriding royalty holders and other interest owners under or with respect to any of the Assets and any Hydrocarbons produced therefrom, measured thereby or attributable thereto (including working interest amounts), in all material respects have been properly and timely paid (or constitute Suspense Funds that are identified on Schedule 4.20.

4.18   Credit Support. Schedule  4.18 sets forth a complete and accurate list of all cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by Seller or any of its Affiliates in support of the obligations of Seller and its Affiliates to any Governmental Authority, contract counterparty or other Person related to the ownership or operation of the Assets (collectively, the “Credit Support”).

4.19   Insurance. Schedule  4.19(a) sets forth a true and correct list of all insurance policies maintained by or for the benefit (in each case, directly or indirectly) of Seller or its Affiliates with respect to the Assets. All premiums due on such insurance policies have either been paid or, if not yet due, accrued. All such insurance policies are in full force and effect and enforceable in accordance with their terms. Neither Seller nor any of its Affiliates has received any written notice of cancellation, termination or non-renewal of any insurance policy or refusal of coverage under any insurance policy. Schedule 4.19(b) sets forth a list of all pending insurance claims of Seller or its Affiliates or otherwise with respect to the Assets.

4.20   Suspense Funds. Schedule 4.20 sets forth a true, complete and accurate list, as of the date set forth on Schedule 4.20, of all Suspense Funds held by Seller or any of its Affiliates that are attributable to the Assets (including any an all interest related thereto), which includes, to Seller’s knowledge, with respect to all such Suspense Funds (a) the amount and value of such Suspense Funds, (b) a description of the source of such funds (including, if applicable, the applicable Property name), (c) the reason such funds are being held in suspense and (d) the name or the names of the Person(s) claiming such funds or to whom such funds are owed. Such Suspense Funds are being held by Seller or its applicable Affiliate in accordance with applicable Law and Contract. To Seller’s Knowledge, as of the Execution Date, no share of Hydrocarbon proceeds attributable to Seller’s interest in the Assets to which Seller is entitled is currently being held in suspense by the applicable third party operator or payor thereof. Furthermore, Seller represents and warrants to Purchaser that the Suspense Fund Information delivered pursuant to Section 6.16 is true, correct and complete in all material respects as of the date of delivery.

4.21   Rights of Way. Except as set forth on Schedule 4.21, (a) each of the Rights of Way owned or held by Seller or its Affiliates is legal, valid, binding, enforceable and in full force and effect; (b) neither Seller nor any of its Affiliates is in material breach of or in material default under any such Rights of Way; and (c) the Rights of Way are sufficient in all material respects for the ownership and operation of the Assets as currently conducted by Seller and its Affiliates.

4.22   Dedications; Minimum Volume Commitments.

(a)   None of Seller or any of its Affiliates is a party to any Contract binding on or applicable to the Assets (i) that contains a commitment for Seller or any such Affiliate to provide a minimum volume of Hydrocarbons to another Person (except for and excluding any minimum volume of Hydrocarbons committed under a customary base contract for the sale and purchase of natural gas, as amended or supplemented) or (ii) that requires Seller or any such Affiliate to pay a deficiency payment or similar obligation (or become subject to any penalty or similar Damages) in the event Seller or any such Affiliate fails to provide the applicable minimum volume of Hydrocarbons in such relevant time period.

45

(b)   Except as set forth on Schedule 4.22, none of Seller or any of its Affiliates is a party to any Contract binding on or applicable to the Assets pursuant to which any portion of the Assets is dedicated or Hydrocarbons produced therefrom are otherwise required to be delivered to a certain Person.

4.23   Condemnation. As of the Execution Date, there is no pending or, to Seller’s knowledge, threatened in writing taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation or eminent domain.

4.24   No Transfers. Except as set forth on Schedule 4.24, since January 1, 2026, Seller has not intentionally transferred or sold any material portion of the Assets located outside of the Target Depths within such periods prior to the Execution Date.

4.25   Investment Representations.

(a)   Seller (i) is an experienced and knowledgeable investor, (ii) is able to bear the economic risks of the acquisition and ownership of the Purchaser Common Stock constituting the Stock Consideration and is able, at the present time and in the foreseeable future, without impairing its financial condition, to hold the shares of Purchaser Common Stock and to suffer a complete loss of the value of the shares of Purchaser Common Stock acquired in connection with the transactions contemplated by this Agreement, (iii) is capable of evaluating (and has evaluated) the merits and risks of investing in the Purchaser Common Stock and its acquisition and ownership thereof and understands and acknowledges that ownership of shares of Purchaser Common Stock is highly speculative and involves substantial risks, (iv) has considered the suitability of shares of Purchaser Common Stock as an investment in light of its own circumstances and financial condition and has determined that it is a suitable investment for such Person, (v) is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and any information that has been furnished or that will be furnished by such Person to evidence its status as an accredited investor is, and will be as of the Closing, accurate and complete, and does not, and will not as of the Closing, contain any misrepresentation or material omission, (vi) is acquiring the shares of Purchaser Common Stock constituting the Stock Consideration for its own account and not with a view to a sale, distribution or other disposition thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable blue sky Laws, or any applicable other securities Laws, and (vii) acknowledges and understands that (A) the shares of Purchaser Common Stock constituting the Stock Consideration have not been registered under the Securities Act in reliance on an exemption therefrom and (B) the shares of Purchaser Common Stock constituting the Stock Consideration will, upon acquisition thereof by Seller, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or in a private transaction exempt from, or otherwise not subject to, the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws. Seller understands that the Stock Consideration is being issued in reliance on specific exemptions from the registration requirements of the Securities Act and that Purchaser is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, acknowledgments and understandings set forth in this Section 4.25 in order to determine the availability of such exemptions.

(b)   Subject to the terms and conditions of the Registration Rights Agreement, any distribution by Seller of shares of Purchaser Common Stock constituting the Stock Consideration will not be made in any manner or to any Person that will result in the offer and sale of Purchaser Common Stock pursuant to this Agreement being subject to the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated under the Securities Act. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not require the consent or vote of (nor shall any such consent or vote be sought) from any Person that is not an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

46

(c)   Seller is aware, and its Representatives have been advised, that the United States securities laws prohibit any Person who has material nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase or sell such securities.

(d)   Seller is not relying on (and will not at any time rely on) any communication (written or oral) of Purchaser or its Representatives as investment advice or as a recommendation to acquire Purchaser Common Stock, it being understood that information and explanations related to the terms and conditions of this Agreement and any other Transaction Agreement to which Seller is a party shall not be considered investment advice or a recommendation to acquire Purchaser Common Stock. Seller confirms that none of Purchaser nor any of its Representatives has (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the shares of Purchaser Common Stock issuable hereunder or (ii) made any representation to Seller regarding the legality of an investment in the shares of Purchaser Common Stock issuable under this Agreement under applicable legal investment or similar Laws or regulations.

(e)   Seller understands and acknowledges that the Purchaser Common Stock comprising the Stock Consideration will bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL, IN SUCH FORM AND BY SUCH COUNSEL SATISFACTORY TO PRESIDIO PRODUCTION COMPANY AND ITS COUNSEL, THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE SECURITIES LAWS.

4.26   Limitations.

(a)   Subject to, and without limitation of, Purchaser’s right to indemnification pursuant to Article 11, and except for instances of Fraud, the representations and warranties of Seller set forth in this Article 4, the corresponding certification in the certificate to be delivered at Closing pursuant to Section  8.2(f) as to the accuracy as of the Closing Date of the representations and warranties of Seller set forth in this Article 4, the Assignment and Bill of Sale, the special warranty of title in the Mineral Deed and the terms and provisions of the other Transaction Agreements, (i) Seller makes no other representations or warranties, express or implied, and (ii) Seller expressly disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to Purchaser or any of its Affiliates, employees, agents, consultants, or other Representatives (including any opinion, information, projection, or advice that may have been provided to Purchaser by any officer, director, employee, agent, consultant, advisor or other Representative of Seller or any member of Seller Group).

47

(b)   SUBJECT TO, AND WITHOUT LIMITATION OF PURCHASER’S RIGHT TO INDEMNIFICATION PURSUANT TO ARTICLE  11, AND THE TERMS AND PROVISIONS OF THE OTHER TRANSACTION AGREEMENTS, AND EXCEPT FOR INSTANCES OF FRAUD, THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE  4, THE CORRESPONDING CERTIFICATION IN THE CERTIFICATE TO BE DELIVERED AT CLOSING PURSUANT TO SECTION  8.2(f) AS TO THE ACCURACY AS OF THE CLOSING DATE OF THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE  4, THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND BILL OF SALE AND THE SPECIAL WARRANTY OF TITLE IN THE MINERAL DEED, SELLER MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OF SELLER, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, OR STEP-OUT DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW OR THE ENVIRONMENTAL CONDITION OF ANY OF THE ASSETS, AND FURTHER DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE TO ENTER INTO THIS AGREEMENT ON THE EXECUTION DATE. SELLER AND PURCHASER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

(c)   Inclusion of a matter on any of the Schedules which are referenced in this Article 4 (such Schedules, as amended in accordance with and subject to the terms of Section 6.7(a), the “Seller Disclosure Schedules”) with respect to a representation or warranty that addresses matters having a Seller Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Seller Material Adverse Effect.

48

Article 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Subject to the provisions of this Article 5, and the other terms and conditions of this Agreement, Purchaser represents and warrants to Seller the following as of the Execution Date and, effective upon the Closing, as of the Closing Date:

5.1 Existence and Qualification. Purchaser is a corporation organized, validly existing, and in good standing under the Laws of the state of Delaware.

5.2 Power. Purchaser has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

5.3 Authorization and Enforceability. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Agreement to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and at Closing each other Transaction Agreement to which a Purchaser is a party will have been duly executed and delivered by Purchaser), and this Agreement constitutes the valid and binding obligations of Purchaser, and at Closing each other Transaction Agreement to which Purchaser is a party will be the valid and binding obligation of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Purchaser, and the consummation of the Transactions, will not (a) violate any provision of the certificate of incorporation, bylaws or other governing instruments of Purchaser, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or by which it is bound, (c) breach any Contract to which the Purchaser is a party or by which any of its assets may be bound or result in the termination of any such Contract, (d) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (e) violate any Law applicable to Purchaser, except any matters described in clauses (b), (c), (d) or (e) above which would not have (i) a Purchaser Material Adverse Effect or (ii) prevent or materially impair or delay, or would reasonably be expected to prevent or materially impair or delay, the consummation of the transactions contemplated hereby or the performance of Purchaser’s obligations and covenants hereunder that are to be performed at Closing.

5.5 Consents, Approvals or Waivers. Except (a) as required in connection with the listing of the shares of Purchaser Common Stock constituting the Stock Consideration on the NYSE and (b) for any consent or approval of Governmental Authorities customarily obtained after Closing and assuming that Seller obtains all relevant consents to assignment or approvals it is required to obtain in connection with the Transactions contemplated hereby, the execution, delivery, and performance of this Agreement by Purchaser will not be subject to any consent, approval, or waiver from any Governmental Authority or other third Person.

5.6 No Stockholder Approval. The Transactions contemplated by this Agreement do not require any vote of Purchaser’s stockholders under applicable Law, the rules and regulations of the NYSE (or any other national securities exchange on which the Purchaser Common Stock is then listed) or any provision of the certificate of incorporation, bylaws or other governing instruments of Purchaser.

49

5.7 Capitalization.

(a)   As of the close of business on May 5, 2026, the authorized capital stock of Purchaser consists solely of (i) 1,500,000,000 shares of Purchaser Common Stock, of which 27,652,068 shares are issued and outstanding, (ii) 100,000,000 shares of Class B common stock, par value $0.0001, of Purchaser, of which 1,676,830 shares are issued and outstanding, and (iii) 50,000,000 shares of preferred stock, par value $0.0001, of Purchaser, 125,000 of which have been issued and designated as “Series A Perpetual Preferred Stock” and 27,173 of which have been issued and designated “Series B Perpetual Participating Convertible Preferred Stock”. Purchaser has, and at the Closing will have, sufficient authorized shares of Purchaser Common Stock to enable it to issue the Stock Consideration.

(b)   The shares of Purchaser Common Stock constituting the Stock Consideration, when issued, will be validly issued, fully paid and non-assessable, and such Purchaser Common Stock will not be (a) subject to or issued in violation of any preemptive rights or (b) subject to any liens, claims, encumbrances or restrictions other than (i) restrictions on transfer under applicable securities Laws and (ii) any such liens, claims, encumbrances or restrictions arising exclusively by, through or under Seller or its Affiliates.

(c)   As of the Execution Date, except as set forth in this Section 5.7 and the SEC Documents filed prior to the Execution Date and except for any Permitted Issuances or any agreement obligating Purchaser to make one or more Permitted Issuances, or shares to be issued in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, there are no (i) preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate Purchaser to issue or sell any equity interests of Purchaser or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquired, any equity interest in Purchaser, and no securities or obligations evidencing such rights authorized, issued or outstanding, (ii) there are no equity holder agreements, voting agreements, proxies, or other similar agreements or understandings with respect to the voting of any of the equity interests in Purchaser and (iii) no equity interests of Purchaser are reserved for issuance.

(d)   As of the Execution Date, except as disclosed in the SEC Documents, as contemplated by the Registration Rights Agreement and with respect to any registration rights agreement relating to any Permitted Issuance, Purchaser is not party to any Contract that obligates it to (and does not otherwise have any obligation to) register for resale any equity interests of Purchaser.

(e)   Purchaser does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the rights to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in Purchaser on any matter pursuant to such outstanding bonds, debentures, notes or other obligations.

(f)    Purchaser is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any of the certificate of incorporation, bylaws or other governing instruments of Purchaser in any material respect.

5.8 SEC Documents; Financial Statements.

(a)   Purchaser (i) filed with the SEC its Current Report on Form 8-K on March 9, 2026, as amended on March 12, 2026 (the “Purchaser Super 8-K”), and (ii) since the filing of the Purchaser Super 8-K, has filed or furnished with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since the filing of the Purchaser Super 8-K under the Securities Act or the Exchange Act (all such documents set forth in clauses (i) and (ii), together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “SEC Documents”).

50

(b)   The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed or furnished (except to the extent corrected or amended by a subsequently filed or furnished SEC Document filed or furnished prior to the Execution Date), (i) in the case of any registration statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in the case of SEC Documents other than registration statements, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in light of the circumstances under which they were made) not misleading and (iii) in the case of the Financial Statements, (A) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by the SEC) and subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments, and (C) fairly presented in all material respects the consolidated financial condition, results of operations, and cash flows of Purchaser and its consolidated subsidiaries as of the dates and for the periods indicated therein (subject, in the case of unaudited financial statements, to normal and recurring year-end audit adjustments as permitted by the applicable rules and regulations of the SEC).

(c)   The unaudited pro forma financial information and the related notes thereto contained in the Purchaser Super 8-K (“Purchaser Pro Forma Financial Statements”) has been prepared in accordance with the SEC’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable.

(d)   Since the filing of the Purchaser Super 8-K, neither Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in historical or pro forma financial statements, as applicable, prepared in accordance with GAAP, except for: (i) liabilities reflected or reserved against in the December 31, 2025 pro forma balance sheet included in the Purchaser Pro Forma Financial Statements (or readily apparent in the notes thereto), (ii) liabilities that have been incurred by Purchaser or any of its subsidiaries since December 31, 2025 in the ordinary course of business of Purchaser or any of its subsidiaries consistent with past practice, (iii) liabilities incurred in connection with the transactions contemplated by this Agreement, the other Transaction Agreements and the Tag-Along PSAs, and (iv) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Neither Purchaser nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among Purchaser and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Purchaser or any of its subsidiaries, in the SEC Documents, including the Financial Statements.

(e)   As of the Execution Date, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the SEC Documents. To Purchaser’s knowledge, none of the SEC Documents are subject to ongoing SEC review or outstanding SEC comment or investigation.

51

5.9 Internal Controls; NYSE Listing Matters.

(a)   Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by Purchaser in the reports it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such material information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure.

(b)   Purchaser has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. Purchaser has disclosed, based on its most recent evaluation of Purchaser’s internal control over financial reporting prior to the date hereof, to Purchaser’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Purchaser’s internal control over financial reporting which would reasonably be expected to adversely affect Purchaser’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting.

(c)   Since March 9, 2026, (i) Purchaser has not been advised by its independent auditors of any significant deficiency or material weakness in the design or operation of Purchaser’s internal control over financial reporting that would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting, (ii) Purchaser has no knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting that would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting, and (iii) there have been no changes in Purchaser’s internal control over financial reporting that would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting, including any corrective actions with regard to any significant deficiency or material weakness.

(d)   As of the Execution Date, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Documents.

(e)   Purchaser is in compliance in all material respects with the rules and regulations of the NYSE that are applicable to Purchaser.

(f)    The Purchaser Common Stock is registered under Section 12(b) of the Exchange Act and listed on the NYSE, and Purchaser has not received any notice of deregistration or delisting from the SEC or the NYSE and no judgment, order, ruling, decree, injunction or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any securities of Purchaser has been issued and no proceedings for such purpose are, to Purchaser’s knowledge, pending, contemplated or threatened. Purchaser has taken no action that is designed to terminate the registration of the Purchaser Common Stock under the Exchange Act or the listing of the Purchaser Common Stock on the NYSE.

5.10   Absence of Certain Changes. Since the filing of the Purchaser Super 8-K, there has not occurred any Purchaser Material Adverse Effect or any event, occurrence, change, discovery or development of a state of circumstance or facts that would, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

52

5.11   Compliance with Law. Except as to specific matters disclosed in the SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, (a) Purchaser is, and since the filing of the Purchaser Super 8-K, has been, in compliance with all applicable Laws, (b) Purchaser has not received written notice of any violation in any respect of any applicable Law, and (c) Purchaser has not received written notice that it is under investigation by any Governmental Authority for potential non-compliance with any Law.

5.12   Litigation.

(a)   Except as to specific matters disclosed in the SEC Documents, there are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any of its subsidiaries that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect under clause (a) of the definition of Purchaser Material Adverse Effect.

(b)   There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any of its subsidiaries that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect under clause (b) of the definition of Purchaser Material Adverse Effect.

5.13   Investment Company. Purchaser is not, and immediately after the consummation of the transactions contemplated hereby, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.14   Financing. As of the Closing, Purchaser will have sufficient cash, available lines of credit, or other sources of immediately available funds to enable it to pay the Cash Closing Payment to Seller at the Closing and to fulfill its obligations under this Agreement.

5.15   Independent Investigation. Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms that (a) as of the Execution Date, it has completed such independent investigation, verification, analysis, and evaluation of the Assets and has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate to enter into this Agreement, and (b) prior to or as of Closing, it will have completed its independent investigation, verification, analysis, and evaluation of the Assets and made all such reviews and inspections of the Assets as it deems necessary or appropriate to consummate the transactions contemplated hereby. Except for the representations and warranties expressly made by Seller in Article 4 of this Agreement, the Assignment and Bill of Sale, the Mineral Deed or any other Transaction Agreement, and without limitation of Purchaser’s remedies for Fraud, Purchaser acknowledges that there are no other representations or warranties, express or implied, as to the financial condition, liabilities, operations, business, or prospects of the Assets and that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to the foregoing, Purchaser has otherwise relied solely upon its own independent investigation, verification, analysis, and evaluation and the terms of this Agreement and the other Transaction Agreements. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state, or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Purchaser, and, except as set forth in Article 10, Purchaser is not entitled to cancel, terminate, or revoke this Agreement.

5.16   Liability for Brokers’ Fees. None of Seller or any of its Affiliates shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Purchaser or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution, or delivery of this Agreement or any agreement or transaction contemplated hereby.

53

5.17   Qualification; Bonding. Without limiting Section 12.4, Purchaser is, or as of the Closing will be, qualified under applicable Laws to hold Leases, Rights of Way, and other rights included in the Assets which are issued by any applicable Governmental Authority. Subject to the accuracy of Seller’s representations and warranties in Section 4.18, and without limitation of Section 12.4, Purchaser has, or as of the Closing will have, posted such Credit Support, and provided such evidence of such Credit Support, in accordance with Section 6.5(b).

5.18   Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to the knowledge of Purchaser, threatened against Purchaser or any Affiliate of Purchaser (whether by Purchaser or a third Person). Neither Purchaser nor any of its Affiliates is insolvent and no such Person shall be rendered insolvent by the consummation of any of the transactions contemplated by this Agreement.

5.19   Limitations.

(a)   Subject to, and without limitation of, Seller’s right to indemnification pursuant to Article 11, and except for instances of Fraud, the representations and warranties of Purchaser set forth in this Article 5, the corresponding certification in the certificate to be delivered at Closing pursuant to Section 8.3(a)(v) as to the accuracy as of the Closing Date of the representations and warranties of Purchaser set forth in this Article 5, the Assignment and Bill of Sale and the terms and provisions of the other Transaction Agreements, (i) Purchaser makes no other representations or warranties, express or implied, and (ii) Purchaser expressly disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to Seller or any of its Affiliates, employees, agents, consultants, or other Representatives (including any opinion, information, projection, or advice that may have been provided to Seller by any officer, director, employee, agent, consultant, advisor or other Representative of Purchaser or any member of Purchaser Group).

(b)   Inclusion of a matter on any of the Schedules which are referenced in this Article 5 (such Schedules, as amended in accordance with and subject to the terms of Section 6.7(b), the “Purchaser Disclosure Schedules”) with respect to a representation or warranty that addresses matters having a Purchaser Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Purchaser Material Adverse Effect. The Purchaser Disclosure Schedules may include matters not required by the terms of the Agreement to be listed on the schedules, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included. A matter scheduled on any of the Purchaser Disclosure Schedules as an exception for any representation and/or warranty shall be deemed to be an exception to all representations and/or warranties for which it is relevant, but only to the extent such relevance is reasonably apparent based on the face of the disclosure in which such matter is disclosed in the Purchaser Disclosure Schedules.

Article 6
COVENANTS OF THE PARTIES

6.1 Access. Upon execution of this Agreement until the Closing Date, subject to the limitations expressly set forth in this Agreement, Seller shall provide Purchaser and its Representatives reasonable access to the Assets operated by Seller or any of its Affiliates, access to personnel with knowledge of the Assets and access to and the right to copy, at Purchaser’s sole expense, the Records in Seller’s or any of its Affiliates’ possession or control for the purpose of conducting a confirmatory review of the Assets, but only to the extent that Seller may do so without (a) violating applicable Laws, (b) violating any obligations to any Third Party, (c) waiving any legal privilege of Seller, any of its Affiliates or its counselors, attorneys, accountants or consultants, and (d) to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be limited to Seller’s normal business hours, and Purchaser’s investigation shall be conducted in a manner that reasonably minimizes interference with the operation of the business of Seller and any applicable Third Party operator. Subject to the terms of this Agreement, all investigations and due diligence conducted by Purchaser or any of Purchaser’s Representatives shall be conducted at Purchaser’s sole cost, risk and expense and any conclusions made from any examination done by Purchaser or any of Purchaser’s Representatives shall result from Purchaser’s own independent review and judgment. Seller shall use commercially reasonable efforts (but without the obligation to incur any out-of-pocket costs, expenses, or the obligation to undertake any liability or other obligations to or by Seller) to (i) obtain permission for Purchaser to gain access from any Third Party to whom Seller owes obligations including to gain access to Third Party operated Assets to inspect the condition of the same; provided, however, that Seller shall have no liability to Purchaser (or otherwise be in breach of this agreement) for failure to obtain such operator’s permission, (ii) obtain a waiver of confidentiality obligations owed to any Third Parties or establish any necessary confidential relationships with Third Parties reasonably required to allow Purchaser to view and access the Records, and (iii) grant any access to which Seller has the authority to grant without breaching any restriction binding on Seller. Seller or its designee shall have the right to accompany Purchaser and its Representatives whenever they are on site on the Assets. No later than one (1) day after the Execution Date, Seller shall provide to Purchaser access (via a virtual data room) to title and environmental records in Seller’s or its Affiliates’ possession related to the Assets as are reasonably necessary for Purchaser to conduct its title and Environmental Review.

54

6.2 Press Releases. Until the Closing, neither Seller nor Purchaser, nor any Affiliate thereof, shall make any press release or public disclosure or statement regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby without the prior written consent of Purchaser (in the case of announcements by Seller or its Affiliates) or Seller (in the case of announcements by Purchaser or its Affiliates), which consent shall not be unreasonably withheld or delayed; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller (i) with respect to a press release or disclosure by Purchaser, after Purchaser has, if and to the extent reasonably practicable, provided Seller with the opportunity to review and provide comments to any such proposed press release or disclosure (which comments shall, if and to the extent reasonably practicable, be considered in good faith by Purchaser), (ii) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (iii) to Governmental Authorities and Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents, or (iv) to such Party’s investors and members, and current or prospective Debt Financing Sources or other financing sources, including Seller’s Affiliates’ investors and limited partners. Seller and Purchaser shall each be liable for the compliance of its respective Affiliates with the terms of this Section 6.2. The Parties agree that neither Purchaser nor Seller may have an adequate remedy at law if any of the foregoing Persons violate (or threaten to violate) any of the terms of this Section 6.2. In such event, Purchaser or Seller, as applicable, shall have the right, in addition to any other it may have, to seek injunctive relief to restrain any breach or threatened breach of the terms of this Section 6.2.

6.3 Operation of Business. Except (v) as set forth on Schedule 6.3-Part A, (w) for the operations covered by the authorities for expenditures and other capital commitments described on Schedule 4.13, (x) for actions taken in connection with emergency situations or as may be required by Law, (y) as expressly required by this Agreement or (z) as expressly consented to in writing by Purchaser (which consent shall not be unreasonably delayed, withheld or conditioned, except in the case of clauses (d), (g), (j), (k), (m) or (n)), until Closing Seller shall:

(a)   not transfer, sell, hypothecate, encumber, or otherwise transfer or dispose of any of the Assets, except for (i) sales and dispositions of Hydrocarbons made in the ordinary course of business and (ii) other sales and dispositions made in the ordinary course of business and not exceeding, individually, Seventy Five Thousand Dollars ($75,000), or, in the aggregate, Two Hundred Thousand Dollars ($200,000), in each case, for which the Purchase Price is reduced based on the consideration received (except there shall be no such reduction to the Purchase Price in the case of Equipment that is replaced, at no cost or expense to Purchaser (whether through an adjustment to the Purchase Price or otherwise) with equipment or materials of comparable or better value and utility in connection with the maintenance, repair, and operation of the Assets);

55

(b)   not (i) terminate, (ii) amend or modify (other than in a de minimis respect), or (iii) waive, release, grant, transfer or fail to enforce any significant rights under, (iv) execute, or (v) extend any Contract that, in each case, is (or upon execution would be) a Material Contract;

(c)   maintain insurance coverage on the Assets in the amount and of the types currently maintained by Seller and not make any election to be excluded from any coverage provided by an operator for the joint account pursuant to a joint operating, unit operating, or similar Contract;

(d)   (i) not amend or modify any Lease or Right of Way (other than in a de minimis respect) and (ii) use commercially reasonable efforts to maintain in full force and effect all Leases and Rights of Way, to the extent, with respect to any Lease, that such Leases are capable of producing in paying quantities at Hydrocarbon prices in effect as of the date that Seller or any Third Party proposes to relinquish any such Leases or allow any such Leases to terminate or expire; provided, in no event shall Seller have any obligation to make any payment or undertake any drilling or operational activity to hold or extend any Lease or Right of Way so long as Seller provides written notice to Purchaser at least ten (10) Business Days in advance of such termination or expiration and Purchaser expressly consents in writing to the same in its sole discretion; and, if Purchaser does not so expressly consent, then Seller must make the relevant payment and/or undertake the relevant operational activity to hold or extend such Lease;

(e)   operate and maintain the Assets in the usual, regular and ordinary manner consistent with past practice and, with respect to any Assets operated by Seller or its Affiliates, as a reasonably prudent operator, in substantial compliance with all applicable Laws, Permits, Contracts and Leases;

(f)    maintain the Records in the usual, regular and ordinary manner, in accordance with the usual accounting practices of Seller;

(g)   not plug or abandon any well located on the Assets unless required by Law or Contract;

(h)   (i) submit to Purchaser for prior written approval, all written requests received by Seller or its Affiliates for operating or capital expenditures relating to the Assets that involve individual commitments of more than Seventy Five Thousand Dollars ($75,000), net to Seller’s interest, and (ii) not propose, approve or consent to (or non-consent to) any operation or activity (or series of related operations or activities) on the Assets or otherwise commit to make any capital expenditure or operating expense, in each case, reasonably anticipated to cost the owner of the Assets more than Seventy Five Thousand Dollars ($75,000), net to Seller’s interest; provided, however, that, notwithstanding the foregoing, the Seller have the right to conduct any operation or activity (or propose or make a commitment to make any capital expenditure or operating expense) with respect to any of the Assets that is, in each case, primarily related to operations or activities with respect to the maintenance or replacement of any failed or malfunctioning electric submersible pump (ESP) located on the Assets if, and to the extent, the costs and expenses paid and/or incurred (or contemplated to be paid and/or incurred) in connection therewith would not, and would not reasonably be expected to, cost the owner of the affected Assets more than Two Hundred Thousand Dollars ($200,000), net to Seller’s interest;

56

(i)    maintain in all material respects (i) all material Permits that are maintained by Seller or any of its Affiliates with respect to the Assets as of the Execution Date and (ii) all Credit Support;

(j)    not elect to go non-consent pursuant to a joint operating agreement as to any proposed operation on any of the Leases or Wells;

(k)   not voluntarily relinquish its position as operator to anyone other than Purchaser (or an Affiliate of Purchaser) with respect to any of the Assets operated by Seller or any Affiliate thereof, or voluntarily abandon any of the Assets other than as required pursuant to the terms of a Lease or applicable Law;

(l)    not waive, compromise or settle any right or claim with respect to any of the Assets, except to the extent (i) such right is an Excluded Asset or would not reasonably be expected to adversely affect (other than in a de minimis respect) the ownership, operation or value of the Assets after Closing or (ii) such claim is a Retained Obligation and would not adversely affect, or be reasonably expected to adversely affect, Purchaser or the ownership or operation of the Assets after Closing;

(m)   not (i) make, change or revoke any Tax election, (ii) change an annual accounting period, (iii) adopt or change any accounting method with respect to Taxes, (iv) file any amended Tax Return, (v) enter into any closing agreement, (vi) settle or compromise any Tax claim or assessment, or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes;

(n)   timely pay all Asset Taxes that become due and payable prior to the Closing (other than those being contested in good faith in appropriate proceedings); and

(o)   not enter into any agreement or commitment to do or not do, as applicable, any of the foregoing.

Requests for approval of any action restricted by this Section 6.3 shall be delivered to either of the individuals listed on Schedule 6.3-Part B, which requests may be delivered electronically to such individual’s email address set forth on Schedule 6.3-Part B (provided that receipt of such email is requested and received, including automatic receipts), each of whom shall have full authority to grant or deny such requests for approval on behalf of Purchaser.

Purchaser’s approval of any action restricted by this Section 6.3 shall be considered granted in full within five (5) Business Days (unless a shorter time, not to be less than 48 hours, is reasonably required by the circumstances and such shorter time is specified in Seller’s notice) of delivery of Seller’s notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary during that period. Notwithstanding the foregoing provisions of this Section 6.3, in the event of an emergency, Seller may take such action as reasonably necessary and shall notify Purchaser of such action promptly thereafter. Purchaser acknowledges that Seller owns undivided interests in the Assets and may not be the operator of all of the Assets, and Purchaser agrees that the acts or omissions of Third Parties (including the applicable operators of the Assets) who are not Affiliates of Seller shall not constitute a violation of the provisions of this Section 6.3, nor shall any action required by a vote of Working Interest owners constitute such a violation so long as Seller and its controlled Affiliates have voted their respective interests or exercised any applicable rights under any applicable Contracts in a manner consistent with the provisions of this Section 6.3. If any specific action or inaction that is expressly approved (and not, for the avoidance of doubt, considered granted due to the expiration of the five (5) Business Day period described above) by Purchaser pursuant to this Section 6.3 would, in and of itself, constitute a breach of one or more of Seller’s representations and warranties in Article 4 or Seller’s covenants or agreements contained in this Agreement, the taking of such action or any such inaction by Seller to which Purchaser expressly consented shall not, in and of itself, constitute a breach of such representations, warranties, covenants or agreements.

57

6.4 Indemnity Regarding Access. Purchaser’s access to the Assets and its (and its Affiliates and Representatives) examinations and inspections, whether under Sections 6.1, 3.4, or otherwise, shall be at Purchaser’s sole risk, cost, and expense, and Purchaser waives and releases all claims against Seller, ITS Affiliates, and each member of the Seller group, arising in any way therefrom, or in any way connected therewith, eXCEPT TO THE EXTENT CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS. Purchaser agrees to indemnify, defend, and hold harmless Seller and each member of the Seller Group, the other owners of interests in the Properties, and all such Persons’ directors, officers, employees, agents, and other Representatives from and against any and all Damages, including Damages attributable to personal injury, death, or property damage, to the extent arising out of, or relating to, access to the Assets prior to the Closing by Purchaser, its Affiliates, or its or their respective directors, officers, employees, agents, or other Representatives, even if caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any indemnified Person, eXCEPT (a) TO THE EXTENT CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS (b) TO the EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO the DISCOVERY OF CONDITIONS EXISTING ON the ASSETS PRIOR TO THE EXECUTION DATE OR (c) ANY PRE-EXISTING ENVIRONMENTAL CONDITIONS DISCOVERED OR UNCOVERED AS A RESULT OF SUCH ACCESS, EXAMINATION OR INSPECTION TO THE EXTENT ANY SUCH ENVIRONMENTAL CONDITIONS WERE NOT EXACERBATED BY SUCH ACCESS, EXAMINATION OR INSPECTION. SUBJECT TO, AND WITHOUT LIMITATION OF PURCHASER’S RIGHT TO INDEMNIFICATION PURSUANT TO ARTICLE  11 FOR BREACHES OF, OR INACCURACIES IN, SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE  4 OR SET FORTH IN THE CORRESPONDING CERTIFICATION IN THE CERTIFICATE TO BE DELIVERED AT CLOSING PURSUANT TO SECTION  8.2(f) AS TO THE ACCURACY AS OF THE CLOSING DATE OF THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE  4, AND THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE OTHER TRANSACTION AGREEMENTS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER RECOGNIZES AND AGREES THAT ALL MATERIALS, DOCUMENTS, SAMPLES, REPORTS, AND OTHER INFORMATION OF ANY TYPE AND NATURE MADE AVAILABLE TO IT, ITS AFFILIATES OR REPRESENTATIVES, IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, WHETHER MADE AVAILABLE PURSUANT TO Article 6 OR OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS, DOCUMENTS, SAMPLES, REPORTS, AND OTHER INFORMATION, AND NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO SUCH INFORMATION SUPPLIED TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES AND PURCHASER EXPRESSLY AGREES THAT, SUBJECT TO THE FOREGOING LIMITATIONS, ANY RELIANCE UPON such information, OR CONCLUSIONS DRAWN THEREFROM, SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

58

6.5 Governmental Reviews.

(a)   Seller and Purchaser shall each in a timely manner make (or cause their applicable Affiliates to make) (i) all required filings, and prepare applications to, and conduct negotiations with, each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (ii) provide such information as the other may reasonably request in order to make such filings, prepare such applications and conduct such negotiations. Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations at the sole cost and expense of such other Party. Purchaser shall bear the cost of all filing or application fees payable to any Governmental Authority with respect to the transactions contemplated by this Agreement, regardless of whether Purchaser, Seller, or any Affiliate of any of them is required to make the payment.

(b)   Without limitation of Section 12.4, on or before the Closing Date, Purchaser shall post or obtain such Credit Support that is set forth on Schedule 4.18 as is required by the applicable Governmental Authority or Contract counterparty for Purchaser’s ownership and/or of the Assets, and shall provide Seller with evidence of the same.

(c)   Promptly after Closing, Purchaser (with the assistance of Seller, subject to Section 12.3) shall make all filings with any applicable Governmental Authority (including in each applicable county), as may be required to properly assign and transfer the Assets from Seller to Purchaser.

6.6 Further Assurances. After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

6.7 Supplemental Disclosures.

(a)   Purchaser agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until three (3) Business Days before the Target Closing Date to, in good faith, add to, supplement or amend or create any Seller Disclosure Schedules to its representations and warranties in Article 4 to the extent necessary to identify any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Seller Disclosure Schedules and Seller shall provide any additional information regarding such matter that is within its possession or control to the extent reasonably requested by Purchaser. For all purposes of this Agreement, including for purposes of determining whether the conditions to Closing of Purchaser set forth in Article 7 have been fulfilled or satisfied, the Seller Disclosure Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if as a result of the matter that is the subject of such addition, supplement or amendment the conditions to Closing of Purchaser set forth in Article 7 are not satisfied or fulfilled as of the Closing Date, and nonetheless Purchaser elects to waive such conditions and proceed with the Closing, and the Closing shall occur, then, for purposes of Article 11, then all matters giving rise to Purchaser’s termination right shall be deemed waived and Purchaser shall not be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters; provided, that Purchaser shall not waive its rights under Article 11 with respect to any matters arising under this Section 6.7(a) that did not cause the conditions of Closing of Purchaser to fail to be satisfied.

59

(b)   Seller agrees that, with respect to the representations and warranties of Purchaser contained in this Agreement, Purchaser shall have the continuing right until three (3) Business Days before the Closing Date to, in good faith, add to, supplement, amend or create any Purchaser Disclosure Schedules to its representations and warranties in Article 5 to the extent necessary to identify any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Purchaser Disclosure Schedules and Purchaser shall provide any additional information regarding such matter that is within its possession or control to the extent reasonably requested by Seller. For all purposes of this Agreement, including for purposes of determining whether the conditions to Closing of Seller set forth in Article 7 have been fulfilled or satisfied, the Purchaser Disclosure Schedules to Purchaser’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if as a result of the matter that is the subject of such addition, supplement or amendment the conditions to Closing of Seller set forth in Article 7 are not satisfied or fulfilled as of the Closing Date, and nonetheless Seller elects to waive such conditions and proceed with the Closing, and the Closing shall occur, then, for purposes of Article 11, then all matters giving rise to Seller’s termination right shall be deemed waived and Seller shall not be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters; provided, that Seller shall not waive its rights under Article 11 with respect to any matters arising under this Section 6.7(b) that did not cause the conditions of Closing of Seller to fail to be satisfied.

6.8 NYSE Listing. Purchaser shall use its reasonable best efforts to cause the Stock Closing Payment to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

6.9 Conduct of Purchaser. Except (x) as set forth on Schedule  6.9-Part A, (y) for actions taken as may be required by Law or (z) with the prior written consent of Seller (which consent shall not be unreasonably delayed, withheld or conditioned), from the Execution Date until the Closing, Purchaser shall and shall cause its subsidiaries to (a) (i) not amend the certificate of incorporation of Purchaser and (ii) not amend the bylaws of Purchaser in a manner that would adversely affect in any material respect the shares of Purchaser Common Stock to be issued to Seller hereunder or Seller’s rights with respect thereto; (b) not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; and (c) not enter into an agreement or commitment that would cause Seller to violate any of the foregoing covenants. Requests for approval of any action restricted by this Section 6.9 shall be delivered to either of the individuals set forth on Schedule 6.9-Part B, which requests may be delivered electronically to such individual’s email address set forth on Schedule 6.9-Part B (provided that receipt of such email is requested and received, including automatic receipts), each of whom shall have full authority to grant or deny such requests for approval on behalf of Seller. Seller’s approval of any action restricted by this Section 6.9 shall not be unreasonably withheld or delayed and shall be considered granted in full within five (5) Business Days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Purchaser’s notice) of delivery of Purchaser’s notice to Seller requesting such consent unless Seller notifies Purchaser to the contrary during that period. If any specific action or inaction that is expressly approved (and not, for the avoidance of doubt, considered granted due to the expiration of the five (5) Business Day period described above) by Seller pursuant to this Section 6.9 would, in and of itself, constitute a breach of one or more of Purchaser’s representations and warranties in Article 5 or Purchaser’s covenants or agreements contained in this Agreement, the taking of such action or any such inaction by Purchaser to which Seller expressly consented shall not, in and of itself, constitute a breach of such representations, warranties, covenants or agreements.

6.10   Operatorship. As soon as reasonably practicable following Closing, Seller will (and will cause its applicable Affiliates) to send out notifications of its resignation as operator under any Contracts, effective as of the Closing Date, for all Properties that Seller (or any Affiliate of Seller) currently operates and transfers to Purchaser pursuant to this Agreement. Seller makes no representation and/or warranty to Purchaser as to the transferability or assignability of operatorship of such Properties. Seller agrees, however, that, as to the Assets it or any Affiliate of it operates, it shall use its commercially reasonable efforts to support Purchaser’s effort to become successor operator of such Properties effective as of Closing and to designate, to the extent legally possible and permitted under any applicable joint operating agreement or other agreement, Purchaser as successor operator of such Properties effective as of the Closing. Purchaser acknowledges that the rights and obligations associated with such Properties are governed by applicable agreements and that operatorship will be determined by the terms of those agreements. Notwithstanding anything to the contrary contained in this Section  6.10, the Parties shall execute the applicable change of operator forms for all Wells currently operated by Seller or its Affiliates, naming Purchaser (or its designated Affiliate) as operator of such Wells with the Oklahoma Corporation Commission at Closing as provided in Section  8.2(k).

60

6.11   Hedging Matters.

(a)   Between the Execution Date and the Closing Date, upon Purchaser’s written notice to Seller, Seller shall execute Hedges in accordance with Schedule 6.11 (the “Additional Hedges”), including in the types, terms, duration and amounts set forth on such Schedule 6.11; provided, however, that the hedge counterparty for any Additional Hedge shall be an existing hedge counterparty for the Seller or as otherwise approved by Purchaser in its sole discretion. Seller shall reasonably cooperate with Purchaser to allow a representative of Purchaser to be present during the execution of the Additional Hedges. Promptly following the execution of the Additional Hedges, Seller will deliver to Purchaser a true, correct, and complete copy of all confirmations or other agreements evidencing the Additional Hedges.

(b)   At Closing, Purchaser shall execute and deliver, or cause its applicable Affiliates to execute and deliver, to each Assumed Hedge counterparty a Novation Agreement (and any other agreements, security instruments or pledges required in connection therewith) for purposes of novating the Assumed Hedges from Seller to Purchaser or an Affiliate of Purchaser (each such novation, an “Assumed Hedge Novation”). Purchaser shall bear one hundred percent (100%) of all novation fees or other out of pocket costs, fees and expenses payable to any Assumed Hedge counterparty in connection with any of the Assumed Hedge Novations. Any and all Assumed Hedges that are executed by Seller and novated to Purchaser or its designated Affiliate in accordance with this Section 6.11(b) together with any hedging transactions pursuant to the Assumed Hedges that are settled between the Execution Date and the Closing Date in the ordinary course of business shall be deemed Assets for all purposes under this Agreement.

(c)   Seller agrees to cooperate in a timely and reasonable manner with the execution, delivery and performance of any such Novation Agreement and other related agreements or documentation described in Section 6.11(b) at the sole cost and expense of Purchaser; such actions shall include, upon Seller’s receipt of Purchaser’s prior written request and consent, (i) executing and delivering an amendment to any Assumed Hedge (which shall be effective and conditioned on the occurrence of Closing); and (ii) making introductions of Purchaser to Seller’s Assumed Hedge counterparties and existing lenders and facilitating relevant coordination between Purchaser and such lenders.

(d)   If on the Closing Date, (i) Purchaser has not executed and/or delivered a Novation Agreement or the other related agreements or documentation described in this Section 6.11; and/or (ii) the proposed counterparty thereto has not indicated it has finalized and is prepared to execute and deliver a Novation Agreement or such other agreements and documents by the Closing Date (any such Assumed Hedge, an “Untransferred Hedge Contract”), then (A) Seller shall terminate and liquidate any such Untransferred Hedge Contract at Closing and (B) at the Closing, Purchaser shall fund and pay each applicable counterparty to each such Untransferred Hedge Contract any and all Hedge Losses in accordance with such Assumed Hedge owed to each such counterparty in connection with the termination and liquidation of any such Untransferred Hedge Contracts and shall be entitled to any Hedge Gains payable to Seller in connection with the termination and liquidation of each such Untransferred Hedge Contract.

61

6.12   Financial Information.

(a)   Seller shall, as promptly as practicable following the date of this Agreement (and in any event prior to the Closing):

(i)    prepare or cause to be prepared the audited financial statements of Seller as of December 31, 2025, and related consolidated statements of operations and cash flows, together with all related notes thereto and accompanied by reports thereon of the independent auditor of HoganTaylor LLP (the “Audit Firm”), in each case, in accordance with GAAP consistently applied (the “Audited 2025 Financial Statements”);

(ii) use commercially reasonable efforts to prepare or cause to be prepared a reserve report of Seller as of December 31, 2025, covering all or substantially all of the Properties that has been audited by Pinnacle Energy Services, LLC (the “Reserve Engineer” and such report, the “Audited 2025 Reserve Report”);

(iii) request the Audit Firm to cooperate with Purchaser and its Representatives as reasonably requested by Purchaser to cause the Audited 2025 Financial Statements to comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act or Regulation S-K, as applicable, including Regulation S-X promulgated by the SEC (“Regulation S-X”) and other rules and regulations of the SEC with respect to reporting obligations of Purchaser and its Affiliates under the Exchange Act or any registration of securities under the Securities Act; and

(iv)   assist Purchaser as reasonable requested by Purchaser (A) in the preparation of unaudited consolidated statements of the financial position of Seller as of March 31, 2026 and the related statements of operations and cash flows for the three (3) month period then ended, in each case, in accordance with GAAP consistently applied ( the “2026 Interim Financial Statements”) and (B) in causing the Audit Firm to cooperate with Purchaser and its Representatives to cause such unaudited financial statements to comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act or Regulation S-K, as applicable, including Regulation S-X and other rules and regulations of the SEC with respect to reporting obligations of Purchaser and its Affiliates under the Exchange Act or any registration of securities under the Securities Act. Seller shall as soon as reasonably practicable after the Execution Date and in any event no later than 74 days after the Closing Date, deliver the Audited 2025 Financial Statements and the 2026 Interim Financial Statements to Purchaser.

(b)   At no expense to Seller, Seller shall, and shall cause each of its Affiliates and its and their accountants, auditors and other Representatives to make available to Purchaser and its Affiliates and their Representatives any and all Records to the extent in Seller’s or its Affiliates’ possession or control and to which Seller and its Affiliates’ personnel have access, in each case, as reasonably requested by Purchaser, its Affiliates and their Representatives in order to prepare financial statements in connection with Purchaser’s or its Affiliates’ filings, if any, that are required by the SEC, under securities Laws applicable to Purchaser and its Affiliates, or financial statements meeting the requirements of Regulation S-X under the Securities Act (the “Purchaser Financial Statements”).

(c)   Seller shall use commercially reasonable efforts to cause its accountants, counsel, agents, other Representatives and other Persons to cooperate with Purchaser and its Representatives in connection with the preparation by Purchaser of the Purchaser Financial Statements that are required to be included in any filing by Purchaser or its Affiliates with the SEC, including to use their commercially reasonable efforts to cause the Audit Firm and the Reserve Engineer to provide its consent or comfort letter from time to time as reasonably requested by Purchaser or its Affiliates with respect to any such filing or any offering of Purchaser’s securities. If requested by Purchaser or any of its Representatives, Seller shall use commercially reasonable efforts to execute and deliver, or shall use commercially reasonable efforts to cause its Affiliates to execute and deliver, to the Audit Firm such representation letters, in form and substance customary for representation letters provided to external audit firms by management of the company whose financial statements are the subject of an audit, as may be reasonably requested by the Audit Firm, with respect to the Purchaser Financial Statements, including, as requested, representations regarding internal accounting controls and disclosure controls.

62

(d)   Purchaser shall bear all costs and expenses incurred by the Parties in connection with this Section 6.12, including, without limitation, those associated with the preparation of the Audited 2025 Financial Statements and the 2026 Interim Financial Statements pursuant to Section 6.12(a) and 6.12(a)(iv), respectively, and the Audited 2025 Reserve Report pursuant to Section 6.12(a)(ii).

6.13   Available Employees.

(a)   No later than five (5) days after the Execution Date, Seller shall deliver to Purchaser a complete and accurate list (the “Available Employee List”) identifying all field level employees of Seller or any of its Affiliates whose primary job responsibilities relate to the operation of the Assets (the “Available Employees”), including each such employee’s name, job title, date of hire, current annual base compensation, and work location.

(b)   From and after Purchaser’s receipt of the Available Employee List, Purchaser shall have the right (but not the obligation) to interview and consider for employment any or all of the Available Employees. Seller shall cooperate with Purchaser’s efforts to interview Available Employees and shall make such employees reasonably available for interviews during normal business hours. Purchaser shall have no obligation to offer employment to, or hire, any Available Employee

(c)   Seller shall be solely responsible for all obligations and liabilities relating to the Available Employees, including, without limitation, all severance, termination payments, continuation coverage under COBRA, accrued vacation, bonuses, and other compensation or benefits arising from or related to the termination of employment of any Available Employee whom Purchaser does not hire. Purchaser shall have no obligation or liability for any severance, separation pay, or similar payments or benefits with respect to any Available Employee whom Purchaser does not offer employment to or hire, regardless of whether such termination occurs prior to, on, or after the Closing Date.

(d)   Seller acknowledges and agrees that Purchaser is acquiring the Assets and not a business operation, and nothing in this Agreement shall be construed to create any obligation on the part of Purchaser to offer employment to or continue the employment of any employee of Seller or any of its Affiliates. No Available Employee shall be deemed a third-party beneficiary of this Section 6.13 or any other provision of this Agreement.

(e)   Prior to the Closing, Seller shall not, without Purchaser’s prior written consent, (i) make any material changes to the compensation or benefits of any Available Employee, (ii) terminate any Available Employee (other than for cause), or (iii) transfer any Available Employee to a position or location that does not primarily relate to the Assets.

6.14   Lock-Up of Closing Adjustment Shares and Indemnity Shares.

(a)   Seller hereby irrevocably agrees, without the prior written consent of Purchaser, except to the extent expressly permitted pursuant to the terms of the Registration Rights Agreement, not to, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) any Closing Adjustment Shares or Holdback Shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any such Closing Adjustment Shares or Holdback Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any such Closing Adjustment Shares or Holdback Shares, as applicable, or other equity interests, other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.

63

(b)   The restrictions set forth in Section 6.14(a) shall terminate with respect to a Closing Adjustment Share upon the removal of the Contract Legend for such Closing Adjustment Share by the Transfer Agent pursuant to Section 8.4.

(c)   The restrictions set forth in Section 6.14(a) shall terminate with respect to a Holdback Share upon the removal of the Holdback Legend for such Indemnity Share by the Transfer Agent pursuant to Section 8.5.

6.15   Financing.

(a)   Prior to the Closing, Seller shall use its reasonable best efforts to provide to Purchaser, and shall use its reasonable best efforts to cause its Representatives to provide, in each case at Purchaser’s sole expense, all cooperation reasonably requested by Purchaser that is customary in connection with the arrangement of the debt financing by the Debt Financing Sources (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of Seller), including using reasonable best efforts to (i) to the extent requiring the cooperation of or is within the control of Seller, reasonably assist Purchaser and the Debt Financing Sources in the preparation of the definitive agreements with respect to any debt financing provided by the Debt Financing Sources, including any schedules thereto and certificates delivered in connection therewith; (ii) furnishing Purchaser, its Representatives and the Debt Financing Sources with any requested financial information available to Seller or which can be prepared by Seller without undue burden or expense, (iii) provide Purchaser all documentation and other information with respect to Seller as shall have been reasonably requested in writing by the Purchaser at least ten (10) Business Days prior to the Closing Date that is required by U.S. regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and, (iv) facilitate the pledging of collateral, including the delivery of original share certificates and executing and delivering any customary pledge and security documents, which shall not be effective earlier than the Closing, (v) making the appropriate personnel of Seller and its respective Affiliates reasonably available to Purchaser and the Debt Financing Sources to answer questions and assist in Purchaser’s and the Debt Financing Sources’ review of Seller’s financial and accounting records relating to the Transaction, (vi) participation in meetings, drafting sessions, rating agency presentations and due diligence sessions, (vii) assisting Purchaser and the Debt Financing Sources in the preparation of (A) a customary offering document for any debt financing, and (B) materials for rating agency presentations (provided, that Purchaser shall not submit any materials to rating agencies in respect of Transaction Agreements that have not been reviewed and approved by Seller), (viii) reasonably cooperating with the syndication efforts of Purchaser and the Debt Financing Sources, (ix) facilitating the receipt of documentation that will evidence the repayment of the existing indebtedness, guarantee releases and releases of any liens securing such existing indebtedness,(x) cooperating with the due diligence investigation by the Debt Financing Sources and (xi) obtaining the consent of, and customary comfort letters from, Seller’s independent accountants (and providing customary management letters and requesting legal letters to obtain such consent) if necessary or desirable for Purchaser’s use of Seller’s financial statements.

(b)   Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably and materially disrupt the business or operations of Seller, (ii) nothing in this Section 6.15 shall require cooperation to the extent that it would cause any breach of any Law binding on Seller, (iii) Seller shall not be required to pay any commitment or other similar fee, or any other fees or expenses, bear any cost or expense or make any other payment in connection with the any debt financing and (iv) none of Seller or its directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to any debt financing the effectiveness of which is not contingent upon the Closing or which would be effective prior to the Closing and the directors and managers of Seller shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which such debt financing is obtained, in each case which are effective prior to the Closing.

64

6.16   Suspense Fund Information. Within five (5) Days of the Execution Date, Seller shall deliver to Purchaser a schedule setting forth, for each amount included in Suspense Funds: (i) the date on which such amount was first held in suspense, (ii) the amount held, (iii) the calculation of interest thereon, (iv) all accounting data necessary to calculate the interest on the Suspense Funds (including information for accessing the accounts where such Suspense Funds are held), and (v) any supporting information related thereto (collectively, the “Suspense Fund Information”). No less than five (5) Days prior to Closing, Purchaser shall calculate the accrued interest and penalties on the Suspense Funds (the “Suspense Fund Interest”) and deliver such calculation to Seller. Purchaser’s calculation of the Suspense Fund Interest shall control for purposes of Closing. In the event of any dispute regarding the calculation of the Suspense Fund Interest, such dispute shall first be referred to the Accounting Arbitrator for resolution in accordance with Section 8.4(c) whose review shall be limited to calculation of principal suspense amounts owed only and, if necessary, then to the Title Arbitrator for resolution in accordance with Section 3.10 whose review shall be limited to the title status of underlying accounts to which such amounts are owed.

Article 7
CONDITIONS TO CLOSING

7.1 Conditions of Seller to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of Seller, waiver in writing, on or prior to Closing of each of the following conditions:

(a)   (i) The Purchaser Fundamental Representations shall be true and correct in all respects as of the Execution Date and as the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Purchaser set forth in Article 5 shall be true and correct as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except, in the case of this clause (ii), for such failures of representations and warranties of Purchaser to be so true and correct as, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect; provided, however, that any representation or warranty qualified by materiality or Purchaser Material Adverse Effect shall be deemed not to be so qualified for the purposes of this Section 7.1(a);

(b)   Purchaser shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by substantiality, materiality, Purchaser Material Adverse Effect), all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

(c)   On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial Damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Seller or its Affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from Seller or any Affiliate of Seller resulting therefrom;

65

(d) The net sum of all downward adjustments to the Purchase Price to be made pursuant to Sections 2.3(a) and 2.3(b) shall be less than or equal to twenty percent (20%) of the Base Purchase Price;

(e) The Stock Closing Payment shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

(f)  Purchaser shall have delivered or be prepared to deliver all of the deliverables Purchaser is required to deliver pursuant to Section 8.3.

7.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of Purchaser, waiver, on or prior to Closing of each of the following conditions:

(a)   (i) The Seller Fundamental Representations shall be true and correct in all respects as of the Execution Date and as the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Seller set forth in Article 4 shall be true and correct as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except, in the case of this clause (ii), for such failures of representations and warranties of Seller to be so true and correct as, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect; provided, however, that any representation or warranty qualified by materiality or Seller Material Adverse Effect shall be deemed not to be so qualified for the purposes of this Section 7.2(a);

(b)   Seller shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by substantiality, materiality, Seller Material Adverse Effect), all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c)   On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial Damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Purchaser or any of its Affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from Purchaser or any Affiliate of Purchaser resulting therefrom;

(d)   The net sum of all downward adjustments to the Purchase Price to be made pursuant to Sections 2.3(a) and 2.3(b) shall be less than or equal to twenty percent (20%) of the Base Purchase Price;

(e)   The conditions to closing under the Alchemist PSA shall have been satisfied (or waived) as of the Closing Date and the parties to the Alchemist PSA shall be ready to proceed with the “Closing” (as defined in the Alchemist PSA) simultaneously with the Closing hereunder; and

(f)    Seller shall have delivered or be prepared to deliver all of the deliverables Seller is required to deliver pursuant to Section 8.2.

66

Article 8

CLOSING

8.1 Time and Place of Closing. The consummation of the purchase and sale of the Assets contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Seller, take place remotely, at 8:00 AM local time, on July 1, 2026 (the “Target Closing Date”), or if all conditions in Article 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 10. The date on which the Closing occurs with respect to any Asset is referred to herein as the “Closing Date” for such Asset.

8.2 Obligations of Seller at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

(a)   Counterparts of the Assignment and Bill of Sale, duly executed and acknowledged by Seller, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b)    Counterparts of the Mineral Deed, duly executed and acknowledged by Seller, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(c)   Assignments in form required by any Governmental Authority for the assignment of any Assets controlled by such Governmental Authority, duly executed and acknowledged (to the extent so required) by Seller, in sufficient duplicate originals to allow recording and filing in all appropriate offices;

(d)   A certificate of non-foreign status of Seller meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2);

(e)   Letters-in-lieu of transfer or division orders executed by Seller to reflect the transaction contemplated hereby, which letters shall be on forms prepared by Seller and reasonably satisfactory to Purchaser;

(f)    A certificate from Seller duly executed by an authorized officer of Seller, dated as of the Closing, certifying on behalf of Seller, that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled;

(g)   A validly executed IRS Form W-9 of Seller;

(h)   Where notices of approval, consent, or waiver are received by Seller pursuant to a filing or application under Section 6.5, copies of such notices;

(i)    Any other forms or instruments required by any Governmental Authority relating to the assignments or transfer of any interest in or to any of the Assets;

(j)    Releases and terminations of any mortgages, deeds of trust, assignments of production, financing statements, and fixture filings burdening the Assets (including, for purposes of clarity, UCC-3s), which releases and terminations shall be in form and substance reasonably satisfactory to Purchaser;

67

(k)   Appropriate change of operator forms for the Assets operated by Seller or any of its Affiliates, designating Purchaser as operator of such Assets;

(l)    The Preliminary Settlement Statement, duly executed by Seller;

(m)   A counterpart of the Transition Services Agreement, duly executed by Seller;

(n)   The Audited 2025 Financial Statements and the Audited 2025 Reserve Report;

(o)   A counterpart of the Registration Rights Agreement, duly executed by Seller;

(p)   The Termination and Release of Joint Operating Agreement, duly executed and acknowledged by Seller; and

(q)   All other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Purchaser.

8.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 8.2:

(a)   Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(i)    A wire transfer of the Cash Closing Payment in same-day funds to an account specified by Seller;

(A)   A wire transfer of the Defect Escrow Amount in same day funds to the Defect Escrow Account as provided in Section 3.8(e), if applicable.

(ii) Counterparts of the Assignment and Bill of Sale, duly executed and acknowledged by Purchaser, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(iii) Counterparts of the Mineral Deed, duly executed and acknowledged by Purchaser, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(iv)   Assignments in form required by any Governmental Authority for the assignment of any Assets controlled by such Governmental Authority, duly executed and acknowledged (to the extent so required) by Purchaser, in sufficient duplicate originals to allow recording and filing in all appropriate offices;

(v)   A certificate duly executed by an authorized officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled

(vi)   A counterpart of the Registration Rights Agreement, duly executed by Purchaser;

(vii) Where notices of approval, consent, or waiver are received by Purchaser pursuant to a filing or application under Section 6.5, copies of such notices;

68

(viii) Evidence of replacement of all Credit Support to the extent required pursuant to Section 6.5(b);

(ix)   Any other forms or instruments required by any Governmental Authority relating to the assignments or transfer of any interest in or to any of the Assets;

(x)   The Preliminary Settlement Statement, duly executed by Purchaser;

(xi)   Evidence reasonably satisfactory to Seller of the satisfaction of the condition set forth in Section 7.1(e);

(xii) A counterpart of the Transition Services Agreement, duly executed by Purchaser; and

(xiii) All other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Seller; and

(b)   Purchaser shall cause to be issued to Seller in book entry form, and shall provide evidence reasonably satisfactory to Seller of, the following:

(i)    The Stock Closing Payment (which, for the avoidance of doubt, shall exclude (i) the Closing Adjustment Shares and (ii) the Holdback Shares), which shall contain or be subject to the restrictive legend on the books and records of the Transfer Agent;

(ii) The Closing Adjustment Shares, which shall contain (A) the restrictive legend and (B) the Contract Legend identifying such shares as “Closing Adjustment Shares,” in each case, on the books and records of the Transfer Agent; and

(iii) The Holdback Shares, which shall contain (A) the restrictive legend and (B) the Holdback Legend, in each case, on the books and records of the Transfer Agent.

8.4 Closing Payment and Post-Closing Purchase Price Adjustments.

(a)   Not later than June 26, 2026, Seller shall in good faith prepare and deliver to Purchaser, using and based upon the best information available to Seller, a draft preliminary settlement statement (the “Preliminary Settlement Statement”) setting forth Seller’s good faith estimate of the (i) adjusted Purchase Price for the Assets as of the Closing Date, in each case, after giving effect to all adjustments set forth in Section 2.3, and (ii) the amount of (A) the Cash Consideration less (B) the Deposit and less (C) the cash included Defect Escrow Amount (if applicable), which shall constitute the dollar amount to be payable by Purchaser to Seller in cash at Closing (the “Cash Closing Payment”) and (iii) the number of shares of Purchaser Common Stock constituting the Stock Consideration less (A) the Holdback Shares and less (B) the numbers of shares included in the Defect Escrow Amount (if applicable) (such shares, the “Closing Adjustment Shares”), which shall constitute the share consideration to be issued to Seller at Closing (the “Stock Closing Payment” and, together with the Cash Closing Payment, the “Closing Payment”). Seller shall supply to Purchaser reasonable documentation in the possession or control of Seller and its Affiliates to support the items for which adjustments are proposed or made in the Preliminary Settlement Statement delivered by Seller and a reasonably detailed explanation of any such adjustments and the reasons therefor; provided, that for the avoidance of doubt, the supporting documentation delivered by Seller under this Agreement and any other information provided by Purchaser for preparation of the Preliminary Settlement Statement hereunder shall be the sole documentation and information that the Parties will consider for purposes of the preparation of the Preliminary Settlement Statement under this Agreement (and in the event of any conflict between documentation and support delivered under this Agreement and documentation and support delivered under any Tag-Along PSA, the documentation and support delivered under this Agreement shall be the sole documentation and information considered hereunder). Not later than June 30, 2026, Purchaser may deliver to Seller a written report containing all changes that Purchaser proposes to be made to the Preliminary Settlement Statement, if any, together with a brief explanation of any such changes. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Base Purchase Price at Closing; provided that if the Parties cannot agree on all adjustments set forth in the Preliminary Settlement Statement prior to the Closing, then any adjustments as set forth in the Preliminary Settlement Statement as presented by Seller (with any amendments or modifications thereto that were so agreed between the Parties) will be used to adjust the Base Purchase Price at Closing. For purposes of clarity, Purchaser’s failure to propose any changes to the Preliminary Settlement Statement and/or Purchaser’s agreement to all or any portion of the Preliminary Settlement Statement proposed by Seller shall not, and shall not be deemed or construed to, prejudice any of Purchaser’s rights hereunder (including, for purposes of clarity, Purchaser’s right to dispute any adjustment or amount set forth in the Preliminary Settlement Statement in connection with the final calculation and determination of the Purchase Price pursuant to Section 8.4(b) and/or 8.4(c), as applicable).

69

(b)   As soon as reasonably practicable after the Closing but not later than the ninetieth (90th) day following the Closing Date, Seller shall prepare and deliver to Purchaser a draft statement setting forth the final calculation of the Purchase Price (the “Final Settlement Statement”) and showing the calculation of each adjustment under Section 2.3, based on the most recent actual figures available for each adjustment. Seller shall make such reasonable documentation as is in Seller’s or any of its Affiliates possession or control available to support the final figures set forth in the Final Settlement Statement; provided, that for the avoidance of doubt, the supporting documentation delivered by Seller under this Agreement and any other information provided by Purchaser for preparation of the Final Settlement Statement hereunder shall be the sole documentation and information that the Parties will consider for purposes of the preparation of the Final Settlement Statement under this Agreement (and in the event of any conflict between documentation and support delivered under this Agreement and documentation and support delivered under any Tag-Along PSA, the documentation and support delivered under this Agreement shall be the sole documentation and information considered hereunder). As soon as reasonably practicable, but not later than the thirtieth (30th) day following receipt of such Final Settlement Statement from Seller (as such time period may be extended as described below, the “Purchaser Comment Deadline”), Purchaser may deliver to Seller a written report containing any changes that Purchaser proposes be made to such Final Settlement Statement. Seller may deliver a written report to Purchaser on or prior to the Purchaser Comment Deadline reflecting any changes that Seller proposes to be made to the Final Settlement Statement as a result of additional information received after the Final Settlement Statement was first prepared and delivered to Purchaser hereunder (and if any such written report is delivered by Seller to Purchaser on or after the date that is five (5) Business Days before the Purchaser Comment Deadline, then the Purchaser Comment Deadline will be automatically extended for five (5) Business Days). If Purchaser does not deliver such report to Seller on or before the Purchaser Comment Deadline, Purchaser shall be deemed to have agreed with Seller’s Final Settlement Statement, and such Final Settlement Statement shall become final and binding upon the Parties.

70

(c)   The Parties shall undertake to agree on the Final Settlement Statement of the Purchase Price no later than ninety (90) days after the delivery to Purchaser of Seller’s initial Final Settlement Statement. In the event that the Parties cannot reach agreement on the final Purchase Price within such period of time, any Party may refer the items of adjustment which are in dispute to, the Houston, Texas office of a nationally-recognized independent accounting firm or consulting firm mutually acceptable to both Purchaser and Seller (the “Accounting Arbitrator”), for review and final determination by arbitration. If Purchaser and Seller have not agreed upon a mutually acceptable Accounting Arbitrator within ten (10) Business Days, Seller shall, within ten (10) Business Days after the end of such initial ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Accounting Arbitrator. The Accounting Arbitrator shall conduct the arbitration proceedings in Tulsa, Oklahoma in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 8.4(c). The Accounting Arbitrator’s determination shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of any adjustment to the Purchase Price, the Accounting Arbitrator shall be bound by the terms of Article 2 and may not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific disputed aspects of Purchase Price adjustments submitted by any Party and may not award damages, interest (except as expressly provided for in this Section 8.4(c)) or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear one-half of the costs and expenses of the Accounting Arbitrator allocated to this Agreement and their own legal and accounting fees and other costs of presenting its case to the Accounting Arbitrator. Within ten (10) days after the earlier of (i) the Purchaser Comment Deadline without delivery by Purchaser to Seller of any written report with respect to the Final Settlement Statement under Section 8.4(b) or (ii) the date on which the Parties or the Accounting Arbitrator, as applicable, finally determine the Purchase Price:

(A)   if the Purchase Price exceeds the sum of (i) the Closing Payment, plus (ii) the Deposit, plus (iii) the Defect Escrow Amount (if applicable) (such excess, the “Underpayment”): (y) Purchaser shall pay to Seller an amount in cash equal to seventy five percent (75%) of such Underpayment and (z) (a) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Contract Legend from a number of Closing Adjustment Shares equal to twenty five (25%) of such Underpayment divided by the Reference Price (rounded up or down to the nearest whole number of shares of the Closing Adjustment Shares), (b) Seller shall surrender to Purchaser the remaining Closing Adjustment Shares (if any) and Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire such remaining Closing Adjustment Shares and (c) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing; provided, however, if the number of Closing Adjustment Shares exceeds an amount equal to twenty five (25%) of such Underpayment divided by the Reference Price (such excess, the “Share Underpayment”), Purchaser shall pay to Seller an aggregate amount in cash equal to the value of such Share Underpayment, determined based on the Reference Price;

(B)   if the Purchase Price is less than the sum of (i) the Closing Payment, plus (ii) the Deposit, plus (iii) the Defect Escrow Amount (if applicable) (such shortfall, the “Overpayment”): (y) Seller shall pay to Purchaser an amount in cash equal to seventy five percent (75%) of such Overpayment and (z) (a) Seller shall surrender to Purchaser a number of Closing Adjustment Shares equal to twenty five (25%) of such Overpayment divided by the Reference Price, rounded up or down to the nearest whole number of shares of the Closing Adjustment Shares) (the “Surrendered Adjustment Shares”), (b) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to (i) cancel and retire the Surrendered Adjustment Shares and (ii) remove the Contract Legend from the remaining Closing Adjustment Shares held by Seller following the surrender, cancellation and retirement of the Surrendered Adjustment Shares, and (c) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing; provided, however, that if the number of Surrendered Adjustment Shares equals or exceeds the number of Closing Adjustment Shares, (i) Seller shall surrender all of the Closing Adjustment Shares to Purchaser, (ii) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire all of the Closing Adjustment Shares; and (iii) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing; and

71

(C)   if the Purchase Price, and the Defect Escrow Amount (if applicable), are equal the Closing Payment, (x) Seller shall surrender all of the Closing Adjustment Shares to Purchaser, (y) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire all of the Closing Adjustment Shares; and (z) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing;

provided, that notwithstanding anything to the contrary set forth in any Tag-Along PSA, any disputes arising under any Tag-Along PSA with respect to the preparation, adjustment, or finalization of the settlement statements thereunder shall be referred to, and resolved together with and in the same proceeding as, any disputes arising under this Section 8.4(c). Any determination made by the Accounting Arbitrator in respect of matters in dispute under this Section 8.4(c) shall be binding upon the parties to any Tag-Along PSA for purposes of determining corresponding or related adjustments under any Tag-Along PSA, and to the extent any dispute under any Tag-Along PSA with respect to the preparation, adjustment, or finalization of the settlement statements thereunder involves items that overlap with or are dependent upon items in dispute under this Section 8.4(c), such items shall be determined solely in accordance with this Section 8.4(c) and the Accounting Arbitrator’s determination hereunder shall control.

(d)   Purchaser shall use commercially reasonable efforts to assist Seller in preparation of the Final Settlement Statement under Section 8.4(b) by furnishing invoices, receipts, reasonable access to personnel, and such other assistance as may be reasonably requested by Seller to facilitate such process post-Closing (but in no event shall Purchaser be obligated to pay or incur any funds in connection with providing such assistance).

(e)   All cash payments made or to be made under this Agreement to Seller shall be made by electronic transfer of immediately available funds to a bank account as may be specified by Seller in writing. All cash payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing.

8.5 Indemnity Holdback.

(a)   With respect to each claim for indemnification asserted by Purchaser against Seller pursuant to Article 11 during the period from and after the Closing Date up to the date that is twelve (12) months following the Closing Date (the “Holdback Period”), upon final resolution or determination of such an indemnity claim by the Parties or in accordance with Section 12.7, such indemnity claim shall be paid, if and to the extent any Holdback Shares Balance remains, by deducting from the Holdback Shares Balance a number of Holdback Shares, rounded up to the nearest whole share, equal to the aggregate amount of such Damages, divided by the Reference Price. Purchaser shall promptly (and in any event within two (2) Business Days after such resolution or determination) cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to cancel and retire the surrendered Holdback Shares. Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the surrender of any Holdback Shares. For the avoidance of doubt, the Holdback Shares shall not be the sole and exclusive recourse of Purchaser for any breach of any representation, warranty or covenant of Seller pursuant to this Agreement or any other post-Closing liability of Seller pursuant to this Agreement (including any indemnity obligation), and, if the value of Holdback Shares is insufficient to fully satisfy any amounts to which any member of the Purchaser Group may be entitled hereunder, such insufficiency shall not be deemed to prohibit, restrict or otherwise limit such member of the Purchaser Group from seeking recovery hereunder.

72

(b)   On January 1, 2027 (the “First Holdback Release Date”), Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Holdback Legend from a number of Holdback Shares equal to (i) fifty percent (50%) of the Holdback Shares Balance on the First Holdback Release Date minus (ii) the number of Holdback Shares, rounded to the nearest whole share, equal to (A) a reasonable reserve for any then-unresolved good faith claims for indemnification made pursuant to the terms of Article 11 (the “Disputed Items”) divided by (B) the Reference Price (calculated as of the First Holdback Release Date); provided, that if the number of remaining Holdback Shares in the Holdback Shares Balance is an amount that is equal to or less than fifty percent (50%) of the Holdback Shares, then all Holdback Shares shall remain subject to the Holdback Legend.

(c)   On July 1, 2027 (the “Second Holdback Release Date”), Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to remove the Holdback Legend from a number of Holdback Shares equal to (i) the Holdback Shares Balance on the Second Holdback Release Date minus (ii) the number of Holdback Shares, rounded to the nearest whole share, equal to (A) a reasonable reserve for any Disputed Claims divided by (B) the Reference Price.

(d)   Upon final resolution or determination of all Disputed Claims by the Parties or in accordance with Section 12.7, as applicable, (i) Seller shall surrender to Purchaser a number of Holdback Shares so finally determined to be owed to Purchaser (if any) (the “Purchaser Holdback Shares”), (ii) Purchaser shall cause written instructions to be delivered to the Transfer Agent instructing the Transfer Agent to (A) cancel and retire the Purchaser Holdback Shares and (B) remove the Contract Legend from the Holdback Shares held by Seller following the surrender, cancellation and retirement of the Purchaser Holdback Shares, and (iii) Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to the Transfer Agent to effect the foregoing.

(e)   Notwithstanding anything contained herein to the contrary, in connection with determining the value of the Holdback Shares under this Section 8.5, the Parties shall use the Reference Price.

Article 9
TAX MATTERS

9.1 Allocation of Asset Taxes.

(a)   Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Date and (ii) the portion of any Straddle Period ending immediately prior to the Effective Date, provided, however, with respect to both (i) and (ii), that Purchaser shall be allocated and bear Asset Taxes associated with the Hydrocarbons produced from, or attributable to, the Properties and sold during the period up to but excluding the Effective Date, if the amount earned from the sale is not received by Seller prior to the Cut-Off Date. Purchaser shall be allocated and bear all Asset Taxes attributable to (A) any Tax period beginning on or after the Effective Date and (B) the portion of any Straddle Period beginning on the Effective Date; provided, however, that Seller (not Purchaser) shall be allocated and bear the portion, if any, of any such Asset Taxes that consist of penalties, interest or additions to Tax to the extent attributable to a breach by Seller of the representations set forth in Section 4.3.

(b)   For purposes of determining the allocations described in Section 9.1(a), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii) below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Date and the portion of such Straddle Period beginning on the Effective Date by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the Effective Date, on the one hand, and the number of days in such Straddle Period that occur on or after the Effective Date, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

73

(c)   To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Asset Tax pursuant to Section 2.3 or Section 8.4, Seller and Purchaser shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount that was taken into account in the final Purchase Price, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 9.1.

9.2 Tax Returns. Without limiting Purchaser’s indemnification rights pursuant to Section 11.2(b), after the Closing Date, Purchaser shall (i) file (or cause to be filed) all Tax Returns with respect to Asset Taxes that are required to be filed after the Closing Date that relate to any Tax period ending before the Effective Date or any Straddle Period on a basis consistent with past practice except to the extent otherwise required by Law; provided that Purchaser shall use its reasonable best efforts, taking into account that the due date for a Tax Return may be contemporaneous with the closing of a Tax period, to submit each such Tax Return to Seller for its review and comment reasonably in advance of the due date therefor, and Purchaser shall incorporate any reasonable comments received from Seller up to five (5) days prior to the due date therefor and timely file any such Tax Return, and (ii) pay (or cause to be paid) prior to delinquency, all Asset Taxes relating to any Tax period that ends before or includes the Effective Date that become due after the Closing Date. In the case of any Tax Return described in clause (i) that includes Asset Taxes that are allocable to Seller pursuant to Section 9.1(a) and not taken into account pursuant to Section 2.3 or Section 8.4, Purchaser shall send to Seller a statement that apportions the Asset Taxes shown on such Tax Return between Purchaser and Seller in accordance with Section 9.1(a) taking into account any adjustments pursuant to Section 2.3 and Section 8.4. Such statement shall be accompanied by proof of Purchaser’s actual payment of such Asset Taxes. Within ten (10) Business Days of receipt of each such statement and proof of payment, Seller shall reimburse Purchaser for the portion of such Asset Taxes allocated to Seller as provided in such statement. Unless required by applicable Law or with Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), neither Purchaser or any of its Affiliates shall file, or cause to be filed, any amended Tax Return with respect to the Assets for any Tax period ending prior to the Effective Date or for any Straddle Period. The Parties agree that (A) this Section 9.2 is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable taxing authority and (B) nothing within this Section 9.2 shall be interpreted as altering the manner in which Asset Taxes are allocated and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by Purchaser of its obligation under this Section 9.2, which shall be borne by Purchaser).

9.3 Transfer Taxes. To the extent that any Transfer Taxes are payable, Purchaser will be responsible for paying one hundred percent (100%) of all Transfer Taxes and Seller shall prepare and file, or cause to be prepared and filed, all related Tax Returns. Purchaser and Seller shall agree, upon request, to cooperate in good faith to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed in connection with the transactions contemplated herein.

74

9.4 Cooperation on Tax Matters. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Seller and Purchaser agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority.

9.5 Refunds. Seller shall be entitled to any and all refunds and credits of Seller Taxes. If Purchaser or its Affiliates receives a refund or credits of Taxes to which Seller is entitled pursuant to this Section 9.5, Purchaser shall forward, and shall cause its Affiliates to forward, to Seller the amount of any such refund within ten (10) days after such credit or refund is received. Purchaser shall be entitled to any and all refund of, or credits with respect to, Asset Taxes allocated to Purchaser pursuant to Section 9.1(a) and Section 9.1(b); provided, however, that neither Seller nor Purchaser shall be entitled to any refund of Asset Taxes allocated to it pursuant to Section 9.1(a) and Section 9.1(b) (even if, in the case of Seller, such refund is an Excluded Asset) if Seller or Purchaser, as the case may be, did not economically bear such Asset Taxes. If a Party or its Affiliate receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 9.5, such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any costs or expenses incurred by such recipient Party in procuring such refund.

9.6 Tax Proceedings. Purchaser shall, within five (5) days of receipt, provide Seller with written notice of any inquiries, audits, examinations or proposed adjustments by any Governmental Authority, which relates to any Asset Taxes for any Tax period ending prior to the Effective Date or any Straddle Period (each, a “Pre-Effective Date Tax Proceeding”). Seller shall have the option to control, at its sole expense, the conduct and resolution of any Pre-Effective Date Tax Proceeding that relates solely to a Tax period ending prior to the Effective Date. Seller may exercise such option by providing written notice to Purchaser within fifteen (15) days of receiving written notice of any such Pre-Effective Date Tax Proceeding from Purchaser. If Seller elects to control a Pre-Effective Date Tax Proceeding, Seller shall (i) keep Purchaser informed of the progress of any such Pre-Effective Date Tax Proceeding, (ii) provide Purchaser with copies of material correspondence with respect to any such Tax Proceeding, (iii) permit Purchaser (or Purchaser’s counsel) to participate in meetings (including conference calls) with the applicable Governmental Authority with respect to any such Pre-Effective Date Tax Proceeding (at Purchaser’s cost), and (iv) not effect any settlement or compromise of any such Pre-Effective Date Tax Proceeding without the written consent of Purchaser, not to be unreasonably conditioned, delayed or withheld. Purchaser shall control any Pre-Effective Date Tax Proceeding that relates solely to a Tax period ending before the Effective Date that Seller does not elect to control or any Pre-Effective Date Tax Proceeding that relates to any Straddle Period; provided, that, Purchaser shall (I) keep Seller informed of the progress of any such Pre-Effective Date Tax Proceeding, (II) provide Seller with copies of material correspondence with respect to any such Tax Proceeding, (III) permit Seller (or Seller’s counsel) to participate in meetings (including conference calls) with the applicable Governmental Authority with respect to any such Pre-Effective Date Tax Proceeding (at Seller’s cost), and (IV) not effect any settlement or compromise of any such Pre-Effective Date Tax Proceeding without the written consent of Seller, not to be unreasonably conditioned, delayed or withheld. In the event of a conflict between the provisions in this Section 9.6 and those in Section  11.4, this Section 9.6 shall control.

75

9.7 Allocation of Purchase Price. After the Closing, the Parties shall cooperate in good faith to allocate the final Purchase Price, Assumed Obligations, and all other items constituting consideration (the “Considerations”) for applicable Income Tax purposes (to the extent known) among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and in a manner consistent with Schedule 2.2 (the “Allocation”). Seller shall deliver to Purchaser for its review and approval the Allocation among the Assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) (the “Allocation Statement”). Purchaser shall provide Seller with any reasonable comments to the Allocation Statement in writing within 30 days after the date of receipt of the Allocation Statement by Purchaser. If Purchaser does not deliver any written notice of objection to the Allocation Statement within such 30-day period, the Allocation Statement shall be final, conclusive and binding on the Parties. If a written notice of objection is timely delivered to Seller, Seller and Purchaser shall negotiate in good faith for a period of 20 days to resolve such dispute. If Seller and Purchaser reach an agreement in writing with respect to such dispute, such resolution shall be final, conclusive and binding on the Parties. In such case, Seller and Purchaser shall report, and cause their respective Affiliates to report, the transactions contemplated by this Agreement consistently with such agreed-upon Allocation Statement on any Tax Return, including Internal Revenue Service Form 8594, as applicable, and will not assert, and will cause their respective Affiliates not to assert, in connection with any Tax audit or other proceeding with respect to Taxes, any asset values or other items inconsistently with such agreed-upon Allocation Statement except with the agreement of the other Party or as required by applicable Law; provided, however, that nothing in this Agreement shall prevent Purchaser or Seller from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Statement and neither Purchaser or Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging the Allocation Statement. The Parties agree to promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to the Allocation Statement. For the avoidance of doubt, if Seller and Purchaser are unable to agree on the Allocation Statement, the Parties may allocate the Considerations among the Assets for federal, state, and local income and other Tax purposes in their sole discretion.

Article 10
TERMINATION

10.1   Termination. This Agreement may be terminated at any time prior to Closing:

(a)   by the mutual prior written consent of Seller and Purchaser;

(b)   by either Seller or Purchaser if the Closing has not occurred on or before September 4, 2026 (the “Outside Date”);

(c)   by Seller, at Seller’s option, if any of the conditions set forth in Section 7.1 (other than Sections 7.1(c) or 7.1(d)) have not been satisfied by the Target Closing Date (except for those conditions that by their nature are to be satisfied at or in connection with the Closing and that would have been capable of being satisfied at or in connection with the Closing) and, following written notice thereof from Seller to Purchaser specifying the reason any such condition is unsatisfied (including any material breach by Purchaser of this Agreement), such condition remains unsatisfied for a period of twenty (20) days after Purchaser’s receipt of written notice thereof from Seller;

(d)   by Purchaser, at Purchaser’s option, if any of the conditions set forth in Section 7.2 (other than Sections 7.2(c) or 7.2(d)) have not been satisfied by the Target Closing Date (except for those conditions that by their nature are to be satisfied at or in connection with the Closing and that would have been capable of being satisfied at or in connection with the Closing) and, following written notice thereof from Purchaser to Seller specifying the reason any such condition is unsatisfied (including any material breach by Seller of this Agreement), such condition remains unsatisfied for a period of twenty (20) days after Seller’s receipt of written notice thereof from Purchaser; or

76

(e)   by either Seller or Purchaser if consummation of the transactions contemplated hereby is enjoined, restrained or otherwise prohibited or otherwise made illegal by the terms of a final, non-appealable order;

provided, however, that, no Party shall be entitled to terminate this Agreement under Section 10.1(b), 10.1(c) or 10.1(d), as applicable, if, at the time such Party would otherwise be entitled to exercise such right to terminate this Agreement, such Party: (A) is in breach of any of its representations or warranties set forth in this Agreement or (B) such Party has failed to perform or observe such Party’s covenants and agreements in this Agreement, in each case of (A) or (B), in a manner that causes any condition with respect to the other Party’s obligation to consummate the transactions contemplated by this Agreement set forth in Sections 7.1(a), 7.1(b), 7.1(e), 7.1(f), 7.2(a), 7.2(b), or 7.2(f) as applicable, not to be satisfied, or (C) such Party fails to proceed with the consummation of the transactions contemplated by this Agreement once the applicable conditions in Section 7.1 (in the case of a failure by Seller) or Section 7.2 (in the case of a failure by Purchaser) have been satisfied or waived.

10.2   Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, (a) this Agreement shall become void and of no further force or effect (except for the provisions of Article 1, this Article 10, Sections  4.9, 4.26, 5.15, 5.16, 6.2, 6.4, 11.4 (as it relates to claims under Section 6.4), 12.2, 12.3, 12.6, 12.7, 12.8, 12.9, 12.11, 12.13, 12.14, 12.16, 12.17, and 12.18, all of which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of all or any portion of the Assets to any Person without any restriction under this Agreement and (b) there shall be no liability under this Agreement on the part of Purchaser or Seller or any of their respective Affiliates, partners, officers, owners, shareholders, members, officers, directors, managers, employees, agents or other Representatives except as expressly set forth in this Section 10.2, Section  10.3 and the Non-Disclosure Agreement, which Non-Disclosure Agreement shall survive any termination of this Agreement in accordance with its terms.

10.3   Remedies Upon Termination; Specific Performance.

(a)   In the event that (i) all conditions precedent to the obligations of Seller set forth in Section 7.1 have been fulfilled, satisfied or waived in writing by Seller (except for those conditions that by their nature are to be satisfied by or on behalf of Purchaser at or in connection with Closing, all of which Purchaser stands ready, willing and able to satisfy, and other than the failure of any such conditions to Closing of Seller resulting from the breach or failure of any of Seller’s representations, warranties or covenants hereunder) and (ii) Purchaser is entitled to terminate this Agreement under Section 10.1(b) or 10.1(d) because the conditions precedent to the obligations of Purchaser set forth in Section 7.2 are not satisfied as of such time solely as a result of the breach or failure of Seller’s representations, warranties, or covenants hereunder, including, if and when required, Seller’s obligations to consummate the transactions contemplated hereunder at Closing, then Purchaser shall be entitled, as its sole and exclusive remedy, to elect in writing, in its sole discretion, to either: (A) seek specific performance of this Agreement (without the necessity of posting bond or furnishing other security); provided that Purchaser’s ability to terminate this Agreement and seek recovery pursuant to clause (B) below shall not be limited if Purchaser causes any such action for specific performance to be dismissed prior to reaching a final, non-appealable decision; or (B) terminate this Agreement pursuant to Section 10.1(b) or 10.1(d), as applicable, in which case, Purchaser shall be entitled to pursue all damages and remedies at law or in equity in amount not to exceed five percent (5%) of the Base Purchase Price. In the case of clause (B) above, (x) Seller shall return the Deposit, for the sole account and use of Purchaser to an account designated by Purchaser as soon as reasonably practicable, but in any case within three (3) Business Days of the termination hereof and (y) Seller shall be responsible for and bear one hundred percent (100%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of any Hedges.

77

(b)   In the event that (i) all conditions precedent to the obligations of Purchaser set forth in Section 7.2 have been fulfilled, satisfied or waived in writing by Purchaser (except for those conditions that by their nature are to be satisfied by or on behalf of Seller at or in connection with Closing, all of which Seller stands ready, willing and able to satisfy) and (ii) Seller is entitled to terminate this Agreement under Section 10.1(b) or 10.1(c) because the conditions precedent to the obligations of Seller set forth in Section 7.1 are not satisfied as of such time solely as a result of the breach or failure of Purchaser’s representations, warranties, or covenants hereunder, including, if and when required, Purchaser’s obligations to consummate the transactions contemplated hereunder at Closing, then Seller shall be entitled, as its sole and exclusive remedy, to elect in writing to terminate this Agreement pursuant to Section 10.1(b) or 10.1(c), as applicable, in which case Seller shall be entitled to retain the Deposit for the sole account and use of Seller, as liquidated damages hereunder. Seller and Purchaser acknowledge and agree that (x) Seller’s actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Deposit is a fair and reasonable estimate of such aggregate actual damages of Seller and (z) such liquidated damages do not constitute a penalty. In the event Seller terminates this Agreement in accordance with this Section 10.3(b), in addition to retaining the Deposit, Purchaser shall be responsible for and bear one hundred percent (100%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of any Additional Hedges, and Purchaser shall pay such amount to an account designated by Seller as soon as reasonably practicable, but in any case within three (3) Business Days of the termination hereof.

(c)   If this Agreement is terminated for any reason other than the reasons set forth in Sections 10.3(a) or 10.3(b), (A) the Parties shall each be responsible for fifty percent (50%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of the Additional Hedges and (B) the Seller shall return the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto as soon as reasonably practicable, but in any event within three (3) Business Days of the termination of such Additional Hedges.

(d)   Notwithstanding anything to the contrary herein but subject to the other terms and provisions of this Section 10.3, if a Party has failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at, prior to or, if Closing has occurred, after the Closing (including, if applicable pursuant to Section 10.3(a) above, the obligation of Seller to consummate the Closing, but specifically excluding the obligation of Purchaser to consummate the Closing), the other Party may seek specific performance of such covenant or agreement at any time prior to the valid termination of this Agreement without the necessity of posting bond or furnishing other security. Each Party understands and agrees that the other Party may suffer irreparable damage as a result of it failing to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at, prior to or, if Closing has occurred, after the Closing. Accordingly, each Party waives any right it may have to challenge the enforceability of this Agreement by a decree of specific performance and agrees it will not argue in any proceeding that the requirements for specific performance have not been met, that monetary damages constitute a sufficient remedy or make any other argument in opposition to the specific performance of this Agreement.

78

Article 11
INDEMNIFICATION; LIMITATIONS

11.1   Assumed Obligations. Subject to, and without limitation of, Purchaser’s rights to indemnity under this Article 11, the terms of Article 3 (including Purchaser’s rights and remedies arising thereunder), the special warranty of Defensible Title in the Assignment and Bill of Sale, the special warranty of title in the Mineral Deed or any adjustments to the Base Purchase Price set forth in Section  2.3, on the Closing Date, Purchaser shall assume and hereby agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, or discharged) all of the obligations and liabilities of Seller and its Affiliates, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on, or after the Effective Date, including the following (collectively, and, for purposes of clarity, excluding the Retained Obligations, the “Assumed Obligations”):

(a)   all obligations and liabilities arising from or in connection with any production, pipeline, storage, processing, or other imbalance attributable to Hydrocarbons produced from the Properties, whether before, on, or after the Effective Date, including obligations to furnish makeup gas in accordance with the terms of applicable gas sales, gathering, or transportation Contracts;

(b)   obligations to pay working interests, Royalties and other Suspense Funds;

(c)   obligations for plugging and abandonment of all of the Wells and dismantlement, decommissioning, or abandonment of all structures and Equipment included in the Assets or located on the lands covered by, or described in, the Leases (whether such Leases have terminated or expired) and restoration of the surface covered by the Assets in accordance with applicable Laws (whether or not required to be plugged, abandoned, dismantled, or restored as of the Effective Date, and whether or not the applicable Lease has terminated or expired), including any obligations to assess, remediate, remove, and dispose of NORM, asbestos, mercury, drilling fluids, chemicals, and produced waters and Hydrocarbons;

(d)   subject to the terms of Article 3, the special warranty of Defensible Title in the Assignment and Bill of Sale and the special warranty in the Mineral Deed, all Damages and obligations arising from, or relating to, Title Defects, deficiencies, or other title matters with respect to the Assets, whether arising or relating to periods of time before, on, or after the Effective Date;

(e)   subject to the terms of Article 3, all Damages and obligations arising from, or relating to, Environmental Defects, or other environmental matters, with respect to the Assets, whether arising or relating to periods of time before, on, or after the Effective Date; and

(f)    following the expiration of the applicable survival periods described in Section 11.6(b)(i) and 11.6(b)(iii) with respect thereto, the Retained Obligations described in Sections 11.2(b), 11.2(d), 11.2(e), 11.2(f), 11.2(i) and 11.2(j).

11.2   Retained Obligations. Notwithstanding the terms of Section 11.1, the Assumed Obligations shall not include, and Seller shall retain and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged), any and all liabilities, Damages, duties, or obligations, known or unknown, to the extent they are attributable to, arise out of or in connection with, or are based upon (collectively, the “Retained Obligations”):

(a)   the Excluded Assets (including the ownership or operation thereof);

(b)   matters required to be borne, paid or retained by Seller under Sections  2.3 and 2.4;

(c)   Seller Taxes;

(d)   any property damage, personal injury or death attributable to, or arising out of, Seller’s or any of its Affiliates’ ownership or operation of the Assets prior to the Closing Date;

(e)   the off-site disposal of any Hazardous Substances, mercury, drilling fluids, chemicals, produced waters, Hydrocarbons or other materials of any nature generated by or on behalf of Seller or any of its Affiliates or otherwise produced from or attributable to any of the Assets and taken from a location that is on or within any of the Assets to a location that is not on or within any of the Assets, to the extent that such disposal occurred prior to the Closing Date;

79

(f)    any fines or penalties of Governmental Authorities levied at any time against Seller or any of its Affiliates, or imposed or assessed at any time related to or arising out of Seller’s or its Affiliates’ ownership or operation of the Assets prior to the Closing Date;

(g)   the actions, suits, proceedings and other matters set forth on Schedule 4.2 (or that should have been set forth on Schedule 4.2 in order for Seller’s representation in Section 4.2 to have been true and correct at and as of the Execution Date and the Closing);

(h)   any employment-related claims by employees or independent contractors of Seller or any of its Affiliates prior to the Closing Date;

(i)    the Fraud, gross negligence or willful misconduct of Seller or any of its Affiliates in connection with the ownership or operation of the Assets prior to the Closing Date; or

(j)    any payment, nonpayment, mispayment or miscalculation by or on behalf of Seller or any of its Affiliates of any Royalties, similar Lease burdens or other production proceeds owing to Working Interest owners and escheat obligations, in each case, attributable to periods prior to the Effective Date (excluding, however, any and all obligations related to Suspense Funds).

11.3   Indemnification.

(a)   From and after Closing, but subject to the applicable limitations set forth in this Article 11, Purchaser shall indemnify, defend, and hold harmless Seller and its and their Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives (collectively, the “Seller Group”) from and against all Damages incurred or suffered by Seller Group:

(i)    caused by, arising out of, or resulting from, the Assumed Obligations;

(ii) caused by, arising out of, or resulting from, Purchaser’s breach or nonfulfillment of, or failure to perform, any of Purchaser’s covenants or agreements contained in this Agreement; or

(iii) caused by, arising out of, or resulting from, any breach or inaccuracy of any representation or warranty made by Purchaser contained in Article 5 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.3(a)(v),

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON, and further excepting in each case Damages against which Seller would be required to indemnify Purchaser Group under Section 11.3(b).

(b)   From and after Closing, but subject to the applicable limitations set forth in this Article 11, Seller shall indemnify, defend, and hold harmless Purchaser and its Affiliates and its and their respective former, current and future members, shareholders, owners, officers, directors, managers, employees, agents and Representatives (“Purchaser Group”) from and against all Damages incurred or suffered by Purchaser Group:

(i)    caused by or arising out of, or resulting from, the Retained Obligations;

80

(ii) caused by, arising out of, or resulting from, Seller’s breach or nonfulfillment of, or failure to perform, any of Seller’s covenants or agreements contained in this Agreement; or

(iii) caused by, arising out of, or resulting from any breach or inaccuracy of any representation or warranty made by Seller contained in Article 4 of this Agreement, or in the certificate delivered at Closing pursuant to Section  8.2(f),

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

(c) Notwithstanding anything to the contrary contained in this Agreement, except in the case of Fraud, and without limitation of the special warranty of Defensible Title in the Assignment and Bill of Sale or the special warranty of title in the Mineral Deed from and after Closing, Seller’s and Purchaser’s sole and exclusive remedy against each other with respect to breaches of the representations, warranties, covenants, and agreements of the Parties contained in this Agreement (excluding Sections 6.4 and 6.6, which shall also be separately enforceable by Seller and Purchaser, as applicable, pursuant to whatever rights and remedies are available to it outside of this Article 11, and Section 4.7, the sole and exclusive remedy for which shall be pursuant to Section  2.3), and the affirmations of such representations, warranties, covenants, and agreements contained in the certificates respectively delivered by each Party at Closing pursuant to Sections 8.2(f) and 8.3(a)(v), as applicable, is set forth in this Article 11 (and, with respect to the representation and warranty in Section 4.7, in Section  2.3) and if no such right of indemnification (or, with respect to the representations and warranty in Section 4.7, right under Section  2.3) is expressly provided, then such claims are hereby waived to the fullest extent permitted by Law. Except for the remedies contained in this Article 11 (and, with respect to the representation and warranty in Section 4.7, Section  2.3) and in the case of Fraud, and without limitation of the special warranty of Defensible Title in the Assignment and Bill of Sale or the special warranty of title in the Mineral Deed, upon Closing, each Party releases, remises, and forever discharges the other Party and its Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and other Representatives from any and all suits, legal or administrative proceedings, claims, demands, Damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such Party might now or subsequently may have, based on, relating to, or arising out of this Agreement or Seller’s ownership, use, or operation of the Assets, or the condition, quality, status, or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the oil pollution act of 1990, as amended, breaches of statutory and implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution, any rights under insurance policies issued or underwritten by the other Party or any of its Affiliates, even if caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any released Person, invitee, or third party, and whether or not caused by a pre-existing condition.

(d)   The Parties shall treat, for Tax purposes, any amounts paid pursuant to this Article 11 as an adjustment to the Purchase Price.

81

11.4   Indemnification Actions. All claims for indemnification under Section 6.4, Section 9.4 or Section 11.3 shall be asserted and resolved as follows:

(a)   For purposes of this Article 11, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article 11, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Article 11, Section 6.4 or Section 9.4 (including, for the avoidance of doubt, those Persons identified in Section 11.4(g)).

(b)   To make a claim for indemnification under Section 6.4, Section 9.4 or Article 11, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a complete copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 11.4 shall not relieve the Indemnifying Person of its obligations under Section 6.4, Section 9.4 or Article 11, except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was inaccurate or breached and the basis of such inaccuracy or breach.

(c)   In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend and indemnify the Indemnified Person against such Claim under Section 6.4, Section 9.4 or this Article 11, as applicable. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, it shall be conclusively deemed obligated to provide such indemnification hereunder. The Indemnified Person is authorized, prior to and during such thirty (30) day period but prior to the Indemnifying Person admitting (or being deemed to have admitted such obligation pursuant to this Section 11.4(c)) its obligation to provide indemnification with respect to the matter in question, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d)   If the Indemnifying Person admits its obligation (or is deemed to have admitted its obligation), it shall have the right and obligation to diligently defend and indemnify, at its sole cost and expense, the Claim. The Indemnifying Person shall have full control of such defense and proceedings, including, subject to the remainder of this Section 11.4(d), any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may, at its own expense, participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 11.4(d). An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final, non-appealable, resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

82

(e)   If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend, indemnify against, or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation to indemnify the Indemnified Person and assume the defense of the Claim at any time prior to settlement or final, non-appealable determination thereof. If the Indemnifying Person has not yet admitted its obligation to defend and indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Claim and (ii) if its obligation is so admitted, assume the defense of the Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation for indemnification in writing (or is deemed to be obligated to indemnify such Indemnified Person pursuant to Section 11.4(c) or this Section 11.4(e)), the Indemnified Person shall be deemed to have waived any right to indemnity therefor.

(f)    In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages, or (iii) dispute the claim for such Damages. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Person shall be conclusively deemed to be obligated to provide indemnification hereunder, subject to the other provisions of this Article 11.

(g)   Any claim for indemnity under Section 6.4, Section 9.4 or this Article 11 by any Affiliate, member, shareholder, owner, officer, director, manager, employee, agent or Representative must be brought and administered by the applicable Party to this Agreement that is related to such Person. No Indemnified Person other than Seller and Purchaser shall have any rights against Seller or Purchaser under the terms of Section 6.4, Section 9.4 or this Article 11 except as may be exercised on its behalf by Purchaser or Seller, as applicable, pursuant to this Section 11.4(g). Seller and Purchaser may elect to exercise or not exercise indemnification rights under this Section 11.4 on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section 11.4.

11.5   Casualty and Condemnation.

(a)   Subject to, and without limitation of, the Seller’s representations, warranties, covenants and agreements made pursuant to this Agreement, if Closing occurs, then, from and after the Effective Date, Purchaser shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Well, collapsed casing or sand infiltration of any Well) and the depreciation of any Equipment due to ordinary wear and tear, in each case, with respect to the Assets.

(b)   If, after the Execution Date but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), then:

(i)    Seller shall promptly notify Purchaser in writing following the occurrence of such Casualty Loss, which notice shall include reasonable detail of the nature of such Casualty Loss and Seller’s good faith estimate of the costs to repair or replace the relevant Asset(s);

83

(ii) Seller shall use commercially reasonable efforts to mitigate (or attempt to mitigate) any Damages resulting from, or relating to, such Casualty Loss;

(iii) Purchaser shall, subject to the other terms and conditions of this Agreement, nevertheless be required to proceed with Closing;

(iv)   Seller, at the Closing, shall pay to Purchaser all sums paid or credited to Seller or any of its Affiliates by Persons by reason of such Casualty Loss insofar as with respect to the relevant Assets and shall assign, transfer and set over to Purchaser or subrogate Purchaser to all of Seller’s (and, if applicable, its Affiliates’) right, title and interest (if any) in and to any and all insurance claims, unpaid awards and other rights against any third Persons arising out of or in connection with such Casualty Loss insofar as with respect to the Assets; and

(v)   only if the Damages to the Assets affected by such Casualty Loss exceed 0.3125% of the Base Purchase Price, reduce the Base Purchase Price by an amount equal to the reasonable cost for repair or replacement of the affected Assets; provided, however, to the extent that this Section 11.5(b)(v) applies and the Purchase Price is reduced pursuant to this Section 11.5(b)(v), then the foregoing Section 11.5(b)(iv) shall not be applicable, and Seller shall reserve and retain all right, title and interest (if any) in insurance claims, paid or unpaid awards, or other rights, causes of actions and remedies against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claim.

(c)   Notwithstanding anything herein to the contrary, neither Seller nor any of its Affiliates shall compromise, settle or adjust any amounts payable by reason of, or in connection with, any Casualty Loss without the prior written consent of Purchaser.

11.6   Limitation on Actions.

(a)   The representations and warranties of Seller in Article 4 (excluding, for purposes of clarity, the Seller Fundamental Representations and Seller’s representations and warranties in Sections 4.3 and 4.7), the corresponding representations, warranties, and affirmations given in the certificate delivered by Seller at Closing pursuant to Section 8.2(f), and the covenants and agreements of the Parties to be performed at or prior to Closing shall, in each case, survive the Closing for a period of twelve (12) months. The Seller Fundamental Representations shall survive the Closing for a period of three (3) years. The representations and warranties of Seller set forth in Section 4.3 shall survive the Closing for the applicable statute of limitations period plus sixty (60) days and the representations and warranties of Seller set forth in Section 4.7 shall survive the Closing until the Cut-Off Date. The representations and warranties of Purchaser in Article 5 (excluding the Purchaser Fundamental Representations), and the corresponding representations, warranties, and affirmations given in the certificate delivered by Purchaser at Closing pursuant to Section 8.3(a)(v), shall, in each case, survive the Closing for a period of twelve (12) months. The Purchaser Fundamental Representations shall survive the Closing for a period of six (6) years. The covenants and agreements of the Parties to be performed at any time from and after Closing shall survive Closing until fully performed, subject to the applicable limitations set forth in this Section 11.6. The remainder of this Agreement shall survive the Closing and delivery of the Assignment and Bill of Sale without time limit except as may otherwise be expressly provided herein. Representations, warranties, covenants, and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date (and, for purposes of clarity, there shall be no termination of any indemnification obligations underlying any such claim in such circumstance).

84

(b)   The indemnities in Sections 11.3(a)(ii), 11.3(a)(iii), 11.3(b)(ii), and 11.3(b)(iii) shall terminate as of the termination date of each respective representation, warranty, covenant, or agreement that is subject to indemnification thereunder, except in each case as to matters for which a bona fide specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date (and, for purposes of clarity, there shall be no termination of any indemnification obligations underlying any such claim in such circumstance). The indemnity in Section 11.3(b)(i) shall survive the Closing (i) as set forth in Sections  2.3 and 2.4 with respect to Section 11.2(b), (ii) for the applicable statute of limitations period plus sixty (60) days with respect to Section 11.2(c) and Section 11.2(e), (iii) three (3) years with respect to Sections 11.2(d), 11.2(f), 11.2(i), and 11.2(j), and (iii) without time limit with respect to the remaining subparagraphs of Section 11.2. The indemnities in Section 11.3(a)(i) shall continue without time limit.

(c)   Seller shall not have any liability for any indemnification under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), for an individual matter until and unless the amount of the liability for Damages with respect to which Seller an obligation to indemnify the Purchaser Group pursuant to the terms of Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3) exceeds Thirty Eight Thousand Four Hundred Dollars ($38,400) (the “Individual Indemnity Threshold”). Without limiting the foregoing, Seller shall not have any liability for any indemnification under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3) until and unless the aggregate amount of the liability for all Damages (i) for which Claim Notices are delivered by Purchaser under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), (ii) with respect to which Seller has an obligation to indemnify Purchaser pursuant to the terms of Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), and (iii) which exceed the Individual Indemnity Threshold exceeds an amount equal to two and one-half percent (2.5%) of the Base Purchase Price, and then only to the extent such Damages exceed an amount equal to two and one-half percent (2.5%) of the Base Purchase Price.

(d)   Purchaser shall not have any liability for any indemnification under Section 11.3(a)(iii) (except for breaches or inaccuracies of any of the Purchaser Fundamental Representations, for which the following limitations shall not apply), for an individual matter until and unless the amount of the liability for Damages with respect to which Purchaser has an obligation to indemnify the Seller Group pursuant to the terms of Section 11.3(a)(iii) (except for breaches or inaccuracies of any of the Purchaser Fundamental Representations) exceeds the Individual Indemnity Threshold.

(e)   Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall not be required to indemnify Purchaser (i) under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties in Section 4.3), for aggregate Damages in excess of fifteen percent (15%) of the Base Purchase Price, and (ii) under this Article 11 for aggregate Damages in excess of one hundred percent (100%) of the Base Purchase Price.

(f)    The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 11 shall be reduced by the amount of insurance proceeds realized by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates); provided, however, that no Party shall be required to seek recovery under any policy of insurance as a condition to indemnification hereunder.

85

(g)   Seller shall be subrogated to the rights of any Indemnified Person that is a member of the Purchaser Group and Purchaser shall be subrogated to the rights of any Indemnified Person that is a member of the Seller Group, in each case, against any insurer, indemnitor, guarantor or other Person with respect to the subject matter of any Damages subject to indemnification by such Party pursuant to Article 11 to the extent that a Party pays any such Indemnified Person with respect to such Damages. Any member of the Purchaser Group or Seller Group, as applicable, who is indemnified pursuant to Article 11 shall assign or otherwise cooperate with Seller or Purchaser, as applicable, in the pursuit of any claims against, and any efforts to recover amounts from, such other Person for any such Damages for which any member of the Seller Group or Purchaser Group, as applicable, has been paid. Any such Purchaser Group Indemnified Person shall remit to Seller or Seller Group Indemnified Person shall remit to Purchaser, as applicable, within five (5) Business Days after receipt, any insurance proceeds or other payment that is received by any member of the Purchaser Group or Seller Group, as applicable, from a third Person and which relates to Damages for which (but only to the extent) such member of the Seller Group or Purchaser Group, as applicable, has been previously compensated hereunder (minus the reasonable out-of-pocket costs incurred in obtaining such recovery).

(h)   Neither Seller nor Purchaser shall have any obligation or liability under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement for any breach, misrepresentation, or noncompliance with respect to any representation, warranty, covenant, indemnity, or obligation if such breach, misrepresentation, or noncompliance shall have been affirmatively and expressly waived in writing by the other Party.

(i)    As used in this Agreement, the term “Damages” means the amount of any actual liability, loss, cost, expense, Tax, claim, award, or judgment incurred or suffered by any Person, whether attributable to personal injury or death, property damage, contract claims, torts, or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to the matters in question, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity provided hereunder. Notwithstanding the foregoing, neither Purchaser nor Seller shall be entitled to indemnification under Section 6.4, Section 9.4 or this Article 11 for, and “Damages” shall not include, (i) loss of profits, to the extent consequential, or other consequential damages suffered by the Party claiming indemnification, or any special or punitive damages (other than loss of profits, consequential damages, or punitive damages suffered by third Persons for which responsibility is allocated among the Parties or to the extent such damages constitute direct damages under Texas law), and (ii) any increase in liability, loss, cost, expense, claim, award or judgment to the extent such increase is caused by the actions or omissions of any Indemnified Person after the Closing Date.

(j)    Notwithstanding anything herein to the contrary, for purposes of determining the indemnity obligations set forth in this Article 11, (i) when determining whether a breach or inaccuracy of Seller’s representations or warranties contained in this Agreement has occurred, and (ii) when calculating the amount of Damages incurred, arising out of or relating to any such breach or inaccuracy of any such representation or warranty by Seller, in each case, all references to materiality and all material respects contained in such representation or warranty shall be disregarded, but Seller Material Adverse Effect shall not be disregarded.

86

Article 12
MISCELLANEOUS

12.1   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

12.2   Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and by personal delivery (if signed for receipt), by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or transmitted via electronic mail (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt) and shall be deemed to have been made and the receiving Party charged with notice, when received except that if received after 5:00 p.m. (in the recipient’s time zone) on a Business Day or if received on a day that is not a Business Day, such notice, request or communication will not be effective until the next succeeding Business Day. All notices shall be addressed as follows:

If to Seller:	Canyon Creek Energy – Arkoma, LLC 615 E 4th Street Tulsa, Oklahoma 74120 Attention: R. Luke Essman Telephone: (918) 561-6737 Email: lessman@cceok.com

With a copy to (which shall not constitute notice):

Conner & Winters, LLP 4100 First Place Tower 15 East Fifth Street Tulsa, Oklahoma 74103 Attention: J. Ryan Sacra Telephone: (918) 586-8528 Email: rsacra@cwlaw.com

If to Purchaser:

Presidio Production Company 500 West 7th Street Fort Worth, Texas 76102 Attention: Brett Barnes
Telephone: (817) 382-3664 Email: brett@bypresidio.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Chris Heasley; John Stavinoha
Telephone: (713) 546-7532; (713) 646-7937
Email: chris.heasley@lw.com; john.stavinoha@lw.com

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

87

12.3   Expenses. Except as provided in Sections 3.10(c), 6.5, 8.4(c), 10.2 and in Section 11.4, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, and the exhibits and schedules hereto and thereto, and all other matters related to the Closing and the transactions related thereto, including all fees and expenses of counsel, accountants, and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

12.4   Replacement of Credit Support. The Parties understand that none of the Credit Support, if any, posted by Seller or any Affiliate thereof with or for the benefit of any Governmental Authority or third Person and relating to the Assets will be transferred to Purchaser. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, replacements for such Credit Support as is necessary for Purchaser to own and, if applicable, operate the Assets, and shall cooperate in good faith with Seller to assist Seller in causing, effective as of the Closing, the cancellation or return to Seller of the Credit Support posted by Seller or its Affiliates; provided, however, that if, as of the Closing Date, Purchaser is unable to (a) obtain replacements of any such Credit Support and/or (b) the cancellation of or return to Seller of any such Credit Support, then, Purchaser shall indemnify and reimburse Seller for any costs, expenses or other Damages paid or incurred by Seller under or pursuant to such Credit Support resulting from the ownership or operation of the any of the applicable Assets from and after the Closing Date until such time as Purchaser is able to obtain such replacements of such Credit Support and/or the cancellation of or return to Seller of any such Credit Support, as applicable, following the Closing Date.

12.5   Records.

(a)   As soon as practicable, but in no event later than five (5) days after the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the original Records (or digital copies of Records to the extent Seller does not have originals of such Records) that are in the possession of Seller or its Affiliates, subject to Section 12.5(b). Notwithstanding anything to the contrary herein, Seller shall cooperate in good faith with Purchaser (at no additional cost or expense to Seller) to cause the Records to be delivered to Purchaser in the format or formats that are reasonably requested by Purchaser.

(b)   Seller may retain a copy of all data room materials for the transactions contemplated by this Agreement along with the originals of those Records (i) relating to Tax and accounting matters, (ii) relating to Properties in which Seller retains any interest, or (iii) which are subject to a legal hold by Seller (until such hold is released) and provide Purchaser, at its request, with copies of such Records other than Records that pertain solely to Income Tax matters related to the Assets. Seller may retain copies of any other Records, including geological, geophysical, and similar data and studies.

(c)   Purchaser, for a period of seven (7) years after the Closing shall: (i) retain the Records and (ii) provide Seller, and the members of the Seller Group with access to the Records during normal business hours for review and copying at Seller’s sole expense.

12.6   Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction; provided, however, (a) in connection with the determination of the existence of any Title Defect or with respect to conveyancing matters as to any Asset, the laws of the state where such Asset is located shall govern and control such determination and (b) in connection with the determination of the existence of any Environmental Defect, the federal laws of the United States and the Laws of the state where the applicable affected Asset is located shall govern and control such determination.

88

12.7   Venue; Waiver of Jury Trial.

(a)   Each Party consents to personal jurisdiction in any action brought in the Texas Business Court located in the Eleventh Business Court Division of the State of Texas (or, if the Texas Business Courts are unavailable or lack jurisdiction, then the United States District Court located closest to Tarrant County, Texas, and if such federal court is unavailable or lack jurisdiction, then any state court in Tarrant County, Texas) with respect to any dispute, claim, or controversy arising out of, in relation to, or in connection with, this Agreement, and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy, or claim (except to the extent a dispute, controversy, or claim arising out of, in relation to, or in connection with, title or environmental matters pursuant to Section 3.10 or the determination of Purchase Price adjustments pursuant to Section 8.4(b) is referred to an expert pursuant to those Sections) will be instituted exclusively in such courts. Each Party (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it, and (d) agrees that service of process upon it may be effected by mailing a copy thereof by registered mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 12.2. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Texas for any purpose except as provided herein and shall not be deemed to confer any rights on any Person other than the Parties to this Agreement. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF, IN RELATION TO, OR IN CONNECTION WITH, THIS AGREEMENT.

(b)   Notwithstanding anything in this Agreement to the contrary, and if, despite the foregoing waivers, any Action (as defined below) is brought against the Debt Financing Sources, each of the parties to this Agreement on behalf of itself and each of its Affiliates hereby: (i) agrees that any action, cause of action, claim, demand, litigation, suit, citation, summons, subpoena, hearing, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise (an “Action”), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the definitive agreements entered into in connection with the Debt Financing (including the Debt Commitment Letters, collectively, the “Debt Financing Documents”) or any of the transactions contemplated hereby or thereby, in each case involving the Debt Financing Sources, or the performance of any services under the Debt Financing Documents, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such dispute to the exclusive jurisdiction of such court and agrees that any such Action shall be governed by, and construed in accordance with, New York law (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (ii)(1) agree that none of the Debt Financing Sources shall have any liability to Seller or its Affiliates (whether at law or equity, in contract, in tort or otherwise) relating to or arising out of this Agreement, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and (2) agrees that it will not bring or support or permit any of its Affiliates to bring or support any Action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description) against the Debt Financing Sources in any way relating to this Agreement, the Debt Financing, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performances of any services thereunder in any forum other than any Subject Court, (iii) irrevocably waives to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such claim in any such court, (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (v) waives, and agrees not to assert, by way of motion or as a defence, counterclaim or otherwise, in any Action involving any Debt Financing Source involving the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, (vi) agree that in no event shall Seller have the right to specifically enforce the Debt Commitment Letters and (vii) agrees (x) that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Section 12.7(b) (or the definitions of any terms used in this Section 12.7(b)) and (y) to the extent any amendments to (or waiver of) any provision of this Section 12.7(b) (or, solely as they relate to such Section, the definitions of any terms used in this Section 12.7(b)) or any other provision of this Agreement the amendment or waiver of which has the effect of directly modifying this Section 12.7(b) are adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources as provided pursuant to Section 12.12. The provisions of this Section 12.7 shall be enforceable by each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, and notwithstanding anything contained herein to the contrary, nothing in this Section 12.7(b) shall in any way affect any Party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Financing Documents. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING AGAINST ANY DEBT FINANCING SOURCES DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.

89

12.8   Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

12.9   Waivers. Any failure by any Party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of Seller or Purchaser, or their respective Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives or any failure by Seller or Purchaser to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.10 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement to any third Person, nor shall any Party delegate any of its rights or duties hereunder to any third Person, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void ab initio; provided that Purchaser may, without consent of Seller but with prior written notice to Seller and subject to the immediately succeeding sentence, assign to one or more of its wholly-owned subsidiaries its rights hereunder to receive assignment and transfer of the Assets, but Purchaser shall remain liable for its obligations hereunder; provided, further, that the Purchaser shall have the right to assign its rights hereunder (in whole or in part) to the Debt Financing Sources for collateral purposes. Any assignment of this Agreement permitted by this Section 12.10 shall be made subject to the obligations contained in this Agreement and such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

12.11 Entire Agreement. This Agreement, the Non-Disclosure Agreement, the Registration Rights Agreement, the Transition Services Agreement, and the documents to be executed hereunder and the exhibits and schedules attached hereto and thereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. In entering into this Agreement, neither Party has relied on any statement, representation, warranty, covenant, nor agreement of the other Party or its Representatives other than those expressly contained in this Agreement. For the avoidance of doubt, this Agreement constitutes a “definitive written agreement” as contemplated by the Non-Disclosure Agreement and, as such, upon Closing the Non-Disclosure Agreement shall automatically terminate, effective as of the Closing Date, or if Closing does not occur, the Non-Disclosure Agreement shall survive in accordance with its terms.

90

12.12 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Purchaser and expressly identified as an amendment or modification. Notwithstanding anything to the contrary contained herein, the definitions of “Action”, “Debt Commitment Letters”, “Debt Financing”, “Debt Financing Documents”, “Debt Financing Sources” and “Subject Courts”, Sections 6.15 (solely with respect to the Debt Financing Sources), 12.7, 12.10, 12.13, 12.18, 12.19, this Section 12.12 and, in each case, any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing, may not be amended in a manner that is adverse to a Debt Financing Sources without the prior written consent of the Debt Financing Sources.

12.13 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Sections 6.4, Section 9.4, Section 12.19 and Article 11, which rights shall be exercised through the applicable Party; provided, that the Debt Financing Sources shall be third party beneficiaries of Sections 6.15 (solely with respect to the Debt Financing Sources), 12.7, 12.10, 12.12, 12.18, 12.19, this Section 12.13. Accordingly, references to the indemnification rights of Purchaser or Seller under this Agreement shall be deemed to include the indemnification rights of the Purchaser Group or the Seller Group, as applicable.

12.14 Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality, and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.

12.15 Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

12.16 References. In this Agreement, unless the context requires otherwise: (a) references to any gender includes a reference to all other genders; (b) references to the singular includes the plural, and vice versa; (c) reference to any Article or Section means an Article or Section of this Agreement; (d) reference to any exhibit or schedule means an exhibit or schedule to this Agreement, all of which are incorporated into, and made a part of, this Agreement for all purposes; (e) unless expressly provided to the contrary, “hereunder”, “hereof”, “herein”, and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; (f) references to “$” or “Dollars” means United States Dollars; (g) “include” and “including” mean include or including without limiting the generality of the description preceding such term and (h) the term “Seller” shall be deemed and construed to refer to the various individual Persons that collectively constitute Seller. If the date of performance falls on a day that is not a Business Day, then the actual date of performance will be the next succeeding day that is a Business Day.

91

12.17 Construction. Purchaser is capable of making such investigation, inspection, review and evaluation of the Assets as a prudent purchaser would deem appropriate under the circumstances, including with respect to all matters relating to the Assets, their value, operation, and suitability. Seller and Purchaser have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof.

12.18 Limitation on Damages. Notwithstanding anything to the contrary contained herein but without limitation of Section 10.2, neither Purchaser nor Seller, nor any of their respective Affiliates shall be entitled to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties) and Purchaser and Seller, for themselves and on behalf of their respective Affiliates, hereby expressly waive any right to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties). Notwithstanding anything herein to the contrary in this Section 12.18 or any other provision of this Agreement to the contrary, nothing in this Section 12.18 shall be construed as limiting any Person’s ability to recover any direct damages (including lost profits that are direct damages) as provided under Texas Law. In furtherance and not in limitation of the foregoing, in no event shall Seller be entitled to an injunction, specific performance or any other equitable remedy to enforce or seek to enforce Purchaser’s or any of its Affiliate’s obligation to enforce specifically their respective rights against any Debt Financing Source. Notwithstanding anything to the contrary in this Agreement, if the circumstances described in Section 10.3 are applicable, Seller’s right to retain the Deposit and demand the losses, breakage costs or other amounts payable expressly provided in Section 10.3 shall be the sole and exclusive remedy of Seller, whether or not the Seller shall have terminated this Agreement in accordance with Section 10.3(b), and all other remedies (including equitable remedies) shall be deemed waived against Purchaser for any and all losses, damages and expenses suffered or incurred by the Seller or any other Person in connection with this Agreement and upon payment of such amounts, Purchaser shall have no further liability or obligation relating to or arising out of this Agreement or the Transactions.

12.19 Non-Recourse Parties. Subject to the remainder of this Section 12.19, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, are in respect of, arise under, arise out or by reason of, are connected with, or relate in any manner to this Agreement, the negotiation, execution, or the performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) or the transaction contemplated hereby and thereby, may be made only against (and are expressly limited to) the entities that are expressly identified as “Parties” in the preamble to this Agreement or any successor or permitted assign of any such Parties (“Contracting Parties”). No Person who is not a Contracting Party, including without limitation, any Debt Financing Source, trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any Contracting Party, or any trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) to any Contracting Party with which it is not engaged or does not have a contractual relationship with (outside of this Agreement) or any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, the performance of this Agreement, or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of the other Contracting Party on any of its Nonparty Affiliates, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any of the other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding anything in this Section 12.19 to the contrary, this Section 12.19 does not provide (and shall in no event be interpreted to provide) for any waiver, release or relinquishment by any Contracting Party of any claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) of any sort which such Contracting Party may have against any of Nonparty Affiliates (being those that such Contracting Party has engaged or has a contractual relationship with outside of this Agreement).

92

12.20 Reliance. Notwithstanding anything to the contrary in this Agreement, each Party has relied upon and will be deemed to have relied upon for all purposes of this Agreement all of the other Party’s express indemnification obligations set forth in this Agreement or any other documents contemplated as a part of this transaction and all of the other Party’s express representations, warranties, covenants and agreements set forth in this Agreement and in each other document contemplated as a part of this transaction (including, for purposes of clarity, the special warranty of Defensible Title set forth in the Assignment and Bill of Sale).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

93

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

SELLER:

CANYON CREEK ENERGY – ARKOMA, LLC

By:	/s/ R. Luke Essman
Name:	R. Luke Essman
Title:	President and CEO

Signature Page to Purchase and Sale Agreement

PURCHASER:

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President & General Counsel

Signature Page to Purchase and Sale Agreement

Exhibit 10.3

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

PIVOTAL ARKOMA BASIN II, LLC

as Seller

and

Presidio Production Company

as Purchaser

Dated May 7, 2026

i

(continued)

(continued)

(continued)

EXHIBITS:

Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit B-1	Form of Assignment and Bill of Sale

SCHEDULES:

Schedule K	Knowledge Persons
Schedule 1.3	Certain Excluded Assets
Schedule 2.2	Allocated Values
Schedule 3.2(a)	Unrecorded Written Title Instruments
Schedule 3.3	Certain Additional Permitted Encumbrances
Schedule 3.5	Certain Environmental Matters
Schedule 3.14	Tag-Along Rights
Schedule 4.2	Litigation
Schedule 4.3	Taxes and Assessments
Schedule 4.4	Compliance with Law
Schedule 4.5	Material Contracts
Schedule 4.7	Imbalances
Schedule 4.8(a)	Preferential Rights to Purchase
Schedule 4.8(b)	Consents to Assign
Schedule 4.11	Wells and Equipment
Schedule 4.12	Non-Consent Operations
Schedule 4.13	Outstanding Capital Commitments
Schedule 4.14	Hedges
Schedule 4.15	Environmental
Schedule 4.17(a)	Upcoming Primary Term Expiration
Schedule 4.17(a)	Lease Demands
Schedule 4.17(c)	Lease Defaults
Schedule 4.17(a)	Drilling Commitments
Schedule 4.17(e)	Payments in Lieu of Production
Schedule 4.18	Credit Support
Schedule 4.22	Dedications; Minimum Volume Commitments
Schedule 4.24	No Transfers
Schedule 6.3 – Part A	Seller Operation of Business
Schedule 6.3 – Part B	Purchaser Contact Persons
Schedule 6.9 – Part A	Purchaser Operation of Business
Schedule 6.9 – Part B	Seller Contact Persons

Table of DEFINED TERMS

Accounting Arbitrator	58
Action	1, 77
Adjustment Period	15
Affiliate	1
Agreement	1
Alchemist PSA	1
Allocated Value	14
Asset Taxes	1
Assets	2
Assignment and Bill of Sale	18
Assumed Hedge Novations	52
Assumed Obligations	66
barrel	4
Base Purchase Price	14
Business Day	4
Canyon Creek PSA	4
Casualty Loss	71
Claim	69
Claim Notice	7
Closing	55
Closing Date	55
Closing Payment	57
Code	4
Consent	39
Contracting Parties	79
Contracts	2
Credit Support	41
Cure Date	27
Cure Target Defect	27
Cure Target Environmental Defect	27
Cure Target Title Defect	27
Cut-Off Date	4
Damages	73
Debt Commitment Letters	5
Debt Financing	5
Debt Financing Documents	5, 76
Debt Financing Sources	5
Defect Claim Date	24
Defect Escrow Account	28
Defect Escrow Agreement	28
Defect Escrow Amount	28
Defensible Title	19
Deposit	5
Designated Area	5
Disputed Claims	60
Disputed Environmental Matters	32
Disputed Matter	28
Disputed Title Matters	32

v

Table of DEFINED TERMS

Effective Date	5
Environmental Arbitrator	32
Environmental Consultant	23
Environmental Cure Date	27
Environmental Defect	24
Environmental Defect Amount	27
Environmental Defect Asset	26
Environmental Defect Claim Notice	26
Environmental Information	24
Environmental Laws	5
Environmental Matters	5
Environmental Permits	40
Environmental Review	23
Equipment	3
Escrow Agent	28
Exchange Act	5
Excluded Assets	13
Excluded Records	4
Execution Date	1
Final Adjustment Date	34
Final Holdback Release Date	60
Final Release Disputed Claims	60
Final Settlement Statement	58
First Holdback Release Date	60
Fraud	6
G&G Data	6
GAAP	6
Governmental Authority	6
Hazardous Substance	6
Hedge	6
Holdback Period	60
Hydrocarbons	6
Income Taxes	6
Indemnified Person
Indemnifying Person	70
Indemnity Holdback Account	60
Indemnity Holdback Amount	60
Indemnity Holdback Escrow	60
Individual Defect Threshold	31
Individual Indemnity Threshold	73
Initial Release Disputed Claims	61
Invasive Activity	23
Knowledge	6
Laws	7
Leases	2
Material Consent	7
Material Contract	7
Net Revenue Interest	8
Non-Disclosure Agreement	8
Nonparty Affiliates	81
NORM	24
Novation Agreements	8
Outside Date	64
Overpayment	60
Parties	1
Party	1

Table of DEFINED TERMS

Permits	41
Permitted Encumbrances	20
Person	8
Phase I	23
Pre-Effective Date Tax Proceeding	62
Preliminary Settlement Statement	57
Properties	2
Property Costs	9
Purchase Price	14
Purchaser	1
Purchaser Disclosure Schedules	46
Purchaser Fundamental Representations	10
Purchaser Group	68
Purchaser Material Adverse Effect	10
Records	4
Release	10
Representatives	10
Retained Obligations	66
Rights of Way	2
Royalties	10
SEC	11
Second Holdback Release Date	60
Securities Act	11
Seller	1
Seller Comment Deadline	59
Seller Disclosure Schedules	43
Seller Fundamental Representations	11
Seller Group	67
Seller Material Adverse Effect	11
Seller Taxes	11
Straddle Period	11
Subject Courts	11, 76

Tag Parties	36
Tag-Along PSAs	36
Tag-Along Rights	36
Target Closing Date	55
Tax	11
Tax Proceeding	12
Tax Return	12
Taxes	11
Termination and Release of Joint Operating Agreement	12
Third Party	12
Title Arbitrator	32
Title Benefit	19
Title Benefit Amount	28
Title Benefit Threshold	31
Title Cure Date	27
Title Defect	19
Title Defect Amount	27
Title Defect Claim Notice	24
Title Defect Property	24
Title Matters	12
Transaction Agreements	12
Transactions	12
Transfer Taxes	12
Treasury Regulations	12
Unapproved Exception	12
Underpayment	58
Units	2
Untransferred Hedge Contract	53
Vortus	1
Wells	2
Working Interest	12

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), is dated as of May 7, 2026 (the “Execution Date”), by and between Pivotal Arkoma Basin II, LLC, a Delaware limited liability company (“Seller”), and Presidio Production Company, a Delaware corporation (“Purchaser”). Seller, on the one hand, and Purchaser, on the other hand, are referred to herein individually, as a “Party” and collectively, as the “Parties”.

RECITALS:

Seller desires to sell, and Purchaser desires to purchase, those certain oil and gas properties, rights, and related assets that are defined and described as “Assets” herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1
PURCHASE AND SALE

1.1 Purchase and Sale. On the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase, accept, and pay for, the Assets.

1.2 Certain Definitions. As used herein:

(a) “Action” has the meaning set forth in Section 12.7(b).

(b) “Affiliate” means, with respect to any Person, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. For the avoidance of doubt, other than for purposes of Section 11.3, or as may be otherwise expressly set forth in this Agreement, the term “Affiliate” expressly excludes each of (a) Vortus Investment Advisors, LLC (“Vortus”) (acting solely in its capacity as agent for and on behalf of one or more of the funds to which it provides investment management services), (b) each of the investment funds sponsored by such entity, and the various portfolio companies of each of such investment funds, (c) each of their respective Affiliates (including their various portfolio companies), other than Seller and Seller’s direct subsidiaries, and (d) each of the officers, directors, managers and direct and indirect equity holders in each of the entities identified in the immediately preceding clauses (a) through (c) who is not also an officer, director, manager or direct or indirect equity holder of Seller or Seller’s subsidiaries (in each case, solely in such Person’s capacity as an officer, director, manager or direct or indirect equity holder of Seller or its subsidiary), except, in each case, that for purposes of the definition of “Indemnified Person” (and any indemnities hereunder in favor of Seller or its Affiliates) and any disclaimers or releases/waivers hereunder in favor of (or to the benefit of) Seller or its Affiliates (and, in each case, similar phrases) hereunder, the terms “Affiliate” or “Affiliates” shall include each such Person. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direct the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(c) “Alchemist PSA” means that certain Purchase and Sale Agreement, by and between Purchaser, as purchaser, and Alchemist Energy LeaseCo, LP, as seller, dated as of May 7, 2026.

(d) “Asset Taxes” means ad valorem, property, real estate, excise, severance, production, sales, use and similar Taxes based upon the acquisition, operation or ownership of the Assets or the production of Hydrocarbons therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

1

(e) “Assets” means all of Seller’s right, title, and interest in and to the following (but excluding in all cases any Excluded Assets):

(i) the oil and gas leases, oil, gas, and mineral leases and subleases, carried interests, operating rights, record title interests, overriding royalty interests and other interests located within the Designated Area, including those identified or described on Exhibit A-1, and, without limiting the foregoing, all other rights (of whatever character, whether legal or equitable, vested or contingent, and whether or not the same are expired or terminated) in and to the Hydrocarbons in, on, under, and that may be produced from or are otherwise attributable to the Designated Area, including the lands covered by the leases, subleases, interests and rights described on Exhibit A-1, and any renewals, modifications, supplements, ratifications or amendments to such leases, subleases, interests and rights described on Exhibit A-1 (collectively, the “Leases”);

(ii) all Hydrocarbon, water, CO2, or injection or disposal wells identified on Exhibit A-2 and any and all Hydrocarbon, water, CO2, or injection or disposal wells located on the Leases or on lands pooled, communitized, or unitized therewith or on the Rights of Way, including the wells shown on Exhibit A-2, in each case, whether producing, non-producing, permanently or temporarily plugged and abandoned, and whether or not fully described on any exhibit or schedule hereto (the “Wells”);

(iii) all pooled, communitized, consolidated or unitized acreage which includes all or part of any Leases, and all tenements, hereditaments, and appurtenances belonging thereto (collectively, the “Units,” and, together with the Wells and Leases, the “Properties”);

(iv) all currently existing contracts, agreements, and instruments pertaining to the other Assets (to the extent applicable to the other Assets) including operating agreements; unitization, pooling, and communitization agreements; declarations and orders; area of mutual interest agreements; farmin and farmout agreements; exchange agreements; compressor agreements; gathering agreements; agreements for the sale and purchase of Hydrocarbons; disposal agreements; transportation agreements; and processing agreements (the “Contracts”); provided, however, that the term “Contracts” shall not include (x) the Leases, the Rights of Way and other instruments constituting Seller’s chain of title to the applicable Leases or Rights of Way or (y) any master services agreements, drilling contracts and other similar service contracts;

(v) [Reserved];

(vi) all currently existing Permits, to the extent related to the Assets and to the extent transferrable;

(vii) the Assumed Hedges;

(viii) to the extent transferrable, all surface and/or subsurface easements, permits, licenses, servitudes, rights-of-way, leases, rights to explore and drill for, produce, store, gather, transport, use and sell surface and subsurface water and other rights to use the surface appurtenant to, or used or held for use in connection with, the Properties (collectively, the “Rights of Way”); provided, however, that the term “Rights of Way” shall not include interests held pursuant to the Leases and other instruments constituting Seller’s chain of title to the applicable Leases;

2

(ix) all surface and subsurface equipment, machinery, fixtures, and other tangible personal property and improvements that are located at, on or under any of the lands covered by or attributable to any of the Properties, or are used or held for use in connection with the ownership or operation of the Properties or any of the other Assets or the production, treatment, storage, disposal, or transportation of Hydrocarbons or other substances thereon or therefrom (including all Well and wellhead equipment, casing rods, boilers, tubing, motors, fixtures, pumps, pumping units, Hydrocarbon measurement facilities, flowlines, gathering systems, piping, pipelines, compressors, Hydrocarbons measurement facilities, metering facilities, interconnections, tanks, tank batteries, treatment facilities, injection facilities, disposal facilities, compression facilities, processing and separation facilities, platforms, SCADA equipment, frac tanks and ponds and other materials, supplies, inventory, facilities, machinery, equipment and similar personal property (both surface and subsurface)), including the items described on Schedule 1.2(e)(ix) (collectively, the “Equipment”);

(x) all Hydrocarbons produced from, or attributable to, the Assets from and after the Effective Date; all Hydrocarbon inventories from or attributable to the Assets that are in storage or existing in stock tanks, pipelines and/or plants on the Effective Date (including inventory and line fill); to the extent related or attributable to the Assets, all production, plant, and transportation imbalances; and, in each case, all proceeds therefrom;

(xi) except to the extent related to any of the Retained Obligations, all (A) trade credits, accounts receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the other Assets for periods of time from and after the Effective Date or related to any Assumed Obligation hereunder, (B) liens and security interests in favor of Seller or any of its Affiliates under any Law or Contract to the extent arising from, or relating to, the ownership, operation, or sale or other disposition on or after the Effective Date of any of the other Assets or to the extent arising in favor of Seller with respect to any Asset or any Assumed Obligation for which Purchaser is providing indemnification hereunder, (C) indemnity, contribution, and other such rights in favor of Seller or any of its Affiliates arising under any of the other Assets to the extent attributable to such other Assets for periods of time from and after the Effective Date or related to any Assumed Obligation hereunder, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and all rights and remedies of any kind arising under or with respect to any Contracts ((1) whether related to periods of time occurring before, on or after the Effective Date and (2) including audit and other similar rights (including, for purposes of clarity, the right to receive adjustments, refunds or other proceeds related to or payable in connection with the exercise of any such rights)) and (D) rights, remedies, claims, demands, interests or causes of action whatsoever, at Law or in equity, known or unknown, of Seller or any of its Affiliates against any third Person to the extent related to (1) the Assets or periods of time from and after the Effective Date or (2) any Assumed Obligation, and, where necessary to give effect to the assignment, conveyance and/or transfer of any of the foregoing matters described in this Section 1.2(e)(xi), Seller grants to Purchaser the right to be subrogated thereto, except, in each case, to the extent relating to any of the Retained Obligations; and

3

(xii) originals, to the extent available, otherwise copies (including electronic copies) of files, records, information and data in Seller’s or any of its Affiliates’ possession or control and to the extent relating or relevant to Seller’s ownership and/or operation of all or any portion of any of the Assets, including all books, records, data, files, information, drawings, maps, lease files, land files, surveys, division order files, abstracts, muniments of title, title opinions, title curative documents and other title information, contract files, well logs and other similar files, well and equipment telemetry data, wellbore schematics, shape files, the G&G Data, production data, well, operation and accounting data and records, workover, artificial lift conversion and downtime history, and engineering, exploration and other technical data and information (excluding any interpretive data or other technical analysis) that relates or is relevant to any of the Assets (including, for purposes of clarity, the ownership or operation thereof), but excluding, in each case:

(A) all corporate, financial, Tax, and legal data and records of Seller that relate to Seller’s business generally (whether or not relating to the Assets) or to Seller’s business (including all Income Tax data and records), operations, assets, and properties to the extent not related to or part of the Assets;

(B) any data, software, and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement, or by applicable Law, and for which no consent to transfer has been received and/or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;

(C) all legal records and legal files of Seller, including all work product of, and attorney-client communications with, Seller’s legal counsel (other than Leases, title opinions, and Contracts, which shall, for purposes of clarity, be included in the Assets);

(D) data and records relating to the sale of the Assets, including communications with the advisors or other Representatives of Seller or any member of Seller Group;

(E) any data and records, to the extent relating to the Excluded Assets or assets and properties to the extent they do not constitute Assets under this Agreement;

(F) all emails and electronic correspondence, unless (I) an item otherwise included in the Records is only available as an attachment to such email or electronic correspondence, (II) such email or electronic correspondence is of a type that would ordinarily be included in a Lease file or Well file, as applicable or (III) any other record that would only be contained in email and electronic correspondence; and

(G) those original data and records retained by Seller pursuant to Section 12.5.

(Clauses (A) through (G) shall hereinafter be referred to as the “Excluded Records” and subject to such exclusions, the data, software and records described in this Section 1.2(e)(xii) are referred to herein as the “Records.”).

(f) “Assumed Hedges” means the Existing Hedges.

(g) “barrel” means forty-two (42) U.S. gallons.

(h) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Tulsa, Oklahoma, United States of America.

(i) “Canyon Creek PSA” means that certain Purchase and Sale Agreement, by and between Purchaser, as purchaser, and Canyon Creek Energy – Arkoma, LLC, as seller, dated as of May 7, 2026.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Cut-Off Date” means five o’clock p.m. in Tulsa, Oklahoma on the date that is twelve (12) months following the Closing Date.

4

(l) “Debt Commitment Letters” means any executed debt commitment letters or agreements (as amended, supplemented or replaced in compliance with this Agreement) pursuant to which the Debt Financing Sources party thereto have committed, on the terms and subject only to the financing conditions set forth therein, to provide to Purchaser or an Affiliate thereof the amount of debt financing described therein.

(m) “Debt Financing” means the financing contemplated by the Debt Commitment Letters, the proceeds of which shall be used to, among other things, fund a portion of the Purchase Price.

(n) “Debt Financing Documents” has the meaning set forth Section 12.7(b).

(o) “Debt Financing Sources” means Persons that have committed to provide or otherwise entered into agreements in connection with any debt financing in connection with the Transactions, including the parties to any applicable joinder agreements, indentures, credit agreements similar debt agreements entered into pursuant thereto or relating thereto, together with their respective former, current or future Representatives, employees, directors, officers and Affiliates and their successors and assigns.

(p) “Deposit” means Six Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($656,250.00) in cash.

(q) “Designated Area” means the entirety of each land section in which there exists a Well identified on Exhibit A-2.

(r) “Effective Date” means 7:00 a.m. in Tulsa, Oklahoma on February 1, 2026.

(s) “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et  seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et  seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, in each case as amended to the date hereof, and all similar Laws, including common law, as of the Execution Date of any Governmental Authority having jurisdiction over the property in question addressing pollution or pollution control, protection of the environment (including natural resources), biological or cultural resources, exposure to pollution or chemicals in the environment or protection of occupational safety, including those Laws relating to the storage, handling and use of Hazardous Substances and Laws relating to the Release, threatened Release, generation, processing, treatment, storage, transportation, disposal or management thereof and all regulations implementing the foregoing.

(t) “Environmental Matters” means (i) the terms of Article 3, (ii) Seller’s representations and warranties in Sections 4.2 and 4.15, (iii) Seller’s covenants and agreements pursuant to Section 6.3, (iv) the Retained Obligations described in Sections 11.2(d), 11.2(e), 11.2(f), 11.2(g) and 11.2(i) and (v) Seller’s liability and indemnification obligations with respect to (including, for purposes of clarity, Purchaser’s right to indemnification pursuant to Article 11 with respect to) any (A) breach or inaccuracy, as applicable, of any such representations and warranties, covenants or agreements or (B) the Retained Obligations described in Sections 11.2(d), 11.2(e), 11.2(f), 11.2(g) and 11.2(i) (including, for purposes of clarity, any and all Damages caused by, arising out of, resulting from or related to any of the foregoing matters described in this definition).

(u) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

5

(v) “Fraud” means actual and intentional fraud under Delaware common law with respect to the making of the representations and warranties pursuant to Article 4 or Article 5 (as applicable); provided, that such actual and intentional fraud shall exclude any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory under applicable Law.

(w) “G&G Data” means all geological or geophysical information constituting proprietary data, studies, core samples, maps, related technical data and any other geological or geophysical information (in each case excluding any interpretations of Seller made with respect to such information as well as any seismic information of Seller) covering the Properties that Seller is not prohibited by agreement from transferring to Purchaser (other than any such information licensed from non-Affiliate Persons that cannot be transferred without additional consideration to such non-Affiliate Persons and for which Purchaser has not agreed (in its sole discretion) to pay such additional consideration).

(x) “GAAP” means United States generally accepted accounting principles, consistently applied.

(y) “Governmental Authority” means any national, state, county or municipal government and/or government of any political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies, or other instrumentalities of any of them.

(z) “Hazardous Substance” shall mean any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws, including NORM, petroleum and any fraction thereof, asbestos, Hydrocarbons, produced water, polychlorinated biphenyls, per- or poly-fluoroalkyl substances and any other substances referenced in Section 3.4(c).

(aa) “Hedge” means any future derivative, swap, collar, put, call, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including hydrocarbons or securities.

(bb) “Hedge Gains” means, with respect to the Assumed Hedges, the amount to which any of Seller or its Affiliates is entitled to receive under the terms of any and all such Assumed Hedges (without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to such Assumed Hedges).

(cc) “Hedge Losses” means, with respect to the Assumed Hedges, the amount any of Seller or its Affiliates is obligated to pay to the applicable counterparty (under the terms of such Assumed Hedges), without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to any such Assumed Hedges.

(dd) “Hydrocarbons” means crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition.

(ee) “Income Taxes” means any U.S. federal, state or local or foreign income Tax or Tax based on profits, net profits, margin, revenues, gross receipts or similar measure.

6

(ff) “Knowledge” (or “known” or other derivatives thereof) means, whether or not capitalized, (i) with respect to Seller, without any duty of inquiry or investigation, the actual conscious knowledge, as of the Execution Date, of any of the individuals listed in Subpart 1 of Schedule K and (ii) with respect to Purchaser the actual conscious knowledge, without any duty of inquiry or investigation, as of the Execution Date, of any of the individuals listed in Subpart 2 of Schedule K.

(gg) “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, writs, injunctions, requirements, judgments, and codes of Governmental Authorities.

(hh) “Material Consent” means a Consent by a third Person (i) that if not obtained prior to the assignment of an Asset, (A) voids or nullifies (automatically or at the election of the holder thereof) the assignment, conveyance or transfer of such Asset, (B) terminates (or gives the holder thereof the right to terminate) any material rights in the Asset subject to such consent, or (C) requires payment of a fee or liquidated damages or (ii) that has affirmatively been denied in writing (except for any such consent that is otherwise waived in writing by Purchaser); provided, however, that “Material Consent” does not include (x) any consent or approval of Governmental Authorities customarily obtained after Closing or (y) any Consent which by its express terms cannot be unreasonably withheld, unless such Consent has been affirmatively denied in writing.

(ii) “Material Contract” means, to the extent binding on the Assets or Purchaser’s ownership thereof after Closing, any Contract which is one or more of the following types:

(i) Contracts between Seller, on the one hand, and any Affiliate of Seller, on the other hand, which will be binding on or otherwise burden Purchaser or any of the Assets after the Closing;

(ii) Contracts for the sale, purchase, exchange, or other disposition of Hydrocarbons produced from or allocable to the Properties which are not cancellable without penalty to, or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(iii) To the extent currently pending, Contracts to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Assets at any time from and after the Effective Date, but excluding conventional rights of reassignment upon intent to abandon any Asset;

(iv) Contracts for the gathering, treatment, processing, storage or transportation of Hydrocarbons, which are not cancellable without penalty to or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(v) Contracts that are joint operating agreements, unit operating agreements, exploration agreements, development agreements, participation agreements, joint venture agreements, area of mutual interest agreements (or that contain area of mutual interest agreements or similar provisions), farmin agreements, farmout agreements, non-compete agreements, production sharing agreements, exchange agreements, pooling agreements or other similar agreements, including any agreement with any express drilling or development obligations to the extent the same have not been fully performed or fulfilled and would be binding on Purchaser and/or the Assets after Closing;

(vi) Contracts requiring Seller or its Affiliates to post guarantees, bonds, letters of credit or similar financial agreements;

7

(vii) Contracts that provide for a call upon, option to purchase or similar right with respect to any of the Assets (including any Hydrocarbons produced therefrom or allocated thereto);

(viii) Contracts that are sale lease-back agreements, indentures, loan agreements, credit agreements, security agreements, mortgages, promissory notes or similar financial agreements that will be binding on, or result in a lien or other encumbrance on, any of the Assets after the Closing;

(ix) Contracts for salt water or fresh water disposal, gathering, processing, transportation or other similar agreements, or any water rights or water source agreements, which are not cancellable without penalty to or material payment by Seller, its Affiliates, or its or their permitted successors and assigns, on sixty (60) days’ or less prior written notice;

(x) Contracts containing “tag-along” or “drag-along” rights, preferential rights or other similar rights of, or applicable to, any Person, including, without limitation, any “change of control” or other similar provision;

(xi) Contracts that constitute a lease under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty or material payment upon sixty (60) days’ or less prior written notice and (B) involves (x) an annual base rental of more than Sixteen Thousand Four Hundred Six Dollars ($16,406) or (y) the payment of more than Sixteen Thousand Four Hundred Six Dollars ($16,406) in the aggregate (net to Seller’s interest);

(xii) All other Contracts that can reasonably be expected to involve aggregate payments by, or aggregate proceeds or revenues to, Seller or any of its Affiliates in excess of Sixteen Thousand Four Hundred Six Dollars ($16,406) during the current year or any subsequent fiscal year;

(xiii) All Contracts constituting Hedges; and

(xiv) All Contracts with respect to G&G Data.

(jj) “Net Revenue Interest” means, with respect to any Well, Seller’s interest (expressed as a percentage or a decimal) in and to the Hydrocarbons produced and saved or sold from or allocated to such Well from those formations from which such Well is currently producing, or with respect to a Well that is not currently producing, the last formation from which such Well last produced, after giving effect to all Royalties.

(kk) “Non-Disclosure Agreement” means that certain Confidentiality Agreement dated as of January 15, 2026 by and between Presidio Petroleum LLC, a Delaware limited liability company, and Canyon Creek Energy – Arkoma, LLC, as amended from time to time.

(ll) “Novation Agreements” means, collectively, each ISDA Novation Agreement by and among Seller, Purchaser (or its Affiliate) and each other counterparty to the applicable Assumed Hedge, pursuant to which Seller will novate to Purchaser (or its Affiliate), and, if applicable, the other counterparty will novate to another counterparty, such Assumed Hedges, in a form mutually agreed upon in good faith by the parties thereto.

(mm) “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

8

(nn) “Property Costs” means, without duplication, all ordinary course operating expenses (including costs of insurance (solely to the extent any such insurance costs are premiums that are paid with respect to the period of time between the Effective Date and the Closing Date), and overhead costs charged by any Third Party operator of any of the Assets) pursuant to an applicable joint operating agreement and capital expenditures, in each case, paid or payable to Third Parties and incurred in the ownership and operation of the Assets in the ordinary course of business, but excluding (without limitation), in each case, any and all liabilities, losses, costs, expenses, and Damages arising out of or otherwise attributable or related to:

(i) claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death; property damage; environmental damage or contamination; other torts; private rights of action given under any Law; or violation of any Law;

(ii) obligations to plug and/or abandon wells, dismantle, decommission or remove facilities or any other Asset;

(iii) obligations to remediate any contamination of groundwater, surface water, soil, sediments, or Equipment or that otherwise affect or relate to any of the Assets;

(iv) (A) all title examination and curative matters (including any title examination and/or curative costs paid or incurred in connection with, or with respect to, any Title Defects asserted pursuant to this Agreement, any special warranty of Defensible Title claims made pursuant to the Assignment and Bill of Sale or with respect to curing any breach of any of Seller’s representations or warranties, including claims that Leases have terminated), and (B) all environmental matters, claims and/or obligations, including to remediate any contamination of water or personal property, or restore the surface around such wells, facilities or personal property, including under applicable Environmental Laws (including Environmental Defect claims asserted pursuant to this Agreement);

(v) obligations to pay working interests, Royalties, and other revenues or proceeds attributable to sale of Hydrocarbons to Third Parties, as well as claims of improper calculation or payment of same;

(vi) gas balancing and other production balancing obligations;

(vii) any Casualty Loss (including any mitigation, repair, replacement or restoration costs related thereto);

(viii) Taxes (including Asset Taxes);

(ix) obligations with respect to Hedges;

(x) obligations to pay (A)  any rentals, shut-in royalties or other similar lease maintenance payments, (B) any bonuses, broker fees and other Lease acquisition costs, costs of drilling and completing wells and costs of acquiring equipment that are not paid and/or incurred in accordance with Section 6.3 and (C) any transfer or similar fees associated with the assignment of the Assets from Seller to Purchaser pursuant to this Agreement unless Purchaser agrees in writing to be responsible for the same;

9

(xi) any of the Retained Obligations (except any such Retained Obligation described in Section 11.2(b) that results in an adjustment to the Purchase Price pursuant to Section 2.3 or a turnover obligation pursuant to Section 2.4) or any other matters for which Seller has an indemnity obligation under this Agreement;

(xii) any general and administrative and/or overhead costs that are not charged by Third Parties pursuant to an applicable joint operating agreement; and

(xiii) any claims for indemnification, contribution, or reimbursement from any Third Party with respect to liabilities, losses, costs, expenses and Damages of the type described in preceding clauses (i) through (xii), whether such claims are made pursuant to contract or otherwise.

(oo) “Purchaser Fundamental Representations” means the representations and warranties of Purchaser set forth in Sections 5.1, 5.2, 5.3, 5.4(a), 5.7, 5.16 and 5.18.

(pp) “Purchaser Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, has, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, financial condition or results of operations of the Purchaser, or (b) the ability of Purchaser to consummate the Transactions contemplated hereby; provided, however, that the term “Purchaser Material Adverse Effect” shall not include effects (except in the case of clauses (i) through (vi) and (viii) below, to the extent such effects have a disproportionate materially adverse impact on Purchaser relative to other Persons operating in the same industry and geographic area in which Purchaser operates) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Purchaser or its Affiliates); (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vii) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Transactions; (viii) any change in GAAP, or in the interpretation thereof; (ix) any epidemic, pandemic, or widespread disease outbreak (including the COVID-19 virus), or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith; (x) any occurrence, condition, change, event or effect resulting from (A) the announcement of the Transactions, or (B) actions expressly required by this Agreement or expressly at or with the written consent of Seller; and (xi) any legal proceeding brought or threatened by shareholders of Purchaser (whether on behalf of Purchaser or otherwise) asserting allegations of breach of fiduciary duty arising out of or relating to this Agreement or the Transactions contemplated hereby.

(qq) “Release” means any releasing, disposing, discharging, discarding, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, migrating, or escaping of any Hazardous Substances into or upon the environment, including the abandonment or discarding of barrels, containers and other closed receptacles.

(rr) “Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective directors, officers, partners, investors, members, managers, employees, financing sources, agents and advisors (including attorneys, accountants, consultants, bankers, financial advisors, brokers, and any representatives of those advisors).

(ss) “Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of Hydrocarbons from or allocated to the Properties or the proceeds thereof to third Persons.

10

(tt) “SEC” means the United States Securities and Exchange Commission.

(uu) “Securities Act” means the United States Securities Act of 1933, as amended.

(vv) “Seller Fundamental Representations” means the representations and warranties of Seller set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d)(i), 4.9 and 4.10.

(ww) “Seller Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, has, has had or would reasonably be expected to have, a material adverse effect on (a) the ownership, operation, or financial condition of the Assets, taken as a whole, or (b) the ability of Seller to consummate the Transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not include effects (except in the case of clauses (i) through (vi) and (viii) below, to the extent such effects have a disproportionate materially adverse impact on (x) Seller relative to other Persons operating in the same industry and geographic area in which Seller operates or (y) the Assets relative to similar Assets within the same geographic area in which the Assets are located) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Seller or its Affiliates); (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vii) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Transactions; (viii) any change in GAAP, or in the interpretation thereof; (ix) any epidemic, pandemic, or widespread disease outbreak (including the COVID-19 virus), or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith and (x) any occurrence, condition, change, event or effect resulting from (A) the announcement of the Transactions, or (B) actions expressly required by this Agreement or expressly at or with the written consent of Purchaser.

(xx) “Seller Taxes” means any and all (i) Income Taxes imposed by any applicable Laws on Seller or any of its Affiliates or any affiliated, combined, consolidated, unitary or similar group with respect to Taxes of which any of the foregoing is or was a member, (ii) Asset Taxes allocable to Seller pursuant to Section 9.1 (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller (A) as a result of the adjustments to the Purchase Price pursuant to Section 2.3 or (B) in connection with the provisions of Section 11.4, as applicable), (iii) Taxes imposed on or with respect to the ownership or operation of the Excluded Assets, and (iv) Taxes (other than Taxes described in clauses (i), (ii) or (iii) of this definition) imposed on or with respect to the acquisition, ownership, or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom for any Tax period (or portion of any Straddle Period) ending before the Effective Date.

(yy) “Straddle Period” means any Tax period beginning before and ending on or after the Effective Date.

(zz) “Subject Courts” has the meaning set forth in Section 12.7(b).

(aaa) “Tax” or “Taxes” means all federal, state, local and foreign income, branch profits, license, payroll, employment, social security, unemployment, disability, profits, franchise, sales, use, ad valorem, property, severance, production, conservation, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer or withholding taxes, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

11

(bbb) “Tax Proceeding” has the meaning provided in Section 9.6.

(ccc) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

(ddd) “Termination and Release of Joint Operating Agreement” means a termination and release of joint operating agreements, in a form reasonably acceptable to both Parties, providing for the termination of all applicable joint operating agreements and related tax partnership agreements, and the release of all liens and security interests created thereunder (including the release of any related memorandum of operating agreement of record) to the extent, and only to the extent, such joint operating agreements and related tax partnership agreements are solely among Seller and the seller under the Canyon Creek PSA, the seller under the Alchemist PSA or the sellers under any of the other Tag-Along PSAs.

(eee) “Third Party” means any Person other than Seller and Purchaser and their respective Affiliates.

(fff) “Title Matters” means (a) the terms of Article 3, (b) the special warranty of Defensible Title in the Assignment and Bill of Sale, (c) Seller’s representations and warranties in Sections 4.2, 4.7, 4.8, 4.11(a), 4.12, 4.13(b), 4.17, 4.21, and 4.22(b), (d) Seller’s covenants and agreements pursuant to Section 6.3, (e) the Retained Obligations described in Sections 11.2(g) and 11.2(j) and (f) Seller’s liability and indemnification obligations with respect to (including, for purposes of clarity, Purchaser’s right to indemnification pursuant to Article 11 with respect to) any (A) breach or inaccuracy, as applicable, of any such representations and warranties, covenants or agreements or (B) the Retained Obligations described in Sections 11.2(g) and 11.2(j) (including, for purposes of clarity, any and all Damages caused by, arising out of, resulting from or related to any of the foregoing matters described in this definition).

(ggg) “Transaction Agreements” means this Agreement and each other agreement or instrument to be executed and delivered pursuant hereto at the Closing.

(hhh) “Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

(iii) “Transfer Taxes” means any excise, sales, purchase, transfer, stamp, documentary, filing, registration, use or other similar Taxes or fees, and costs or expenses of preparing and filing any related Tax Returns, incurred as a result of or with respect to the sale of the Assets pursuant to this Agreement.

(jjj) “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury, whether in proposed, temporary or final form.

(kkk) “Unapproved Exception” means, with respect to any Well or other applicable Asset, as applicable, any fact(s), circumstance(s), or other matter(s) that, individually or in the aggregate, (i) operate to reduce Seller’s Net Revenue Interest for any Well to an amount below the Net Revenue Interest set forth in Exhibit A-2, for such Well, or (ii) operate to increase Seller’s Working Interest for any Well to an amount greater than the Working Interest set forth in Exhibit A-2, for such Well (in each case, except to the extent the Net Revenue Interest for such Well is greater than the Net Revenue Interest set forth Exhibit A-2, for such Well in the same or greater proportion as the cumulative increase in Seller’s Working Interest therefor).

(lll) “Working Interest” means, with respect to any Well (as to those formations in which such Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced), the aggregate interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations for, on or in connection with such Well (solely with respect to those formations in which such Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced), in each case, without regard to the effect of any Royalties.

12

1.3 Excluded Assets. Notwithstanding anything to the contrary in Section 1.2 or elsewhere in this Agreement, the “Assets” shall not include any rights with respect to the Excluded Assets. “Excluded Assets” means the following:

(a) the Excluded Records;

(b) any interpretations of Seller made with respect to any G&G Data, as well as copies of the Records retained by Seller pursuant to Section 12.5, including, for the avoidance of doubt, copies of all geological, geophysical and similar data and studies other than any such data and/or studies constituting or included in the G&G Data;

(c) Assets excluded from this Agreement pursuant to Sections 3.4(a), 3.12 or 3.13;

(d) subject to Section 11.5, all contracts of insurance and all claims, rights and interests of Seller or any Affiliate of Seller (i) under any policy or agreement of insurance or indemnity agreement, (ii) under any bond or security instrument, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of an Asset prior to the Effective Date and to the extent not related to any of the Assumed Obligations;

(e) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, logos, trademarks, trade names, and other intellectual property;

(f) Seller’s interests in offices, office leases and buildings;

(g) any leased equipment and other leased personal property of Seller if such equipment or property, or the Contract pursuant to which it was leased, is not freely transferrable without payment of a fee or other consideration, unless Purchaser has agreed in writing to pay such fee or consideration;

(h) except to the extent described in sub-clause (xi) of the definition of “Assets” or otherwise related to any Assumed Obligation, all indemnity and contribution rights, rights under any Contracts and all other rights and claims of Seller or any Affiliate of Seller against any third Person to the extent related or attributable to, periods on or prior to the Effective Date (including claims for adjustments or refunds with respect to amounts paid or incurred by Seller) or for which Seller is liable for payments or required to indemnify Purchaser under Article 11 (whether or not such claims are pending or threatened as of the Execution Date or the Closing Date);

(i) except to the extent described in sub-clause (xi) of the definition of “Assets” or otherwise related to any Assumed Obligation, all audit rights, and rights to reimbursement with respect to, all costs and revenues associated with joint interest audits and other audits of Property Costs covering periods prior to the Effective Date, which adjustments arising from such audits are paid or received prior to the Cut-Off Date; provided, however, that such audit rights and rights to reimbursement shall be deemed to be included within the Assets for all purposes from and after the Cut-Off Date (unless any applicable joint interest audit is initiated by a Third Party prior to the Cut-Off Date, in which case such audit rights (solely with respect to the subject matter of any such joint interest audit) shall not terminate on the Cut-Off Date and shall continue until reasonably resolved);

13

(j) any refunds, claims for refunds or rights to receive refunds from any Governmental Authority with respect to Taxes that are Seller Taxes (solely to the extent such Seller Taxes are actually paid or economically borne by Seller or any of its Affiliates);

(k) refunds relating to the overpayment of royalties by or on behalf of Seller to any Governmental Authority, to the extent relating to royalties paid with respect to Hydrocarbon production prior to the Effective Date, whether received before, on, or after the Effective Date; provided, however, that such refunds shall be deemed to be included within the Assets for all purposes from and after the Cut-Off Date;

(l) all office equipment, computers, cell phones, pagers and other hardware, personal property, and equipment that relate primarily to Seller’s business generally, even if otherwise relating to the business conducted by Seller with respect to the Assets;

(m) subject to Section 2.4 and except as otherwise related to any Assumed Obligation, all trade credits, accounts receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the Assets for periods of time prior to the Effective Date;

(n) Seller’s vehicles; and

(o) any other assets, contracts or rights which are specifically identified or described on Schedule 1.3.

Article 2
PURCHASE PRICE

2.1 Purchase Price.

(a) Subject to the terms and conditions set forth in this Agreement, the total purchase price to be paid for the Assets shall consist of cash in the amount of $13,125,000 (such amount of cash, the “Base Purchase Price”), adjusted as provided in Section 2.3 (the Base Purchase Price as so adjusted pursuant to Section 2.3, the “Purchase Price”).

(b) Not later than one (1) Business Day following the Execution Date, Purchaser will deliver or cause to be delivered to Seller, the Deposit, to an account designated by Seller in writing.

2.2 Allocated Values. Schedule 2.2 sets forth the agreed allocation of the Base Purchase Price among the Assets. The “Allocated Value” for any Well equals the portion of the Base Purchase Price that is allocated to such Well on Schedule 2.2. Seller has accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values.

2.3 Adjustments to Base Purchase Price. The Base Purchase Price shall be adjusted as follows (without duplication), but (x) in the case of Sections 2.3(c), 2.3(d) and 2.3(e), only to the extent identified on or before the Cut-Off Date; and (y) in the case of Section 2.3(f) and Section 2.3(i), only to the extent paid or received, as applicable, on or before the Cut-Off Date:

(a) decreased in accordance with Section 3.8;

(b) decreased as a consequence of Assets (or any portions thereof) excluded from the transactions contemplated by this Agreement as set forth in Sections 3.4(a), 3.12 or 3.13;

14

(c) with respect to production, pipeline, storage, processing, or other imbalances or overlifts, (i) decreased (for amounts owed by Seller or any of its Affiliates to any third Person as of the Effective Date) or (ii) increased (for amounts owed by any third Person to Seller or any of its Affiliates as of the Effective Date), as applicable, (A) in the case of gaseous Hydrocarbons, to the extent the applicable Contract provides for cash balancing, the actual cash balance amount determined to be due to such Party, otherwise on the basis of $3.00 per MMBtu, multiplied by the amount of imbalance in MMBtu, and (B) in the case of liquid Hydrocarbons (other than NGLs), to the extent the applicable Contract provides for cash balancing, the actual cash balance amount determined to be due to such Party, otherwise on the basis of $80.00 per barrel, multiplied by the amount of the imbalance in barrels (in each case of sub-clauses (i) and (ii) hereof, net of any (x) Royalties; (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid or that would be payable in connection with sales of oil, gas, or other Hydrocarbons) or (D) by an amount agreed to in writing by the Parties;

(d) increased by the aggregate amount of Seller’s share of any merchantable Hydrocarbon inventories produced from or credited to the Properties in storage tanks (excluding tank bottoms) included in the Assets upstream of delivery points to the relevant purchasers on the Effective Date and based on the quantities in such storage tanks as of the Effective Date (solely to the extent such Hydrocarbon inventories are not sold prior to the Closing Date), multiplied by the Contract price therefor, or, if there is no applicable Contract, (A) in the case of gaseous Hydrocarbons, multiplied by $3.00 per MMBtu, or (B) in the case of liquid Hydrocarbons (other than NGLs), multiplied by $80.00 per barrel, (in each case, net of any (x) Royalties; and (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid or that would be payable in connection with sales of oil, gas, or other Hydrocarbons);

(e) increased by the net amount of prepaid Property Costs paid by Seller attributable to periods from and after the Effective Date set forth on Schedule 2.3(e);

(f) without limiting either Party’s rights to indemnification under Article 11, adjusted for proceeds, revenues and other income attributable to the Assets, Property Costs, and certain other costs attributable to the Assets as follows:

(i) decreased by an amount equal to the aggregate amount of the following proceeds and/or revenues received by Seller or any of its Affiliates:

(A) amounts earned from the sale, attributable to the period after the Effective Date through but excluding the Cut-Off Date (the “Adjustment Period”), of Hydrocarbons produced from, or attributable or allocable to, the Properties (net of any (x) Royalties and (y) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid by or behalf of Seller in connection with sales of oil, gas, or other Hydrocarbons that are not included as Property Costs under Section 2.3(f)(i)(B); excluding the effects of any Hedges); and

(B) other income earned with respect to the Assets during the Adjustment Period (excluding the effects of any Hedges);

(ii) increased by an amount equal to the amount of all Property Costs which are incurred by Seller or any of its Affiliates in the ownership and operation of the Assets from and after the Effective Date and paid to Third Parties or that are otherwise economically borne by or on behalf of Seller or any of its Affiliates on or prior to the Cut-Off Date, except, in each case, any costs already deducted in the determination of proceeds in Section 2.3(f)(i);

15

(iii) decreased by any amount received by Seller from the applicable operator pursuant to any joint operating agreements that are attributable to the ownership and operation of the Assets during the Adjustment Period, excluding amounts that are netted in Section 2.3(f)(i);

(g) increased by the amount of Asset Taxes allocated to Purchaser pursuant to Section 9.1 but paid or otherwise economically borne by Seller (or any of its Affiliates);

(h) decreased by the amount of Asset Taxes allocated to Seller pursuant to Section 9.1 but paid or otherwise economically borne by Purchaser (or any of its Affiliates);

(i) decreased by the amount of Property Costs paid by Purchaser attributable to periods before the Effective Date;

(j) increased by the amount of One Million One Hundred Twenty Thousand Dollars ($1,120,000.00) as consideration to Seller for including the Existing Hedges in the Assets;

(k) [Reserved]; and

(l) increased or decreased by any other amount agreed to by the Parties in writing.

2.4 Certain Ordinary-Course Costs and Revenues.

(a) With respect to revenues earned or Property Costs incurred with respect to the Assets prior to the Effective Date but received or paid, as applicable, after the Effective Date:

(i) Subject to the terms of this Section 2.4, Seller shall be entitled to all amounts earned from the sale, during the period up to but excluding the Effective Date, of Hydrocarbons produced from, or attributable or allocable to, the Properties, which amounts are received after Closing but prior to the Cut-Off Date (net of any (A) gathering, processing, compression, transportation, marketing and other similar costs and expenses paid in connection with sales of Hydrocarbons that are not included as Property Costs under Section 2.4(a)(ii)); and (B) Property Costs that are deducted by the purchaser of production, and to all other income earned with respect to the Assets up to but excluding the Effective Date and received after Closing but on or before the Cut-Off Date.

(ii) Seller shall be responsible for (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise), and entitled to any refunds and indemnities with respect to, all Property Costs incurred prior to the Effective Date; provided, however, that Seller’s responsibility for and entitlements to, as applicable, the foregoing shall terminate on the Cut-Off Date.

(b) Purchaser shall be entitled to all amounts earned from the sale, during the period from and after the Effective Date of Hydrocarbons produced from, or attributable or allocable to, the Properties and after the Cut-Off Date the amounts described in Section 2.4(a)(i) and to all other income earned with respect to the Assets from and after the Effective Date, and shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred from and after the Effective Date (including after the Cut-Off Date) the amounts described in Section 2.4(a)(i).

16

(c) Notwithstanding anything herein to the contrary, without duplication of any adjustments made pursuant this Article 2, (i) (A) should Purchaser or any Affiliate of Purchaser receive after Closing, but on or before the Cut-Off Date, any proceeds or other income to which Seller is entitled under Section 2.4(a), Purchaser shall fully disclose, account for, and promptly remit the same to Seller, (B) should Purchaser or any Affiliate of Purchaser pay after Closing, but on or before the Cut-Off Date, any Property Costs for which Seller is responsible under Section 2.4(a), Purchaser shall be reimbursed by Seller as promptly as reasonably practicable after receipt of an invoice therefor (regardless of whether such invoice is delivered to Seller before, on or after the Cut-Off Date), accompanied by copies of the relevant vendor or other invoice and proof of payment thereof, (C) should Seller or any Affiliate of Seller receive after Closing any amounts earned from the sale of Hydrocarbons produced from, or attributable or allocable to, the Properties or other income earned with respect to the Assets for the period of time from and after the Effective Date, Seller shall fully disclose, account for, and promptly remit the same to Purchaser, and (D) should Seller or any Affiliate of Seller receive after Closing any receipts, reimbursements, or other amounts from the operator of the Assets pursuant to any joint operating agreement, unit operating agreement, or similar agreement (including any COPAS overhead or other cost reimbursements) to the extent attributable to the ownership and operation of the Assets for the period from and after the Effective Date, Seller shall fully disclose, account for, and promptly remit the same to Purchaser, and (ii) Seller shall have no further entitlement to amounts earned from the sale of Hydrocarbons produced from, or attributable or allocable to, the Properties and other income earned with respect to the Assets, and no further responsibility for Property Costs incurred with respect to the Assets, to the extent (A) an invoice for such amounts has not been received or paid by Purchaser, Seller or any of their respective Affiliates and (B) a claim for such amounts has not been made, in each case, respectively, on or before the Cut-Off Date.

(d) All adjustments and payments made pursuant to this Article 2 shall be without duplication of any other amounts paid or received under this Agreement.

2.5 Procedures.

(a) For purposes of allocating production (and accounts receivable with respect thereto) under Section 2.3 and Section 2.4, (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline flange connecting into the tank batteries related to each Well or, if there are not storage facilities, when they pass through the LACT meter or similar meter at the entry point into the pipelines through which they are transported from such Well, and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. Seller shall use reasonable interpolative procedures to arrive at an allocation of production when exact meter readings or gauging or strapping data are not available.

(b) Surface use or damage fees, insurance premiums (and refunds thereof), and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before, or on or after, the Effective Date, but, notwithstanding anything to the contrary in this Agreement, prepaid insurance premiums that constitute Property Costs shall only be Purchaser’s responsibility to the extent attributable to the period of time between the Effective Date and the Closing Date.

(c) After Closing, Purchaser shall handle all joint interest audits and other audits of Property Costs covering periods for which Seller is in whole or in part responsible under Section 2.4, provided that, prior to the Cut-Off Date, Purchaser shall not agree to any adjustments to previously assessed costs for which Seller is liable, or any compromise of any audit claims to which Seller would be entitled, without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed (and which shall be deemed granted if not affirmatively withheld within five (5) Business Days following receipt of Purchaser’s request therefor). Purchaser shall provide Seller with a copy of all applicable audit reports and written audit agreements received by Purchaser and relating to periods for which Seller is partially responsible.

17

(d) “Earned” and “incurred,” as used in Section 2.4 and Section 2.3, shall be interpreted in accordance with accounting recognition guidance under GAAP.

(e) Adjustments to the Base Purchase Price pursuant to Section 2.3 shall be effected as follows:

(i) if the net total amount of all adjustments to the Base Purchase Price pursuant to Section 2.3 results in a decrease to the Base Purchase Price (such decrease, the “Base Purchase Price Decrease”), such adjustments shall be effected by decreasing the Base Purchase Price by an amount equal to such Base Purchase Price Decrease;

(ii) if the net total amount of all adjustments to the Base Purchase Price pursuant to Section 2.3 results in an increase to the Base Purchase Price (such increase, the “Base Purchase Price Increase”), such adjustments shall be effected by increasing the Base Purchase Price by an amount equal to such Base Purchase Price Increase.

Article 3
TITLE AND ENVIRONMENTAL MATTERS

3.1 Purchaser’s Title Review.

(a) From and after the Execution Date, and pursuant and subject to the terms of Sections 6.1 and 6.4, Purchaser shall have the right to conduct a review of Seller’s title to the Assets. The Title Matters and the condition to Closing set forth in Section 7.1(d) (together with any rights and remedies of Purchaser set forth in this Agreement with respect to such condition) provide Purchaser’s exclusive remedies with respect to any Title Defects or other deficiencies or defects in Seller’s title to the Properties.

(b) Purchaser’s rights with respect to title to the Properties pursuant to this Article 3 are limited to the Properties, and, except with respect to, and without limitation of the Title Matters, Seller hereby expressly disclaims and negates any and all other warranties of title whatsoever, whether express, implied, statutory, or otherwise.

(c) The Assignment and Bill of Sale to be executed and delivered by the Parties at Closing (the “Assignment and Bill of Sale”) shall be in the form attached hereto as Exhibit B-1, and shall contain a special warranty of Defensible Title to the Properties by, through or under Seller and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. Purchaser shall be deemed to have waived all breaches of Seller’s special warranty of Defensible Title set forth in the Assignment and Bill of Sale for which Purchaser has not furnished to Seller a valid defect claim notice that substantially satisfies the requirements set forth in Sections 3.6(a)(i) through 3.6(a)(v) on or before the date that is eighteen (18) months after Closing. Purchaser shall not be entitled to protection under Seller’s special warranty of Defensible Title in the Assignment and Bill of Sale against any Title Defect reported by Purchaser to Seller in a Title Defect Claim Notice delivered by Purchaser pursuant to Section 3.6(a) prior to the Defect Claim Date. If Purchaser provides written notice of a breach of the special warranty of Defensible Title set forth in any Assignment and Bill of Sale to Seller, Seller shall have a reasonable opportunity to cure such breach (at Seller’s sole cost and expense) for a period not to exceed one hundred twenty (120) days following Seller’s receipt of such notice. In any event, the recovery on a breach of Seller’s special warranty of Defensible Title under the Assignment and Bill of Sale (excluding any recovery attributable to such breaches that result from security interests, deeds of trust, mortgages, pledges or similar interests granted by Seller) shall not exceed the Allocated Value of the affected Asset; provided, however, that, notwithstanding anything herein to the contrary and for the avoidance of doubt, no claim asserted by Purchaser in respect of a breach of Seller’s Special Warranty of Defensible Title shall be subject to the limitations set forth in Sections 3.9(a)(vi)(A) or 3.9(a)(vi)(C).

18

3.2 Definition of Defensible Title.

(a) As used in this Agreement, the term “Defensible Title” means that record title or beneficial title (solely in the case of contractual interests held pursuant to any applicable joint operating agreement, unit agreement or similar agreement) of Seller in and to the Wells (with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) shown on Exhibit A-2, which, as of the Effective Date through the Closing Date, and subject to and except for Permitted Encumbrances:

(i) with respect to each Well set forth on Exhibit A-2, entitles Seller to not less than the aggregate Net Revenue Interest set forth in Exhibit A-2 for such Well throughout the productive life thereof, except (A) decreases in connection with those operations in which Seller may elect after the Execution Date to be a non-consenting co-owner (if, and solely to the extent, such election is otherwise permissible under and made in compliance with the terms of the Agreement), (B) decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (C) decreases resulting from the establishment or amendment, after the Execution Date, of pools or units (if, and solely to the extent, such establishment or amendment thereof is otherwise permissible under and conducted in compliance with the terms of this Agreement), (D) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (E) as otherwise expressly stated in Exhibit A-2;

(ii) with respect to each Well set forth on Exhibit A-2, obligates Seller to bear a Working Interest for such Well, as applicable, that is not greater than the Working Interest set forth in Exhibit A-2 for such Well without increase throughout the productive life of such Well, except (A) increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or applicable Law, (B) increases that are accompanied by at least a proportionate increase in Seller’s (or its successor’s or assign’s) Net Revenue Interest for Well, and (C) as otherwise expressly stated in Exhibit A-2;

(iii) is free and clear of any and all other liens, charges, encumbrances, mortgages, deeds of trust, and substantially equivalent obligations, and defects of any kind, other than Permitted Encumbrances.

(b) As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation, defect or other matter, including a discrepancy in Net Revenue Interest or Working Interest, that causes or results in Seller’s title to any Well identified or described on Exhibit A-2 to be less than Defensible Title.

(c) As used in this Agreement, the term “Title Benefit” means any right, circumstance, or condition that operates to (i) increase the Net Revenue Interest of Seller as of the Effective Date and Closing Date, in any Well (solely with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) above that shown for such Well on Exhibit A-2, or (ii) decrease the Working Interest of Seller as of the Effective Date and Closing Date in any Well (solely with respect to those formations in which a particular Well is currently producing, or if such Well is not currently producing, the last formation from which such Well last produced) below that shown for such Well on Exhibit A-2 with no decrease in the Net Revenue Interest for such Well, as applicable.

19

3.3 Definition of Permitted Encumbrances. As used in this Agreement, the term “Permitted Encumbrances” means any or all of the following:

(a) all Royalties to the extent that they do not, and would not be reasonably likely to, individually or in the aggregate, reduce Seller’s Net Revenue Interest in any Well below that shown in Exhibit A-2 for such Well or increase Seller’s Working Interest in any Well above that shown in Exhibit A-2 for such Well without a corresponding increase in the Net Revenue Interest thereof;

(b) the terms of all Leases to the extent that the same do not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(c) the terms of all Material Contracts and Rights of Way including provisions for obligations, penalties, suspensions, or forfeitures contained therein, in each case, so long as the same do not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(d) rights of first refusal, preferential rights to purchase, and similar rights with respect to the Assets that are (i) set forth on Schedule 4.8(a) as of the Execution Date or (ii) are not triggered by the Transactions;

(e) all third Person consent requirements and similar restrictions (i) that are not applicable to the Transactions, (ii) that are to Seller’s Knowledge Material Consents that are set forth on Schedule 4.8(b), if such consents are obtained from the appropriate Persons prior to the Closing Date, (iii) for which the appropriate time period for asserting the right to withhold or condition such consent has expired in accordance with its terms (unless (x) a dispute is pending or threatened with respect to or related to such consent or (y) such consent has been affirmatively withheld or refused by the holder thereof), (iv) that need not be satisfied prior to or in connection with a transfer of such Asset, (v) which are not Material Consents, but which are properly and timely addressed by Seller in accordance with Sections 3.11 and 3.12; or (vi) that relate solely and exclusively to Excluded Records or any other Excluded Assets;

(f) liens for Taxes (i) not yet due and payable or (ii) if due and payable, that are being contested in good faith by appropriate actions (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(g) liens created under the terms of the Leases, Contracts or Rights of Way that, in each case, are for amounts (i) not yet delinquent (including any amounts being withheld as provided by Law), or (ii) if delinquent, being contested in good faith by appropriate actions by or on behalf of Seller (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(h) materialman’s, warehouseman’s, workman’s, carrier’s, mechanic’s, vendor’s, repairman’s, employee’s, contractor’s, operator’s liens, construction liens and other similar liens arising in the ordinary course of business for amounts (i) not yet delinquent (including any amounts being withheld as provided by Law), or (ii) if delinquent, being contested in good faith by appropriate actions by or on behalf of Seller (which actions are described and set forth on Schedule 3.3 as of the Execution Date);

(i) all rights to consent, and any required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or rights or interests therein if they are customarily obtained subsequent to the sale or conveyance of such leases, rights or interests;

(j) to the extent not yet triggered, conventional rights of reassignment arising upon the expiration or final intention to abandon or release any of the Assets;

20

(k) easements, rights-of-way, covenants, servitudes, permits, surface leases, conditions, restrictions, and other rights included in or burdening the Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment, in each case, to the extent they do not, individually or in the aggregate, result in or constitute an Unapproved Exception or as would otherwise be used, owned and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Assets and located in the same geographic area as such Asset(s);

(l) rights of a common owner of any interest in Rights of Way held by Seller, to the extent that the same do not result in or constitute an Unapproved Exception or as would otherwise be used, owned, and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Assets and located in the same geographic area as such Asset(s);

(m) any lien, charge, or other encumbrance which is expressly waived or assumed by Purchaser in writing or discharged by Seller, or otherwise released, in each case, at or prior to Closing;

(n) defects based solely on the failure to recite marital status in a document or omissions of successors or heirship or estate proceedings, absent reasonable evidence that such failure or omission has resulted in, or would reasonably be expected to result in, a superior claim of title from a third Person attributable to such matter;

(o) lack of a survey, unless a survey is required by Law;

(p) any defect based on a failure to conduct operations, cessation of production or insufficient production over any period of time following the drilling and completion of a well capable of producing in paying quantities on any Lease that is identified on Exhibit A-1 being held by production (or on any lands pooled or unitized therewith), except to the extent Purchaser provides reasonable evidence that such cessation of production, insufficient production or failure to conduct operations has (i) given the applicable lessor or any other third Person the right to terminate (or partially terminate) all or a portion of the applicable Lease or (ii) resulted in the expiration or termination (or partial expiration or termination) of the applicable Lease pursuant to its terms;

(q) all applicable Laws and rights reserved to or vested in any Governmental Authorities (i) to control or regulate any of the Assets in any manner, (ii) to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (iii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets, (iv) to use any Asset in a manner which does not materially interfere with or impair the use, ownership and/or operation of such Asset for the purposes for which it is currently used, owned and operated as of the Execution Date or as such Asset would otherwise be used, owned and/or operated by a reasonably prudent owner and/or operator of oil and gas assets similar to such Asset and located in the same geographic area as such Asset(s), or (v) to enforce any obligations or duties affecting the Assets to any Governmental Authority, with respect to any franchise, grant, license or permit;

(r) defects based solely on assertions that Seller’s, Seller’s Representatives’ or the applicable operator’s files lack any information (including title opinions), or defects based solely on the inability to locate an unrecorded instrument of which Purchaser has actual notice by virtue of a reference to such unrecorded instrument in any instrument provided or made available to Purchaser by Seller, if no claim has been made under such unrecorded instruments within the last ten (10) years, in each case solely to the extent Seller does not rely on such file to show Defensible Title;

21

(s) defects based solely on a lack of evidence of the proper authorization, execution, delivery, acknowledgment, or approval of any instrument in Seller’s chain of title absent reasonable evidence that such matter has resulted in or would be reasonably expected to result in, a superior title from a third Person attributable to such matter;

(t) unreleased instruments (including prior oil and gas leases and mortgages) that have expired and terminated by their own terms or the enforcement of which is barred by applicable statutes of limitation, in each case, absent reasonable evidence that such instruments (i) continue in force and effect or (ii) give rise to, or would reasonably be expected to give rise to, a third Person’s superior claim of title to the applicable Asset(s);

(u) any depth severances with respect to any Lease that do not individually or in the aggregate, result in or constitute an Unapproved Exception;

(v) defects arising solely from a change in applicable Laws after the Execution Date;

(w) production payments that have expired and terminated by their own terms or the enforcement of which is barred by applicable statutes of limitation, in each case, absent reasonable evidence that such instruments (i) continue in force and effect or (ii) give rise to, or would reasonably be expected to give rise to, a third Person’s superior claim of title to the applicable Asset(s);

(x) any lien, obligation, burden, or defect that affects only which Person (other than Seller of any of its Affiliates) has the right to receive payments with respect to Royalties with respect to any Property (rather than the amount of such Royalties on the applicable Property) and that does not affect the validity of the Seller’s interest in such underlying Property;

(y) any defect arising from (i) any Lease having no pooling provision, or an inadequate horizontal pooling provision, (ii) the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any Lease or (iii) the failure of Exhibit A-1 or Exhibit A-2 to reflect any Lease where the owner thereof was treated as a non-participating co-tenant during the drilling of any Well, except, in each case, to the extent Seller or any of its Affiliates has received written notice from any Person alleging or asserting an adverse claim or demand of any kind that is based upon or related to any of the foregoing matters;

(z) lack of (i) Contracts or rights for the transportation or processing of Hydrocarbons produced from the Assets, (ii) any rights of way for gathering or transportation pipelines or facilities that do not constitute any of the Assets, or (iii) in the case of a well or other operation that has not been commenced as of the Closing Date, any permits, easements, rights of way, unit designations, or production or drilling units not yet obtained, formed, or created, so long as the same would not, individually or in the aggregate, result in or constitute an Unapproved Exception;

(aa) the terms and conditions of this Agreement; and

(bb) any other liens, charges, encumbrances, defects, or irregularities which do not, individually or in the aggregate, result in or constitute an Unapproved Exception.

22

3.4 Environmental Assessment; Environmental Defects.

(a) From and after the Execution Date, and subject to the terms of Sections 6.1 and 6.4 and this Section 3.4, Purchaser shall have the right to conduct, or cause a reputable environmental consulting or engineering firm (the “Environmental Consultant”), to conduct, an inspection of the environmental condition and compliance status of the Assets, including with respect to the operations, use, maintenance and development thereof (the “Environmental Review”), which may include conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-13 or E2247-16) (“Phase I”). With respect to any Assets that are operated by a Third Party, Seller shall use commercially reasonable efforts to obtain permission from such Third Party operator of such Asset(s) for Purchaser and/or the Environmental Consultant to conduct the Environmental Review with respect to such Asset(s); provided, however, that Seller shall have no liability to Purchaser for failure to obtain such Third Party operator’s permission so long as Seller uses its commercially reasonable efforts to obtain permission from the applicable Third Party operator of such Asset(s) for Purchaser and/or the Environmental Consultant to conduct the Environmental Review with respect to such Asset(s) (and, for purposes of clarity, Seller shall not be required to make any payments or undertake any obligations for the benefit of any Third Party with respect to such access to such non-operated Assets). Purchaser shall provide Seller with a minimum of twenty-four (24) hours’ advance written notice of its proposed Environmental Review activities prior to entering the Asset(s) to be assessed. Seller shall have the right to have one or more Representatives accompany Purchaser and the Environmental Consultant at all times during the Environmental Review. The Environmental Review shall not include any sampling, boring, operation of Equipment, or other invasive activity (each, an “Invasive Activity”) without (x) with respect to any Invasive Activity proposed to be conducted on or with respect to any Assets that are operated by Seller or any of its Affiliates, the prior written consent of Seller (which consent can be withheld in Seller’s sole discretion for any reason or no reason), or (y) with respect to any Invasive Activity proposed to be conducted on or with respect to any Assets that are not operated by Seller or any of its Affiliates, the prior written consent of Seller and the applicable Third Party operator; provided, however, that the use of non-invasive equipment such as thermal imaging and drone technology, electronic ground or air scanners or samplers, FLIR cameras and non-photographic devices shall not be Invasive Activities and are expressly permitted; provided, further, that in the event that (A) Purchaser determines in good faith that any Phase I conducted by Purchaser or any Environmental Consultant identifies the existence of any actual or potential “recognized environmental condition” (or any other fact, condition or circumstance that, individually or in the aggregate, would reasonably be expected to give rise to or otherwise indicate the potential existence of an Environmental Defect) with respect to any of the Assets and concludes or recommends that conducting any Invasive Activity(ies) with respect to the affected Asset(s) is reasonably necessary in order for Purchaser or the Environmental Consultant to determine the nature, scope and/or extent of such identified actual or potential “recognized environmental condition” (or any other fact, condition or circumstance that, individually or in the aggregate, would reasonably be expected to give rise to or otherwise indicate the potential existence of an Environmental Defect) and/or the Environmental Defect Amount thereof and (B) Seller (or, if applicable, the applicable Third Party operator of the affected Asset(s)) fails to grant its consent (which consent can be withheld in either Seller’s or the applicable Third Party operator’s sole discretion for any reason or no reason) to such Invasive Activity(ies) within five (5) days of its receipt of Purchaser’s request therefor, then Purchaser shall have the right (in its sole discretion) to elect in writing to exclude the affected Asset(s) from the transactions contemplated by this Agreement and, in such event, (1) the Base Purchase Price shall be reduced by the Allocated Value, if any, of such affected Asset(s), (2) such affected Asset(s) shall be deemed to be excluded from the definition of “Assets” and from the applicable exhibits attached hereto, (3) Purchaser shall have no obligations or liabilities of any kind with respect to such excluded affected Assets and (4) such affected Asset(s) shall thereafter be deemed to constitute Excluded Assets for all purposes of this Agreement. Notwithstanding any rejection of Purchaser’s ability to conduct any Invasive Activity as described above on or with respect to the Assets, Purchaser may still deliver an Environmental Defect Notice for any Environmental Defect identified with respect to such Assets based on information available to Purchaser and the lack of such Invasive Activity shall not, in and of itself, invalidate such Environmental Defect Notice. In performing its Environmental Review, Purchaser shall (and shall cause the Environmental Consultant and Purchaser’s other Representatives to): (I) perform all work in a safe and workmanlike manner; (II) perform all work in such a way as to not unnecessarily and unreasonably interfere with the operation of any Property or the business of Seller; (III) materially comply with all applicable Laws; and (IV) at its sole cost, risk, and expense, with respect to any physical damages caused by the Environmental Review, repair any damages to the Properties caused by the Environmental Review.

23

(b) Purchaser shall provide to Seller (free of cost) copies of any final environmental reports generated by the Environmental Consultant with respect to any Environmental Defect asserted by Purchaser hereunder, if applicable. Except (i) as may be required or permitted pursuant to the exercise of the rights and fulfilment of the obligations of a Party under this Agreement, (ii) as may be required by applicable Law, or (iii) for information which is or becomes public knowledge through no fault of the Person against whom this sentence is sought to be enforced, Purchaser and Seller and their respective Affiliates shall maintain, and shall cause its and their respective officers, directors, employees, contractors, consultants (including, with respect to Purchaser, the Environmental Consultant), and other Representatives to maintain, all information, reports (whether interim, draft, final, or otherwise), data, work product, and other matters obtained or generated from or attributable to the Environmental Review (the “Environmental Information”) strictly confidential, and shall not disclose all or any portion of the Environmental Information to any Third Party without the prior written consent of Purchaser or Seller, as applicable, which consent shall not be unreasonably withheld or delayed. If this Agreement is terminated prior to the Closing, Purchaser shall continue to be subject to the confidentiality provisions in this Section 3.4(b) and shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller. Each Party shall be responsible for the compliance of its Affiliates, and its and their respective officers, directors, employees, contractors, consultants (including, with respect to Purchaser, the Environmental Consultant), and other Representatives with the terms of this Section 3.4(b) that are applicable to such Persons. If the Closing occurs, the foregoing confidentiality obligations set forth in this Section 3.4(b) shall not apply to Purchaser and its Affiliates and its and their respective officers, directors, employees, contractors, consultants and other Representatives, but shall, for purposes of clarity, remain in full force and effect with respect to Seller and its Affiliates and its and their respective officers, directors, employees, contractors, consultants and other Representatives.

(c) Purchaser acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on, or under the Properties or associated with the Assets. Equipment and sites included in the Assets may contain hazardous materials, including asbestos and naturally occurring radioactive material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Properties or included in the Assets may contain hazardous materials, including asbestos and NORM. Hazardous materials, including asbestos and NORM, may have come into contact with various environmental media, including water, soils, or sediment. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, SELLER DOES NOT MAKE, SELLER EXPRESSLY DISCLAIMS, AND PURCHASER WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRESENCE OR ABSENCE OF ASBESTOS OR NORM IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED. AS OF CLOSING, PROVIDED SELLER HAS COMPLIED WITH ITS ACCESS RELATED OBLIGATIONS CONTAINED IN THIS AGREEMENT PURCHASER SHALL HAVE INSPECTED AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES, AND SHALL BE DEEMED TO HAVE SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ASSETS.

3.5 Environmental Defects. As used in this Agreement, the term “Environmental Defect” means (a) any condition, matter, obligation, event or circumstance with respect to all or any portion of any of the Assets that causes such Asset(s) (or Seller, with respect to such Asset(s)) to be in violation of any Environmental Law or not to be in compliance with, or to be subject to, if known, or will be subject to, once sufficiently discovered, an investigation, reporting, monitoring, removal, restoration, remedial or corrective action obligation pursuant to, any Environmental Law or (b) the existence as of the Defect Claim Date with respect to the Assets or the operation thereof of any environmental pollution, contamination or degradation in excess of standards permitted under any Environmental Law; provided, however, that the term “Environmental Defect” shall not include (i) current obligations to plug or abandon any well, except to the extent constituting or causing a current violation of Environmental Laws, (ii) the presence of NORM or asbestos, as described in Section 3.4(c), other than with respect to the presence of NORM or asbestos in quantities that presently require reporting, monitoring, removal, restoration remediation or abatement under Environmental Law, or (iii) the matters that are disclosed on Schedule 3.5 as of the Execution Date.

3.6 Notice of Title and Environmental Defects and Benefits; Adjustment.

(a) To assert a claim for a Title Defect, Purchaser must deliver a defect claim notice or notices (each, a “Title Defect Claim Notice”) to Seller on or before 5:00 p.m. local time in Tulsa, Oklahoma, on June 24, 2026 (the “Defect Claim Date”). Each such Title Defect Claim Notice shall be in writing and shall include:

(i) a description of the alleged Title Defect(s);

(ii) the Property(ies) affected thereby (each, a “Title Defect Property”);

(iii) the Allocated Value of the Title Defect Property(ies) subject to the alleged Title Defect(s);

(iv) to the extent in Purchaser’s possession or control, copies of supporting documents reasonably sufficient for Seller (as well as any attorney or examiner hired by Seller) to evaluate the alleged Title Defect(s) (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery)); and

24

(v) Purchaser’s good faith estimate of the Title Defect Amount attributable to such alleged Title Defect and the computations and information upon which Purchaser’s estimate is based; provided, in the case that only a portion of a Property is affected by the alleged Title Defect, Purchaser’s good faith estimate of the Title Defect Amount shall reflect only the portion of such Property so affected using the corresponding portion of the Allocated Value for such Property.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Title Defect Claim Notice to include any of the information or documentation identified or described in Section 3.6(a)(i) through Section 3.6(a)(v) above shall not render such Title Defect Claim Notice void or ineffective so long as such Title Defect Claim Notice is otherwise reasonably sufficient to provide notice to Seller of the existence, nature, and Purchaser’s good faith estimate of the applicable Title Defect(s) and Title Defect Amount(s) asserted therein.

SUBJECT TO, AND WITHOUT LIMITATION OF, THE TITLE MATTERS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE DEFECTS OR OTHER DEFICIENCIES OR DEFECTS IN SELLER’S TITLE TO THE PROPERTIES (AND ANY ADJUSTMENTS TO THE BASE PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLER HAS NOT RECEIVED, ON OR BEFORE THE DEFECT CLAIM DATE, A VALID TITLE DEFECT CLAIM NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO SELLER OF THE EXISTENCE, NATURE, and purchaser’s good faith estimate OF THE TITLE DEFECT(S) AND TITLE DEFECT AMOUNT(S) ASSERTED IN SUCH TITLE DEFECT CLAIM NOTICE.

(b) Should (x) Purchaser obtain knowledge of any Title Benefit on or before the Defect Claim Date or (y) Seller first obtain knowledge of any Title Benefit after the Execution Date and on or before the Defect Claim Date, then such Party shall, on or before the Defect Claim Date, deliver to the other Party a written notice of such alleged Title Benefit including:

(i) a description of the alleged Title Benefit;

(ii) the Property(ies) affected thereby;

(iii) the Allocated Value of the Property subject to such alleged Title Benefit;

(iv) to the extent in the possession or control of such notifying Party, copies of supporting documents reasonably sufficient for the other Party (as well as any attorney or examiner hired by the other Party) to evaluate the alleged Title Benefit(s); and

(v) such notifying Party’s good faith estimate of the Title Benefit Amount attributable to such alleged Title Benefit and the computations and information upon which Purchaser’s estimate is based.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Title Benefit notice to include any of the information or documentation identified or described in Section 3.6(b)(i) through Section 3.6(b)(v) above shall not render such Title Benefit notice void or ineffective so long as such Title Benefit notice is otherwise reasonably sufficient to provide notice to the applicable other Party of the existence, nature, and the applicable notifying Party’s good faith estimate of the applicable Title Benefit(s) and Title Benefit Amount(s) asserted therein. Further notwithstanding anything to the contrary contained in this Agreement, the Seller shall not dispute that an Environmental Defect Claim Notice was properly delivered, and no Environmental Defect Claim Notice shall be deemed to have been improperly delivered, in each case, based on Purchaser’s inability to obtain sufficient information or data relating to the applicable Environmental Defect resulting from the Seller’s or, if applicable, the applicable Third Party operator’s failure to consent to any Invasive Activity.

SELLER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE BENEFITS OF WHICH NO PARTY HAS RECEIVED ON OR BEFORE THE DEFECT CLAIM DATE A VALID TITLE BENEFIT NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO THE OTHER PARTY OF THE EXISTENCE, NATURE, AND GOOD FAITH ESTIMATE OF THE TITLE BENEFIT(S) AND TITLE BENEFIT AMOUNT(S) ASSERTED IN SUCH TITLE BENEFIT NOTICE, EXCEPT TO THE EXTENT PURCHASER HAS FAILED TO GIVE A NOTICE WHICH IT WAS OBLIGATED TO GIVE UNDER THIS SECTION 3.6(b).

25

(c) To assert a claim for an Environmental Defect, Purchaser must, on or before the Defect Claim Date, deliver to Seller one or more notices relating to Environmental Defects (each, an “Environmental Defect Claim Notice”), which Environmental Defect Claim Notices shall be in writing and shall include:

(i) a description of the alleged Environmental Defect, including the applicable Environmental Law(s) alleged to be violated and/or implicated thereby and the facts that Purchaser believes substantiate the existence of such alleged Environmental Defect;

(ii) the Asset(s) affected by such alleged Environmental Defect (each, an “Environmental Defect Asset”);

(iii) to the extent in Purchaser’s possession or control, such supporting documentation and/or Environmental Information as is reasonably sufficient for Seller (as well as any consultant hired by Seller) to evaluate the alleged Environmental Defect (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery));

(iv) Purchaser’s good faith estimate of the Environmental Defect Amount attributable to such alleged Environmental Defect and the computations and information upon which Purchaser’s estimate is based.

Notwithstanding anything to the contrary in this Agreement, an immaterial failure of any Environmental Defect Claim Notice to include any of the information or documentation identified or described in Section 3.6(c)(i) through Section 3.6(c)(iv) above shall not render such Environmental Defect Claim Notice void or ineffective so long as such Environmental Defect Claim Notice is otherwise reasonably sufficient to provide notice to Seller of the existence, nature and Purchaser’s good faith estimate of the applicable Environmental Defect(s) and Environmental Defect Amount(s) asserted therein.

SUBJECT TO, AND WITHOUT LIMITATION OF, THE ENVIRONMENTAL MATTERS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL ENVIRONMENTAL DEFECTS AND OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF THE ASSETS (AND ANY ADJUSTMENTS TO THE BASE PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLER HAS NOT RECEIVED ON OR BEFORE THE DEFECT CLAIM DATE A VALID ENVIRONMENTAL DEFECT CLAIM NOTICE THAT IS REASONABLY SUFFICIENT TO PROVIDE NOTICE TO SELLER OF THE EXISTENCE, NATURE, AND PURCHASER’S GOOD FAITH ESTIMATE OF THE ENVIRONMENTAL DEFECT(S) AND ENVIRONMENTAL DEFECT AMOUNT(S) ASSERTED IN SUCH ENVIRONMENTAL DEFECT CLAIM NOTICE.

(d) Purchaser agrees to use commercially reasonable efforts to provide Seller, on or before the end of each fourteen (14) day period prior to the Defect Claim Date, written notice of all alleged Title Defects and alleged Environmental Defects discovered by Purchaser during such calendar week, which notice may be preliminary in nature and may be amended, supplemented, replaced and/or withdrawn (in-whole or in-part), in Purchaser’s discretion, at any time on or prior to the Defect Claim Date and provided that, notwithstanding anything to the contrary herein, any failure of Purchaser to provide any such preliminary notice to Seller shall not be deemed or construed to waive, limit, restrict or otherwise prejudice Purchaser’s right to assert any Title Defect or Environmental Defect at any time on or prior to the Defect Claim Date.

26

3.7 Cure.

(a) Seller shall have the right, but not the obligation, to attempt, at Seller’s sole cost, risk, and expense, to cure or remove to the reasonable satisfaction of Purchaser (i) on or before the date that is three (3) days prior to the Target Closing Date (such date, the “Environmental Cure Date”), any alleged Environmental Defects (each such alleged Environmental Defect, a “Cure Target Environmental Defect”) or (ii) on or before the date that is one hundred twenty (120) days after the Closing Date (such date, the “Title Cure Date” and, together with the Environmental Cure Date, each, a “Cure Date”, as applicable), any alleged Title Defects (each such alleged Title Defect, a “Cure Target Title Defect” and, together with all Cure Target Environmental Defect, collectively, the “Cure Target Defects”), in each case, of which Seller has been advised by Purchaser pursuant to Sections 3.6(a), 3.6(c) or 3.6(d), as applicable. To exercise any such cure or removal right with respect to any Cure Target Title Defects after Closing, Seller shall provide written notice to Purchaser of its intent to attempt to cure or remove any such Cure Target Title Defects on or before 5:00 p.m. local time in Tulsa, Oklahoma on the date that is at least two (2) days prior to the Target Closing Date. Seller may elect to perform any such environmental cure or removal work with respect to any Cure Target Environmental Defect at any time prior to the Environmental Cure Date by delivering prior written notice thereof to Purchaser. At Closing, (A) all Title Defect Properties that are affected by or subject to any such Cure Target Title Defects shall be included in the Assets to be assigned, conveyed and transferred to Purchaser in connection with Closing and (B) all adjustments to the Base Purchase Price with respect to such Cure Target Title Defects shall be addressed as provided in Section 3.8(e) for purposes of Closing and thereafter any adjustment required under Section 3.8(a) with respect thereto shall be made pursuant to Section 3.8(f). The election by Seller to attempt to cure or remove one or more of such Cure Target Defects shall not affect the rights and obligations of the Parties under Section 3.10 with respect to dispute resolution related to any such Cure Target Defect. Seller’s election to attempt cure or remove a Cure Target Defect shall not constitute a waiver of any of the rights of Seller pursuant to this Article 3, including Seller’s right to dispute the existence, nature, or value of such Cure Target Defect.

(b) Subject to, and without limitation of, the Parties’ respective rights under Section 3.10 with respect to any Disputed Matter, including, for purposes of clarity, the determination by the Title Arbitrator or Environmental Arbitrator, as applicable, of the existence of and/or the Title Defect Amount or Environmental Defect Amount with respect to, as applicable, any Cure Target Defect that constitutes a Disputed Matter, to the extent any Cure Target Defect is not cured and/or remediated to Purchaser’s reasonable satisfaction by Seller on or before the applicable Cure Date, the adjustment with respect thereto shall be made pursuant to Section 8.4(a) or Section 8.4(b), as applicable.

(c) Any dispute between Seller and Purchaser relating to whether, and to what extent, a Cure Target Defect has been cured or remediated shall be deemed to constitute a Disputed Matter and shall be resolved as set forth in Section 3.10, except that any such matter shall be submitted to the Title Arbitrator or Environmental Arbitrator, as applicable, on or before the date that is ten (10) Business Days after the applicable Cure Date; provided, however, that any prior or concurrent determination by the Title Arbitrator or Environmental Arbitrator, as applicable, with respect to Cure Target Defects (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute) which Seller has elected to attempt to cure or remediate pursuant to Section 3.7(a) shall be binding on the Parties with respect to such Cure Target Defect (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute).

3.8 Adjustment for Title Defects and Benefits and Environmental Defects.

(a) With respect to each Asset for which any Title Defect or Environmental Defect has been alleged under Section 3.6(a) or 3.6(c), such Asset shall be assigned at Closing subject to all uncured Title Defects and Environmental Defects, and the Purchase Price shall be reduced at Closing by (i) in the case of Title Defects, an amount determined pursuant to Section 3.9(a) (the “Title Defect Amount”), and (ii) in the case of Environmental Defects, an amount determined pursuant to Section 3.9(c) (the “Environmental Defect Amount”), in each case, as provided in Sections 3.8(d), 3.8(e) and 3.8(f), as applicable; provided, however, that, notwithstanding the foregoing, without limitation of Section 3.8(e), no other reduction shall be made in the Base Purchase Price at Closing with respect to any Title Defect or Environmental Defect which (A) Seller elects to cure following Closing pursuant to Section 3.7(a) (solely with respect to Title Defects) or (B) are Disputed Matters.

27

(b) With respect to each Property affected by Title Benefits reported under Section 3.6(b), there shall be an offset to Title Defects and Environmental Defects by an amount as determined pursuant to Section 3.9(b) (the “Title Benefit Amount”); provided, however, that, notwithstanding anything in this Agreement to the contrary, in no event shall any Title Benefit Amount(s) result in any increase to the Base Purchase Price.

(c) Seller and Purchaser shall use their respective commercially reasonable efforts and cooperate in good faith to attempt to agree upon the existence of any Title Defects, Title Benefits or Environmental Defects reported pursuant to Sections 3.6(a), 3.6(b) and 3.6(c), as applicable, and any corresponding Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts, in each case, on or before the Closing Date. If Seller and Purchaser are unable to agree by the Closing Date, then, subject to Section 3.7, the Title Defects, Title Benefits, Environmental Defects, reported pursuant to Sections 3.6(a), 3.6(b) and 3.6(c), as applicable, and any corresponding Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts which are then in dispute (each a “Disputed Matter”) shall be exclusively and finally resolved by arbitration pursuant to Section 3.10.

(d) At Closing, the Base Purchase Price shall be adjusted (i) in accordance with Section 3.8(a) with respect to any Title Defects which (A) Seller has not elected to attempt to cure pursuant to Section 3.7(a) and (B) are not Disputed Matters, (ii) in accordance with Section 3.8(b) with respect to any Environmental Defects which (A) Seller has not cured to Purchaser’s reasonable satisfaction as of the Closing Date and (B) are not Disputed Matters and (iii) in accordance with Section 3.8(b) with respect to any Title Benefits which are not Disputed Matters.

(e) At Closing, an amount equal to the sum of all Title Defect Amounts and Environmental Defect Amounts (as asserted in good faith by Purchaser in the applicable Title Defect Claim Notices and Environmental Defect Claim Notices provided in accordance with Sections 3.6(a) and/or 3.6(c), as applicable) related to (i) any Cure Target Title Defects which Seller elects to attempt to cure prior to the Title Cure Date in accordance with Section 3.7(a) or (ii) which are Disputed Matters (such aggregate amount, the “Defect Escrow Amount”), shall be deducted in the calculation of the Closing Payment, as provided in Section 8.4(a). As contemplated by Section 8.4(b), such deduction shall be made by reducing the portion of the Purchase Price payable at Closing by an amount equal to the Defect Escrow Amount and, at the Closing, Purchaser shall deposit the Defect Escrow Amount into a separate escrow account established with a mutually agreeable escrow agent (the “Escrow Agent”) (the “Defect Escrow Account”), to be governed by an escrow agreement to be executed at Closing among Seller, Purchaser and the Escrow Agent in the form to be agreed between the Parties (the “Defect Escrow Agreement”). The Defect Escrow Amount shall be held, invested and disbursed in accordance with the terms of this Article 3 and the Defect Escrow Agreement pending the curing and/or resolution, as applicable, of the applicable Cure Target Title Defects and/or the applicable Disputed Matters in accordance with the applicable terms of this Article 3.

28

(f) After Closing, the Purchase Price shall be adjusted for (i) any Cure Target Title Defects which (A) Seller elects to attempt to cure prior to the Title Cure Date pursuant to Section 3.7(a) or (B) are Disputed Matters and (ii) any Environmental Defects or Title Benefits which are Disputed Matters, in each case, to the extent the Title Defect Amounts, Title Benefit Amounts and Environmental Defect Amounts for such Title Defects, Title Benefits and Environmental Defects are included in the Defect Escrow Amount, as provided in this Section 3.8(f). Within ten (10) Business Days after the later to occur of (x) the Title Cure Date and (y) the final date of determination of all Disputed Matters submitted to a Title Arbitrator or Environmental Arbitrator pursuant to Section 3.10, as applicable, and after consideration of all other adjustments previously made to the Base Purchase Price and after giving effect to all applicable limitations set forth in Section 3.9, the Parties shall execute joint written instructions to the Escrow Agent instructing it to deliver to Seller or Purchaser, as applicable, the portion of the Defect Escrow Amount equal to the net amount which such Party is entitled to receive in order to make the adjustments to the Base Purchase Price called for pursuant to this Section 3.8(f), with respect to (a) any Disputed Matters, as determined by the applicable Title Arbitrator or Environmental Arbitrator under Section 3.10(a) and/or Section 3.10(b), as applicable, and (b) any Cure Target Title Defects which Seller elected to attempt to cure prior to the Title Cure Date pursuant to Section 3.7(a) and which are not Disputed Matters after considering the extent such Title Defects have been cured pursuant to Section 3.6(c) to Purchaser’s reasonable satisfaction. Any payment made pursuant to this Section 3.8(f) shall be made by wire transfer of immediately available funds to a bank account or accounts to be designated in writing by the Party receiving such payment (which bank account or account(s) shall, for purposes of clarity, be designated by such Party in the applicable executed joint written instructions delivered to the Escrow Agent instructing it to deliver such payment to such Party).

(g) The Parties shall treat for Tax purposes, any amount paid pursuant to this Section 3.8 as an adjustment to the Purchase Price.

(h) SUBJECT TO, AND WITHOUT LIMITATION OF, THE ENVIRONMENTAL MATTERS, THE TITLE MATTERS, THE TERMS AND PROVISIONS OF THE OTHER TRANSACTION AGREEMENTS, THE CONDITION TO CLOSING IN SECTION 7.2(d), AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED IN THIS AGREEMENT), (X) THIS Article 3 SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, OTHERWISE BE THE EXCLUSIVE RIGHT AND REMEDY OF PURCHASER WITH RESPECT TO TITLE DEFECTS AND OTHER DEFICIENCIES IN TITLE TO THE ASSETS AND ANY ENVIRONMENTAL DEFECTS AND OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF THE ASSETS AND (Y) EXCEPT AS PROVIDED IN SECTION 3.6(a) AND SECTIOn 3.6(c), BUT SUBJECT TO THE FOREGOING TERMS OF THIS SECTION 3.8(h), PURCHASER OTHERWISE RELEASES, REMISES, AND FOREVER DISCHARGES SELLER, ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, INTEREST OWNERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO, OR ARISING OUT OF, ANY TITLE DEFECT, ENVIRONMENTAL DEFECT, OR OTHER DEFICIENCY IN TITLE TO, OR OTHER DEFECTS OR DAMAGES RELATED TO THE ENVIRONMENTAL CONDITION OF, ANY ASSET.

3.9 Calculation of Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts.

(a) The Title Defect Amount resulting from a Title Defect shall be determined as follows:

(i) if Purchaser and Seller agree in writing upon the Title Defect Amount, that amount shall be the Title Defect Amount;

29

(ii) if the Title Defect is a lien, encumbrance, or other charge which is liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from Seller’s interest in the affected Property;

(iii) if (x) the Title Defect represents a discrepancy between (A) Seller’s aggregate Net Revenue Interest for any Well and (B) the aggregate Net Revenue Interest stated in Exhibit A-2 for such Well, and (y) there is a proportionate decrease in Seller’s Working Interest ownership, as applicable, for such applicable Well from that set forth in Exhibit A-2, for such Well, then the Title Defect Amount shall be the product of the Allocated Value of such Well, multiplied by a fraction, the numerator of which is the decrease in Seller’s aggregate Net Revenue Interest in such Well and the denominator of which is Seller’s aggregate Net Revenue Interest stated in Exhibit A-2, as applicable, for such Well; provided, however, that if the Title Defect does not affect such Well throughout its entire productive life, the Title Defect Amount determined under this Section 3.9(a)(iii) shall be reduced to take into account the applicable time period only;

(iv) if the Title Defect represents an obligation, encumbrance, burden, or charge upon, or other defect in title to, the affected Property of a type not described in subsections (i), (ii), (iii), or (iii) of this Section 3.9, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Property so affected, the portion of Seller’s interest in the Property affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the productive life of the affected Property, the values placed upon the Title Defect by Purchaser and Seller, the age of the factual matters causing or constituting the alleged Title Defect, the probability that title failure will occur with respect to any Title Defect that represents only a possibility of title failure, and such other factors as are necessary to make a proper evaluation;

(v) the Title Defect Amount with respect to a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder or for which Purchaser otherwise receives credit in the calculation of the Purchase Price; and

(vi) notwithstanding anything to the contrary in this Article 3:

(A) an individual claim for a Title Defect for which a valid Title Defect Claim Notice is given prior to the Defect Claim Date shall only generate an adjustment to the Base Purchase Price under this Article 3 if the Title Defect Amount with respect thereto exceeds Sixteen Thousand Four Hundred Six Dollars ($16,406) (the “Individual Defect Threshold”); provided, however, that if a specific Title Defect affects more than one Title Defect Property, then the Title Defect Amounts associated with such specific Title Defect may be aggregated by Purchaser for determining whether the Individual Defect Threshold is met with respect to all such Properties affected by such specific Title Defect;

(B) except with respect to Title Defects described in Section 3.9(a)(ii), the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any given Property shall not exceed the Allocated Value of such Property; and

(C) there shall be no adjustment to the Purchase Price for Title Defects or Environmental Defects unless and until either (x) the aggregate of all Title Defect Amounts that exceed (or are deemed to exceed) the Individual Defect Threshold less the aggregate of all Title Benefit Amounts that exceed the Title Benefit Threshold, exceeds an amount equal to one and one-half percent (1.5%) of the Base Purchase Price, and then only to the extent that such aggregate amount exceeds one and one-half percent (1.5%) of the Base Purchase Price, or (y) the aggregate of all Environmental Defect Amounts that exceed (or are deemed to exceed) the Individual Defect Threshold exceeds an amount equal to one and one-half percent (1.5%) of the Base Purchase Price, and then only to the extent that such aggregate amount exceeds one and one-half percent (1.5%) of the Base Purchase Price. For purposes of this Section 3.9(a)(vi)(C), the Base Purchase Price shall be reduced by the Allocated Value of any Assets excluded pursuant to Section 3.4(a) or Section 3.12 and references to the Base Purchase Price in this Section 3.9(a)(vi)(C) shall be deemed and construed to reference the Base Purchase Price as reduced by any such reductions described herein.

30

(b) The Title Benefit Amount resulting from a Title Benefit shall be determined as follows:

(i) if Purchaser and Seller agree in writing upon the Title Benefit Amount, that amount shall be the Title Benefit Amount;

(ii) if (x) the Title Benefit represents a discrepancy between (A) the Net Revenue Interest for a Well and (B) the Net Revenue Interest stated with respect to such Well in Exhibit A2, and (y) there is a proportionate increase in Seller’s Working Interest, for such applicable Well from that set forth in Exhibit A-2 for such Well, then the Title Benefit Amount shall be the product of the Allocated Value of the affected Well, multiplied by a fraction, the numerator of which is the increase in Seller’s aggregate Net Revenue Interest in such Well and the denominator of which is the Net Revenue Interest stated Exhibit A-2 with respect to such Well; provided, however, that if the Title Benefit does not affect a Well throughout the entire productive life thereof, the Title Benefit Amount determined under this Section 3.9(b)(ii) shall be reduced to take into account the applicable time period only;

(iii) if a Title Benefit represents a right, circumstance, or condition of a type not described in subsections (i) or (ii) of this Section 3.9(b), the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Property so affected, the portion of Seller’s interest in the Property so affected, the legal effect of the Title Benefit, the potential discounted economic effect of the Title Benefit over the productive life of any affected Property, the values placed upon the Title Benefit by Purchaser and Seller, and such other factors as are necessary to make a proper evaluation; and

(iv) notwithstanding anything to the contrary in this Article 3, an individual claim for a Title Benefit shall only serve to offset any applicable Title Defect Amounts if the Title Benefit Amount with respect thereto exceeds Sixteen Thousand Four Hundred Six Dollars ($16,406) (the “Title Benefit Threshold”).

(c) The Environmental Defect Amount resulting from an Environmental Defect shall be determined as follows:

(i) if Purchaser and Seller agree on the Environmental Defect Amount, that amount shall be the Environmental Defect Amount;

(ii) the Environmental Defect Amount shall include, but shall not exceed, the reasonable cost of the response required or allowed under Environmental Laws in effect on the Execution Date that addresses and resolves (for current and future use in the same manner as currently used) the applicable Environmental Defect with the most cost-effective remediation of such Environmental Defect (considered as a whole, taking into consideration any material impacts such response may have on the continued, safe, and prudent operation of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a direct result of such response);

(iii) the Environmental Defect Amount with respect to an Environmental Defect shall be determined without duplication of any costs or losses included in another Environmental Defect Amount or adjustment to the Purchase Price hereunder;

(iv) notwithstanding anything to the contrary in this Article 3, an individual claim for an Environmental Defect for which a valid Environmental Defect Claim Notice is given prior to the Defect Claim Date shall only generate an adjustment to the Base Purchase Price if the Environmental Defect Amount with respect thereto exceeds the Individual Defect Threshold; provided, however, that if a specific Environmental Defect affects more than one Environmental Defect Asset, then the Environmental Defect Amounts associated with such specific Environmental Defect may be aggregated by Purchaser for determining whether the Individual Defect Threshold is met with respect to all such Assets affected by such specific Environmental Defect; and

31

(v) for the purposes of determining whether an Environmental Defect exceeds the Individual Defect Threshold, (i) if an Environmental Defect that is not based on a physical condition and represents regulatory non-compliance with Environmental Law (such as missing or incorrect permits or the failure to prepare and submit required plans, reports, or other regulatory filings) that is present at multiple Assets, then the Environmental Defect Amount for such Environmental Defects may be aggregated for purposes of meeting the Individual Defect Threshold, and (ii) a single Environmental Defect based on a single underlying physical condition of an Asset that spreads and affects multiple Assets can be aggregated for the purpose of meeting the Individual Defect Threshold.

3.10 Dispute Resolution.

(a) Except as otherwise provided in Section 3.7(c), with respect to any Disputed Matter concerning Title Defects, Title Benefits, Title Defect Amounts and/or Title Benefit Amounts (collectively, “Disputed Title Matters”), on or after the date that is ten (10) Business Days following the Closing Date, either Party may notify the other Party of its election to submit all remaining Disputed Title Matters to a title attorney with at least ten (10) years’ experience in oil and gas titles in the State of Oklahoma, as selected by mutual agreement of Purchaser and Seller (the “Title Arbitrator”) and thereafter the Parties shall promptly submit such remaining Disputed Title Matters to the Title Arbitrator. If Purchaser and Seller have not agreed upon a Person to serve as Title Arbitrator within ten (10) Business Days of a Party’s election to submit such Disputed Title Matters to the Title Arbitrator, the Parties shall, within five (5) Business Days after the end of such ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association (or in the event that there is no such office in Houston, Texas at such time, to any other office of the American Arbitration Association) to choose the Title Arbitrator and submit such Disputed Title Matters along with such application. The Title Arbitrator shall not have worked as an employee or outside counsel for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Title Arbitrator’s fees and expenses incurred as Title Arbitrator.

(b) Except as provided in Section 3.7(c), with respect to any Disputed Matter concerning Environmental Defects and Environmental Defect Amounts (collectively, “Disputed Environmental Matters”), on or after a date that is ten (10) Business Days following the Closing Date, either Party may notify the other Party of its election to submit all remaining Disputed Environmental Matters to a reputable environmental consultant with at least ten (10) years’ experience in corrective environmental action regarding oil and gas properties in the State of Oklahoma, as selected by mutual agreement of Purchaser and Seller (the “Environmental Arbitrator”) and thereafter the Parties shall promptly submit such remaining Disputed Environmental Matters to the Environmental Arbitrator. If Purchaser and Seller have not agreed upon a Person to serve as Environmental Arbitrator within ten (10) Business Days of a Party’s election to submit such Disputed Environmental Matters to the Environmental Arbitrator, the Parties shall, within five (5) Business Days after the end of such ten (10) Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Environmental Arbitrator and submit such Disputed Environmental Matters along with such application. The Environmental Arbitrator shall not have worked as an employee or outside consultant for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Environmental Arbitrator’s fees and expenses incurred as Environmental Arbitrator.

32

(c) In each case above, the arbitration proceeding shall be held in Tulsa, Oklahoma and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 3.10. The Title Arbitrator’s or Environmental Arbitrator’s determination, as applicable, shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making their respective determinations, the Title Arbitrator and the Environmental Arbitrator shall be bound by the provisions of this Article 3 and may consider such other matters as, in the opinion of the Title Arbitrator or Environmental Arbitrator (as applicable), are necessary or helpful to make a proper determination. The Title Arbitrator and Environmental Arbitrator may consult with and engage disinterested Third Parties to advise the arbitrator, including petroleum engineers. The Title Arbitrator and Environmental Arbitrator shall act as experts for the limited purpose of determining the specific disputed Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts submitted by any Party and may not award damages, interest, or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear their own legal fees and other costs of presenting their respective cases. The costs of the Title Arbitrator and Environmental Arbitrator, as applicable (and the American Arbitration Association, if applicable) in connection with the applicable dispute resolution shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Title Arbitrator or Environmental Arbitrator, as applicable, has not selected such Party’s position on an aggregate Dollar basis with respect to all amounts submitted for resolution by the Title Arbitrator or Environmental Arbitrator, as applicable (e.g., if Purchaser is awarded seventy percent (70%) of the value in dispute, then Purchaser shall be responsible for paying thirty percent (30%) of the fees and expenses of the Title Arbitrator or Environmental Arbitrator, as applicable, and Seller shall be responsible for paying seventy percent (70%) of the fees and expenses of the Title Arbitrator or Environmental Arbitrator, as applicable). The Title Arbitrator may not award Purchaser a greater Title Defect Amount than the Title Defect Amount claimed by Purchaser in its applicable Title Defect Claim Notice or a greater Title Benefit Amount than that claimed by Seller in its position statement delivered to the Title Arbitrator. The Environmental Arbitrator may not award Purchaser a greater Environmental Defect Amount than the Environmental Defect Amount claimed by Purchaser in its applicable Environmental Defect Claim Notice.

(d) Notwithstanding the foregoing provisions of this Section 3.10, if either Party disputes whether the conditions set forth in Section 7.1(d) or Section 7.2(d) have been satisfied (a “Threshold Dispute”), such Threshold Dispute shall be resolved on an expedited basis in accordance with this Section 3.10(d). Within five (5) Business Days following written notice from either Party to the other Party that a Threshold Dispute exists, the Parties shall submit to the Title Arbitrator a written statement setting forth each Party’s position on whether the twenty percent (20%) threshold has been met, together with reasonable supporting documentation. The Title Arbitrator shall render a written decision within five (5) Business Days following receipt of the Parties’ submissions. The Title Arbitrator’s determination shall be final and binding on the Parties, absent manifest error. The fees and expenses of the Title Arbitrator shall be borne equally by the Parties, and each Party shall bear its own costs and expenses incurred in connection with such proceeding.

3.11 Notice to Holders of Consent and Preferential Purchase Rights. Promptly after the Execution Date (but in any event no later than five (5) Business Days following the Execution Date), Seller shall (a) prepare and send (i) notices to the holders of any Consents (including, for purposes of clarity, the Material Consents and all other consents and similar rights that are set forth on Schedule 4.8(b)) requesting the consent of each such Person to the Transactions (or a waiver of such Consent right) and (ii) notices to the holders of any applicable preferential rights to purchase or similar rights that are applicable to or triggered by any of the Transactions (including, for purposes of clarity, those set forth on Schedule 4.8(a)) in compliance with the terms of such rights and requesting waivers of such rights, in each case, using forms of such notices that are reasonably acceptable to Purchaser and (b) provide Purchaser with a true and complete copy of each such notice promptly after Seller’s delivery thereof in accordance with this Section 3.11. Seller shall use commercially reasonable efforts to obtain all such Consents and similar approvals (or waivers thereof) and waivers of all preferential rights and other similar rights prior to the Target Closing Date; provided, however, that Seller shall not be required to make any payments or undertake any obligations for the benefit of the holders of such rights in order to obtain the required Consents and waivers. Upon receipt of Seller’s written request, Purchaser shall use commercially reasonable efforts to cooperate in good faith with Seller in seeking to obtain such any and all such Consents and waivers; provided, however, that Purchaser shall not be obligated to spend any monies or undertake any obligations (other than requesting such Consents and waivers) in connection therewith. Seller covenants and agrees that it shall promptly provide written notice to Purchaser after becoming aware of any actual or threatened dispute, disagreement or proceeding affecting or with respect to any Consent, preferential rights and other similar rights affecting or relating to the Transactions. Purchaser acknowledges that certain notices required to be sent by Seller under this Section 3.11 are also required to be sent pursuant to the Canyon Creek PSA. With respect to any such notices, Purchaser agrees that a combined notice may be sent pursuant to the Canyon Creek PSA that references Seller’s interest in the Assets. Any such combined notice shall satisfy Seller’s obligations under this Section 3.11 with respect thereto.

33

3.12 Consent Requirements.

(a) Subject to, and without limitation of, Section 3.12(c), unless the Parties otherwise agree in writing, in no event shall there be transferred at Closing any Asset for which a Material Consent has not been obtained prior to Closing. Seller shall deliver a written notice to Purchaser on or before five (5) Business Days prior to the Target Closing Date setting forth each Material Consent which, as of such date, has not been satisfied or waived (or that is otherwise subject to an actual or threatened dispute) and Purchaser shall thereafter have the continuing right until the date that is one (1) Business Day prior to the Target Closing Date to elect to waive the receipt (or waiver) of any such Material Consent, in which case, such Material Consent shall be deemed to have been obtained prior to Closing with respect to the affected Asset(s) for all purposes of this Agreement.

(b) In cases in which the Asset subject to such an un-obtained Material Consent is an Asset other than a Property, and Purchaser is assigned the Property or Properties to which such Asset relates, but such Asset is not transferred to Purchaser due to the un-waived Material Consent requirement, the Parties shall continue after Closing and until the date of the final adjustment to the Base Purchase Price under Sections 8.4(b) and/or 8.4(c), as applicable (the “Final Adjustment Date”), to use commercially reasonable efforts to obtain the Material Consent so that such Asset can be transferred to Purchaser upon receipt of the Material Consent (or waiver thereof), and, if permitted pursuant to applicable Law and agreement, such Asset shall be held by Seller for the benefit of Purchaser, Purchaser shall pay all amounts due thereunder or with respect thereto, and Purchaser shall be responsible for the performance of any obligations under or with respect to such Asset to the extent that Purchaser has been transferred the Assets necessary to such performance until the applicable Material Consent is obtained. Notwithstanding the foregoing, neither Party shall be required to make any payments or undertake any obligations for the benefit of the holders of any un-obtained Material Consents subject to this Section 3.12(b) in connection with obtaining (or attempting to obtain) any such Material Consent (or a waiver thereof).

(c) In cases in which the Asset subject to such a Material Consent requirement is a Property and the Material Consent to the transfer of such Property (or a waiver thereof) is not obtained by Closing, Purchaser shall have the right to elect to exclude the Property subject to such Material Consent and, subject to the remainder of this Section 3.12(c), (i) the affected Property shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced at Closing by the Allocated Value of such Property, (iii) such Property shall be deemed to be deleted from Exhibit A-1 and/or Exhibit A-2 attached hereto, as applicable, and added to Schedule 1.3 attached hereto and (iv) such Property shall constitute an Excluded Asset for all purposes hereunder. The Parties shall continue to use commercially reasonable efforts to obtain the Material Consent so that such Asset can be transferred to Purchaser upon receipt of the Material Consent, and if any such Material Consent requirement with respect to which an adjustment to the Base Purchase Price is made under Section 2.3(b) is subsequently satisfied (or waived) prior to the date of the final adjustment to the Base Purchase Price under Section 8.4(b) or Section 8.4(c), as applicable, (A) Seller shall, promptly after such Material Consent requirement is satisfied (or waived), convey the applicable Property to Purchaser, (B) the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to such Property (or portion thereof) at such delayed Closing; (C) Purchaser shall, simultaneously with the conveyance of the applicable Property (or portion thereof), pay the amount of any previous deduction from the Base Purchase Price (subject to all other applicable adjustments with respect to such Property (or portion thereof) under this Agreement) to Seller, and (D) such Property shall no longer be deemed to be (x) deleted from Exhibit A-1 and/or Exhibit A-2 attached hereto, (y) added to Schedule 1.3 attached hereto or (z) an Excluded Asset for any purposes hereunder. Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(a) with respect to the affected Property (or portion thereof), if any, shall be calculated from the period from and after the Effective Date to the date of the conveyance, and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller, and, if negative, by Seller to Purchaser.

34

3.13 Preferential Purchase Rights.

(a) Any preferential purchase right must be exercised subject to all terms and conditions set forth in this Agreement, including the successful Closing of this Agreement pursuant to Section 8.1 on the dates set forth herein. The consideration payable under this Agreement for any particular Asset for purposes of preferential purchase right notices shall be the Allocated Value for such Asset, adjusted as set forth herein.

(b) If any preferential right to purchase any Asset is validly exercised prior to Closing, (i) the affected Asset (or portion(s) thereof) shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced by the Allocated Value of such Asset (or portion(s) thereof), (iii) such Asset (or portion(s) thereof) shall be deemed to be deleted from the applicable Exhibits attached hereto and added to Schedule 1.3 attached hereto, (iv) such Asset shall constitute an Excluded Asset for all purposes hereunder, and (v) Seller shall convey the affected Asset (or portion(s) thereof) to the preferential right holder on the terms and provisions set out in the applicable preferential right provision and shall be entitled to the consideration paid by such holder.

(c) Should a third Person fail to validly exercise or waive its preferential right to purchase as to any portion of the Assets prior to Closing, and the time for exercise or waiver has not yet expired by Closing, then (i) such Assets (or portions thereof) shall not be conveyed to Purchaser at Closing, (ii) the Base Purchase Price shall be reduced by the Allocated Value of each such Asset (or portion thereof subject to such preferential purchase right); (iii) each such affected Asset (or portion thereof) shall be subject to the remainder of this Section 3.13(c) and Section 3.13(d), and (iv) Seller shall continue to use commercially reasonable efforts (without the obligation to make any payments or undertake any obligations for the benefit of the holders of such preferential rights to purchase) to obtain the waiver of the preferential purchase right and shall continue to be responsible for the compliance therewith. Should the holder of the preferential purchase right validly exercise the same after Closing, (A) such affected Asset shall be deemed to be deleted from the applicable Exhibits attached hereto and added to Schedule 1.3 attached hereto, (B) such Asset (or portion thereof) shall constitute an Excluded Asset for all purposes hereunder, and (C) Seller shall convey the affected Asset (or portion thereof) to the preferential right holder on the terms and provisions set out in the applicable preferential right provision and Seller shall be entitled to the consideration paid by such holder.

(d) In the event that, after Closing, a preferential purchase right with respect to an Asset (or portion thereof) not conveyed to Purchaser at Closing pursuant to Section 3.13(c) is waived in writing or the time for exercise of such right has expired pursuant to its terms without exercise by the holder thereof, (i) Purchaser shall purchase the affected Asset (or portion thereof) on the terms set forth in this Agreement at a delayed closing which shall occur within ten (10) Business Days following the date on which Seller obtains such waiver, or the time period for exercising the applicable preferential right has expired (which date shall, with respect to such Asset, or portion thereof, be considered to be the Closing Date with respect to such Asset (or applicable portion thereof)), (ii) the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to such Asset (or portion thereof) at such delayed Closing; and (iii) Purchaser shall, simultaneously with the conveyance of the applicable Asset (or portion thereof), pay the amount of any previous deduction from the Base Purchase Price (subject to all other applicable adjustments with respect to such Asset (or portion thereof) under this Agreement) to Seller, and (iv) such Asset shall no longer be (A) deemed to be deleted from the Exhibits attached hereto, (B) added to Schedule 1.3 attached hereto or (C) an Excluded Asset for any purposes hereunder. Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(a) with respect to the affected Asset (or portion thereof), if any, shall be calculated from the period from and after the Effective Date to the date of the conveyance, and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller, and, if negative, by Seller to Purchaser.

35

3.14 Tag-Along Rights. The Parties acknowledges that certain of the Assets are subject to the tag-along rights set forth on Schedule 3.14 (the “Tag-Along Rights”). The holders of such Tag-Along Rights (the “Tag Parties”) are party to separate purchase and sale agreements with Purchaser, to be executed simultaneously with this Agreement (the “Tag-Along PSAs”), pursuant to which such Tag Parties are selling their respective interests in the assets identified on Schedule 3.14.

3.15 Limitations on Applicability. Purchaser’s right to allege Title Defects and Environmental Defects pursuant to this Article 3 shall terminate as of the Defect Claim Date and shall have no further force and effect thereafter, provided there shall be no termination of Purchaser’s rights with respect to any Environmental Defect, Title Defect or Title Benefit claim properly reported on or before the Defect Claim Date; provided, further that this Section 3.15 shall be not act as a waiver of the special warranty of Defensible Title, or any claims with respect thereto, pursuant to the Assignment and Bill of Sale.

Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the provisions of this Article 4, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the following as of the Execution Date, and effective upon the Closing, as of the Closing Date:

Notwithstanding anything to the contrary herein, each of the representations and warranties of Seller set forth in this Article 4 (other than Section 4.1) is made solely to the Knowledge of Seller to the extent such representation or warranty is not already so qualified Section 4.2 through Section 4.24.

4.1 Seller.

(a) Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located, with full legal power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

(b) Seller has the power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

(c) The execution, delivery and performance of this Agreement (and each other Transaction Agreement to which Seller is a party), and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and at Closing each other Transaction Agreement to which Seller is a party will have been duly executed and delivered by Seller), and this Agreement constitutes the valid and binding obligations of Seller, and at the Closing each other Transaction Agreement to which Seller is a party will be the valid and binding obligation of Seller, in each case enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

36

(d) The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement do not (i) violate any provision of the certificate of formation or the limited liability company agreement of Seller, (ii) assuming the receipt of all consents applicable to the transactions contemplated hereby, result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any note, bond, mortgage, indenture, or other financing instrument to which Seller or any of its Affiliates is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to Seller or any of its Affiliates as a party in interest, or (iv) violate any Laws applicable to Seller or any of its Affiliates, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Seller Material Adverse Effect.

4.2 Litigation. Except as set forth on Schedule 4.2: (a) there are no actions, suits, or proceedings pending, or, to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator with respect to the Assets or Seller’s ownership, use or operation of the Assets; (b) there are no actions, charges, suits, or proceedings pending, or, to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator against Seller or its Affiliates, which are reasonably likely to impair or delay materially Seller’s ability to perform its obligations under this Agreement; and (c) none of Seller, its Affiliates or the Assets are subject to any material outstanding judgments, writs, orders, injunctions or decrees issued, made, entered or rendered by any Governmental Authority; provided that Seller makes no representation or warranty in this clause (c) as to any judgments, orders, writs, rules, injunctions or decrees which are, or contain issues, of broad applicability to, or which broadly affect, the Hydrocarbon exploration and production industry.

4.3 Taxes and Assessments. Except as disclosed on Schedule 4.3:

(a) all material Asset Taxes that have become due and payable by Seller (whether or not shown on a Tax Return) or any of its Affiliates have been duly paid, and all material Tax Returns required to be filed by Seller or any of its Affiliates with respect to such Asset Taxes have been duly and timely filed and each such Tax Return is true, correct and complete in all respects;

(b) all withholding Tax requirements imposed on or with respect to the Assets have been satisfied in all material respects;

(c) there are no liens (other than liens for current period Taxes not yet due and payable) on any of the Assets attributable to unpaid Taxes;

(d) there is not currently in effect any extension or waiver of any statute of limitations in any jurisdiction regarding the assessment or collection of any Asset Tax;

(e) no extension of time within which to file any Tax Return with respect to Asset Taxes is currently in effect;

37

(f) no audit, litigation or other proceeding with respect to Asset Taxes has been commenced by any Governmental Authority or is presently pending, and Seller has not received written notice of any pending claim against it from any applicable Governmental Authority for assessment of Asset Taxes and no such claim has been threatened; and

(g) none of the Assets is subject to any Tax partnership agreement or are otherwise treated as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute, and in the case of any Asset disclosed on Schedule 4.3, the tax partnership has an election in effect under Section 754 of the Code.

(h) The representations and warranties in this Section 4.3 are the sole and exclusive representations and warranties of Seller or any of its Affiliates with respect to Tax Laws.

4.4 Compliance with Laws. Except with respect to (i) Tax Laws (for which Seller’s sole representations and warranties are set forth in Section 4.3), (ii) Environmental Laws (for which Seller’s sole representations and warranties are set forth in Section 4.15), and (ii) except as disclosed on Schedule 4.4, Seller’s and its Affiliates’ ownership and the operation of the Assets (and, to Seller’s knowledge, the operation of the Assets by any applicable Third Parties during Seller’s period of ownership) is and has been in compliance with all applicable Laws in all material respects.

4.5 Material Contracts. Schedule 4.5 sets forth a true, complete and accurate list of all Material Contracts as of the Execution Date (including any and all amendments, supplements thereto (and all currently applicable written waivers of any of the terms thereof)). None of Seller or any of its Affiliates or, to Seller’s knowledge, any other Person, is in material breach of or material default under any Material Contract except as disclosed on Schedule 4.5. To Seller’s knowledge, all Material Contracts are in full force and effect and constitute legal and binding obligations of Seller and/or its applicable Affiliate(s). Except as disclosed on Schedule 4.5, no written notice of default or breach has been received or delivered by Seller or any of its Affiliates under any Material Contract, the resolution of which is outstanding as of the Execution Date, and there are no current notices that have been received by Seller or any of its Affiliates of the exercise of any premature termination, price redetermination, market-out, or curtailment of any Material Contract. Seller has provided or made available to Purchaser complete and accurate copies of all Material Contracts (including any and all amendments, supplements thereto (and all currently applicable written waivers of any of the terms thereof)) prior to the Execution Date.

4.6 Payments for Production. Neither Seller nor any of its Affiliates is obligated by virtue of a take-or-pay payment, advance payment, or other similar payment (other than Royalties established in the Leases or reflected on Exhibit A-1 or Exhibit A-2, minimum throughput commitments covered by Section 4.22, imbalances covered by Section 4.7, and gas balancing agreements or other agreements relating to any of the foregoing), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Seller’s or any of its Affiliates’ interest in the Properties at some future time without receiving payment therefor at or after the time of delivery.

4.7 Imbalances. Except as set forth on Schedule 4.7 and to Seller’s knowledge, as of the date set forth on Schedule 4.7, none of Seller or any of its Affiliates has, and its and their interests in the Assets are not subject to, any production, transportation, plant, or other imbalances with respect to production from or allocated the Properties.

38

4.8 Consents and Preferential Purchase Rights.

(a) Except as set forth on Schedule 4.8(a), there are no preferential rights to purchase, rights of first offer, rights of first refusal, tag-along rights, drag-along rights or similar rights which, in each case, may be applicable to the sale or transfer of any right, title or interest in or to any of the Assets (including, for purposes of clarity, the operation thereof) by Seller or any of its Affiliates as contemplated by this Agreement.

(b) Except as set forth on Schedule 4.8(b) and except for consents and approvals of Governmental Authorities that are customarily obtained after Closing, there are no approvals, consents, ratifications, waivers or other authorizations (including from any Governmental Authority) from, or permits of, or filings with, or notifications to any Person that is required to be obtained, made or complied with for or in connection with the execution or delivery of this Agreement or the consummation of the Transactions. (each, a “Consent”).

4.9 Liability for Brokers’ Fees. None of Purchaser or any of its Affiliates shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Seller or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

4.10 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to Seller’s knowledge, threatened against Seller or any of its Affiliates (whether by Seller, any of its Affiliates or a third Person). Neither Seller nor any of its Affiliates is insolvent and no such Person shall be rendered insolvent by the consummation of any of the transactions contemplated by this Agreement.

4.11 Wells and Equipment. Except as set forth on Schedule 4.11:

(a) all Wells drilled and completed by Seller have been drilled and completed within the limits permitted by all applicable Leases and Contracts and no Well is subject to penalties on allowables with regard to time periods after the Effective Date because of any overproduction or any other violation of Laws; and

(b) to Seller’s knowledge, all currently producing Wells (and related Equipment) are in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

(c) [Reserved]

(d) [Reserved]

provided, however, that, with respect to Assets that are operated by any Person other than Seller or any of its Affiliates, the representations and warranties set forth in this Section 4.11, are limited to the knowledge of Seller.

4.12 Non-Consent Operations. Except as set forth on Schedule 4.12 or Exhibit A-2, none of Seller or any of its Affiliates has elected not to participate in any operation or activity proposed with respect to the Properties which could result in any of Seller’s or its Affiliates’ interests in such Properties becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

4.13 Outstanding Capital Commitments; Payout Balances.

(a) Except as set forth on Schedule 4.13, as of the Execution Date, there are no outstanding authorities for expenditure which are binding on the Properties and which Seller reasonably anticipates will individually require expenditures by the owner of the Properties after the Closing Date in excess of Sixteen Thousand Four Hundred Six Dollars ($16,406), net to the interest of Seller.

(b) To Seller’s knowledge, as of the Execution Date, the payout balance for each Well that has not reached payout status is reflected in all material respects in Schedule 4.13 as of the respective dates shown thereon.

39

4.14 Hedges. Other than the Hedges set forth on Schedule 4.14 (the “Existing Hedges”), there are no futures, options, swaps, or other derivatives with respect to the sale of Hydrocarbons from the Assets that will be binding on the Assets after Closing.

4.15 Environmental. Except as set forth in Schedule 4.15:

(a) To Seller’s knowledge, the Assets that are operated by Seller or its Affiliates and the Assets operated by third-party operators are in and have been in compliance with Environmental Laws in all material respects (other than any non-compliance that has been previously cured or otherwise resolved in accordance with Environmental Laws);

(b) To Seller’s knowledge, there has been no Release of Hazardous Substances on or from the Assets operated by Seller or its Affiliates, or to Seller’s knowledge from any Asset not operated by Seller or its Affiliates, for which there are material investigative or remediation obligations under Environmental Laws that have not been previously cured or otherwise resolved in accordance with Environmental Laws;

(c) To Seller’s knowledge, Seller and each third-party operator of the Assets has obtained and is maintaining in full force and effect (and, to the extent applicable, has timely filed applications to renew) all permits, certificates, licenses, approvals, and authorizations under Environmental Laws required or necessary for its ownership or operation of the Assets as currently owned and operated by Seller, the applicable third-party operator and their respective Affiliates (the “Environmental Permits”), and no written notice of violation of the terms of such permits, certificate, licenses, approvals, and authorizations has been received by Seller or its Affiliates or, to Seller’s knowledge any third-party operator, the resolution of which is outstanding as of the Execution Date;

(d) Neither Seller nor any of its Affiliates has entered into and the Assets operated by Seller or its Affiliates are not subject to, and to Seller’s knowledge, no third-party operator has entered into, and the Assets operated by any third party are not subject to, any agreements, consents, orders, decrees or judgments of any Governmental Authority, that are in existence as of the Execution Date, that are based on any Environmental Laws;

(e) Neither Seller nor any of its Affiliates, and to Seller’s knowledge, no third-party operator, has received written notice from any Person of (i) any material violation of, alleged material violation of or material non-compliance with any Environmental Laws relating to the Assets or (ii) any release or disposal of any Hazardous Substance concerning any land, facility, asset or property included in the Assets, in each case, that has not been previously cured or otherwise resolved to the satisfaction of the relevant Governmental Authority and for which Seller or its Affiliates, and to Seller’s knowledge any third-party operator, has no further material obligations outstanding;

(f) Copies of all final written reports of environmental site assessments and/or compliance audits by a Third Party on behalf of Seller or any of its Affiliates or that are otherwise in Seller’s or any of its Affiliates’ possession or control, in each case, that have been prepared in the three (3) years prior to the Execution Date have been, in each case, provided or made available to Purchaser prior to the Execution Date; and

(g) The representations and warranties in Section 4.2 and this Section 4.15 are the sole and exclusive representations and warranties of Seller and any of its Affiliates with respect to Environmental Laws, Environmental Permits and/or Hazardous Materials.

40

4.16 Permits. Seller and, to Seller’s knowledge, each third-party operator of the Assets has obtained and is maintaining in full force and effect (and, to the extent applicable, has timely filed applications to renew) all material permits, certificates, licenses, approvals, and authorizations under applicable Laws required or necessary for such Person’s and its applicable Affiliates’ ownership and/or operation of the Assets as currently owned and operated (together with the Environmental Permits, collectively, the “Permits”) and no written notice of violation of the terms of such Permits (other than the Environmental Permits) has been received by Seller or any of its Affiliates or, to Seller’s knowledge, any third-party operator of the Assets, the resolution of which is outstanding as of the Execution Date.

4.17 Leases.

(a) Schedule 4.17(a) sets forth the expiration dates of the primary terms for each Lease with a primary term that will expire prior to the Target Closing Date or in the six (6) month period immediately following the Target Closing Date;

(b) Except as set forth on Schedule 4.17(b), there are currently pending no written requests or written notices or demands that have been received by Seller or any of its Affiliates or, to Seller’s knowledge, any third-party operator of the Assets, alleging (i) that any payment required under the Leases has not been paid or Seller, any of its Affiliates, or any third-party operator of the Assets has failed to perform any of its material obligations under any of the Leases and (ii) as a result thereof, the applicable Lease has terminated or is terminable.

(c) Except as set forth on Schedule 4.17(c), neither Seller nor any Affiliate of Seller has received and, to Seller’s knowledge, no third party operator of the Assets has received, from any other party to any Lease, any unresolved written notice stating (i) a reasonable basis to terminate, forfeit or unilaterally modify such Lease or (ii) that an event has occurred which constitutes (or with notice or lapse of time, or both, would constitute) a material breach under any Lease.

(d) Except as set forth on Schedule 4.17(b), none of the Leases operated by Seller or its Affiliates, and, to Seller’s knowledge, none of the Leases operated by any third party or its Affiliates, in each case, is subject to (i) any unfulfilled obligations to drill any commitment wells within the six (6) month period immediately following Closing or (ii) any requirement to drill additional wells, maintain continuous drilling operations or otherwise conduct material development operations within the six (6) month period immediately following Closing in order to continue such Lease in force and effect after the primary term thereof or to otherwise hold the net acres or the vertical depths and/or formations of any such Lease.

(e) Schedule 4.17(e) sets forth sets forth those Leases that are currently being maintained by the payment of shut-in royalties or other similar lease maintenance payments in lieu of operations or production.

(f) All Royalties, rentals, lease payments and other payments due and payable by Seller or any of its Affiliates and, to Seller’s knowledge, payable by any third party operators of the Assets, to royalty holders, overriding royalty holders and other interest owners under or with respect to any of the Assets and any Hydrocarbons produced therefrom, measured thereby or attributable thereto (including working interest amounts), in all material respects have been properly and timely paid.

4.18 Credit Support. Schedule 4.18 sets forth a complete and accurate list of all cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by Seller or any of its Affiliates in support of the obligations of Seller and its Affiliates to any Governmental Authority, contract counterparty or other Person related to the ownership or operation of the Assets (collectively, the “Credit Support”).

41

4.19 Reserved.

4.20 Reserved.

4.21 Reserved.

4.22 Dedications; Minimum Volume Commitments.

(a) None of Seller or any of its Affiliates is a party to any Contract binding on or applicable to the Assets (i) that contains a commitment for Seller or any such Affiliate to provide a minimum volume of Hydrocarbons to another Person (except for and excluding any minimum volume of Hydrocarbons committed under a customary base contract for the sale and purchase of natural gas, as amended or supplemented) or (ii) that requires Seller or any such Affiliate to pay a deficiency payment or similar obligation (or become subject to any penalty or similar Damages) in the event Seller or any such Affiliate fails to provide the applicable minimum volume of Hydrocarbons in such relevant time period.

(b) Except as set forth on Schedule 4.22, none of Seller or any of its Affiliates is a party to any Contract binding on or applicable to the Assets pursuant to which any portion of the Assets is dedicated or Hydrocarbons produced therefrom are otherwise required to be delivered to a certain Person.

4.23 Condemnation. As of the Execution Date, there is no pending or, to Seller’s knowledge, threatened in writing taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation or eminent domain.

4.24 No Transfers. Except as set forth on Schedule 4.24, since January 1, 2026, Seller has not intentionally transferred or sold any material portion of the Assets located outside of the Target Depths within such periods prior to the Execution Date.

4.25 Reserved.

4.26 Limitations.

(a) Subject to, and without limitation of, Purchaser’s right to indemnification pursuant to Article 11, and except for instances of Fraud, the representations and warranties of Seller set forth in this Article 4, the corresponding certification in the certificate to be delivered at Closing pursuant to Section 8.2(f) as to the accuracy as of the Closing Date of the representations and warranties of Seller set forth in this Article 4 and the Assignment and Bill of Sale, and the terms and provisions of the other Transaction Agreements, (i) Seller makes no other representations or warranties, express or implied, and (ii) Seller expressly disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to Purchaser or any of its Affiliates, employees, agents, consultants, or other Representatives (including any opinion, information, projection, or advice that may have been provided to Purchaser by any officer, director, employee, agent, consultant, advisor or other Representative of Seller or any member of Seller Group).

42

(b) SUBJECT TO, AND WITHOUT LIMITATION OF PURCHASER’S RIGHT TO INDEMNIFICATION PURSUANT TO ARTICLE 11, AND THE TERMS AND PROVISIONS OF THE OTHER TRANSACTION AGREEMENTS, AND EXCEPT FOR INSTANCES OF FRAUD, THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE 4, THE CORRESPONDING CERTIFICATION IN THE CERTIFICATE TO BE DELIVERED AT CLOSING PURSUANT TO SECTION 8.2(f) AS TO THE ACCURACY AS OF THE CLOSING DATE OF THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE 4, AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND BILL OF SALE, SELLER MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OF SELLER, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, OR STEP-OUT DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW OR THE ENVIRONMENTAL CONDITION OF ANY OF THE ASSETS, AND FURTHER DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE TO ENTER INTO THIS AGREEMENT ON THE EXECUTION DATE. SELLER AND PURCHASER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

(c) Inclusion of a matter on any of the Schedules which are referenced in this Article 4 (such Schedules, as amended in accordance with and subject to the terms of Section 6.7(a), the “Seller Disclosure Schedules”) with respect to a representation or warranty that addresses matters having a Seller Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Seller Material Adverse Effect.

43

Article 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Subject to the provisions of this Article 5, and the other terms and conditions of this Agreement, Purchaser represents and warrants to Seller the following as of the Execution Date and, effective upon the Closing, as of the Closing Date:

5.1 Existence and Qualification. Purchaser is a corporation organized, validly existing, and in good standing under the Laws of the state of Delaware.

5.2 Power. Purchaser has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

5.3 Authorization and Enforceability. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Agreement to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and at Closing each other Transaction Agreement to which a Purchaser is a party will have been duly executed and delivered by Purchaser), and this Agreement constitutes the valid and binding obligations of Purchaser, and at Closing each other Transaction Agreement to which Purchaser is a party will be the valid and binding obligation of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Purchaser, and the consummation of the Transactions, will not (a) violate any provision of the certificate of incorporation, bylaws or other governing instruments of Purchaser, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or by which it is bound, (c) breach any Contract to which the Purchaser is a party or by which any of its assets may be bound or result in the termination of any such Contract, (d) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (e) violate any Law applicable to Purchaser, except any matters described in clauses (b), (c), (d) or (e) above which would not have (i) a Purchaser Material Adverse Effect or (ii) prevent or materially impair or delay, or would reasonably be expected to prevent or materially impair or delay, the consummation of the transactions contemplated hereby or the performance of Purchaser’s obligations and covenants hereunder that are to be performed at Closing.

5.5 Consents, Approvals or Waivers. Except for any consent or approval of Governmental Authorities customarily obtained after Closing and assuming that Seller obtains all relevant consents to assignment or approvals it is required to obtain in connection with the Transactions contemplated hereby, the execution, delivery, and performance of this Agreement by Purchaser will not be subject to any consent, approval, or waiver from any Governmental Authority or other third Person.

5.6 Reserved.

5.7 Reserved.

5.8 SEC Documents.

(a) Purchaser (i) filed with the SEC its Current Report on Form 8-K on March 9, 2026, as amended on March 12, 2026 (the “Purchaser Super 8-K”), and (ii) since the filing of the Purchaser Super 8-K, has filed or furnished with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since the filing of the Purchaser Super 8-K under the Securities Act or the Exchange Act (all such documents set forth in clauses (i) and (ii), together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “SEC Documents”).

44

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

5.9 Reserved.

5.10 Absence of Certain Changes. Since the filing of the Purchaser Super 8-K, there has not occurred any Purchaser Material Adverse Effect or any event, occurrence, change, discovery or development of a state of circumstance or facts that would, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

5.11 Compliance with Law. Except as to specific matters disclosed in the SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, (a) Purchaser is, and since the filing of the Purchaser Super 8-K, has been, in compliance with all applicable Laws, (b) Purchaser has not received written notice of any violation in any respect of any applicable Law, and (c) Purchaser has not received written notice that it is under investigation by any Governmental Authority for potential non-compliance with any Law.

5.12 Litigation.

(a) Except as to specific matters disclosed in the SEC Documents, there are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any of its subsidiaries that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect under clause (a) of the definition of Purchaser Material Adverse Effect.

(b) There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any of its subsidiaries that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect under clause (b) of the definition of Purchaser Material Adverse Effect.

5.13 Investment Company. Purchaser is not, and immediately after the consummation of the transactions contemplated hereby, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.14 Financing. As of the Closing, Purchaser will have sufficient cash, available lines of credit, or other sources of immediately available funds to enable it to pay the Closing Payment to Seller at the Closing and to fulfill its obligations under this Agreement.

5.15 Independent Investigation. Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms that (a) as of the Execution Date, it has completed such independent investigation, verification, analysis, and evaluation of the Assets and has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate to enter into this Agreement, and (b) prior to or as of Closing, it will have completed its independent investigation, verification, analysis, and evaluation of the Assets and made all such reviews and inspections of the Assets as it deems necessary or appropriate to consummate the transactions contemplated hereby. Except for the representations and warranties expressly made by Seller in Article 4 of this Agreement and the Assignment and Bill of Sale, or any other Transaction Agreement, and without limitation of Purchaser’s remedies for Fraud, Purchaser acknowledges that there are no other representations or warranties, express or implied, as to the financial condition, liabilities, operations, business, or prospects of the Assets and that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to the foregoing, Purchaser has otherwise relied solely upon its own independent investigation, verification, analysis, and evaluation and the terms of this Agreement and the other Transaction Agreements. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state, or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Purchaser, and, except as set forth in Article 10, Purchaser is not entitled to cancel, terminate, or revoke this Agreement.

45

5.16 Liability for Brokers’ Fees. None of Seller or any of its Affiliates shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Purchaser or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution, or delivery of this Agreement or any agreement or transaction contemplated hereby.

5.17 Qualification; Bonding. Without limiting Section 12.4, Purchaser is, or as of the Closing will be, qualified under applicable Laws to hold Leases, Rights of Way, and other rights included in the Assets which are issued by any applicable Governmental Authority. Subject to the accuracy of Seller’s representations and warranties in Section 4.18, and without limitation of Section 12.4, Purchaser has, or as of the Closing will have, posted such Credit Support, and provided such evidence of such Credit Support, in accordance with Section 6.5(b).

5.18 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to the knowledge of Purchaser, threatened against Purchaser or any Affiliate of Purchaser (whether by Purchaser or a third Person). Neither Purchaser nor any of its Affiliates is insolvent and no such Person shall be rendered insolvent by the consummation of any of the transactions contemplated by this Agreement.

5.19 Limitations.

(a) Subject to, and without limitation of, Seller’s right to indemnification pursuant to Article 11, and except for instances of Fraud, the representations and warranties of Purchaser set forth in this Article 5, the corresponding certification in the certificate to be delivered at Closing pursuant to Section 8.3(a)(v) as to the accuracy as of the Closing Date of the representations and warranties of Purchaser set forth in this Article 5, the Assignment and Bill of Sale and the terms and provisions of the other Transaction Agreements, (i) Purchaser makes no other representations or warranties, express or implied, and (ii) Purchaser expressly disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to Seller or any of its Affiliates, employees, agents, consultants, or other Representatives (including any opinion, information, projection, or advice that may have been provided to Seller by any officer, director, employee, agent, consultant, advisor or other Representative of Purchaser or any member of Purchaser Group).

(b) Inclusion of a matter on any of the Schedules which are referenced in this Article 5 (such Schedules, as amended in accordance with and subject to the terms of Section 6.7(b), the “Purchaser Disclosure Schedules”) with respect to a representation or warranty that addresses matters having a Purchaser Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Purchaser Material Adverse Effect. The Purchaser Disclosure Schedules may include matters not required by the terms of the Agreement to be listed on the schedules, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included. A matter scheduled on any of the Purchaser Disclosure Schedules as an exception for any representation and/or warranty shall be deemed to be an exception to all representations and/or warranties for which it is relevant, but only to the extent such relevance is reasonably apparent based on the face of the disclosure in which such matter is disclosed in the Purchaser Disclosure Schedules.

46

Article 6
COVENANTS OF THE PARTIES

6.1 Access. Upon execution of this Agreement until the Closing Date, subject to the limitations expressly set forth in this Agreement, Seller shall provide Purchaser and its Representatives reasonable access to the Assets operated by Seller or any of its Affiliates, access to personnel with knowledge of the Assets and access to and the right to copy, at Purchaser’s sole expense, the Records in Seller’s or any of its Affiliates’ possession or control for the purpose of conducting a confirmatory review of the Assets, but only to the extent that Seller may do so without (a) violating applicable Laws, (b) violating any obligations to any Third Party, (c) waiving any legal privilege of Seller, any of its Affiliates or its counselors, attorneys, accountants or consultants, and (d) to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be limited to Seller’s normal business hours, and Purchaser’s investigation shall be conducted in a manner that reasonably minimizes interference with the operation of the business of Seller and any applicable Third Party operator. Subject to the terms of this Agreement, all investigations and due diligence conducted by Purchaser or any of Purchaser’s Representatives shall be conducted at Purchaser’s sole cost, risk and expense and any conclusions made from any examination done by Purchaser or any of Purchaser’s Representatives shall result from Purchaser’s own independent review and judgment. Seller shall use commercially reasonable efforts (but without the obligation to incur any out-of-pocket costs, expenses, or the obligation to undertake any liability or other obligations to or by Seller) to (i) obtain permission for Purchaser to gain access from any Third Party to whom Seller owes obligations including to gain access to Third Party operated Assets to inspect the condition of the same; provided, however, that Seller shall have no liability to Purchaser (or otherwise be in breach of this agreement) for failure to obtain such operator’s permission, (ii) obtain a waiver of confidentiality obligations owed to any Third Parties or establish any necessary confidential relationships with Third Parties reasonably required to allow Purchaser to view and access the Records, and (iii) grant any access to which Seller has the authority to grant without breaching any restriction binding on Seller. Seller or its designee shall have the right to accompany Purchaser and its Representatives whenever they are on site on the Assets. No later than one (1) day after the Execution Date, Seller shall provide to Purchaser access (via a virtual data room) to title and environmental records in Seller’s or its Affiliates’ possession related to the Assets as are reasonably necessary for Purchaser to conduct its title and Environmental Review.

6.2 Press Releases. Until the Closing, neither Seller nor Purchaser, nor any Affiliate thereof, shall make any press release or public disclosure or statement regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby without the prior written consent of Purchaser (in the case of announcements by Seller or its Affiliates) or Seller (in the case of announcements by Purchaser or its Affiliates), which consent shall not be unreasonably withheld or delayed; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller (i) with respect to a press release or disclosure by Purchaser, after Purchaser has, if and to the extent reasonably practicable, provided Seller with the opportunity to review and provide comments to any such proposed press release or disclosure (which comments shall, if and to the extent reasonably practicable, be considered in good faith by Purchaser), (ii) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (iii) to Governmental Authorities and Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents, or (iv) to such Party’s investors and members, and current or prospective Debt Financing Sources or other financing sources, including Seller’s Affiliates’ investors and limited partners. Seller and Purchaser shall each be liable for the compliance of its respective Affiliates with the terms of this Section 6.2. The Parties agree that neither Purchaser nor Seller may have an adequate remedy at law if any of the foregoing Persons violate (or threaten to violate) any of the terms of this Section 6.2. In such event, Purchaser or Seller, as applicable, shall have the right, in addition to any other it may have, to seek injunctive relief to restrain any breach or threatened breach of the terms of this Section 6.2.

47

6.3 Operation of Business. Except (v) as set forth on Schedule 6.3-Part A, (w) for the operations covered by the authorities for expenditures and other capital commitments described on Schedule 4.13, (x) for actions taken in connection with emergency situations or as may be required by Law, (y) as expressly required by this Agreement or (z) as expressly consented to in writing by Purchaser (which consent shall not be unreasonably delayed, withheld or conditioned, except in the case of clauses (c), (d), (f), (h) or (i)), until Closing Seller shall:

(a) not transfer, sell, hypothecate, encumber, or otherwise transfer or dispose of any of the Assets, except for (i) sales and dispositions of Hydrocarbons made in the ordinary course of business and (ii) other sales and dispositions made in the ordinary course of business and not exceeding, individually, Sixteen Thousand Four Hundred Six Dollars ($16,406), or, in the aggregate, Forty-One Thousand Fifteen Dollars ($41,015), in each case, for which the Purchase Price is reduced based on the consideration received (except there shall be no such reduction to the Purchase Price in the case of Equipment that is replaced, at no cost or expense to Purchaser (whether through an adjustment to the Purchase Price or otherwise) with equipment or materials of comparable or better value and utility in connection with the maintenance, repair, and operation of the Assets);

(b) not (i) terminate, (ii) amend or modify (other than in a de minimis respect), or (iii) waive, release, grant, transfer or fail to enforce any significant rights under, (iv) execute, or (v) extend any Contract that, in each case, is (or upon execution would be) a Material Contract;

(c) not amend or modify any Lease or Right of Way (other than in a de minimis respect);

(d) not vote to approve, or consent to, the plugging or abandonment of any well except as required by Law or Contract;

(e) (i) submit to Purchaser for prior written approval, all written requests received by Seller or its Affiliates for operating or capital expenditures relating to the Assets that involve individual commitments of more than Sixteen Thousand Four Hundred Six Dollars ($16,406), net to Seller’s interest, and (ii) not propose, approve or consent to (or non-consent to) any operation or activity (or series of related operations or activities) on the Assets or otherwise commit to make any capital expenditure or operating expense, in each case, reasonably anticipated to cost the owner of the Assets more than Sixteen Thousand Four Hundred Six Dollars ($16,406), net to Seller’s interest; provided, however, that, notwithstanding the foregoing, the Seller have the right to conduct any operation or activity (or propose or make a commitment to make any capital expenditure or operating expense) with respect to any of the Assets that is, in each case, primarily related to operations or activities with respect to the maintenance or replacement of any failed or malfunctioning electric submersible pump (ESP) located on the Assets if, and to the extent, the costs and expenses paid and/or incurred (or contemplated to be paid and/or incurred) in connection therewith would not, and would not reasonably be expected to, cost the owner of the affected Assets more than Thirty-Two Thousand Eight Hundred Twelve Dollars ($32,812), net to Seller’s interest;

(f) not elect to go non-consent pursuant to a joint operating agreement as to any proposed operation on any of the Leases or Wells;

48

(g) not waive, compromise or settle any right or claim with respect to any of the Assets, except to the extent (i) such right is an Excluded Asset or would not reasonably be expected to adversely affect (other than in a de minimis respect) the ownership, operation or value of the Assets after Closing or (ii) such claim is a Retained Obligation and would not adversely affect, or be reasonably expected to adversely affect, Purchaser or the ownership or operation of the Assets after Closing;

(h) not (i) make, change or revoke any Tax election, (ii) change an annual accounting period, (iii) adopt or change any accounting method with respect to Taxes, (iv) file any amended Tax Return, (v) enter into any closing agreement, (vi) settle or compromise any Tax claim or assessment, or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes;

(i) timely pay all Asset Taxes that become due and payable prior to the Closing (other than those being contested in good faith in appropriate proceedings);

(j) exercise voting and consent rights under applicable joint operating agreements consistent with this Section 6.3; and

(k) not enter into any agreement or commitment to do or not do, as applicable, any of the foregoing.

Requests for approval of any action restricted by this Section 6.3 shall be delivered to either of the individuals listed on Schedule 6.3-Part B, which requests may be delivered electronically to such individual’s email address set forth on Schedule 6.3-Part B (provided that receipt of such email is requested and received, including automatic receipts), each of whom shall have full authority to grant or deny such requests for approval on behalf of Purchaser.

Purchaser’s approval of any action restricted by this Section 6.3 shall be considered granted in full within five (5) Business Days (unless a shorter time, not to be less than 48 hours, is reasonably required by the circumstances and such shorter time is specified in Seller’s notice) of delivery of Seller’s notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary during that period. Notwithstanding the foregoing provisions of this Section 6.3, in the event of an emergency, Seller may take such action as reasonably necessary and shall notify Purchaser of such action promptly thereafter. Purchaser acknowledges that Seller owns undivided interests in the Assets and may not be the operator of all of the Assets, and Purchaser agrees that the acts or omissions of Third Parties (including the applicable operators of the Assets) who are not Affiliates of Seller shall not constitute a violation of the provisions of this Section 6.3, nor shall any action required by a vote of Working Interest owners constitute such a violation so long as Seller and its controlled Affiliates have voted their respective interests or exercised any applicable rights under any applicable Contracts in a manner consistent with the provisions of this Section 6.3. If any specific action or inaction that is expressly approved (and not, for the avoidance of doubt, considered granted due to the expiration of the five (5) Business Day period described above) by Purchaser pursuant to this Section 6.3 would, in and of itself, constitute a breach of one or more of Seller’s representations and warranties in Article 4 or Seller’s covenants or agreements contained in this Agreement, the taking of such action or any such inaction by Seller to which Purchaser expressly consented shall not, in and of itself, constitute a breach of such representations, warranties, covenants or agreements.

49

6.4 Indemnity Regarding Access. Purchaser’s access to the Assets and its (and its Affiliates and Representatives) examinations and inspections, whether under Sections 6.1, 3.4, or otherwise, shall be at Purchaser’s sole risk, cost, and expense, and Purchaser waives and releases all claims against Seller, ITS Affiliates, and each member of the Seller group, arising in any way therefrom, or in any way connected therewith, eXCEPT TO THE EXTENT CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS. Purchaser agrees to indemnify, defend, and hold harmless Seller and each member of the Seller Group, the other owners of interests in the Properties, and all such Persons’ directors, officers, employees, agents, and other Representatives from and against any and all Damages, including Damages attributable to personal injury, death, or property damage, to the extent arising out of, or relating to, access to the Assets prior to the Closing by Purchaser, its Affiliates, or its or their respective directors, officers, employees, agents, or other Representatives, even if caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any indemnified Person, eXCEPT (a) TO THE EXTENT CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS (b) TO the EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO the DISCOVERY OF CONDITIONS EXISTING ON the ASSETS PRIOR TO THE EXECUTION DATE OR (c) ANY PRE-EXISTING ENVIRONMENTAL CONDITIONS DISCOVERED OR UNCOVERED AS A RESULT OF SUCH ACCESS, EXAMINATION OR INSPECTION TO THE EXTENT ANY SUCH ENVIRONMENTAL CONDITIONS WERE NOT EXACERBATED BY SUCH ACCESS, EXAMINATION OR INSPECTION. SUBJECT TO, AND WITHOUT LIMITATION OF PURCHASER’S RIGHT TO INDEMNIFICATION PURSUANT TO ARTICLE 11 FOR BREACHES OF, OR INACCURACIES IN, SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 4 OR SET FORTH IN THE CORRESPONDING CERTIFICATION IN THE CERTIFICATE TO BE DELIVERED AT CLOSING PURSUANT TO SECTION 8.2(f) AS TO THE ACCURACY AS OF THE CLOSING DATE OF THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE 4, AND THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE OTHER TRANSACTION AGREEMENTS, AND EXCEPT FOR INSTANCES OF FRAUD (AS DEFINED HEREIN), PURCHASER RECOGNIZES AND AGREES THAT ALL MATERIALS, DOCUMENTS, SAMPLES, REPORTS, AND OTHER INFORMATION OF ANY TYPE AND NATURE MADE AVAILABLE TO IT, ITS AFFILIATES OR REPRESENTATIVES, IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, WHETHER MADE AVAILABLE PURSUANT TO Article 6 OR OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS, DOCUMENTS, SAMPLES, REPORTS, AND OTHER INFORMATION, AND NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO SUCH INFORMATION SUPPLIED TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES AND PURCHASER EXPRESSLY AGREES THAT, SUBJECT TO THE FOREGOING LIMITATIONS, ANY RELIANCE UPON such information, OR CONCLUSIONS DRAWN THEREFROM, SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

6.5 Governmental Reviews.

(a) Seller and Purchaser shall each in a timely manner make (or cause their applicable Affiliates to make) (i) all required filings, and prepare applications to, and conduct negotiations with, each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (ii) provide such information as the other may reasonably request in order to make such filings, prepare such applications and conduct such negotiations. Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations at the sole cost and expense of such other Party. Purchaser shall bear the cost of all filing or application fees payable to any Governmental Authority with respect to the transactions contemplated by this Agreement, regardless of whether Purchaser, Seller, or any Affiliate of any of them is required to make the payment.

50

(b) Without limitation of Section 12.4, on or before the Closing Date, Purchaser shall post or obtain such Credit Support that is set forth on Schedule 4.18 as is required by the applicable Governmental Authority or Contract counterparty for Purchaser’s ownership and/or of the Assets, and shall provide Seller with evidence of the same.

(c) Promptly after Closing, Purchaser (with the assistance of Seller, subject to Section 12.3) shall make all filings with any applicable Governmental Authority (including in each applicable county), as may be required to properly assign and transfer the Assets from Seller to Purchaser.

6.6 Further Assurances. After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

6.7 Supplemental Disclosures.

(a) Purchaser agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until three (3) Business Days before the Target Closing Date to, in good faith, add to, supplement or amend or create any Seller Disclosure Schedules to its representations and warranties in Article 4 to the extent necessary to identify any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Seller Disclosure Schedules and Seller shall provide any additional information regarding such matter that is within its possession or control to the extent reasonably requested by Purchaser. For all purposes of this Agreement, including for purposes of determining whether the conditions to Closing of Purchaser set forth in Article 7 have been fulfilled or satisfied, the Seller Disclosure Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if as a result of the matter that is the subject of such addition, supplement or amendment the conditions to Closing of Purchaser set forth in Article 7 are not satisfied or fulfilled as of the Closing Date, and nonetheless Purchaser elects to waive such conditions and proceed with the Closing, and the Closing shall occur, then, for purposes of Article 11, then all matters giving rise to Purchaser’s termination right shall be deemed waived and Purchaser shall not be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters; provided, that Purchaser shall not waive its rights under Article 11 with respect to any matters arising under this Section 6.7(a) that did not cause the conditions of Closing of Purchaser to fail to be satisfied.

(b) Seller agrees that, with respect to the representations and warranties of Purchaser contained in this Agreement, Purchaser shall have the continuing right until three (3) Business Days before the Closing Date to, in good faith, add to, supplement, amend or create any Purchaser Disclosure Schedules to its representations and warranties in Article 5 to the extent necessary to identify any matter first arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Purchaser Disclosure Schedules and Purchaser shall provide any additional information regarding such matter that is within its possession or control to the extent reasonably requested by Seller. For all purposes of this Agreement, including for purposes of determining whether the conditions to Closing of Seller set forth in Article 7 have been fulfilled or satisfied, the Purchaser Disclosure Schedules to Purchaser’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if as a result of the matter that is the subject of such addition, supplement or amendment the conditions to Closing of Seller set forth in Article 7 are not satisfied or fulfilled as of the Closing Date, and nonetheless Seller elects to waive such conditions and proceed with the Closing, and the Closing shall occur, then, for purposes of Article 11, then all matters giving rise to Seller’s termination right shall be deemed waived and Seller shall not be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters; provided, that Seller shall not waive its rights under Article 11 with respect to any matters arising under this Section 6.7(b) that did not cause the conditions of Closing of Seller to fail to be satisfied.

51

6.8 Reserved.

6.9 Conduct of Purchaser. Except (x) as set forth on Schedule 6.9-Part A, (y) for actions taken in as may be required by Law or (z) with the prior written consent of Seller (which consent shall not be unreasonably delayed, withheld or conditioned), from the Execution Date until the Closing, Purchaser shall and shall cause its subsidiaries to (a) not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, and (b) not enter into an agreement or commitment that would cause Seller to violate any of the foregoing covenants. Requests for approval of any action restricted by this Section 6.9 shall be delivered to either of the individuals set forth on Schedule 6.9-Part B, which requests may be delivered electronically to such individual’s email address set forth on Schedule 6.9-Part B (provided that receipt of such email is requested and received, including automatic receipts), each of whom shall have full authority to grant or deny such requests for approval on behalf of Seller. Seller’s approval of any action restricted by this Section 6.9 shall not be unreasonably withheld or delayed and shall be considered granted in full within five (5) Business Days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Purchaser’s notice) of delivery of Purchaser’s notice to Seller requesting such consent unless Seller notifies Purchaser to the contrary during that period. If any specific action or inaction that is expressly approved (and not, for the avoidance of doubt, considered granted due to the expiration of the five (5) Business Day period described above) by Seller pursuant to this Section 6.9 would, in and of itself, constitute a breach of one or more of Purchaser’s representations and warranties in Article 5 or Purchaser’s covenants or agreements contained in this Agreement, the taking of such action or any such inaction by Purchaser to which Seller expressly consented shall not, in and of itself, constitute a breach of such representations, warranties, covenants or agreements.

6.10 Reserved.

6.11 Hedging Matters.

(a) [Reserved].

(b) At Closing, Purchaser shall execute and deliver, or cause its applicable Affiliates to execute and deliver, to each Assumed Hedge counterparty a Novation Agreement (and any other agreements, security instruments or pledges required in connection therewith) for purposes of novating the Assumed Hedges from Seller to Purchaser or an Affiliate of Purchaser and, if applicable, from the other counterparty to such Assumed Hedge to another counterparty (each such novation, an “Assumed Hedge Novation”). Purchaser shall bear one hundred percent (100%) of all novation fees or other out of pocket costs, fees and expenses payable to any Assumed Hedge counterparty in connection with any of the Assumed Hedge Novations. Any and all Assumed Hedges that are executed by Seller and novated to Purchaser or its designated Affiliate in accordance with this Section 6.11(b) together with any hedging transactions pursuant to the Assumed Hedges that are settled between the Execution Date and the Closing Date in the ordinary course of business shall be deemed Assets for all purposes under this Agreement.

(c) Seller agrees to cooperate in a timely and reasonable manner with the execution, delivery and performance of any such Novation Agreement and other related agreements or documentation described in Section 6.11(b) at the sole cost and expense of Purchaser; such actions shall include, upon Seller’s receipt of Purchaser’s prior written request and consent, (i) executing and delivering an amendment to any Assumed Hedge (which shall be effective and conditioned on the occurrence of Closing); and (ii) making introductions of Purchaser to Seller’s Assumed Hedge counterparties and existing lenders and facilitating relevant coordination between Purchaser and such lenders.

52

(d) If on the Closing Date, (i) Purchaser has not executed and/or delivered a Novation Agreement or the other related agreements or documentation described in this Section 6.11; and/or (ii) any proposed counterparty thereto (other than Seller) has not indicated it has finalized and is prepared to execute and deliver a Novation Agreement or such other agreements and documents by the Closing Date (any such Assumed Hedge, an “Untransferred Hedge Contract”), then any such Untransferred Hedge Contract shall be retained by Seller, shall not be novated, assigned or transferred to Purchaser, shall not constitute an Asset hereunder, and no adjustment to the Purchase Price shall be made with respect thereto.

6.12 Reserved.

6.13 Reserved.

6.14 Reserved.

6.15 Financing; Financing Information.

(a) [Reserved].

(b) At no expense to Seller, Seller shall, and shall cause each of its Affiliates and its and their accountants, auditors and other Representatives to make available to Purchaser and its Affiliates and their Representatives any and all Records to the extent in Seller’s or its Affiliates’ possession or control and to which Seller and its Affiliates’ personnel have access, in each case, as reasonably requested by Purchaser, its Affiliates and their Representatives in order to prepare financial statements in connection with Purchaser’s or its Affiliates’ filings, if any, that are required by the SEC, under securities Laws applicable to Purchaser and its Affiliates, or financial statements meeting the requirements of Regulation S-X under the Securities Act.

(c) Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably and materially disrupt the business or operations of Seller, (ii) nothing in this Section 6.15 shall require cooperation to the extent that it would cause any breach of any Law binding on Seller, (iii) Seller shall not be required to pay any commitment or other similar fee, or any other fees or expenses, bear any cost or expense or make any other payment in connection with the any debt financing and (iv) none of Seller or its directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to any debt financing the effectiveness of which is not contingent upon the Closing or which would be effective prior to the Closing and the directors and managers of Seller shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which such debt financing is obtained, in each case which are effective prior to the Closing.

(d) [Reserved].

53

Article 7
CONDITIONS TO CLOSING

7.1 Conditions of Seller to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of Seller, waiver in writing, on or prior to Closing of each of the following conditions:

(a) (i) The Purchaser Fundamental Representations shall be true and correct in all respects as of the Execution Date and as the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Purchaser set forth in Article 5 shall be true and correct as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except, in the case of this clause (ii), for such failures of representations and warranties of Purchaser to be so true and correct as, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect; provided, however, that any representation or warranty qualified by materiality or Purchaser Material Adverse Effect shall be deemed not to be so qualified for the purposes of this Section 7.1(a);

(b) Purchaser shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by substantiality, materiality, Purchaser Material Adverse Effect), all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

(c) On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial Damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Seller or its Affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from Seller or any Affiliate of Seller resulting therefrom;

(d) The net sum of all downward adjustments to the Purchase Price to be made pursuant to Sections 2.3(a) and 2.3(b) shall be less than or equal to twenty percent (20%) of the Base Purchase Price;

(e) [Reserved]; and

(f) Purchaser shall have delivered or be prepared to deliver all of the deliverables Purchaser is required to deliver pursuant to Section 8.3.

7.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of Purchaser, waiver, on or prior to Closing of each of the following conditions:

(a) (i) The Seller Fundamental Representations shall be true and correct in all respects as of the Execution Date and as the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Seller set forth in Article 4 shall be true and correct as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except, in the case of this clause (ii), for such failures of representations and warranties of Seller to be so true and correct as, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect; provided, however, that any representation or warranty qualified by materiality or Seller Material Adverse Effect shall be deemed not to be so qualified for the purposes of this Section 7.2(a);

54

(b) Seller shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by substantiality, materiality, Seller Material Adverse Effect), all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c) On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial Damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Purchaser or any of its Affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from Purchaser or any Affiliate of Purchaser resulting therefrom;

(d) The net sum of all downward adjustments to the Purchase Price to be made pursuant to Sections 2.3(a) and 2.3(b) shall be less than or equal to twenty percent (20%) of the Base Purchase Price;

(e) The conditions to closing under the Canyon Creek PSA shall have been satisfied (or waived) as of the Closing Date and the parties to the Canyon Creek PSA shall be ready to proceed with the “Closing” (as defined in the Canyon Creek PSA) simultaneously with the Closing hereunder; and

(f) Seller shall have delivered or be prepared to deliver all of the deliverables Seller is required to deliver pursuant to Section 8.2.

Article 8
CLOSING

8.1 Time and Place of Closing. The consummation of the purchase and sale of the Assets contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Seller, take place remotely, at 8:00 AM local time, on July 1, 2026 (the “Target Closing Date”), or if all conditions in Article 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 10. The date on which the Closing occurs with respect to any Asset is referred to herein as the “Closing Date” for such Asset.

8.2 Obligations of Seller at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

(a) Counterparts of the Assignment and Bill of Sale, duly executed and acknowledged by Seller, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b) [Reserved];

(c) [Reserved];

(d) A certificate of non-foreign status of Seller meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2);

(e) [Reserved];

(f) A certificate from Seller duly executed by an authorized officer of Seller, dated as of the Closing, certifying on behalf of Seller, that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled;

55

(g) A validly executed IRS Form W-9 of Seller;

(h) Where notices of approval, consent, or waiver are received by Seller pursuant to a filing or application under Section 6.5, copies of such notices;

(i) [Reserved];

(j) Releases and terminations of any mortgages, deeds of trust, assignments of production, financing statements, and fixture filings burdening the Assets (including, for purposes of clarity, UCC-3s), which releases and terminations shall be in form and substance reasonably satisfactory to Purchaser;

(k) [Reserved];

(l) The Preliminary Settlement Statement, duly executed by Seller;

(m) [Reserved];

(n) [Reserved];

(o) [Reserved];

(p) The Termination and Release of Joint Operating Agreement, duly executed and acknowledged by Seller; and

(q) All other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Purchaser.

8.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 8.2:

(a) Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(i) A wire transfer of the Closing Payment in same-day funds to an account specified by Seller;

(A) A wire transfer of the Defect Escrow Amount in same day funds to the Defect Escrow Account as provided in Section 3.8(e), if applicable.

(ii) Counterparts of the Assignment and Bill of Sale, duly executed and acknowledged by Purchaser, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(iii) [Reserved];

(iv) [Reserved];

(v) A certificate duly executed by an authorized officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled;

56

(vi) [Reserved];

(vii) Where notices of approval, consent, or waiver are received by Purchaser pursuant to a filing or application under Section 6.5, copies of such notices;

(viii) Evidence of replacement of all Credit Support to the extent required pursuant to Section 6.5(b);

(ix) Any other forms or instruments required by any Governmental Authority relating to the assignments or transfer of any interest in or to any of the Assets;

(x) The Preliminary Settlement Statement, duly executed by Purchaser;

(xi) Evidence reasonably satisfactory to Seller of the satisfaction of the condition set forth in Section 7.1(e);

(xii) [Reserved]; and

(xiii) All other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Seller.

8.4 Closing Payment and Post-Closing Purchase Price Adjustments.

(a) Not later than June 26, 2026, Seller shall in good faith prepare and deliver to Purchaser, using and based upon the best information available to Seller, a draft preliminary settlement statement (the “Preliminary Settlement Statement”) setting forth Seller’s good faith estimate of the (i) adjusted Purchase Price for the Assets as of the Closing Date, in each case, after giving effect to all adjustments set forth in Section 2.3, and less (ii) the Deposit and less (iii) the Defect Escrow Amount (if applicable), which shall constitute the dollar amount to be payable by Purchaser to Seller in cash at Closing (the “Closing Payment”). Seller shall supply to Purchaser reasonable documentation in the possession or control of Seller and its Affiliates to support the items for which adjustments are proposed or made in the Preliminary Settlement Statement delivered by Seller and a reasonably detailed explanation of any such adjustments and the reasons therefor; which may include, but is not limited to, the supporting documentation delivered by Canyon Creek Energy – Arkoma, LLC as seller under the Canyon Creek PSA and any other information provided by Purchaser (as defined in the Canyon Creek PSA) for preparation of the preliminary settlement statement thereunder. By June 30, 2026, Purchaser may deliver to Seller a written report containing all changes that Purchaser proposes to be made to the Preliminary Settlement Statement, if any, together with a brief explanation of any such changes. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Base Purchase Price at Closing; provided that if the Parties cannot agree on all adjustments set forth in the Preliminary Settlement Statement prior to the Closing, then any adjustments as set forth in the Preliminary Settlement Statement as presented by Seller (with any amendments or modifications thereto that were so agreed between the Parties) will be used to adjust the Base Purchase Price at Closing. For purposes of clarity, Purchaser’s failure to propose any changes to the Preliminary Settlement Statement and/or Purchaser’s agreement to all or any portion of the Preliminary Settlement Statement proposed by Seller shall not, and shall not be deemed or construed to, prejudice any of Purchaser’s rights hereunder (including, for purposes of clarity, Purchaser’s right to dispute any adjustment or amount set forth in the Preliminary Settlement Statement in connection with the final calculation and determination of the Purchase Price pursuant to Section 8.4(b) and/or 8.4(c), as applicable).

57

(b) As soon as reasonably practicable after the Closing but not later than the ninetieth (90th) day following the Closing Date, Seller shall prepare and deliver to Purchaser a draft statement setting forth the final calculation of the Purchase Price (the “Final Settlement Statement”) and showing the calculation of each adjustment under Section 2.3, based on the most recent actual figures available for each adjustment. Seller shall make such reasonable documentation as is in Seller’s or any of its Affiliates possession or control available to support the final figures set forth in the Final Settlement Statement, which may include, but is not limited to, the supporting documentation delivered by Canyon Creek Energy – Arkoma, LLC as seller under the Canyon Creek PSA and any other information provided by Purchaser (as defined in the Canyon Creek PSA) for preparation of the final settlement statement thereunder. As soon as reasonably practicable, but not later than the thirtieth (30th) day following receipt of such Final Settlement Statement from Seller (as such time period may be extended as described below, the “Purchaser Comment Deadline”), Purchaser may deliver to Seller a written report containing any changes that Purchaser proposes be made to such Final Settlement Statement. Seller may deliver a written report to Purchaser on or prior to the Purchaser Comment Deadline reflecting any changes that Seller proposes to be made to the Final Settlement Statement as a result of additional information received after the Final Settlement Statement was first prepared and delivered to Purchaser hereunder (and if any such written report is delivered by Seller to Purchaser on or after the date that is five (5) Business Days before the Purchaser Comment Deadline, then the Purchaser Comment Deadline will be automatically extended for five (5) Business Days). If Purchaser does not deliver such report to Seller on or before the Purchaser Comment Deadline, Purchaser shall be deemed to have agreed with Seller’s Final Settlement Statement, and such Final Settlement Statement shall become final and binding upon the Parties.

(c) The Parties shall undertake to agree on the Final Settlement Statement of the Purchase Price no later than ninety (90) days after the delivery to Purchaser of Seller’s initial Final Settlement Statement. In the event that the Parties cannot reach agreement on the final Purchase Price within such period of time, the items of adjustment which are in dispute shall be referred to, and resolved together with and in the same proceeding as, any disputes arising under Section 8.4(c) of the Canyon Creek PSA by the accounting arbitrator appointed thereunder (the “Accounting Arbitrator”), for review and final determination by arbitration in accordance with Canyon Creek PSA. The appointment of the Accounting Arbitrator and the conduct of arbitration proceedings shall be governed by, and conducted in accordance with, Section 8.4(c) of the Canyon Creek PSA. The Accounting Arbitrator’s determination shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal, and any determination made by the Accounting Arbitrator under the Canyon Creek PSA in respect of matters that overlap with or are dependent upon items in dispute under this Agreement shall be binding upon the Parties for purposes of determining corresponding or related adjustments under this Agreement; provided, that the Accounting Arbitrator shall only consider the documentation and information provided under the Canyon Creek PSA and shall not consider any documentation or information provided under this Agreement or any other Tag-Along PSA. In determining the proper amount of any adjustment to the Purchase Price, the Accounting Arbitrator shall be bound by the terms of Article 2 and may not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific disputed aspects of Purchase Price adjustments submitted by any Party and may not award damages, interest (except as expressly provided for in this Section 8.4(c)) or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear one-half of the costs and expenses of the Accounting Arbitrator allocated to this Agreement and their own legal and accounting fees and other costs of presenting its case to the Accounting Arbitrator. Within ten (10) days after the earlier of (i) the Purchaser Comment Deadline without delivery by Purchaser to Seller of any written report with respect to the Final Settlement Statement under Section 8.4(b) or (ii) the date on which the Parties or the Accounting Arbitrator, as applicable, finally determine the Purchase Price:

(A) if the Purchase Price exceeds the sum of (x) the Closing Payment, plus (y) the Deposit, plus (z) the Defect Escrow Amount (if applicable) (such excess, the “Underpayment”), Purchaser shall pay to Seller an amount in cash equal to such Underpayment; and

58

(B) if the Purchase Price is less than the sum of (x) the Closing Payment, plus (y) the Deposit, plus (z) the Defect Escrow Amount (if applicable) (such shortfall, the “Overpayment”), Seller shall pay to Purchaser an amount in cash equal to such Overpayment.

(C) if the Purchase Price is equal to the sum of (x) the Closing Payment, plus (y) the Deposit, plus (z) the Defect Escrow Amount (if applicable) neither Seller nor Purchaser shall take any action pursuant to this Section 8.4(c).

(d) Purchaser shall use commercially reasonable efforts to assist Seller in preparation of the Final Settlement Statement under Section 8.4(b) by furnishing invoices, receipts, reasonable access to personnel, and such other assistance as may be reasonably requested by Seller to facilitate such process post-Closing (but in no event shall Purchaser be obligated to pay or incur any funds in connection with providing such assistance).

(e) All cash payments made or to be made under this Agreement to Seller shall be made by electronic transfer of immediately available funds to a bank account as may be specified by Seller in writing. All cash payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing.

8.5 Indemnity Holdback.

(a) In the event Closing occurs, Purchaser shall promptly deposit the Deposit to an account with the Escrow Agent (the “Indemnity Holdback Account”) and be reclassified hereunder as the “Indemnity Holdback Amount” and shall be maintained by the Escrow Agent under the terms of the Defect Escrow Agreement in the Indemnity Holdback Account (the “Indemnity Holdback Escrow”) for the purpose of securing the satisfaction and discharge of indemnity claims of Purchaser against Seller under this Agreement. The Indemnity Holdback Escrow shall be governed by the provisions of this Section 8.5 and the Defect Escrow Agreement. Except as expressly provided herein, the joint, written authorization of representatives of both Purchaser and Seller pursuant to the Defect Escrow Agreement shall be required for the disbursement of any portion of the Indemnity Holdback Amount.

(b) With respect to each claim for indemnification asserted by Purchaser against Seller pursuant to Article 11 during the period from and after the Closing Date up to the date that is twelve (12) months following the Closing Date (the “Holdback Period”), upon final resolution or determination of such an indemnity claim by the Parties or in accordance with Section 12.7, such indemnity claim shall be paid, if and to the extent any amount remains in the Indemnity Holdback Escrow, by deducting from the Indemnity Holdback Amount an amount equal to the aggregate amount of such Damages. Purchaser and Seller shall promptly (and in any event within two (2) Business Days after such resolution or determination) jointly instruct the Escrow Agent to disburse to Purchaser a portion of the Indemnity Holdback Amount equal to the amount to which Purchaser is entitled pursuant to this Section 8.5(b). For the avoidance of doubt, disbursements from the Indemnity Holdback Escrow shall not be the sole and exclusive recourse of Purchaser for any breach of any representation, warranty or covenant of Seller pursuant to this Agreement or any other post-Closing liability of Seller pursuant to this Agreement (including any indemnity obligation), and, if such amounts in of the Indemnity Holdback Escrow are insufficient to fully satisfy any amounts to which any member of the Purchaser Group may be entitled hereunder, such insufficiency shall not be deemed to prohibit, restrict or otherwise limit such member of the Purchaser Group from seeking recovery hereunder.

59

(c) On January 1, 2027 (the “First Holdback Release Date”), Purchaser and Seller shall cause joint written instructions to be delivered to the Escrow Agent instructing the Escrow Agent to release to Seller from the Indemnity Holdback Escrow an amount equal to the First Holdback Release Amount (as defined below). The “First Holdback Release Amount” shall be calculated as follows: (i) fifty percent (50%) of the then-remaining balance of the Indemnity Holdback Account on the First Holdback Release Date , minus (ii) an amount equal to the aggregate amount of all outstanding claims for indemnification for which Purchaser has provided notice to Seller and that have not been previously satisfied in full as of the First Holdback Release Date (which amounts shall remain part of the Indemnity Holdback Escrow until final resolution of such outstanding indemnity claims (the “Initial Release Disputed Claims”)); provided, that if the amount of the then-applicable First Holdback Release Amount, as calculated as of the First Holdback Release Date, is less than or equal to 0, then no amounts will be released from the Indemnity Holdback Escrow on the First Holdback Release Date.

(d) Subject to the foregoing, on the first Business Day after the expiration of the Holdback Period (the “Second Holdback Release Date”), Purchaser and Seller shall cause joint written instructions to be delivered to the Escrow Agent instructing the Escrow Agent to release to Seller from the Indemnity Holdback Escrow an amount equal to the remaining Holdback Indemnity Amount less an amount equal to (i) any Indemnity Holdback Amount retained in the Indemnity Holdback Account at such time in respect of any Initial Release Disputed Claims plus (ii) the aggregate amount of all outstanding claims for indemnification made subsequent to the First Holdback Release Date for which Purchaser has provided notice to Seller and that have not been previously satisfied (which amount shall remain part of the Indemnity Holdback Account until final resolution of such outstanding indemnity claims (the “Final Release Disputed Claims” and, together with the Initial Release Disputed Claims, the “Disputed Claims”)).

(e) Upon final resolution or determination of all Disputed Claims by the Parties or in accordance with Section 12.7, as applicable, Purchaser and Seller shall deliver to the Escrow Agent joint written instructions to disburse to (i) Purchaser from the Indemnity Holdback Escrow a portion of the Indemnity Holdback Amount equal to the amount so finally determined to be owed to Purchaser (if any), and (ii) Seller, all other amounts remaining in the Indemnity Holdback Account in respect of such Disputed Claim.

(f) If, upon the final resolution or determination of any such indemnity claim during the Holdback Period, Purchaser and Seller fail to deliver a joint written instruction to the Escrow Agent in accordance with Section 8.5(b), then the Escrow Agent shall, upon delivery by Purchaser or Seller to the Escrow Agent of a written final, non-appealable court order from a court of competent jurisdiction, disburse to Purchaser a portion of the Indemnity Holdback Escrow equal to the amounts set forth in such court order.

Article 9
TAX MATTERS

9.1 Allocation of Asset Taxes.

(a) Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Date and (ii) the portion of any Straddle Period ending immediately prior to the Effective Date, provided, however, with respect to both (i) and (ii), that Purchaser shall be allocated and bear Asset Taxes associated with the Hydrocarbons produced from, or attributable to, the Properties and sold during the period up to but excluding the Effective Date, if the amount earned from the sale is not received by Seller prior to the Cut-Off Date. Purchaser shall be allocated and bear all Asset Taxes attributable to (A) any Tax period beginning on or after the Effective Date and (B) the portion of any Straddle Period beginning on the Effective Date; provided, however, that Seller (not Purchaser) shall be allocated and bear the portion, if any, of any such Asset Taxes that consist of penalties, interest or additions to Tax to the extent attributable to a breach by Seller of the representations set forth in Section 4.3.

60

(b) For purposes of determining the allocations described in Section 9.1(a), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii) below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Date and the portion of such Straddle Period beginning on the Effective Date by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the Effective Date, on the one hand, and the number of days in such Straddle Period that occur on or after the Effective Date, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

(c) To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Asset Tax pursuant to Section 2.3 or Section 8.4, Seller and Purchaser shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount that was taken into account in the final Purchase Price, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 9.1.

9.2 Tax Returns. Without limiting Purchaser’s indemnification rights pursuant to Section 11.2(b), after the Closing Date, Purchaser shall (i) file (or cause to be filed) all Tax Returns with respect to Asset Taxes that are required to be filed after the Closing Date that relate to any Tax period ending before the Effective Date or any Straddle Period on a basis consistent with past practice except to the extent otherwise required by Law; provided that Purchaser shall use its reasonable best efforts, taking into account that the due date for a Tax Return may be contemporaneous with the closing of a Tax period, to submit each such Tax Return to Seller for its review and comment reasonably in advance of the due date therefor, and Purchaser shall incorporate any reasonable comments received from Seller up to five (5) days prior to the due date therefor and timely file any such Tax Return, and (ii) pay (or cause to be paid) prior to delinquency, all Asset Taxes relating to any Tax period that ends before or includes the Effective Date that become due after the Closing Date. In the case of any Tax Return described in clause (i) that includes Asset Taxes that are allocable to Seller pursuant to Section 9.1(a) and not taken into account pursuant to Section 2.3 or Section 8.4, Purchaser shall send to Seller a statement that apportions the Asset Taxes shown on such Tax Return between Purchaser and Seller in accordance with Section 9.1(a) taking into account any adjustments pursuant to Section 2.3 and Section 8.4. Such statement shall be accompanied by proof of Purchaser’s actual payment of such Asset Taxes. Within ten (10) Business Days of receipt of each such statement and proof of payment, Seller shall reimburse Purchaser for the portion of such Asset Taxes allocated to Seller as provided in such statement. Unless required by applicable Law or with Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), neither Purchaser or any of its Affiliates shall file, or cause to be filed, any amended Tax Return with respect to the Assets for any Tax period ending prior to the Effective Date or for any Straddle Period. The Parties agree that (A) this Section 9.2 is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable taxing authority and (B) nothing within this Section 9.2 shall be interpreted as altering the manner in which Asset Taxes are allocated and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by Purchaser of its obligation under this Section 9.2, which shall be borne by Purchaser).

9.3 Transfer Taxes. To the extent that any Transfer Taxes are payable, Purchaser will be responsible for paying one hundred percent (100%) of all Transfer Taxes and Seller shall prepare and file, or cause to be prepared and filed, all related Tax Returns. Purchaser and Seller shall agree, upon request, to cooperate in good faith to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed in connection with the transactions contemplated herein.

61

9.4 Cooperation on Tax Matters. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Seller and Purchaser agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority.

9.5 Refunds. Seller shall be entitled to any and all refunds and credits of Seller Taxes. If Purchaser or its Affiliates receives a refund or credits of Taxes to which Seller is entitled pursuant to this Section 9.5, Purchaser shall forward, and shall cause its Affiliates to forward, to Seller the amount of any such refund within ten (10) days after such credit or refund is received. Purchaser shall be entitled to any and all refund of, or credits with respect to, Asset Taxes allocated to Purchaser pursuant to Section 9.1(a) and Section 9.1(b); provided, however, that neither Seller nor Purchaser shall be entitled to any refund of Asset Taxes allocated to it pursuant to Section 9.1(a) and Section 9.1(b) (even if, in the case of Seller, such refund is an Excluded Asset) if Seller or Purchaser, as the case may be, did not economically bear such Asset Taxes. If a Party or its Affiliate receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 9.5, such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any costs or expenses incurred by such recipient Party in procuring such refund.

9.6 Tax Proceedings. Purchaser shall, within five (5) days of receipt, provide Seller with written notice of any inquiries, audits, examinations or proposed adjustments by any Governmental Authority, which relates to any Asset Taxes for any Tax period ending prior to the Effective Date or any Straddle Period (each, a “Pre-Effective Date Tax Proceeding”). Seller shall have the option to control, at its sole expense, the conduct and resolution of any Pre-Effective Date Tax Proceeding that relates solely to a Tax period ending prior to the Effective Date. Seller may exercise such option by providing written notice to Purchaser within fifteen (15) days of receiving written notice of any such Pre-Effective Date Tax Proceeding from Purchaser. If Seller elects to control a Pre-Effective Date Tax Proceeding, Seller shall (i) keep Purchaser informed of the progress of any such Pre-Effective Date Tax Proceeding, (ii) provide Purchaser with copies of material correspondence with respect to any such Tax Proceeding, (iii) permit Purchaser (or Purchaser’s counsel) to participate in meetings (including conference calls) with the applicable Governmental Authority with respect to any such Pre-Effective Date Tax Proceeding (at Purchaser’s cost), and (iv) not effect any settlement or compromise of any such Pre-Effective Date Tax Proceeding without the written consent of Purchaser, not to be unreasonably conditioned, delayed or withheld. Purchaser shall control any Pre-Effective Date Tax Proceeding that relates solely to a Tax period ending before the Effective Date that Seller does not elect to control or any Pre-Effective Date Tax Proceeding that relates to any Straddle Period; provided, that, Purchaser shall (I) keep Seller informed of the progress of any such Pre-Effective Date Tax Proceeding, (II) provide Seller with copies of material correspondence with respect to any such Tax Proceeding, (III) permit Seller (or Seller’s counsel) to participate in meetings (including conference calls) with the applicable Governmental Authority with respect to any such Pre-Effective Date Tax Proceeding (at Seller’s cost), and (IV) not effect any settlement or compromise of any such Pre-Effective Date Tax Proceeding without the written consent of Seller, not to be unreasonably conditioned, delayed or withheld. In the event of a conflict between the provisions in this Section 9.6 and those in Section 11.4, this Section 9.6 shall control.

62

9.7 Allocation of Purchase Price. After the Closing, the Parties shall cooperate in good faith to allocate the final Purchase Price, Assumed Obligations, and all other items constituting consideration (the “Considerations”) for applicable Income Tax purposes (to the extent known) among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and in a manner consistent with Schedule 2.2 (the “Allocation”). Seller shall deliver to Purchaser for its review and approval the Allocation among the Assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) (the “Allocation Statement”). Purchaser shall provide Seller with any reasonable comments to the Allocation Statement in writing within 30 days after the date of receipt of the Allocation Statement by Purchaser. If Purchaser does not deliver any written notice of objection to the Allocation Statement within such 30-day period, the Allocation Statement shall be final, conclusive and binding on the Parties. If a written notice of objection is timely delivered to Seller, Seller and Purchaser shall negotiate in good faith for a period of 20 days to resolve such dispute. If Seller and Purchaser reach an agreement in writing with respect to such dispute, such resolution shall be final, conclusive and binding on the Parties. In such case, Seller and Purchaser shall report, and cause their respective Affiliates to report, the transactions contemplated by this Agreement consistently with such agreed-upon Allocation Statement on any Tax Return, including Internal Revenue Service Form 8594, as applicable, and will not assert, and will cause their respective Affiliates not to assert, in connection with any Tax audit or other proceeding with respect to Taxes, any asset values or other items inconsistently with such agreed-upon Allocation Statement except with the agreement of the other Party or as required by applicable Law; provided, however, that nothing in this Agreement shall prevent Purchaser or Seller from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Statement and neither Purchaser or Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging the Allocation Statement. The Parties agree to promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to the Allocation Statement. For the avoidance of doubt, if Seller and Purchaser are unable to agree on the Allocation Statement, the Parties may allocate the Considerations among the Assets for federal, state, and local income and other Tax purposes in their sole discretion.

Article 10
TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by the mutual prior written consent of Seller and Purchaser;

(b) by either Seller or Purchaser if the Closing has not occurred on or before September 4, 2026 (the “Outside Date”);

(c) by Seller, at Seller’s option, if any of the conditions set forth in Section 7.1 (other than Sections 7.1(c) or 7.1(d)) have not been satisfied by the Target Closing Date (except for those conditions that by their nature are to be satisfied at or in connection with the Closing and that would have been capable of being satisfied at or in connection with the Closing) and, following written notice thereof from Seller to Purchaser specifying the reason any such condition is unsatisfied (including any material breach by Purchaser of this Agreement), such condition remains unsatisfied for a period of twenty (20) days after Purchaser’s receipt of written notice thereof from Seller;

63

(d) by Purchaser, at Purchaser’s option, if any of the conditions set forth in Section 7.2 (other than Sections 7.2(c) or 7.2(d)) have not been satisfied by the Target Closing Date (except for those conditions that by their nature are to be satisfied at or in connection with the Closing and that would have been capable of being satisfied at or in connection with the Closing) and, following written notice thereof from Purchaser to Seller specifying the reason any such condition is unsatisfied (including any material breach by Seller of this Agreement), such condition remains unsatisfied for a period of twenty (20) days after Seller’s receipt of written notice thereof from Purchaser; or

(e) by either Seller or Purchaser if consummation of the transactions contemplated hereby is enjoined, restrained or otherwise prohibited or otherwise made illegal by the terms of a final, non-appealable order;

provided, however, that, no Party shall be entitled to terminate this Agreement under Section 10.1(b), 10.1(c) or 10.1(d), as applicable, if, at the time such Party would otherwise be entitled to exercise such right to terminate this Agreement, such Party: (A) is in breach of any of its representations or warranties set forth in this Agreement or (B) such Party has failed to perform or observe such Party’s covenants and agreements in this Agreement, in each case of (A) or (B), in a manner that causes any condition with respect to the other Party’s obligation to consummate the transactions contemplated by this Agreement set forth in Sections 7.1(a), 7.1(b), 7.1(e), 7.1(f), 7.2(a), 7.2(b), or 7.2(f) as applicable, not to be satisfied, or (C) such Party fails to proceed with the consummation of the transactions contemplated by this Agreement once the applicable conditions in Section 7.1 (in the case of a failure by Seller) or Section 7.2 (in the case of a failure by Purchaser) have been satisfied or waived.

10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, (a) this Agreement shall become void and of no further force or effect (except for the provisions of Article 1, this Article 10, Sections 4.9, 4.26, 5.15, 5.16, 6.2, 6.4, 11.4 (as it relates to claims under Section 6.4), 12.2, 12.3, 12.6, 12.7, 12.8, 12.9, 12.11, 12.13, 12.14, 12.16, 12.17, and 12.18, all of which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of all or any portion of the Assets to any Person without any restriction under this Agreement and (b) there shall be no liability under this Agreement on the part of Purchaser or Seller or any of their respective Affiliates, partners, officers, owners, shareholders, members, officers, directors, managers, employees, agents or other Representatives except as expressly set forth in this Section 10.2, Section 10.3 and the Non-Disclosure Agreement, which Non-Disclosure Agreement shall survive any termination of this Agreement in accordance with its terms.

10.3 Remedies Upon Termination; Specific Performance.

(a) In the event that (i) all conditions precedent to the obligations of Seller set forth in Section 7.1 have been fulfilled, satisfied or waived in writing by Seller (except for those conditions that by their nature are to be satisfied by or on behalf of Purchaser at or in connection with Closing, all of which Purchaser stands ready, willing and able to satisfy, and other than the failure of any such conditions to Closing of Seller resulting from the breach or failure of any of Seller’s representations, warranties or covenants hereunder) and (ii) Purchaser is entitled to terminate this Agreement under Section 10.1(b) or 10.1(d) because the conditions precedent to the obligations of Purchaser set forth in Section 7.2 are not satisfied as of such time solely as a result of the breach or failure of Seller’s representations, warranties, or covenants hereunder, including, if and when required, Seller’s obligations to consummate the transactions contemplated hereunder at Closing, then Purchaser shall be entitled, as its sole and exclusive remedy, to elect in writing, in its sole discretion, to either: (A) seek specific performance of this Agreement (without the necessity of posting bond or furnishing other security); provided that Purchaser’s ability to terminate this Agreement and seek recovery pursuant to clause (B) below shall not be limited if Purchaser causes any such action for specific performance to be dismissed prior to reaching a final, non-appealable decision; or (B) terminate this Agreement pursuant to Section 10.1(b) or 10.1(d), as applicable, in which case, Purchaser shall be entitled to pursue all damages and remedies at law or in equity in amount not to exceed five percent (5%) of the Base Purchase Price. In the case of clause (B) above, (x) Seller shall return the Deposit, for the sole account and use of Purchaser to an account designated by Purchaser as soon as reasonably practicable, but in any case within three (3) Business Days of the termination hereof and (y) Seller shall be responsible for and bear one hundred percent (100%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of any Hedges..

64

(b) In the event that (i) all conditions precedent to the obligations of Purchaser set forth in Section 7.2 have been fulfilled, satisfied or waived in writing by Purchaser (except for those conditions that by their nature are to be satisfied by or on behalf of Seller at or in connection with Closing, all of which Seller stands ready, willing and able to satisfy) and (ii) Seller is entitled to terminate this Agreement under Section 10.1(b) or 10.1(c) because the conditions precedent to the obligations of Seller set forth in Section 7.1 are not satisfied as of such time solely as a result of the breach or failure of Purchaser’s representations, warranties, or covenants hereunder, including, if and when required, Purchaser’s obligations to consummate the transactions contemplated hereunder at Closing, then Seller shall be entitled, as its sole and exclusive remedy, to elect in writing to terminate this Agreement pursuant to Section 10.1(b) or 10.1(c), as applicable, in which case Seller shall be entitled to retain the Deposit for the sole account and use of Seller as liquidated damages hereunder. Seller and Purchaser acknowledge and agree that (x) Seller’s actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Deposit is a fair and reasonable estimate of such aggregate actual damages of Seller and (z) such liquidated damages do not constitute a penalty. In the event Seller terminates this Agreement in accordance with this Section 10.3(b), in addition to retaining the Deposit, Purchaser shall be responsible for and bear one hundred percent (100%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of any Assumed Hedges, and Purchaser shall pay such amount to an account designated by Seller as soon as reasonably practicable, but in any case within three (3) Business Days of the termination hereof.

(c) If this Agreement is terminated for any reason other than the reasons set forth in Sections 10.3(a) or Section 10.3(b), (A) the Parties shall each be responsible for fifty percent (50%) of any losses, breakage costs or other amounts payable in connection with the termination or unwind of the Assumed Hedges and (B) the Seller shall return the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto as soon as reasonably practicable, but in any event within three (3) Business Days of the termination of such Assumed Hedges.

(d) Notwithstanding anything to the contrary herein but subject to the other terms and provisions of this Section 10.3, if a Party has failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at, prior to or, if Closing has occurred, after the Closing (including, if applicable pursuant to Section 10.3(a) above, the obligation of Seller to consummate the Closing, but specifically excluding the obligation of Purchaser to consummate the Closing), the other Party may seek specific performance of such covenant or agreement at any time prior to the valid termination of this Agreement without the necessity of posting bond or furnishing other security. Each Party understands and agrees that the other Party may suffer irreparable damage as a result of it failing to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at, prior to or, if Closing has occurred, after the Closing. Accordingly, each Party waives any right it may have to challenge the enforceability of this Agreement by a decree of specific performance and agrees it will not argue in any proceeding that the requirements for specific performance have not been met, that monetary damages constitute a sufficient remedy or make any other argument in opposition to the specific performance of this Agreement.

65

Article 11
INDEMNIFICATION; LIMITATIONS

11.1 Assumed Obligations. Subject to, and without limitation of, Purchaser’s rights to indemnity under this Article 11, the terms of Article 3 (including Purchaser’s rights and remedies arising thereunder), the special warranty of Defensible Title in the Assignment and Bill of Sale, or any adjustments to the Base Purchase Price set forth in Section 2.3, on the Closing Date, Purchaser shall assume and hereby agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, or discharged) all of the obligations and liabilities of Seller and its Affiliates, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on, or after the Effective Date, including the following (collectively, and, for purposes of clarity, excluding the Retained Obligations, the “Assumed Obligations”):

(a) all obligations and liabilities arising from or in connection with any production, pipeline, storage, processing, or other imbalance attributable to Hydrocarbons produced from the Properties, whether before, on, or after the Effective Date, including obligations to furnish makeup gas in accordance with the terms of applicable gas sales, gathering, or transportation Contracts;

(b) obligations to pay working interests and Royalties;

(c) obligations for plugging and abandonment of all of the Wells and dismantlement, decommissioning, or abandonment of all structures and Equipment included in the Assets or located on the lands covered by, or described in, the Leases (whether such Leases have terminated or expired) and restoration of the surface covered by the Assets in accordance with applicable Laws (whether or not required to be plugged, abandoned, dismantled, or restored as of the Effective Date, and whether or not the applicable Lease has terminated or expired), including any obligations to assess, remediate, remove, and dispose of NORM, asbestos, mercury, drilling fluids, chemicals, and produced waters and Hydrocarbons;

(d) subject to the terms of Article 3, the special warranty of Defensible Title in the Assignment and Bill of Sale, all Damages and obligations arising from, or relating to, Title Defects, deficiencies, or other title matters with respect to the Assets, whether arising or relating to periods of time before, on, or after the Effective Date;

(e) subject to the terms of Article 3, all Damages and obligations arising from, or relating to, Environmental Defects, or other environmental matters, with respect to the Assets, whether arising or relating to periods of time before, on, or after the Effective Date; and

(f) following the expiration of the applicable survival periods described in Section 11.6(b)(i) and 11.6(b)(iii) with respect thereto, the Retained Obligations described in Sections 11.2(b), 11.2(d), 11.2(e), 11.2(f), 11.2(i)and 11.2(j).

11.2 Retained Obligations. Notwithstanding the terms of Section 11.1, the Assumed Obligations shall not include, and Seller shall retain and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged), any and all liabilities, Damages, duties, or obligations, known or unknown, to the extent they are attributable to, arise out of or in connection with, or are based upon (collectively, the “Retained Obligations”):

(a) the Excluded Assets (including the ownership or operation thereof);

(b) matters required to be borne, paid or retained by Seller under Sections 2.3 and 2.4;

(c) Seller Taxes;

(d) any property damage, personal injury or death attributable to, or arising out of, Seller’s or any of its Affiliates’ ownership or operation of the Assets prior to the Closing Date;

66

(e) the off-site disposal of any Hazardous Substances, mercury, drilling fluids, chemicals, produced waters, Hydrocarbons or other materials of any nature generated by or on behalf of Seller or any of its Affiliates or otherwise produced from or attributable to any of the Assets and taken from a location that is on or within any of the Assets to a location that is not on or within any of the Assets, to the extent that such disposal occurred prior to the Closing Date;

(f) any fines or penalties of Governmental Authorities levied at any time against Seller or any of its Affiliates, or imposed or assessed at any time related to or arising out of Seller’s or its Affiliates’ ownership or operation of the Assets prior to the Closing Date;

(g) the actions, suits, proceedings and other matters set forth on Schedule 4.2 (or that should have been set forth on Schedule 4.2 in order for Seller’s representation in Section 4.2 to have been true and correct at and as of the Execution Date and the Closing);

(h) any employment-related claims by employees or independent contractors of Seller or any of its Affiliates prior to the Closing Date;

(i) the Fraud, gross negligence or willful misconduct of Seller or any of its Affiliates in connection with the ownership or operation of the Assets prior to the Closing Date; or

(j) any claims by Royalty, overriding royalty, or other Working Interest owners for underpayments, mispayments, or miscalculations attributable to periods prior to the Effective Date, to the extent Purchaser or the Assets are charged or required to pay in respect thereof after Closing.

11.3 Indemnification.

(a) From and after Closing, but subject to the applicable limitations set forth in this Article 11, Purchaser shall indemnify, defend, and hold harmless Seller and its and their Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives (collectively, the “Seller Group”) from and against all Damages incurred or suffered by Seller Group:

(i) caused by, arising out of, or resulting from, the Assumed Obligations;

(ii) caused by, arising out of, or resulting from, Purchaser’s breach or nonfulfillment of, or failure to perform, any of Purchaser’s covenants or agreements contained in this Agreement; or

(iii) caused by, arising out of, or resulting from, any breach or inaccuracy of any representation or warranty made by Purchaser contained in Article 5 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.3(a)(v),

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON, and further excepting in each case Damages against which Seller would be required to indemnify Purchaser Group under Section 11.3(b).

67

(b) From and after Closing, but subject to the applicable limitations set forth in this Article 11, Seller shall indemnify, defend, and hold harmless Purchaser and its Affiliates and its and their respective former, current and future members, shareholders, owners, officers, directors, managers, employees, agents and Representatives (“Purchaser Group”) from and against all Damages incurred or suffered by Purchaser Group:

(i) caused by or arising out of, or resulting from, the Retained Obligations;

(ii) caused by, arising out of, or resulting from, Seller’s breach or nonfulfillment of, or failure to perform, any of Seller’s covenants or agreements contained in this Agreement; or

(iii) caused by, arising out of, or resulting from any breach or inaccuracy of any representation or warranty made by Seller contained in Article 4 of this Agreement, or in the certificate delivered at Closing pursuant to Section 8.2(f),

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

(c) Notwithstanding anything to the contrary contained in this Agreement, except in the case of Fraud, and without limitation of the special warranty of Defensible Title in the Assignment and Bill of Sale from and after Closing, Seller’s and Purchaser’s sole and exclusive remedy against each other with respect to breaches of the representations, warranties, covenants, and agreements of the Parties contained in this Agreement (excluding Sections 6.4 and 6.6, which shall also be separately enforceable by Seller and Purchaser, as applicable, pursuant to whatever rights and remedies are available to it outside of this Article 11, and Section 4.7, the sole and exclusive remedy for which shall be pursuant to Section 2.3), and the affirmations of such representations, warranties, covenants, and agreements contained in the certificates respectively delivered by each Party at Closing pursuant to Sections 8.2(f) and 8.3(a)(v), as applicable, is set forth in this Article 11 (and, with respect to the representation and warranty in Section 4.7, in Section 2.3) and if no such right of indemnification (or, with respect to the representations and warranty in Section 4.7, right under Section 2.3) is expressly provided, then such claims are hereby waived to the fullest extent permitted by Law. Except for the remedies contained in this Article 11 (and, with respect to the representation and warranty in Section 4.7, Section 2.3) and in the case of Fraud, and without limitation of the special warranty of Defensible Title in the Assignment and Bill of Sale, upon Closing, each Party releases, remises, and forever discharges the other Party and its Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and other Representatives from any and all suits, legal or administrative proceedings, claims, demands, Damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such Party might now or subsequently may have, based on, relating to, or arising out of this Agreement or Seller’s ownership, use, or operation of the Assets, or the condition, quality, status, or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the oil pollution act of 1990, as amended, breaches of statutory and implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution, any rights under insurance policies issued or underwritten by the other Party or any of its Affiliates, even if caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any released Person, invitee, or third party, and whether or not caused by a pre-existing condition.

(d) The Parties shall treat, for Tax purposes, any amounts paid pursuant to this Article 11 as an adjustment to the Purchase Price.

68

11.4 Indemnification Actions. All claims for indemnification under Section 6.4, Section 9.4 or Section 11.3 shall be asserted and resolved as follows:

(a) For purposes of this Article 11, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article 11, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Article 11, Section 6.4 or Section 9.4 (including, for the avoidance of doubt, those Persons identified in Section 11.4(g)).

(b) To make a claim for indemnification under Section 6.4, Section 9.4 or Article 11, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a complete copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 11.4 shall not relieve the Indemnifying Person of its obligations under Section 6.4, Section 9.4 or Article 11, except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was inaccurate or breached and the basis of such inaccuracy or breach.

(c) In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend and indemnify the Indemnified Person against such Claim under Section 6.4, Section 9.4 or this Article 11, as applicable. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, it shall be conclusively deemed obligated to provide such indemnification hereunder. The Indemnified Person is authorized, prior to and during such thirty (30) day period but prior to the Indemnifying Person admitting (or being deemed to have admitted such obligation pursuant to this Section 11.4(c)) its obligation to provide indemnification with respect to the matter in question, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d) If the Indemnifying Person admits its obligation (or is deemed to have admitted its obligation), it shall have the right and obligation to diligently defend and indemnify, at its sole cost and expense, the Claim. The Indemnifying Person shall have full control of such defense and proceedings, including, subject to the remainder of this Section 11.4(d), any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may, at its own expense, participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 11.4(d). An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final, non-appealable, resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

69

(e) If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend, indemnify against, or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation to indemnify the Indemnified Person and assume the defense of the Claim at any time prior to settlement or final, non-appealable determination thereof. If the Indemnifying Person has not yet admitted its obligation to defend and indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Claim and (ii) if its obligation is so admitted, assume the defense of the Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation for indemnification in writing (or is deemed to be obligated to indemnify such Indemnified Person pursuant to Section 11.4(c) or this Section 11.4(e)), the Indemnified Person shall be deemed to have waived any right to indemnity therefor.

(f) In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages, or (iii) dispute the claim for such Damages. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Person shall be conclusively deemed to be obligated to provide indemnification hereunder, subject to the other provisions of this Article 11.

(g) Any claim for indemnity under Section 6.4, Section 9.4 or this Article 11 by any Affiliate, member, shareholder, owner, officer, director, manager, employee, agent or Representative must be brought and administered by the applicable Party to this Agreement that is related to such Person. No Indemnified Person other than Seller and Purchaser shall have any rights against Seller or Purchaser under the terms of Section 6.4, Section 9.4 or this Article 11 except as may be exercised on its behalf by Purchaser or Seller, as applicable, pursuant to this Section 11.4(g). Seller and Purchaser may elect to exercise or not exercise indemnification rights under this Section 11.4 on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section 11.4.

11.5 Casualty and Condemnation.

(a) Subject to, and without limitation of, the Seller’s representations, warranties, covenants and agreements made pursuant to this Agreement, if Closing occurs, then, from and after the Effective Date, Purchaser shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Well, collapsed casing or sand infiltration of any Well) and the depreciation of any Equipment due to ordinary wear and tear, in each case, with respect to the Assets.

70

(b) If, after the Execution Date but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), then:

(i) Seller shall promptly notify Purchaser in writing following the occurrence of such Casualty Loss, which notice shall include reasonable detail of the nature of such Casualty Loss and Seller’s good faith estimate of the costs to repair or replace the relevant Asset(s);

(ii) Seller shall use commercially reasonable efforts to mitigate (or attempt to mitigate) any Damages resulting from, or relating to, such Casualty Loss;

(iii) Purchaser shall, subject to the other terms and conditions of this Agreement, nevertheless be required to proceed with Closing;

(iv) Seller, at the Closing, shall pay to Purchaser all sums paid or credited to Seller or any of its Affiliates by Persons by reason of such Casualty Loss insofar as with respect to the relevant Assets and shall assign, transfer and set over to Purchaser or subrogate Purchaser to all of Seller’s (and, if applicable, its Affiliates’) right, title and interest (if any) in and to any and all insurance claims, unpaid awards and other rights against any third Persons arising out of or in connection with such Casualty Loss insofar as with respect to the Assets; and

(v) only if the Damages to the Assets affected by such Casualty Loss exceed Forty-One Thousand Fifteen Dollars ($41,015), reduce the Base Purchase Price by an amount equal to the reasonable cost for repair or replacement of the affected Assets; provided, however, to the extent that this Section 11.5(b)(v) applies and the Purchase Price is reduced pursuant to this Section 11.5(b)(v), then the foregoing Section 11.5(b)(iv) shall not be applicable, and Seller shall reserve and retain all right, title and interest (if any) in insurance claims, paid or unpaid awards, or other rights, causes of actions and remedies against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claim.

(c) Notwithstanding anything herein to the contrary, neither Seller nor any of its Affiliates shall compromise, settle or adjust any amounts payable by reason of, or in connection with, any Casualty Loss without the prior written consent of Purchaser.

11.6 Limitation on Actions.

(a) The representations and warranties of Seller in Article 4 (excluding, for purposes of clarity, the Seller Fundamental Representations and Seller’s representations and warranties in Sections 4.3 and 4.7), the corresponding representations, warranties, and affirmations given in the certificate delivered by Seller at Closing pursuant to Section 8.2(f), and the covenants and agreements of the Parties to be performed at or prior to Closing shall, in each case, survive the Closing for a period of twelve (12) months. The Seller Fundamental Representations shall survive the Closing for a period of three (3) years. The representations and warranties of Seller set forth in Section 4.3 shall survive the Closing for the applicable statute of limitations period plus sixty (60) days and the representations and warranties of Seller set forth in Section 4.7 shall survive the Closing until the Cut-Off Date. The representations and warranties of Purchaser in Article 5 (excluding the Purchaser Fundamental Representations), and the corresponding representations, warranties, and affirmations given in the certificate delivered by Purchaser at Closing pursuant to Section 8.3(a)(v), shall, in each case, survive the Closing for a period of twelve (12) months. The Purchaser Fundamental Representations shall survive the Closing for a period of six (6) years. The covenants and agreements of the Parties to be performed at any time from and after Closing shall survive Closing until fully performed, subject to the applicable limitations set forth in this Section 11.6. The remainder of this Agreement shall survive the Closing and delivery of the Assignment and Bill of Sale without time limit except as may otherwise be expressly provided herein. Representations, warranties, covenants, and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date (and, for purposes of clarity, there shall be no termination of any indemnification obligations underlying any such claim in such circumstance).

71

(b) The indemnities in Sections 11.3(a)(ii), 11.3(a)(iii), 11.3(b)(ii), and 11.3(b)(iii) shall terminate as of the termination date of each respective representation, warranty, covenant, or agreement that is subject to indemnification thereunder, except in each case as to matters for which a bona fide specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date (and, for purposes of clarity, there shall be no termination of any indemnification obligations underlying any such claim in such circumstance). The indemnity in Section 11.3(b)(i) shall survive the Closing (i) as set forth in Sections 2.3 and 2.4 with respect to Section 11.2(b), (ii) for the applicable statute of limitations period plus sixty (60) days with respect to Section 11.2(c) and Section 11.2(e), (iii) three (3) years with respect to Sections 11.2(d), 11.2(f), 11.2(i), and 11.2(j), and (iii) without time limit with respect to the remaining subparagraphs of Section 11.2. The indemnities in Section 11.3(a)(i) shall continue without time limit.

(c) Seller shall not have any liability for any indemnification under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), for an individual matter until and unless the amount of the liability for Damages with respect to which Seller an obligation to indemnify the Purchaser Group pursuant to the terms of Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3) exceeds Sixteen Thousand Four Hundred Six Dollars ($16,406) (the “Individual Indemnity Threshold”). Without limiting the foregoing, Seller shall not have any liability for any indemnification under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3) until and unless the aggregate amount of the liability for all Damages (i) for which Claim Notices are delivered by Purchaser under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), (ii) with respect to which Seller has an obligation to indemnify Purchaser pursuant to the terms of Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties of Seller in Section 4.3), and (iii) which exceed the Individual Indemnity Threshold exceeds an amount equal to two and one-half percent (2.5%) of the Base Purchase Price, and then only to the extent such Damages exceed an amount equal to two and one-half percent (2.5%) of the Base Purchase Price.

(d) Purchaser shall not have any liability for any indemnification under Section 11.3(a)(iii) (except for breaches or inaccuracies of any of the Purchaser Fundamental Representations, for which the following limitations shall not apply), for an individual matter until and unless the amount of the liability for Damages with respect to which Purchaser has an obligation to indemnify the Seller Group pursuant to the terms of Section 11.3(a)(iii) (except for breaches or inaccuracies of any of the Purchaser Fundamental Representations) exceeds the Individual Indemnity Threshold.

(e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall not be required to indemnify Purchaser (i) under Section 11.3(b)(iii) (except for breaches or inaccuracies of any of the Seller Fundamental Representations and/or the representations and warranties in Section 4.3), for aggregate Damages in excess of fifteen percent (15%) of the Base Purchase Price, and (ii) under this Article 11 for aggregate Damages in excess of one hundred percent (100%) of the Base Purchase Price.

72

(f) The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 11 shall be reduced by the amount of insurance proceeds realized by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates); provided, however, that no Party shall be required to seek recovery under any policy of insurance as a condition to indemnification hereunder.

(g) Seller shall be subrogated to the rights of any Indemnified Person that is a member of the Purchaser Group and Purchaser shall be subrogated to the rights of any Indemnified Person that is a member of the Seller Group, in each case, against any insurer, indemnitor, guarantor or other Person with respect to the subject matter of any Damages subject to indemnification by such Party pursuant to Article 11 to the extent that a Party pays any such Indemnified Person with respect to such Damages. Any member of the Purchaser Group or Seller Group, as applicable, who is indemnified pursuant to Article 11 shall assign or otherwise cooperate with Seller or Purchaser, as applicable, in the pursuit of any claims against, and any efforts to recover amounts from, such other Person for any such Damages for which any member of the Seller Group or Purchaser Group, as applicable, has been paid. Any such Purchaser Group Indemnified Person shall remit to Seller or Seller Group Indemnified Person shall remit to Purchaser, as applicable, within five (5) Business Days after receipt, any insurance proceeds or other payment that is received by any member of the Purchaser Group or Seller Group, as applicable, from a third Person and which relates to Damages for which (but only to the extent) such member of the Seller Group or Purchaser Group, as applicable, has been previously compensated hereunder (minus the reasonable out-of-pocket costs incurred in obtaining such recovery).

(h) Neither Seller nor Purchaser shall have any obligation or liability under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement for any breach, misrepresentation, or noncompliance with respect to any representation, warranty, covenant, indemnity, or obligation if such breach, misrepresentation, or noncompliance shall have been affirmatively and expressly waived in writing by the other Party.

(i) As used in this Agreement, the term “Damages” means the amount of any actual liability, loss, cost, expense, Tax, claim, award, or judgment incurred or suffered by any Person, whether attributable to personal injury or death, property damage, contract claims, torts, or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to the matters in question, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity provided hereunder. Notwithstanding the foregoing, neither Purchaser nor Seller shall be entitled to indemnification under Section 6.4, Section 9.4 or this Article 11 for, and “Damages” shall not include, (i) loss of profits, to the extent consequential, or other consequential damages suffered by the Party claiming indemnification, or any special or punitive damages (other than loss of profits, consequential damages, or punitive damages suffered by third Persons for which responsibility is allocated among the Parties or to the extent such damages constitute direct damages under Texas law), and (ii) any increase in liability, loss, cost, expense, claim, award or judgment to the extent such increase is caused by the actions or omissions of any Indemnified Person after the Closing Date.

(j) Notwithstanding anything herein to the contrary, for purposes of determining the indemnity obligations set forth in this Article 11, (i) when determining whether a breach or inaccuracy of Seller’s representations or warranties contained in this Agreement has occurred, and (ii) when calculating the amount of Damages incurred, arising out of or relating to any such breach or inaccuracy of any such representation or warranty by Seller, in each case, all references to materiality and all material respects contained in such representation or warranty shall be disregarded, but Seller Material Adverse Effect shall not be disregarded.

73

Article 12
MISCELLANEOUS

12. 1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

12.2 Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and by personal delivery (if signed for receipt), by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or transmitted via electronic mail (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt) and shall be deemed to have been made and the receiving Party charged with notice, when received except that if received after 5:00 p.m. (in the recipient’s time zone) on a Business Day or if received on a day that is not a Business Day, such notice, request or communication will not be effective until the next succeeding Business Day. All notices shall be addressed as follows:

If to Seller:

Pivotal Arkoma Basin II, LLC

Old Parkland East, Resolute Tower

4020 Maple Avenue, Suite 200

Dallas, Texas 75219

Attention: William Sinclair
Email: wsinclair@tailwaterep.com

With a copy to (which shall not constitute notice):

Holland & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attention: Robert Dougherty
Email: Robert.Dougherty@hklaw.com

If to Purchaser:

Presidio Production Company
500 West 7th Street

Fort Worth, Texas 76102
Attention: Brett Barnes

Telephone: (817) 382-3664
Email: brett@bypresidio.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Chris Heasley; John Stavinoha
Telephone: (713) 546-7532; (713) 646-7937
Email: chris.heasley@lw.com; john.stavinoha@lw.com

74

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

12.3 Expenses. Except as provided in Sections 3.10(c), 6.5, 8.4(c), 10.2 and in Section 11.4, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, and the exhibits and schedules hereto and thereto, and all other matters related to the Closing and the transactions related thereto, including all fees and expenses of counsel, accountants, and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

12.4 Replacement of Credit Support. The Parties understand that none of the Credit Support, if any, posted by Seller or any Affiliate thereof with or for the benefit of any Governmental Authority or third Person and relating to the Assets will be transferred to Purchaser. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, replacements for such Credit Support as is necessary for Purchaser to own and, if applicable, operate the Assets, and shall cooperate in good faith with Seller to assist Seller in causing, effective as of the Closing, the cancellation or return to Seller of the Credit Support posted by Seller or its Affiliates; provided, however, that if, as of the Closing Date, Purchaser is unable to (a) obtain replacements of any such Credit Support and/or (b) the cancellation of or return to Seller of any such Credit Support, then, Purchaser shall indemnify and reimburse Seller for any costs, expenses or other Damages paid or incurred by Seller under or pursuant to such Credit Support resulting from the ownership or operation of the any of the applicable Assets from and after the Closing Date until such time as Purchaser is able to obtain such replacements of such Credit Support and/or the cancellation of or return to Seller of any such Credit Support, as applicable, following the Closing Date.

12.5 Records.

(a) As soon as practicable, but in no event later than five (5) days after the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the original Records (or digital copies of Records to the extent Seller does not have originals of such Records) that are in the possession of Seller or its Affiliates, subject to Section 12.5(b). Notwithstanding anything to the contrary herein, Seller shall cooperate in good faith with Purchaser (at no additional cost or expense to Seller) to cause the Records to be delivered to Purchaser in the format or formats that are reasonably requested by Purchaser.

(b) Seller may retain a copy of all data room materials for the transactions contemplated by this Agreement along with the originals of those Records (i) relating to Tax and accounting matters, (ii) relating to Properties in which Seller retains any interest, or (iii) which are subject to a legal hold by Seller (until such hold is released) and provide Purchaser, at its request, with copies of such Records other than Records that pertain solely to Income Tax matters related to the Assets. Seller may retain copies of any other Records, including geological, geophysical, and similar data and studies.

(c) Purchaser, for a period of seven (7) years after the Closing shall: (i) retain the Records and (ii) provide Seller, and the members of the Seller Group with access to the Records during normal business hours for review and copying at Seller’s sole expense.

12.6 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction; provided, however, (a) in connection with the determination of the existence of any Title Defect or with respect to conveyancing matters as to any Asset, the laws of the state where such Asset is located shall govern and control such determination and (b) in connection with the determination of the existence of any Environmental Defect, the federal laws of the United States and the Laws of the state where the applicable affected Asset is located shall govern and control such determination.

75

12.7 Venue; Waiver of Jury Trial.

(a) Each Party consents to personal jurisdiction in any action brought in the Texas Business Court located in the Eleventh Business Court Division of the State of Texas (or, if the Texas Business Courts are unavailable or lack jurisdiction, then the United States District Court located closest to Tarrant County, Texas, and if such federal court is unavailable or lack jurisdiction, then any state court in Tarrant County, Texas) with respect to any dispute, claim, or controversy arising out of, in relation to, or in connection with, this Agreement, and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy, or claim (except to the extent a dispute, controversy, or claim arising out of, in relation to, or in connection with, title or environmental matters pursuant to Section 3.10 or the determination of Purchase Price adjustments pursuant to Section 8.4(b) is referred to an expert pursuant to those Sections) will be instituted exclusively in such courts. Each Party (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it, and (d) agrees that service of process upon it may be effected by mailing a copy thereof by registered mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 12.2. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Texas for any purpose except as provided herein and shall not be deemed to confer any rights on any Person other than the Parties to this Agreement. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF, IN RELATION TO, OR IN CONNECTION WITH, THIS AGREEMENT.

(b) Notwithstanding anything in this Agreement to the contrary, and if, despite the foregoing waivers, any Action (as defined below) is brought against the Debt Financing Sources, each of the parties to this Agreement on behalf of itself and each of its Affiliates hereby: (i) agrees that any action, cause of action, claim, demand, litigation, suit, citation, summons, subpoena, hearing, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise (an “Action”), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the definitive agreements entered into in connection with the Debt Financing (including the Debt Commitment Letters, collectively, the “Debt Financing Documents”) or any of the transactions contemplated hereby or thereby, in each case involving the Debt Financing Sources, or the performance of any services under the Debt Financing Documents, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such dispute to the exclusive jurisdiction of such court and agrees that any such Action shall be governed by, and construed in accordance with, New York law (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (ii)(1) agree that none of the Debt Financing Sources shall have any liability to Seller or its Affiliates (whether at law or equity, in contract, in tort or otherwise) relating to or arising out of this Agreement, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and (2) agrees that it will not bring or support or permit any of its Affiliates to bring or support any Action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description) against the Debt Financing Sources in any way relating to this Agreement, the Debt Financing, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performances of any services thereunder in any forum other than any Subject Court, (iii) irrevocably waives to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such claim in any such court, (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (v) waives, and agrees not to assert, by way of motion or as a defence, counterclaim or otherwise, in any Action involving any Debt Financing Source involving the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, (vi) agree that in no event shall Seller have the right to specifically enforce the Debt Commitment Letters and (vii) agrees (x) that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Section 12.7(b) (or the definitions of any terms used in this Section 12.7(b)) and (y) to the extent any amendments to (or waiver of) any provision of this Section 12.7(b) (or, solely as they relate to such Section, the definitions of any terms used in this Section 12.7(b)) or any other provision of this Agreement the amendment or waiver of which has the effect of directly modifying this Section 12.7(b) are adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources as provided pursuant to Section 12.12. The provisions of this Section 12.7 shall be enforceable by each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, and notwithstanding anything contained herein to the contrary, nothing in this Section 12.7(b) shall in any way affect any Party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Financing Documents. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING AGAINST ANY DEBT FINANCING SOURCES DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.

76

12.8 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

12.9 Waivers. Any failure by any Party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of Seller or Purchaser, or their respective Affiliates and its and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives or any failure by Seller or Purchaser to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.10 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement to any third Person, nor shall any Party delegate any of its rights or duties hereunder to any third Person, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void ab initio; provided that Purchaser may, without consent of Seller but with prior written notice to Seller and subject to the immediately succeeding sentence, assign to one or more of its wholly-owned subsidiaries its rights hereunder to receive assignment and transfer of the Assets, but Purchaser shall remain liable for its obligations hereunder; provided, further, that the Purchaser shall have the right to assign its rights hereunder (in whole or in part) to the Debt Financing Sources for collateral purposes. Any assignment of this Agreement permitted by this Section 12.10 shall be made subject to the obligations contained in this Agreement and such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

12.11 Entire Agreement. This Agreement, the Non-Disclosure Agreement, and the documents to be executed hereunder and the exhibits and schedules attached hereto and thereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. In entering into this Agreement, neither Party has relied on any statement, representation, warranty, covenant, nor agreement of the other Party or its Representatives other than those expressly contained in this Agreement. For the avoidance of doubt, this Agreement constitutes a “definitive written agreement” as contemplated by the Non-Disclosure Agreement and, as such, upon Closing the Non-Disclosure Agreement shall automatically terminate, effective as of the Closing Date, or if Closing does not occur, the Non-Disclosure Agreement shall survive in accordance with its terms.

12.12 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Purchaser and expressly identified as an amendment or modification. Notwithstanding anything to the contrary contained herein, the definitions of “Action”, “Debt Commitment Letters”, “Debt Financing”, “Debt Financing Documents”, “Debt Financing Sources” and “Subject Courts”, Sections 6.15 (solely with respect to the Debt Financing Sources), 12.7, 12.10, 12.13, 12.18, 12.19, this Section 12.12 and, in each case, any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing, may not be amended in a manner that is adverse to a Debt Financing Sources without the prior written consent of the Debt Financing Sources.

77

12.13 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Sections 6.4, Section 9.4, Section 12.19 and Article 11, which rights shall be exercised through the applicable Party; provided, that provided, that the Debt Financing Sources shall be third party beneficiaries of Sections 6.15 (solely with respect to the Debt Financing Sources), 12.7, 12.10, 12.12, 12.18 12.19, and this Section 12.13. Accordingly, references to the indemnification rights of Purchaser or Seller under this Agreement shall be deemed to include the indemnification rights of the Purchaser Group or the Seller Group, as applicable.

12.14 Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality, and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.

12.15 Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

12.16 References. In this Agreement, unless the context requires otherwise: (a) references to any gender includes a reference to all other genders; (b) references to the singular includes the plural, and vice versa; (c) reference to any Article or Section means an Article or Section of this Agreement; (d) reference to any exhibit or schedule means an exhibit or schedule to this Agreement, all of which are incorporated into, and made a part of, this Agreement for all purposes; (e) unless expressly provided to the contrary, “hereunder”, “hereof”, “herein”, and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; (f) references to “$” or “Dollars” means United States Dollars; (g) “include” and “including” mean include or including without limiting the generality of the description preceding such term and (h) the term “Seller” shall be deemed and construed to refer to the various individual Persons that collectively constitute Seller. If the date of performance falls on a day that is not a Business Day, then the actual date of performance will be the next succeeding day that is a Business Day.

12.17 Construction. Purchaser is capable of making such investigation, inspection, review and evaluation of the Assets as a prudent purchaser would deem appropriate under the circumstances, including with respect to all matters relating to the Assets, their value, operation, and suitability. Seller and Purchaser have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof.

78

12.18 Limitation on Damages. Notwithstanding anything to the contrary contained herein but without limitation of Section 10.2, neither Purchaser nor Seller, nor any of their respective Affiliates shall be entitled to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties) and Purchaser and Seller, for themselves and on behalf of their respective Affiliates, hereby expressly waive any right to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties). Notwithstanding anything herein to the contrary in this Section 12.18 or any other provision of this Agreement to the contrary, nothing in this Section 12.18 shall be construed as limiting any Person’s ability to recover any direct damages (including lost profits that are direct damages) as provided under Texas Law. In furtherance and not in limitation of the foregoing, in no event shall Seller be entitled to an injunction, specific performance or any other equitable remedy to enforce or seek to enforce Purchaser’s or any of its Affiliate’s obligation to enforce specifically their respective rights against any Debt Financing Source. Notwithstanding anything to the contrary in this Agreement, if the circumstances described in Section 10.3 are applicable, Seller’s right to retain the Deposit and demand the losses, breakage costs or other amounts payable expressly provided in Section 10.3 shall be the sole and exclusive remedy of Seller, whether or not the Seller shall have terminated this Agreement in accordance with Section 10.3(b), and all other remedies (including equitable remedies) shall be deemed waived against Purchaser for any and all losses, damages and expenses suffered or incurred by the Seller or any other Person in connection with this Agreement and upon payment of such amounts, Purchaser shall have no further liability or obligation relating to or arising out of this Agreement or the Transactions

12.19 Non-Recourse Parties. Subject to the remainder of this Section 12.19, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, are in respect of, arise under, arise out or by reason of, are connected with, or relate in any manner to this Agreement, the negotiation, execution, or the performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) or the transaction contemplated hereby and thereby, may be made only against (and are expressly limited to) the entities that are expressly identified as “Parties” in the preamble to this Agreement or any successor or permitted assign of any such Parties (“Contracting Parties”). No Person who is not a Contracting Party, including without limitation, any Debt Financing Source, trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any Contracting Party, or any trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) to any Contracting Party with which it is not engaged or does not have a contractual relationship with (outside of this Agreement) or any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, the performance of this Agreement, or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of the other Contracting Party on any of its Nonparty Affiliates, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any of the other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding anything in this Section 12.19 to the contrary, this Section 12.19 does not provide (and shall in no event be interpreted to provide) for any waiver, release or relinquishment by any Contracting Party of any claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) of any sort which such Contracting Party may have against any of Nonparty Affiliates (being those that such Contracting Party has engaged or has a contractual relationship with outside of this Agreement).

12.20 Reliance. Notwithstanding anything to the contrary in this Agreement, each Party has relied upon and will be deemed to have relied upon for all purposes of this Agreement all of the other Party’s express indemnification obligations set forth in this Agreement or any other documents contemplated as a part of this transaction and all of the other Party’s express representations, warranties, covenants and agreements set forth in this Agreement and in each other document contemplated as a part of this transaction (including, for purposes of clarity, the special warranty of Defensible Title set forth in the Assignment and Bill of Sale).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

79

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

SELLER:

PIVOTAL ARKOMA BASIN II, LLC

By:	/s/ Douglas Prieto
Name:	Douglas Prieto
Title:	Authorized Representative

Signature Page to Purchase and Sale Agreement

PURCHASER:

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President & General Counsel

Signature Page to Purchase and Sale Agreement

Exhibit 10.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of July 1, 2026, by and among Canyon Creek Energy – Arkoma, LLC, a Delaware limited liability company (“Canyon Creek”), Alchemist Energy LeaseCo, LP, a Delaware limited partnership (“Alchemist”), Harbor Island, LLC, a Florida limited liability company (“Harbor Island”), FBF Energy, LLC, an Oklahoma limited liability company (“FBF”), Harvard Petroleum Company, LLC, a New Mexico limited liability company (“Harvard”), and East Dennis Oil Company, LLC, a Texas limited liability company (“East Dennis”) (each, a “Seller” and, collectively, the “Sellers”), and Presidio Production Company, a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, the “Company”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase and Sale Agreements (as defined below).

RECITALS

WHEREAS, the Company has entered into (i) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and between Canyon Creek and the Company, (ii) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and between Alchemist and the Company, (iii) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and between Harbor Island and the Company, (iv) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and between FBF and the Company, (v) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and between Harvard and the Company and (vi) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and between East Dennis and the Company (as may be amended or supplemented from time to time pursuant to the terms thereof, the “Purchase and Sale Agreements”);

WHEREAS, on the date hereof, pursuant to the Purchase and Sale Agreements, the Sellers received newly issued shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Stock Consideration”);

WHEREAS, in connection with the transactions contemplated by the Purchase and Sale Agreements (the “Transactions”), the Company has agreed to grant the Sellers certain registration rights with respect to the Stock Consideration as set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Sellers or any of their respective Affiliates or Subsidiaries. For the purposes of this definition, “control”, when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Automatic Shelf Registration Statement” shall have the meaning ascribed to such term in Section 2(a).

“Beneficially Own” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Class A Common Stock” shall mean Class A Common Stock, par value $0.0001 per share, of the Company.

“Closing Date” shall mean the date that the Transactions are consummated.

“Commission” shall mean the Securities and Exchange Commission.

“Contract” shall mean any written or oral contract, agreement, license or Lease (including any amendments thereto).

“Equity Securities” shall mean, with respect to any Person, all of the shares or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted equity awards, restricted equity units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein).

“Existing Registrable Securities” shall mean all of the Registrable Securities (as defined in the Existing Registration Rights Agreements) of the Existing Registration Rights Holders.

“Existing Registration Rights Agreements” shall mean (i) that certain Registration and Shareholder Rights Agreement, dated as of August 6, 2024, by and among, among others, EQV Ventures Acquisition Corp., EQV Ventures Sponsor LLC and BTIG, LLC and (ii) that certain Registration and Stockholders’ Rights Agreement, dated as of March 4, 2026, by and among, among others, Prometheus Holdings LLC, EQV Resources Intermediate LLC, EQV Ventures Sponsor LLC, EQV Ventures Acquisition Corp. and the Company (the “2026 RRA”).

“Existing Registration Rights Holders” shall mean (i) the Existing Registration Rights Holders (as defined in the 2026 RRA) and (ii) the Registration Rights Parties (as defined in the 2026 RRA), collectively.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Governmental Entity” shall mean any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Law” shall mean any federal, state, local or foreign law, regulation or rule, or any decree, judgment, permit or order, of any Governmental Entity.

2

“Lease” shall mean all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or any Subsidiaries holds any leased real property (along with all amendments, modifications and supplements thereto).

“Liens” shall mean, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority easements, covenants, restrictions and security interests thereon.

“Permitted Transferee” shall mean, with respect to any Seller or any of its Permitted Transferees: (a) the Company or any Subsidiaries thereof; (b) any Person approved in writing by the Board, in its sole discretion (such consent not to be unreasonably withheld, conditioned or delayed); (c) in the case of each Seller or any of its Permitted Transferees, (i) each of its direct and indirect equityholders and the Affiliates thereof from time to time (including any partner, shareholder or member controlling or under common control with such Seller), (ii) any other Seller, and (iii) any Permitted Transferee of any Seller; or (d) if a Seller or Permitted Transferee is a natural Person, any of such Seller’s or Permitted Transferee’s controlled Affiliates, or any trust or other estate planning vehicle that is under the control of such Seller or Permitted Transferee, as applicable, and for the sole benefit of such Seller or Permitted Transferee and/or such Seller’s and/or such Permitted Transferee’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing Persons, in the case of each of clauses (a) through (d), only if such transferee becomes a party to this Agreement.

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Proceeding” shall mean any action, claim, suit, charge, litigation, complaint, investigation, audit, notice of violation, citation, arbitration, inquiry or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Registrable Securities” shall mean, with respect to any Registration Rights Party, (a) the Stock Consideration Beneficially Owned by such Registration Rights Party and (b) any shares of Class A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, any shares described in clause (a), including, without limitation, any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company; provided, however, that Registrable Securities shall not include any securities: (i) sold by a Registration Rights Party pursuant to an effective Registration Statement; (ii) otherwise transferred by a Registration Rights Party in a transaction in which the transferee is not entitled to the registration rights hereunder and new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) that have ceased to be outstanding; (iv) that are eligible for resale without restriction (including any volume or manner of sale restriction or public information requirement) under Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); or (v) sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Rights Parties” shall mean the Sellers and Permitted Transferees who become Registration Rights Parties pursuant to Section 7.

“Registration Statement” shall mean a registration statement filed by the Company or its successor with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), including any related prospectus (preliminary, final, free writing or otherwise), amendments and supplements to such registration statement or any related prospectus, including pre-and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement. Notwithstanding the foregoing, no prospectus supplement containing an Exchange Act report of the Company filed with respect to a Registration Statement or prospectus for which forward incorporation by reference is unavailable shall be considered a “Registration Statement” hereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended.

3

“Seller Shares” shall mean all Equity Securities of the Sellers registered in the name of, or Beneficially Owned by, the Sellers, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

“Shelf Registration Statement” shall mean a Registration Statement on Form S-3 or Form S-1, as applicable, based on the Company’s eligibility at the time of such filing (or any successor form or other appropriate form under the Securities Act), for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50.0% of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Equity Security or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering for cash pursuant to an effective Registration Statement in which securities of the Company are sold to an Underwriter (or Underwriters) in a firm commitment underwriting for distribution to the public.

2. Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities.

(i) Within 30 calendar days after the Closing Date, the Company shall file with the Commission (at its sole cost and expense) a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time or its successor form (“Form S-3”), or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1 or any similar long-form registration that may be available at such time or its successor form (“Form S-1”), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Registration Rights Parties of all of the Registrable Securities then held by the Registration Rights Parties pursuant to any method or combination of methods legally available to, and requested by any Registration Rights Party (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (A) 75 calendar days after the filing thereof (or, if the Commission reviews and has written comments to the Resale Shelf Registration Statement, the 105th calendar day following the filing thereof), and (B) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Resale Shelf Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (A) through (C), the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company agrees to cause such Resale Shelf Registration Statement, or another shelf registration statement that includes the Registration Rights Parties’ Registrable Securities, to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Registration Rights Parties until all such securities have ceased to be Registrable Securities (the “Effectiveness Period”). If the Company files a Form S-1 pursuant to this Section 2(a)(i), the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 (by filing a post-effective amendment to the Form S-1 or a new Shelf Registration Statement and obtaining its effectiveness, in either case, without affecting the effectiveness and availability of the existing Form S-1 until the effectiveness of the post-effective amendment or new Shelf Registration Statement) as soon as practicable after the Company is eligible to use Form S-3 (it being agreed that the Company shall file an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company for the resale of the Registrable Securities) (the “Automatic Shelf Registration Statement”).

4

(ii) Notification and Distribution of Materials. The Company shall notify the Registration Rights Parties in writing of the effectiveness of the Resale Shelf Registration Statement promptly and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), any prospectus contained therein or relating thereto (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as a Registration Rights Party may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(iii) Amendments and Supplements; Subsequent Shelf Registration. Subject to the provisions of Section 2(a)(i) above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith or any document that is to be incorporated by reference into such Resale Shelf Registration Statement or prospectus as may be necessary to keep the Resale Shelf Registration Statement effective or as may be required by the rules, regulations or instructions applicable to the form used by the Company or by the Securities Act or rules and regulations thereunder with respect to the disposition of all Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement ceases to be effective under the Securities Act for any reason during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as practicable cause such Resale Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as practicable amend such Resale Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration Statement (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Registration Rights Party; provided, that the Effectiveness Period shall be extended by the amount of time during which any of the Registrable Securities of the Registration Rights Parties are not registered under an effective Resale Shelf Registration Statement. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (A) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as practicable after the filing thereof and (B) keep such Subsequent Shelf Registration continuously effective, in compliance with the provisions of the Securities Act and available for use during the Effectiveness Period. Any references herein to Resale Shelf Registration Statement shall include any Subsequent Shelf Registration and any Shelf Registration Statement filed pursuant to the last sentence of Section 2(a)(i).

(iv) Suspensions. The Registration Rights Parties each acknowledge and agree that upon receipt of written notice from the Company, the Company may suspend the use of the Resale Shelf Registration Statement if it determines that in order for such registration statement not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, an amendment thereto would be needed to include information that would at that time not otherwise be required to be disclosed in a current, quarterly or annual report under the Exchange Act and the Company has a bona fide business purpose for not making such information public, provided, that, (1) the Company shall suspend the use of the Resale Shelf Registration Statement for the shortest period of time, but in no event for a period of more than 60 consecutive days or more than a total of 90 calendar days in any 12-month period; provided, however, that the Company shall not defer or suspend its obligations in this manner more than two times in any 12-month period; (2) the Company shall suspend the use of any other Registration Statement and prospectus and shall not sell any securities for its own account or that of any other stockholder, in each case during such time as the Resale Shelf Registration Statement is suspended pursuant to this Section 2(a)(iv); and (3) the Company shall use its commercially reasonable efforts to make such Resale Shelf Registration Statement available for the sale by the Registration Rights Parties of such securities promptly thereafter. The Company shall promptly notify the Registration Rights Parties in writing of (y) the date on which such suspension will begin pursuant to this Section 2(a)(iv) and (z) the date on which such suspension period will end pursuant to this Section 2(a)(iv). The Effectiveness Period shall be extended by the amount of time during which the use of any Registration Statement is suspended pursuant to this Section 2(a)(iv).

(v) Registration of Additional Registrable Securities. If a Resale Shelf Registration Statement is then effective, within 10 Business Days after the Company has received a written request from a Permitted Transferee holding Registrable Securities not covered by an effective Resale Shelf Registration Statement, the Company shall file a prospectus supplement or amendment to the Resale Shelf Registration Statement to add such Permitted Transferee as a selling stockholder in such Resale Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

5

(vi) Shelf Takedown. Subject to the other applicable provisions of this Agreement and to the extent permitted under the rules and regulations of the Commission, at any time that any Resale Shelf Registration Statement is effective, if a Registration Rights Party delivers a notice to the Company stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Resale Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall, as promptly as practicable, amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

(b) Piggyback Rights.

(i) Unlimited Piggyback Rights. At any time and from time to time following the Closing Date until the Termination Date, if the Company proposes to (A) file a Registration Statement with respect to an offering of Equity Securities of the Company or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of the Company (other than a form not available for registering the resale of the Registrable Securities to the public), for its own account or for the account of a stockholder of the Company that is not a party to this Agreement, or (B) conduct an offering of Equity Securities of the Company or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of the Company, for its own account or for the account of a stockholder that is not a party to this Agreement (such offering referred to in clause (A) or (B), a “Piggyback Offering”), the Company shall promptly but not less than 10 days before the anticipated filing date of the Registration Statement for such offering give written notice (the “Piggyback Notice”) of such Piggyback Offering to the Registration Rights Parties (provided that, in the case of a “bought deal” or “overnight transaction” (a “Bought Deal”), such Piggyback Notice must be provided no later than three (3) Business Days before the anticipated filing date of the applicable Registration Statement). The Piggyback Notice shall include the amount and type of securities to be included in such offering, the expected date of commencement of marketing efforts and any proposed managing underwriter and shall offer the Registration Rights Parties the opportunity to include in such Piggyback Offering such amount of Registrable Securities as each such Person may request. Subject to Section 2(b)(ii), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within five (5) days after the date the Piggyback Notice is given (provided that, in the case of a Bought Deal, such written requests for inclusion must be received within one (1) Business Day after the date the Piggyback Notice is given); provided, however, that, in the case of a Piggyback Offering in the form of a “takedown” under a Shelf Registration Statement, such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered, unless the Company is then able to file an Automatic Shelf Registration Statement and in the reasonable judgment of the Company, the filing of the same to include the Registrable Securities of such requesting Registration Right Party that are not otherwise included in an effective Shelf Registration Statement would not have a material adverse effect on the price, timing or distribution of shares of Class A Common Stock in such Piggyback Offering. All Registration Rights Parties proposing to distribute their securities through a Piggyback Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the Underwriters for such Piggyback Offering; provided, however, that the underwriting agreement is in customary form.

(ii) Company Right to Abandon or Delay. If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason not to register or to delay the Piggyback Offering, the Company may, at its election, give notice of its determination to all Registration Rights Parties, and in the case of such a determination, will be relieved of its obligation set forth in Section 2(b) in connection with the abandoned or delayed Piggyback Offering, without prejudice. Notwithstanding any such election, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggyback Offering as provided in Section 2(c)(vi) of this Agreement and subject to the limitations set forth therein.

(iii) Withdrawal Rights. Any Registration Rights Party requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company, (A) at least three (3) Business Days prior to the anticipated effective date of the Registration Statement filed in connection with such Piggyback Offering if the Registration Statement requires acceleration of effectiveness or (B) in all other cases, at least one (1) Business Day prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering; provided, however, that the withdrawal will be irrevocable and, after making the withdrawal, such Registration Rights Party will no longer have any right to include its Registrable Securities in that Piggyback Offering.

6

(iv) Reduction of Offering. If the managing Underwriter for a Piggyback Offering advises the Company that, in its opinion, inclusion of all securities requested to be included in such Piggyback Offering (whether by the Company, the Registration Rights Parties, the Existing Registration Rights Holders or any other Person) may materially and adversely affect the price, timing, distribution or success of the offering (a “Negative Impact”), then all such shares to be included therein shall be limited to the shares that the managing Underwriter believes can be sold without a Negative Impact and shall be allocated as follows:

(A) If the Piggyback Offering is initiated by the Company for its own account: (1) first, to the Company, (2) second to the Existing Registration Rights Holders who properly requested to include their securities in such Piggyback Offering pursuant to the Existing Registration Rights Agreements in accordance with the terms of such agreements, (3) third, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the Registration Rights Parties who properly requested to include their Registrable Securities in such Piggyback Offering (on a pro rata basis based on the number of Registrable Securities properly requested by such Persons to be included in the Piggyback Offering), and (4) fourth, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to other securityholders who properly requested to include their securities in such Piggyback Offering pursuant to an agreement, other than this Agreement and other than the Existing Registration Rights Agreements, with the Company that provides for registration rights in accordance with the terms of such agreement; and

(B) If the Piggyback Offering is initiated by the Company for the account of a Person pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights: (1) first, to such Person, (2) second, to the Existing Registration Rights Holders who properly requested to include their Existing Registrable Securities in such Piggyback Offering pursuant to such agreement in accordance with the terms of such agreement, (3) third, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the Registration Rights Parties who properly requested to include their Registrable Securities in such Piggyback Offering (on a pro rata basis based on the number of Registrable Securities properly requested by such Persons to be included in the Piggyback Offering), (4) fourth, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the Company, and (5) fifth, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to other securityholders who properly requested to include their securities in such Piggyback Offering pursuant to an agreement, other than this Agreement and other than the Existing Registration Rights Agreements, with the Company that provides for registration rights in accordance with the terms of such agreement.

(c) Registration and Offering Procedures.

(i) Notification. After the effectiveness of the Resale Shelf Registration Statement, the Company shall promptly notify the Registration Rights Parties with Registrable Securities included in such Registration Statement: (A) when the Resale Shelf Registration Statement becomes effective; (B) when any post-effective amendment to the Resale Shelf Registration Statement becomes effective; (C) of the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to cause it to be removed as promptly as possible if entered); and (D) any request by the Commission for any amendment or supplement to the Resale Shelf Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Resale Shelf Registration Statement, such Resale Shelf Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to the holders of Registrable Securities included in the Resale Shelf Registration Statement any such supplement or amendment. Prior to filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including all exhibits thereto and documents incorporated by reference therein, the Company shall furnish to the Underwriters, if any, the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed and such other documents as the Underwriters or such holders or their counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders sufficiently in advance, but in no event later than at least three (3) calendar days in advance, of filing to provide such Underwriters, such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and shall reasonably consider and incorporate any comments from such persons. Notwithstanding the foregoing, no notice shall be required with respect to a prospectus supplement containing an Exchange Act report of the Company filed with respect to a Registration Statement or prospectus for which forward incorporation by reference is unavailable and any such prospectus supplement shall not be considered a “Registration Statement” hereunder.

7

(ii) In no event shall any Registration Rights Party be identified as a statutory underwriter in a Registration Statement unless in response to a comment or request from the staff of the Commission; provided, however, that if the Commission requests that any Registration Rights Party be identified as a statutory underwriter in a Registration Statement, such Registration Rights Party will have an opportunity to withdraw from the Registration Statement.

(iii) Securities Laws Compliance and FINRA. The Company shall use its reasonable best efforts to (A) register or qualify the Registrable Securities covered by the Resale Shelf Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the holders of Registrable Securities included in the Resale Shelf Registration Statement (in light of their intended plan of distribution) may reasonably request and (B) take such action necessary to cause such Registrable Securities covered by the Resale Shelf Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction where it is not then otherwise so subject. The Company shall cooperate with the holders of the Registrable Securities and the Underwriters, if any, or agent(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(iv) Transfer Agent. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

(v) Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

(vi) Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2(a), any Resale Shelf Registration Statement takedown pursuant to Section 2(a), any Piggyback Offering pursuant to Section 2(b), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Resale Shelf Registration Statement becomes effective, including, without limitation: (A) all registration and filing fees; (B) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (C) printing, messenger and delivery expenses; (D) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (E) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by the terms hereof; (F) FINRA fees; (G) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (H) the fees and expenses of any special experts retained by the Company in connection with such registration); (I) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including fees and expenses of any underwriters, placement agents and their counsel (to the extent not borne by such underwriters or placement agents) (but not the underwriting discounts or commissions payable to such underwriters or placement agents); (J) the fees and expenses of one nationally recognized counsel and one local counsel per applicable jurisdiction, in each case selected by the Registration Rights Parties owning the majority of the Registrable Securities to be included in any such registration or offering; and (K) all other expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show” (fees and expenses set forth in clauses (A) through (K), collectively, the “Registration Expenses”); provided, that the Company’s obligation to pay such other Registration Expenses set forth in clause (K) shall not exceed an amount equal to $100,000 in the aggregate. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof or any fees and expenses of any legal counsel (and any other advisors) representing the holders thereof, except for legal and other fees and expenses constituting Registration Expenses, which underwriting discounts or selling commissions and legal fees and expenses shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

(vii) Information. Each holder of Registrable Securities shall promptly provide such customary information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws; provided that the Company may exclude a Registration Rights Party from the Resale Shelf Registration Statement if following the Company’s request for such information at least five Business Days prior to the anticipated filing date of the Resale Shelf Registration Statement, such Registration Rights Party unreasonably fails to furnish such information that is, in the reasonable opinion of the Company’s counsel, necessary to effect the registration under the Resale Shelf Registration Statement; provided, further, that the Company shall use commercially reasonable efforts to include such Registration Rights Party in the Resale Shelf Registration Statement when such Registration Statement is next amended or supplemented or a Subsequent Shelf Registration is filed if such Registration Rights Party has then timely provided such necessary information. No person or entity may participate in any Piggyback Offering initiated by the Company unless such person or entity (A) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (B) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements.

8

(viii) Other Obligations. At any time and from time to time after the expiration of any lock-up period to which such shares are subject, if any, in connection with a sale or Transfer of Registrable Securities exempt from registration under the Securities Act or through transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith and subject to applicable securities and other laws, (A) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (B) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (A). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or Transfers. Further, if a Registration Statement covering the resale of Registrable Securities by a Registration Rights Party is effective under the Securities Act and such Registration Rights Party delivers to the Company a representation and/or “will comply” letter, as applicable, in form and substance reasonably acceptable to the Company, certifying that, among other things, such Registration Rights Party will only transfer such Registrable Securities pursuant such effective Registration Statement (to the extent a proposed sale of such Registrable Securities is pursuant to such Registration Statement and not Rule 144 or another applicable exemption from registration under the Securities Act), the Company shall instruct the transfer agent to remove any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing such Registrable Securities; provided, that such Registration Rights Party will, upon the Company’s request following any lapse of effectiveness of such Registration Statement, cooperate with the Company to have any then-applicable restrictive legends reincluded on such Registrable Securities. Any legal opinion required by the Company’s transfer agent in connection the Company’s obligations contemplated by this Section 2(c)(viii) shall be delivered by the Company’s counsel, and any fees of the Company, the transfer agent and Company counsel associated with the issuance of any such legal opinion or the removal of such legends shall be borne by the applicable Registration Rights Party.

(ix) Legend Removal Obligations. The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, no Registration Rights Party shall, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement. If any Registration Rights Party (A) proposes to sell or Transfer any Registrable Securities exempt from Section 5 of the Securities Act, pursuant to an effective Registration Statement, or pursuant to Rule 144, including in each case in connection with any trading program under Rule 10b5-1 of the Exchange Act, (B) holds Registrable Securities that are eligible for resale pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares, or (C) holds Registrable Securities that do not require a legend under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to such Registration Rights Party and the Company’s transfer agent, if required by such transfer agent, then the Company shall, at the sole expense of the Company, promptly, and in any event no later than within two trading days, take any and all actions necessary or reasonably requested by such Registration Rights Party to facilitate and permit the removal of any restrictive legends from such Registrable Securities, including, without limitation, the delivery of any opinions of counsel or instruction letters to the transfer agent as are requested by the same; provided, that with respect to clauses (B) and (C) above, the applicable Registration Rights Party has provided all documentation and evidence (which may include an opinion of counsel) as may be reasonably required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). Each Registration Rights Party agrees to provide the Company, its counsel or the transfer agent with the evidence reasonably requested by it to cause the removal of such legends, including, as may be appropriate, any information the Company reasonably deems necessary to determine that such legend is no longer required under the Securities Act or applicable state Laws. The applicable Registration Rights Party shall be responsible for all fees and expenses (including of counsel for such Registration Rights Party) incurred by such Registration Rights Party with respect to delivering the Legend Removal Documents.

(x) Rule 144. With a view to making available to the Registration Rights Parties the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of the Company, permit the Registration Rights Parties to sell securities of the Company to the public without registration, the Company agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission; (B) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (C) furnish to each Registration Rights Party so long as such Registration Rights Party owns Registrable Securities, within two Business Days following its receipt of a written request, (1) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that the availability of such report on the Commission’s EDGAR system shall satisfy this requirement) and (3) such other information as may be reasonably requested in writing to permit the Registration Rights Parties to sell such securities pursuant to Rule 144 without registration.

9

(xi) In-Kind Distributions. If any holder of Registrable Securities (and/or any of its Affiliates) seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Registrable Securities without restrictive legends, to the extent no longer applicable, the cost of which shall be borne by such holder).

(xii) No Inconsistent Agreements; Additional Rights. Except for the Series A Preferred SPA, the Subscription Agreements (each, as defined in the Business Combination Agreement (as defined in the 2026 RRA)) and the Existing Registration Rights Agreements, neither the Company nor any of its Subsidiaries is currently a party to any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement. Without the prior written consent of each Registration Rights Party, neither the Company nor any of its Subsidiaries shall grant to any Person or agree to otherwise become obligated in respect of the rights of registration in the nature or substantially in the nature of those set forth in Section 2 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement, the Existing Registration Rights Agreements, the Series A Preferred SPA and the Subscription Agreements. For the avoidance of doubt, the Registration Rights Parties each acknowledge and agree that the Company may include securities of parties to the Existing Registration Rights Agreements.

(xiii) General Cooperation. The Company shall use commercially reasonable efforts to cooperate with, and take such customary actions as may reasonably be requested by the Registration Rights Parties, in connection with a registration pursuant to this Agreement.

(d) Indemnification.

(i) The Company agrees to indemnify and hold harmless, to the extent permitted by Law, each Registration Rights Party, its directors, members, managers, partners and officers, employees, and agents, and each Person who controls such Registration Rights Party (within the meaning of the Securities Act or the Exchange Act) and each affiliate of such Registration Rights Party (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by (A) (1) in any Registration Statement filed pursuant to the terms of this Agreement, any untrue or alleged untrue statement of a material fact or omission of any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) in any prospectus included in or relating to any such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, any untrue or alleged untrue statement of a material fact or omission of any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any violation or alleged violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Registration Rights Party expressly for use therein.

(ii) Each Registration Rights Party agrees, severally and not jointly with the other parties to this Agreement, to indemnify and hold harmless the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from (A) in any Registration Statement filed pursuant to the terms of this Agreement, any untrue or alleged untrue statement of a material fact or omission of any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) in any prospectus included in or relating to any such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, any untrue or alleged untrue statement of a material fact or omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Registration Rights Party expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Registration Rights Parties furnishing such information or affidavits. In no event shall the liability of any be greater than the amount of the net proceeds received by such Registration Rights Party upon the sale of the Registrable Securities giving rise to such indemnification obligation.

10

(iii) Any Person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder except to the extent such failure has not prejudiced the indemnifying party in defending such claim) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one nationally recognized counsel for all parties indemnified by such indemnifying party with respect to such claim (plus one local counsel for all parties in each jurisdiction in which a proceeding with respect to such claim is taking place), unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or includes any admission as to fault, culpability or failure to act on the part of such indemnified party.

(iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Registrable Securities.

(v) If the indemnification provided under this Section 2(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnifying party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2(d)(v) from any Person who was not guilty of such fraudulent misrepresentation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(d)(v) were determined solely by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2(d)(v). Any contribution pursuant to this Section 2(d)(v) by any Registration Rights Party shall be limited in amount to the amount of net proceeds received by such Registration Rights Party from the sale of Registrable Securities pursuant to a Registration Statement filed pursuant to the terms of this Agreement, less the aggregate amount of any damages or other amounts such Registration Rights Party has otherwise been required to pay (pursuant to the indemnification provisions of this Section 2(d) or otherwise) by reason of such Registration Rights Party’s untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement. The indemnification and contribution obligations provided for in this Section 2(d) shall be in addition to any liability that any party hereto may otherwise have to any other party hereto, shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

11

3. Representations and Warranties.

(a) Representations and Warranties of Sellers. Each Seller hereby represents and warrants to the Company and each other Seller, severally and not jointly, with respect to such Seller and such Seller’s ownership of his, her or its Seller Shares set forth on Exhibit A, as of the Closing Date:

(i) Organization; Authority. If such Seller is a legal entity, such Seller (A) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (B) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Seller. This Agreement constitutes a valid and binding obligation of such Seller enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a Proceeding in equity or at law).

(ii) No Consent. Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of such Seller is required in connection with such Seller’s execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with such Seller’s ability to perform his, her or its obligations pursuant to this Agreement. If such Seller is a trust, no consent of any beneficiary is required for such Seller’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(iii) No Conflicts; Litigation. Neither such Seller’s execution and delivery of this Agreement, nor such Seller’s consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) conflict with or violate any provision of the organizational documents of such Seller, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, Lease or other agreement, instrument, concession, franchise, license, notice or Law, applicable to such Seller or to such Seller’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, such Seller’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of such Seller, threatened, against such Seller or any of such Seller’s Affiliates or any of their respective assets or properties that would materially interfere with such Seller’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated hereby.

(iv) Ownership of Shares. Such Seller Beneficially Owns his, her or its Seller Shares free and clear of all Liens, except for the restrictions expressly contemplated by this Agreement and the applicable Purchase and Sale Agreement. Except pursuant to this Agreement or the Purchase and Sale Agreements, there are no Options (as defined below), warrants or other rights, agreements, arrangements or commitments of any character to which such Seller is a party relating to the pledge, acquisition, disposition, Transfer or voting of his, her or its Seller Shares and there are no voting trusts or voting agreements with respect to such Seller Shares. Such Seller does not Beneficially Own (A) any shares of capital stock of the Company other than the Seller Shares set forth on Exhibit A or (B) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company (collectively, “Options”).

(b) Representations and Warranties of the Company. The Company on its own behalf hereby represents and warrants to each Seller, as of the Closing Date:

(i) Organization; Authority. The Company (A) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (B) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a Proceeding in equity or at law).

12

(ii) No Consent. Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of the Company is required in connection with the Company’s execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not interfere with the Company’s ability to perform its obligations pursuant to this Agreement or have a material adverse effect on the Company’s business, operations, results of operations, condition (financial or otherwise), assets or properties.

(iii) No Conflicts; Litigation. Neither the Company’s execution and delivery of this Agreement, nor the Company’s consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) conflict with or violate any provision of the organizational documents of the Company, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, Lease or other agreement, instrument, concession, franchise, license, notice, order or Law, applicable to the Company or to the Company’s property or assets, except, in the case of clause (B), that would not reasonably be expected, individually or in the aggregate, to impair the Company’s ability to fulfill its obligations under this Agreement or have a material adverse effect on the Company’s business, operations, results of operations, condition (financial or otherwise), assets or properties. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of the Company, threatened, against the Company or any of the Company’s Affiliates or any of their respective assets or properties that would materially interfere with the Company’s ability to perform its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated hereby.

4. Specific Enforcement. Each party hereto acknowledges that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party hereto would have no adequate remedy at law) and the non-breaching party hereto would be irreparably damaged. Accordingly, each party hereto agrees that each other party hereto shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement to the extent expressly contemplated herein and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 4 shall not be required to provide any bond or other security in connection with any such injunction.

5. Termination.

(a) Except as set forth in Section 5(b), this Agreement shall terminate automatically (without any action by any party hereto) as to any Registration Rights Party when such Registration Rights Party ceases to Beneficially Own any Registrable Securities (the date on which this Agreement terminates, the “Termination Date”).

(b) Notwithstanding the foregoing, the obligations set forth in Section 4 (Specific Enforcement), this Section 5 (Termination), Section 6 (Amendments and Waivers), Section 7 (Assignment), Section 12 (Severability) and Section 13 (Governing Law; Waiver of Jury Trial; Jurisdiction) shall survive termination of this Agreement.

6. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Company and (b) the Registration Rights Parties representing a majority of the total Registrable Securities; provided, however, no amendment or waiver that adversely affects a Registration Rights Party in a manner disproportionate to any adverse effects such amendment or waiver would have on the other Registration Rights Parties hereunder shall be enforceable against such adversely affected Registration Rights Party without the written consent of such adversely affected Registration Rights Party. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

13

7. Assignment.

(a) Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part without the prior written consent of the Registration Rights Parties party hereto.

(b) No Seller may assign or delegate such Seller’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Seller Shares by such Seller to a Permitted Transferee in accordance with the terms of this Agreement and this Section 7.

(c) This Agreement and the provisions hereof shall, subject to Section 7(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of each Seller, as applicable, including with respect to any of such Seller’s Seller Shares that are Transferred to a Permitted Transferee in accordance with the terms of this Agreement.

(d) No assignment in accordance with this Section 7 by any party hereto (including pursuant to a Transfer of any Seller’s Seller Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless the Company shall have received (i) written notice of such assignment as provided in Section 15 and (ii) the executed written agreement, in a form reasonably satisfactory to the Company, of the assignee to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. No Person to whom any Seller’s Seller Shares are Transferred shall be considered a Permitted Transferee for purposes of this Agreement unless and until the Person to whom such securities are Transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e) Notwithstanding anything to the contrary contained in this Section 7 or elsewhere in this Agreement, any Registration Rights Party may assign its rights under Section 2 in respect of any Registrable Securities to any Person to whom it Transfers such Registrable Securities, provided that such Transfer is not in violation of this Agreement and such Registrable Securities continue to constitute Registrable Securities following such Transfer.

(f) Any assignment made other than as provided in this Section 7 shall be null and void.

(g) Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by each Seller, the aggregate number of shares so held by such Seller shall include any shares of capital stock of the Company Transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 7; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 7(d).

8. Other Rights. Subject to the terms of this Agreement, each Seller shall retain the full rights of a holder of shares of capital stock of the Company with respect to its Seller Shares, including, without limitation, the right to dispose of and vote its Seller Shares subject to this Agreement, and no other Seller shall have any right to dispose of or vote, or cause the disposition or vote of, such Seller Shares. The obligations of each Seller hereunder are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance of the obligations of any other Seller hereunder. Nothing contained herein, and no action taken by any Seller pursuant hereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. In furtherance of (but without limiting) the foregoing, each Seller hereby acknowledges and agrees that (a) the Sellers have entered into this single Agreement at the request, and for the convenience, of the Company (with each Seller being separately represented by its own counsel), (b) each Seller shall be entitled to independently protect and enforce its rights including, without limitation, its rights arising out of this Agreement, and (c) no Seller shall have any right to enforce this Agreement against any other Seller, nor shall any Seller compel or seek to compel the Company to enforce this Agreement against any other Seller, and such right to enforce this Agreement against any Seller shall be solely and exclusively vested in the Company.

9. Seller Information. Each Seller agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Seller in order for the Company to make determinations under this Agreement.

11. Other Registration Rights. Each Seller acknowledges that the Company is party to the Existing Registration Rights Agreements and that nothing in this Agreement shall derogate from the rights of the parties thereto and their respective permitted transferees as set forth therein as of the date hereof.

14

12. Severability. Whenever possible, each provision hereof (or part thereof) shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof (or part thereof) or the application of any such provision (or part thereof) to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision (or part thereof) shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision (or part thereof), there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision (or part thereof) as may be possible.

13. Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTION AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HERETO. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties hereto submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 13, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

14. Counterparts. This Agreement and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by e-mail, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party hereto shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail as a defense to the formation or enforceability of a Contract and each party hereto forever waives any such defense.

15. Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when received by e-mail prior to 5:00 p.m. Eastern Time on a Business Day, and, if otherwise, on the next Business Day, (c) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (d) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 15, notices, demands and communications to the Sellers shall be sent to the addresses indicated on Exhibit A (or to such other address or addresses as the Sellers may from time to time designate in writing).

16. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary Person in an arm’s-length transaction.

17. Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be effective upon the closing of the Transactions. If the Purchase and Sale Agreements are terminated in accordance with their respective terms, this Agreement shall terminate concurrently therewith and shall be of no further force and effect.

[Remainder of page intentionally left blank; signature pages follow]

15

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President and General Counsel

[Signature Page to Registration Rights Agreement]

CANYON CREEK ENERGY – ARKOMA, LLC

By:	/s/ R. Luke Essman
Name:	R. Luke Essman
Title:	President and CEO

[Signature Page to Registration Rights Agreement]

ALCHEMIST ENERGY LEASECO, LP

By:	/s/ Morgan Hinchcliffe
Name:	Morgan Hinchcliffe
Title:	Co-Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HARBOR ISLAND, LLC

By:	/s/ Paul Shiverick
Name:	Paul Shiverick
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

FBF ENERGY, LLC

By:	/s/ R. Luke Essman
Name:	R. Luke Essman
Title:	Manager

[Signature Page to Registration Rights Agreement]

HARVARD PETROLEUM COMPANY, LLC

By:	/s/ Jeff Harvard
Name:	Jeff Harvard
Title:	President & Manager

[Signature Page to Registration Rights Agreement]

EAST DENNIS OIL COMPANY, LLC

By:	/s/ Sam Shiverick
Name:	Sam Shiverick
Title:	Principal

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Name	Notice Information	Stock Closing Payment	Closing Adjustment Shares	Holdback Shares
Canyon Creek Energy – Arkoma, LLC	615 E 4th Street Tulsa, Oklahoma 74120 Attention: R. Luke Essman Email: lessman@cceok.com With a copy to (which shall not constitute notice): Spencer Fane LLP 4100 First Place Tower 15 East Fifth Street Tulsa, Oklahoma 74103 Attention: J. Ryan Sacra Email: rsacra@spencerfane.com	642,221	3,869	333,907
Alchemist Energy LeaseCo, LP	545 E. John Carpenter Fwy, Suite 1550 Irving, TX 75062 Attention: Morgan Hinchcliffe Email: morgan@alchemist.energy	528,654	—	368,043
FBF Energy, LLC	615 E 4th Street Tulsa, OK 74120 Attention: R. Luke Essman Email: lessman@fbfenergy.com	8,004	—	3,295
East Dennis Oil Company, LLC	3808 S. Hills CIR Fort Worth, TX 71609 Attention: Sam Shiverick Email: sam@buckhornproduction.com	3,952	—	1,627
Harbor Island, LLC	P.O. Box 2589 Palm Beach, FL 33480 Attention: Paul Shiverick Email: paulshiverick@gmail.com	22,727	—	9,357
Harvard Petroleum Company, LLC	200 E. 2nd Street Roswell, NM 88201 Attention: Jeff Harvard Email: jharvard@hpcnm.com	25,912	—	10,672

Exhibit 10.5

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

dated as of July 1, 2026

by and among

PRESIDIO ACQUISITIONS LLC,
as Borrower,

PRESIDIO INTERMEDIATE HOLDING COMPANY II LLC,
as Holdings and Guarantor

THE OTHER LOAN PARTIES
SIGNATORY HERETO FROM TIME TO TIME,

VARIOUS LENDERS,

GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent,

GOLDMAN SACHS BANK USA and CITIZENS BANK, N.A.,
as Joint Lead Arrangers,

and

GOLDMAN SACHS BANK USA,

as Sole Syndication Agent and Sole Structuring Agent

$1,000,000,000 Senior Secured Warehouse Facility

i

	5.8	[Reserved]	68
	5.9	Operation of Business	69
	5.10	Adverse Proceedings	69
	5.11	Rights in Properties; Liens	69
	5.12	Taxes	70
	5.13	Use of Proceeds; Margin Securities	71
	5.14	Governmental Regulation	71
	5.15	Employee Matters	71
	5.16	Disclosure	71
	5.17	Governmental Consents	71
	5.18	Default Under Agreements	72
	5.19	Compliance with Laws	72
	5.20	Environmental Matters	72
	5.21	Intellectual Property	73
	5.22	Foreign Assets Control Regulations and Anti-Money Laundering	73
	5.23	Anti-Corruption Laws	73
	5.24	Insurance	73
	5.25	Solvency	73
	5.26	Security Documents	73
	5.27	Businesses	74
	5.28	Gas Balancing Agreements and Advance Payment Contracts	74
	5.29	Hedge Agreements	74
	5.30	ERISA Compliance.	74
	5.31	Names and Places of Business.	74
	5.32	Material Contracts	75
	5.33	Separate Legal Entity	75

VI	AFFIRMATIVE COVENANTS		75
	6.1	Financial Statements, Reports and Other Information	75
	6.2	Payment of Obligations	81
	6.3	Maintenance of Existence; Conduct of Business and Maintenance of Existence and Subject Assets	81
	6.4	Maintenance and Operation of Properties	81
	6.5	Taxes and Claims	82
	6.6	Insurance	83
	6.7	Inspection Rights	83
	6.8	Keeping Books and Records	83
	6.9	Compliance with Laws	83
	6.10	Further Assurances	83
	6.11	ERISA	84
	6.12	Title Assurances; Additional Mortgaged Properties	84
	6.13	Hedge Agreements	84
	6.14	Environmental	85
	6.15	Non-Consolidation	86
	6.16	Use of Proceeds	86
	6.17	Debt Service Reserve	86
	6.18	Operating Agreement	87
	6.19	Independent Director	87

ii

VII	NEGATIVE COVENANTS		88
	7.1	Indebtedness	88
	7.2	Use of Proceeds	89
	7.3	Limitation on Liens	90
	7.4	Fundamental Changes; Acquisitions	92
	7.5	Restricted Payments	93
	7.6	Loans and Investments	93
	7.7	Limitation on Issuance of Equity	93
	7.8	Transactions With Affiliates	94
	7.9	Disposition of Assets	94
	7.10	Sale and Leaseback	95
	7.11	Prepayment of Debt
	7.12	Nature of Business	95
	7.13	Environmental Protection	95
	7.14	Accounting	96
	7.15	Burdensome Agreements	96
	7.16	Subsidiaries	96
	7.17	Amendments of Organizational Documents	96
	7.18	Hedge Agreements	97
	7.19	Gas Balancing Agreements and Advance Payment Contracts	98
	7.20	OFAC	98
	7.21	Material Contracts	98
	7.22	Changes to Name; Organizational Form; Etc	98
	7.23	Deposit, Securities and Commodity Accounts; Cash Management Systems	99
	7.24	Capital Expenditures	100
	7.25	Permitted Activities of Holdings	100
	7.26	Financial Covenants	100

VIII	EVENTS OF DEFAULT		101

IX	ADDITIONAL RIGHTS AND REMEDIES AFTER DEFAULT		106
	9.1	Additional Rights and Remedies	106
	9.2	Right to Cure Financial Covenant Non-Compliance	107
	9.3	Application of Proceeds	108
	9.4	Rights to Appoint Receiver	109
	9.5	Attorney-in-Fact	109
	9.6	Rights and Remedies not Exclusive	109

X	WAIVERS AND JUDICIAL PROCEEDINGS		109
	10.1	Waivers	109
	10.2	Delay; No Waiver of Defaults	109
	10.3	Jury Waiver; Jurisdiction	110
	10.4	Amendment and Waivers	110

iii

XI	TERMINATION		113
	11.1	Effectiveness and Termination	113
	11.2	Survival	113

XII	MISCELLANEOUS		113
	12.1	Governing Law; Jurisdiction; Service of Process; Venue	113
	12.2	Successors and Assigns; Assignments and Participations	114
	12.3	Application of Payments	117
	12.4	Indemnity	118
	12.5	Notices	119
	12.6	Severability; Captions; Counterparts; Electronic Signatures	121
	12.7	Expenses	122
	12.8	Entire Agreement	122
	12.9	Approvals and Duties	122
	12.10	Publicity and Confidentiality	123
	12.11	Cooperation	124
	12.12	Recognition of U.S. Special Resolution Regimes	124
	12.13	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	125

XIII	AGENT PROVISIONS; SETTLEMENT		127
	13.1	Administrative Agent	127
	13.2	Certain ERISA Matters	135
	13.3	Set-off and Sharing of Payments	136
	13.4	Disbursement of Funds	137
	13.5	Availability of Lenders’ Pro Rata Share; Return of Payments	137
	13.6	Dissemination of Information	138
	13.7	Defaulting Lender	138
	13.8	Taxes	139
	13.9	Patriot Act and other KYC Requirements	144
	13.10	Withholding Tax	144
	13.11	Hedge Agreements	145
	13.12	Erroneous Payments	145
	13.13	Collateral Agent	147
	13.14	Swap Intercreditor Agreement	151
	13.15	No Other Duties	151

XIV	GUARANTY.		151
	14.1	Guaranty of the Guaranteed Obligations	151
	14.2	Payment by Guarantors	152
	14.3	Liability of Each Guarantor Absolute	152
	14.4	Waivers by the Guarantors	154
	14.5	Each Guarantor’s Rights of Subrogation, Contribution, etc	155
	14.6	Subordination of Other Obligations	155
	14.7	Continuing Guaranty	155
	14.8	Authority of the Guarantors or the Borrower	155
	14.9	Financial Condition of the Borrower	155
	14.10	Bankruptcy, etc.	156
	14.11	Keepwell	156

iv

EXHIBITS

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Loan Request
Exhibit E	Form of Note
Exhibit F	Form of Solvency Certificate

ANNEXES

Annex 1	Commitments
Annex 2	Amortization Schedule

SCHEDULES

Schedule 2.10	Pledged Equity Interests
Schedule 5.3	Equity Interests and Ownership
Schedule 5.11(b)	Oil and Gas Properties
Schedule 5.11(d)	Marketing Arrangements
Schedule 5.11(h)	Preferential Rights; Consents
Schedule 5.21	Intellectual Property
Schedule 5.29	Hedge Agreements
Schedule 5.31	Names and Places of Business
Schedule 7.6	Investments
Schedule 12.5	Notice Addresses

v

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as it may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of July 1, 2026, is entered into by and among PRESIDIO ACQUISITIONS LLC, a Delaware limited liability company (“Borrower”), PRESIDIO INTERMEDIATE HOLDING COMPANY II LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiary Guarantors from time to time party hereto, each of the financial institutions from time to time party hereto as Lenders, GOLDMAN SACHS BANK USA (“GS”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

WHEREAS, capitalized terms used herein shall have the meanings ascribed thereto in Section 1.1;

WHEREAS, in connection with the Transactions, the Borrower has requested that on the Closing Date, the Lenders (i) extend $1,000,000,000 in Commitments to the Borrower consisting of Closing Date Loan Commitments and Delayed Draw Loan Commitments; provided that any borrowing of Delayed Draw Loans shall be subject to Section 4.3(i) and (ii) lend to the Borrower, Closing Date Loans in an aggregate principal amount not to exceed the Closing Date Loan Commitments, the proceeds of which will be used on the Closing Date to finance the Transactions and the Transaction Costs; and

WHEREAS, each Loan Party has agreed to (x) secure the Secured Obligations by granting to the Collateral Agent, for the benefit of itself and the Secured Parties, a Lien on substantially all of its assets, including without limitation, all right, title and interest in and to any Subject Assets owned by such Loan Party on the Closing Date or thereafter acquired, and (y) provide the Guaranty of the Guaranteed Obligations, in each case on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Loan Parties, Administrative Agent, Collateral Agent and Lenders hereby agree as follows:

I DEFINITIONS

1.1 Defined Terms. For purposes of the Transaction Documents, in addition to the definitions above and elsewhere in this Agreement or the other Transaction Documents, the terms listed in this Article I shall have the meanings given such terms in this Article I.

“Acceptable Commodity Hedging Transactions” means a Commodity Hedge Agreement meeting each of the following criteria unless a variation therefrom is consented to in writing by the Administrative Agent and the Requisite Lenders:

(a) such Commodity Hedge Agreement is entered into in compliance with all provisions of this Agreement, including Section 7.18; and

(b) the counterparty thereto is an Approved Counterparty.

“Account Bank” means Citizens Bank, N.A., a national banking association.

“Account Control Agreement” means with respect to each Pledged Account, each agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Collateral Agent, the Borrower, and the Account Bank have agreed, among other things, that (i) the Collateral Agent shall have “control” over such Deposit Account (within the meaning of the UCC) and (ii) solely upon the trigger events set forth in such Account Control Agreement, such bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent from any other Person (including the Borrower or any other Loan Party).

“Accounts” means “accounts” (as such term is defined in the UCC) in which any Person now or hereafter has rights.

“Additional Amortization Amount” means, with respect to each Tranche, the “Additional Amortization Amount” set forth in the Amortization Schedule.

“Additional Assets” means any additional assets (that are upstream assets similar to the Closing Date Subject Assets) purchased and acquired by, or otherwise contributed to, the Borrower (or any other Loan Party (other than Holdings)) from any Person for a mutually-agreeable purchase price substantially equivalent to the fair market value of such assets pursuant to, in the case of any such purchase or acquisition thereof, an executed asset purchase agreement or other contribution or similar agreement, as applicable, and, in each case of the foregoing, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders in their respective sole discretion. For the avoidance of doubt, the Holdback Assets shall not constitute Additional Assets.

“Additional Documents” has the meaning assigned to it in Section 2.9(e).

“Administrative Agent” has the meaning assigned to it in the introductory paragraph hereof.

“Administrative Agent’s Account” means the account of the Administrative Agent as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Agent Fee” means the fees, expenses and indemnities to be paid to the Administrative Agent pursuant to the Fee Letter.

“Administrative Expenses” means, for any Payment Date, the expenses of the Borrower consisting of fees and out-of-pocket expenses payable or reimbursable to the Administrative Agent, the Manager, any Rating Agency and the Back-Up Manager and any independent director, any third-party service provider hired by the Borrower (including, without limitation, amounts payable to any Observer and insurance premiums related to the Collateral), but not including any fees payable or expenses reimbursable to any third party in relation to the operation of the Oil and Gas Properties.

“Administrative Questionnaire” means an administrative questionnaire in the form provided by the Administrative Agent.

“Advance Payment” has the meaning set forth in the definition of “Advance Payment Contract”.

“Advance Payment Contract” means any take-or-pay or similar contract whereby a Loan Party agrees to accept a defined payment (whether at the time the contract is entered into or in the future) as payment-in-full for the purchase of present or future production of Hydrocarbons from any Oil and Gas Properties (each, an “Advance Payment”), and to deliver such Hydrocarbons at some future time without then or thereafter receiving full payment therefor at the prevailing market price for such Hydrocarbons as of the date of delivery thereof.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of a Loan Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including in respect of any Environmental Claim), whether pending or, to the knowledge of Borrower, threatened against or affecting a Loan Party or any property of a Loan Party.

“Affiliate” or “affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Aged Loans” means any Closing Date Loans or Delayed Draw Loans that have not been repaid within one hundred eighty (180) days after the date of such borrowing of such Closing Date Loans or Delayed Draw Loans, as applicable.

“Agent” means, the Administrative Agent and/or the Collateral Agent, as the context may require.

“Agent Related Parties” means, (i) with respect to the Administrative Agent, the Administrative Agent’s Affiliates and the officers, directors, employee, agents, members, managers, partners, advisors and other representatives of the Administrative Agent and of each of the Administrative Agent’s Affiliates and the permitted successors and assigns of the foregoing and (ii) with respect to the Collateral Agent, the Collateral Agent’s Affiliates and the officers, directors, employee, agents, members, managers, partners, advisors and other representatives of the Collateral Agent and of each of the Collateral Agent’s Affiliates and the permitted successors and assigns of the foregoing.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

“Amortization Schedule” means the Amortization Schedule set forth on Annex 2, as may be supplemented from time to time in accordance with Section 4.3(m).

“Applicable Law” means any and all federal, state, local and/or applicable foreign statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements applicable to any Loan Party, including, but not limited to, all applicable state and federal usury laws.

“Applicable Margin” means, for each Tranche, on any date:

(a) from and after such Tranche’s Credit Date to, but excluding, the first date in the Initial Step-Up Period for such Tranche, (i) for any SOFR Loan, 3.00% per annum and (ii) for any Base Rate Loan, 2.00% per annum;

(b) during the Initial Step-Up Period for such Tranche, (i) for any SOFR Loan, 4.00% per annum and (ii) for any Base Rate Loan, 3.00% per annum; and

(c) during the Second Step-Up Period for such Tranche, (i) for any SOFR Loan, 5.00% per annum and (ii) for any Base Rate Loan, 4.00% per annum.

“Approved Counterparty” means any Counterparty (or its Credit Support Provider (as defined in the applicable Hedge Agreement)) which, on the date on which the relevant Hedge Agreement is executed, is a Person (a) that is a Lender or an Agent (or any Affiliate of the foregoing) (or, solely with respect to any Hedge Agreement entered into prior to the Closing Date, is a Lender or an Agent (or any Affiliate of the foregoing) as of the Closing Date), (b) which has (or its Credit Support Provider has) a rating of at least Baa1 by Moody’s, BBB+ by S&P or BBB+ by Fitch or (c) otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Arrangers” means each of (a) GS, in its capacity as a joint lead arranger, sole syndication agent and sole structuring agent, and (b) Citizens, in its capacity as a joint lead arranger.

“Assignment Agreement” means an Assignment and Assumption substantially in the form of Exhibit A hereto or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period commencing on the Closing Date and ending on the June 30, 2028.

“Available Funds” means, for each Tranche, with respect to any Payment Date, the sum of the following amounts, without duplication, in respect of the applicable Collection Period: (a) all Collections attributable to the Tranche Assets received and deposited into and available for withdrawal from the Facility Collection Account and, without duplication, the related Debt Service Reserve Draw Amount, (b) any Excess Amounts attributable to the Tranche Assets received by the Borrower during the Collection Period immediately preceding the Collection Period for which such Payment Date relates, (c) any Investment Earnings attributable to the Tranche Assets and (d) the net amount, if any, paid to the Loan Parties under the Hedge Agreements attributable to the Tranche Assets; provided that Available Funds shall not include any Equity Contributions.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, the tenor for such Benchmark pursuant to this Agreement as of such date.

“Back-Up Management Agreement” means that certain Back-Up Management Agreement, dated as of July 1, 2026, by and among the Borrower, the Manager, the Back-Up Manager and the Administrative Agent.

“Back-Up Management Fee” means the fee payable to the Back-Up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-Up Management Agreement.

“Back-Up Manager” means Ankura Consulting Group LLC in its capacity as back-up manager under the Back-up Management Agreement, and any successor thereunder.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.

“Base Rate” means, on any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one half of one percent (0.50%) and (c) Term SOFR for an interest period of one (1) month in effect on such day plus one percent (1.00%); provided that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate and the Base Rate will in no event be higher than the maximum rate permitted by applicable law. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or Term SOFR for any reason, the Base Rate shall be determined without regard to clause (b) or (c) above, as applicable, until the circumstances giving rise to such inability no longer exist.

“Base Rate Loans” means any Loan that bears interest at the Base Rate as provided in this Agreement.

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.5(g).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that (x) can be determined by the Administrative Agent for the applicable Benchmark Replacement Date and (y) is administratively feasible as determined by the Administrative Agent:

(1) Daily Simple SOFR; and

(2) the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent (in consultation with the Borrower) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment.

If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any industry- accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions at such time; provided that such Benchmark Replacement Adjustment shall be administratively feasible as determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower decide may be appropriate to reflect the adoption and implementation of such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice, or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as (x) the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents and (y) is administratively feasible as determined by the Administrative Agent.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark, or if the then-current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the applicable Available Tenor of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the applicable Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) is no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means the Administrative Agent, each Lender and each Approved Counterparty that is a Secured Party in respect of any Secured Swap Obligations.

“Board” means, in the case of a limited liability company, such Person’s board of managers and, in the case of a corporation, such Person’s board of directors.

“Borrower” has the meaning assigned to it in the introductory paragraph hereof.

“Borrower Hedge Receipt” has the meaning assigned in Section 2.7(b)(iii).

“Building” has the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Business Day” means any day other than (a) a Saturday, a Sunday or any day which is a federal holiday or (b) any day on which banking institutions or trust companies in New York City, the State of New York or Houston, Texas are authorized or obligated by law, regulation or executive order to remain closed; provided that when used in connection with any interest rate settings for any Term SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Expenditures” means all liabilities incurred or expenditures made directly or indirectly by (or on behalf of) the Loan Parties for the acquisition or construction of fixed assets, plants or equipment, or any improvements, replacement, renewal, substitutions or additions thereto each to the extent required to be capitalized in accordance with GAAP.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued or fully guaranteed or insured by the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) having maturities of no more than one hundred eighty (180) days from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse purchase agreements, or bankers’ acceptances, having in each case a tenor of not more than one hundred eighty (180) days, issued by any Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s and in either case having a tenor of not more than ninety (90) days; (d) demand deposit accounts; (e) fully collateralized repurchase agreement; and (f) money market mutual funds provided that substantially all of the assets of such fund are comprised of securities of the type described in clauses (a) through (c).

“Cash Flow Available for Debt Service” means, with respect to each Tranche during any Measurement Period, (a) the funds on deposit in the Facility Collection Account attributable to the Tranche Assets (excluding any equity contributions made, directly or indirectly, to any of the Loan Parties) during such Measurement Period, less (b) (i) to the extent not already deducted or otherwise paid prior to such remaining funds attributable to such Tranche Assets being deposited in the Facility Collection Account, Subject Asset Operating Expenses for such Measurement Period attributable to the Subject Assets financed in whole or in part by such Tranche (or otherwise contributed and allocated to such Tranche in accordance with the terms hereof) and (ii) Management and G&A Expenses during such Measurement Period prorated by such Tranche’s pro rata share of the Total Outstandings as of such date of determination (up to the Management Fee Cap).

“Casualty Event” means any event that gives rise to the receipt by any Loan Party of any insurance proceeds or condemnation awards in respect of any assets or property of any of the Loan Parties.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in law, rule or treaty in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) directly or indirectly owns and controls more than thirty-five percent (35%) (on a fully diluted basis) of all voting and economic Equity Interests in Ultimate Parent, (b) Ultimate Parent failing to directly or indirectly own and control one hundred percent (100%) (on a fully diluted basis) of all voting and economic Equity Interests of Holdings, (c) Holdings failing to directly own and control one hundred percent (100%) (on a fully diluted basis) of all voting and economic Equity Interests of the Borrower, or (d) except as a result of a transaction expressly permitted hereby, the Borrower failing to directly own and control one hundred percent (100%) of all voting and economic Equity Interests of any Subsidiary Guarantor.

“Citizens” means Citizens Bank, N.A.

“Closing Date” has the meaning assigned to it in Section 4.1.

“Closing Date Loan Commitment” means the commitment of a Lender to make a Closing Date Loan, and “Closing Date Loan Commitments” means such commitments of all Lenders in the aggregate to make Closing Date Loans. The amount of each Lender’s Closing Date Loan Commitment is set forth on Annex 1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Loan Commitments as of the Closing Date is $55,000,000.

“Closing Date Loans” has the meaning assigned to it in Section 2.1(b).

“Closing Date Sellers” means (a) Canyon Creek Energy – Arkoma, LLC, a Delaware limited liability company (“Canyon Creek”), (b) FBF Energy, LLC, an Oklahoma limited liability company (“FBF Energy”), (c) East Dennis Oil Company, LLC, a Texas limited liability company (“East Dennis”), (d) Harbor Island, LLC, a Florida limited liability company (“Harbor Island”) (or such replacement as is necessary to consummate the acquisition of the Holdback Assets), (e) Harvard Petroleum Company, LLC, a New Mexico limited liability company (“Harvard Petroleum”), (f) Alchemist Energy LeaseCo, LP, a Delaware limited partnership (“Alchemist”), and (g) Pivotal Arkoma Basin II, LLC, a Delaware limited liability company (“Pivotal”).

“Closing Date Subject Asset Acquisition Agreements” means (a) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among Canyon Creek, as seller, and Ultimate Parent, as purchaser, (b) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among FBF Energy, as seller, and Ultimate Parent, as purchaser, (c) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among East Dennis, as seller, and Ultimate Parent, as purchaser, (d) if consummated, (i) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among Harbor Island, as seller, and Ultimate Parent, as purchaser (as such agreement may be modified to consummate the acquisition of the Holdback Assets in accordance with Section 6.20) or (ii) such replacement purchase and sale agreement necessary to consummate the acquisition of the Holdback Assets, (e) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among Harvard Petroleum, as seller, and Ultimate Parent, as purchaser, (f) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among Alchemist, as seller, and Ultimate Parent, as purchaser and (g) that certain Purchase and Sale Agreement, dated as of May 7, 2026, by and among Pivotal, as seller, and Ultimate Parent, as purchaser.

“Closing Date Subject Assets” has the meaning assigned to it in the definition of “Closing Date Subject Assets Transfers”.

“Closing Date Subject Assets Transfers” means the acquisition and transfer on the Closing Date (or, if acquired, shortly thereafter in the case of the Holdback Assets) from the Closing Date Sellers to the Ultimate Parent (and subsequent contribution and transfer from the Ultimate Parent to the Borrower), of the Oil and Gas Properties contemplated under as further set forth in that certain Closing Date Subject Asset Acquisition Agreements (such assets, the “Closing Date Subject Assets”).

“Closing Date Transaction Documents” means, collectively and each individually, this Agreement, the Notes (if any issued on the Closing Date), Account Control Agreements with respect to each Pledged Account, the Mortgages, the Swap Intercreditor Agreement, the Fee Letter and the Ultimate Parent Limited Guarantee.

“Code” means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

“Collateral” has the meaning assigned to it in Section 2.9(a) and shall exclude, for the avoidance of doubt, any Excluded Property.

“Collateral Agent” has the meaning assigned to it in the introductory paragraph hereof.

“Collection Period” means, with respect to each Payment Date, the period from and including the first day of the calendar month two months prior to the calendar month in which such Payment Date occurs, to and including the last day of the calendar month two months prior to the calendar month in which such Payment Date occurs. As an illustrative example, the Collection Period relating to the September 25, 2026 Payment Date shall commence on July 1, 2026 and end on July 31, 2026.

“Collections” means all payments received by or on behalf of the Borrower with respect to the Collateral or otherwise, including, without limitation, the Net Proceeds of Dispositions and the net amount received under each Hedge Agreement.

“Commitment” means, in the case of each Lender, the sum of such Lender’s Closing Date Loan Commitment and Delayed Draw Loan Commitment, and “Commitments” means the Closing Date Loan Commitments and Delayed Draw Loan Commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment is set forth on Annex 1 (as may be updated from time to time in accordance with the terms hereof) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $1,000,000,000; provided that any borrowing of Delayed Draw Loans shall be subject to Section 4.3(i).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commodity Hedge Agreement” means any swap transaction, cap, floor, collar, exchange transaction, forward transaction (including Advance Payment Contracts) or other exchange or protection relating to Hydrocarbons, or any option with respect to any such transaction, whether physically- or financially-settled.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit B or in any other form approved by the Administrative Agent and the Borrower.

“Concentration Limits” means limitations satisfied on any specified date of determination if, in the aggregate, the Oil and Gas Properties applicable to any Tranche held by the Borrower complies with the following requirements (or, if not in compliance, the relevant requirement must be maintained or improved after giving effect to such acquisition): (a) no single well and asset related to that well comprise more than 1% of the PDP-10 of the Oil and Gas Properties applicable to such Tranche, (b) the five (5) wells and assets related to those wells that individually comprise the largest portion of the PDP-10 of the Oil and Gas Properties applicable to such Tranche collectively comprise no more than 3% of the PDP-10 of such Oil and Gas Properties, (c) wellbores not operated by the Operator collectively comprise no more than 15% of the PDP-10 of the Oil and Gas Properties applicable to such Tranche, (d) overriding royalty interests collectively comprise no more than 10% of the PDP-10 of the Oil and Gas Properties applicable to such Tranche, (e) wells and assets located on Bureau of Land Management, federal or tribal lands collectively comprise no more than 7.5% of the PDP-10 of the Oil and Gas Properties applicable to such Tranche, (f) natural gas liquids comprise no more than 35% of the PDP-10 of the Oil and Gas Properties applicable to such Tranche and (g) oil comprises no more than 50% of the PDP-10 of the Oil and Gas Properties applicable to such Tranche.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means any contract, agreement or other legally binding agreement, whether oral or in writing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of the other Type pursuant to the terms hereof.

“Corresponding Tenor” with respect to any Available Tenor means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Counterparty” means the counterparty under any Hedge Agreement with a Loan Party.

“Covered Party” has the meaning assigned to such term in Section 12.12.

“Credit Date” means the date of the making of any Loan.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

“Damages” has the meaning assigned to it in Section 12.4.

“Debt Service” means for any Measurement Period, all scheduled payments of principal (which, for the avoidance of doubt, includes payments of principal on account of the Principal Distribution Amount and the Additional Amortization Amount), interest and, if applicable, fees, due and payable by the Loan Parties in respect of all Loans and Hedge Agreements in such period (excluding, for the avoidance of doubt, any ordinary course settlement payments in respect of Commodity Hedge Agreements).

“Debt Service Coverage Ratio” means, as of any date of determination, and with respect to each Tranche, the ratio of (a) (i) Cash Flow Available for Debt Service for the Measurement Period ending on such date and for such applicable Tranche minus (ii) amounts payable during such Measurement Period pursuant to Section 2.8(a) and Section 2.8(b) (without duplication for such amounts, if any, already deducted in the definition of Cash Flow Available for Debt Service) for such Tranche to (b) Debt Service for such Measurement Period and for such Tranche.

“Debt Service Reserve Account” means that certain segregated non-interest bearing trust account at Account Bank held in the name of the Borrower, with account number ending in x4955.

“Debt Service Reserve Draw Amount” has the meaning assigned to such term in Section 6.17(b).

“Debt Service Reserve Excess Amount” has the meaning assigned to such term in Section 6.17(c).

“Debt Service Reserve Required Amount” has the meaning assigned to it in Section 6.17.

“Debtor Relief Law” means, collectively, the Bankruptcy Code and all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Default” means any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time, if any, or both, would constitute, be or result in an Event of Default.

“Default Rate” means, as of any time of determination, (x) with respect to any Base Rate Loan, the rate of interest otherwise applicable to such Loan as of such time pursuant to Section 2.5(a), plus 2.00% per annum and (y) with respect to any SOFR Loan or any other Obligations, the rate of interest otherwise applicable to SOFR Loans as of such time pursuant to Section 2.5(b), plus 2.00% per annum.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); provided that the Administrative Agent shall not be deemed to have knowledge of any such public statement absent written notification thereof, (c) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a bail-in action, or (iii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal, provincial or territorial regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender. Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Transaction Document or constitute a “Lender” for any voting or consent rights under or with respect to any Transaction Document for as long as such Lender remains a Defaulting Lender.

“Defensible Title” means title, although not constituting perfect, merchantable or marketable title, that (a) entitles the applicable Person to receive and retain without suspension, reduction or termination, throughout the duration of any lease or the productive life of any well (in each case after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons), not less than the net revenue interest share reflected in the most recently delivered Reserve Report of all Hydrocarbons produced, saved and marketed from such well, except for decreases (i) in connection with those operations in which a Loan Party elects to be a non-consenting party which are reflected in the net revenue interest shown in such Reserve Report, (ii) resulting from the establishment or amendment of pools or units which are reflected in the net revenue interest shown in such Reserve Report, (iii) required to allow other working interest owners to make up past underproduction or pipelines to make up past under-deliveries up to a maximum of $1,000,000 in value in the aggregate, and (iv) other decreases which if existing as of the effective date of such Reserve Report, are disclosed in the net revenue interest shown in such Reserve Report; (b) obligates such Person to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any lease or well not greater than the “Working Interest” reflected in such Reserve Report without increase throughout the duration of such lease or well, unless such greater working interests (i) is accompanied by a proportionate increase in such Person’s net revenue interest for such lease or related well, (ii) results from contribution requirements with respect to defaulting co-owners under applicable operating agreements, which are accompanied by a proportionate increase in such Person’s net revenue interest for such lease or related well, and (iii) results from a matter declared in such Reserve Report and approved by the Administrative Agent after satisfactory title due diligence; and (c) is free and clear of all Liens other than Permitted Liens.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delayed Draw Loan Commitment” means the commitment of a Lender to make a Delayed Draw Loan, and “Delayed Draw Loan Commitments” means such commitments of all Lenders in the aggregate to make Delayed Draw Loans. The amount of each Lender’s Delayed Draw Loan Commitment is set forth on Annex 1 (as may be updated from time to time in accordance with the terms hereof) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Loan Commitments as of the Closing Date is $945,000,000; provided that any borrowing of Delayed Draw Loans shall be subject to Section 4.3(i). The Delayed Draw Loan Commitments for each Lender will be increased on a dollar-for-dollar basis by each dollar of Closing Date Loans that are borrowed and repaid to such Lender by up to Closing Date Loan Commitments as of the Closing Date so long as no Default or Event of Default has occurred and is continuing.

“Delayed Draw Loans” has the meaning assigned in Section 2.2(b).

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disposition” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to (including any Casualty Event), or any exchange of property with, any Person, in one transaction or a series of transactions, of any interest in all or any Property (including any Oil and Gas Property), whether now owned or hereafter acquired, leased or licensed, other than inventory or other assets sold, leased or licensed out or otherwise disposed of in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and each of “Dispose” and “Disposed” has the correlative meaning thereto.

“Disqualified Equity Interests” means any Equity Interest that (a) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date (the “Specified Date”) that is 91 days after the earlier of (x) the Maturity Date, and (y) the Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or other Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the Specified Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to the Specified Date, (e) other than with respect to common equity, does not provide that any claims of any holder of such Equity Interest may have against Borrower or any other Loan Party (including any claims as judgment creditor or other creditor in respect of claims for the breach of any covenant contained therein) shall be fully subordinated (including a full remedy bar) to the Obligations in a manner reasonably satisfactory to Administrative Agent, or (f) provides the holders of such Equity Interest with any rights to receive any cash upon the occurrence of a change of control prior to the Specified Date, unless the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full.

“Disqualified Lender” means (a) any competitors of the Borrower and its Subsidiaries and their respective Affiliates who are identified in writing by Ultimate Parent to the Administrative Agent prior to the Closing Date, (b) any banks, financial institutions, debt funds and/or investment vehicles and their respective Affiliates who are identified in writing by Ultimate Parent to the Administrative Agent prior to the Closing Date and (c) any other Person identified in writing by Ultimate Parent to the Administrative Agent after the Closing Date, subject to the prior written consent of the Administrative Agent and the Requisite Lenders.

“Dollars” and “$” means lawful money of the United States of America.

“Duration Fee” has the meaning assigned to such term in Section 3.1(c).

“Duration Fee Test Date” means, with respect to any borrowing of Closing Date Loans or Delayed Draw Loans, the one hundred eightieth (180th) day following the borrowing of such Closing Date Loans or Delayed Draw Loans, as applicable.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (excluding any Multiemployer Plan) that is sponsored by a Loan Party or to which a Loan Party has any current or contingent liability.

“Environmental Claim” means any notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to any matter arising under Environmental Law.

“Environmental Laws” means Applicable Laws pertaining to protection of the environment (including health and safety to the extent relating to exposure to Hazardous Materials), protection of natural resources, habitats or wildlife, contamination, clean-up or the handling, generation, storage or Release of any Hazardous Material, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to- Know Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended (to the extent relating to human exposure to Hazardous Materials), any statutes allowing the imposition of an environmental “superlien” to recover costs incurred by federal, state, provincial or territorial agencies for damage to the environment or remediation of property contaminated by Hazardous Materials and other applicable environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether now or hereafter in effect.

“Environmental Liabilities” means all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, in each case, to the extent arising under Environmental Law or any permit thereunder, or from the Release or threatened Release of a Hazardous Material into the environment.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of, or beneficial interests in, such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, limited liability membership interests, options, warrants, preferred stock, phantom stock, membership units (common or preferred), partnership interests (including, without limitation, general partnership interests), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, certificated or uncertificated, in whole or in part, into any one or more of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) solely for provisions relating to Section 412 of the Code any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person is a member. Any former ERISA Affiliate of a Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party with respect to liabilities for which such Loan Party could be liable under the Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding an event for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure of a Loan Party or its ERISA Affiliate to meet the minimum funding standards of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of a Loan Party or its ERISA Affiliate to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the receipt by a Loan Party or any of its ERISA Affiliates of notice from the PBGC or the administrator of any Pension Plan of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042(b) of ERISA; (d) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan resulting in liability to a Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the imposition of liability on a Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (f) the withdrawal of a Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in liability to a Loan Party or any of its ERISA Affiliates, or the receipt by a Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (g) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on a Loan Party of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), or Section 4071 of ERISA in respect of any Employee Benefit Plan; or (h) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against a Loan Party in connection with any Employee Benefit Plan specifically sponsored by a Loan Party; (i) receipt from the IRS of notice of the failure of any Pension Plan specifically sponsored by a Loan Party (or any other Employee Benefit Plan specifically sponsored by a Loan Party that is intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (j) the imposition of a Lien on the assets of a Loan Party pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code with respect to a Pension Plan.

“Event of Default” means the occurrence of any event set forth in Article VIII.

“Excess Amount” means with respect to any Payment Date, without duplication, the sum of (a) (i) all amounts received during the applicable Collection Period by the Borrower pursuant to any indemnification obligation or to cure any breach of contract, by any counterparty to any Transaction Document minus (ii) the sum of (A) any amounts paid by the Borrower to any third parties in respect of matters that are the subject of the applicable breach or indemnification obligation, (B) any amount immediately paid or reinvested by the Borrower in connection with its permitted business to cure or remedy any breach or liability subject to the terms and conditions of the Transaction Documents and (C) any amounts reasonably expected be paid or reinvested by the Borrower in connection with its permitted business to cure or remedy any breach or liability subject to the terms and conditions of the Transaction Documents within 365 days after receipt thereof; provided that any such amounts not so reinvested within 365 days shall, within two (2) Business Days of the expiration of such 365-day period, be deposited in the Facility Collection Account and shall constitute “Excess Amounts”, (b) any amounts payable by the applicable seller of Oil and Gas Properties to the Borrower pursuant to any acquisition or purchase agreement on account of title, environmental, or other defects, (c) amounts payable by the Manager on account of the repurchase of Collateral by the Manager pursuant to the Management Services Agreement and (d) all insurance proceeds payable in respect of the Collateral.

“Excess Cash Flow” means, for any Collection Period, (a) for the Closing Date Tranche, commencing with the Collection Period for which the September 25, 2026 Payment Date relates and (b) and for any Delayed Draw Tranche, commencing with the third full Collection Period following such Delayed Draw Tranche’s Credit Date, an amount equal to the remaining Available Funds for such Tranche, after application of all such Available Funds for such Collection Period pursuant to clauses (a) through (f) of Section 2.8.

“Excess Cash Flow Sweep Amount” means, for each Tranche and each Collection Period, (a) in the event that a Trigger Based Cash Flow Sweep Event has not occurred during such Collection Period, twenty percent (20%) of Excess Cash Flow for such Collection Period or (b) in the event that a Trigger Based Cash Flow Sweep Event has occurred during such Collection Period one hundred percent (100%) of Excess Cash Flow for such Collection Period. Notwithstanding the foregoing, the Excess Cash Flow Sweep Amount for each Tranche shall be one hundred percent (100%) of Excess Cash Flow for each Collection Period that occurs during or after the second anniversary of such Tranche’s Credit Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Property” means (a) any lease, license, contract, property rights or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that (x) the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above, and (y) the exclusion of any lease, license, contract, property rights or agreement by operation of this clause (a) shall not apply to any real property rights and/or limit the rights or remedies of the Collateral Agent with respect to such lease, license, contract, property rights or agreement (or any item of property subject thereto) constituting real property collateral pursuant to any Mortgage; (b) any intent-to-use trademark application filed in the United States to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark application or the trademark that is the subject thereof under application law; (c) any property to the extent the grant or maintenance of a Lien on such property (i) is prohibited or restricted by any Applicable Law, or (ii) requires a consent not obtained of any third party or Governmental Authority pursuant to Applicable Law, (d) any intent-to-use trademark application to the extent that and solely for the period in which, creation by a Loan Party of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications or the marks that are subject thereof under applicable federal law; (e) any “Margin Stock” (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof), (f) any property subject to a Lien securing Indebtedness permitted under Section 7.1(b) to the extent the documentation with respect to such Indebtedness prohibits the creation of a Lien on such property; (g) any property with respect to which the Collateral Agent has determined in consultation with the Borrower and in writing that the cost, including Taxes, of obtaining a security interest in, or Lien on, such property in favor of the Secured Parties under the Security Documents, or the perfection of such security interest or Lien, shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; and (h) any Building or Manufactured (Mobile) Home. Notwithstanding the foregoing, the Borrower may from time to time elect to cause any asset that would otherwise constitute Excluded Property hereunder to become Collateral under the Transaction Documents (but shall have no obligation to do so); provided that the Collateral Agent shall have received such security documents as are customary for the applicable jurisdiction and reasonably requested by the Collateral Agent.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor and any and all applicable Guarantees of such Guarantor’s Swap Obligations by the Loan Parties), at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such related Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and hedge counterparty applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Exit Transaction” means any transaction or series of transaction which refinances or replaces, in whole or in part (including, without limitation, any Disposition of Oil and Gas Properties to an Affiliated securitization vehicle in any broadly distributed and marketed securitization transaction) an entire Tranche prior to the Final Maturity Date.

“Facility” means the credit facility created on the Closing Date consisting of the Commitments and the Loans made thereunder from time to time pursuant to the terms and conditions of this Agreement.

“Facility Collection Account” means that certain segregated non-interest bearing trust account at Account Bank held in the name of the Borrower, with account number ending in x4933.

“FATCA” means Sections 1471 through 1474 of the Code, as amended from time to time, any current or future regulations or other official interpretations thereof or official guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing any of the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Fee Letter” means, collectively, those certain fee letters, dated as of the date hereof, among the Borrower, the Administrative Agent, and the Lenders, as applicable.

“Final Maturity Date” has the meaning assigned to such term in the definition of “Maturity Date”.

“Financial Covenants” means each of the covenants set forth in Section 7.26.

“Financial Officer” means, for any Loan Party, the chief executive officer, chief financial officer, principal accounting officer, treasurer, controller, senior vice president-finance, vice president-finance, or any assistant treasurer of such Loan Party (or of the Manager on behalf of such Loan Party), or any other officer with substantially similar responsibilities as any of the foregoing officers of such Loan Party (or of the Manager on behalf of such Loan Party). Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document or other Transaction Document, that such Lien has first priority over all other Liens to which such Collateral is subject.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Floor” means a percentage equal to 0.00% per annum.

“Funds Flow” means a funds flows memorandum delivered by the Borrower to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and the Lenders, (a) in the case of the Closing Date Loans, on or prior to the Closing Date, and (b) in the case of any Delayed Draw Loans, on or prior to the applicable date of borrowing of such Delayed Draw Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the Closing Date.

“Gas Balancing Agreement” means any agreement or arrangement whereby a Loan Party, or any other party owning an interest in any Hydrocarbons to be produced from Oil and Gas Property in which a Loan Party owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means any federal, state, provincial, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory, province or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia, including any supra-national bodies (such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Gross Receipts” has the meaning assigned to it in Section 7.23(b).

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; or (b) a liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital contributions, the purchase of Equity Interests or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above. “Guaranteed” has a correlative meaning.

“Guaranteed Obligations” has the meaning assigned to it in Section 14.1.

“Guarantors” means, collectively, Holdings, each Subsidiary Guarantor and, other than as to its own obligations, the Borrower.

“Guaranty” means the guaranty of the Guarantors set forth in Article XIV.

“Hazardous Materials” means any toxic or hazardous chemical, material or substance that is prohibited or regulated by, or for which standards of conduct or liability may be imposed under, any Environmental Law or permit thereunder, including, without limitation, oil, petroleum or petroleum derived products or substances, radioactive materials, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, volatile and semi-volatile organic compounds, and lead-based paint.

“Hazardous Materials Activity” means any past, present, proposed or threatened activity, event, condition or occurrence involving any Hazardous Materials, including the use, manufacture, storage, possession, holding, presence, location, Release, threatened Release, discharge, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, for the avoidance of doubt, no convertible Indebtedness (nor any agreement or instrument with respect thereto) shall constitute a Hedge Agreement.

“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer that is a party to such Hedge Agreements or any other recognized dealer in such Hedge Agreements (which may include a Lender or an Affiliate of such Lender) and using commodity strip prices based on prevailing forward curves and basis differentials provided by the Administrative Agent which are consistent with forward curves and basis differentials used by the Administrative Agent in its lending and/or commodity derivative activities; provided, that the Administrative Agent shall give deference to NYMEX Pricing (to the extent that NYMEX Pricing provides an applicable substantive equivalent thereto) with respect to crude oil and natural gas determined as of the date of determination.

“Hedging Transaction Date” has the meaning set forth in Section 6.13(a).

“Holdback Assets” has the meaning assigned to it in Section 6.20.

“Holdback Funds” has the meaning assigned to it in Section 6.20.

“Holdings” has the meaning assigned to it in the introductory paragraph hereof.

“Hydrocarbons” means oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination of the foregoing, including, without limitation, mineral servitudes and/or mineral rights of any kind (including mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), as well as all oil and gas gathering, treating, compression, storage, processing and handling assets of any kind, including all pipelines, wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, processing plants, and other related equipment of any kind.

“Indebtedness” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than forty-five (45) days, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness (as defined in the other clauses of this definition) of others Guaranteed by such Person (directly or indirectly, and contingent or otherwise) or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such Guarantee or assurance against loss, (f) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, to the extent of the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of the property of such Person securing such Indebtedness, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation, (j) any obligations under synthetic leases, (k) any obligation arising with respect to any other transaction that is the functional equivalent of a loan but which does not constitute a liability on the balance sheets of a Person, (1) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, (m) all liabilities of such Person in respect of unfunded vested benefits under any Pension Plan, (n) all net Hedge Obligations of such Person (and including, without limitation, any financially settled prepaid forward hedge or prepayments on account thereof otherwise), valued at the Hedge Termination Value thereof, (o) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (p) all Disqualified Equity Interests. Without duplication, Indebtedness of Borrower includes the Total Outstandings hereunder and Indebtedness of any Loan Party includes any outstanding obligations of such Loan Party under any Advance Payment Contracts.

For all purposes, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Persons” has the meaning assigned to it in Section 12.4.

“Indemnified Taxes” has the meaning assigned to it in Section 13.8(a).

“Independent Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) W. D. Van Gonten & Co. Petroleum Engineering, (d) Cawley, Gillespie & Associates or (e) any other independent petroleum engineer selected by the Borrower and acceptable to the Administrative Agent in its sole discretion.

“Initial Reserve Report” means the Reserve Report, dated as of January 31, 2026, provided by the Borrower to the Administrative Agent.

“Initial Step-Up Period” means, for each Tranche, the period commencing on the first day of the thirteenth (13th) month following such Tranche’s Credit Date, and ending on, and including, the last day of the twenty fourth (24th) month following such Tranche’s Credit Date.

“Insurance Policies” means the insurance policies maintained by the Borrower in accordance with Section 6.6.

“Insurance Premiums” means the annual insurance premiums for the Insurance Policies required to be maintained by the Loan Parties with respect to the Subject Assets under Section 6.6.

“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property, in whatever form, now owned or hereafter acquired.

“Interest Election Request” means a request by the Borrower to Convert or continue a Loan in accordance with Section 2.6 substantially in the form of Exhibit C hereto.

“Interest Payment Date” means each Payment Date.

“Interest Period” means, with respect to any SOFR borrowing, the period commencing on the date of such SOFR borrowing and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

“Interest Rate Protection Agreement” means any Hedge Agreement constituting an interest rate cap agreement or interest rate swap agreement (together with the confirmation and schedules relating thereto), in form and substance reasonably satisfactory to the Borrower, the applicable Counterparty and the Administrative Agent, between the Borrower and such Counterparty and any renewal or replacement thereof, which agreement shall be pledged as Collateral hereunder.

“Interim Report” has the meaning set forth in Section 6.1(k)(i).

“Internal Report” has the meaning set forth in Section 6.1(k)(i).

“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of any losses and investment expenditures) on amounts on deposit in the Pledged Accounts during the applicable Collection Period.

“Involuntary Bankruptcy” means, in respect of any Person, any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which the Borrower is a debtor or any asset of any such entity is property of the estate therein.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” means a joinder to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the applicable Person assumes all rights and obligations of a “Subsidiary Guarantor” and “Loan Party” hereunder.

“Lease Operating Statement” means a report in form and substance reasonably satisfactory to the Administrative Agent prepared by the Borrower covering each of the Proved Oil and Gas Properties of the Loan Parties and detailing on a monthly basis the Hydrocarbon production volumes, revenues, associated lease operating expenses, taxes and other expenses for such Proved Oil and Gas Properties in form and substance reasonably satisfactory to the Administrative Agent.

“Lender” and “Lenders” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a lender party hereto pursuant to an Assignment Agreement (in each case, other than any such Person that ceases to be a Lender pursuant to an Assignment Agreement).

“Lender Hedge Counterparty” means any Approved Counterparty pursuant to clause (a) of the definition thereof.

“Lending Office” means the office or offices of any Lender set forth in its Administrative Questionnaire, as updated from time to time in writing from such Lender to the Administrative Agent.

“Lien” means any mortgage, deed of trust, deed to secure debt, or pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement), or any other arrangement and/or agreement of any kind pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Loan” means a loan made pursuant to Section 2.1 or Section 2.2, as applicable, including the Closing Date Loans and any Delayed Draw Loans.

“Loan Party” or “Loan Parties” means, individually and collectively, Holdings, the Borrower and each Subsidiary Guarantor.

“Loan Request” means a written request, substantially in the form of Exhibit D, properly completed and signed by the Borrower, requesting the making of Loans.

“LTV Ratio” means, with respect to any date of determination and each Tranche of Loans, a ratio equal to (a) the outstanding aggregate principal amount of the Loans under such Tranche divided by (b) the Measured Assets applicable to such Tranche of Loans.

“Management and G&A Expenses” means, without duplication, the fees and expenses owed to the Manager pursuant to the Management Services Agreement on account of the Loan Parties and their Subsidiaries and any other normal and customary expenses and costs incurred in connection with the Oil and Gas Properties of (and attributable to) the Loan Parties that are classified as management fees or general and administrative costs, including, without limitation, consulting fees, employee expenses and salary, rent, supplies, travel, insurance, accounting, legal, engineering and broker related fees.

“Management Fee Cap” means Management and G&A Expenses paid by the Borrower to Manager on each Payment Date for which Loans are outstanding in an amount not to exceed the lesser of (a) the greater of (i)(A) one percent (1.00%) of the aggregate outstanding principal amount of Loans as of the Payment Date on which such Management and G&A Expenses shall be paid to the Manager divided by (B) 12 and (ii) $41,666.67 and (b) the greater of (i) two percent (2.00%) of Net Cash Flow for the Collection Period for which such Payment Date relates (without giving effect to any amounts paid by the Borrower to Manager pursuant to Section 2.8 on such Payment Date) and (ii) $41,666.67; provided that for any Collection Period in which Loans are not outstanding for the entire duration of such Collection Period, the Management and G&A Expenses will be prorated for the number of days in such Collection Period in which Loans were outstanding.

“Management Services Agreement” means that certain Management Services Agreement, dated as of July 1, 2026, by and among the Borrower and Manager (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement).

“Manager” means Presidio Holding Company LLC, a Delaware limited liability company.

“Manager Termination Event” has the meaning assigned to such term in the Management Services Agreement.

“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Material Adverse Effect” means, a material adverse effect on (i) the business, operations, affairs, assets, properties, prospects, financial condition or results of operation of any Loan Party or the Borrower, (ii) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (iii) the ability of any Loan Party, the Manager or the Operator to perform any material obligation under any Transaction Document or the Operating Agreement to which it is a party, (iv) the ability of the Administrative Agent or the Collateral Agent to enforce against any Loan Party, the Manager or the Operator obligations under the Transaction Documents to which such Person is a party in any material respect, or (v) the validity or enforceability against any Loan Party, the Manager or the Operator of any Transaction Document or the Operating Agreement to which such Person is a party.

“Material Contract” means any Contract, agreement, partnership agreement, joint venture agreement, joint development agreement or operating agreement that is material to the ownership or operation of the Subject Assets, including, but not limited to the Management Services Agreement, the Back-Up Management Agreement, the Operating Agreement, the Closing Date Subject Asset Acquisition Agreements, and any Contract governing the acquisition of Additional Assets or Subordinated Swap Obligations.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Loan Party is a party or by which any Oil and Gas Property of any Loan Party is bound, net gas imbalance liabilities of the Loan Parties, considered individually or in the aggregate, in excess of the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets as of such date of determination. Gas imbalances will be determined based on Gas Balancing Agreements, with respect to wellhead imbalances, or gas purchase or transportation agreements, with respect to downstream imbalances, if any, specifying the method of calculation thereof, or, alternatively, if no such Gas Balancing Agreements or gas purchase or transportation agreements, as the case may be, are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in BTU’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation adjusted for location differential and transportation costs based upon the location where the Oil and Gas Property giving rise to the imbalances are located.

“Maturity Date” means (a) with respect to the Closing Date Tranche, July 31, 2029 and (b) with respect to each Delayed Draw Tranche, the third anniversary of the Credit Date thereof; provided that if any Loans are outstanding as of July 31, 2031 (the “Final Maturity Date”), the Borrower shall repay all outstanding Loans on such date.

“Maximum Rate” means the highest lawful and non-usurious rate of interest applicable to the Loans, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Loans and the Obligations under Applicable Law to the extent allowed by such Applicable Laws.

“Measured Assets” means, as of any date of determination, (a) the sum of (i) the discounted present value (using a ten percent (10.0%) discount rate) of the projected net cash flows from the Subject Assets categorized as proved, developed and producing, using commodity strip prices based on prevailing forward curves and basis differentials provided by the Administrative Agent which are consistent with forward curves and basis differentials used by the Administrative Agent in its lending and/or commodity derivative activities; provided, that the Administrative Agent shall give deference to NYMEX Pricing (to the extent that NYMEX Pricing provides an applicable substantive equivalent thereto) with respect to crude oil and natural gas as of the subject date of the most recently delivered quarterly Reserve Report hereunder, as applicable, as calculated in such most recently Reserve Report delivered hereunder (or to the extent the Borrower has failed to deliver a Reserve Report in accordance with Section 6.1(k), as determined by the Administrative Agent in its reasonable discretion and consistent with customary practices for similar lending arrangements) (the “PDP-10”), and (ii) the positive or negative aggregate mark-to-market value (based on a discounted present value calculation using a ten percent (10.0%) discount rate) using commodity strip prices based on prevailing forward curves and basis differentials provided by the Administrative Agent which are consistent with forward curves and basis differentials used by the Administrative Agent in its lending and/or commodity derivative activities; provided, that the Administrative Agent shall give deference to NYMEX Pricing (to the extent that NYMEX Pricing provides an applicable substantive equivalent thereto) with respect to crude oil and natural gas as of such date of determination of all Hedge Agreements, calculated in the aggregate for all Hydrocarbons hedged, calculated on an annual basis, minus (b) the estimated plugging and abandonment costs (based on a discounted present value calculation using a ten percent (10.0%) discount rate) of the Loan Parties’ wells and related assets at the time of such determination.

“Measurement Period” means, as of any date of determination, the six (6) month period ending on such date.

“Moody’s” means Moody Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Administrative Agent and the other holders of Secured Obligations, on real property of the Loan Parties, including any amendment, restatement, modification or supplement thereto.

“Mortgage Requirement” means the Administrative Agent shall have received duly executed Mortgages delivered by the Loan Parties with respect to (a) on the Closing Date, (i) ninety-five percent (95%) of the PV-10 of the Loan Parties acquired on the Closing Date and (ii) 80% of the PDP-10 and book value of all other Oil and Gas Properties of the Loan Parties included in the Initial Reserve Report and (b) as of any date of determination thereafter, and in any event no sooner than following the second full fiscal quarter ended after the Closing Date, on which the Mortgage Requirement is required to be satisfied, ninety percent (90%) of the PV-10 of all Proved Oil and Gas Properties of the Loan Parties as of such date.

“Mortgaged Properties” means all present and future Oil and Gas Properties of the Loan Parties in which the Loan Parties have granted or do hereafter grant a mortgage or Lien to or for the benefit of Collateral Agent for the benefit of the Secured Parties.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA to which any Loan Party or its ERISA Affiliate has any current or contingent liability.

“Net Cash Flow” means, with respect to each Collection Period, (a) the sum or difference of, as applicable, (i) the proceeds of proved, developed and producing Subject Assets deposited in the Facility Collection Account during such Collection Period and (ii) the proceeds from Hedge Agreements received by the Loan Parties during such Collection Period minus (b) the sum of (i) amounts payable pursuant to Section 2.8(a) and Section 2.8(b) on the Payment Date for such Collection Period and (ii) amounts paid by the Loan Parties pursuant to Hedge Agreements during such Collection Period.

“Net Proceeds” means, with respect to any Prepayment Event and each Tranche, (a) the proceeds received in respect of such event in cash or Cash Equivalents attributable to such Tranche, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but only as and when received, (ii) in the case of a Casualty Event, insurance proceeds that are actually received in cash and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received in cash, minus (b) all fees and out-of-pocket expenses attributable to such Tranche paid by the Borrower and its Subsidiaries in connection with such event (including reasonable and documented attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes and similar taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), minus (c) the amount of any liabilities attributable to such Tranche directly associated with such asset and retained by the Borrower and its Subsidiaries, minus (d) the amount of all taxes attributable to such Tranche paid (or reasonably estimated by the Borrower in good faith to be payable) with such proceeds, minus (e) the amount of any costs attributable to such Tranche associated with unwinding any related swap, including any termination payments payable to Approved Counterparties, minus (f) the amount of any reserves attributable to such Tranche established by Holdings, the Borrower and their respective Subsidiaries to fund contingent liabilities reasonably estimated by the Borrower in good faith to be payable, that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt at such time of Net Proceeds in the amount of such reduction.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.4 and (b) has been approved by the Requisite Lenders.

“Non-Lender Hedge Counterparty” means any Approved Counterparty pursuant to clause (b) or (c) of the definition thereof.

“Non-U.S. Lender” has the meaning assigned to it in Section 13.8(f).

“Note(s)” means, individually and collectively, the Notes payable to the order of a Lender, executed by the Borrower evidencing the Commitment of, and Loans made by, such Lender, substantially in the form of Exhibit E.

“NYMEX Pricing” means, as of any date of determination with respect to any month, (a) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for such month, (b) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, and (c) for natural gas liquids, the closing settlement price for each natural gas liquid component’s Mont Belvieu (OPIS) futures contract for such month, in each case as published by CME Group / NYMEX on its website currently located at www.cmegroup.com, or any successor thereto (as such price may be corrected or revised from time to time by CME Group / NYMEX in accordance with its rules and regulations).

“Obligations” means, without duplication, all present and future obligations under this Agreement, any other Indebtedness and liabilities of any Loan Party to the Agents and the Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in each case under any of the Transaction Documents, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by any Agent or any Lender on behalf of or for the benefit of any Loan Party for any reason at any time, and including, in each case, obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any Loan Party.

“Observer” means any party engaged by or on behalf of the Borrower in accordance with the Back-Up Management Agreement.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means all Hydrocarbons that are, at the time in question, owned by any of the Loan Parties.

“Operating Agreement” means that certain Master Joint Operating Agreement, dated as of July 1, 2026, by and between the Operator and the Borrower, as the same may be amended, modified and/or supplemented from time to time pursuant to the terms of this Agreement.

“Operator” means Presidio Petroleum LLC, a Delaware limited liability company,

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, its by-laws, as amended, and any stockholders’ agreement, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (v) with respect to any trust, its declaration of trust. In the event any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or Administrative Agent and the jurisdiction imposing such tax (except for connections arising from such Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Lender” has the meaning assigned to it in Section 13.7.

“Other Taxes” has the meaning assigned to it in Section 13.8(b).

“Over Hedge Payments” means any amounts owed to Approved Counterparties in connection with any required termination, assignment, novation or unwinding of a Hedge Agreement.

“Parent Company” means (a) Holdings and (b) any other Person or group of Persons who directly or indirectly own Equity Interests in the Borrower.

“Participant” has the meaning assigned to it in Section 12.2(d).

“Participant Register” has the meaning assigned to it in Section 12.2(d).

“Participating Lender” means, with respect to each Delayed Draw Tranche, each Lender who agrees to fund Delayed Draw Loans pursuant to such Delayed Draw Tranche.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001), as amended.

“Payment Date” means the date that is the twenty-fifth (25th) calendar day of each calendar month, commencing with September 25, 2026.

“Payment Date Report” has the meaning assigned to it in Section 6.1(j).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“PDP-10” has the meaning assigned to it in the definition of “Measured Assets”.

“Pension Plan” means any employee benefit plan, other than a Multiemployer Plan, that is subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA in respect of which any Loan Party or ERISA Affiliate has any current or contingent liability.

“Permitted Hedge Agreement” means any Interest Rate Protection Agreement or Commodity Hedge Agreement permitted by Section 7.18.

“Permitted Indebtedness” means Indebtedness permitted by Section 7.1.

“Permitted Liens” means those Liens permitted by Section 7.3.

“Person” means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Plan” means any (a) “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) “plan” as defined in and subject to Section 4975 of the Code, or (c) Person whose assets include (for purposes of ERISA Section 3(42) or for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Pledged Accounts” means, collectively, the Facility Collection Account and the Debt Service Reserve Account, pledged to the Collateral Agent pursuant to this Agreement and subject to Account Control Agreements.

“Prepayment Event” means: (a) with respect to any individual Tranche, any sale, transfer or other Disposition (including Casualty Events) of any Collateral or other assets or properties of the Borrower or any other Loan Party attributable to such Tranche (other than the sale, transfer or Disposition of Hydrocarbons in the ordinary course of business or any Disposition made pursuant to Section 7.9(d)) resulting in Net Proceeds exceeding the greater of (x) $1,000,000 and (y) 1.00% of Measured Assets in the aggregate of the Loan Parties with respect to all Net Proceeds of such Dispositions (including Casualty Events) during the term of this Agreement for all Tranches; (b) the incurrence by the Borrower or any other Loan Party of any Indebtedness, other than Permitted Indebtedness; or (c) with respect to any individual Tranche, the occurrence of an Exit Transaction as to such Tranche.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Distribution Amount” means, with respect to any Payment Date for any Tranche, the Scheduled Principal Distribution Amount for such Tranche plus any principal amounts of such Tranche previously due and unpaid (including from prior Payment Dates).

“Priority of Payments” has the meaning assigned to it in Section 2.8.

“Proceeds” means, with respect to any portion of the Collateral, all “proceeds” as such term is defined in Article 9 of the UCC, including, whatever is receivable or received when such portion of Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

“Production Tracking Ratio” means, with respect to each Tranche and any date of determination, the quotient of (a) the aggregate production volume of proved, developed and producing Tranche Assets actually realized over the six (6) month period prior to such date of determination for which such data is available and has been delivered to the Administrative Agent, over (b) the aggregate production volume with respect to such Tranche Assets projected in the most recent Reserve Report for such period.

“Pro Rata Share” means (i) for all funding matters hereunder, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the unfunded Commitment of such Lender at such time and the denominator of which is the aggregate unfunded Commitments of all Lenders at such time, and (ii) with respect to all other matters, including the receipt of payments hereunder, with respect to each Lender at any time, the Pro Rata Share shall be determined based on each such Lender’s pro rata share of the aggregate Total Outstandings at such time.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, and, with respect to the Loan Parties, shall include the Mortgaged Properties.

“Proved Oil and Gas Properties” means collectively, (a) all Oil and Gas Properties which constitute “proved oil and gas reserves,” “proved developed producing oil and gas reserves,” “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and “proved undeveloped oil and gas reserves,” as such terms are defined in the Definitions for Oil as Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question, and (b) all Oil and Gas Properties which constitute other categories of proved reserves recognized by (x) the Society of Petroleum Evaluation Engineers (or any generally recognized successor), or (y) the SEC.

“PV-10” means the discounted present value (using a ten percent (10.0%) discount rate) of the projected net cash flows from the Subject Assets categorized as proved using commodity strip prices based on prevailing forward curves and basis differentials provided by the Administrative Agent which are consistent with forward curves and basis differentials used by the Administrative Agent in its lending and/or commodity derivative activities; provided, that the Administrative Agent shall give deference to NYMEX Pricing (to the extent that NYMEX Pricing provides an applicable substantive equivalent thereto) with respect to crude oil and natural gas as of the subject date of the most recently delivered quarterly Reserve Report hereunder, as applicable, as calculated in such most recently Reserve Report delivered hereunder (or to the extent the Borrower has failed to deliver a Reserve Report in accordance with Section 6.1(k), as determined by the Administrative Agent in its reasonable discretion and consistent with customary practices for similar lending arrangements).

“QFC Credit Support” has the meaning assigned to such term in Section 12.12.

“Qualified ECP” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty of such Loan Party, or the grant by such party of a security interest or lien to secure becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a “keepwell” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Collar Transaction” means (a) any two-way costless collar transaction where (i) the “put” price is no less than ninety percent (90%) of the then-applicable fair market price at the time such Qualifying Collar Transaction is entered into and (ii) the “call” price is no greater than one hundred ten percent (110%) of the then-applicable fair market price at the time such Qualifying Collar Transaction is entered into and (b) any other collar transaction that is acceptable in writing (which such written acceptance may be communicated, without limitation, by e-mail correspondence from the Administrative Agent to the Borrower) to the Administrative Agent and the Requisite Lenders in their sole discretion.

“Quarterly Determination Date” means each Payment Date in the months of March, June, September and December.

“Quarterly Determination Period” means, with respect to each Quarterly Determination Date, the four full Collection Periods most recently ended prior to such Quarterly Determination Date.

“Rating Agency” means Fitch, Moody’s or S&P.

“Receipt” has the meaning assigned to it in Section 12.5(a).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning assigned to it in Section 2.4(b).

“Related Parties” means, with respect to any Person, any partner, member, shareholder, principal or Affiliate of such Person.

“Release” means any release, spill, emission, leaking, pumping, injection, placing, escaping, dumping, disposal, migration or leaching of Hazardous Materials into the environment, including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material. “Released” has a correlative meaning.

“Remedial Action” means all actions required under Environmental Law or any permit thereunder to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Release of Hazardous Materials.

“Requisite Lenders” means, as of any time of determination, (a) if there is only one (1) Lender, such Lender, (b) if there are only two (2) Lenders, both of such Lenders, and (c) if there are three (3) or more Lenders, Lenders holding Total Outstandings representing more than fifty percent (50.0%) of the sum of the Total Outstandings at such time; provided, that as of any date of determination on which there are no Total Outstandings and any of the Permitted Hedge Agreements with Approved Counterparties that are Secured Parties remain outstanding or any payments thereunder are due and owing to such Secured Parties, including the termination value, remain unpaid, “Requisite Lenders” means the Approved Counterparties that are Secured Parties until such time that all of the Permitted Hedge Agreements with the Approved Counterparties that are Secured Parties have terminated and all payments thereunder which are due and owing to such Secured Parties, including the termination value, have been paid in full.

“Requisite Tranche Lenders” means, as of any time of determination and with respect to each Tranche, (a) if there is only one (1) Lender in such Tranche, such Lender, (b) if there are only two (2) Lenders in such Tranche, both of such Lenders, and (c) if there are three (3) or more Lenders in such Tranche, Lenders holding Total Tranche Outstandings representing more than fifty percent (50.0%) of the sum of such Tranche’s Total Tranche Outstandings at such time.

“Reserve Report” means each report in a substantially similar form as the Initial Reserve Report and otherwise in form and substance reasonably satisfactory to Administrative Agent (including, without limitation, the use of satisfactory methodologies and risk analyses) (a) evaluating the oil and gas reserves attributable to all of the Proved Oil and Gas Properties attributable to the Oil and Gas Properties of the Borrower and the other Loan Parties located in the United States of America, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon economic assumptions consistent with the Administrative Agent’s lending requirements at the time, (b) containing a supplement prepared by the Borrower setting forth an updated Schedule 5.11(b) and Schedule 5.11(d), as applicable, and (c) containing such other information as reasonably requested by the Administrative Agent or the Requisite Lenders.

“Responsible Officer” means, as to any Loan Party, the president, any Financial Officer or any vice president of such Loan Party (or of Prometheus Holdings LLC on behalf of such Loan Party). Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” has the meaning assigned to it in Section 7.5.

“Restricted Payment Conditions” means, as of the time of making any Restricted Payment, both before and after giving effect to such Restricted Payment: (a) no Event of Default shall have occurred or be continuing, (b) the Loan Parties are in pro forma compliance with each of the Financial Covenants, (c) the Available Funds for all Tranches for such fiscal quarter have first been fully and properly applied in accordance with Section 2.8(a) through (i), and (d) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower as to the satisfaction and compliance with the foregoing conditions set forth in clauses (a) through (c) of this definition.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation, and any successor thereto that is a nationally recognized rating agency.

“Sanctions Laws” has the meaning assigned to it in Section 5.22.

“Scheduled Principal Distribution Amount” means, for each Tranche, the “Mandatory Amortization” set forth in the Amortization Schedule.

“SDN List” has the meaning assigned to it in Section 5.22.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Step-Up Period” means, for each Tranche, the period commencing on the first day of the twenty fifth (25th) month following such Tranche’s Credit Date, and ending on the date all Obligations in respect of such Tranche are paid in full.

“Secured Obligations” means (a) the Obligations and (b) the Secured Swap Obligations.

“Secured Party” means the Administrative Agent, the Collateral Agent, each Lender, Approved Counterparty (for the avoidance of doubt, only to the extent such Approved Counterparty is either (a) a Lender, a former Lender (and was a Lender at the time of entry into such Hedge Agreement (or, solely with respect to any Hedge Agreement entered into prior to the Closing Date, is a Lender or an Agent (or any Affiliate of the foregoing) as of the Closing Date) for which the obligations thereunder constitute Secured Swap Obligations), Agent, or Affiliate thereof or (b) otherwise a party to the Swap Intercreditor Agreement).

“Secured Swap Obligations” means (a) any obligations of the Loan Parties under any Hedge Agreement and (b) the due and punctual payment and performance of all obligations of the Loan Parties and their Subsidiaries under any Hedge Agreement, in each case of the foregoing clauses (a) and (b), solely to the extent that any such Hedge Agreement is (or was) entered into on a secured basis with an Approved Counterparty that is a Secured Party; provided, further, that (x) with respect to any Loan Party, Excluded Swap Obligations of such Loan Party shall not constitute Secured Swap Obligations, and (y) in no event shall any Subordinated Swap Obligations be included or treated as “Secured Swap Obligations” or “Secured Obligations” herein or in any of the other Transaction Documents unless and until the Administrative Agent has expressly consented in writing to the inclusion of such Subordinated Swap Obligations in the Swap Obligations (as defined in the Swap Intercreditor Agreement). For purposes of clarity, (i) the obligations under the Hedge Agreements listed on Schedule 5.29 as of the Closing Date, in each case, to the extent entered into with an Approved Counterparty that is a party to the Swap Intercreditor Agreement as of the Closing Date and (ii) any other and any other Initial Hedges (as defined in the Swap Intercreditor Agreement), shall be considered Secured Swap Obligations.

“Securities Account” has the meaning given to such term in the UCC.

“Security Documents” means this Agreement, the Ultimate Parent Limited Guarantee, each Account Control Agreement, the Swap Intercreditor Agreement, each Mortgage and any pledge, security, other agreement or instrument delivered in connection therewith as required pursuant to this Agreement or any other Transaction Document to create or perfect the Liens in the Collateral.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at Term SOFR, other than pursuant to clause (c) of the definition of Base Rate.

“Solvent” means, with respect to the Loan Parties, taken as a whole, that as of the date of determination, (a) the sum of the Loan Parties’ debt (including contingent liabilities) does not exceed the present fair saleable value of the Loan Parties’ present assets; (b) the Loan Parties’ capital is not unreasonably small in relation to their business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Loan Parties have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and the Loan Parties are not insolvent within the meaning of any Debtor Relief Law. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Change of Control” means the occurrence of any event or condition in which the Operator and/or Manager ceases to be a Controlled Affiliate of the Borrower.

“Specified Equity Contribution” means any direct or indirect investment in the Borrower to cure a breach of Section 7.26 pursuant to Section 9.2 (and designated in writing at or about the time made as being a Specified Equity Contribution) in cash in the form of a capital contribution to, and actually directly received by, the Borrower.

“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (as determined prior to giving effect to Section 14.11).

“Subject Asset Operating Expenses” means with respect to any measurement period, without duplication, all costs and expenses of operating and maintaining the Subject Assets and related assets or property (including utilities and maintenance Capital Expenditures) (but excluding (x) the Management and G&A Expenses, (y) the cost of portfolio support personnel provided by the Manager and (z) any local or other property and similar taxes (including payments in lieu of taxes) other than any ad valorem and severance taxes which such taxes shall be included as Subject Asset Operating Expenses), payable with respect to the Subject Assets during such measurement period. For purposes of clarity, Subject Asset Operating Expenses shall not include, in any event, discretionary capital expenditures or expenditures in connection with developing any Subject Assets.

“Subject Assets” means, collectively, the Closing Date Subject Assets and any Additional Assets, collectively, and all of the Loan Parties’ right, title and interest whether now or hereafter acquired, and wherever located, in and thereto, and all monies received thereon and in respect thereof.

“Subject Asset Transfers” means, collectively, (i) the Closing Date Subject Assets Transfer, and (ii) any other direct or indirect, contribution, sale and/or other transfer of Additional Assets to the applicable Loan Parties after the Closing Date, including pursuant to Section 2.14.

“Subordinated Swap Obligations” has the assigned to such term in the Swap Intercreditor Agreement; provided, however, that the Subordinated Swap Obligations shall not include any amounts or obligations to which the Administrative Agent has expressly consented in writing to the inclusion thereof in the definition of “Swap Obligations” (as defined in the Swap Intercreditor Agreement).

“Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person meeting this definition of “Subsidiary” or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the voting interests or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person meeting this definition of “Subsidiary” or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and (ii) such Person or any subsidiary of such Person meeting this definition of “Subsidiary” is a controlling general partner or otherwise directly or indirectly controls such entity. Unless otherwise specified, “Subsidiary” means any Subsidiary of the Borrower.

“Subsidiary Guarantor” means, subject to Section 14.1, each Subsidiary of the Borrower or Holdings formed or acquired after the Closing Date.

“Supported QFC” has the meaning assigned to such term in Section 12.12.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among J. Aron & Company LLC, a New York limited liability company, and Citizens Bank, N.A. as the initial approved secured counterparties, each of the other Approved Counterparties party thereto, as an approved secured counterparty, the Collateral Agent, and the Loan Parties, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such relevant Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan during such time as interest thereon accrues at a rate of interest based upon Term SOFR, other than pursuant to clause (c) of the definition of Base Rate.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR for a tenor of three (3) months.

“Termination Date” means the first date on which (i) all Commitments have expired or terminated, (ii) the principal of, and interest on, each Loan, all amounts owing in respect of Secured Swap Obligations and all fees, expenses and other Secured Obligations (other than indemnity obligations under the Transaction Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been paid in full in cash, and (iii) all Hedge Agreements on account of Secured Swap Obligations have expired or been terminated (other than such Hedge Agreements with respect to which other arrangements satisfactory to the applicable Approved Counterparty that is a Secured Party in its sole discretion have been made).

“Title Requirement” means the Administrative Agent shall have received title information in form and substance reasonably satisfactory to the Administrative Agent with respect to (a) on the Closing Date, (i) ninety-five percent (95%) of the PDP-10 of the Loan Parties acquired on the Closing Date and (ii) 80% of the PDP-10 and book value of all other Oil and Gas Properties of the Loan Parties included in the Initial Reserve Report and (b) as of any date of determination thereafter, and in any event no sooner than following the second full fiscal quarter ended after the Closing Date, on which the Title Requirement is required to be satisfied, ninety percent (90%) of the PV-10 of all Proved Oil and Gas Properties of the Loan Parties as of such date.

“Total Outstandings” means, as of any date of determination, the aggregate outstanding principal amount of all Loans as of such date.

“Total Tranche Outstandings” means, as of any date of determination, and with respect to each Tranche, the aggregate outstanding principal amount of all Loans under such Tranche as of such date.

“Tranche” means the Closing Date Tranche and/or the applicable Delayed Draw Tranche(s), as the context may require.

“Tranche Assets” means, with respect to any Tranche, the Subject Assets financed in whole or in part by such Tranche (or otherwise contributed and allocated to such Tranche in accordance with the terms hereof).

“Transaction Costs” means the fees, premiums, expenses and other transaction costs payable or otherwise borne by the Manager, Holdings, the Borrower and/or their respective subsidiaries in connection with the Transactions.

“Transaction Documents” means, collectively and each individually, (i) each of the Closing Date Transaction Documents, (ii) each (if any) of the Notes, Security Documents or Account Control Agreements executed and delivered on or after the Closing Date and (iii) any other agreements, documents, instruments and certificates executed or delivered by a Loan Party on or after the Closing Date in connection with any of the foregoing and designated by the Borrower and the Administrative Agent as a “Transaction Document.” Any reference in this Agreement or any other Transaction Document to a Transaction Document shall include all appendices, exhibits and/or schedules thereto.

“Transactions” means, collectively and individually, (a) the Loan Parties’ entry into this Agreement and the borrowing of the Loans and use of proceeds thereof, (b) the distribution by the Borrower of the proceeds of the Closing Date Loans to the Closing Date Sellers in an amount equal to the amount of funds necessary to finance the Borrower’s acquisition of the Closing Date Subject Assets, (c) the consummation of the Closing Date Subject Assets Transfers, (d) the execution of the Operating Agreement, (e) the execution and delivery of each other Transaction Document; and (f) the payment of all Transaction Costs (including original issue discount or upfront fees).

“Trigger Based Cash Flow Sweep Event” means the occurrence of any of the following for such applicable Collection Period with respect to the Loan Parties and their respective Subsidiaries for any Tranche: (a) the Debt Service Coverage Ratio as of the last day of the Collection Period for which such Payment Date relates with respect to the Tranche of Closing Date Loans is less than 1.30 to 1.00, (b) the Debt Service Coverage Ratio as of the last day of the Collection Period for which such Payment Date relates with respect to any Tranche of Delayed Draw Loans is less than a ratio to be agreed by the Borrower and the Requisite Lenders for each such Tranche of Delayed Draw Loans in connection with the borrowing thereof, (c) the LTV Ratio as of the last day of the Collection Period for which such Payment Date relates with respect to the Tranche of Closing Date Loans is (i) for the period from the Closing Date through the fifth full fiscal quarter after the Closing Date, greater than sixty five percent (65%) and (ii) following the fifth full fiscal quarter after the Closing Date, greater than sixty percent (60%), (d) the LTV Ratio as of the last day of the Collection Period for which such Payment Date relates with respect to any Tranche of Delayed Draw Loans is greater than a percentage to be agreed by the Borrower and the Requisite Lenders for each such Tranche of Delayed Draw Loans in connection with the borrowing thereof and/or (e) the Production Tracking Ratio as of the last day of the Collection Period for which such Payment Date relates for the applicable Tranche is less than or equal to eighty percent (80%).

“Type” means whether a Loan is a SOFR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Ultimate Parent” means Presidio Production Company, a Delaware corporation.

“Ultimate Parent Limited Guarantee” means that certain Non-Recourse Carve-Out Guaranty, dated as of the Closing Date, by and among Ultimate Parent and the Collateral Agent.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” shall each mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” has the meaning assigned to it in Section 13.8(f).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“WI/NRI Schedule” means a schedule comparing the working and net revenue interests of each well, lease or unit mortgaged to Collateral Agent for the benefit of the Secured Parties to the working and net revenue interests for such properties reflected in the Reserve Report most recently delivered to the Lenders, along with an explanation as to any material discrepancies between the two disclosures.

“Working Interest” means, for any well, that share of costs and expenses associated with the exploration, maintenance, development, and operation of such well that the holder of the interest is required to bear and pay.

1.2 Certain Terms, Interpretation, etc.

(a) All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified, as used in the Transaction Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Transaction Documents, all accounting terms not defined in Section 1.1 or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

(b) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Annex, Schedule or Exhibit shall be to a Section, an Annex, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with practice in, or norms of, the industry in which such Person operates or such Person’s past practice (in each case, as determined by Borrower in good faith). Unless the context requires otherwise (i) any definition of, or reference to, any agreement, instrument or other document herein or in any Transaction Document shall be construed as referring to such agreement, instrument or other document (in each, together with all schedules, exhibits, annexes and other attachments thereto) as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings expressly set forth herein), (ii) any reference to any Applicable Law herein or in any other Transaction Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such Applicable Law, (iii) any reference herein or in any other Transaction Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision hereof, (v) in the computation of periods of time herein or in any other Transaction Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”, (vi) the words “asset” and “property”, when used herein or in any other Transaction Document shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) the words “permitted” shall be construed to also refer to actions or undertakings that are “not prohibited”, and (viii) the word “or” shall be construed to be not exclusive.

1.3 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.4 Timing of Payment and Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

1.5 Accounting Matters.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of ASC 825 on financial liabilities shall be disregarded. In the event that Holdings makes any changes in its accounting treatment or reporting practices, the Administrative Agent and Borrower shall negotiate in good faith to amend any financial covenant-related provisions of this Agreement affected by such change; provided that, until so amended, (i) any financial covenant calculations shall be made as such calculations were made prior to such change and (ii) Borrower shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change. For purposes of determining the permissibility of any action, change, transaction or event that requires a determination of a percentage of PV-10, PDP-10 or Measured Assets, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the PV-10, PDP-10 or Measured Assets occurring after such calculation.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Administrative Agent shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained in this Agreement or any other Closing Date Transaction Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein, and the determination of Indebtedness hereunder, shall be made without giving effect to Financial Accounting Standards Board (FASB) Standard ASC 842 (Leases) (or any other applicable financial accounting standard having a similar result or effect) and related interpretations, in each case, to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the ASC 842.

1.6 [Reserved].

1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to eastern time (daylight or standard, as applicable).

1.8 Other Transaction Documents. The other Transaction Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Transaction Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.

II LOANS, PAYMENTS, INTEREST AND COLLATERAL

2.1 Closing Date Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to (a) provide, on the Closing Date, its Closing Date Loan Commitment to the Borrower in the amount set forth on Annex 1, and (b) make, on the Closing Date, one or more Loans (the “Closing Date Loans”) to the Borrower in Dollars in an aggregate amount not to exceed such Lender’s Closing Date Loan Commitment. Each Lender’s Closing Date Loan Commitment shall terminate immediately and without further action in full immediately upon the funding of the Closing Date Loans. Once borrowed or repaid, the Closing Date Loans may not be reborrowed under the Closing Date Tranche; provided that subject to the terms and conditions contained herein, once Closing Date Loans are borrowed and repaid, the Borrower may reborrow such Loans under a new Delayed Draw Tranche, subject to the Delayed Draw Loan Commitments. The borrowing of Closing Date Loans on the Closing Date shall constitute an individual tranche of Closing Date Loans (such tranche, the “Closing Date Tranche”).

2.2 Delayed Draw Loans.

(a) [Reserved].

(b) Delayed Draw Loans. During the Availability Period, subject to the terms and conditions set forth herein, each Participating Lender severally agrees to provide its Delayed Draw Loan Commitment to make or more Loans (the “Delayed Draw Loans”), to the Borrower in Dollars in an aggregate amount not to exceed such Participating Lender’s Delayed Draw Loan Commitment; provided, that for the avoidance of doubt, the making of any Delayed Draw Loans shall be at the sole discretion of the Participating Lenders. On the date of each borrowing of Delayed Draw Loans, the portion of the Delayed Draw Loan Commitment of each Participating Lender that is funded pursuant to such borrowing shall, immediately after such funding, automatically and permanently be reduced by the amount of the Delayed Draw Loans made by such Participating Lender. Once borrowed or repaid, the Delayed Draw Loans may not be reborrowed under the same Delayed Draw Tranche; provided that subject to the terms and conditions contained herein, once Delayed Draw Loans are borrowed and repaid, the Borrower may reborrow such Delayed Draw Loans under a new Delayed Draw Tranche, subject to the Delayed Draw Loan Commitments. Each borrowing of Delayed Draw Loans shall constitute an individual tranche of Delayed Draw Loans (each such tranche, a “Delayed Draw Tranche”).

2.3 Request for Loan. The Loans shall be made upon the Borrower’s delivery to the Administrative Agent of a Loan Request, appropriately completed and signed by a Responsible Officer of Borrower. Such Loan Request must be received by the Administrative Agent (a) in the case of the Closing Date Loans, not later than 11:00 a.m. one (1) Business Day prior to the Closing Date and (b) in the case of any Delayed Draw Loans, (i) in the case of SOFR Loans, not later than 11:00 a.m. three (3) Business Days prior to the proposed Credit Date and (ii) in the case of Base Rate Loans, not later than 11:00 a.m. one (1) Business Day prior to the proposed Credit Date, in each case, following written consent from the Administrative Agent and the Lenders (in each case, acting in their respective sole discretion) for the borrowing of such Delayed Draw Loans, no later than the time as specified by the Administrative Agent to the Borrower prior to the applicable borrowing date, copies of which shall be distributed to the Lenders with reasonable promptness, but not later than 3:00 p.m. on the same day the Administrative Agent receives such Loan Request from the Borrower. Such Loan Request shall specify the (i) date of such Loan (which shall be a Business Day), (ii) Type of Loan, (iii) aggregate amount of such Loan and (iv) wiring instructions for the disbursement of funds. Each Lender (in the case of Closing Date Loans) and Participating Lender (in the case of Delayed Draw Loans) shall, before 1:00 p.m. on the date of such Loan, make available to the Administrative Agent to the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Loan. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 4.1 (in the case of the Closing Date Loans) or Section 4.3 (in the case of any Delayed Draw Loans), as applicable, the Administrative Agent will make such funds received available to the Borrower in same day funds in accordance with the applicable Funds Flow.

2.4 Register; Notes.

(a) Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) The Administrative Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower, any Lender and any other Person to the extent necessary to establish that such obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount (and each payment of stated interest) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error. The Borrower hereby designates the entity serving as the Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4(b), and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and Affiliates shall constitute “Indemnified Persons.” The parties intend that all extensions of credit pursuant to the Transaction Documents shall at all times be treated as being in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code (and any successor provisions) and the Treasury Regulations thereunder and shall interpret the provisions herein regarding the Register and the Participant Register consistent with such intent.

2.5 Interest on the Loans.

(a) Base Rate Loans. During such periods as any Loan is a Base Rate Loan, interest shall accrue on such Base Rate Loan at a rate per annum equal to the sum of (A) the Base Rate in effect at such time plus (B) the Applicable Margin applicable to Base Rate Loans in effect at such time, in each case as determined by the Administrative Agent, payable in arrears on each Payment Date.

(b) SOFR Loans. During such periods as any Loan is a SOFR Loan, interest shall accrue on such SOFR Loan at a rate per annum equal to the sum of (A) Term SOFR in effect at such time plus (B) the Applicable Margin applicable to SOFR Loans in effect at such time, in each case as determined by the Administrative Agent, payable in arrears on each Interest Payment Date. Each SOFR Loan shall have an Interest Period of one (1) month.

(c) Default Rate. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of any Event of Default, interest on all Obligations shall accrue at the applicable Default Rate to the fullest extent permitted by Applicable Law. All such interest in this Section 2.5(c) shall be payable in cash on demand of the Administrative Agent or the Requisite Lenders.

(d) Computation of Interest. Interest on the Loans and all other Obligations owing to the Lenders shall be computed on the basis of a 360-day year and shall be charged for the actual number of days elapsed during any Interest Period or other accrual period.

(e) Interest Laws. Notwithstanding any provision to the contrary contained herein or in the Note or the other Transaction Documents, the Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law (the “Excess Interest”). If any Excess Interest is provided for, whether in the Default Rate, through any contingency or event, or otherwise, or is determined by a court of competent jurisdiction to have been provided for herein or in the Note or in any of the other Transaction Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that any Lender may have received hereunder shall be, at such Lender’s option, to the fullest extent provided by applicable law: (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof or (c) any combination of the foregoing; (4) the Applicable Margin provided for herein shall be automatically reduced to the Maximum Rate, and this Agreement, the Note and the other Transaction Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Borrower shall not have any action against any Lender for any monetary damages arising out of the payment or collection of any Excess Interest, other than arising solely from any Lender’s gross negligence or willful conduct in exercising its remedies under this Section 2.5(e). Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under the Note of any Lender, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until such Lender shall have received or accrued the amount of interest which such Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Applicable Margin shall be applicable during any time when the Default Rate would have been applicable hereunder; provided, however, that if the Maximum Rate is greater or lesser than the Applicable Margin, then the foregoing provisions of this paragraph shall apply.

(f) Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement, Administrative Agent will have the right, with the consent of the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document, and the Lenders hereby (i) authorize and direct the Administrative Agent to make any Benchmark Replacement Conforming Changes (and to enter into any modifications to this Agreement or other Transaction Documents implementing such Benchmark Replacement Conforming Changes) and (ii) acknowledge and agree that the Administrative Agent shall be entitled to all of the exculpations, protections and indemnifications provided for in this Agreement in favor of the Administrative Agent in implementing any Benchmark Replacement Conforming Changes (or in entering into any modifications to this Agreement or the other Transaction Documents implementing the same).

(g) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(ii) Administrative Agent will promptly notify all the parties hereto of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

(iii) Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document except as otherwise expressly set forth herein.

(iv) Other than as expressly set forth in this Agreement, the Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Reference Rate (or any other applicable Benchmark) or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as directed by the Requisite Lenders), any termination date relating to the Term SOFR Reference Rate (or any other applicable Benchmark), (ii) to select determine or designate any alternative rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any other modifier to any alternative rate or (iv) to determine whether or what alternative rate changes are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Reference Rate (or any other applicable Benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of the Requisite Lenders in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to any alternate replacement index to the Term SOFR Reference Rate, including without limitation, whether the composition or characteristics of any such alternate replacement index to the Term SOFR Reference Rate will be similar to, or produce the same value or economic equivalence of, the Term SOFR Reference Rate or have the same volume or liquidity as did the Term SOFR Reference Rate prior to its discontinuance or unavailability.

2.6 Optional Conversion of Loans. The Borrower may on any Business Day, upon written notice given to the Administrative Agent in the form of an Interest Election Request not later than 11:00 a.m. on the third (3rd) Business Day prior to the date of the proposed Conversion or continuation, (x) Convert Loans of one Type comprising the same Loan into Loans of the other Type or (y) continue Loans of one Type as a Loan of the same Type. Each such Interest Election Request shall specify (a) the date of such Conversion or continuation (which date shall be a Payment Date) and (b) the Loans to be Converted or continued (and whether the resulting Loan is to be a Base Rate Loan or a SOFR Loan). Each Interest Election Request shall be irrevocable and binding on the Borrower. If the Borrower fails to notify the Administrative Agent that a SOFR Loan shall be Converted or continued by the end the Interest Period applicable to such SOFR Loan, such SOFR Loan shall continue as a SOFR Loan for an Interest Period of one (1) month.

2.7 Prepayments and Repayments of the Loans.

(a) Voluntary Prepayments. The Borrower may, upon prior written notice to the Administrative Agent provided to the Administrative Agent no later than 2:00 p.m. three (3) Business Days prior to the proposed prepayment date in the case of a SOFR Loan or (y) no later than 11:00 a.m. one (1) Business Day prior to the proposed prepayment date in the case of a Base Rate Loan (which notice shall state the proposed date and aggregate principal amount of the prepayment), and if such notice is given the Borrower shall, prepay the outstanding principal amount of such Loans in whole or ratably in part, in a minimum aggregate amount of at least $5,000,000 or any integral multiples of $1,000,000 in excess thereof or if less than $5,000,000, the remaining outstanding principal amount to the Loans, together with accrued interest to the date of such prepayment on the principal amount prepaid. All voluntary prepayments pursuant to this Section 2.7(a) shall be without penalty or fee to Borrower.

(b) Mandatory Prepayments.

(i) Excess Cash Flow Sweep. In accordance with Section 2.8, commencing with (A) in the case of the Closing Date Tranche, the Collection Period for which the September 25, 2026 Payment Date relates and (B) in the case of any Delayed Draw Tranche, the third full Collection Period following the borrowing of such Delayed Draw Tranche, the Borrower shall pay to the Administrative Agent, in respect of the principal of the Loans for such Tranche, for the ratable benefit of such Tranche’s Lenders, the applicable Excess Cash Flow Sweep Amount on each Payment Date.

(ii) Dispositions; Issuance of Indebtedness; Exit Transaction. In the event and on each occasion that any Net Proceeds are received by the Borrower or any other Loan Party in respect of any Prepayment Event, (x) the Borrower shall furnish the Administrative Agent with notice thereof pursuant to Section 2.7(c) and (y) within two (2) Business Days (or, in the case of an Exit Transaction, within one (1) Business Day) of receipt of such Net Proceeds, the Borrower shall pay to the Administrative Agent, in respect of the principal of the Loans, for the ratable benefit of such Tranche’s Lenders, an aggregate amount equal to one hundred percent (100%) of the amount of such Net Proceeds (provided that in the event of a Prepayment Event described in clause (b) of the definition thereof, such Net Proceeds shall be applied pro rata against all Tranches).

(iii) Hedge Termination. Any net amounts received by the Borrower in connection with any termination, assignment, novation or unwinding of a Hedge Agreement (a “Borrower Hedge Receipt”) attributable to a particular Tranche shall be either (A) promptly, and in any event within five (5) Business Days (and to the extent any replacement Hedge Agreement is not entered into within five (5) Business Days of receipt, apply such net amounts in accordance with clause (B)), applied to the acquisition of a replacement Hedge Agreement for such Tranche (with notice given pursuant to Section 2.7(c)), or (B) to the extent not applied pursuant to clause (A), the Borrower shall pay one hundred percent (100%) of such Borrower Hedge Receipt amounts to the Administrative Agent, in respect of the principal of the Loans, for the ratable benefit of such Tranche’s Lenders concurrently upon receipt thereof.

(iv) Specified Equity Contribution. Concurrently upon the receipt by the Borrower or any Loan Party of a Specified Equity Contribution, the Borrower or such Loan Party shall pay to the Administrative Agent, in respect of the principal of the Loans for the applicable Tranche, for the ratable benefit of the Lenders of such Tranche, one hundred percent (100%) of the Specified Equity Contribution received.

(c) Notification and Application of Prepayments. The Borrower shall notify the Administrative Agent by email or other written transmission of any voluntary prepayment of the Loans under Section 2.7(a) not later than the deadline set forth in Section 2.7(a). By no later than 2:00 p.m., three (3) Business Days prior to any prepayment of the Loans under Section 2.7(b), the Borrower shall notify the Administrative Agent by email or other written transmission, and include the amount of the applicable prepayment. Promptly following Receipt of any notice of prepayment, the Administrative Agent shall advise each applicable Lender of the contents thereof, and of the amount of such Lender’s share of such prepayment. Each such prepayment shall be applied to the Loans of the applicable Lenders in accordance with their respective pro rata share of such Tranche, except as otherwise noted above in Section 2.7(b).

(d) Repayment of Loans.

(i) The Borrower shall repay outstanding Loans in accordance with the Amortization Schedule and Section 2.8.

(ii) To the extent not previously paid, on the applicable Maturity Date for each Tranche of Loans, the Borrower shall repay all Loans outstanding under such Tranche on such date.

(e) All prepayments of the Loans pursuant to Sections 2.7(a), 2.7(b) or 2.7(d) shall be accompanied by accrued interest to the date of prepayment, together with any amounts payable pursuant to Section 3.2.

2.8 Priority of Payments. On each Payment Date, Available Funds attributable to each Tranche shall be allocated and distributed by the Borrower pursuant to the following priorities (the “Priority of Payments”):

(a) first, pro rata (i) to the Administrative Agent, for (A) the Administrative Agent’s fees (including the Administrative Agent Fee) with respect to such Payment Date to the extent such fees are Administrative Expenses payable to the Administrative Agent in its capacity as such plus (B) without duplication of any fees payable pursuant to clause (A), any Administrative Expenses and indemnities payable to the Administrative Agent, (ii) to the Back-Up Manager, the Back-Up Management Fee for such Payment Date and (iii) to the Account Bank for the payment of any fees, expenses or indemnities payable to the Account Bank in connection with the administration of the Pledged Accounts; provided that the amounts payable pursuant to this clause (a) shall be prorated by such Tranche’s pro rata share of the Total Outstandings as of such Payment Date;

(b) second, (i) subject to the to the Management Fee Cap, to the Manager, (A) the Management and G&A Expenses with respect to such Payment Date and any accrued and unpaid Management and G&A Expenses and (B) Administrative Expenses payable to the Manager, in each case, pursuant to the Management Services Agreement and (ii) to the Back-Up Manager, Administrative Expenses payable to the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that the amounts payable pursuant to this clause (b) shall be prorated by such Tranche’s pro rata share of the Total Outstandings as of such Payment Date;

(c) third, pro rata and pari passu, (i) to the Approved Counterparties, pro rata, any ordinary course settlement payments due and payable by the Loan Parties under the Hedge Agreements (other than any breakage or termination amounts or Over Hedge Payments) attributable to such Tranche’s Tranche Assets and (ii) pro rata, to the Administrative Agent, for distribution to the Lenders, in respect of interest due as of such Payment Date with respect to the Loans of such Tranche;

(d) fourth, to the Debt Service Reserve Account until the amount on deposit therein equals the Debt Service Reserve Required Amount attributable to such Tranche as of such date;

(e) fifth, to the Approved Counterparties, pro rata, any Over Hedge Payments (including any due and unpaid interest on such Over Hedge Payments) attributable to such Tranche’s Tranche Assets;

(f) sixth, pro rata and pari passu (i) to the Approved Counterparties, pro rata, any breakage or termination amounts due and payable by the Loan Parties under the Hedge Agreements attributable to such Tranche’s Tranche Assets and (ii) pro rata, to the Administrative Agent, for distribution to the Lenders, as payment of principal on the Loans of such Tranche, the applicable Principal Distribution Amount and Additional Amortization Amount due for such Loans with respect to such Payment Date (including amounts owing from prior Payment Dates);

(g) seventh, to the Administrative Agent, for distribution to the Lenders on a pro rata basis, the Excess Cash Flow Sweep Amount of any remaining Available Funds, as a repayment of the outstanding principal balance of the Loans of such Tranche;

(h) eighth, pro rata and pari passu, to the Secured Parties, any other amounts constituting Secured Obligations with respect to such Tranche then due and payable but not paid in accordance with the clauses above with respect to such Tranche;

(i)  ninth, to the Manager and the Back-Up Manager, any amounts owed but not paid in accordance with clause (b) above, including amounts unpaid and owing from prior Payment Dates; and

(j) tenth, any remaining Available Funds plus any Debt Service Reserve Excess Amount then on deposit in the Debt Service Reserve Account attributable to such Tranche shall (i) remain on deposit in the Facility Collection Account or Debt Service Reserve Account, as applicable, or (ii) may be directed and distributed as a Restricted Payment to any direct or indirect Parent Company of the Borrower to the extent (A) permitted by Section 7.5 on such Payment Date and (B) the Restricted Payment Conditions are satisfied.

Notwithstanding the foregoing, no payment shall be made on any Subordinated Swap Obligation prior to the occurrence of the Termination Date.

2.9 Grant of Security Interest; Collateral.

(a) To secure the timely payment and performance of the Secured Obligations, each Loan Party hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest (the “Security Interest”) in, and Lien upon, and pledges to the Collateral Agent, for the benefit of itself and the other Secured Parties, all of such Loan Party’s right, title and interest in, to and under all of the following assets now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest:

(i) (x) all Subject Assets and (y) all the personal property of such Loan Party, including, but not limited to:

(A) all Equipment (as defined in the UCC);

(B) all Fixtures (as defined in the UCC);

(C) all Documents (as defined in the UCC);

(D) all Accounts (as defined in the UCC);

(E) all Inventory (as defined in the UCC);

(F) all Goods (as defined in the UCC);

(G) all Commercial Tort Claims (as defined in the UCC);

(H) all General Intangibles (as defined in the UCC), including any limited liability company or other ownership interests which are not “securities” as provided under Section 8-103 of the UCC;

(I) all Investment Property (as defined in the UCC), excluding Pledged Collateral pledged pursuant to clause (ii) below;

(J) all Money, cash, Cash Equivalents, Deposit Accounts and Securities Accounts, including each Pledged Account;

(K) all Chattel Paper (as defined in the UCC);

(L) all Instruments (as defined in the UCC);

(M) to the extent not otherwise included, (1) the Hedge Agreements and the other Transaction Documents and (2) any and all rights, remedies and proceeds under the foregoing and derived therefrom (including all rights to payment thereunder, if any);

(N) all books and records pertaining to the foregoing Collateral described in this clause (i); and

(O) to the extent not otherwise included, all Proceeds (as defined in the UCC) and products of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing (all of the foregoing described in this clause (i), collectively, the “Article 9 Collateral”); and

(ii) (A) the issued and outstanding Equity Interests owned by such Loan Party, including, without limitation, any such Equity Interests set forth on Schedule 2.10, (B) any additional Equity Interests obtained in the future by such Loan Party, (C) all of its voting rights in respect of such Equity Interests owned by it, (D) the certificates, if any, representing such Equity Interests and any interest of it on the books and records of the issuer of such Equity Interests or on the books and records of any securities intermediary pertaining to such Equity Interest, (E) any Instruments, debt securities and promissory notes issued to or otherwise acquired by such Loan Party and (F) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds (as defined in the UCC) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and Investments (collectively, the “Pledged Collateral”, and together with the Article 9 Collateral, the “Collateral”);

provided, that in no event shall the Security Interest attach to any right, title or interest of any Loan Party in, to or under any Excluded Property (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of such asset being an Excluded Property, the term “Collateral” shall not include such asset); provided, however, that the Security Interest shall immediately attach to, and the Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be Excluded Property.

(b) Each Loan Party has full right and power to grant to the Collateral Agent, for the benefit of itself and the other Secured Parties, a perfected, first-priority security interest in and Lien on the Collateral pursuant to this Agreement, subject to the terms of this Section 2.9. This Agreement is effective to create a legal, valid and enforceable Lien on, and security interest in, the Collateral in which a security interest may be perfected by filing a financing statement under the UCC, and, subject to the terms of this Section 2.9 and the satisfaction of the applicable perfection actions with respect to the Security Interest, the Collateral Agent will have a fully perfected Lien on the Collateral securing the Secured Obligations to the extent required by this Agreement. Upon the execution and delivery of this Agreement, and upon (i) filing of the necessary and appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each applicable Loan Party, (ii) delivery of all Instruments, Chattel Paper and certificated Equity Interests and pledged indebtedness, in each case together with instruments of transfer executed in blank, (iii) execution of the applicable Account Control Agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to the Pledged Accounts, and (iv) recordation and/or filing of the Security Interest granted hereunder in United States patents, trademarks, registrations, and copyright registrations, and applications for any of the foregoing in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, without any further action, the Collateral Agent will have a good, valid and first-priority perfected Lien and security interest in the personal property and Collateral for which perfection can be achieved by such actions, subject to Permitted Liens. As of the Closing Date, no financing statement relating to any of the Collateral, as applicable, is on file in any public office except those on behalf of the Collateral Agent and those related to the Permitted Liens. As of the Closing Date, no Loan Party is party to any agreement, document or instrument that conflicts with this Section 2.9.

(c) Each Loan Party hereby authorizes, but does not obligate, the Collateral Agent (or its designee) to prepare and file financing statements (including transmitting utility financing statements) provided for by the UCC (which financing statements may describe the Collateral as “all assets whether now owned or hereafter acquired” of the Loan Parties) and to take such other action as may be required, in the Administrative Agent’s or Requisite Lenders’ judgment, in order to perfect and to continue the perfection of Collateral Agent’s security interests in the Collateral, as applicable, unless prohibited by Applicable Law.

(d) Each Loan Party agrees that it will take any or all steps in order for the Collateral Agent, for the benefit of itself and the other Secured Parties, to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the UCC with respect to all of its Pledged Accounts and Pledged Collateral that constitute Collateral. Upon the occurrence and during the continuance of an Event of Default, and provided the Collateral Agent shall have provided written notice to the Borrower, the Collateral Agent may notify any bank or securities intermediary to liquidate the applicable Pledged Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Collateral Agent.

(e) At any time upon the reasonable request of the Collateral Agent or the Requisite Lenders, the Loan Parties shall execute or deliver to the Collateral Agent, any and all financing statements, security agreements, pledges, assignments, written description of such commercial tort claims, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that the Collateral Agent or the Requisite Lenders may request in its reasonable discretion, in form and substance reasonably satisfactory to the Collateral Agent, to create, perfect, continue or improve the priority of the Collateral Agent’s Liens in the Collateral of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal). To the maximum extent permitted by Applicable Law, upon the occurrence and during the continuance of an Event of Default, each Loan Party authorizes the Collateral Agent to execute any such Additional Documents in such Loan Party’s name and authorizes the Collateral Agent to file such executed Additional Documents in any appropriate filing office.

(f)

(i) Upon the occurrence and during the continuation of an Event of Default, and provided the Collateral Agent shall have provided written notice to the Borrower, (A) all rights of the applicable Loan Parties to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to the applicable Organizational Documents in respect of the Pledged Collateral, as well as the rights of such Loan Party to receive any distributions, payments or other proceeds on the applicable Pledged Collateral, shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, as well as rights to receive any distributions, payments or other proceeds on such Pledged Collateral, as if it were the absolute owner thereof, and (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Loan Party hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral held by such Loan Party and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which such proxy shall be effective automatically and without the necessity of any action other than the written notice described above (including any transfer of such Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof). Each Loan Party acknowledges and agrees that the irrevocable proxy granted to the Collateral Agent by such Loan Party pursuant to the preceding sentence with respect to the Pledged Collateral held by such Loan Party is irrevocable and is coupled with an interest and shall be exercisable by the Collateral Agent. Each Loan Party shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing, and after having provided required notice to the Borrower of its desire to exercise its rights hereunder (which notice will be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 8(c), 8(d), and/or 8(e) of this Agreement), and each Loan Party acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 2.11 herein in accordance with the terms thereof; and

(ii) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, upon an Event of Default occurring and continuing, and provided the Collateral Agent shall have provided written notice to the Borrower, each Loan Party hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Section 2.9(f), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 2.9(f); provided, however, that the Collateral Agent shall have no duty or obligation to so act except upon direction from the Requisite Lenders. Anything in this Section 2.9(f) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 2.9(f) unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided written notice to the Borrower. Each Loan Party acknowledges that the Collateral Agent may utilize the power of attorney set forth herein in connection therewith.

(g) Notwithstanding anything herein to the contrary, (a) each applicable Loan Party shall remain liable for all obligations with respect to its applicable Collateral pledged hereunder and nothing contained herein is intended or shall be construed to be a delegation of duties to Collateral Agent or any Lender; provided that following any foreclosure or transfer in lieu thereof, such obligations and duties of ownership of the Collateral shall pass to the succeeding owner thereof, (b) each applicable Loan Party shall remain liable under each of the agreements with respect to its respective Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any Lender shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement related to its respective Collateral, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any applicable Loan Party from any of its duties or obligations under such contracts or agreements.

(h) Without the prior written consent of the Collateral Agent, each Loan shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other Organizational Documents in any way that materially or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (ii) other than as permitted under this Agreement, permit any issuer of any pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) other than as permitted under this Agreement, permit any issuer of any pledged Equity Interest to dispose of all or a material portion of their assets, (iv) if an Event of Default has occurred and is continuing, waive any default under or breach of any terms of Organizational Document relating to the issuer of any pledged Equity Interest or the terms of any pledged Debt, so long as such waiver does not materially and adversely affect the validity, perfection or priority of the Collateral Agent’s security interest hereunder or (v) cause any issuer of any pledged Equity Interests on account of any partnership interests or limited liability company interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such pledged partnership interests or limited liability company interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any pledged partnership interests or limited liability company interests takes any such action in violation of the foregoing in this clause (h), such Loan Party shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof. In addition, each Loan Party consents to the grant by each other Loan Party of a security interest in all Investment Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any pledged partnership interests or limited liability company interests to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

2.10 Collateral Administration.

(a) As and when determined by the Administrative Agent or the Requisite Lenders in its or their reasonable discretion, upon the occurrence and during the continuation of a Default or an Event of Default, the Administrative Agent or the Requisite Lenders, may, at the Borrower’s expense, perform UCC, judgment, litigation, tax Lien and other similar searches, in any jurisdictions determined by Administrative Agent or the Requisite Lenders from time to time, against any Loan Party.

(b) The Borrower and Manager, as applicable, shall keep accurate and complete records of the Subject Assets and all payments and Collections thereon and shall submit such records to Administrative Agent on such periodic basis (and at least quarterly) as the Administrative Agent or the Requisite Lenders may reasonably request. If requested by the Administrative Agent, the Borrower, and each other Loan Party, as applicable, shall execute and deliver to the Administrative Agent, formal written assignments or allonges, in form and substance reasonably acceptable to the Administrative Agent, of any or all of the contracts related to the Subject Assets as the Administrative Agent may reasonably request, together with copies of claims, invoices and/or other information related thereto.

2.11 Power of Attorney. Each Loan Party, as applicable, hereby agrees and acknowledges that the Collateral Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for such Loan Party (without requiring Collateral Agent to act as such) with full power of substitution to, in the Collateral Agent’s discretion, take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, and including, without limitation, do the following: (i) endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to the Borrower and constitute Collections on Subject Assets or other Accounts of the Borrower; (ii) execute and/or file in the name of such Loan Party any financing statements, amendments to financing statements, schedules to financing statements, releases or terminations thereof, assignments, instruments or documents that it is obligated to execute and/or file under any of the Transaction Documents; and (iii) do such other and further acts and deeds in the name of such Loan Party that the Collateral Agent may deem necessary to enforce, make, create, maintain, continue, enforce or perfect the Collateral Agent’s security interest, Lien or rights in any Collateral. Notwithstanding anything to the contrary in this Section 2.11, Collateral Agent agrees not to exercise any rights granted to Collateral Agent under this Section 2.11 unless an Event of Default has occurred and is continuing.

2.12 Release of Lien on Subject Assets.

(a) Release Upon Sale. With respect to any Collateral or any Subsidiary Guarantor, in connection with a Disposition by any Loan Party of such Collateral (or in respect of any such Subsidiary Guarantor) permitted by this Agreement (other than any such sale, transfer or other Disposition to Holdings, the Borrower or any Subsidiary Guarantor (it being understood and agreed that, in the case of a transfer among Loan Parties, the applicable Lien shall be released with respect to the transferor Loan Party to the extent such asset will be (substantially contemporaneously therewith) pledged by the transferee Loan Party)), the Security Interest and other Liens in such Collateral created by this Agreement or any other Transaction Document, and any applicable Guaranty by such Subsidiary Guarantor, shall in each case be automatically released upon the consummation of any such sale, transfer or other Disposition. Upon such sale, transfer or other Disposition, the Agents shall (and the Lenders and Approved Counterparties hereby irrevocably authorize and direct the Agents to), upon receipt of the related Net Proceeds thereof for prepayment of the Loans pursuant to this Agreement, (x) deliver to the Borrower (at the Borrower’s sole cost and expense), any evidence of release, satisfaction, discharge and/or termination agreements or similar instruments or filings reasonably requested by the Borrower and in form and substance reasonably satisfactory to the Agents to evidence in the public record such automatic release and (y) return any applicable Collateral to the Borrower, or any other Loan Party, as applicable; provided, that prior to delivery of any such evidence of release, satisfaction, discharge and/or termination from the Agents, the Borrower shall have delivered to the Agents a certificate executed by a Responsible Officer of the Borrower certifying that such release, satisfaction, discharge and/or termination, as applicable, is permitted under the Transaction Documents and this Section 2.12(a) (and the Lenders and Approved Counterparties hereby authorize and direct the Agents to rely on such certificate in performing its obligations under this Section 2.12(a)).

(b) Release Upon Termination of Transaction Documents. On the Termination Date, the security interests and other Liens in all the Collateral created by this Agreement or any other Transaction Document, and the Guaranty by each Guarantor, shall in each case be automatically and irrevocably terminated and released. Promptly upon such termination and release, at the request of the Borrower, the Agents shall (and Lenders and Approved Counterparties hereby irrevocably authorize and direct the Agents to) (i) execute and deliver such documents, at the Borrower’s sole cost and expense, as are reasonably requested by the Borrower to evidence such automatic termination and release and (ii) return the Collateral to the Borrower, or any other Loan Party, as applicable; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, common law or equitable cause or any other Applicable Law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agents. The Agents shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from the Agents’ own acts.

(c) Release as Permitted by Transaction Documents. At the Borrower’s sole cost and expense, promptly upon receipt of a certificate of a Responsible Officer of the Borrower confirming that any conditions under the Transaction Documents pursuant to which Collateral may be released from the Lien under the Transaction Documents (and/or any Guarantor released from its obligations under this Agreement and the other Transaction Documents) has been met, the Agents shall (and the Lenders and Approved Counterparties hereby irrevocably authorize and direct the Agents to) (x) deliver any necessary documents to the Borrower or its designee to evidence such termination and release and (y) return any applicable Collateral to the Borrower, or any other Loan Party, as applicable; provided that such release documents may be delivered to an escrow agent acceptable to the Agents and the Borrower for release to the Borrower or its designee immediately following the Agents’ confirmation that such conditions have been satisfied (or the Agents’ receipt of the certificate of the Borrower, as applicable), as reasonably satisfactory to the Agents.

2.13 Payments Generally.

(a) The Borrower shall make each payment required to be made by it under any Transaction Document (whether of principal, interest, fees or other amounts) on or prior to the time expressly required hereunder or under such other Transaction Document for such payment (or, if no such time is expressly required), on or prior to 3:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except those payments pursuant to Section 3.2, Section 12.4 and Section 12.7 shall be made directly to the Persons entitled thereto and payments pursuant to other Transaction Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the SOFR Loans) under any Transaction Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day (other than any such payment due and payable on the Maturity Date which shall be governed by, and subject to, Section 1.4), the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments under each Transaction Document shall be made in Dollars.

(b) If at any time insufficient funds are received by, and available to, the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, subject to Section 2.8 hereof, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (with such amounts being applied to fees prior to interest), and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.14 Contribution of Additional Assets. With the prior written consent of the Administrative Agent and the Requisite Lenders, in their respective sole discretion, from time to time, the Manager or any direct or indirect Affiliate of Holdings may, but is not required to, effect additional Subject Asset Transfers as additional Collateral for the Secured Obligations; provided that in connection with each such Subject Asset Transfer, (i) the Person that is the transferee with respect to the applicable Additional Asset either (x) is party hereto as a Loan Party or (y) concurrently therewith, executes and delivers to the Administrative Agent, a Joinder Agreement to become a party hereto as a Loan Party, (ii) the applicable Loan Party satisfies the Mortgage Requirement and the Title Requirement for such Additional Assets and (iii) the Administrative Agent, in its sole discretion, shall be satisfied with their due diligence review of the proposed Additional Assets and shall have approved the determination of any Measured Asset credit attributable to such proposed additional Collateral (including, without limitation, by taking into account any Reserve Report delivered in connection therewith); provided, further, that such Subject Asset Transfers will, with the consent of the Administrative Agent and the Requisite Lenders, in their respective sole discretion, be allocated by the Borrower to one or more existing or Tranche(s).

III FEES AND OTHER CHARGES

3.1 Fees.

(a) Upfront Fee. The Borrower agrees to pay to each Lender, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.

(b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.

(c) Duration Fee. The Borrower agrees to pay to each Lender, for its own account, a duration fee in an amount specified in the applicable Fee Letter (the “Duration Fee”). The Duration Fee shall be fully earned and payable in cash on each Duration Fee Test Date.

3.2 Yield Protection and Illegality.

(a) Increased Costs; Capital Adequacy.

(i) If any Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or (B) subject any Lender to any Taxes (other than (x) Indemnified Taxes and Other Taxes, (y) Taxes that are excluded from indemnification by reason of Section 13.8(g) or (i), or (z) Connection Income Taxes, and the result of any of the foregoing shall be to increase the cost (other than Taxes excluded from clause (B)) to such Lender of making or maintaining the Loans (or of maintaining its obligation to make any such Loans) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company, as applicable, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company, as applicable, with respect to capital adequacy), then from time to time, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender’s or such Lender’s holding company, as applicable, for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in clauses (i) and (ii) above, shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided, further, if the Change in Law giving rise to such increased costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof. A Lender will, within a reasonable period of time after the officer of such Lender having primary responsibility for administering the Loan becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under this Section 3.2, to avoid or reduce any increased or additional costs or any other amounts payable by Borrower under this Section 3.2, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) make, issue, fund or maintain its portion of the Loan through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 3.2 to be materially reduced and if, as determined by such Lender in its reasonable discretion, the making, issuing, funding or maintaining of its portion of the Loan through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the interests of such Lender.

(iv) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.2(a) shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, Borrower shall not be required to compensate any Lender pursuant to this Section 3.2 for any increased costs or reductions or other amounts suffered more than sixty (60) days prior to the date that such Lender notifies Borrower of the event or the existence of a condition that would entitle such Lender to receive payments under this Section 3.2.

(b) Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to continue to make Loans or to determine or charge interest rates based upon the Term SOFR Reference Rate, such Lender shall give notice thereof to Borrower through Administrative Agent. Upon Receipt of such notice, Borrower shall, upon written demand from such Lender (with a copy to Administrative Agent), either (i) prepay in full all Loans owing to such Lender, either on the next succeeding Payment Date in respect of thereof, if such Lender may lawfully continue to maintain Loans until such date, or immediately, if such Lender may not lawfully continue to do so, or (ii) at the option of Borrower, pay interest on such Lender’s Loans at a rate per annum equal to the Base Rate (determined without giving effect to clause (c) thereof) (taking into account any increased cost to such Lender of continuing to maintain Loans). Upon any such prepayment, Borrower shall also pay accrued interest on the amount so prepaid, but such prepayment shall not be subject to any prepayment penalty or fee.

(c) Inability to Determine Rates. If (x) Administrative Agent determines that for any reason adequate and reasonable means do not exist (other than as a result of a Benchmark Transition Event in respect of which a Benchmark Replacement for Term SOFR has been implemented in accordance with the terms hereof) for determining Term SOFR for any period for any Loans, or (y) the Requisite Lenders determine that Term SOFR with respect to any period for any Loans does not adequately and fairly reflect the cost to the Lenders of maintaining such Loans, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the Loans shall bear interest at the Base Rate (determined without giving effect to clause (c) thereof) until Administrative Agent determines that the conditions giving rise to such change no longer exist.

(d) Funding Losses. Upon demand, from time to time, of any Lender (with a copy to Administrative Agent), Borrower shall promptly compensate such Lender for, and hold such Lender harmless from, any loss and any cost or expense incurred by it as a result of any payment or prepayment of any Loan (whether by reason of acceleration or otherwise) on a day other than a Payment Date, the Maturity Date, or on the date specified in a notice of prepayment issued in accordance with Section 2.7(c), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to purchase, hold or make Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrower to any Lender under this Section 3.2(d), such Lender shall be deemed to have funded Loans at the Applicable Margin thereto by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not the Loans were in fact so funded; in each case, provided, that such Lender delivers to Borrower (with a copy to the Administrative Agent) a certificate showing in reasonable detail the calculations used in determining the amounts payable by the Borrower under this Section 3.2(d).

IV CONDITIONS PRECEDENT

4.1 Closing Date Loans. The obligation of each Lender to fund its Closing Date Loans shall become effective on the first date on which each of the following conditions precedent are satisfied (or waived) to the satisfaction of the Lenders (such date, the “Closing Date”):

(a) the Administrative Agent shall have received fully executed copies of this Agreement and each other Closing Date Transaction Document;

(b) in connection with the creation in favor of the Collateral Agent, for the benefit of the Secured Parties, of a valid, perfected First Priority security interest in the personal property Collateral, the Administrative Agent (or Collateral Agent, as applicable) shall have received:

(i) UCC financing statements naming each applicable Loan Party, as debtor, and Collateral Agent, as secured party, which are required to perfect the Liens securing the Obligations granted pursuant to the Security Documents and covering such Collateral as Administrative Agent may request;

(ii) (A) the results of a recent search, as of a date no more than fourteen (14) days prior to the Closing Date, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the jurisdictions required by Administrative Agent, together with copies of all such filings disclosed by such search, and (B) UCC statements (or similar documents) for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

(iii) any additional evidence satisfactory to Administrative Agent of the compliance by each Loan Party with its obligations under the Security Documents (including each Person’s obligations to execute or authorize, as applicable, and deliver originals of securities, instruments and chattel paper and any agreements governing Deposit Accounts and/or Securities Accounts as provided therein);

(c) the Administrative Agent shall have received a certificate of (or on behalf of) each Loan Party, dated on or prior to the Closing Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (i) certify that attached thereto is a true and complete copy of each Organizational Document of each applicable Loan Party, certified by the appropriate governmental office; (ii) identify by name and title and bear the signatures of (x) the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the applicable Transaction Documents to which it is a party on the Closing Date and/or (y) the individuals to whom such officers, managers, directors or other authorized signatories of such Loan Party have granted powers of attorney to sign such Transaction Documents; (iii) certify that attached thereto is a true and complete copy of the resolutions (or other evidence of authorization acceptable to the Administrative Agent) of the board of directors or similar governing body of each such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and that such resolutions (or other evidence of authorization) have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect as of the Closing Date; and (iv) attach thereto a good standing certificate for each applicable Loan Party as of a recent date from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation;

(d) the Administrative Agent shall have received a customary written opinion of (a) Sidley Austin LLP, in its capacity as counsel to the Loan Parties and (b) Hartzog Conger Cason, LLC, in its capacity as Oklahoma counsel to the Loan Parties, each dated as of the Closing Date and addressed to the Administrative Agent and the Lenders and in substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received in accordance with this Agreement, a Loan Request, pursuant to Section 2.3;

(f) immediately after giving effect to the borrowing of the Closing Date Loans hereunder, no Default or Event of Default shall have occurred or be continuing;

(g) the Administrative Agent shall have received a fully executed copy of the Closing Date Subject Asset Acquisition Agreements (including all amendments, restatements, amendments and restatements, modifications or waivers thereto) and the parties to the Closing Date Subject Asset Acquisition Agreements shall have consummated the Closing Date Subject Assets Transfers substantially concurrently with the funding of the Closing Date Loans (except with respect to the Holdback Assets);

(h) after giving pro forma effect to the Closing Date Subject Assets Transfers, the Loan Parties shall be in compliance with the Section 6.13 with respect to any Hedge Agreements required to be in place on the Closing Date (including, for the purposes of clarity, such Hedge Agreements with respect to the Closing Date Subject Assets);

(i) since the date of entry into the Closing Date Subject Asset Acquisition Agreements, no Material Adverse Effect has occurred or is continuing;

(j) prior to (or substantially concurrently with) the initial funding of the Loans hereunder, the Administrative Agent and the Lenders shall have received (i) all fees required to be paid by the Borrower on or prior to the Closing Date pursuant to the Transaction Documents (including pursuant to Section 3.1) and (ii) all expenses required to be paid by the Borrower for which reasonably detailed invoices have been presented at least two (2) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Lender or Administrative Agent) (including the reasonable and documented fees and expenses of Paul Hastings LLP in its capacity as legal counsel for the Lenders, Administrative Agent and Collateral Agent);

(k) the Administrative Agent shall have received a solvency certificate dated as of the Closing Date in substantially the form of Exhibit F from the chief financial officer (or other officer with reasonably equivalent responsibilities) of Holdings or the Borrower certifying as to the matters set forth therein;

(l) the Administrative Agent (for distribution by the Administrative Agent to the Lenders and each other Agent) shall have received a signed Funds Flow from the Borrower for the Closing Date Loans;

(m) the Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.6 is in full force and effect, together with endorsements and certificates naming such Persons as additional insureds and loss payee as to the extent required under Section 6.6;

(n) the Administrative Agent (on behalf of the Lenders) shall have received at least three (3) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Lender or Administrative Agent), (x) all documentation and other information about the Loan Parties that is reasonably requested in writing by the Administrative Agent and the Lenders at least five (5) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Lender or Administrative Agent) and is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the Patriot Act and (y) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulations, a Beneficial Ownership Certification (limited to a single LSTA form beneficial ownership certification) in relation to the Borrower, so long as such information is requested in writing at least five (5) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Lender or Administrative Agent);

(o) on or prior to the Closing Date, the Administrative Agent shall have received a copy of the fully executed Operating Agreement, Management Services Agreement and Back-Up Management Agreement;

(p) the Administrative Agent shall have received the Initial Reserve Report and other information prepared by the Independent Engineer in form, scope and substance reasonably satisfactory to the Administrative Agent, with respect to potential and existing oil and gas reserves of the Loan Parties;

(q) the Title Requirement shall be satisfied;

(r) in order to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest on the Oil and Gas Properties of the Loan Parties in order to satisfy the Mortgage Requirement, Administrative Agent shall have received from the Loan Parties fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Oil and Gas Properties;

(s) the Administrative Agent and the Lenders shall have received a written environmental assessment and other information, in form, scope and substance reasonably satisfactory to the Administrative Agent regarding the Loan Parties prepared by an environmental consultant acceptable to the Administrative Agent, together with a letter from the environmental consultant permitting each Lender to rely on the environmental assessment as if addressed to and prepared for each Lender;

(t) all of the representations and warranties contained in Article V and in the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date and after giving pro forma effect to the making of the Loans on the Closing Date, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and

(u) the Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to them that the Closing Date Subject Assets shall have been assigned or contributed to the Borrower by Ultimate Parent on or prior to the Closing Date (except with respect to the Holdback Assets).

For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4.1 to be consented to, approved by, or acceptable or satisfactory to, such Lender, unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto. The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

4.2 [Reserved]

4.3 Delayed Draw Loans. The obligation of each Participating Lender to fund Delayed Draw Loans under a Delayed Draw Tranche shall become effective on the first date on which each of the following conditions precedent are satisfied to the satisfaction of one hundred percent (100%) of the Participating Lenders to such Delayed Draw Tranche and the Requisite Lenders (or waived by the Administrative Agent, all such Participating Lenders and the Requisite Lenders):

(a) the Administrative Agent shall have received in accordance with this Agreement, a Loan Request, pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of the Borrower;

(b) immediately before and after giving effect to the borrowing of any Delayed Draw Loans hereunder, no Default or Event of Default shall have occurred or be continuing;

(c) prior to (or substantially concurrently with) the funding of the Delayed Draw Loans hereunder, the Administrative Agent and the Lenders shall have received (i) all fees required to be paid by the Borrower pursuant to the Transaction Documents (including pursuant to Section 3.1) and (ii) all expenses required to be paid by the Borrower for which reasonably detailed invoices have been presented at least two (2) Business Days prior to the Closing Date (or such shorter period agreed among the Borrower and the applicable Lender or Administrative Agent) (including the reasonable and documented fees and expenses of Paul Hastings LLP in its capacity as legal counsel for the Lenders, Administrative Agent and Collateral Agent);

(d) the Administrative Agent (for distribution by the Administrative Agent to the Lenders and each other Agent) shall have received (or otherwise waived delivery of) a signed Funds Flow from the Borrower for the Delayed Draw Loans in an aggregate amount not to exceed the Delayed Draw Loan Commitments;

(e) the Title Requirement shall be satisfied;

(f) in order to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest on the Oil and Gas Properties of the Loan Parties in order to satisfy the Mortgage Requirement, Administrative Agent shall have received from the Loan Parties (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Oil and Gas Properties and (ii) an amount necessary to cover any and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for such Oil and Gas Properties in the appropriate real estate records;

(g) all of the representations and warranties contained in Article V and in the other Transaction Documents shall be true and correct on and as of the date of such borrowing of Delayed Draw Loans and after giving pro forma effect to the making of the Delayed Draw Loans on such date, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(h) the Administrative Agent and each of the Participating Lenders, in their respective sole discretion, shall be satisfied with their due diligence review of the Additional Assets to be acquired, including, but not limited to all agreements relating to the Additional Assets and all operating agreements, marketing agreements, transportation agreements and processing agreements, and projected plugging and abandonment liabilities associated with the Additional Assets;

(i) the Administrative Agent and each of the Participating Lenders, in their respective sole discretion, shall have provided prior written consent to the acquisition of Additional Assets and borrowing of any Delayed Draw Loans;

(j) the Administrative Agent and the Participating Lenders shall have received all documents and instruments which they have reasonably requested to give further effect to the transactions contemplated by this Agreement and the other Transaction Documents, in addition to those described in Section 4.3 above;

(k) the aggregate principal amount of Loans outstanding after giving effect to such borrowing of Delayed Draw Loans (i) shall not exceed $500,000,000 without the consent of each of the Lenders in their sole respective discretion and (ii) which are owed to GS and/or its Affiliates shall not exceed $300,000,000 without the consent of GS in its sole discretion;

(l) the Delayed Draw Loans borrowed on such date shall not exceed the lesser of (i) the then-current equivalent investment-grade securitization advance rate for such Oil and Gas Property as determined by the Administrative Agent and the Participating Lenders in a manner reasonably satisfactory to the Requisite Lenders and (ii) seventy percent (70%) of the purchase price of the Additional Assets actually paid by the Loan Parties; and

(m) the Administrative Agent and each of the Participating Lenders shall have received, and be satisfied with, an updated Amortization Schedule for such Delayed Draw Loans.

V REPRESENTATIONS AND WARRANTIES

Each Loan Party, as applicable, represents and warrants to the Administrative Agent, the Lenders and each Secured Party, as of the Closing Date and each Credit Date, as follows:

5.1 No Default. No event has occurred and is continuing which constitutes a Default.

5.2   Entity Existence. Each Loan Party (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its Properties and to carry on its business as now being or as proposed to be conducted; (c) is qualified to do business and in good standing in every jurisdiction where its material real property assets are located and wherever necessary to carry out its material business and operations; and (d) has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents to which it is or may become a party.

5.3 Equity Interests and Ownership. The Equity Interests of Borrower have been duly authorized and validly issued and are fully paid and, subject to statutory law governing such entities, are non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which Borrower is a party requiring, and there is no membership interest or other Equity Interests of Borrower outstanding which upon conversion or exchange would require, the issuance by Borrower of any additional membership interests or other Equity Interests of Borrower or other interest convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Borrower. Schedule 5.3 sets forth a true, complete and correct list as of the Closing Date of the name of each Loan Party and indicates its ownership (by holder and percentage interest) and type of entity, and the number and class of authorized and issued Equity Interests of such Loan Party as of the Closing Date. Except as set forth on Schedule 5.3, as of the Closing Date, no Loan Party has any Subsidiaries or any other equity investments in any other entity. All of the Equity Interests of each Loan Party (other than Borrower) have been pledged to Collateral Agent on behalf of the Secured Parties pursuant to the terms of this Agreement and the Security Documents.

5.4 Due Authorization. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or corporate, as applicable, action on the part of each Loan Party that is a party thereto.

5.5 No Breach. The execution, delivery, and performance by each of the Loan Parties of this Agreement and the other Transaction Documents to which such Person is or may become a party and consummation of the transactions contemplated by such Transaction Documents do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under, or other action to, with or by (i) the Organizational Documents of such Person, or (ii) any Applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator where such violation or conflict would reasonably be expected to result in a Material Adverse Effect, or (b) constitute a default in any respect under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.6 Enforceability. This Agreement constitutes, and the other Transaction Documents to which each Loan Party is a party, when executed and delivered, shall constitute, legal, valid, and binding obligations of such party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by equitable principles or Debtor Relief Laws.

5.7 [Reserved].

5.8 [Reserved].

5.9 Operation of Business. (a) Each Loan Party possesses all material licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and (b) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party is in any violation of any valid rights of others with respect to any of the foregoing.

5.10 Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Transaction Document or the transactions contemplated hereby and (b) would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party is (i) in violation of any Applicable Laws, or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

5.11 Rights in Properties; Liens.

(a) Each Loan Party has good and valid title to or valid leasehold interests, in all material respects, in its Properties (other than the Oil and Gas Properties, which are addressed in clause (b) below), and none of such Properties is subject to any Lien, except Permitted Liens.

(b) Schedule 5.11(b) sets forth a complete and accurate list of Oil and Gas Properties owned by the Loan Parties on the Closing Date, which is consistent with the Reserve Report most recently delivered to the Lenders, as to Oil and Gas Properties other than those disposed of in compliance with this Agreement, showing as of the Closing Date the lessor, lessee, lease date and recording information for each oil, gas and/or mineral lease in which each Loan Party has an interest. Each Loan Party has Defensible Title in and to such Oil and Gas Properties, as applicable, except to the extent any failure to have Defensible Title to such Oil and Gas Properties does not cause the Title Requirement to be unsatisfied.

(c) To the knowledge of the Loan Parties, the Reserve Report most recently delivered to the Lenders accurately reflects all ownership interests, whether legal, contractual or beneficial, in such Loan Party’s purported interests in such Oil and Gas Properties contained therein.

(d) All of each Loan Party’s material leases and agreements (other than any that are included within the Oil and Gas Properties) necessary for the conduct of the business of such Loan Party are valid and subsisting and in full force and effect. There exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases that could be reasonably expected to result in the termination of any such leases that would have a material adverse effect on the business of the Loan Parties (taken as a whole).

(e) No Oil and Gas Property with respect to which a Loan Party or its Affiliate is responsible for the marketing and production of the Hydrocarbons from such Oil and Gas Property is subject to any contractual or other arrangement (including any contractual or other arrangement maintained by an Affiliate of a Loan Party) (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (not in excess of sixty (60) days) or (ii) whereby payments are made to a Loan Party other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except as set forth on Schedule 5.11(d), no Oil and Gas Property is subject to any contractual or other arrangement (including any contractual or other arrangement maintained by an Affiliate of a Loan Party) for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on sixty (60) days’ (or less) notice without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that pertain to the sale of production at a fixed price and have a maturity or expiry date longer than six (6) months from the date thereof.

(f) The Loan Parties are using commercially reasonable efforts to cause the Operator of the Oil and Gas Properties to maintain, operate and develop such Oil and Gas Properties, in a good and workmanlike manner, in accordance with prudent industry standards and in material conformity with all Applicable Laws and in material conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Oil and Gas Property and in material conformity with the Permitted Liens. No Oil and Gas Property operated by Operator, and to the knowledge of the Loan Parties, no Oil and Gas Property operated by a third party, is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells operated by Operator, and to the knowledge of the Loan Parties, none of the wells operated by a third party, and located on the Oil and Gas Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by Applicable Laws, regulations, rules and orders of a Governmental Authority, and such wells are bottomed under and producing from, with the well bores wholly within, the Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties).

(g) To Borrower’s knowledge, the Operator or its Affiliates is duly qualified in the jurisdictions in which such Oil and Gas Properties are located to serve as operator thereof.

(h) The rights and such Properties presently owned, leased or licensed by a Loan Party, or the Operator (or its Affiliates), including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit such Loan Party, or the Operator (or its Affiliates), to conduct its business for such Properties in substantially the same manner as being conducted on the date hereof.

(i) There are no outstanding preferential rights to purchase or required consents to assignment affecting the Loan Parties’ interests in Oil and Gas Properties that have not been disclosed to Administrative Agent in Schedule 5.11(h).

5.12 Taxes. Each Loan Party has filed or caused to be filed all Tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property, and sales tax returns, and has paid all of its liabilities for Taxes that are due and payable, other than (i) Taxes the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP or (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.13 Use of Proceeds; Margin Securities. The proceeds of the Loans made hereunder shall be used by Borrower as provided in Section 6.16. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

5.14 Governmental Regulation. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or pledge its assets or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, or (b) a “utility” under the laws of any jurisdiction wherein such Person is required to qualify to do business.

5.15 Employee Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, in the last three years (a) there has been no unfair labor practice charge pending against a Loan Party, or to the best knowledge of Borrower, threatened against any of them before the National Labor Relations Board, (b) there has been no organized labor dispute, strike, lockout, slowdown or work stoppage in existence or threatened against any Loan Party, and (c) hours worked by and payment made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable wage and hour laws.

5.16 Disclosure.

(a) No written statement, information, report, representation, or warranty made by any Loan Party in this Agreement or in any other Transaction Document or furnished to either Agent or any Lender in connection with this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the Closing Date, there is no fact known to Borrower which would reasonably be expected to result in a Material Adverse Effect that has not been disclosed in writing to Administrative Agent and each Lender.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.17 Governmental Consents. The execution, delivery and performance by Loan Parties of the Transaction Documents to which they are parties and the consummation of the transactions contemplated by the Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation.

5.18 Default Under Agreements. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any Material Contract to which it is a party.

5.19 Compliance with Laws. Except to the extent provided in Section 5.20 with respect to Environmental Laws, no Loan Party is in violation, in any respect, of any Applicable Law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.20 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) Each Loan Party, and all of its Properties, assets, and operations are in compliance with all Environmental Laws. No Loan Party has received written notice of any unresolved violation of or liability under Environmental Laws or permits required or issued thereunder, nor is any Loan Party aware of any conditions, events, activities, practices or incidents which may prevent the compliance or continued compliance of any Loan Party with Environmental Law or any permits thereunder;

(b) Each Loan Party has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws for the operation of its business as currently conducted, and all such permits, licenses and authorizations are in good standing and each Loan Party is in compliance with all of the terms and conditions of such permits, licenses and authorizations;

(c) To the knowledge of Borrower, no contamination by Hazardous Materials exist on, about, or within and no Hazardous Materials have been disposed of on, or Released from (i) any of the current or former Properties or assets of any Loan Party, or (ii) any location resulting from the activities or operations of any Loan Party, in each case as could reasonably be expected to result in any Environmental Liability of any Loan Party;

(d) Neither any Loan Party nor any of its currently owned or leased Properties or operations is subject to any (A) Environmental Claim or (B) outstanding or, to the knowledge of Borrower, threatened order from or agreement with any Governmental Authority or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities;

(e) No Loan Party is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Each Loan Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws; and

(f) No unresolved Lien arising under any Environmental Law has attached to any property or revenues of any Loan Party.

5.21 Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by the Loan Parties and registered or applied for at the United States Patent and Trademark Office or the United States Copyright Office is listed, together with application or registration numbers, where applicable, in Schedule 5.21. Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted (taken as a whole).

5.22 Foreign Assets Control Regulations and Anti-Money Laundering. Each Loan Party is in compliance with all applicable economic sanctions laws, executive orders and implementing regulations as promulgated by OFAC (collectively, “Sanctions Laws”) and applicable anti-money laundering and counter-terrorism financing provisions (if any). Neither any Loan Party or, to the knowledge of Borrower, any employees or agents of the foregoing (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanction laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, or (c) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement, any other Transaction Document would be prohibited under United States law. No part of the proceeds of the Loans will be used, directly or knowingly indirectly, for the purpose of financing any activities or business of or with any Person or in any country or territory in violation of any Sanctions Laws.

5.23 Anti-Corruption Laws. No part of the proceeds of any Loan will be used directly or knowingly indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

5.24 Insurance. The properties of the Loan Parties are adequately insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried in conformity with prudent industry practice by companies in the oil and gas industry owning similar properties in localities where the applicable Loan Party operates.

5.25 Solvency. The Loan Parties, taken as a whole, are Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.

5.26 Security Documents. The provisions of this Agreement and the other Security Documents are effective to create in favor of Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable First Priority Lien on all right, title and interest of each Loan Party party hereto and thereto in the Collateral.

5.27 Businesses. As of the Closing Date, the Loan Parties are engaged directly in the business of oil and gas acquisition, exploration, development and production.

5.28 Gas Balancing Agreements and Advance Payment Contracts. As of the Closing Date, (a) there is no Material Gas Imbalance, and (b) there are no Advance Payments received by the Loan Parties under Advance Payment Contracts which have not been fully satisfied.

5.29 Hedge Agreements. Schedule 5.29 sets forth a complete and correct list of all Hedge Agreements entered into by any Loan Party in effect or to be in effect on the Closing Date and on the date of each update thereof required hereunder, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes) and the counterparty thereto.

5.30 ERISA Compliance.

(a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.  There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that would reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(b) Except as could not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and no Loan Party or, to the best knowledge of the Loan Parties, ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) as of the most recent valuation date for each Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is eighty percent (80%) or higher and, as of the most recent valuation date, no Loan Party or, to the best knowledge of the Loan Parties, ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below eighty percent (80%); (iii) no Loan Party or ERISA Affiliate has incurred any material liability to the PBGC under Title IV of ERISA other than for the payment of premiums, and there are no material premium payments which have become due that are unpaid.

(c) [Reserved].

(d) The underlying assets of each Loan Party do not constitute “plan assets” (within the meaning of Section 3(42) of ERISA).

5.31 Names and Places of Business. No Loan Party has, during the five (5) years preceding the Closing Date, been known by or used any other trade or fictitious name, except as disclosed in Schedule 5.31. The chief executive office and principal place of business of each Loan Party as of the Closing Date is located at the address of such Loan Party set out in Schedule 5.31. Except as indicated in Schedule 5.31, no Loan Party has had any other office or place of business prior to the Closing Date. Each Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and Federal Taxpayer Identification Number is stated on Schedule 5.31 (or as set forth in a notice delivered pursuant to this Agreement).

5.32 Material Contracts.

(a) Subject Asset Related Agreements. Except for the rights of the Operator pursuant to the Operating Agreement, the Manager pursuant to the Management Services Agreement or the Back-Up Manager pursuant to the Back-Up Management Agreement, no Person has any right or obligation to manage any of the Subject Assets on behalf of the Loan Parties or to receive compensation in connection with such management.

(b) Material Contracts. The Borrower has delivered to the Administrative Agent a true and complete copy of each Material Contract as in effect on the Closing Date, and each such Material Contract has not been modified or amended, except pursuant to amendments or modifications delivered to the Administrative Agent. The Material Contracts are in full force and effect and no default by any of the parties thereto exists thereunder.

5.33 Separate Legal Entity. Each Loan Party hereby acknowledges that the Lenders and each Approved Counterparty are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon such Loan Party’s identity as a legal entity separate from any other Person. Each Loan Party has taken all reasonable steps to continue Borrower’s identity as a separate legal entity and to make it apparent to third Persons that such Loan Party is an entity with assets and liabilities distinct from those of any other Person and is not a division of any other Person.

VI AFFIRMATIVE COVENANTS

From the Closing Date until the Termination Date, each Loan Party hereby covenants and agrees that:

6.1 Financial Statements, Reports and Other Information. The Borrower shall furnish to the Administrative Agent, or cause to be furnished to the Administrative Agent (for distribution by the Administrative Agent to the Lenders), each of the following:

(a) Financial Reports.

(i) as soon as available, and in any event within ninety (90) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2026, a copy of an unaudited financial report of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to the absence of footnotes and to year-end adjustments) the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, as of the dates and for the periods indicated therein;

(ii) as soon as available, and in any event within one hundred and twenty (120) days after the last day of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2026, a copy of the annual audited financial report of the Borrower and its consolidated Subsidiaries for such fiscal year containing balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by Responsible Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to the absence of footnotes) the financial condition and results of operations of the Borrower and accompanied by a report and opinion (without a “going concern” or like qualification or exception as to the scope of such audit other than a “going concern” qualification resulting (i) solely from any Indebtedness maturing within the next twelve (12) months or (ii) any prospective breach of any financial covenant contained in this Agreement) of Grant Thornton LLP or any other independent registered public accounting firm of nationally recognized standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(iii) concurrently with the delivery of the Compliance Certificate pursuant to Section 6.1(b) for each fiscal quarter of each fiscal year, a report summarizing, as requested by Administrative Agent or any Lender, (A) the gross volume of sales and actual production during such fiscal quarter from all of the Oil and Gas Properties of the Loan Parties and current prices being received for such production, (B) detailed determinations of costs and such other information as may be reasonably requested by Administrative Agent or any Lender and (iii) lease operating expenses (separated by category of expense and by Tranche) and Subject Asset Operating Expenses and Management and G&A Expenses paid or incurred during such fiscal quarter.

(b) Compliance Certificate. Concurrently with the financial statements delivered pursuant to Section 6.1(a)(i) and (ii), the Borrower shall furnish to the Administrative Agent (for distribution by the Administrative Agent to the Lenders), (x) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which Compliance Certificate shall set forth, as of the last day of the applicable fiscal quarter (i) the Debt Service Reserve Required Amount as of such date, (ii) the Debt Service Coverage Ratio as of such date, (iii) the LTV Ratio as of such date, (iv) a statement of Cash Flow Available for Debt Service, (v) the occurrence of any Trigger Based Cash Flow Sweep Events, (vi) the Excess Cash Flow Sweep Amount for such recently ended fiscal quarter, including reasonably detailed calculations of each of the foregoing matters set forth in sub-clauses (i) through (vi) as satisfactory to the Administrative Agent and (vii) that no Default or Event of Default exists and is continuing (except as described in a disclosure set forth in such Compliance Certificate, which specifies, in reasonable detail, the nature of any such Default or Event of Default and any action taken or proposed to be taken with respect thereto) and (y) a reasonably detailed summary report of the application of all Available Funds for such fiscal quarter then ended in accordance with each step and level of the Priority of Payments set forth in Section 2.8.

(c) Notices. Within five (5) Business Days of any Responsible Officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Loan Party with respect thereto, (ii) that any Person has given any notice to any Loan Party or taken any other action with respect to any event or condition set forth in Section 6.1(t), (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, together with a certificate of a Responsible Officer of Borrower specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition, and what action Borrower or other applicable Loan Party has taken, is taking and proposes to take with respect thereto, (iv) any notices of a material default or breach which is reasonably expected to result in a termination of any Material Contract to which it is a party, (v) any notices received with respect to a default under any term or condition related to any Indebtedness of any Loan Party involving aggregate principal amount of the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets as of such date of determination, (vi) any change in information provided in the Beneficial Ownership Certification that would result in a change to the list of Beneficial Owners identified in parts (c) or (d) of such certification, (vii) the occurrence of a Manager Termination Event or (viii) the occurrence of a Specified Change of Control.

(d) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to any Loan Party by independent certified public accountants in connection with the financial statements of such Loan Party.

(e) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to material environmental matters relating to any Properties of the Loan Parties or which relate to any material Environmental Liabilities of any Loan Party.

(f) Statements of Reconciliation after Change in Accounting Principles. If there is any change in accounting principles and policies (or the application thereof), of the financial statements from the statements first delivered pursuant to Section 6.1(a)(i) or Section 6.1(a)(ii), the statements delivered after the date of the change will include those statements required by GAAP for such change.

(g) Notice of Litigation. Promptly upon any Responsible Officer of Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Administrative Agent and the Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to result in a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or by any other Transaction Document, written notice thereof together with such other information as may be reasonably available to Borrower to enable Administrative Agent and the Lenders and their counsel to evaluate such matters.

(h) ERISA Reports. (i) Promptly upon becoming aware of the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, the actions the applicable Loan Party or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) all notices received by any Loan Party or that a Loan Party receives from any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (B) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent or any Lender shall reasonably request.

(i) Acquisitions and Dispositions of Oil and Gas Properties. Concurrently with each Reserve Report delivered under Section 6.1(k) below, a list and description showing the lessor, lessee, lease date, recording information and legal description for each oil, gas and/or mineral lease and a sufficient description of any other Oil and Gas Property in which any Loan Party acquired an interest or Disposed of since the delivery to Administrative Agent of the immediately previous Reserve Report.

(j) Payment Date Reports. On or prior to 5:00 p.m. New York City time on each Payment Date on which the Priority of Payments applies, the Borrower shall provide to the Administrative Agent a report (the “Payment Date Report”), with respect to each Tranche of Loans, setting forth at least the following information, to the extent applicable:

(i) the amount of Collections and Proceeds, if any, received in the Facility Collection Account with respect to the related Collection Period;

(ii) confirmation of compliance with the terms of this Agreement and the other Transaction Documents as of such Payment Date;

(iii) other reports received or prepared by the Manager in respect of the Oil and Gas Properties and the Hedge Agreements attributable to such Tranche;

(iv) the amount of Administrative Expenses and indemnity payments paid to each party or withheld by the Operator pursuant to the Operating Agreement or the Management Services Agreement during the most recent Collection Period;

(v) the amount of any fees paid to the Manager or the Back-up Manager with respect to the related Collection Period;

(vi) if any, the amount of any payment (including breakage or termination amounts) to be paid to the Counterparties to Hedge Agreements attributable to such Tranche on the Payment Date, which payment amount shall include all amounts currently due and payable and not yet paid for which an invoice was delivered on or before the date that is five (5) Business Days prior to the Payment Date;

(vii) (A) the amount of the Principal Distribution Amount for such Tranche of Loans with respect to such Payment Date, (B) the amount of any shortfall in any Principal Distribution Amount for such Payment Date or remaining unpaid amount from a prior Payment Date, and (C) the amount, if any, of the Additional Amortization Amount;

(viii) the interest due for such Tranche of Loans with respect to such Payment Date;

(ix) the amounts on deposit in each Pledged Account allocable to such Tranche;

(x) amounts due and owing and paid to the Secured Parties as of such Payment Date;

(xi) a listing of all Permitted Indebtedness outstanding as of such date;

(xii) the amount of Net Proceeds, if any, deposited in any Pledged Account;

(xiii) the amount and source of any Excess Amounts received with respect to the related Collection Period;

(xiv) the Consolidated Net Worth (as defined in the Ultimate Parent Limited Guarantee) for Ultimate Parent;

(xv) whether a Trigger Based Cash Flow Sweep Event occurred with respect to such Collection Period and the Excess Cash Flow Sweep Amount for such Collection Period;

(xvi) such Tranche’s Debt Service Coverage Ratio as of the last day of the Collection Period for which such Payment Date relates;

(xvii)      the LTV Ratio as of the last day of the Collection Period for which such Payment Date relates; and

(xviii)    (A) lease operating expenses for such Tranche (separated by category of expense) and (B) the amount of the Subject Asset Operating Expenses in excess of the Operating Expense Limit (as defined in the Operating Agreement), if applicable, and the AFE Cover Amounts (as defined in the Management Services Agreement) utilized to participate in AFE Operations (as defined in the Management Services Agreement) during the related Collection Period.

(k) Reserve Reports.

(i) (A) On or before March 1 of each year (or the next Business Day thereafter if such day is not a Business Day), commencing March 1, 2027, a Reserve Report prepared by an Independent Engineer as of the immediately preceding December 31 and on or before September 1 of each year (or the next Business Day thereafter if such day is not a Business Day), commencing September 1, 2026, an Internal Report as of the immediately preceding June 30, (B) upon acquisition of any Additional Assets, within thirty (30) days (or such longer period agreed to by the Administrative Agent in its sole discretion) following written request therefor by Administrative Agent, a single Reserve Report generated by Borrower from its internal reserve assessment of the Oil and Gas Properties of the Loan Parties, at Borrower’s sole cost and expense, as of the first day of the month during which Borrower receives such request and certified by a Responsible Officer of Borrower (an “Internal Report”), (C) within forty-five (45) days following written request therefor by Administrative Agent, a Reserve Report prepared by an Independent Engineer at Administrative Agent’s sole cost and expense as of the first day of the month during which Borrower receives such request (an “Interim Report”); provided, however, that (I) Administrative Agent may request, at the Administrative Agent’s sole cost and expense, additional updated Reserve Reports during any such period and (II) with respect to any Interim Report, if the Independent Engineer at any time indicates that it will not be able to deliver such Interim Report within forty-five (45) days of such request, the Administrative Agent may either (x) on behalf of the Borrower and at the Administrative Agent’s sole cost and expense, engage a different Independent Engineer to deliver such Interim Report; provided, further, that if an Independent Engineer does not deliver an Interim Report within the forty-five (45) day period required under this Section 6.1(k)(i)(C), no Default be deemed to have occurred so long as Borrower is promptly furnishing information reasonably requested by such Independent Engineer or the Administrative Agent in connection therewith or (y) require that such Interim Report be an Internal Report and (D) concurrently with the delivery of the financial statements for the fiscal quarters ending March 31 and September 30 of each year pursuant to Section 6.1(a)(i), a “roll-forward” Reserve Report prepared as of the immediately preceding March 31 or September 30 of each year and as a bring-down and update to the most recently delivered pursuant to clauses (A) through (C) (using commodity strip prices based on prevailing forward curves and basis differentials provided by the Administrative Agent which are consistent with forward curves and basis differentials used by the Administrative Agent in its lending and/or commodity derivative activities; provided, that the Administrative Agent shall give deference to NYMEX Pricing (to the extent that NYMEX Pricing provides an applicable substantive equivalent thereto) with respect to crude oil and natural gas as of any date of determination), as applicable, generated by the Borrower and certified by a Responsible Officer of the Borrower, together with such additional information requested by the Administrative Agent related to any updates to such Reserve Report; provided, further, that after the occurrence and during the continuance of a Default or Event of Default, Administrative Agent may, from time to time, request such Reserve Reports at the sole cost and expense of Borrower, in each case together with an accompanying report on, since the date of the last Reserve Report previously delivered hereunder, Oil and Gas Property sales, Oil and Gas Property purchases and changes in categories concerning the Oil and Gas Properties which have attributable to them proved reserves and containing information and analysis with respect to the proved reserves of the Loan Parties as of the date of such report and the PDP-10; and

(ii) With the delivery of each Reserve Report, a certificate from a Responsible Officer of Borrower certifying that in all material respects: (A) with respect to an Internal Report and, to the knowledge of Borrower with respect to a Reserve Report delivered by an Independent Engineer, the information (other than projections or estimates) contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, and, in the case of the Internal Report, such report has been prepared in all material respects in accordance with procedures customarily used in the Reserve Report prepared by an Independent Engineer, (B) the Loan Parties own Defensible Title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Permitted Liens, (C) except as otherwise specifically prescribed herein and, with respect to any Oil and Gas Properties not operated by a Loan Party, to the knowledge of the Borrower, on a net basis there are no Material Gas Imbalances, take or pay or other prepayments with respect to its interests in the Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (D) a list of all Persons purchasing Hydrocarbons from the Loan Parties, and none of their Oil and Gas Properties reflected on the most recently delivered Reserve Report have been sold, transferred or otherwise disposed of except as disclosed to Administrative Agent in writing, (E) in the case of an Internal Report, and, to the knowledge of Borrower with respect to a Reserve Report delivered by an Independent Engineer, the projections and estimates contained in the Reserve Report are made in good faith and based on reasonable assumptions, (F) attached to the certificate is an update to Schedule 5.29, and a WI/NRI Schedule, subject to adjustments pursuant to the definition of “Defensible Title”, and (G) any other information as to the operations of the Loan Parties as reasonably requested by Administrative Agent and such additional data and information concerning pricing, quantities, volume of production and production imbalances from or attributable to the Oil and Gas Properties with respect thereto as Administrative Agent may reasonably request.

(l) Lease Operating Statements. Together with each Reserve Report delivered under Section 6.1(k) above (including for the avoidance of doubt, any bringdown and update of any Reserve Report pursuant to Section 6.1(k)(i)(D)) and at any other time requested by Administrative Agent, a Lease Operating Statement.

(m) [Reserved].

(n) Material Gas Imbalance; Advance Payments. Promptly upon the Borrower’s obtaining knowledge thereof, notice to Administrative Agent of any Material Gas Imbalance or Advance Payment in violation of Section 7.19 hereof;

(o) [Reserved].

(p) Hedging Reports. Within thirty (30) calendar days after the end of each fiscal quarter of each fiscal year (commencing with the fiscal quarter ending September 30, 2026) (or such later date as the Administrative Agent may agree in its sole discretion), Borrower shall furnish a report (in form and detail satisfactory to Administrative Agent) describing all Hedge Agreements of the Loan Parties, setting forth the type, term, effective date, termination date, notional amounts or volumes, the counterparty to each such Hedge Agreements and the Tranche Assets that such Hedge Agreement is attributable to (which allocation shall occur at the time of entry into such Hedge Agreement); provided that this clause shall not permit any Loan Party to enter into a Hedge Agreements not otherwise permitted by this Agreement.

(q) Accounts Receivable and Payable. Within fifteen (15) Business Days following each reasonable written request (or, if an Event of Default exists and is continuing, within fifteen (15) Business Days following each written request) by Administrative Agent (or such longer period as agreed to by Administrative Agent in its sole discretion), a report setting forth all accounts receivable and accounts payable of the Loan Parties attributable to each Tranche as of the date specified in such request, such report to show the age of such accounts and such other information as Administrative Agent shall reasonably request.

(r) Insurance. Within fifteen (15) Business Days (or such longer period as agreed to by Administrative Agent in its sole discretion) after any material change in insurance coverage by any Loan Party from that previously disclosed to Administrative Agent, a notice describing such change, and, within thirty (30) days after each request by Administrative Agent, certificates of insurance from the insurance companies insuring the Loan Parties, describing such insurance coverage.

(s) Purchasers of Production. Within ten (10) Business Days after receipt of each reasonable written request from Administrative Agent, a report setting forth, with respect to each requested Tranche, the identities and addresses of all Persons remitting to any Person who has executed a Mortgage proceeds from the sale of Hydrocarbon production from or attributable to Collateral.

(t) General Information. Promptly, (i) such other information concerning any Loan Party, or any covenant, provision or condition of any Transaction Document, in each case as Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.

6.2 Payment of Obligations. Each Loan Party shall pay, discharge or otherwise satisfy at or before the Maturity Date or before they become delinquent, as the case may be, all of the Obligations.

6.3 Maintenance of Existence; Conduct of Business and Maintenance of Existence and Subject Assets. Each Loan Party shall preserve, renew and maintain (a) its existence, and (b) in all material respects, all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Each Loan Party shall conduct its business in all material respects in an orderly and efficient manner in accordance with good business practices.

6.4 Maintenance and Operation of Properties.

(a) Each Loan Party shall, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, at all times maintain, develop and operate the Oil and Gas Properties in a manner consistent with that of a reasonably prudent operator and keep and maintain all leases, estates and interests constituting Oil and Gas Properties and all contracts and agreements relating thereto in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided that this provision shall not prevent any Loan Party from abandoning and releasing any such leases upon their termination as the result of cessation of production in commercial quantities or the expiration of such leases in the ordinary course of the Loan Parties’ business.

(b) Each Loan Party shall, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, in a manner consistent with that of a reasonably prudent operator, (i) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged all rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to the Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, (ii) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub- leases, contracts and agreements affecting its interests in the Oil and Gas Properties, and (iii) at all times maintain, preserve and keep all operating equipment used or useful with respect to the Oil and Gas Properties in proper repair, working order and condition (ordinary wear and tear excepted), and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto as would a reasonably prudent operator.

(c) Each Loan Party shall, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, comply with all laws applicable to or relating to the Oil and Gas Properties or the production and sale of Hydrocarbons therefrom and all applicable proration and conservation laws of the jurisdictions in which such Properties are located.

(d) With respect to the Oil and Gas Properties that are operated by the Operator, each Loan Party shall use commercially reasonable efforts to cause the Operator to perform the undertakings required under Section 6.4(a)-(c), and so long as the Loan Parties are using such commercially reasonable efforts, no actions or inactions by the Operator of Oil and Gas Properties other than the Loan Parties shall constitute a breach of Sections 6.4(a)-(c).

(e) Each Loan Party will carry out its sales of production, operate the Oil and Gas Properties, and otherwise deal with the Oil and Gas Properties and the production therefrom, or, if applicable, use commercially reasonable efforts cause the Operator to do so, as is necessary to cause the representations and warranties in Section 5.11 to remain true and correct at, and as of, all times that this Agreement is in effect (and not just at, and as of, the times such representations and warranties are made).

6.5 Taxes and Claims. Each Loan Party shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Applicable Law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, (a) no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

6.6 Insurance. Each Loan Party shall maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is customarily carried in conformity with prudent industry practice by companies in the oil and gas industry owning similar Properties in the same general areas in which such Loan Party operates; provided that in any event each Loan Party will maintain workmen’s compensation insurance, property insurance and comprehensive general liability insurance in conformity with prudent industry practice; provided, further that the Loan Parties shall maintain the types of Insurance Policies with at least the coverage amounts as in effect on the Closing Date. Each Insurance Policy covering Collateral shall name Collateral Agent, for the benefit of the Secured Parties, as loss payee, where applicable, and each Insurance Policy covering liabilities shall name Collateral Agent, for the benefit of the Secured Parties, as an additional insured as their interests may appear, and Borrower shall use commercially reasonable efforts to ensure that each such Insurance Policy shall be primary and non-contributory, waive the insurers’ rights to subrogate against the Secured Parties, and provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to each Agent. Notwithstanding the foregoing, Borrower shall notify each Agent as promptly as possible of any reduction or cancellation of any such policy (and when commercially reasonable, at least thirty (30) days before any such policy is cancelled or reduced).

6.7 Inspection Rights. At any reasonable time (but not more than once per fiscal year at Borrower’s sole cost and expense unless an Event of Default has occurred and is continuing) during regular business hours and with reasonable notice, each Loan Party shall permit representatives of each Agent (a) to examine, inspect, review, evaluate and make physical verifications and appraisals of the Mortgaged Properties and other Collateral in any manner and through any medium that such Agent considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

6.8 Keeping Books and Records. Each Loan Party shall maintain proper books of record and account in which full, true, and correct entries in all material respects in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

6.9 Compliance with Laws. Each Loan Party shall comply in all respects with all Applicable Laws and decrees of any Governmental Authority or arbitrator. Each Loan Party shall maintain at all times all consents or approvals required from the United States or any state of the United States (or other applicable Governmental Authorities) necessary to grant to Collateral Agent, for the benefit of the Secured Parties, a Lien on the Oil and Gas Properties, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

6.10 Further Assurances. Each Loan Party shall execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Lenders or either Agent to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to create, preserve, and perfect the Liens of the Lenders or Collateral Agent, for the benefit of the Secured Parties, as applicable. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Lenders or either Agent may reasonably request from time to time to ensure that the Secured Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties.

6.11 ERISA. Each Loan Party shall comply with all minimum funding requirements, and all other material requirements, of ERISA, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.12 Title Assurances; Additional Mortgaged Properties.

(a) (i) On any date on which any Additional Assets are acquired and (ii) within thirty (30) days (or such longer period agreed to by the Administrative Agent in its sole discretion) of the delivery to Administrative Agent of each Reserve Report, the Loan Parties will cause the Mortgage Requirement and Title Requirement to be satisfied.

(b) Except to the extent the Title Requirement would otherwise be satisfied, if, at any time, Administrative Agent reasonably determines that any title defect or exception exists (other than a Permitted Lien) with respect to any Loan Party’s Oil and Gas Properties that are the subject of a Title Requirement, Borrower shall, within thirty (30) days of notice thereof from Administrative Agent (as such period may be extended by Administrative Agent in its sole discretion), either (i) cure such title defect or exception (including any such defect or exception as to priority) raised by such information to the extent reasonably necessary to provide Defensible Title or (ii) deliver title information in form and substance reasonably acceptable to Administrative Agent so that the Title Requirement is satisfied.

6.13 Hedge Agreements.

(a) Minimum Hedging. On (i) each Credit Date, (ii) the date of any Disposition (including Casualty Events) of Hydrocarbons (other than the Disposition of Hydrocarbons in the ordinary course of business) by any Loan Party and (iii) each Quarterly Determination Date (in the cause of this clause (iii), commencing with the first full fiscal quarter after the Closing Date) (each such date, the “Hedging Transaction Date”), the Loan Parties shall, with respect to each Tranche’s Tranche Assets, enter into and thereafter maintain their position in one or more Acceptable Commodity Hedging Transactions consisting of fixed for floating price swaps or Qualifying Collar Transactions and covering (I) for clauses (A), (B) and (C) below, aggregate notional volumes of and (II) for clause (D) below, basis risk of, (A) for the sixty (60) full calendar month period immediately following the applicable Hedging Transaction Date, not less than eighty-five percent (85%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for crude oil attributable to such Tranche Assets, as projected in the most recently delivered Reserve Report, (B) for the eighty-four (84) full calendar month period immediately following the applicable Hedging Transaction Date, not less than eighty-five percent (85%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for natural gas attributable to such Tranche Assets, as projected in the most recently delivered Reserve Report; provided that, notwithstanding the foregoing, with respect to the applicable Tranche Assets, (i) on each applicable Credit Date, the Loan Parties shall enter into and thereafter maintain their position in one or more Acceptable Commodity Hedging Transactions consisting of fixed for floating price swaps or Qualifying Collar Transactions and covering aggregate notional volumes of, for the thirty seventh (37th) full calendar month following the applicable Credit Date through the eighty fourth (84th) full calendar month following such Credit Date, not less than seventy-five percent (75%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for natural gas attributable to such Tranche Assets, as projected in the most recently delivered Reserve Report, and (ii) on or prior to the date that is three (3) Business Days following the applicable Credit Date (or such later date acceptable to the Administrative Agent), the Loan Parties shall have entered into and will thereafter maintain their position in one or more Acceptable Commodity Hedging Transactions consisting of fixed for floating price swaps or Qualifying Collar Transactions and covering aggregate notional volumes (when aggregated with the volumes set forth in clause (i) of this proviso above) of, for the thirty seventh (37th) full calendar month following the applicable Credit Date through the eighty fourth (84th) full calendar month following such Credit Date, not less than eighty-five percent (85%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for natural gas attributable to such Tranche Assets, as projected in the most recently delivered Reserve Report; provided, further, that Acceptable Commodity Hedging Transactions entered into to satisfy this clause (B) during the period from the applicable Credit Date until the date that is three (3) Business Days following the applicable Credit Date shall not consist of Qualifying Collar Transactions, (C) for the thirty-six (36) full calendar month period immediately following the applicable Hedging Transaction Date, not less than eighty-five percent (85%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for natural gas liquids attributable to such Tranche Assets, as projected in the most recently delivered Reserve Report and (D) for the thirty-six (36) full calendar month period immediately following the applicable Hedging Transaction Date, not less than eighty-five percent (85%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for oil and natural gas attributable to such Tranche Assets, as projected in the most recently delivered Reserve Report. Notwithstanding anything to the contrary herein, (x) the clauses (A), (B), (C) and (D) above may be modified with the prior written consent of the Administrative Agent, the Requisite Lenders and the Borrower and (y) the Borrower may satisfy clauses (A), (B), (C) and (D) above solely with respect to the Closing Date only (and not any other Hedging Transaction Date or for any other purpose) by entering into Qualifying Collar Transactions on or prior to the Closing Date.

(b) Unwinding Hedges. If at time any Loan Party is party to Commodity Hedge Agreements related to a quantity of Hydrocarbons owned by such Loan Party, that when all Commodity Hedge Agreements of such Loan Party is a party, exceeds (x) as of the last day of any fiscal quarter, (y), on any date on which a Commodity Hedge Agreement is entered into by a Loan Party, or (z) on the date of any Disposition (including Casualty Events) of Hydrocarbons (other than the sale, transfer or Disposition of Hydrocarbons in the ordinary course of business or any Disposition made pursuant to Section 7.9(d) or (e)), one hundred percent (100%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each of crude oil, natural gas and natural gas liquids, calculated separately, as projected in the most recently delivered Reserve Report, for any month that is subject to such Commodity Hedge Agreement, then (i) the Borrower will promptly notify Administrative Agent, and (ii) if required by the Administrative Agent or the Requisite Lenders in their sole discretion, the Borrower will, or will cause the relevant Loan Party to, within fifteen (15) days (as such period may be extended by Administrative Agent or the Requisite Lenders, as applicable, in their sole discretion) liquidate sufficient Commodity Hedge Agreements (or portions thereof) such that the limit set forth in Section 7.18 is not exceeded.

(c) Interest Rate Hedges. (i) on or prior to the date that is thirty (30) days following the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion; provided that such later date shall in no event be later than ninety (90) days following the Closing Date), (ii) on or prior to the date that is three (3) Business Days following each other Credit Date (or such later date acceptable to the Administrative Agent in its sole discretion) and (iii) on each other Hedging Transaction Date (provided, however, that, with respect to the Closing Date Tranche only, this clause (iii) shall not apply until the applicable time period (including after giving effect to any permitted extension thereto) in clause (i) above has lapsed), the Loan Parties shall enter into and thereafter maintain their position in one or more Interest Rate Protection Agreements permitted by Section 7.18 and covering aggregate notional amounts of, for the sixty (60) full calendar month period immediately following the Hedging Transaction Date, not less than seventy-five percent (75%) of the Total Outstandings.

6.14 Environmental.

(a) Environmental Disclosure. Borrower will deliver to Administrative Agent (for delivery to the Lenders):

(i) as soon as reasonably practicable following receipt thereof, notice of any Environmental Claims affecting any Loan Party or the Oil and Gas Properties that would be reasonably expected to result in a Material Adverse Effect;

(ii) reasonably promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any Remedial Action taken by any Loan Party in response to (A) any Hazardous Materials Activities, or (B) any Environmental Claims, (3) any Loan Party’s discovery of any occurrence or condition on any of its Property that is reasonably likely to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, (4) any notice that a Loan Party is a potentially responsible party with regard to any off-site waste disposal location, and (5) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether such Loan Party may be potentially responsible for any Hazardous Materials Activity; in each case, to the extent that such Release, Remedial Action, occurrence, condition, notice or request for information would, whether individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(iii) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 6.14(a).

(b) Response. Each Loan Party shall (i) promptly take any and all actions necessary to cure any material violation of applicable Environmental Laws by such Loan Party, and (ii) make an appropriate response to any material Environmental Claim against such Loan Party and discharge any obligations it may have to any Person thereunder.

6.15 Non-Consolidation. Each Loan Party will (a) maintain entity books and records of account separate from those of any other entity which is an Affiliate of such entity, (b) not commingle its funds, financial assets, Oil and Gas Properties or material assets with those of any other entity which is an Affiliate of such entity, (c) provide that its Board or other analogous governing body will hold all appropriate meetings or adopt all necessary written consents required to authorize and approve such entity’s actions, (d) accurately maintain, in all material respects, its financial statements, accounting records and other corporate documents, as applicable, separate from any other entity which is an Affiliate of such entity, (e) maintain its own bank accounts and separate books of account, (f) pay its own liabilities from its own separate assets, (g) identify itself, in all dealings with the public, under its own name and as a separate and distinct entity and (h) maintain compliance with the then-current S&P criteria for bankruptcy remoteness and separateness.

6.16 Use of Proceeds. The Borrower shall use the proceeds of (a) the Closing Date Loans to finance all or a portion of the Transactions (including any fees required to be paid on or after the Closing Date and the payment of the other Transaction Costs) and (b) any Delayed Draw Loans shall only be used to pay the purchase price for Additional Assets and earnouts and purchase price adjustments related thereto.

6.17 Debt Service Reserve.

(a) The Borrower shall be required to maintain on reserve in the Debt Service Reserve Account (a) as of the Closing Date an amount equal to $2,180,560.00 and (b) as of each Payment Date thereafter, in an amount equal to the sum of (i) interest on the Facility and (ii) all amounts payable pursuant to clauses (a) and (b) of Section 2.8 for all Tranches, in each case, for the succeeding six (6) months (such amount pursuant to clauses (a) and (b), the “Debt Service Reserve Required Amount”). Such Debt Service Reserve Account shall be funded in connection with each borrowing of Loans up to the Debt Service Reserve Required Amount and refilled in accordance with the Priority of Payments as of each Payment Date solely to the extent the amount on deposit as of such date is less than the Debt Service Reserve Required Amount.

(b) On any Payment Date on which the Priority of Payments applies, the Administrative Agent shall withdraw from the Debt Service Reserve Account, with respect to any Tranche, the lesser of (i) the excess of the aggregate amount required to be paid in accordance with clauses (a) through (c) of the Priority of Payments over the Available Funds, in each case, for such Tranche with respect to such Payment Date available for distribution in accordance with the Priority of Payments (on a pro forma basis and without giving effect to any withdrawals from the Debt Service Reserve Account) and (ii) the amount then on deposit in the Debt Service Reserve Account (such amount, the “Debt Service Reserve Draw Amount”), and the Borrower shall transfer the Debt Service Reserve Draw Amount to the Facility Collection Account for application to the applicable Tranche.

(c) On any Payment Date on which the Priority of Payments applies, to the extent that amounts on deposit in the Debt Service Reserve Account exceed the Debt Service Reserve Required Amount after making all payments in clauses (a) through (c) of the Priority of Payments from Available Funds for all Tranches with respect to such Payment Date available for distribution in accordance with the Priority of Payments (on a pro forma basis and after giving effect to any withdrawals from the Debt Service Reserve Account) on such date (such excess, the “Debt Service Reserve Excess Amount”), the Borrower shall withdraw the Debt Service Reserve Excess Amount from the Debt Service Reserve Account and transfer such amount to the Facility Collection Account.

6.18 Operating Agreement.

(a) The Borrower shall, or shall cause the applicable Affiliates which are party to the Operating Agreement to, (i) perform and observe all of the material terms, covenants and conditions of the Operating Agreement on the part of such Affiliate to be performed and observed, (ii) promptly notify the Operator, and the Administrative Agent of any notice to the Borrower of any material default under the Operating Agreement of which it has knowledge, and (iii) other than in connection with a termination for Cause (as such term is defined in the Operating Agreement) prior to any automatic termination of the Operator in accordance with the terms of the Operating Agreement, use commercially reasonable efforts to renew the Operating Agreement prior to each expiration date thereunder in accordance with its terms. If any Affiliate shall default in the performance or observance of any material term, covenant or condition of the Operating Agreement on the part of such Affiliate to be performed or observed, then, without limiting the Lenders’ other rights or remedies under this Agreement or the other Transaction Documents, and without waiving or releasing such Affiliate with respect to the Loan Parties, their Subsidiaries or their respective assets from any of its obligations under the Operating Agreement, the Borrower hereby grants the Administrative Agent on its behalf the right, upon prior written notice to such Loan Party and a failure to cure the same within seven (7) Business Days, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Operating Agreement on the part of such Affiliate with respect to the Loan Parties, their Subsidiaries or their respective assets to be performed or observed; provided that the Administrative Agent shall not have any obligation to pay any such sums or perform any such acts as may be reasonably appropriate to cause such material conditions of the Operating Agreement on the part of such Affiliate to be performed or observed.

(b) The Borrower shall not, and shall not permit any Affiliate to, surrender, terminate, cancel, or modify (other than non-material changes), the Operating Agreement, or enter into any other Operating Agreement with any new Operator, or consent to the assignment by the Operator of its interest under the Operating Agreement, in each case without written consent of the Administrative Agent and the Requisite Lenders. If at any time the Administrative Agent and the Requisite Lenders consent to the appointment of a new Operator, then the Borrower shall, as a condition of the Lenders’ consent, execute a subordination of management agreement in substantially the form delivered on the Closing Date.

6.19 Independent Director. Each Loan Party shall maintain a Board which shall contain one (1) independent manager acceptable to the Administrative Agent and the Requisite Lenders in their sole discretion who is not an Affiliate of any “Member” under such Loan Party’s Organizational Documents (the “Independent Director”), which shall be provided for in such Loan Party’s Organizational Documents.

6.20 Post-Closing Matters. The Borrower shall, and shall cause the other Loan Parties, as applicable, to:

(a) on the Closing Date, deposit or cause to be deposited not less than $494,713.76 (the “Holdback Funds”) into the Facility Collection Account, and shall retain such amount in the Facility Collection Account at all times until the earlier of (x) the consummation of the acquisition of the assets identified in the Harbor Island, LLC purchase agreement (such assets, the “Holdback Assets”) following compliance with clause (b), below, or (y) distribution on in accordance with clause (c), below on the earlier of (i) July 31, 2026 or (ii) the date in which the Borrower determines that it will not acquire the Holdback Assets (the “Holdback Distribution Date”);

(b) in connection with the acquisition of the Holdback Assets, to the extent consummated, (i) provide the Lenders prior written notice that the acquisition of the Holdback Assets will be closing, including information as to (A) the time of the proposed closing, (B) substantially final and compiled acquisition agreement, conveyance documents and other closing documents prepared for such closing and (C) such other information as the Lenders may reasonably request and (ii) deliver evidence reasonably satisfactory to the Lenders that the Holdback Assets shall have been assigned or contributed to the Borrower by Ultimate Parent and (ii) take any actions necessary under Section 6.10 to create, preserve, and perfect the Liens of the Lenders or Collateral Agent, for the benefit of the Secured Parties, on the Closing Date Subject Assets, including the Holdback Assets; and

(c) pay and apply the Holdback Funds to either (i) substantially concurrently with upon the occurrence of clause (a)(x) above, to fund the acquisition of the Holdback Assets or (ii) on the Holdback Distribution Date, pay the Loans constituting the Closing Date Tranche the full amount of the Holdback Funds for the ratable benefit of the Lenders for immediate application to the principal of such Loans (it being understood that any interest accrued and unpaid on such Holdback Funds shall be due and payable on the next Payment Date).

VII NEGATIVE COVENANTS

From the Closing Date until the Termination Date, each Loan Party hereby covenants and agrees that (and, solely with respect to Section 7.8, Holdings agrees that):

7.1 Indebtedness. No Loan Party shall, directly or indirectly, incur, create, assume, or permit to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) purchase money Indebtedness and Capitalized Lease Obligations not to exceed the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets in the aggregate at any time outstanding;

(c) Hedge Obligations existing or arising under Hedge Agreements permitted by Section 7.18;

(d) Indebtedness associated with bonds or other surety obligations required by Governmental Authorities or incurred in the ordinary course of business, in each case in connection with the operation of the business of Borrower and not in connection with money borrowed, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practice;

(e) intercompany Indebtedness between the Loan Parties (other than Holdings) to the extent such Indebtedness is unsecured and subordinated to the Obligations on terms and pursuant to documentation acceptable to Administrative Agent;

(f) Guarantees by a Loan Party of Indebtedness of another Loan Party (other than Holdings) (i) incurred in the ordinary course of business or consistent with past practice or industry practice in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicences or (ii) otherwise permitted to be incurred under this Section 7.1;

(g) Indebtedness arising in connection with endorsements of instruments for deposit in the ordinary course of business;

(h) Indebtedness incurred in the ordinary course of business (i) in respect of obligations of the Loan Parties to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) representing deferred compensation to employees, consultants or independent contracts of the Borrower, to the extent attributable to the ownership or operation of the Loan Parties; provided, that, for purposes of clarity the payment of any such obligations shall be subject to the Management Fee Cap, to the extent applicable, and the terms and conditions of Section 2.8 with respect to any payment thereon;

(i) Indebtedness in respect of the financing of Insurance Premiums payable within one (1) year incurred in the ordinary course of business;

(j) Indebtedness incurred by a Loan Party in connection with any Investment or any Disposition, in each case, expressly permitted hereunder and constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments; and

(k) other Indebtedness that does not constitute debt or debt for borrowed money not to exceed the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets in the aggregate at any time outstanding.

7.2 Use of Proceeds. Borrower shall not apply the proceeds of any Loan for any purpose other than the purposes set forth in Section 6.16.

7.3 Limitation on Liens. No Loan Party shall, directly or indirectly, incur, create, assume, or permit to exist any Lien upon any of such Person’s Property, assets, or revenues, whether now owned or hereafter acquired, except:

(a) Liens in favor of Collateral Agent for the benefit of the Secured Parties;

(b) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, title defects or irregularities or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto, together with encumbrances and other restrictions on the use of real property that are customary in the oil and gas industry and none of which, in the aggregate, materially impair the use of such property by the Borrower or any Subsidiary in the operation of its business or materially detracts from the value of such properties, and none of which, in the aggregate, is or shall be violated in any material respect by existing proposed operations;

(c) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves in accordance with GAAP have been established;

(d) Liens of landlords, operators, vendors, repairmens, mechanics, materialmen, warehousemen, carriers, suppliers, workers, construction or other similar statutory Liens (other than any such Lien imposed pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code) securing obligations that are not yet delinquent or which are being contested in good faith by appropriate action and are incurred in the ordinary course of business;

(e) Liens resulting from good faith deposits in connection with workmen’s compensation, unemployment insurance or other social security programs (other than Liens imposed by ERISA) or to secure the performance of tenders, statutory or regulatory obligations, surety, stay, customs and appeal bonds, bids, contracts (other than for payment of Indebtedness) and other obligations of a like nature (including (i) those to secure human health, workplace safety and environmental protection obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or law) made in the ordinary course of business;

(f) Liens resulting from leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Loan Parties, taken as a whole;

(g) Purchase money Liens on specific property to secure Indebtedness used to acquire such Property and Liens securing Capitalized Lease Obligations with respect to specific leased property, in each case to the extent permitted in Section 7.1(b);

(h) defects and irregularities in title that (i) do not operate to reduce any Loan Party’s net revenue interest in production for the affected Oil and Gas Properties (if any) below such interests reflected in the Reserve Report most recently delivered to the Lenders, or increase the working interest for the affected Oil and Gas Properties (if any) as reflected in the Reserve Report most recently delivered to the Lenders, but in each case other than pursuant to reversion, without a corresponding increase in the corresponding net revenue interest, and (ii) are of a type that would be customarily accepted in the oil and gas financing industry;

(i) contractual Liens for the benefit of the Operator to the extent the Operator has subordinated such Liens to the Liens securing the Obligations in a manner satisfactory to Administrative Agent and pursuant to documentation in form and substance satisfactory to Administrative Agent;

(j) royalties, overriding royalties, reversionary interests, net profits agreements, production payments and similar lease burdens which (i) are customarily granted in the ordinary course of business in the oil and gas industry, (ii) burden the Oil and Gas Properties as of the Closing Date or, to the extent affecting Oil and Gas Properties acquired after the Closing Date, the date such Oil and Gas Properties are acquired by a Loan Party, (iii) do not secure Indebtedness for borrowed money owed by any Loan Party and (iv) with respect to each Oil and Gas Property, do not operate to reduce any Loan Party’s net revenue interest in production for such Oil and Gas Property (if any) below such interests reflected in the Reserve Report most recently delivered to the Lenders, or increase the working interest for such Oil and Gas Property (if any) as reflected in the Reserve Report most recently delivered to the Lenders, but in each case other than pursuant to reversion, without a corresponding increase in the corresponding net revenue interest;

(k) sale contracts, joint operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, development agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, or other agreements or arrangements for the exploration, development, production, transportation, gathering, processing or sale of Hydrocarbons or which are usual and customary in the oil and gas business which (i) are ordinary and customary to the oil, gas and other mineral exploration, development, processing or extraction business, (ii) do not otherwise cause any other express representation or warranty of any Loan Party in any of the Transaction Documents to be untrue in any material respect (unless such representation or warranty is already qualified by materiality or Material Adverse Effect), and (iii) do not operate to reduce any Loan Party’s net revenue interest in production for the affected Oil and Gas Properties (if any) below such interests reflected in the Reserve Report most recently delivered to the Lenders, or increase the working interest for the affected Oil and Gas Properties (if any) as reflected or warranted in the Reserve Report most recently delivered to the Lenders, without a corresponding increase in the corresponding net revenue interest;

(l) Gas Balancing Agreements; provided that the amount of all Material Gas Imbalances and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to Administrative Agent hereunder;

(m) Liens to secure plugging and abandonment obligations;

(n) licenses of Intellectual Property, none of which, in the aggregate, materially impair the operation of the business of the Borrower or any Subsidiary;

(o) Liens in favor of a provider of Insurance Premium financing on Insurance Policies and proceeds thereof, to secure Insurance Premium financings, which financings are incurred in the ordinary course of business and permitted under Section 7.1(i);

(p) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with an acquisition that is permitted hereunder;

(q) Liens arising in customary bank deposit account documentation in the ordinary course of business or by virtue of statutory or common law provisions, in each case, relating to banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a depository institution;

(r) judgment Liens that do not result in an Event of Default under Section 8(p);

(s) purported Liens arising from precautionary UCC financing statement filings entered into by Borrower and the Subsidiaries covering Property under true leases entered into in the ordinary course of business;

(t) Liens deemed to exist in connection with Investments permitted under clause (c) of “Cash Equivalents”;

(u) other Liens securing Indebtedness (other than debt for borrowed money) not to exceed the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets in the aggregate at any time outstanding;

provided, however, that (i) no intention to subordinate the First Priority Liens granted in favor of Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations is hereby implied or expressed or is to be inferred by the permitted existence of such Liens, and (ii) no foreclosure or similar enforcement proceedings have been commenced in respect of such Liens.

7.4 Fundamental Changes; Acquisitions. No Loan Party shall (a) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (b) acquire by purchase or otherwise any Equity Interests of any other Person except as permitted by Section 7.16, or (c) acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital in the ordinary course of business and permitted hereby) the business, property, or fixed assets of, or any division or line of business or other business unit of, any Person, except in compliance with Section 7.24 and otherwise that the Loan Parties (other than Holdings) may acquire Additional Assets with the proceeds of Delayed Draw Loans. Notwithstanding anything to the contrary contained in any of the Transaction Documents, no Loan Party that is a Delaware LLC shall consummate a Delaware LLC Division.

7.5 Restricted Payments. No Loan Party shall, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its Equity Interests, or redeem, purchase, retire, call, or otherwise acquire any of its Equity Interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Equity Interests or for any redemption, purchase, retirement, or other acquisition of any of its Equity Interests, or pay any management, consulting, administrative services or similar fees to any Affiliate that is not a Loan Party (or reimburse any expenses incurred by any such Affiliate), or incur any obligation (contingent or otherwise) to do any of the foregoing (each, a “Restricted Payment”). Notwithstanding the foregoing, any Loan Party may make (a) payments and distributions to another Loan Party (other than Holdings), (b) quarterly payments and distributions to the Manager pursuant to the terms of the Management Services Agreement and, subject in any event, to the Management Fee Cap and the Priority of Payments as set forth in Section 2.8, (c) dividends paid-in-kind that are not otherwise prohibited by this Agreement; and (d) any other Restricted Payments on any Payment Date, up to the Available Funds remaining after the application of the Priority of Payments under Section 2.8(a) through (i) for such Payment Date, to the extent the Restricted Payment Conditions would be satisfied both before and after giving effect to such Restricted Payment.

7.6 Loans and Investments. No Loan Party shall, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any Equity Interests, bonds, notes, debentures, or other securities of, or enter into any Guarantee of Indebtedness or guarantee of other obligations of, any other Person, except:

(a) investments existing on the Closing Date and described on Schedule 7.6;

(b) investments in cash and Cash Equivalents;

(c) investments consisting of Hedge Agreements permitted under Section 7.18;

(d) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable which are not more than ninety (90) days past due;

(e) investments in another Loan Party (other than Holdings);

(f)   advances to employees of a Loan Party for the payment of expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding;

(g) investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors which are reasonably required and consistent with past practices; and

(h) to the extent constituting an investment, acquisitions of Additional Assets pursuant to Section 7.4.

7.7 Limitation on Issuance of Equity. No Loan Party shall, directly or indirectly, issue or Dispose of (a) any of its stock or other Equity Interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its stock or other Equity Interests, or (c) any option, warrant, or other right to acquire any of its stock or other Equity Interests; provided that (i) a Loan Party may issue Equity Interests to another Loan Party so long as they are subject to the Lien granted by the Security Documents and (ii) Holdings may issue Equity Interests to any Person that directly owns its Equity Interests at the time of such issuance or otherwise so long as, in each such case, no Change of Control would result therefrom; provided, further, that, no Loan Party shall issue, sell or enter into any arrangement or agreement for the issuance or sale of any Disqualified Equity Interests.

7.8 Transactions With Affiliates. No Loan Party shall, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees but excluding the making of a Restricted Payment permitted hereby), with any Affiliate of any Loan Party (other than another Loan Party other than Holdings), except (a) in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business, pursuant to a transaction which is otherwise permitted under this Agreement, and upon fair and reasonable terms not less favorable (taken as a whole) to such Loan Party than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of such Loan Party, (b) the transactions in connection with the Operating Agreement, the Management Services Agreement and the Back-Up Management Agreement and (c) an Exit Transaction.

7.9 Disposition of Assets. No Loan Party shall, directly or indirectly, make any Disposition, except:

(a) (i) Dispositions of inventory (including Hydrocarbons) in the ordinary course of business and (ii) to the extent constituting Dispositions, Liens otherwise permitted hereby;

(b) Dispositions (i) of worn-out and obsolete equipment or (ii) for fair value, of other property (other than Oil and Gas Properties) not necessary or useful to the conduct of business;

(c) Dispositions consisting of any compulsory pooling or unitization ordered by a Governmental Authority with jurisdiction over the Oil and Gas Properties;

(d) transfers of assets between or among Loan Parties (other than Holdings) so long as, with respect to transfers of Oil and Gas Properties, (i) no Default or Event of Default shall have occurred (or would occur after giving effect thereto) under any of the Transaction Documents and (ii) if such assets constitute Collateral, after giving effect to any such transfer, such assets remain subject to the Liens granted in the Security Documents with at least the same priority as before such transfer;

(e) Dispositions solely consisting of undeveloped acreage so long as no Default or Event of Default shall have occurred (or would occur after giving effect thereto) under any of the Transaction Documents and the Loan Parties receive consideration of at least fair market value of such disposed acreage;

(f) Dispositions pursuant to an Exit Transaction; and

(g) other Dispositions not permitted hereunder having an aggregate fair market value not exceeding (i) in any fiscal year, the greater of (A) the lesser of (1) $5,000,000 and (2) 5% of PDP-10 and (B) $1,000,000 and (ii) in the aggregate during the term of this Agreement, $10,000,000; provided that any Dispositions pursuant to this clause (g) shall be subject to the following conditions: (I) such Disposition is not made to an Affiliate of a Loan Party, (II) before and after giving effect to such Disposition, the Loan Parties are in pro forma compliance with each of the Financial Covenants, (III) such Disposition would not result in a Trigger Based Cash Flow Sweep Event (and no Trigger Based Cash Flow Sweep Event shall have occurred and be in effect at the time such Disposition is to be made), (IV) such Disposition shall not be reasonably expected to be materially adverse to the interests of the Lenders or the Approved Counterparties that are Secured Parties, (V) at the time of such Disposition and after giving pro forma effect thereto, the amount on deposit in the Debt Service Reserve Account shall be not less than the Debt Service Reserve Required Amount, (VI) the Concentration Limits shall be satisfied with respect to the applicable Tranche immediately before and after giving effect to such Disposition or, in the case of any Concentration Limit in clauses (a) or (c) of such definition only, if such Concentration Limit was not satisfied immediately prior to such Disposition, the level of compliance with such limit is maintained or improved after giving effect to such Disposition, (VII) the Loan Parties receive consideration of at least fair market value in cash and such proceeds are applied pursuant to Section 2.7(b)(ii) and (VIII) the proceeds of such Disposition shall be reasonably determined by the Borrower in good faith to be sufficient to cover any Over Hedge Payments expected to be incurred as a result of such Disposition.

For the avoidance of doubt, all Net Proceeds from Dispositions will be deposited in the Facility Collection Account and applied in accordance with Section 2.7(b).

7.10 Sale and Leaseback. No Loan Party shall, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

7.11 Prepayment of Debt. No Loan Party shall, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Indebtedness for borrowed money or any Subordinated Swap Obligations, except, subject to the limitations in Section 2.7, the Obligations. For purposes of this Section 7.11 delivery of product under an Advance Payment Contract in advance of the required date for such delivery is considered prepayment of Indebtedness.

7.12 Nature of Business. No Loan Party shall engage in any business other than (i) directly or indirectly owning interests in Oil and Gas Properties or (ii) as an independent oil and gas exploration and production company and, in each case, activities directly related thereto. No Loan Party shall make any material change in its credit collection policies if such change would materially impair the collectability of any material Account, nor will it rescind, cancel or modify any Account except in the ordinary course of business.

7.13 Environmental Protection. No Loan Party shall directly or indirectly (a) use (or permit any tenant to use) any of its Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in material violation of Environmental Laws, (b) generate any Hazardous Material in material violation of Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of its Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which any Loan Party would be responsible except, in each case, where such activities or use would not be reasonably expected to result in a Material Adverse Effect.

7.14 Accounting. No Loan Party shall change its fiscal year.

7.15 Burdensome Agreements. No Loan Party shall enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Transaction Document which (a) directly or indirectly prohibits such Loan Party from creating or incurring a Lien to secure the Obligations on any of such Loan Party’s Property, revenues, or assets or any of the Equity Interests in such Loan Party, whether now owned or hereafter acquired, (b) directly or indirectly prohibits such Person to make any payments, directly or indirectly, to Borrower or any other Loan Party by way of purchase of Equity Interests, capital contributions, advances, repayments of loans, repayments of expenses, accruals or otherwise or (c) in any way would be contravened by such Loan Party’s performance of its obligations hereunder or under the other Transaction Documents.

7.16 Subsidiaries. No Loan Party shall, directly or indirectly, form or acquire any Subsidiary unless, concurrently with such formation or acquisition (or by such later date as acceptable to the Administrative Agent in its sole discretion), Borrower shall: (i) cause such Subsidiary to become a Subsidiary Guarantor under this Agreement and each of the other Transaction Documents by executing and delivering to Administrative Agent and Collateral Agent a joinder hereto, and (b) if requested by Administrative Agent, take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Administrative Agent in connection therewith. With respect to each such Subsidiary Guarantor, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (x) the date on which such Person became a Subsidiary of Borrower, and (y) all of the data required to be set forth in Schedule 5.3 with respect to all Subsidiaries of Borrower; provided, such written notice shall be deemed to supplement Schedule 5.3 for all purposes hereof. In no event shall any Loan Party have any Subsidiary that is not incorporated, organized, or otherwise formed under the laws of the U.S. or any state thereof.

7.17 Amendments of Organizational Documents. No Loan Party shall agree to or suffer to exist any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents that is material and adverse to the interests of the Administrative Agent or the Lenders after the Closing Date without, in each case, obtaining the prior written consent of Administrative Agent and the Requisite Lenders to such amendment, restatement, supplement or other modification or waiver, which written consent shall not be unreasonably withheld, conditioned or delayed. It is understood and agreed that for purposes of this Section 7.17, any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents relating to the Independent Director shall be deemed material and adverse to the interests of the Administrative Agent or the Lenders.

7.18 Hedge Agreements.

(a) Without the prior written approval of Administrative Agent and the Requisite Lenders, no Loan Party shall enter into or permit to exist any Hedge Agreement, other than:

(i) Commodity Hedge Agreements that (A) are with an Approved Counterparty, (B) are standard hedging arrangements entered into in the ordinary course of business for the principal purpose of protecting against fluctuations in commodity prices or commodity basis risk (as applicable) and not for the purpose of speculation, (C) the notional volumes for which when aggregated with all other Hedge Agreements, do not exceed on a monthly basis, as of each Payment Date and based on the latest Reserve Report delivered hereunder, one hundred percent (100%) of the then-current projected production volumes from proved, developed and producing Subject Assets for each of crude oil, natural gas and natural gas liquids, calculated separately, (D) are either entered into (x) with a Lender Hedge Counterparty, (y) on an unsecured basis, or (z) with a Non-Lender Hedge Counterparty that is a party to the Swap Intercreditor Agreement, and (E) are only in the form of fixed for floating price swaps or, subject to Section 6.13, Qualifying Collar Transactions; or

(ii) Interest Rate Protection Agreements that (A) are with an Approved Counterparty, (B) have the effect of hedging interest rates from floating to fixed rates, (C) are entered into in the ordinary course of business and not for the purpose of speculation, (D) the aggregate notional amount of all Interest Rate Protection Agreements as of each Payment Date does not exceed one hundred percent (100%) of the Total Outstandings (subject to any applicable notice requirements under any Interest Rate Protection Agreement to terminate hedging transactions in connection with any prepayment or repayment of the Loans) and (E) entered into (x) with a Lender Hedge Counterparty, (y) on an unsecured basis, or (z) with a Non-Lender Hedge Counterparty that is a party to the Swap Intercreditor Agreement.

(b) No Loan Party shall cause or permit any Hedge Agreement now existing or hereafter entered into by it to be amended, modified, terminated, or negated (including through its entry into one or more new Hedge Agreements with the opposing effect or through liquidation) in any manner that (i) is not the result of an arms’ length negotiation on market terms (determined at the time of entry by the Borrower) or (ii) would cause the Borrower to be out of compliance with any provision of this Agreement after giving effect thereto, (x) without the prior written consent of the Administrative Agent and the Requisite Lenders or (y) subject to the following sentence, unless such Hedge Agreement is amended, modified, terminated or negated in accordance with Section 6.13(b). If at any time a Loan Party is required to unwind a Hedge Agreement in accordance with Section 6.13(b) and cannot do so while remaining in compliance with this clause (b), such Loan Party may only unwind such Hedge Agreement after Borrower gives notice thereof to Administrative Agent.

(c) No Loan Party shall enter into any Hedge Agreement, or cause or permit any Hedge Agreement now existing or hereafter entered into by it to be amended or modified, in each case without the prior written consent of the Administrative Agent and the Requisite Lenders, unless such new, amended or modified Hedge Agreement, as applicable, relates to or is entered in contemplation of or to facilitate a Hedge Agreement that complies with this Section 7.18.

(d) In no event shall any Hedge Agreement contain any requirement, agreement or covenant for any Loan Party to post collateral, credit support (including in the form of letters of credit) or margin to secure their obligations under such Hedge Agreement or to cover market exposures (other than (x) Collateral for the benefit of Approved Counterparties pursuant to clause (a) of the definition thereof or (y) pursuant to the terms of the Swap Intercreditor Agreement).

(e) No Loan Party shall enter into (i) any Hedge Agreement involving an Advance Payment Contract, a prepayment, an off-market price (determined at the time of entry) or any other pricing arrangement resulting in material credit exposure to either party thereto upon execution of such Hedge Agreement. For purposes of the foregoing, a Loan Party’s receipt of an on-market premium pursuant to an option that is otherwise permitted under this Agreement will not be considered a prepayment, but the payment or receipt of any other premium will be considered a prepayment or (ii) any prepaid forward contract.

(f) No Loan Party shall enter into Hedge Agreements where any payments owed by such Loan Party in respect of calculation periods that would occur after early termination of such Hedge Agreement could be netted against any payments owed to any Loan Party for physical Hydrocarbons delivered prior to termination.

(g) Notwithstanding anything to the contrary herein, the Commodity Hedge Agreements that the Loan Parties have entered into on or prior to the Closing Date (and that have been disclosed in writing on Schedule 5.29, and approved by, the Administrative Agent prior to the Closing Date) shall be permitted under this Section 7.18.

(h) Holdings shall not enter into any Hedge Agreement.

7.19 Gas Balancing Agreements and Advance Payment Contracts. No Loan Party shall, directly or indirectly, incur, become or remain liable for (a) at any month-end, a Material Gas Imbalance, or (b) at any time, Advance Payments under Advance Payment Contracts.

7.20 OFAC. No Loan Party shall fail to comply with the Applicable Laws, regulations and executive orders referred to in Section 5.22 and Section 5.23.

7.21 Material Contracts. No Loan Party shall amend, alter or change in any material respect, or terminate or permit the termination of, any Material Contract, in each case, in a manner that is material and adverse to the interests of the Administrative Agent or the Lenders, without prior written consent of the Administrative Agent and the Requisite Lenders.

7.22 Changes to Name; Organizational Form; Etc. Without limiting any prohibitions or restrictions on mergers or other transactions set forth elsewhere in this Agreement or the other Transaction Documents, no Loan Party shall: (a) change such Person’s name, identity, organizational form, principal place of business, chief executive office, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number or organizational identification number (if any), (b) establish any trade names or (c) change the location of the office where such Person keeps its records containing its Accounts (as defined in the UCC), unless in the case of each of clause (a), (b) and (c) of this Section 7.22, such Loan Party shall have (i) notified Administrative Agent and Collateral Agent in writing within at least five (5) days of any such change or establishment (or such other period as agreed to by Administrative Agent in its sole discretion), identifying such new proposed name, identity, organizational form, principal place of business, chief executive office, jurisdiction of organization, Federal Taxpayer Identification Number or organizational identification number, trade name, office location, or Collateral terms and providing such other information in connection therewith as Administrative Agent or Collateral Agent may reasonably request and (ii) taken all actions necessary to maintain the continuous validity, perfection and First Priority Lien (subject to Permitted Liens) of Collateral Agent for the benefit of the Secured Parties in the Collateral granted or intended to be granted under the Security Documents or other Transaction Documents.

7.23 Deposit, Securities and Commodity Accounts; Cash Management Systems.

(a) No Loan Party shall establish or maintain a Deposit Account or a Securities Account other than the Pledged Account and no Loan Party shall deposit proceeds or Gross Receipts in a Deposit Account or Securities Account which is not a Pledged Account. No Loan Party shall establish or maintain any commodities accounts.

(b) Beginning on the Closing Date and continuing until Termination Date, the Loan Parties will cause each Approved Counterparty and all other Persons that make payments to any Loan Party to deposit directly into the Facility Collection Account all payments of any nature due and owing to such Loan Party (collectively, “Gross Receipts”). If any Loan Party nonetheless receives any Gross Receipts by payment other than into the Facility Collection Account, it will promptly (but, in any event, by the end of the following third (3rd) Business Day following such receipt) deposit all such funds in the Facility Collection Account. The Loan Parties acknowledge, confirm, and agree that (i) they have established and will maintain the Pledged Accounts subject to an Account Control Agreement and (ii) they shall not withdraw or transfer any Available Funds or other amounts (including proceeds of Gross Receipts) on deposit in any of the Pledged Accounts except in accordance with the Priority of Payments and subject to the timing and other terms and conditions set forth in Section 2.8, other than, in the case of this clause (ii), solely with respect to the payments and transfers on account of expenses of the Loan Parties (1) incurred in the ordinary course of business from time to time (including, but not limited to, the Subject Asset Operating Expenses, Taxes and other Management and G&A Expenses), provided, that, in the case of any such payment of Management and G&A Expenses under this clause (ii), no Default or Event of Default shall have occurred or be continuing or would reasonably be expected to occur between the time of such payment and the next succeeding Payment Date and such payments shall be subject to and not in excess of the Management Fee Cap, and (2) any prepayment or repayment required or made under Section 2.7, together with any such payments, transfers, or reserves on account of costs, expenses, liabilities, and other amounts on account of any of the deductions set forth in the definition of “Net Proceeds” (it being acknowledged and agreed that, without limitation and for purposes of clarity, any such required payments on account of clause (e) of the definition of “Net Proceeds” shall be paid substantially concurrently with any mandatory prepayment of the Loans made under Section 2.7 with such Net Proceeds for the same Prepayment Event).

7.24 Capital Expenditures. No Loan Party shall make any Capital Expenditures (including, for the avoidance of doubt, expenditures to develop proved undeveloped oil and gas reserves), other than the Subject Asset Operating Expenses, without the prior written consent of the Administrative Agent and the Requisite Lenders.

7.25 Permitted Activities of Holdings. Holdings shall not engage at any time in any active trade or any material operations or business other than through the Borrower and its Subsidiaries; it being understood and agreed that Holdings shall not:

(a) incur any Indebtedness for borrowed money other than (i) the Indebtedness permitted to be incurred by Holdings under the Transaction Documents and (ii) Guarantees of Indebtedness or other obligations of the Borrower and/or any Subsidiary thereof, which Indebtedness or other obligations are otherwise permitted hereunder;

(b) create or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it securing Indebtedness for borrowed money other than (i) the Liens created under this Agreement and the other Security Documents, (ii) any other Lien created in connection with the Transactions and (iii) Permitted Liens;

(c) engage in any material business activity or own any material assets other than (i) holding the Equity Interests in the Borrower and, indirectly, any other Subsidiary of the Borrower; (ii) performing its obligations under this Agreement and the other Transaction Documents and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder; (iii) filing tax reports and paying taxes; (iv) preparing reports to Governmental Authorities and to its shareholders; (v) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with Applicable Law; (vi) holding (A) cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or any Dispositions permitted by this Agreement made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of capital stock of, Holdings pending the application thereof, or otherwise received and held so long as such other assets are not “operated” and (B) the proceeds of Permitted Indebtedness; (vii) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (viii) participating in tax, accounting and other administrative matters; (ix) performance of its obligations under any document and agreement contemplated by the Transactions or otherwise not prohibited under this Agreement; (x) complying with Applicable Law (including with respect to the maintenance of its existence); (xi) any transaction expressly permitted pursuant to clause (a) and/or (b) of this Section 7.25; and (xii) activities incidental or reasonably related to any of the foregoing; or

(d) enter into any Hedge Agreement.

7.26 Financial Covenants.

(a) With respect to the Closing Date Tranche, the Borrower will not permit the Debt Service Coverage Ratio thereof as of the last day of each fiscal quarter for the Measurement Period ending on such date to be less than 1.10 to 1.00.

(b) With respect to each Delayed Draw Tranche, the Borrower will not permit the Debt Service Coverage Ratio thereof as of the last day of each fiscal quarter for the Measurement Period ending on such date to be less than a ratio to be agreed by the Borrower and the Requisite Lenders in connection with the funding thereof.

(c) With respect to the Closing Date Tranche, the Borrower will not permit the LTV Ratio as of the last day of each fiscal quarter (i) for the period commencing with the first full fiscal quarter ending after the Closing Date through the fifth full fiscal quarter, to be greater than seventy percent (70%) and (ii) thereafter, to be greater than sixty five percent (65%).

(d) With respect to each Delayed Draw Tranche, the Borrower will not permit the LTV Ratio applicable to such Delayed Draw Tranche as of the last day of each fiscal quarter to exceed a percentage to be agreed by the Borrower and the Requisite Lenders in connection with the funding thereof.

VIII EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) the Borrower fails to pay (i) principal when and as required to be paid pursuant to this Agreement; provided that, notwithstanding anything herein to the contrary, the failure to pay Additional Amortization Amounts for which Available Funds are not available on the applicable Payment Date in accordance with the Priority of Payments shall not be an Event of Default, (ii) interest, fees or other amounts when and as required to be paid pursuant to this Agreement and each other Transaction Document and such failure pursuant to this clause (ii) shall not have been remedied or waived within five (5) Business Days or (iii) the Loan Parties fail to pay, on each Maturity Date (to the extent then due and payable) and/or the Final Maturity Date, all Obligations under this Agreement and each other Transaction Document;

(b) (i) any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, Section 6.2, Section 6.3(a), Section 6.12, Section 6.13, Section 6.16, Section 6.17. Section 6.20 or Article VII of this Agreement, (ii) any Loan Party fails to perform or observe the covenant contained in Section 6.6 of this Agreement and such failure continues unremedied for a period of three (3) Business Days after the earlier of (x) notice thereof from the Administrative Agent to the Borrower or (y) the date on which the Manager, the Back-Up Manager, the Operator or such Loan Party obtains knowledge thereof, (iii) (1) any Loan Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document (not specified in the foregoing clause (a) above) or (2) any Loan Party or Affiliate thereof, the Manager, the Back-Up Manager or the Operator fails to perform or observe any term, covenant or agreement contained in the Management Services Agreement, the Back-Up Management Agreement or Operating Agreement, as applicable, and, except for any such shorter time period as expressly set forth in such applicable Transaction Document or the Management Services Agreement, the Back-Up Management Agreement or Operating Agreement (in which case, the terms thereof shall govern with respect to any such grace or cure period for purposes of this clause (b)), such failure continues unremedied for a period of thirty (30) days after the earlier of (x) notice thereof from the Administrative Agent to the Borrower or (y) the date on which the Manager, the Back-Up Manager, the Operator or such Loan Party obtains knowledge thereof;

(c) a court enters a decree or order for relief with respect to any Loan Party in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable law unless dismissed within sixty (60) days; (ii) the occurrence and continuance of any of the following events for sixty (60) days unless dismissed or discharged within such time: (x) an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, is commenced, in which any Loan Party is a debtor or any portion of the Subject Assets is property of the estate therein, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other official having similar powers over any Loan Party, over all or a substantial part of its or their property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of Holdings or any of its direct or indirect Subsidiaries for all or a substantial part of the property of such Person;

(d) an order for relief is entered with respect to any Loan Party or any Loan Party commences a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee, custodian or other official having similar powers for Borrower or any of the direct or indirect subsidiaries of the Borrower, for all or any part of the property of the Guarantors or any of its direct or indirect subsidiaries; (ii) any Loan Party makes any assignment for the benefit of creditors; or (iii) the board of directors or other governing body of any Loan Party or any of the direct or indirect subsidiaries of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8(d);

(e) other than as described in either of clauses (c) or (d), all or any material portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within sixty (60) days following its occurrence);

(f) any monetary default by any Loan Party, the Manager, the Back-Up Manager or the Operator under the Management Services Agreement, the Back-Up Management Agreement, Operating Agreement or any Transaction Document, other than this Agreement, which monetary default continues beyond the applicable cure period set forth in the corresponding Transaction Document, or if no cure period is set forth in the Management Services Agreement, the Back-Up Management Agreement, Operating Agreement or such Transaction Document, such default continues unremedied for a period of fifteen (15) Business Days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Borrower by the Administrative Agent, and (ii) the date on which the Manager, the Back-Up Manager, the Operator or such Loan Party obtains knowledge thereof;

(g) any representation or warranty made or deemed made by any Loan Party (or any of their respective officers) in any Transaction Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(h) (i) any of the Transaction Documents ceases to be in full force and effect (other than (x) in accordance with its terms, including as a result of a transaction permitted hereunder or thereunder or (y) as a result of acts or omissions by the Administrative Agent or any other Secured Party or the satisfaction of the Obligations on the Termination Date), or (ii) except as otherwise permitted under this Agreement or any other Transaction Document, either (X) any Lien created hereunder or under the other Transaction Documents ceases to constitute a valid perfected Lien on a material portion of the Collateral (subject to Permitted Liens) or (Y) any material portion of the Guaranty ceases to be in full force and effect (other than in accordance with its terms) in each case other than (A) as a result of the Administrative Agent’s (or any other Secured Party’s) failure to maintain possession of any stock certificate, promissory note or other instrument actually delivered to it pursuant to the Transaction Documents or to take any other action it is obligated to take with respect to the Collateral (it being agreed, for the avoidance of doubt, that the Administrative Agent shall not have any duty or obligation to (x) file UCC financing statements, continuation statements or amendments or (y) take other actions with respect to the Collateral, except as expressly provided in the Transaction Documents to which it is a party), (B) as a result of the Administrative Agent’s filing of a UCC amendment, termination or release statement or its recording or filing of any termination, release or transfer of any Collateral subject to a filing by the Administrative Agent with the United States Patent and Trademark Office or of any filing or recording therewith, in any case, not made in accordance with this Agreement, (C) as a result of a transaction permitted hereunder or thereunder, including as a result of the sale or other disposition of the applicable Collateral in a transaction not prohibited by this Agreement, or (D) solely as a result of acts or omissions of the Administrative Agent or any other Secured Party in contravention of such Person’s duties under the applicable Transaction Document;

(i) (i) an ERISA Event occurs that, when taken either alone or together with all such other ERISA Events, has resulted or would reasonably be expected to result in liability of a Loan Party in an aggregate amount in excess of $500,000 individually or in the aggregate during the term hereof, (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest on the assets of a Loan Party pursuant to Section 430(k) of the Code or ERISA in excess of $500,000, (iii) a Loan Party fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect or (iv) the assets of the Borrower constitute or become assets of a Plan, and, as a result, one or more of the transactions entered into pursuant to this Agreement constitutes or could reasonably be expected to constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(j) there occurs any Change of Control;

(k) the adoption in final form of a statute, rule or regulation by a competent legislative or governmental rule-making body that becomes effective following the Closing Date, or the entry of a final, non-appealable judgment of a court of competent jurisdiction that is rendered following the Closing Date, which has a material adverse effect on (a) the validity or enforceability of any of the Transaction Documents, or (b) the ability of the Loan Parties to make payments on the Loans or their obligations under any of the Permitted Hedge Agreements;

(l) except to the extent permitted by this Agreement, there occurs (i) any amendment, modification, waiver, breach, default, or termination under the Management Services Agreement, the Back-Up Management Agreement or the Operating Agreement that has or could reasonably be expected to have an adverse effect on the Collateral and/or the Loan Parties, and such amendment, modification, waiver, breach or default is not cured or otherwise remedied within thirty (30) days upon the occurrence thereof in a manner reasonably satisfactory to the Administrative Agent and the Requisite Lenders, or (ii) any termination (or cessation of the full force and effect) of the Management Services Agreement, the Back-Up Management Agreement or the Operating Agreement or the removal of the Operator, the Manager or the Back-Up Manager thereunder that does not have an adverse effect on the Collateral and/or the Loan Parties (it being understood and acknowledged that any such event described in this sub-clause (ii) that does have such an adverse impact shall be governed and subject to the immediately preceding sub-clause (i)), and a replacement Management Services Agreement, Back-Up Management Agreement, Operating Agreement or Operator, Manager and/or Back-Up Manager, as applicable, is not entered into, or so appointed, within sixty (60) days of such applicable event referenced in this sub-clause (ii) in a manner reasonably satisfactory to the Administrative Agent and the Requisite Lenders;

(m) any Loan Party shall fail to pay when due any principal of or interest on any Indebtedness (other than the Obligations of Indebtedness in respect of Hedge Agreements) in an amount greater than the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets individually or in the aggregate, or the maturity of such Indebtedness shall have been accelerated, or any such Indebtedness shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Indebtedness or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded;

(n) any Hedge Agreement to which any Loan Party is a party terminates early for any reason (other than a Hedge Agreement terminated in accordance with Section 6.13(b)) without the Administrative Agent’s and the Requisite Lenders’ prior written consent and there is a Hedge Termination Value exceeding the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets that is owed by the Loan Parties in the case of any such termination and remains unpaid after the date upon which it is due;

(o) a Loan Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets individually or in the aggregate;

(p) a judgement or judgments for the payment of money in excess of the greater of (x) $1,000,000 and (y) 1.00% of the Measured Assets individually or in the aggregate shall be rendered by a court or courts against a Loan Party and the same shall not be discharged, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Person shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(q) any order, judgment or decree shall be entered against a Loan Party decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days;

(r) the Swap Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Loan Parties, any Approved Counterparty party thereto or any other party thereto, or shall be repudiated, or the Loan Parties, any Approved Counterparty party thereto, or any of their respective Affiliates shall so state in writing; or

(s) the Borrower or any Guarantor shall become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

In any such event, notwithstanding any other provision of any Transaction Document, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may (and at the request of Requisite Lenders, shall), without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any, all of which are hereby expressly waived by each Loan Party, (i) terminate their obligations hereunder, including the Commitments, (ii) substitute immediately any third party Operator and/or Manager acceptable to the Collateral Agent and the Requisite Lenders in their sole discretion, for Operator and/or Manager in all of Operator’s and/or Manager’s roles and functions, as applicable and as contemplated by the Transaction Documents and the Operating Agreement, and any fees, costs and expenses of, for or payable to any third party Operator and/or Manager acceptable to the Collateral Agent and the Requisite Lenders in their sole discretion, shall be at the Loan Parties’ sole cost and expense, (iii) with respect to the Collateral, (A) terminate, or cause such Affiliate to terminate, the Operating Agreement (or replace any Operator or Manager) and service the Collateral, including the right to institute collection, foreclosure and other enforcement actions against the Collateral; (B) enter into modification agreements and make extension agreements with respect to payments and other performances; (C) release Persons liable for performance; (D) settle and compromise disputes with respect to payments and performances claimed due, all without notice to any Loan Party, and all at the Collateral Agent’s direction in its sole discretion and without relieving Loan Party from performance of the obligations hereunder; (E) receive, collect, open and read all mail of any Loan Party for the purpose of obtaining all items pertaining to the Collateral and any collateral described in any Transaction Document; provided, that the Collateral Agent promptly returns all mail containing correspondence not on or otherwise related to any Collateral; (F) collect all interest, principal, prepayments (both voluntary and mandatory), and other amounts of any and every description payable pursuant to any the terms of any Subject Asset or any other related documents or instruments; and (G) apply all amounts in or subsequently deposited in the Facility Collection Account or the Debt Service Reserve Account to the payment of the unpaid Obligations or otherwise as the Collateral Agent in its sole discretion shall determine; and (iv) declare all or any of the Loans and/or Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under clauses (c) or (d) above, in which event all of the foregoing shall automatically and without further act by the Agents or Lenders be due and payable and the Agents’ and Lenders’ obligations hereunder shall terminate).

IX ADDITIONAL RIGHTS AND REMEDIES AFTER DEFAULT

9.1 Additional Rights and Remedies.

(a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Collateral Agent shall have the right to (and at the written direction of Requisite Lenders, shall) exercise any and all rights, options and remedies provided for in any Transaction Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Loan Party held by Collateral Agent to reduce the Secured Obligations as provided herein, (ii) foreclose the Liens created under the Transaction Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Loan Party might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Loan Party shall resist or interfere with such action, (vii) at the Loan Parties’ expense, require that all or any part of the Collateral be assembled and made available to Collateral Agent at any place designated by Collateral Agent, (viii) exercise exclusive control over any Pledged Account, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Transaction Document, upon the earlier of (x) the occurrence and continuance of an Event of Default, (y) the date Collateral Agent determines the actions described in clauses (A) through (D) below are necessary to preserve Collateral Agent’s Lien priority or any other similar exigent circumstances, Collateral Agent, shall have the right, at any time that any Loan Party fails to do so, and from time to time, without prior notice, to: (A) obtain insurance covering any of the Collateral to the extent required hereunder; (B) pay for the performance of any of the Obligations; (C) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Transaction Document unless the Loan Parties are in good faith with due diligence by appropriate proceedings contesting those items; and (D) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be deemed Loans hereunder and shall be added to the Secured Obligations until reimbursed to Collateral Agent, for its own account and for the benefit of the other Secured Parties, and shall be secured by the Collateral, and such payments by Collateral Agent, for its own account and for the benefit of the other Secured Parties, shall not be construed as a waiver by Collateral Agent or any Secured Party of any Event of Default or any other rights or remedies of Collateral Agent or the Secured Parties. Collateral Agent shall provide the Administrative Agent, the Lenders and each Approved Counterparty that is a Secured Party reasonably prompt notice of any actions taken pursuant to Article VIII or Article IX.

(b) Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions. At any sale or disposition of Collateral, Collateral Agent may (to the extent permitted by Applicable Law) purchase all or any part thereof free from any right of redemption by any Loan Party which right is hereby waived and released. Each Loan Party covenants and agrees not to interfere with or impose any obstacle to Collateral Agent’s exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, Collateral Agent shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

(c) Notwithstanding any other provisions in this Agreement, and subject to the Swap Intercreditor Agreement, (i) the Lenders shall have the right, which is absolute and unconditional, to receive payment of all principal and interest amounts owed by the Borrower with respect to any Loans on or after the date such amounts become due and payable hereunder, (ii) each Approved Counterparty that is a Secured Party shall have the right, which is absolute and unconditional, to receive payment of any obligations of the Loan Parties under the Hedge Agreements (including the termination amounts and any other amounts owed thereunder) on or after the respective due dates thereof expressed in the applicable Hedge Agreement or in this Agreement, and (iii) each Lender and each Approved Counterparty that is a Secured Party shall have the right to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender or such Approved Counterparties.

9.2 Right to Cure Financial Covenant Non-Compliance(a). Notwithstanding anything to the contrary contained in Article VIII, if:

(a) The Borrower fails to comply with any Financial Covenant as of any applicable testing date under Section 7.26; and

(b) During any Collection Period and prior to the ten (10) Business Day period immediately following the applicable Payment Date, the Borrower receives a Specified Equity Contribution which is applied in accordance with Section 2.7(b)(iv) and in proportion to the Specified Equity Contribution allocated to the applicable Tranche (including with respect to one or more Tranches, as the case may be) then the applicable Financial Covenant, as of such applicable testing date, shall be recalculated on a pro forma basis taking into account any decrease in the outstanding aggregate principal amount of the Loans prepaid with such Specified Equity Contribution and to the extent that the Borrower would be in compliance with the applicable Financial Covenant as of such applicable testing date after giving pro forma effect thereto, the Borrower shall have been deemed to satisfy the requirements of Section 7.26 as of such applicable testing date; provided, however, that the cure provisions in this Section 9.2 may not be used (i) with respect to more than five (5) fiscal quarters for testing of the Financial Covenants in the aggregate during the term of this Agreement or (ii) in any two (2) consecutive fiscal quarters in which the Financial Covenants are tested; provided, further, that to the extent any Specified Equity Contribution is made in a particular Collection Period in order to cure non-compliance with one or more Financial Covenants, such Specified Equity Contribution shall constitute one (1) Specified Equity Contribution for purposes of determining the Specified Equity Contributions permitted by this Section 9.2(b); provided, further, that to the extent a Specified Equity Contribution is applied to cure non-compliance with one or more Financial Covenants, the amount of such Specified Equity Contribution shall be allocated accordingly to cure the applicable Financial Covenant on a Tranche-by-Tranche basis. Any such Specified Equity Contribution shall be disregarded for all determinations and usages of the LTV Ratio or Debt Service Coverage Ratio, as applicable, other than solely on account of determining compliance with Section 7.26 as of such applicable testing period.

9.3 Application of Proceeds. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.8), subject to the Swap Intercreditor Agreement, in addition to any other rights, options and remedies Administrative Agent and the other Secured Parties have under the Transaction Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder upon the occurrence and continuation of an Event of Default (or upon the acceleration of the Obligations) or otherwise received by the Administrative Agent and/or the Collateral Agent after such time shall be applied in the following order of priority: (i) first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent and Account Bank in their capacity as such, (ii) second, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting the Borrower’s business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Administrative Agent or Secured Parties may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Administrative Agent or Secured Parties may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith) payable to third parties, including fees, expenses and indemnities to the Account Bank; (iii) third, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest with respect to the Loans and any hedge settlement payments or termination amount with respect to the Hedge Agreements) payable to the Secured Parties, ratably among them in proportion to the amounts described in this clause third payable to them; (iv) fourth, to payment of that portion of the Secured Obligations, pro rata and pari passu, (a) to the Lenders, in respect of interest due as of such date (other than interest at the Default Rate or post-petition interest) with respect to the Loans and (b) to the Approved Counterparties that are Secured Parties, the net payments due by any Loan Party under the relevant Hedge Agreements (other than with respect to any termination amounts owed to any Approved Counterparties that are Secured Parties), (v) fifth, to payment of that portion of the Secured Obligations pro rata and pari passu (a) to the Lenders, in respect of unpaid principal of the Loans (b) to the Approved Counterparties that are Secured Parties, any amounts due and payable under Hedge Agreements that have not otherwise been paid pursuant to clause (iv) (including, for the avoidance doubt, any termination amounts owed to any such Approved Counterparties), (vi) sixth, to the payment of that portion of the Secured Obligations, pro rata and pari passu, to the Lenders in respect of interest at the Default Rate or post-petition interest with respect to the Loans, and (vii) seventh, to the payment of any surplus then remaining to Borrower, unless otherwise provided by Applicable Law or directed by a court of competent jurisdiction.

9.4 Rights to Appoint Receiver. Without limiting and in addition to any other rights, options and remedies Administrative Agent and Lenders have under the Transaction Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Administrative Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Administrative Agent and/or any Secured Party to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of the Loan Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

9.5 Attorney-in-Fact. Each Loan Party hereby irrevocably appoints Administrative Agent as its attorney-in-fact in accordance with Section 2.11.

9.6 Rights and Remedies not Exclusive. The Collateral Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Collateral Agent and Secured Parties may at any time pursue, relinquish, subordinate (but subject to Section 10.4) or modify, and such determination will not in any way modify or affect any of Collateral Agent’s or Secured Parties’ rights, Liens or remedies under any Transaction Document or Applicable Law. The enumeration of any rights and remedies in any Transaction Document is not intended to be exhaustive, and all rights and remedies of Collateral Agent and Secured Parties described in any Transaction Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Collateral Agent and Secured Parties otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X   WAIVERS AND JUDICIAL PROCEEDINGS

10.1 Waivers. Except as expressly provided for herein, each Loan Party hereby waives set off, counterclaim (except compulsory counterclaims), demand, presentment, protest, all defenses with respect to any and all instruments and all notices (except if such notice is expressly required to be given to Loan Party hereunder) and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Transaction Document. Each Loan Party hereby waives any and all defenses and counterclaims (except compulsory counterclaims and the defense of actual performance) it may have or could interpose in any action or procedure brought by Administrative Agent to obtain an order of court recognizing the assignment of, or Lien of the Collateral Agent in and to, any Collateral.

10.2 Delay; No Waiver of Defaults. No course of action or dealing, renewal, release or extension of any provision of any Transaction Document, or single or partial exercise of any such provision, or delay, failure or omission on Administrative Agent’s part in enforcing any such provision shall affect the liability of any Loan Party or operate as a waiver of such provision or preclude any other or further exercise of such provision. No Loan made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such a Loan unless such waiver is in writing and executed by the Requisite Lenders. No waiver by any party to any Transaction Document of any one or more defaults by any other party in the performance of any of the provisions of any Transaction Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Transaction Document, by entering into this Agreement and/or by making Loans, Administrative Agent and Lenders do not waive any breach of any representation or warranty under any Transaction Document, and all of Administrative Agent’s or any Lender’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.

10.3 Jury Waiver; Jurisdiction. EACH PARTY HEREBY (i) EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.4 Amendment and Waivers.

(a) Other than as set forth in Section 10.4(b), no amendment or waiver of any provision of this Agreement or any other Transaction Document, as applicable, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders, the Borrower and any other applicable Loan Parties and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that (x) neither the consent of the Requisite Lenders nor the consent of any other Lender shall be required in connection therewith and (y) no amendment, modification or waiver of, or consent to departure from, any condition precedent to funding of a Loan, Default, Event of Default, representation, warranty, covenant, mandatory prepayment or mandatory reduction of the Commitments shall constitute an extension or increase of any Commitment of any Lender);

(ii) postpone any date fixed for any payment of the principal amount, interest or fees due to the Lenders (or any of them) without the written consent of such Lender(s) (it being understood that (x) neither the consent of the Requisite Lenders nor the consent of any other Lender shall be required in connection therewith and (y) a waiver of any Default, Event of Default, representation, warranty, covenant, mandatory prepayment or mandatory reduction of the Commitments (including any amendment of any ratio used in the calculation of such prepayment or reduction amount or in the component definitions thereof and any extensions for administrative convenience as may be agreed by the Administrative Agent (provided that no such extension shall be longer than five (5) Business Days)) shall not constitute a postponement of any such date);

(iii) reduce the principal amount of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Transaction Document, without the written consent of each Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any Default, Event of Default, representation, warranty, covenant, mandatory prepayment or mandatory reduction of the Commitments (including any amendment of any ratio used in the calculation of such prepayment or reduction amount or in the component definitions thereof) and no change to the definition of any ratio used in the calculation of interest rate or fees therein or in the component definitions, shall in any such case be construed as such a reduction or forgiveness; it being further understood that neither the consent of the Requisite Lenders nor the consent of any other Lender shall be required in connection therewith); provided, however, that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” to reduce the Default Rate or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv) alter the pro rata sharing of payments required by this Agreement without the written consent of each Lender and each Approved Counterparty that is a Secured Party directly and adversely affected thereby (it being understood that neither the consent of the Requisite Lenders nor the consent of any other Lender nor any other Approved Counterparty that is a Secured Party shall be required in connection therewith);

(v) alter the Priority of Payments under Section 2.8 or the application of proceeds under Section 9.3, in either case, without the written consent of each Lender and each Approved Counterparty that is a Secured Party directly and adversely affected thereby;

(vi) change any provision of this Section 10.4(a) or the definition of “Requisite Lenders”, “Requisite Tranche Lenders”, “Beneficiary”, “Approved Counterparty”, “Obligations”, “Permitted Hedge Agreement”, “Secured Party”, “Secured Obligations”, “Secured Swap Obligations” or any other provision hereof specifying the number or percentage of Lenders (or Approved Counterparties that are Secured Parties, as applicable) required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender and each Approved Counterparty that is a Secured Party directly and adversely affected thereby;

(vii) except as otherwise expressly permitted under this Agreement or any other Transaction Document, release a material portion of the Collateral securing the Secured Obligations, or all or substantially all of the Guaranty, in each case without the written consent of each Lender and each Approved Counterparty that is a Secured Party;

(viii) subordinate the Obligations hereunder or the Liens granted hereunder or under the other Transaction Documents to any other Indebtedness or Lien (including without limitation any Indebtedness or Lien issued under this Agreement or any other agreement), as the case may be, without the written consent of each Lender and each Approved Counterparty that is a Secured Party directly and adversely affected thereby (it being understood that neither the consent of the Requisite Lenders nor the consent of any other Lender nor any other Approved Counterparty that is a Secured Party shall be required in connection therewith); or

(ix) waive or modify any provision that would directly and adversely impact Lenders participating in a Tranche (including without limitation, waiving or modifying the Financial Covenants set forth in Section 7.26 applicable to such Tranche) without the consent of such Tranche’s Requisite Tranche Lenders;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent and/or the Collateral Agent, as applicable, in addition to the Lenders and Approved Counterparties that are Secured Parties required above, affect the rights or duties of Administrative Agent and/or the Collateral Agent, as applicable, under this Agreement or any other Transaction Document.

(b) Notwithstanding anything to the contrary contained in this Section 10.4, this Agreement, the other Transaction Documents and any guarantees, collateral security documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, amended and restated, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender (1) in order to comply with local Applicable Law or advice of local counsel (to the extent such amendment does not materially impact the perfection of any Lien on the Collateral and is not materially adverse to the Lenders), (2) to cure any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical or administrative nature or to effect any necessary or desirable technical change (in each case, to the extent not materially adverse to the Lenders) and/or (3) in order to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Transaction Documents.

(c) [Reserved].

(d) Nothing herein contained shall be deemed to authorize the Administrative Agent or any other Agent to authorize or consent to or vote for or accept or adopt on behalf of any Lender or any Approved Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Loans or the rights of any Lender thereof or the Permitted Hedge Agreements or the rights of any Approved Counterparty thereof, or to authorize any Agent to vote in respect of the claim of any Lender or any Approved Counterparty in any suit in equity, action at law or other judicial or administrative proceeding.

(e) Notwithstanding anything herein to the contrary, no amendment, waiver or consent shall, unless in writing and signed by Back-Up Manager, affect the rights or duties of the Back-Up Manager under this Agreement or any other Transaction Document. The Borrower shall promptly forward each amendment of this Agreement to the Back-Up Manager. The Back-Up Manager shall be a third-party beneficiary of this Agreement, but only to the extent it has any rights expressly specified herein.

XI TERMINATION

11.1 Effectiveness and Termination. This Agreement, including the Commitments provided hereunder, shall become effective on the Closing Date and, subject to the Administrative Agent’s right to accelerate the Loans and terminate the Commitments upon the occurrence and during the continuation of any Event of Default (in each case, subject to the terms and conditions of Article VIII), this Agreement shall continue in full force and effect from and after the Closing Date until the Termination Date, unless terminated sooner as provided in Article II. All of the Obligations shall be immediately due and payable upon the earlier of the Maturity Date or the date upon which the Administrative Agent declares all or any of the Obligations to be due and payable pursuant to the terms of Article VIII. Notwithstanding any other provision of any Transaction Document, no termination of this Agreement shall affect the Administrative Agent’s or any Secured Party’s rights or any of the Secured Obligations existing as of the effective date of such termination to the extent that, by their express terms, such rights or Secured Obligations survive such termination as set forth in Section 11.2, and the provisions of the Transaction Documents shall continue to be fully operative until the Termination Date. The Liens granted to the Collateral Agent hereunder and under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of each Agent shall continue in full force and effect until the Termination Date.

11.2 Survival. All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by any Loan Party in any Transaction Document shall survive the execution and delivery of the Transaction Documents, the making and funding of the Loans and any termination of this Agreement until the Termination Date has occurred. The obligations and provisions of Sections 3.2, 10.1, 10.3, 12.4, 12.7, 12.10, 13.1, 13.8, 13.11, 13.13, 13.14 and 15.5 shall survive termination of the Transaction Documents and any payment, in full or in part, of the Secured Obligations, and with respect to the obligations and provisions of Sections 12.4, 12.7, 13.1, 13.8, 13.11, 13.13, and 15.5, such obligations and provisions shall also survive the resignation or replacement of the Administrative Agent and/or the Collateral Agent.

XII   MISCELLANEOUS

12.1 Governing Law; Jurisdiction; Service of Process; Venue.

(a) THIS AGREEMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, BUT NOT LIMITED TO, PROCEDURAL LAWS) WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(b) BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY IN ANY COURT REFERRED TO IN CLAUSE (b) ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

12.2 Successors and Assigns; Assignments and Participations.

(a) Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign all or any portion of its Commitments or Loans and other rights and obligations under this Agreement to one or more Persons (an “Acquiring Lender”) pursuant to an Assignment Agreement executed by such Acquiring Lender, such assigning Lender, and the Borrower and delivered to the Administrative Agent for recording in the Register, with the prior written consent (not to be unreasonably withheld or delayed) of the Borrower and the Administrative Agent; provided, that no consent of the Borrower will be required for an assignment in whole or in part (i) to another Lender or an Affiliate thereof or (ii) to any Acquiring Lender (including a Disqualified Lender) if an Event of Default has occurred and is continuing and consent of the Borrower to any such assignment pursuant to this Section 12.2 (other than an assignment to a Disqualified Lender) shall be deemed given if a written request for consent is delivered to a Responsible Officer of the Borrower, and the Borrower has not objected in writing to such Assignment Agreement within ten (10) days of receiving such written request; provided, further, the that each such assignment shall be in a minimum principal amount of $1,000,000 (or, if less, the then outstanding amount of such Lender’s Loans and/or Commitment) or such lesser amount consented to by Administrative Agent. Upon each such recordation, the assigning Lender agrees to pay to Administrative Agent a registration fee in the sum of $3,500 (unless waived by the Administrative Agent in its sole discretion). The assignee, if it is not an existing Lender, shall deliver to the Administrative Agent (x) its applicable tax form, (y) an Administrative Questionnaire and (z) all documentation and other information that the Administrative Agent reasonably requests under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the Patriot Act. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment Agreement, and the receipt by the Administrative Agent of the registration fee referenced in this Section 12.2(a), (1) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder, and (2) the assigning Lender shall, to the extent provided in such Assignment Agreement be released from its obligations under this Agreement. For the avoidance of doubt and notwithstanding the foregoing, each Lender may assign to any Affiliate and to the Federal Reserve at any time, pre or post Default, without the Borrower’s consent.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Record of Assignments. Promptly following its receipt of an Assignment Agreement executed by the parties to such assignment, Administrative Agent shall record the information contained therein in the Register.

(d) Participations. Anything contained herein to the contrary notwithstanding, any Lender may, from time to time and at any time, sell participations in all or any portion of such Lender’s rights and obligations under this Agreement (including all or any portion of its Commitments and the outstanding principal amount of Loans owing to it) to any financial institution that invests in loans (other than a participation sold to a Disqualified Lender which shall require the prior written consent of the Borrower unless such Event of Default has occurred and is continuing, such Person, a “Participant”); provided, that the terms of any such participation shall not entitle the Participant to direct such Lender as to the manner in which it votes in connection with any amendment, supplement or other modification of this Agreement or any waiver or consent with respect to any departure from the terms hereof, in each case unless and to the extent that the subject matter thereof is one as to which the consent of all Lenders is required in order to approve the same; provided, further, (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Lender that sells a participation hereunder shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal and corresponding interest amount of each participant’s interest in the Loans, Commitments or other Obligations (the “Participant Register”); provided, that no Lender shall be required to disclose or share the information contained in such Participant Register with Borrower or any other Person, except as required by law and to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulation 5f.103-1(c). The entries in the Participant Register shall be conclusive in the absence of manifest error. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.2 and 13.8 (subject to the limitations and requirements of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment; provided, however, that a Participant shall not be entitled to receive any greater payment under Section 3.2 or Section 13.8, with respect to the participation sold to such Participant, than the applicable Lender would have been entitled to receive except to the extent such entitlement to a greater payment results from a Change in Law after the sale of the participation takes place. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 12.4 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 12.2 to the contrary notwithstanding, any Lender may at any time pledge or assign a Lien in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure its obligations, including to any of the twelve Federal Reserve Banks organized under § 4 of the Federal Reserve Act, 12 U.S.C. § 341. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section 12.2; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Assignment by the Loan Parties. No Loan Party shall assign or transfer any of its rights or obligations under this Agreement or any of the other Transaction Documents without the prior written consent of Administrative Agent and the Lenders.

(g) Replacement Lender. If any Lender requests compensation under Section 3.2(a), or if the Borrower is required to pay any amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.8 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to use reasonable efforts to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XII (and with the $3,500 assignment fee being payable by the Borrower)) all of its interests, rights and obligations under this Agreement and the related Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 2.7) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 3.2(a) or payments required to be made pursuant to Section 13.8, such assignment, in the judgment of such Lender, will result in a reduction in such compensation or payments thereafter and will not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (it being understood that, notwithstanding anything to the contrary herein, the Borrower agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any assignment or designation made pursuant to this Section 12.2(g));

(iii)   such assignment does not conflict with Applicable Law; and

(iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Each party hereto agrees that (a) an assignment required pursuant to this Section 12.2 may be effected pursuant to an Assignment Agreement executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

12.3 Application of Payments. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other Applicable Law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Administrative Agent and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Administrative Agent. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Administrative Agent shall decide in its sole discretion.

12.4 Indemnity.

(a) Each Loan Party, jointly and severally, shall indemnify, defend, release and hold harmless each of the Administrative Agent, the Collateral Agent, the Arrangers, each Lender, each Participant, its Affiliates and each of their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, taxes, proceedings at law or in equity, fees, charges and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) (“Damages”), which Damages may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to this Agreement, the Loans (or the use of proceeds thereof), any other Transaction Document (including in connection with the enforcement hereof (including enforcement of this Section 12.4) or thereof) or any act of or omission by any Loan Party or any of their officers, directors, agents, including, without limitation (i) any willful misrepresentation with respect to any Loan Party or the Collateral, (ii) any acts of fraud by any Loan Party related to the Loans or made in connection with this Agreement or any Transaction Document, (iii) any theft of any Collateral by any Loan Party or any of their Affiliates, (iv) any misappropriation of funds or use of the proceeds of the Loans that is not in accordance with the terms of the Agreement or any other Transaction Document, (v) any transfer, sale, encumbrance or other disposal of the Collateral not permitted by the Agreement or the other Transaction Document or (vi) any presence or Release of any Hazardous Material at any location owned or operated by any Loan Party or any Environmental Liability related to any Loan Party, in each case expressly excluding (1) any special, consequential or punitive damages (except to the extent such special, consequential or punitive damages are paid or payable to any third party) or (2) those damages arising solely from the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction in a final and non-appealable judgement, (3) those damages that arise solely by reason of a claim by one or more Indemnified Persons against one or more other Indemnified Persons (other than (x) any claims against any Indemnified Person in its capacity as an Arranger or Agent or any similar role hereunder and (y) any claims resulting from an act or omission by the Borrower, any Loan Party or any of their Affiliates), and (4) those damages directly arising from the conduct, acts or omissions of a Defaulting Lender that were the cause of such Lender’s becoming a Defaulting Lender.

(b) The Loan Parties shall be entitled to participate in the defense of any matter for which indemnification may be required under this Section 12.4 (other than any matter in which the Administrative Agent or any of its Agent Related Parties is subject) and to employ counsel at their own expense to assist in the handling of such matter. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral, subject to (other than any such litigation, proceeding or matter involving the Administrative Agent or any of its Agent Related Parties) the Loan Parties’ prior approval of any settlement, which shall not be unreasonably withheld or delayed.

(c) To the extent that Administrative Agent obtains recovery from a third party other than an Indemnified Person of any of the amounts that any Loan Party has paid to Administrative Agent pursuant to the indemnity set forth in this Section 12.4 (and no amounts are then due and owing to the Administrative Agent or any other Indemnified Person from any Loan Party), then Administrative Agent shall promptly pay to such Loan Party the amount of such recovery.

(d) No Indemnified Person shall have any liability for any special, punitive, indirect, incidental or consequential damages or losses or any kind whatsoever (including, but not limited to, loss of profit) relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith, irrespective of whether the Indemnified Persons have been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) For avoidance of doubt, this Section 12.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.5   Notices.

(a) Except as otherwise expressly set forth in any other Transaction Document, all notices and other communications provided for herein and in the other Transaction Documents shall be in writing (including by electronic communication) and shall be delivered as follows: (x) if to the Borrower, any other Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.5; (y) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); and (z) if to any Approved Counterparty that is a Secured Party, to the address, telecopier number, electronic mail address or telephone number specified in the Swap Intercreditor Agreement with respect to such Approved Counterparty that is a Secured Party. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) electronic transmission, in each case upon further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

(b) Notices and other communications to the Lenders or Approved Counterparties that are Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d) The Borrower hereby acknowledges that (a) the Borrower or the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, DebtDomain or another similar electronic system (the “Platform”) and (b) certain of the Lenders or Approved Counterparties (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws) and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) prior to distributing any Borrower Materials that contain material non-public information (i.e., not marked “PUBLIC”), the Borrower will notify each Public Lender that such information constitutes material non-public information and will not distribute such materials to the Administrative Agent to be distributed on the Platform without the consent of all Public Lenders or directly to any Public Lender without the consent of such Lender. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Transaction Documents, (2) any notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Section 6.1(a).

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF ANY PLATFORM, AND THE ADMINISTRATIVE AGENT EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR ANY PLATFORM. In no event shall any Agent or any of its Agent Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet.

12.6 Severability; Captions; Counterparts; Electronic Signatures. If any provision of any Transaction Document is adjudicated to be invalid under Applicable Laws, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Transaction Documents which shall be given effect so far as possible. The captions in the Transaction Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Transaction Documents. The Transaction Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and portable document format (.pdf), or other electronic transmission, which signatures shall be considered original executed counterparts. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Transaction Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved in writing (which may be by electronic mail) by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

12.7 Expenses. The Loan Parties shall pay, whether or not the transactions contemplated hereby shall be consummated or any proposed Loan after the Closing Date occurs, all fees, costs and expenses incurred or earned, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other charges and expenses (including, without limitation, UCC and judgment and tax Lien searches and UCC filings and fees for post-closing UCC and judgment and tax Lien searches and wire transfer fees and audit expenses), and external attorneys’ fees and expenses (limited to the reasonable and documented or invoiced legal fees and expenses of a single lead counsel to each Agent and its Related Parties, and of a single local counsel to each Agent and its Related Parties, in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions), a single counsel for any customary conflicts and each other counsel retained with the prior written consent of the Borrower), by (a) the Agents and/or its or their respective Affiliates, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Transaction Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Transaction Documents and/or any related agreements, documents or instruments (including without limitation in conjunction with any proposed Loan to be made after the Closing Date), (iii) arising in any way out of administration of the Obligations or the taking or refraining from taking by Administrative Agent or the Collateral Agent of any action under the Transaction Documents, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on the Collateral Agent’s Liens in any of the Collateral or securities pledged under the Transaction Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to the Administrative Agent’s, the Collateral Agent’s or any Lender’s transactions with Borrower or any other Loan Party, (vi) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof, (vii) in connection with all actions, visits, audits and inspections undertaken by Administrative Agent or its Affiliates pursuant to the Transaction Documents, and/or (viii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Transaction Document and/or any related agreement, document or instrument and (b) any Lender and/or its Affiliates, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Transaction Document or any related agreement, document or instrument, (ii) in defending or prosecuting any actions, claims or proceedings arising out of or relating to any Lender’s transactions with Borrower or any other Loan Party and/or (iii) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof. All of the foregoing shall be part of the Obligations.

12.8 Entire Agreement. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN BORROWER, THE OTHER LOAN PARTIES, AGENT AND THE LENDERS AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS BETWEEN ANY PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THERE ARE NO ORAL AGREEMENTS BETWEEN ANY LOAN PARTY AND ANY OTHER PARTY HERETO. EACH OF THE PARTIES HERETO UNDERSTANDS AND AGREES THAT ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE.

12.9 Approvals and Duties. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent with respect to any matter that is subject of any Transaction Document may be granted or withheld by Administrative Agent and Lenders, as applicable, in their sole and absolute discretion. Administrative Agent shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

12.10 Publicity and Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, including any numbering, administration or settlement service providers who need to know such information in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, provided that the Administrative Agent and the Lenders, as applicable, shall be responsible for such Persons’ compliance with this Section 12.10), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners) having jurisdiction, as applicable, over the Administrative Agent or the Lenders (in which case such Persons agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure and to use commercially reasonable efforts to ensure that any such information disclosed is accorded confidential treatment), (c) to the extent required by applicable laws or regulations or by any subpoena or similar compulsory legal process (in which case such Persons agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure and to use commercially reasonable efforts to ensure that any such information disclosed is accorded confidential treatment), (d) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 12.10, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Transaction Documents (in each case, other than any Disqualified Lender) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party or any of their respective obligations (in each case, other than any Disqualified Lender), (f) with the prior written consent of the Borrower, (g) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing to any Loan Party (including those set forth in this paragraph), (h) in coordination with any Loan Party, to rating agencies or (i) to any other party to this Agreement. For the purposes of this Section, “Information” means all information received by the Administrative Agent or a Lender, as applicable, from or on behalf of any Loan Party and related to the Loan Parties or their respective business other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or applicable Loan Party; provided, however, that, in the case of information received from the Borrower or any other Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Each of the Administrative Agent and the Lenders agrees to be fully responsible for any breach of this Section 12.10 by any officer, director, employee or agent, including accountants, legal counsel and other advisors, of it or its Affiliates that has not entered into a separate written confidentiality agreement with the Borrower in form and substance satisfactory to the Borrower and having substantially the same requirements as this Section 12.10. For the avoidance of doubt, in no event shall any disclosure of such Information be made to any Disqualified Lender known to the Administrative Agent or the applicable Lender, as applicable. For the avoidance of doubt, nothing in this Section 12.10 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 12.10 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

12.11 Cooperation. In any litigation, arbitration or other dispute resolution proceeding relating to any Transaction Document, each Loan Party waives any and all defenses, objections and counterclaims (other than mandatory or compulsory counterclaims) it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of such Loan Party for purposes of all Applicable Law regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise) and (ii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Administrative Agent or such other Lender, all Persons, documents (whether in tangible, electronic or other form) and other things under its control and relating to the dispute.

12.12 Recognition of U.S. Special Resolution Regimes.

(a) To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a covered entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) For purposes of this Section 12.12:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

12.13   Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

For purposes of this Section 12.13:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

XIII AGENT PROVISIONS; SETTLEMENT

13.1 Administrative Agent.

(a) Appointment. Each Lender hereby designates and appoints Goldman Sachs Bank USA as the Administrative Agent under this Agreement and the other Transaction Documents, and each Lender hereby irrevocably authorizes Goldman Sachs Bank USA, as Administrative Agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are delegated to Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent agrees to act as such on the conditions contained in this Article XIII. The provisions of this Article XIII are solely for the benefit of Administrative Agent and Lenders, and no Loan Party shall have rights as third-party beneficiaries of any of the provisions of this Article XIII. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Transaction Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, and any co-agents, sub-agents and attorneys- in-fact appointed by the Administrative Agent pursuant to Section 13.1(k) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Transaction Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XIII, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Transaction Documents as if set forth in full herein with respect thereto, and all references to Administrative Agent in this Article XIII shall, where applicable, be read as including a reference to the Administrative Agent acting as collateral agent.

Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor Administrative Agent to the Administrative Agent under this Agreement and each other Transaction Document to which it is a party and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(b) Nature of Duties. In performing its functions and duties under this Agreement, Administrative Agent is acting solely on behalf of Lenders, and its duties are administrative and shall be deemed purely ministerial in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders or any Loan Party. Administrative Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents, Administrative Agent shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Agreement against Administrative Agent. Administrative Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Lender.

Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.

(c) Rights, Exculpation, Etc. Neither Administrative Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable for any action taken or omitted by them hereunder or under any of the other Transaction Documents, or in connection herewith or therewith; provided, that the foregoing shall not prevent Administrative Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them). Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (i) any recitals, statements, representations or warranties made by any Loan Party herein, (ii) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party, (iii) the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Transaction Documents, (iv) the financial condition of any Loan Party, (v) the existence or possible existence of any Default or Event of Default, (vi) the creation, validity, priority or perfection of any Lien securing or purporting to secure the Obligations or the existence, value or sufficiency of any of the Collateral or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such written advice or concurrence of the Requisite Lenders (or such other number of Lenders as may be expressly required hereby) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to request and receive instructions from the Requisite Lenders and in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a written request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without limiting the foregoing, no Lender or Loan Party shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, Administrative Agent shall have no obligation to take any action if it, in the opinion of the Administrative Agent or its counsel, is contrary to any Transaction Document, or applicable Law, or if it believes that such action exposes Administrative Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Administrative Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law.

The Administrative Agent shall not be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Administrative Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, sabotage, epidemics, pandemics, interruptions, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Administrative Agent’s control whether or not of the same class or kind as specified above.

The Administrative Agent shall not be obligated to calculate or confirm the calculations of any financial covenants set forth herein or the other Transaction Documents or in any of the financial statements of the Loan Parties.

Nothing in this Agreement or any other Transaction Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Transaction Documents.

The Administrative Agent shall have no obligation for (a) perfecting, maintaining, monitoring, preserving, creating, validating or protecting the security interest or Lien granted under this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, agreement, consent or other paper or instrument in any public office at any time or times; (c) enabling the Administrative Agent to exercise and enforce its rights under this Agreement with respect to the security interest or Lien granted under this Agreement; or (d) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral. In addition, the Administrative Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Loan Party in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lenders. The Administrative Agent may assume performance by all such Persons of their respective obligations. The Administrative Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”

The Administrative Agent shall not be required to provide any direction or instruction under any Account Control Agreement or securities account control agreement to which it is a party, unless the Administrative Agent has received a direction from the Requisite Lenders directing it to provide such direction or instruction.

The Administrative Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts.

The permissive rights of the Administrative Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Administrative Agent shall not be answerable for other than its gross negligence or willful misconduct.

Knowledge of the Administrative Agent shall not be attributed or imputed to Goldman Sachs Bank USA’s other roles in the transaction (other than those where the roles are performed by the same group or division within Goldman Sachs Bank USA or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Goldman Sachs Bank USA (and vice versa).

(d) Reliance. Administrative Agent shall be entitled to conclusively rely, and shall be fully protected in relying, acting or refraining from acting upon, upon any written notices, statements, certificates, orders, judgments, resolutions, instruments, opinions, reports, requests, directions, consents, bonds, debentures, notes, other evidence of indebtedness or other papers or documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents. The Administrative Agent may consult with legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Indemnification. Each Lender, severally and not (i) jointly, or (ii) jointly and severally, agrees to reimburse and indemnify, defend, release and hold harmless Administrative Agent and its Agent Related Parties (to the extent not reimbursed by the Loan Parties), ratably according to their respective Ratable Shares (as defined below) in effect on the date on which indemnification is sought under this clause (e) (or, if indemnification is sought after the date upon which the Loans shall have been paid in full and the Commitments have been terminated, ratably in accordance with their Ratable Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, proceedings at law or in equity, fees, charges or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Transaction Documents or any action taken or omitted by Administrative Agent under this Agreement or any of the other Transaction Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances proceedings at law or in equity, fees, charges or disbursements to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and non- appealable basis, provided, however, that no action taken at the direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Transaction Documents) shall be deemed to constitute gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and each of its Agent Related Parties upon demand for its Ratable Share on the date on which reimbursement is sought (or, if reimbursement is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective Ratable Shares in effect immediately prior to such date) of any documented out-of-pocket costs or expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise and including the enforcement of this Agreement (including this Section 13.1(e) and/or any other Transaction Document)) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein. The obligations of the Lenders hereunder shall not diminish the obligations of the Borrower to indemnify and reimburse the Administrative Agent for such amounts. For purposes hereof, a Lender’s “Ratable Share” means a fraction, the numerator of which is aggregate outstanding principal amount of the Loans of such Lender at such time, and the denominator of which the aggregate outstanding principal amount of the Loans held by all Lenders at such time. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document against any amount due to the Administrative Agent and each of its Agent Related Parties under this Section 13.1(e). The obligations of Lenders under this Article XIII shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation or replacement of the Administrative Agent.

(f) Administrative Agent in its Individual Capacity. With respect to the Loans made by it, if any, Goldman Sachs Bank USA and its successors as Administrative Agent shall have, and may exercise, the same rights and powers under the Transaction Documents, and is subject to the same obligations and liabilities, as and to the extent set forth in the Transaction Documents, as any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall include, if applicable, Administrative Agent in its individual capacity as a Lender. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of lending, banking, trust, financial advisory or other business with, Borrower or any Subsidiary or Affiliate of Borrower as if it were not acting as Administrative Agent pursuant hereto.

(g) Successor Administrative Agent.

(i) Resignation. Administrative Agent may resign as Administrative Agent at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower and Lenders and each Approved Counterparty that is a Secured Party.

(ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint (with prompt notice to each Approved Counterparty that is a Secured Party) a successor Administrative Agent. If a successor Administrative Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (i) above, the retiring Administrative Agent, may (but shall not be obligated to), on behalf of Lenders, appoint (with prompt notice to each Approved Counterparty that is a Secured Party) a successor Administrative Agent who shall serve as Administrative Agent until such time as Requisite Lenders appoint a successor Administrative Agent as provided above. Other than during the occurrence and continuation of a Default or Event of Default, Borrower shall be entitled to approve (such approval not to be unreasonably withheld, conditioned or delayed) any successor Administrative Agent appointed in accordance with the foregoing to the extent such successor Administrative Agent is not an affiliate of retiring Administrative Agent. If no successor administrative agent has accepted appointment as the Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the retiring Administrative Agent may deliver any Collateral held hereunder to the Requisite Lenders and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) the Requisite Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor administrative agent as provided for above.

(iii) Successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent under the Transaction Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Administrative Agent prior to the resignation thereof), powers, privileges and duties of the retiring Administrative Agent and, upon the earlier of such acceptance or the effective date of the retiring Administrative Agent’s resignation, the retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents; provided, that any indemnity and expense rights or other rights in favor of such retiring Administrative Agent shall continue after and survive such resignation and succession. After any retiring Administrative Agent’s resignation as Administrative Agent under the Transaction Documents, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Transaction Documents.

(h) Collateral Matters.

(i) Collateral. Each Secured Party agrees that any action taken by Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater number of Lenders) in accordance with the provisions of this Agreement or of the other Transaction Documents relating to the Collateral, and the exercise by Collateral Agent or the Requisite Lenders (or, where so required, such greater number of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties and Collateral Agent. Without limiting the generality of the foregoing, Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Secured Parties with respect to all payments and collections arising in connection herewith and with the Transaction Documents in connection with the Collateral; (ii) execute and deliver each Transaction Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower or any other Loan Party; (iii) act as verification agent for the Secured Parties; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Transaction Documents relating to the Collateral; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Transaction Document, exercise all right and remedies given to such Collateral Agent and the Secured Parties with respect to the Collateral under the Transaction Documents relating thereto, Applicable Law or otherwise.

(ii) Release of Collateral. Secured Parties hereby irrevocably authorize Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by Collateral Agent, for the benefit the of Secured Parties, upon any Collateral covered by the Transaction Documents (A) upon the occurrence of the Termination Date or (B) in accordance with Section 2.12.

(iii)   Absence of Duty. Collateral Agent shall have no obligation whatsoever to any Secured Party or any other Person to assure that the Collateral covered by this Agreement or the other Transaction Documents exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Collateral Agent, on behalf of the Secured Parties, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent in this Section 13.1(h) or in any of the Transaction Documents.

(i) Agency for Perfection. Each Secured Party hereby appoints Collateral Agent as agent for the purpose of perfecting Secured Parties’ security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Secured Party (other than Collateral Agent) obtain possession of any such Collateral, such Secured Party shall hold such Collateral for purposes of perfecting a security interest therein for the benefit of the Secured Parties, notify Collateral Agent thereof and deliver such Collateral to Collateral Agent or otherwise act in respect thereof in accordance with Collateral Agent’s instructions. Except for reasonable care of any related Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any related Collateral or responsibility for (1) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any related Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (2) taking any necessary steps to preserve rights against third parties or any other rights pertaining to any related Collateral.

(j) Exercise of Remedies. Except as set forth in Section 13.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Transaction Document or to realize upon any Collateral security for the Loans or other Obligations; it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent and Collateral Agent in accordance with the terms of the Transaction Documents.

(k) Delegation of Duties. The Administrative Agent may perform any of its duties and exercise any of its rights and powers under this Agreement or any other Transaction Document by or through one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any of its duties and exercise any its rights and powers by or through their respective Related Parties, and the Administrative Agent shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the acts, omissions, negligence or misconduct omissions of any sub-agent or attorney-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent or attorney-in-fact.

13.2   Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Commitments, or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and satisfied so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Commitments, and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (f) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of sub-section (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Commitments, and this Agreement, or

(iv) such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (a) in the immediately preceding clause (i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (d) in the immediately preceding clause (i), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Documents or any documents related hereto or thereto).

13.3 Set-off and Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain, on account of any Loan held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in this Section 13.3 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.3), with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Each Lender that purchases a participation pursuant to this Section 13.3 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

13.4 Disbursement of Funds. Administrative Agent may, on behalf of Lenders, disburse funds to Borrower for the Loans in accordance with this Agreement. Each Lender shall reimburse Administrative Agent in accordance with Section 2.3 for its Pro Rata Share of all funds disbursed on its behalf by Administrative Agent, or if Administrative Agent so requests, each Lender shall remit to Administrative Agent its Pro Rata Share of any Loan before Administrative Agent disburses such Loan to or on account of Borrower. If Administrative Agent shall have disbursed funds to Borrower on behalf of any Lender and such Lender fails to pay the amount of its Pro Rata Share by the time required pursuant to Section 2.3, Administrative Agent shall promptly notify Borrower, and Borrower shall as promptly as reasonably possible, but in no event less than one (1) Business Day after such notice, repay such amount to Administrative Agent. Any repayment by Borrower required pursuant to this Section 13.4 shall be without prepayment fee, premium or penalty. Nothing in this Section 13.4 or elsewhere in this Agreement or the other Transaction Documents, including, without limitation, the provisions of Section 13.5, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

13.5 Availability of Lenders’ Pro Rata Share; Return of Payments.

(a) Availability of Lenders’ Pro Rata Share.

(i) Unless Administrative Agent has been notified by a Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of a Loan, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the proposed funding date; provided, however, that nothing contained in this Agreement shall obligate a Lender to make a Loan at any time any Default or Event of Default exists. If such amount is not, in fact, made available to Administrative Agent by such Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

(ii) Nothing contained in this Section 13.5(a) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Administrative Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

(b) Return of Payments.

(i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from any Loan Party and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower, any other Loan Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower, such other Loan Party or such other Person, without set-off, counterclaim or deduction of any kind.

13.6   Dissemination of Information. Promptly following its receipt thereof, Administrative Agent will distribute promptly to each Lender, unless previously provided by Borrower or any other Loan Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and information provided to the Administrative Agent for distribution to the Lenders, including, without limitation, financial and reporting information received by the Administrative Agent (in its capacity as such) from Borrower, any other Loan Party or a third party (and excluding only internal information generated by Goldman Sachs Bank USA for its own use as a Lender or as Administrative Agent and any attorney-client privileged communications or work product), as provided for in this Agreement and the other Transaction Documents as received by Administrative Agent. Administrative Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 13.6, except to the extent that such failure is attributed to Administrative Agent’s gross negligence or willful misconduct and results in demonstrable damages to such Lender as determined, in each case, by a court of competent jurisdiction on a final and non-appealable basis.

13.7   Defaulting Lender. The failure of any Lender to make any Loan on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Loan, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Defaulting Lender to make a Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, no Defaulting Lender shall (a) have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender, or (b) be entitled to any fees based on unused commitments. At Borrower’s request, any Lender shall have the right (but shall have no obligation) to purchase from any Defaulting Lender, and each Defaulting Lender agrees that it shall sell and assign to such Person pursuant to an Assignment Agreement, all of the rights of such Defaulting Lender (including all of such Defaulting Lender’s Loans and Commitments) for an amount equal to the then outstanding principal amount thereof due to such Defaulting Lender plus accrued and unpaid interest and fees due to such Defaulting Lender, which principal, interest and fees will be paid to such Defaulting Lender when collected from Borrower.

13.8 Taxes.

(a) Subject to clause (g) and (i) below and except as required by Applicable Law, any and all payments by or on account of any obligations of Borrower or any other Loan Party to each Lender or Administrative Agent under this Agreement or any other Transaction Document shall be made free and clear of, and without deduction or withholding for, any Taxes, excluding, in the case of each Lender and Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes (including Texas margin tax), and branch profits taxes, in each case, of such Lender or Administrative Agent, respectively, that (i) are imposed as a result of such Lender or Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) are Other Connection Taxes, (b) withholding Taxes imposed on amounts payable to or for the account of a Lender or Administrative Agent with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender or Administrative Agent acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 12.2(g)) or (ii) such Lender changes its Lending Office, except in each case to the extent the additional amounts any Lender, or Lender through a New Lending Office, would be entitled to receive (without regard to this sentence) do not exceed the additional amounts that the Lender making the transfer, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation, (c) Taxes attributable to such Lender or Administrative Agent’s failure to comply with Section 13.8(f), and (d) any U.S. federal withholding Taxes imposed under FATCA (all such non-excluded Taxes being referred to as “Indemnified Taxes”).

(b) In addition, without duplication of amounts otherwise payable pursuant to this Section 13.8, each Loan Party shall pay (or cause to be paid) to the relevant Governmental Authority any present or future stamp, court, documentary, intangible, recording or filing, or other similar Taxes which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.2(g)) (hereinafter referred to as “Other Taxes”).

(c) Subject to clause (g) and (i) below and without duplication of any additional amounts paid under clause (b) or (d), each Loan Party shall jointly and severally indemnify and hold harmless each Lender and Administrative Agent (without duplication) for the full amount of any and all Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.8) paid or payable by such Lender or Administrative Agent or required to be withheld or deducted from a payment to such Lender or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority, other than any penalties resulting from the gross negligence or willful misconduct of the Lender or the Administrative Agent, as applicable. Payments under this indemnification shall be made within ten (10) days from the date any Lender or Administrative Agent makes written demand therefor.

(d) If any Loan Party or Administrative Agent shall be required by Applicable Law (as determined in the good faith discretion of the applicable Loan Party or Administrative Agent) to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable by any Loan Party to any Lender or Administrative Agent under this Agreement or any other Transaction Document, then, subject to clause (g) and (i) below:

(i) In the case of Indemnified Taxes and Other Taxes, and except as otherwise provided in clause (g) and (i) below, the sum payable by such Loan Party shall be increased (without duplication of any additional amounts paid under clause (b) or (c)) to the extent necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 13.8), such Lender or Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholding been made;

(ii) such Loan Party or Administrative Agent shall make such deductions or withholding, as applicable; and

(iii) such Loan Party or Administrative Agent, as applicable, shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

(e) Within thirty (30) days after the date of any payment by any Loan Party of Indemnified Taxes or Other Taxes to a Governmental Authority, such Loan Party shall furnish to Administrative Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Administrative Agent (and the applicable Lender).

(f) Each Lender that is not a U.S. Lender (as defined below), or that is otherwise a “foreign person” within the meaning of Treasury Regulation Section 1.1441-1(c) (a “Non-U.S. Lender”), shall deliver to Borrower and Administrative Agent two (2) copies of an applicable U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, Form W-8IMY or Form W-8ECI, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from United States federal withholding tax on all payments by Borrower under this Agreement and the other Transaction Documents. Such forms shall be delivered by each Non-U.S. Lender on or about the date it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. In addition to properly completing and duly executing an applicable U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, Form W-8IMY or Form W-8ECI (or any subsequent versions thereof or successors thereto), if such Non-U.S. Lender is claiming an exemption from withholding of United States federal income tax under section 871(h) or 881(c) of the Code, such Lender shall provide Borrower and Administrative Agent with a certificate to the effect that (A) it is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) it is not a “10-percent shareholder” of Borrower within the meaning of section 871(h)(3)(B) of the Code, and (C) it is not a controlled foreign corporation receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Code. Each Non-U.S. Lender shall promptly notify Borrower and Administrative Agent (and each Participant (as described below) shall promptly notify the Lender from which the related participation shall have been purchased) at any time it determines that it is no longer in a position to provide any previously delivered form or certificate (or any other form of certification adopted by the U.S. taxing authorities for such purpose). On or about the date on which a U.S. Lender (described below) becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), any Lender that is an individual citizen or resident of the United States of America, a corporation or partnership (or other entity taxed as such for United States federal income tax purposes) created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to United States federal income taxation regardless of the source of its income (a “U.S. Lender”) shall deliver to Borrower and Administrative Agent (i) a properly prepared and duly executed U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, certifying that such Lender is exempt from United States federal backup withholding tax, and (ii) such other reasonable documentation as will enable Borrower and/or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Person that shall become a Participant pursuant to Section 12.2 shall, on or about the date of the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this clause (f) and clauses (h) and (i) below, and shall, if required, make the certifications set forth above in sub-clauses (A) through (C) of this Section 13.8(f); provided, that the obligations of such Participant, pursuant to this clause (f) and clauses (h) and (i) below, shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased. Notwithstanding any other provision of this section, a Lender or Participant shall not be required to deliver any form or certificate pursuant to this clause (f) that such Lender or Participant is not legally able or eligible to deliver, or if in such Lender’s or Participant’s reasonable judgment such completion, execution or submission would subject such Lender or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Participant. On or before the date on which Goldman Sachs Bank USA (and any successor or replacement Administrative Agent) becomes the Administrative Agent, the Administrative Agent shall deliver to the Borrower (i) a properly completed and executed copy of IRS Form W-9 certifying that the Administrative Agent is exempt from U.S. federal backup withholding tax or (ii) a properly completed and executed copy of IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and a properly completed and executed copy of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” within the meaning of United States Treasury Regulation Section 1.1441-1(e)(5) that has assumed primary withholding obligations under the Code, including Chapters 3 and 4 of the Code, or a “U.S. branch” within the meaning of United States Treasury Regulation Section 1.1441-1(b)(2)(iv) that is treated as a U.S. Person for purposes of withholding obligations under the Code). Each Lender and Administrative Agent agrees that if any form or certification it previously delivered under this clause (f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower or Administrative Agent, as applicable, in writing of its legal inability to do so.

(g) No Loan Party will be required to pay any additional amounts pursuant to clause (d) above to any Lender or Administrative Agent or to indemnify any Lender or Administrative Agent pursuant to clause (c) above in respect of Taxes attributable to a failure by the relevant Lender or Administrative Agent to comply with its obligations under Section 13.8(f) for any reason. In addition, no Loan Party will be required to pay any additional amounts in respect of withholding tax pursuant to clause (d) above to any Lender or Administrative Agent or to indemnify any Lender or Administrative Agent pursuant to clause (c) above in respect of any withholding tax to the extent that, with respect to a Lender, the obligation to withhold amounts pursuant to an Applicable Law existed on the date such Lender acquires its interest in a Loan or Commitment (other than pursuant to an assignment request by Borrower pursuant to Section 12.2(g)) or, with respect to payments to a lending office newly designated by a Lender (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to the applicable Loan; provided, however, that this sentence shall not apply to the extent the additional amounts any Lender, or Lender through a New Lending Office, would be entitled to receive (without regard to this sentence) do not exceed the additional amounts that the Lender making the transfer, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation.

(h) Each Non-U.S. Lender agrees to provide Borrower and Administrative Agent, upon the reasonable request of Borrower, such other forms or documents as may be reasonably required under Applicable Law in order to establish an exemption from or eligibility for a reduction in the rate or imposition of Indemnified Taxes or Other Taxes with respect to payments under this Agreement or any other Transaction Document; provided, the provision of such forms or documents shall not be required if in the Non-U.S. Lender’s reasonable judgment such provision would subject such Non-U.S. Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Non-U.S. Lender. If, at any time, Borrower requests any Non-U.S. Lender to deliver any such additional forms or other documentation, then Borrower shall, on demand of such Non-U.S. Lender through Administrative Agent, reimburse such Non-U.S. Lender for any out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) reasonably incurred by such Non-U.S. Lender in the preparation or delivery of such forms or other documentation.

(i) If a payment to be made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their respective obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount of Tax (if any) to deduct and withhold from such payment. Solely for purposes of this Section 13.8(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For avoidance of doubt, no Loan Party will be required to pay any additional amounts pursuant to clause (d) above to any Lender or Administrative Agent or to indemnify any Lender or Administrative Agent pursuant to clause (c) above for any Taxes imposed under FATCA.

(j) If and to the extent that a Lender or Administrative Agent, in its sole discretion (exercised in good faith), determines that it has received a refund of any Indemnified Taxes or Other Taxes in respect of which it has received indemnification payments or additional amounts under this Section 13.8, then such Lender or Administrative Agent shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Lender or Administrative Agent (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Lender or Administrative Agent, shall repay the amount paid over by the Lender or Administrative Agent (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or Administrative Agent to the extent the Lender or Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 13.8(j), in no event will the Lender or Administrative Agent be required to pay any amount to a Loan Party pursuant to this Section 13.8(j) the payment of which would place the Lender or Administrative Agent in a less favorable net after-Tax position than the Lender or Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require a Lender or Administrative Agent to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(k) Notwithstanding anything herein to the contrary, if Administrative Agent is required by Applicable Law to deduct or withhold any Indemnified Taxes or Other Taxes or any other taxes from or in respect of any sum payable to any Lender by any Loan Party or Administrative Agent, Administrative Agent shall not be required to make any gross-up payment to or in respect of such Lender, except to the extent that a corresponding gross-up payment is actually received by Administrative Agent from such Loan Party, as applicable.

(l) Any Lender claiming reimbursement or compensation pursuant to this Section 13.8 shall deliver to the Loan Parties (with a copy to Administrative Agent) a certificate setting forth in reasonable detail the basis and calculation amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Loan Parties in the absence of manifest error.

(m) The agreements and obligations of each Loan Party, Lender and the Administrative Agent in this Section 13.8 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the repayment, satisfaction or discharge of all obligations under any Transaction Document and all other Obligations.

13.9   Patriot Act and other KYC Requirements. Each Lender that is subject to the requirements of the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Administrative Agent and each Lender to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

13.10   Withholding Tax. To the extent required by any applicable law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall indemnify and hold harmless the Administrative Agent, within ten (10) days after demand thereof, for (i) any Taxes attributable to such Lender that are Other Taxes or Indemnified Taxes that are imposed on or with respect to any payments made by or on account of any obligations of Borrower or any other Loan Party under this Agreement or any other Transaction Document (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties for such Taxes pursuant to Section 13.8 and without limiting any obligation of the Loan Parties to do so pursuant to Section 13.8), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, together with all reasonable expenses, incurred in connection therewith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Transaction Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 13.10. The agreements in this Section 13.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, any assignment of rights by a Loan Party, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Transaction Document.

13.11 Hedge Agreements. Except as otherwise expressly set forth herein, no Counterparty that obtains the benefits conferred herein by virtue of the provisions hereof or any other Transaction Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Transaction Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Transactions Documents. Notwithstanding any other provision of this Article XIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Counterparty. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations in the case of a release of liens and guarantees in connection with the payment in full of the Secured Obligations (other than (x) Secured Swap Obligations and (y) contingent indemnification obligations and other contingent obligations not yet accrued and payable). The provisions of this Section 13.11 shall be subject to the terms and conditions of the Swap Intercreditor Agreement.

13.12 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Counterparty, or any Person who has received funds on behalf of a Lender or Counterparty (any such Lender, Counterparty or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Counterparty or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 13.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Counterparty shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender, Counterparty or any Person who has received funds on behalf of a Lender or Counterparty (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Counterparty, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Counterparty shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 13.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 13.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 13.12(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Counterparty hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Counterparty under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Counterparty under any Transaction Document or from any other source against any amount that the Administrative Agent has demanded to be returned under the immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Counterparty, to the rights and interests of such Lender or Counterparty, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 13.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(e) Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans or Loans hereunder.

(f)   To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 13.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

13.13 Collateral Agent.

(a) Appointment. (a) Each Lender hereby designates and appoints Goldman Sachs Bank USA as the Collateral Agent under this Agreement and the other Transaction Documents, and each Lender hereby irrevocably authorizes Goldman Sachs Bank USA, as Collateral Agent for such Lender, to verify and ensure (x) satisfaction of the applicable documentary conditions precedent to the Closing Date set forth in Section 4.1 and (y) without limiting the obligations of the Loan Parties under this Agreement, each Permitted Hedge Agreement is executed in accordance with Section 6.15 herein. The Collateral Agent agrees to act as such on the conditions contained in this Section 13.13. The provisions of this Section 13.13 are solely for the benefit of Collateral Agent and the Secured Parties, and no Loan Party shall have rights as third-party beneficiaries of any of the provisions of this Section 13.13. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, will be and become the successor Collateral Agent to the Collateral Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(b) Nature of Duties. In performing its functions and duties under this Agreement, the Collateral Agent is acting solely on behalf of Lenders, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders or any Loan Party. The Collateral Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Lender.

Each Lender acknowledges that the Collateral Agent has not made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Lender as to any matter, including whether the Collateral Agent has disclosed material information in their possession. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into each Interest Rate Protection Agreement.

(c) Rights, Exculpation, Etc. Neither the Collateral Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable for any action taken or omitted by them hereunder or under any of the other Transaction Documents, or in connection herewith or therewith. Without limiting the foregoing, no Lender or Loan Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, the Collateral Agent shall have no obligation to take any action if it, in the opinion of the Collateral Agent or its counsel, is contrary to any Transaction Document, or applicable Law, or if it believes that such action exposes Collateral Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless the Collateral Agent receives an indemnification satisfactory to it from Lenders with respect to such action. The Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers. The Collateral Agent shall not be required to provide any direction or instruction with respect to any Interest Rate Protection Agreement.

The Collateral Agent shall not be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Collateral Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Collateral Agent’s control whether or not of the same class or kind as specified above.

(d) Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents. The Collateral Agent may consult with legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Collateral Agent and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Indemnification. Each Lender, severally and not (i) jointly, or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless the Collateral Agent and its Agent Related Parties (to the extent not reimbursed by the Loan Parties), ratably according to their respective Ratable Shares (as defined below) in effect on the date on which indemnification is sought under this clause (e) (or, if indemnification is sought after the date upon which the Loans shall have been paid in full and the Commitments have been terminated, ratably in accordance with their Ratable Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Transaction Documents or any action taken or omitted by the Collateral Agent under this Agreement or any of the other Transaction Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and non-appealable basis, provided, however, that no action taken in furtherance of the directions of the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Transaction Documents) shall be deemed to constitute gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent and its Agent Related Parties upon demand for its Ratable Share on the date on which reimbursement is sought (or, if reimbursement is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective Ratable Shares in effect immediately prior to such date) of any documented out-of-pocket costs or expenses incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein. The obligations of the Lenders hereunder shall not diminish the obligations of the Borrower to indemnify and reimburse the Collateral Agent for such amounts. For purposes hereof, a Lender’s “Ratable Share” means a fraction, the numerator of which is aggregate outstanding principal amount of the Loans of such Lender at such time, and the denominator of which is the aggregate outstanding principal amount of the Loans held by all Lenders at such time. Each Lender hereby authorizes the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document against any amount due to the Collateral Agent and its Agent Related Parties under this Section 13.13(e). The obligations of Lenders under this Article XIII shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Successor Collateral Agent; Replacement Collateral Agent.

(i) Resignation. Collateral Agent may resign as Collateral Agent at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower and Lenders.

(ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Collateral Agent. If a successor Collateral Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (i) above, the retiring Collateral Agent, may (but shall not be obligated to), on behalf of Lenders, appoint a successor Collateral Agent who shall serve as Collateral Agent until such time as Requisite Lenders appoint a successor Collateral Agent as provided above. Other than during the occurrence and continuation of a Default or Event of Default, Borrower shall be entitled to approve (such approval not to be unreasonably withheld, conditioned or delayed) any successor Collateral Agent appointed in accordance with the foregoing to the extent such successor Collateral Agent is not an affiliate of retiring Collateral Agent. If no successor Collateral Agent has accepted appointment as the Collateral Agent by the date thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) the Requisite Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Collateral Agent as provided for above.

(iii) Successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent under the Transaction Documents by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and, upon the earlier of such acceptance or the effective date of the retiring Collateral Agent’s resignation, the retiring Collateral Agent shall be discharged from its duties and obligations under the Transaction Documents; provided, that any indemnity and expense rights or other rights in favor of such retiring Collateral Agent shall continue after and survive such resignation and succession. After any retiring Collateral Agent’s resignation as Collateral Agent under the Transaction Documents, the provisions of this Section 13.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Transaction Documents.

(g) Delegation of Duties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers under this Agreement or any other Transaction Document by or through one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any its rights and powers by or through their respective Related Parties, and the Collateral Agent shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

13.14 Swap Intercreditor Agreement.

(a) EACH LENDER HEREBY (i)  INSTRUCTS AND AUTHORIZES THE COLLATERAL AGENT TO EXECUTE AND DELIVER THE SWAP INTERCREDITOR AGREEMENT ON ITS BEHALF, (ii) AUTHORIZES AND DIRECTS THE COLLATERAL AGENT TO EXERCISE ALL OF THE COLLATERAL AGENT’S RIGHTS AND TO COMPLY WITH ALL OF ITS OBLIGATIONS UNDER THE SWAP INTERCREDITOR AGREEMENT,(iii) AGREES THAT THE COLLATERAL AGENT MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE SWAP INTERCREDITOR AGREEMENT AND (iv) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE SWAP INTERCREDITOR AGREEMENT SUCH LENDER (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF.

(b) EACH LENDER ACKNOWLEDGES THAT IT HAS REVIEWED AND IS SATISFIED WITH THE TERMS AND PROVISIONS OF THE SWAP INTERCREDITOR AGREEMENT AND ACKNOWLEDGES AND AGREES THAT SUCH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF SUCH SWAP INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE COLLATERAL AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN SUCH SWAP INTERCREDITOR AGREEMENT.

(c) Except as expressly provided herein or in the Swap Intercreditor Agreement, no Non-Lender Hedge Counterparty shall have any voting rights under any other Transaction Document as a result of the existence of Secured Swap Obligations owed to it.

13.15 No Other Duties13.16. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent and/or a Lender hereunder.

XIV GUARANTY.

14.1 Guaranty of the Guaranteed Obligations. Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to the Collateral Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), but subject to any applicable cure periods, and excluding, in each case, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time (such obligations, collectively, the “Guaranteed Obligations”).

Notwithstanding anything herein to the contrary, Subsidiaries of the Borrower may be excluded from the requirement to be a Guarantor if the Administrative Agent determines, in its sole discretion, that the cost, burden, difficulty or consequence of providing such a Guarantee outweighs the value afforded thereby.

14.2 Payment by Guarantors. Each Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against such Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), but subject to any applicable cure periods, such Guarantor will within ten (10) Business Days after written demand therefor, pay, or cause to be paid, in cash, to the Collateral Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid. Notwithstanding anything to the contrary, this Article XIV shall not require or result in the application of any amount received from any Loan Party to any Excluded Swap Obligation of such Loan Party.

14.3 Liability of Each Guarantor Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) the Collateral Agent may enforce this Guaranty upon the occurrence and continuation of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other Guarantors and whether or not the Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand (but, in each case, subject to the terms of this Agreement and the other Transaction Documents) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; and (vi) exercise any other rights available to it under the Transaction Documents; and

(f)   this Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

14.4 Waivers by the Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other Guarantor or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any rights to set-offs, recoupments and counterclaims and (ii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or Lien or any property subject thereto; and (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 14.3 and any right to consent to any thereof.

14.5 Each Guarantor’s Rights of Subrogation, Contribution, etc. Until the Termination Date, each Guarantor hereby subordinates any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by any Beneficiary. In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other Guarantor of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest such Beneficiary may have in any such collateral or security, and to any right such Beneficiary may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for the Collateral Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Collateral Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

14.6 Subordination of Other Obligations. Until the occurrence of the Termination Date, any Indebtedness of the Borrower or any Guarantor now or hereafter held by such Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the benefit of the Collateral Agent and the other Beneficiaries and, following notice thereof from the Collateral Agent, shall forthwith be paid over to the Collateral Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

14.7 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

14.8 Authority of the Guarantors or the Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

14.9 Financial Condition of the Borrower. Any Loan may be made to the Borrower without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such Loan. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

14.10 Bankruptcy, etc.

(a) So long as the Termination Date has not occurred, no Guarantor shall, without the prior written consent of the Collateral Agent, acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of each Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Guarantor and the Beneficiaries that the Guaranteed Obligations which are guaranteed by each Guarantor pursuant hereto should be determined without regard to any Applicable Law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

14.11 Keepwell. Each Qualified ECP hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party as may be needed by such Specified Loan Party with respect to such Hedge Agreement from time to time to honor all of its obligations under the Transaction Documents and/or Hedge Agreements in respect of such Hedge Agreements (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 14.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 14.11 shall remain in full force and effect until the termination of the Swap Intercreditor Agreement in accordance with the terms thereof. Each Loan Party intends this Section 14.11 to constitute, and this Section 14.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

[Remainder of Page Intentionally Blank]

WITNESS WHEREOF, each of the parties has duly executed this Loan and Security Agreement as of the date first written above.

BORROWER:

PRESIDIO ACQUISITION LLC

By:	Prometheus Holdings LLC
Its:	Manager

By:	/s/ Brett J. Barnes
Name:	Brett J. Barnes
Title:	Executive Vice President and General Counsel

HOLDINGS:

PRESIDIO INTERMEDIATE HOLDING COMPANY II LLC

By:	Prometheus Holdings LLC
Its:	Manager

By:	/s/ Brett J. Barnes
Name:	Brett J. Barnes
Title:	Executive Vice President and General Counsel

[Signature Page to Loan and Security Agreement]

ADMINISTRATIVE AGENT:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Sarah Lachapelle
Name:	Sarah Lachapelle
Title:	Attorney in Fact

[Signature Page to Loan and Security Agreement]

COLLATERAL AGENT:

GOLDMAN SACHS BANK USA, as Collateral Agent

By:	/s/ Sarah Lachapelle
Name:	Sarah Lachapelle
Title:	Attorney in Fact

[Signature Page to Loan and Security Agreement]

LENDERS:

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Sarah Lachapelle
Name:	Sarah Lachapelle
Title:	Attorney in Fact

[Signature Page to Loan and Security Agreement]

LENDERS:

CITIZENS BANK, N.A., as a Lender

By:	/s/ Gordon Wong
Name:	Gordon Wong
Title:	Director

[Signature Page to Loan and Security Agreement]

Exhibit 10.6

EXECUTION VERSION

NON-RECOURSE Carve-Out Guaranty

This NON-RECOURSE CARVE-OUT GUARANTY, dated as of July 1, 2026 (as may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Guaranty”), is made by Presidio Production Company, a Delaware corporation (the “Guarantor”), in favor of Goldman Sachs Bank USA, as collateral agent acting for the benefit of the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”). The Guarantor and Collateral Agent are individually referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on the terms and subject to conditions of that certain Loan and Security Agreement (as it may be amended, restated, amended and restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), dated as of the date hereof, by and among Presidio Acquisitions LLC, a Delaware limited liability company, as borrower (“Borrower”), Presidio Intermediate Holding Company II LLC, a Delaware limited liability company, as Holdings, Goldman Sachs Bank USA, as administrative agent, the Collateral Agent, and Lenders from time to time party thereto, this Guaranty and the other Transaction Documents, Borrower has requested that the Lenders extend, and Lenders have agreed to extend Commitments in an aggregate principal amount of up to one billion Dollars ($1,000,000,000) subject to the terms and conditions therein and for the uses provided for therein;

WHEREAS, it is a condition precedent to the obligations of Lenders to extend the Commitments and make the Loans under the Loan Agreement that the Guarantor execute and deliver this Guaranty;

WHEREAS, the Guarantor owns, indirectly, one hundred percent (100%) of the Equity Interests in the Borrower and has received and/or expects to receive substantial direct and indirect benefits from Lenders’ extension of the Commitments and making of Loans to Borrower (which benefits are hereby acknowledged); and

NOW, THEREFORE, as an inducement to Lenders to enter into the Loan Agreement, extend the Commitments to Borrower and to make the Loans to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1. Defined Terms. As used in this Guaranty, the following terms have the meanings set forth below:

“Borrower” has the meaning assigned to such term in the recitals hereto.

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Consolidated Net Worth” shall mean, as of a given date, (i) the total assets of the Guarantor and its consolidated subsidiaries as of such date (excluding the Guarantor’s equity directly or indirectly invested in and interest in Borrower), less (ii) Guarantor and its and its consolidated subsidiaries’ total liabilities as of such date, determined in accordance with GAAP.

“Covered Entity” has the meaning set forth in Section 2.1(b)(i).

“CPLR” has the meaning set forth in Section 5.14.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” has the meaning assigned to such term in the preamble hereto.

“Guarantor Claims” means all debts and liabilities of Borrower or any other Loan Party to the Guarantor or any of its Affiliates, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower or any other Loan Party thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor and its Affiliates. The Guarantor Claims shall include, without limitation, all rights and claims of the Guarantor and its Affiliates against any Loan Party (arising as a result of subrogation or otherwise) as a result of the Guarantor’s or Affiliate’s payment of all or a portion of the Guaranteed Obligations.

“Guaranty” has the meaning assigned to such term in the preamble hereto.

“Loan Agreement” has the meaning assigned to such term in the recitals hereto.

“Party” and “Parties” each has the meaning assigned to such term in the preamble hereto.

“Solvent” means, with respect to any Person, taken as a whole, that as of the date of determination, (a) the sum of the such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to their business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and such Person is not insolvent within the meaning of any Debtor Relief Law. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Ultimate Parent Party” or “Ultimate Parent Parties” has the meaning set forth in Section 2.1(a)(i).

2

Section 1.2. Construction; Time Periods. Unless the context otherwise requires, and except as otherwise provided in this Guaranty, Section 1.2 (Certain Terms, Interpretation, etc) and Section 1.4 (Timing of Payment and Performance) of the Loan Agreement shall apply to this Guaranty, mutatis mutandis.

ARTICLE II.
NATURE AND SCOPE OF GUARANTY

Section 2.1. Guaranty of Obligation. The Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. The Guarantor hereby irrevocably, absolutely and unconditionally, as a primary obligor and not merely as a surety, guarantees to Collateral Agent and each other Secured Party the punctual and complete payment, fulfillment and performance in full, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, of all of the following obligations (collectively, the “Guaranteed Obligations”):

(a) the obligation to pay, reimburse, indemnify, defend and hold harmless each Secured Party from and against any and all loss, damage, cost, expense, liability, claim, suit, obligation or other amount incurred by such Secured Party (including, without limitation, fees of outside counsel and costs incurred but excluding lost future profits) arising out of or in connection with any of the following (whether arising as a result of an act or omission of any Ultimate Parent Party or a third party claim):

(i) any act of fraud or theft of, or willful conversion, misapplication, misappropriation of, funds or assets by any Loan Party or any employee, member, officer or shareholder of any Loan Party or any Affiliate of any of the foregoing (individually or collectively as the context may require, “Ultimate Parent Party”) in any way related to or in connection with the Facility or the Oil and Gas Properties;

(ii) gross negligence or willful misconduct by any Ultimate Parent Party in any way related to or in connection with the Facility or the Oil and Gas Properties;

(iii) any fraud, willful or intentional misrepresentation or intentionally misleading or intentionally incorrect certification made by any Ultimate Parent Party in connection with entering into or pursuant to any of the Transaction Documents, or otherwise to induce a Secured Party or any Affiliate thereof to enter into the Loan Agreement, extend the Commitments, make Loans or to release monies from any account held by (or on behalf of) a Secured Party;

(iv) other than as provided in Section 2.1(b)(i), the willful or intentional breach of Section 6.15 (Non-Consolidation) of the Loan Agreement;

(v) any Restricted Payment made by a Loan Party in breach of any Transaction Document;

3

(vi) the incurrence of any Indebtedness by any Loan Party (other than Permitted Indebtedness) in violation of the Transaction Documents; and/or

(vii) (A) any transfer or disposition of Collateral in breach of any Transaction Documents or (B) voluntary or intentional waste of Collateral that causes an Event of Default under the Transaction Documents; and

(b) the full recourse personal liability of the Guarantor for payment of the Obligations pursuant to the Transaction Documents upon the occurrence of any of the following:

(i) any act or intentional omission that constitutes a breach of Section 6.15 (Non-Consolidation) of the Loan Agreement with the result that all or a substantial portion of the assets and/or liabilities of any Loan Party (each, a “Covered Entity”) are substantively consolidated with the estate of any other Person in connection with a proceeding under any Debtor Relief Law; provided, that such act or intentional omission is adopted by a court in any bankruptcy proceeding as a factor relied on as the basis for a substantive consolidation of such assets and/or liabilities;

(ii) any Ultimate Parent Party commences a voluntary proceeding, action, petition or filing concerning a Covered Entity under any Debtor Relief Law;

(iii) any Ultimate Parent Party files an answer consenting to or otherwise soliciting, supporting, colluding, joining or otherwise acquiescing in an involuntary proceeding, action, petition or filing filed against any Covered Entity under any Debtor Relief Law;

(iv) any Ultimate Parent Party consents to or otherwise supports, colludes, joins or otherwise acquiesces, in an application for the appointment of a custodian, receiver, trustee, or examiner for any Covered Entity or all or any portion of the Collateral;

(v) any Covered Entity makes an assignment for the benefit of creditors, or admits in writing, in any legal or administrative proceeding, such Covered Entity’s insolvency or inability to pay such Covered Entity’s debts as they become due (other than at the request of a Secured Party or its respective agents or employees or in any information provided to a Secured Party pursuant to any Transaction Document), unless failure to make such admission would be a violation of law and such admission is true and accurate;

(vi) any Ultimate Parent Party seeks, in writing, the substantive consolidation of any Covered Entity with the estate of any other Person in any proceeding under any Debtor Relief Law;

(vii) any Ultimate Parent Party, intentionally and in bad faith, contests or opposes in writing any motion made by a Secured Party to obtain relief from the automatic stay in any bankruptcy filing or similar proceeding with respect to a Covered Entity;

4

(viii) any act of any Ultimate Parent Party made in bad faith with the intent to hinder, delay, prevent or interfere with the exercise, by or on behalf of any Lender, of any rights and remedies under any Transaction Document after the occurrence of and during the continuance of an Event of Default;

(ix) (A) any Ultimate Parent Party challenges, or commences any judicial proceeding seeking to invalidate or avoid, the validity, enforceability or priority of any Security Document or the Lien created thereby, other than asserting defenses based upon the payment or satisfaction, the release of the applicable Lien by the Secured Parties, or the failure of the Secured Parties to comply with the express terms of the Loan Documents and/or (B) any Ultimate Parent Party raises or seeks a defense, judicial intervention or injunctive or other equitable relief or right that is determined by a final non-appealable judgment by a court of competent jurisdiction to have been frivolous or intentionally raised or asserted in bad faith;

(x) Borrower, commits, permits or suffers any Change of Control in breach of the terms of any Transaction Document; and/or

(xi) any collusive transfer or Lien on Collateral in breach of any Transaction Documents.

Section 2.2. Continuing Guaranty.

(a) This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by the Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by the Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of the Guarantor to Collateral Agent and each other Secured Party with respect to the Guaranteed Obligations. This Guaranty may be enforced by Collateral Agent and shall not be discharged by the assignment of any Lenders’ interest in the Loan.

(b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of the Facility is rescinded, held to constitute a preference under applicable bankruptcy laws or must otherwise be restored, refunded or returned by a Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or the reorganization of any Ultimate Parent Party, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, any Ultimate Parent Party or any substantial part of the Ultimate Parent Party’s property, or otherwise, all as though such payments had not been made.

(c) The Guaranteed Obligations and the liabilities and obligations of the Guarantor to Collateral Agent and each other Secured Party hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, any other Loan Party or any other Person against Collateral Agent or any other Secured Party or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

5

Section 2.3. Guaranty Absolute and Unconditional; No Waiver of Obligations.

(a) The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation, or order of any Governmental Authority now or hereafter in effect. The obligations of the Guarantor hereunder are independent of the obligations of Borrower, any other Loan Party or any other guarantor or surety. A separate action may be brought against the Guarantor to enforce this Guaranty, whether or not any action is brought against Borrower, any other Loan Party, any other guarantor or surety or whether or not Borrower, any other Loan Party or any other guarantor or surety is joined in such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute, and unconditional and the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(i) any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Transaction Document, or any related agreement or instrument;

(ii) any change in the time, place, or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of Borrower, any other Loan Party, or any other guarantor or surety under any Transaction Document, or any rescission, waiver, amendment, or other modification of any Transaction Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise (in each case, to the extent made in compliance with the Transaction Documents);

(iii) any taking, exchange, substitution, release, impairment, or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for the Guaranteed Obligations;

(iv) any manner of sale, disposition, or application of proceeds of any Collateral, or any other collateral or other assets to all or part of the Guaranteed Obligations;

(v) any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(vi) any change, restructuring, or termination of the corporate structure, ownership, or existence of any Loan Party or any of its Subsidiaries, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting Borrower or its assets, or any resulting release or discharge of any Guaranteed Obligation;

(vii) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of any Loan Party now or hereafter known to such Secured Party;

6

(viii) the failure of any other Person to execute or deliver this Guaranty, or any other guaranty or agreement, or the release or reduction of liability of the Guarantor, or other guarantor or surety, with respect to the Guaranteed Obligations;

(ix) the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(x) any defense, set-off, or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Borrower against any Secured Party; or

(xi) any other circumstance or manner of administering the Facility or any existence of or reliance on any representation by any Secured Party that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Borrower, any other Loan Party or any other guarantor or surety.

(b) The Guarantor hereby assents to all terms and agreements heretofore or hereafter made by Borrower and each other Loan Party with any Secured Party under the Transaction Documents and, except as such waiver may be expressly prohibited by law, the Guarantor waives:

(i) notice of any loans or disbursements made by a Secured Party to Borrower under any Transaction Document;

(ii) notice of any amendments to any of the Transaction Documents;

(iii) notice of the present existence or future incurring of any indebtedness pursuant to the Transaction Documents or any future modifications thereof or any terms or amounts thereof or any Guaranteed Obligations or any terms or amounts thereof;

(iv) notice of the obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the Facility or Guaranteed Obligations;

(v) notice of protest, notice of default, notice of advance, notice of extension of any Maturity Date (including the Final Maturity Date), notice of intent to accelerate and notice of acceleration in relation to any instrument relating to the Facility or Guaranteed Obligations;

(vi) protest, promptness, diligence, notice of acceptance, demand for payment and notice of default or non-payment in respect of the Loan Agreement, this Guaranty and the other Transaction Documents;

7

(vii) any requirement that a Secured Party protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Borrower, any other Loan Party, or against the Guarantor or any other Person or any security for the Loan;

(viii) the benefit of any statute of limitations which may affect the Guarantor’s liability hereunder or the enforcement hereof and any payment by Borrower or any other Loan Party or other circumstance that operates to toll any statute of limitations as to Borrower or any other Loan Party shall operate to toll the statute of limitations as to the Guarantor;

(ix) any right or claim of right to cause a marshalling of Borrower’s or any other Loan Party’s assets or to cause any Secured Party to proceed against any of the security for the Facility before proceeding against the Guarantor;

(x) notice of the occurrence of any breach by Borrower or any other Loan Party or an Event of Default;

(xi) notice of any Secured Party’s transfer or disposition of any Guaranteed Obligations, or any part thereof;

(xii) notice of sale or foreclosure (or posting or advertising for sale or foreclosure) of any Collateral for any Guaranteed Obligations;

(xiii) all suretyship defenses the Guarantor has or would have under the laws of any jurisdiction;

(xiv) any and all other defenses the Guarantor has or may have under applicable law (other than payment and/or performance of the Guaranteed Obligations or delivery of any demand required to be made hereunder); and

(xv) any other action at any time taken or omitted by any Secured Party and, generally, all demands and notices of every kind in connection with the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed, other than as provided in this Guaranty.

(c) The Guarantor acknowledges that it has received adequate consideration for entering into this Guaranty and that all waivers and acknowledgments under this Section 2.3 by the Guarantor are knowingly made.

Section 2.4. [Reserved].

8

Section 2.5. Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Guaranteed Obligations have been paid in full (other than unasserted contingent obligations) and, following the payment of the Guaranteed Obligations, until the expiration of any applicable preference period during which such payment can be rescinded or required otherwise to be restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Party, the Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights the Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Secured Party), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Loan Party for any payment made by the Guarantor under or in connection with this Guaranty or otherwise.

Section 2.6. No Duty to Pursue Others. It shall not be necessary for any Secured Party (and the Guarantor hereby waives any rights which the Guarantor may have to require a Secured Party), in order to enforce the obligations of the Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower, any other Loan Party, any other Person liable for the Secured Obligations or the Guaranteed Obligations or any other Person, (b) enforce such Secured Party’s rights in any Collateral which shall ever have been given to secure the Secured Obligations, (c) enforce such Secured Party’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any other Loan Party or any other Person liable for the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to such Secured Party against any Collateral which shall ever have been given to secure the Secured Obligations, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations.

ARTICLE III.
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 3.1. Subordination of All Guarantor Claims. Upon the occurrence and during the continuance of an Event of Default, neither the Guarantor nor any Affiliate thereof shall receive or collect, directly or indirectly, from Borrower, any other Loan Party or any other Person any amount upon the Guarantor Claims.

Section 3.2. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Guarantor or an Affiliate thereof as debtor, each Secured Party shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Should any Secured Party receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to the Guarantor or its Affiliates, and which, as between Borrower or any other Loan Party, on the one hand, and the Guarantor or its Affiliate, on the other hand, shall constitute a credit upon the Guarantor Claims, then upon payment to Lenders in full of the Guaranteed Obligations (other than unasserted contingent obligations), the Guarantor or its Affiliate shall become subrogated to the rights of Secured Party to the extent that such payments to Secured Party on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that portion of the Guaranteed Obligations which would have been unpaid if a Secured Party had not received dividends or payments upon the Guarantor Claims.

9

Section 3.3. Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, the Guarantor or its Affiliates should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, the Guarantor agrees, on behalf of itself and its Affiliates, (a) to hold in trust for Collateral Agent, for the benefit of itself and the other Secured Parties, an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that the Guarantor and its Affiliates shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them to Collateral Agent, for the benefit of itself and the other Secured Parties, promptly after receipt thereof, and the Guarantor, on behalf of itself and its Affiliates, covenants to pay the same to Collateral Agent promptly after receipt thereof.

Section 3.4. Liens Subordinate. The Guarantor agrees, on behalf of itself and its Affiliates, that any liens, security interests, collateral rights, judgments, judgment liens, charges or other encumbrances upon Borrower’s or any other Loan Party’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, collateral rights, judgments, judgment liens, charges or other encumbrances upon Borrower’s or such other Loan Party’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of the Guarantor or its Affiliates or Secured Party presently exist or are hereafter created or attached. Without the prior written consent of Collateral Agent, the Guarantor, on behalf of itself and its Affiliates, agrees that the Guarantor and its Affiliates shall not (a) exercise or enforce any creditor’s right the Guarantor may have against Borrower or any other Loan Party or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments, judgment liens, charges or other encumbrances on assets of Borrower or any other Loan Party held by the Guarantor or its Affiliates.

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1. Representations and Warranties. To induce Secured Parties to enter into the Transaction Documents and extend credit to Borrower, the Guarantor represents and warrants, as of the date hereof, and as of each Credit Date, to each Secured Party as follows, which representations and warranties shall survive the execution hereof and terminate upon the Termination Date:

(a) the Guarantor is a corporation organized and validly existing under the laws of Delaware;

(b) the Guarantor has full power, authority and legal right to execute and deliver this Guaranty and perform fully and completely all of its obligations hereunder, and has taken all necessary action to authorize the execution and delivery of this Guaranty and the performance of its obligations hereunder;

(c) the Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty, and Lenders’ agreement to make Loans to Borrower;

(d) the Guarantor is familiar with, and has independently reviewed the books and records regarding the financial condition of Borrower and is familiar with the value of the Collateral; provided, that Guarantor is not relying on such financial condition or the Collateral as an inducement to enter into this Guaranty;

10

(e) no Secured Party nor any agent, representative or employee of any Secured Party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty;

(f) after giving effect to this Guaranty and the contingent obligations evidenced hereby, the Guarantor is, and will be, Solvent;

(g) neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of Applicable Law or any judgment, decree, franchise, order or permit applicable to the Guarantor (except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, agreement or other instruments to which the Guarantor is a party or by which the Guarantor or its property or assets may be bound (except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect);

(h) this Guaranty has been duly executed and delivered by, or on behalf of, the Guarantor and constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(i) there are no actions, suits or proceedings are pending which have not been previously disclosed in writing to Collateral Agent, or threatened in writing against or affecting the Guarantor before any court or before any governmental or administrative body or agency which in any of the foregoing cases is reasonably likely to result in a Material Adverse Effect;

(j) the Guarantor has not created, nor is the beneficiary of, any direct or indirect Liens encumbering the Collateral or any interest therein; and

(k) on or prior to the date hereof, the Guarantor has delivered to Collateral Agent true, correct and complete copies of the organizational charts depicting the organizational structure of Borrower as of the date hereof.

Section 4.2. Covenants. For a period commencing on the date hereof and ending on the Termination Date, Guarantor shall:

(a) on the last day of each fiscal quarter of the Guarantor (beginning the fiscal quarter ending September 30, 2026), Consolidated Net Worth in excess of $50,000,000;

11

(b) for so long as the Guarantor is a publicly listed company, deliver to the Collateral Agent, (i) with respect to the first three fiscal quarters of each fiscal year of the Guarantor (beginning the fiscal quarter ending September 30, 2026, the Guarantor’s quarterly financial statements within five (5) days after the date on which such financial statements are required to be filed with the SEC and (ii) with respect to each fiscal year of the Guarantor (beginning the fiscal year ending December 31, 2026), annual audited financial statements of the Guarantor within five (5) days after the date on which such financial statements are required to be filed with the SEC (provided that notwithstanding the foregoing, the delivery of the financial statements required by this clause (b) will be deemed to have been satisfied by the Guarantor if Guarantor shall have timely made the same available on “EDGAR” (or any successor thereto) and/or on its home page on the worldwide web); and

(c) in the event that the Guarantor is not a publicly listed company, deliver to Collateral Agent within 90 days after the end of each fiscal quarter of the Guarantor (beginning the fiscal quarter during which the Guarantor becomes not a publicly listed company) and within 120 days after the end of the fiscal year of the Guarantor (beginning the fiscal year during which the Guarantor becomes not a publicly listed company), its quarterly or audited annual financial statements, as applicable, together with a certificate signed by a Responsible Officer of the Guarantor setting forth in reasonable detail (i) the Guarantor’s Consolidated Net Worth based on such financial statement, and (ii) any Indebtedness incurred during the fiscal quarter or fiscal year of such financial statement, as the case may be.

The financial statements of the Guarantor, including, without limitation, any related financial data and schedules, that will be delivered to Collateral Agent pursuant to clause (b) above after the date hereof in accordance with this Section 4.2 shall present fairly in all material respects (in the case of quarterly financial statements, subject to normal year-end audit adjustments and the absence of footnotes) the financial condition and results of operations of the Guarantor on a consolidated basis in accordance with GAAP consistently applied.

ARTICLE V.
MISCELLANEOUS

Section 5.1. Termination. This Guaranty shall terminate upon the Termination Date. Section 2.2(b) shall survive the Termination Date, and no termination of this Guaranty shall affect, release or discharge the Guarantor’s liability with respect to any of its obligations hereunder existing or arising prior to the Termination Date.

Section 5.2. Amendments, etc. Unless expressly stated otherwise herein, no amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective except pursuant to a writing signed by all Parties. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by any Secured Party in exercising any right under this Guaranty shall operate as a waiver thereof or of any other right hereunder or thereunder, nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder.

12

Section 5.3. Notices.

(a) Any notice, demand, statement, request or consent made hereunder shall be in writing and given in the manner provided for in Section 12.5 (Notices) of the Loan Agreement. The addresses of the Parties are as follows:

Guarantor:

Presidio Production Company

500 W. 7th Street, Suite 1500

Fort Worth, TX 76102

Attention: Brett Barnes and Ginnie Vierra

Email: brett@bypresidio.com; ginnie@bypresidio.com

with a copy to:

Sidley Austin LLP

1000 Louisiana Street,

Suite 5900

Houston, TX 77002

Attention: Daniel Allison

Email: dallison@sidley.com

Collateral Agent:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attn: Sara Lachapelle, Guy Kern-Martin

Email: sara.lachapelle@gs.com; guy.kern-martin@gs.com

With copies to:

Goldman Sachs Bank USA

2001 Ross Ave, 35th Floor

Dallas, TX 75201

Telephone: 212-902-1099

Facsimile: 917-977-3966

E-mail: gs-pfi-servicing@gs.com

Goldman Sachs Bank USA

200 West Street, 7th floor

New York, NY 10282

Attn: Bank Debt Portfolio Group

E-mail: bdpg-ny-portfolio@ny.email.gs.com

with a copy to:

Paul Hastings LLP

609 Main Street,

Suite 2500

Houston, TX 77002

Attention: Guy Gribov

Email: guygribov@paulhastings.com

13

(b) The Guarantor and Collateral Agent may change its physical address or electronic mail address for notices and other communications hereunder by written notice to the other Parties.

(c) Collateral Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of Guarantor, even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. Guarantor shall indemnify each Secured Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Guarantor (other than in the case of bad faith, willful misconduct or gross negligence on the part of such Secured Party or Related Party, as determined by a final non-appealable judgment by a court of competent jurisdiction).

Section 5.4. No Waiver; Cumulative Remedies. No failure by a Secured Party to exercise, and no delay by a Secured Party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of a Secured Party herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.5. Severability; Captions; Counterparts; Electronic Signatures. Section 12.6 (Severability; Captions; Counterparts; Electronic Signatures) of the Loan Agreement shall be incorporated herein mutatis mutandis.

Section 5.6. Survival of Representations and Warranties. All representations and warranties made hereunder or other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party and notwithstanding that any Secured Party may have had notice or knowledge of any Default or Event of Default under the Loan Agreement, and shall continue in full force and effect as long as any Loan or any other Obligation under the Loan Agreement shall remain unpaid or unsatisfied.

Section 5.7. Governing Law and Jurisdiction. Section 12.1 (Governing Law; Jurisdiction; Service of Process; Venue) and Section 10.2 (Jury Waiver; Jurisdiction) of the Loan Agreement shall be incorporated herein mutatis mutandis.

Section 5.8. Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives; provided, however, that (x) Guarantor may not, without the prior written consent of Collateral Agent, assign any of its rights, powers, duties or obligations hereunder and any purported assignment without such consent shall be void ab initio and (y) the Collateral Agent may only assign its rights, powers, duties or obligations hereunder pursuant to an assignment made in compliance with the Loan Agreement.

14

Section 5.9. Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

Section 5.10. Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF THE GUARANTOR AND COLLATERAL AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY THE GUARANTOR AND COLLATERAL AGENT AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN THE GUARANTOR AND COLLATERAL AGENT, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN THE GUARANTOR AND COLLATERAL AGENT.

Section 5.11. Confidentiality. Section 12.10 (Publicity and Confidentiality) of the Loan Agreement shall be incorporated herein mutatis mutandis.

Section 5.12. Collateral Agent. Collateral Agent shall be afforded all of the rights, powers, protections, immunities and indemnities of Collateral Agent set forth in the Loan Agreement as if the same were specifically set forth herein, mutatis mutandis.

Section 5.13. Formal Acceptance. No formal acceptance by Collateral Agent is necessary to make this Guaranty effective.

Section 5.14. CPLR § 3213. The Guarantor acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for payment of money only, as such phrase is used in §3213 of the New York Civil Practice Law and Rules in effect on the date hereof (“CPLR”), and Guarantor has been fully advised by its counsel of the Secured Party’s rights and remedies pursuant to said §3213 of the CPLR.

[SIGNATURE PAGE FOLLOWS]

15

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first set forth above.

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett J. Barnes
Name:	Brett J. Barnes
Title:	Executive Vice President and General Counsel

[Signatures Continue on Following Page]

Signature Page to Carve-Out Guaranty

COLLATERAL AGENT:

GOLDMAN SACHS BANK USA

By:	/s/ Sara Lachapelle
Name:	Sara Lachapelle
Title:	Attorney in Fact

Signature Page to Non-Recourse Carve-Out Guaranty

Exhibit 99.1

PRESIDIO CLOSES CANYON CREEK ACQUISITION

July 2, 2026 4:01 PM EDT

Expected dividend increase to $1.50 per share

FORT WORTH, Texas—(BUSINESS WIRE)—Presidio Production Company (NYSE: FTW) (“Presidio” or the “Company”) today announced the closing of its acquisition of the Canyon Creek assets (the “Transaction”) from companies controlled by Vortus Investments and additional sellers (the “Sellers”). The closing marks the first use of the Company’s ABS Warehouse Facility of up to $1.0 billion, led by Goldman Sachs.

The Transaction is Presidio’s second acquisition as a public company and its first in the Arkoma Basin. It establishes a platform for future consolidation under the Company’s land-and-expand strategy. The Company believes the Transaction will support an increase to its anticipated annualized dividend rate from $1.35 to $1.50 per share, subject to approval by the Board of Directors.

“This is the second of many expected acquisitions, a low-decline, cash-flowing asset that fits the Company’s criteria perfectly. We look forward to increasing the dividend while realizing strong returns as we take over the asset. We are also pleased to welcome Citizens, our RBL lender, into our ABS Warehouse Facility in conjunction with our first funding,” said Will Ulrich, Chairman and Co-CEO of Presidio.

Chris Hammack, Co-CEO and Director of Presidio, continued, “This transaction establishes our entry into the Arkoma Basin, where we see a compelling opportunity to build scale through consolidation using the same land-and-expand strategy we’ve successfully executed in the Western Anadarko. We believe these assets are an excellent fit for Presidio’s operating model, and we intend to deploy our proven playbook of disciplined execution, Al-enabled analytics, and operational excellence to drive lower costs, optimize production, improve well-level margins, and maximize long-term value for our shareholders.”

Acquisition Highlights

●	Purchase price of approximately $83 million

●	Strategic entry into the Arkoma Basin

●	Net PDP production of approximately 21 MMcfe/d as of May 2026, from 55 producing wells (70% natural gas, 30% NGLs), with an 11% annual decline

●	Estimated Proved Developed Producing PV-10 of approximately $100 million

●	Estimated Net Proved Developed Producing Reserves of approximately 100 Bcfe

●	Expected year-one free cash flow yield in excess of 20%

●	Expected levered returns in excess of 20%

ABS Financing

The Transaction was funded through the Company’s first draw of $55 million under its ABS Warehouse Facility, led by Goldman Sachs. Citizens Bank, N.A., the Company’s RBL lender, joined the facility with a 40% participation, broadening the lender base and enhancing the facility’s capacity to scale for future acquisitions.

Issuance of Shares

In connection with the Transaction, the Company issued 1,962,240 new shares of Class A common stock to the Sellers.

Hedging Program

The following table summarizes Presidio’s commodity hedge position as of the date of this release.

	3Q26	4Q26	1Q27	2Q27	3Q27	4Q27	FY28	FY29	Beyond
Oil Swaps
Volume (MBbl)	273	266	255	248	242	237	887	756	937
Avg. Strike ($/Bbl)	$60.01	$60.59	$87.90	$108.14	$100.59	$88.02	$63.17	$67.55	$64.38
Natural Gas Swaps
Volume (BBtu)	7,429	7,183	6,865	6,624	6,520	6,388	24,143	20,232	55,761
Avg. Strike ($/MMBtu)	$5.29	$5.30	$4.94	$4.30	$3.43	$3.76	$3.56	$3.58	$3.48
Natural Gas Basis Swaps
Volume (BBtu)	7,090	6,961	6,070	5,847	5,763	5,647	21,357	8,663	—
Avg. Strike ($/MMBtu)	$(0.57)	$(0.41)	$0.11	$(0.55)	$(0.49)	$(0.40)	$(0.42)	$(0.52)	—
NGL Swaps
Volume (MBbl)	627	613	593	580	528	517	1,748	1,322	1,316
Avg. Strike ($/Bbl)	$23.05	$23.14	$24.86	$23.02	$26.76	$25.66	$25.52	$23.41	$21.49

Advisors

Opportune Partners LLC served as financial advisor to Presidio. Latham & Watkins LLP and Sidley Austin LLP served as legal counsel to Presidio. Conner & Winters LLP, Akin Gump Strauss Hauer & Feld LLP, and Holland & Knight LLP served as counsel for various Sellers.

About Presidio

Headquartered in Fort Worth, TX, Presidio Production Company (NYSE: FTW) is a yield-focused, differentiated oil and gas operator in the United States focused on the acquisition and optimization of producing oil and natural gas wells, without drilling. Presidio is a leading operator of stable oil and gas wells across the Mid-Continent, applying engineering expertise and AI-driven analytics to enhance performance and extend asset life. The Company’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “FTW”. To learn more, visit https://bypresidio.com/.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is issued and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

2

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the Company to reduce operating costs, grow and manage growth profitably, maintain relationships with customers and suppliers, successfully integrate the Canyon Creek assets into the assets of the Company and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (4) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations; (5) the ability to meet stock exchange listing standards; (6) risks related to commodity price volatility and its impact on cash flows and dividend sustainability; (7) risks related to oil and gas operations, including production declines, operational challenges, and regulatory changes; (8) risks related to the Company’s ability to pay, maintain or increase dividend payments; and (9) other risk factors described herein as well as the risk factors and uncertainties described in documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and similar sections in its filings with the SEC, and any periodic Exchange Act reports filed with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The recipient of this press release should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the documents filed by the Company from time to time with the SEC. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

In addition, there may be additional risks that the Company does not presently know, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release. Dividends are not guaranteed and may be adjusted, suspended, or discontinued at the discretion of the Board of Directors based on liquidity, legal surplus, business conditions, commodity price volatility, market conditions and other factors.

Contacts

Presidio Media and Investor Contact:

Connor Fair, Director of Investor Relations
investors@bypresidio.com

3